UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Rule 14a-12

U.S. GOLD CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☑  Fee paid previously with preliminary materials: 35,001.72

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

U.S. GOLD CORPORATION
2201 Kipling Street, Suite 100
Lakewood, Colorado 80215-1545
February 9, 2007

Dear U.S. Gold Shareholder,

You are cordially invited to attend a special meeting of shareholders of U.S. Gold Corporation, which we refer to as U.S. Gold, to be held at the Warwick Hotel, 1776 Grant Street, Denver, Colorado 80203 at 2:00 p.m., local time, on March 15, 2007.

At the special meeting, U.S. Gold shareholders will be asked to vote on matters necessary to enable U.S. Gold to acquire three Canadian gold exploration companies, which we refer to collectively as the Target Companies. The Target Companies are White Knight Resources Ltd., which we refer to as White Knight, Nevada Pacific Gold Ltd., which we refer to as Nevada Pacific, and Tone Resources Limited, which we refer to as Tone Resources. We refer to the contemplated acquisitions as the Proposed Acquisitions. Your board of directors believes that the Target Companies are desirable because each of them is exploring in the Cortez Trend in Nevada and owns and operates exploration properties that are adjacent to or near U.S. Gold’s Tonkin Springs property and because the acquisition of any or all of them would result in U.S. Gold having a larger position within the Cortez Trend. In addition, your board of directors believes that combining U.S. Gold’s resources with one or more of the Target Companies would result in a larger exploration program, a stronger combined cash position, reduced costs, an increased marked capitalization enhancing trading liquidity, better market focus and additional technical expertise. The accompanying proxy statement and the documents and information incorporated by reference in the proxy statement contain detailed information and other important information concerning the Proposed Acquisitions.

The Proposed Acquisitions would be undertaken pursuant to three separate offers to purchase all outstanding common shares of each of the Target Companies, in exchange for exchangeable shares of our wholly-owned subsidiary, US Gold Canadian Acquisition Corporation, which we refer to as Canadian Exchange Co., at the following exchange ratios:

•	0.23 of an exchangeable share of Canadian Exchange Co. for each outstanding common share of Nevada Pacific;

•	0.26 of an exchangeable share of Canadian Exchange Co. for each outstanding common share of Tone Resources; and

•	0.35 of an exchangeable share of Canadian Exchange Co. for each outstanding common share of White Knight.

We are effecting the offers to purchase by offering exchangeable shares of Canadian Exchange Co. instead of shares of U.S. Gold because such exchangeable shares may provide a more favorable tax treatment to the Target Company shareholders. The exchangeable shares issued by Canadian Exchange Co. in the Proposed Acquisitions would be exchangeable on a one-for-one basis for shares of U.S. Gold common stock at any time at the option of the holder. We will implement a structure that will give holders of Canadian Exchange Co. the same voting and economic rights as holders of U.S. Gold common stock.

At the special meeting, U.S. Gold shareholders will be asked to:

Proposal 1 — approve an amendment to U.S. Gold’s Articles of Incorporation that removes provisions related to corporate opportunities to allow your board of directors to adopt and maintain an updated corporate opportunity policy;

Proposal 2 — approve amendments to U.S. Gold’s Articles of Incorporation that update the Articles of Incorporation by replacing vague and outdated references to statutory provisions with references to current statutory provisions;

Proposal 3 — approve an amendment to U.S. Gold’s Articles of Incorporation that creates a new class of U.S. Gold stock comprised of one share of preferred stock, designated as Series A Special Voting Preferred Stock, no par value, to be issued in connection with the Proposed Acquisitions and for the purposes further described in the proxy statement;

Proposal 4 — approve the issuance of up to 21,115,593 exchangeable shares of Canadian Exchange Co., and the issuance of an equivalent number of shares of common stock of U.S. Gold upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of Nevada Pacific;

Proposal 5 — approve the issuance of up to 6,743,825 exchangeable shares of Canadian Exchange Co., and the issuance of an equivalent number of shares of common stock of U.S. Gold upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of Tone Resources;

Proposal 6 — approve the issuance of up to 23,659,640 exchangeable shares of Canadian Exchange Co., and the issuance of an equivalent number of shares of common stock of U.S. Gold upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of White Knight; and

Proposal 7 — approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve and adopt any of Proposals 1 through 6.

U.S. Gold shareholders may cast separate votes on each proposal.

Our board of directors has approved the proposed amendments to our Articles of Incorporation. We will restate our Articles of Incorporation to consolidate the amendments that are approved at the meeting and previous amendments. Our board of directors has also approved the issuance of the exchangeable shares of Canadian Exchange Co., the issuance of the U.S. Gold shares of common stock issuable upon exchange of Canadian Exchange Co. shares, and the issuance of Series A Special Voting Preferred Stock of U.S. Gold in connection with the Proposed Acquisitions, and believes that the Proposed Acquisitions are advisable, fair to you and in your best interests.

Accordingly, our board of directors, by unanimous vote of all directors voting, recommends that all U.S. Gold shareholders vote “FOR” Proposals 4, 5 and 6. Mr. Robert R. McEwen, the Chairman of our board of directors, abstained from the vote of the board of directors on Proposals 4, 5 and 6 because of his equity interest in each of the Target Companies. Our board of directors, by unanimous vote, recommends that all U.S. Gold shareholders also vote “FOR” Proposals 1, 2, 3 and 7. A vote against Proposal 3 would have the effect of preventing us from completing the Proposed Acquisitions as currently contemplated. A vote against any of Proposals 4, 5 or 6 would have the effect of preventing us from completing the Proposed Acquisition described in the proposal that is not approved.

Our board of directors hopes that you will attend the special meeting. Whether or not you plan to attend the meeting, however, please sign, date and return the accompanying proxy card in the enclosed, postage paid, pre-addressed envelope, or otherwise return your proxy in a manner described in the accompanying proxy card, as soon as possible. Your vote is important, regardless of the number of shares you own, so please return your proxy card TODAY.

Sincerely,

/s/  Robert R. McEwen

ROBERT R. McEWEN
Chairman of the Board and Chief Executive Officer

The transactions described in the accompanying proxy statement have not been approved or disapproved by the Securities and Exchange Commission or any other securities commission or authority, nor has any such commission or authority passed upon the fairness or merits of these transactions or upon the accuracy or adequacy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

U.S. GOLD CORPORATION
2201 Kipling Street, Suite 100
Lakewood, Colorado 80215-1545

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Notice is hereby given of a special meeting of shareholders of U.S. Gold Corporation, a Colorado corporation, to be held at the Warwick Hotel, 1776 Grant Street, Denver, Colorado 80203 at 2:00 p.m., local time, on March 15, 2007.

At the special meeting, U.S. Gold shareholders will be asked to vote on matters necessary to enable U.S. Gold to acquire three Canadian gold exploration companies, which we refer to collectively as the Target Companies. The Target Companies are White Knight Resources Ltd., which we refer to as White Knight, Nevada Pacific Gold Ltd., which we refer to as Nevada Pacific, and Tone Resources Limited, which we refer to as Tone Resources. We refer to the contemplated acquisitions as the Proposed Acquisitions.

At the special meeting, U.S. Gold shareholders will be asked to:

Proposal 1 — approve an amendment to U.S. Gold’s Articles of Incorporation that removes provisions related to corporate opportunities to allow your board of directors to adopt and maintain an updated corporate opportunity policy;

Proposal 2 — approve amendments to U.S. Gold’s Articles of Incorporation that update the Articles of Incorporation by replacing vague and outdated references to statutory provisions with references to current statutory provisions;

Proposal 3 — approve an amendment to U.S. Gold’s Articles of Incorporation that creates a new class of U.S. Gold stock comprised of one share of preferred stock, designated as Series A Special Voting Preferred Stock, no par value, to be issued in connection with the Proposed Acquisitions and for the purposes further described in the proxy statement;

Proposal 4 — approve the issuance of up to 21,115,593 exchangeable shares of Canadian Exchange Co., and the issuance of an equivalent number of shares of common stock of U.S. Gold upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of Nevada Pacific;

Proposal 5 — approve the issuance of up to 6,743,825 exchangeable shares of Canadian Exchange Co., and the issuance of an equivalent number of shares of common stock of U.S. Gold upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of Tone Resources;

Proposal 6 — approve the issuance of up to 23,659,640 exchangeable shares of Canadian Exchange Co., and the issuance of an equivalent number of shares of common stock of U.S. Gold upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of White Knight; and

Proposal 7 — approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve and adopt any of Proposals 1 through 6.

The Proposed Acquisitions involve risks that are described in the accompanying proxy statement under the heading “Risk Factors,” beginning on page 14 . You should read and carefully consider such risk factors before you vote or grant your proxy as requested herein and in the proxy. The proxy statement and accompanying proxy card are dated February 9, 2007, and are first being mailed or given to U.S. Gold shareholders on or about February 9, 2007.

U.S. Gold’s board of directors has fixed the close of business on February 9, 2007 as the record date for determining the U.S. Gold shareholders entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. Whether or not you plan to attend the meeting, however, please sign, date and return the accompanying proxy card in the enclosed, postage paid, pre-addressed envelope, or otherwise return your proxy in a manner described in the accompanying proxy card, as soon as possible. Your vote is important, regardless of the number of shares you own, so please return your proxy card TODAY.

By Order of the Board of Directors,

/s/  Robert R. McEwen

ROBERT R. McEWEN
Chairman of the Board and Chief Executive Officer

Lakewood, Colorado
February 9, 2007

i

ii

iii

TERMINOLOGY

Throughout this proxy statement, we refer to White Knight Resources Ltd. as White Knight, we refer to Nevada Pacific Gold Ltd. as Nevada Pacific, and we refer to Tone Resources Limited as Tone Resources. We refer to White Knight, Nevada Pacific and Tone Resources collectively as the Target Companies, and we refer to the contemplated acquisitions of the Target Companies as the Proposed Acquisitions.

Additionally, because the Proposed Acquisitions are being made pursuant to applicable Canadian and United States law, certain terms we use may be unfamiliar to you. In particular, the Canadian term “take up” is equivalent to “accept for purchase” in United States tender offer terminology; shares “deposited under” the offer to purchase is the Canadian equivalent of the United States concept of “tendered pursuant to” the offer to purchase; and an “amalgamation” is the Canadian equivalent to the United States concept of a “merger.”

IMPORTANT NOTES

In deciding how to vote on the proposals described in this proxy statement, U.S. Gold shareholders should rely only on the information contained in or incorporated by reference into this proxy statement. U.S. Gold has not authorized any person to provide U.S. Gold shareholders with any information that is different from such information. The information contained in or incorporated by reference into this proxy statement speaks only as of the date of this proxy statement, unless otherwise specified.

As of the date of this proxy statement, U.S. Gold and its affiliates have not had complete access to the non-public books and records of White Knight, Nevada Pacific or Tone Resources. U.S. Gold, however, has obtained the information contained in this proxy statement relating to the Target Companies from the Target Companies and from publicly available sources, including all historical financial information used in the preparation of the pro forma financial information reflecting the pro forma effects of a combination of (i) U.S. Gold and each of the Target Companies separately, and (ii) U.S. Gold and all of the Target Companies on a combined basis. Although U.S. Gold has no reason to doubt the accuracy or completeness of the information relating to the Target Companies, U.S. Gold is not in a position to independently assess or verify such information, including any financial statements. See the section entitled “Risk Factors — We have been unable to independently verify the reliability of information in this proxy statement regarding White Knight, Nevada Pacific and Tone Resources” beginning on page 14.

FORWARD-LOOKING INFORMATION

Some of the information included in this proxy statement and certain other documents filed or to be filed with the SEC by U.S. Gold (as well as information included in other statements made by U.S. Gold or its representatives, and information about each of the three Target Companies or their businesses), may contain forward-looking statements. Forward-looking statements do not relate strictly to historical or current facts, often will be phrased in the future-tense, and may include the words “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan” or other words or expressions of similar meaning. Forward-looking statements that relate to U.S. Gold or its business are based on U.S. Gold’s current beliefs and expectations about future events, and include statements that reflect management’s beliefs, plans, objectives, goals, expectations, anticipations and intentions with respect to U.S. Gold’s financial condition, results of operations, future performance and business, including statements relating to U.S. Gold’s business strategy and U.S. Gold’s current and future development plans.

Uncertainties that could affect the accuracy of forward-looking statements, besides the specific risk factors identified in “Risk Factors” beginning on page 14, include:

•	decisions of foreign countries and banks within those countries;

•	technological changes in the mining industry;

•	the level of demand for our products;

•	changes in our business strategy;

•	interpretation of drill hole results and the geology, grade and continuity of mineralization;

•	the uncertainty of reserve estimates and timing of development expenditures;

•	unexpected changes in business and economic conditions;

•	changes in interest rates and currency exchange rates;

•	timing and amount of production;

•	changes in mining, processing and overhead costs;

•	access and availability of materials, equipment, supplies, labor and supervision, power and water;

•	results of current and future exploration activities;

•	results of pending and future feasibility studies;

•	local and community impacts and issues;

•	accidents and labor disputes; and

•	commodity price fluctuations.

Although U.S. Gold believes that the expectations reflected in its forward-looking statements are reasonable, any or all of the forward-looking statements contained in this proxy statement or in U.S. Gold’s public reports and securities filings may prove to be incorrect. This may occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Many factors discussed in the offers to purchase the Target Companies’ shares, described in this proxy statement, some of which are beyond U.S. Gold’s control, will be important in determining U.S. Gold’s future performance if any of the businesses or assets of U.S. Gold or the Target Companies are combined. Consequently, actual results may differ materially from those predicted in or that might be anticipated from forward-looking statements. Therefore, shareholders should not regard such forward-looking statements as a representation that the predictions or expectations reflected in the forward-looking statements will be achieved, and should not place undue reliance on such forward-looking statements.

U.S. Gold undertakes no obligation to publicly update or revise any information in this proxy statement, whether as a result of new information, future events or otherwise, other than to reflect a material change in the information previously disclosed, as required by applicable law. Shareholders should review U.S. Gold’s subsequent reports filed from time to time with the SEC on Forms 10-KSB, 10-K, 10-QSB, 10-Q and 8-K, and any amendments thereto. As noted in “Incorporation of Certain Documents by Reference” on page 92, several such reports are incorporated by reference into this proxy statement.

REPORTING CURRENCIES AND FINANCIAL PRINCIPLES

All references to “$” or “dollars” in this document refer to United States dollars, unless otherwise indicated. All financial information contained in this proxy statement is reported in U.S. dollars unless otherwise noted. We abbreviate Canadian Dollars as Cdn$.

U.S. Gold’s financial statements are prepared in accordance with US GAAP. The Target Companies’ consolidated financial statements and the notes thereto have been prepared in accordance with either US or Canadian GAAP, as noted in each Target Company’s financial statements, and all reconciliations of Canadian GAAP information to U.S. GAAP are based on information taken directly from the applicable Target Company’s public reports and filings or provided to us by the applicable Target Company.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE TRANSACTIONS

In this proxy statement the terms, “U.S. Gold,” “we,” “us” and “our” refer to U.S. Gold Corporation, a Colorado corporation, and its subsidiaries.

Q:	When is the special meeting?

A:	Our special meeting will be held at the Warwick Hotel, 1776 Grant Street, Denver, Colorado 80203 at 2:00 p.m., local time, on March 15, 2007.

Q:	What matters will be considered at the special meeting?

A:	At the special meeting, shareholders will be asked to:

• approve an amendment to U.S. Gold’s Articles of Incorporation that removes provisions related to corporate opportunities to allow your board of directors to adopt and maintain an updated corporate opportunity policy;

• approve amendments to U.S. Gold’s Articles of Incorporation that update the Articles of Incorporation by replacing vague and outdated references to statutory provisions with references to current statutory provisions;

• approve an amendment to U.S. Gold’s Articles of Incorporation that creates a new class of U.S. Gold stock comprised of one share of preferred stock, designated as Series A Special Voting Preferred Stock, no par value, to be issued in connection with the Proposed Acquisitions and for the purposes further described in this proxy statement;

• approve the issuance of up to 21,115,593 exchangeable shares of Canadian Exchange Co., and the issuance of an equivalent number of shares of common stock of U.S. Gold upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of Nevada Pacific;

• approve the issuance of up to 6,743,825 exchangeable shares of Canadian Exchange Co., and the issuance of an equivalent number of shares of common stock of U.S. Gold upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of Tone Resources;

• approve the issuance of up to 23,659,640 exchangeable shares of Canadian Exchange Co., and the issuance of an equivalent number of shares of common stock of U.S. Gold upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of White Knight;

• approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve and adopt any of Proposals 1 through 6; and

• take action on any other business that may properly come before the meeting.

Q:	Why are you asking shareholders to approve the amendment to U.S. Gold’s Articles of Incorporation creating preferred stock?

A:	U.S. Gold’s Articles of Incorporation currently authorize only common stock for issuance by U.S. Gold. U.S. Gold proposes to undertake three separate offers to purchase whereby it will offer to acquire all of the outstanding common shares of the Target Companies in exchange for exchangeable shares of Canadian Exchange Co. The exchangeable shares are intended to provide their holders with rights which are correlative to holders of shares of U.S. Gold’s common stock. To accomplish this objective, U.S. Gold will authorize and issue to the exchange and voting trustee one share of Series A Special Voting Preferred Stock, which will entitle the trustee to the number of votes with respect to any matter properly submitted to a vote of the holders of U.S. Gold common stock equal to the number of exchangeable shares of Canadian Exchange Co. outstanding at the time of the vote, as more fully described in “Structure of the Proposed Acquisitions — The Voting and Exchange Trust Agreement” beginning on page 65, and in the proposed amendment to the Articles of Incorporation, shown in Annex A to this proxy statement. An amendment to U.S. Gold’s Articles of Incorporation is necessary in order to authorize this new class of special voting stock. See “Proposal 3 — Amendment to Articles of Incorporation to Create and Designate a New Class of Preferred Stock” beginning on page 28. In connection with this amendment and the other amendments described below to the Articles of Incorporation, we will restate our Articles of Incorporation to consolidate the amendments approved at the special meeting and previous amendments approved by our shareholders and our board of directors.

Q:	Why are you asking shareholders to approve the amendments to U.S. Gold’s Articles of Incorporation to remove the corporate opportunities provisions from the Articles of Incorporation and to update references to statutory provisions?

A:	The corporate opportunities provisions in the Articles of Incorporation govern the conduct of directors, officers and managers in respect of business opportunities that are made available to those individuals. Your board of directors believes that the amendment to remove the corporate opportunities provisions from the Articles of Incorporation is necessary to allow your board to maintain an updated corporate opportunity policy without seeking shareholder approval in the future. The amendment to update vague and outdated references to statutory provisions is being proposed simply to keep our Articles of Incorporation up to date. Because these amendments cannot be made without shareholder approval, we are seeking shareholder approval of these amendments at the special meeting. See “Proposal 1 — Amendment to Articles of Incorporation to Remove Corporate Opportunities Provisions” and “Proposal 2 — Amendments to Articles of Incorporation to Update Outdated Statutory References” beginning on pages 22 and 27, respectively. In connection with these amendments to the Articles of Incorporation and the amendment relating to the creation of preferred stock described above, we will restate our Articles of Incorporation to consolidate the amendments approved at the special meeting and previous amendments approved by our shareholders and our board of directors.

Q:	Why are you asking the shareholders to approve in connection with the Proposed Acquisitions the issuance of exchangeable shares of Canadian Exchange Co. and the issuance of shares of U.S. Gold common stock issuable upon exchange of the exchangeable shares?

A:	Our Common Stock is listed on the American Stock Exchange (AMEX). Section 712 of the AMEX Company Guide requires shareholder approval before the issuance of shares of common stock or securities convertible into or exercisable for shares of common stock as consideration for the acquisition of the stock of another company where the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 20% or more, or when any individual director, officer or substantial shareholder of the acquiring company has a 5% or greater interest (or when such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction and the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of the acquiring company of 5% or more. Because the shares of Canadian Exchange Co. that we expect to issue in the proposed acquisitions of the Target Companies are exchangeable, upon the terms and conditions described herein, into 49,065,769 shares of U.S. Gold, which represents approximately 98% of the shares of U.S. Gold that are currently issued and outstanding, the AMEX listing standards require that holders of U.S. Gold common stock approve the issuance, in connection with the Proposed Acquisitions, of exchangeable shares of Canadian Exchange Co. and an equivalent number of shares of common stock of U.S. Gold upon exchange of such exchangeable shares. Further, because Robert R. McEwen, our Chairman and Chief Executive Officer and our largest shareholder, holds greater than 5% of the outstanding common shares of each of the Target Companies as of the date of this proxy statement, the AMEX listing standards require us to obtain shareholder approval of the issuances. See Proposal 4 through Proposal 6 beginning on page 29.

Q:	How many shares of U.S. Gold common stock will be issued if the Proposed Acquisitions are completed?

A:	No shares of U.S. Gold common stock will be issued initially upon the consummation of the Proposed Acquisitions. However, if we complete all of the Proposed Acquisitions and acquire all of the outstanding common shares of all three Target Companies, we currently estimate that in the future we would issue a total of approximately 49,065,769 shares of our common stock to shareholders of the Target Companies upon exchange of the exchangeable shares of Canadian Exchange Co. As of the date of this proxy statement, we have 50,058,755 shares of common stock issued and outstanding, options and warrants to purchase up to 11,267,000 shares of common stock, and 5,750,637 shares reserved for issuance pursuant to our Non-Qualified Stock Option and Stock Grant Plan, out of 250,000,000 shares of common stock currently authorized under U.S. Gold’s current Articles of Incorporation. Accordingly, U.S. Gold has adequate shares of its common stock authorized and available for issuance in the Proposed Acquisitions without needing to authorize additional shares of U.S. Gold common stock.

Q:	What will happen to my ownership percentage in U.S. Gold?

A:	In connection with the Proposed Acquisitions, Canadian Exchange Co. will issue exchangeable shares to the shareholders of the Target Companies that we acquire. Your ownership percentage in U.S. Gold will be reduced when the exchangeable shares are exchanged into shares of U.S. Gold common stock. Holders of exchangeable shares, so long as such shares are outstanding, will have the option to exchange their exchangeable shares for shares of common stock of U.S. Gold at any time, will have their exchangeable shares automatically exchanged for shares of common stock of U.S. Gold in the event of a liquidation of U.S. Gold, and will have the right to receive dividends equivalent to dividends paid to holders of common stock of U.S. Gold, among other rights.

Q:	What will happen to my voting power in U.S. Gold?

A:	If any of the Proposed Acquisitions is completed, U.S. Gold would issue to the voting and exchange trustee, under the voting and exchange trust agreement, one share of Series A Special Voting Preferred Stock to be held by the trustee for the benefit of the registered holders of the exchangeable shares of Canadian Exchange Co. The share of Series A Special Voting Preferred Stock would be entitled to a number of votes equal to the number of outstanding exchangeable shares of Canadian Exchange Co. (other than those owned by U.S. Gold or its subsidiaries), and, except as otherwise required by law or by U.S. Gold’s Articles of Incorporation, the holders of U.S. Gold common stock and the holder of the Series A Special Voting Preferred Stock would vote together as a single class on all matters properly submitted to a vote of the shareholders of U.S. Gold, including the election of directors. If any of the Proposed Acquisitions is completed, the voting power of the existing U.S. Gold shareholders, excluding any current U.S. Gold shareholders who will acquire shares of U.S. Gold for their shares of the Target Companies, will be reduced by an amount proportionate to the number of shares issued in such acquisition or acquisitions. If all of the Proposed Acquisitions are completed, existing U.S. Gold shareholders, excluding any current U.S. Gold shareholders who will acquire shares of U.S. Gold for their shares of the Target Companies, would hold shares representing, in the aggregate, less than 50% of the number of votes required to be cast on any matter submitted to a vote of the shareholders of U.S. Gold, including the election of directors.

Q:	Is U.S. Gold common stock listed on a stock exchange?

A:	Shares of U.S. Gold common stock are currently listed on the Toronto Stock Exchange (TSX), under the symbol “UXG” and on the AMEX under the symbol “UXG.”

Q:	Are Canadian Exchange Co.’s exchangeable shares listed on a stock exchange?

A:	The exchangeable shares of Canadian Exchange Co. are not currently listed on a securities exchange. It is a condition to our offers to purchase the outstanding shares of the Target Companies that the exchangeable shares be listed on the TSX. We intend to take all necessary steps to list the exchangeable shares on the TSX.

Q:	What impact will the Proposed Acquisitions have on U.S. Gold’s business?

A:	We believe our business will expand as a result of the Proposed Acquisitions. The U.S. Gold board of directors believes that the Target Companies are desirable because each of them is exploring in the Cortez Trend in Nevada and owns and operates exploration properties that are adjacent to or near U.S. Gold’s Tonkin Springs property and because the acquisition of any or all of them would result in U.S. Gold having a larger position in the Cortez Trend, an expanded exploration program, a stronger combined cash position, reduced costs, an increased market capitalization enhancing trading liquidity, better market focus and additional technical expertise. If we complete all three of the Proposed Acquisitions, our land position in Nevada would increase by approximately 240% to approximately 150 square miles, and we would acquire exploration property in Mexico.

Q:	Do U.S. Gold’s directors support the Proposals and the Proposed Acquisitions?

A:	Our board of directors, by unanimous vote (other than the vote of Robert R. McEwen, who abstained from voting on Proposals 4, 5 and 6 because of his ownership interest in each of the Target Companies) approved each of the proposals and the commencement of the offers to purchase the outstanding shares of the Target Companies. Our board of directors recommends that you vote “FOR” each of the proposals. In addition, on

March 6, 2006, Mr. McEwen announced that in his capacity as Chairman, Chief Executive Officer and a shareholder of U.S Gold, and as a shareholder of White Knight, he intended to support the proposal of U.S. Gold to acquire each of the Target Companies.

When considering the recommendation of our board of directors with respect to the amendment of our Articles of Incorporation, the issuance of exchangeable shares of Canadian Exchange Co. and the issuance of U.S. Gold common stock upon exchange of the exchangeable shares, you should be aware that certain of our directors and executive officers may have interests in the Proposed Acquisitions that may be different from, or in addition to, the interests of U.S. Gold shareholders generally. Specifically, Mr. McEwen, who serves as our Chairman and Chief Executive Officer and is also our largest shareholder, owns securities in each of the three Target Companies. For a more detailed description of these interests, see “The Proposed Acquisitions — Background of the Proposed Acquisitions” on page 40.

Q:	What percentage of the outstanding shares of U.S. Gold do directors and executive officers hold?

A:	As of February 9, 2007, directors and executive officers of U.S. Gold and their affiliates beneficially owned approximately 25.5% of our issued and outstanding shares of common stock entitled to vote at the special meeting. Assuming all three of the Proposed Acquisitions are completed and that all of the shareholders of the Target Companies tender their shares, if Mr. McEwen exercises all of his outstanding warrants and options to purchase shares of the Target Companies and of our common stock, we expect that Mr. McEwen will own approximately 22,495,349 shares of our common stock or approximately 20% of the outstanding shares of our common stock on a fully-diluted basis.

Q:	Who is entitled to attend and vote at the meeting?

A:	Any holder of record of U.S. Gold common stock at the close of business on February 9, 2007, the record date, is entitled to attend and vote at the meeting. On the record date, U.S. Gold had 50,058,755 shares of common stock outstanding.

Q:	What will constitute a quorum at the meeting?

A:	Holders of one-third of our common stock issued, outstanding and entitled to vote on the record date must be present at the meeting, either in person or by proxy, to establish a quorum. Proxies that we receive that are marked “abstain” will be considered present at the meeting for purposes of establishing a quorum.

Q:	Do I need to attend the special meeting in person?

A:	No. It is not necessary for you to attend the meeting to vote your shares, although we invite you to attend.

Q:	How do I cast my vote?

A:	After carefully reading and considering the information contained and incorporated by reference in this proxy statement, you can vote in any one of the following ways:

• by signing and returning the proxy card in the enclosed postage pre-paid envelope;

• on the Internet by following the instructions on the enclosed proxy card; or

• by attending the special meeting and voting in person.

Shares of U.S. Gold common stock represented by properly executed proxies received before the special meeting will be voted at the special meeting in the manner specified on the proxies. Physical proxies that are properly executed and timely submitted but which do not contain specific voting instructions will be voted “FOR” each of the proposals presented at the special meeting.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	You may change your vote at any time before your shares are voted at the special meeting. This proxy statement contains instructions on how to change your vote. If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares only if you provide your broker with instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. If you fail to instruct your broker on any of the proposals to be considered at the special meeting, your shares will not be voted with respect to such matter. Abstentions and broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Q:	What vote is required to approve the proposals?

A:	All of the proposals require the affirmative vote of a majority of the votes cast at the special meeting. Abstentions and broker non-votes will have no effect on the outcome of any of the proposals voted at the meeting.

Q:	Am I entitled to vote on the Proposed Acquisitions?

A:	No. However, although we are not asking for your vote directly on the Proposed Acquisitions, we are asking you to vote to approve the amendment of U.S. Gold’s Articles of Incorporation, the issuances of exchangeable shares of Canadian Exchange Co., the issuance of shares of U.S. Gold common stock issuable upon exchange of the exchangeable shares and such other matters as may be brought before the meeting in connection with the Proposed Acquisitions. A vote against Proposal 3 would have the effect of preventing us from completing the Proposed Acquisitions as currently contemplated. Further, because each of the acquisitions described in Proposals 4, 5 and 6 is conditioned upon the approval of the proposal authorizing the issuance of shares in connection with that acquisition, if U.S. Gold shareholders do not approve any of Proposals 4, 5 and 6 U.S. Gold will not complete the acquisition described in the proposal or proposals not approved.

Q:	Do I have dissenters’ (or appraisal) rights?

A:	No. Holders of U.S. Gold common stock do not have dissenters’ rights under Colorado law in connection with any of the matters to be acted on at the special meeting.

Q:	Whom do I contact if I have questions about the special meeting?

A:	You may contact our information agent at:

The Exchange Tower
130 King Street West
Suite 2950, P.O. Box 361
Toronto, Ontario
M5X 1E2
North American Toll Free Telephone: 1-866-639-8026
Email: contactus@kingsdaleshareholder.com
Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

or us at:

U.S. Gold Corporation
2201 Kipling Street, Suite 100
Lakewood, Colorado 80215-1545
Telephone: (303) 238-1438
Attention: William F. Pass, Vice President, Chief Financial Officer and Secretary

SUMMARY

The following is a brief summary of the material facts regarding the proposals being voted on at the special meeting. These and other related matters are discussed in greater detail elsewhere in this proxy statement.

The Special Meeting

Purpose of the Special Meeting	To present proposals for the approval by U.S. Gold shareholders of the following:

Proposal 1	To approve an amendment to U.S. Gold’s Articles of Incorporation that removes provisions related to corporate opportunities to allow your board of directors to adopt and maintain an updated corporate opportunity policy. The full text of the Amended and Restated Articles of Incorporation showing the proposed amendments to the Articles of Incorporation is attached as Annex A to this proxy statement. For additional information, see “Proposal 1 — Amendment to Articles of Incorporation to Remove Corporate Opportunities Provisions” beginning on page 22.

Proposal 2	To approve amendments to U.S. Gold’s Articles of Incorporation that update the Articles of Incorporation by replacing vague and outdated references to statutory provisions with references to current statutory provisions. The full text of the Amended and Restated Articles of Incorporation showing the proposed amendments to the Articles of Incorporation is attached as Annex A to this proxy statement. For additional information, see “Proposal 2 — Amendments to Articles of Incorporation to Update Outdated Statutory References” beginning on page 27.

Proposal 3	To approve an amendment to U.S. Gold’s Articles of Incorporation that creates a new class of U.S. Gold stock comprised of one share of preferred stock, designated as Series A Special Voting Preferred Stock, no par value, to be issued in connection with the Proposed Acquisitions and for the purposes further described in this proxy statement. The full text of the Amended and Restated Articles of Incorporation showing the proposed amendments to the Articles of Incorporation is attached as Annex A to this proxy statement. For additional information, see “Proposal 3 — Amendment to Articles of Incorporation to Create and Designate a New Class of Preferred Stock” beginning on page 28.

Proposal 4	To approve the issuance of up to 21,115,593 exchangeable shares of Canadian Exchange Co., and the issuance of an equivalent number of shares of common stock of U.S. Gold upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of Nevada Pacific. For additional information, see “Proposal 4 — Issuance of Stock in Connection with the Acquisition of Nevada Pacific” beginning on page 29.

Proposal 5	To approve the issuance of up to 6,743,825 exchangeable shares of Canadian Exchange Co., and the issuance of an equivalent number of shares of common stock of U.S. Gold upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of Tone Resources. For additional information, see “Proposal 5 — Issuance of Stock in Connection with the Acquisition of Tone Resources” beginning on page 31.

Proposal 6	To approve the issuance of up to 23,659,640 exchangeable shares of Canadian Exchange Co., and the issuance of an equivalent number of shares of common stock of U.S. Gold upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of White Knight. For additional information, see “Proposal 6 — Issuance of Stock in Connection with the Acquisition of White Knight” beginning on page 32.

Proposal 7	To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve and adopt any of Proposals 1 through 6. For additional information, see “Proposal 7 — Adjournment or Postponement of the Special Meeting to Solicit Additional Proxies” beginning on page 33.

Conditions to the Effectiveness of the Proposals	If approved by the shareholders, Proposals 1, 2, 3 and 7 shall be effective regardless of the outcome of the other proposals. Proposals 4, 5 and 6 shall be effective only if the U.S. Gold shareholders approve the amendment to our Articles of Incorporation related to the creation of preferred stock. For additional information, see “The Special Meeting — Conditions to the Proposals” on page 20.

Votes Required	Each proposal requires the affirmative vote of a majority of the votes cast at the special meeting. As of the record date, U.S. Gold’s officers and directors own approximately 25.5% of the U.S. Gold common stock outstanding and entitled to vote. See “The Special Meeting — Votes Required” beginning on page 20.

No Dissenters’ or Appraisal Rights	Under Colorado law, holders of U.S. Gold common stock are not entitled to dissenters’ rights of appraisal in connection with any of the matters to be acted upon at the special meeting. For additional information, see “No Dissenters’ or Appraisal Rights” on page 91.

Voting	U.S. Gold shareholders may vote by mail, telephone or the Internet, each in the manner described in the accompanying proxy card, or by voting in person at the special meeting. Additional information about voting and other procedures relevant to the special meeting is set forth in “The Special Meeting” beginning on page 19.

Additional Information	Additional information regarding each proposal is set forth in “Proposal 1 — Amendment to Articles of Incorporation to Remove Corporate Opportunities Provisions” beginning on page 22, “Proposal 2 — Amendments to Articles of Incorporation to Update Outdated Statutory References” beginning on page 27, “Proposal 3 — Amendment to Articles of Incorporation to Create and Designate a New Class of Preferred Stock” beginning on page 28, “Proposal 4 — Issuance of Stock in Connection with the Acquisition of Nevada Pacific” beginning on page 29, “Proposal 5 — Issuance of Stock in Connection with the Acquisition of Tone Resources” beginning on page 31, “Proposal 6 — Issuance of Stock in Connection with the Acquisition of White Knight” beginning on page 32, and

“Proposal 7 — Adjournment or Postponement of the Special Meeting to Solicit Additional Proxies” beginning on page 33.

The Proposed Acquisitions

Reasons for the Proposed Acquisitions	U.S. Gold’s board of directors believes that the Target Companies are desirable because each of them is exploring in the Cortez Trend in Nevada and owns and operates exploration properties that are adjacent to or near U.S. Gold’s Tonkin Springs property and because following completion of the Proposed Acquisitions or the acquisition of any one or more of the Target Companies, U.S. Gold would have:

• a larger land position in the Cortez Trend;

• an expanded exploration program;

• a stronger combined cash position;

• reduced costs;

• an increased market capitalization enhancing trading liquidity in the common stock of the combined company;

• better market focus; and

• additional technical expertise.

For a more detailed discussion of the advantages to U.S. Gold shareholders that U.S. Gold believes would result from the Proposed Acquisitions, see “The Proposed Acquisitions — Reasons for the Proposed Acquisitions” on page 34.

Target Companies	Nevada Pacific. Nevada Pacific owns an exploratory property portfolio covering approximately 890 square miles of mineral rights in Mexico, including the Magistral Gold Mine, ten properties in Nevada and one in Utah. The Nevada property portfolio covers approximately 85 square miles, including portions of two significant gold producing regions: the Battle Mountain/Eureka Trend/Cortez Trend and the Carlin Trend. We intend to offer to purchase all of the outstanding shares of Nevada Pacific on the basis of 0.23 of an exchangeable share for each common share of Nevada Pacific. Nevada Pacific’s common shares are listed on the TSX-V under the symbol “NPG.”

Tone Resources. Tone Resources is an exploration stage company based in Vancouver, British Columbia, engaged in the acquisition and exploration of mineral properties primarily located on the major gold trend in the north-central region of Nevada. Tone Resources is focused on gold and holds substantially all interests in eight properties in Elko, Eureka, Lander, and Pershing counties in Nevada. Tone Resources holds 410 mining claims in Nevada. All of Tone Resource’s properties are located near infrastructure facilities of currently producing gold mines. We intend to offer to purchase all of the outstanding shares of Tone Resources on the basis of 0.26 of an exchangeable share for each common share of Tone Resources. Tone Resources’ common shares are listed on the TSX-V under the symbol “TNS” and quoted on the Pink Sheets under the symbol “TONRF.”

White Knight. White Knight is engaged in the acquisition and exploration of precious metals properties, primarily gold. In 1993, White Knight began to acquire gold exploration properties in Nevada and has focused solely on exploration and operation of properties in Nevada since that time. Currently, White Knight’s efforts are exploratory in nature in each of the 18 Nevada properties where it holds an interest. White Knight continues to investigate for projects to acquire in Nevada. We intend to offer to purchase all of the outstanding shares of White Knight on the basis of 0.35 of an exchangeable share for each common share of White Knight. White Knight’s common shares are listed on the TSX-V under the symbol “WKR.”

Effecting the Proposed Acquisitions	U.S. Gold and Canadian Exchange Co. propose to acquire each of the Target Companies through an offer to purchase all outstanding common shares of each of the Target Companies in exchange for exchangeable shares of Canadian Exchange Co. Each of the offers to purchase is separate and completion of each offer is not subject to completion of any of the other offers to purchase. Following the completion, satisfaction or waiver of the applicable conditions of the offers to purchase, U.S. Gold and Canadian Exchange Co. plan to acquire any common shares of each of the Target Companies not purchased pursuant to the offers to purchase through a statutory plan of arrangement or similar transaction providing for a mandatory exchange of all remaining outstanding common shares of the Target Company for additional exchangeable shares of Canadian Exchange Co., which we expect we would structure so that warrants to purchase the Target Company’s common shares would be exchanged for warrants to purchase exchangeable shares of Canadian Exchange Co. and U.S. Gold would assume or adopt the Target Company stock option plan so that options under that plan would be exercisable for shares of common stock of U.S. Gold.

The Offers to Purchase	U.S. Gold and Canadian Exchange Co. intend to offer to purchase all outstanding common shares of each of the Target Companies for the following consideration:

• 0.23 of an exchangeable share of Canadian Exchange Co. for each outstanding common share of Nevada Pacific;

• 0.26 of an exchangeable share of Canadian Exchange Co. for each outstanding common share of Tone Resources; and

• 0.35 of an exchangeable share of Canadian Exchange Co. for each outstanding common share of White Knight.

Effect of the Proposed Acquisitions on U.S. Gold Shareholders	Assuming that all of the Proposed Acquisitions are completed and that all of the exchangeable shares issued in the Proposed Acquisitions are exchanged for shares of U.S. Gold common stock, current U.S. Gold shareholders would hold approximately 54% of U.S. Gold’s outstanding common stock on an undiluted basis and approximately 56% of U.S. Gold’s outstanding common stock on a fully diluted basis, current shareholders of the three Target Companies would hold, in the aggregate, approximately 46% of U.S. Gold’s outstanding common stock on an undiluted basis and approximately 44% of U.S. Gold’s outstanding common stock on a fully diluted basis, and Robert R. McEwen would own approximately 20% of U.S. Gold’s outstanding common stock on an undiluted basis and approximately 20% of U.S. Gold’s common stock on a fully diluted basis. For more information, see “The Proposed Acquisitions — Shares to Be Issued” and “Structure of the Proposed Acquisitions — Effect of the Proposed Acquisitions on U.S. Gold Shareholders” on pages 37 and 67, respectively.

Pro Forma Financial Information	Pro forma financial information for (1) each of the Proposed Acquisitions separately, and (2) all of the Proposed Acquisitions presented on a combined basis, is included in Annex E to this proxy statement. For selected pro forma consolidated financial information, see “Selected Unaudited Pro Forma Consolidated Financial Data” on page 75.

Opinion of Financial Advisor	On March 2, 2006, the board of directors of U.S. Gold established a special committee to evaluate the terms of the Proposed Acquisitions and the process of determining those terms. On March 27, 2006, the special committee of the board of directors of U.S. Gold retained Wellington West Capital Markets Inc., or Wellington West, to provide financial advice and assistance to the special committee including providing its opinion as to the fairness of the consideration offered under the offers to purchase, from a financial point of view, to U.S. Gold and its shareholders. Wellington West prepared and provided such an opinion as of April 6, 2006 and as of December 11, 2006. Based upon and subject to the matters described in its fairness opinion dated December 11, 2006, Wellington West concluded that, as at the date of its opinion, the consideration offered under the offers to purchase is fair, from a financial point of view, to U.S. Gold and its shareholders. For additional information, see “The Proposed Acquisitions — Opinion of U.S. Gold Financial Advisor” beginning on page 44 and the full text of the fairness opinion included in Annex G to this proxy statement.

Risk Factors	There are certain risks associated with the Proposed Acquisitions and related matters as described in “Risk Factors” beginning on page 14. U.S. Gold shareholders should consider these risks in determining how to vote on the proposals to be brought before the special meeting. Additional risk factors are described in some of the documents incorporated by reference into this proxy statement.

Conditions to the Proposed Acquisitions	U.S. Gold’s and Canadian Exchange Co.’s obligation to complete the offers to purchase for each of the Target Companies is subject to various conditions. Included among these are conditions that:

• there shall have been properly deposited and not withdrawn that number of shares of the relevant Target Company that constitutes at least the greater of (i) 66-2/3% of the outstanding common shares of that Target Company, calculated on a fully diluted basis or (ii) 80% of the issued and outstanding common shares of that Target Company;

• each of the Target Companies shall not have entered into or effectuated any other agreement or transaction with any person or entity having the effect of impairing U.S. Gold’s or Canadian Exchange Co.’s ability to acquire such Target Company or otherwise diminishing the expected economic value to U.S. Gold and Canadian

Exchange Co. of the acquisition of such Target Company including, but not limited to, any material issuance of new securities of the Target Company, the declaration of any extraordinary dividend, the disposition of any material assets, the adoption of a shareholder rights plan or any other transaction not in the ordinary course of the Target Company’s business;

• the additional shares of common stock of U.S. Gold issuable upon exchange of the exchangeable shares offered under this offer shall have been approved for listing on the TSX and AMEX, and the exchangeable shares shall have been approved for listing on the TSX;

• U.S. Gold’s shareholders shall have approved Proposal 3; and

• with respect to each offer to purchase described in Proposals 4, 5 and 6 U.S. Gold shareholders shall have approved the issuance of shares related to that offer to purchase as described in Proposal 4, 5 and 6 as applicable.

For additional information on the conditions to the offers to purchase, see “The Proposed Acquisitions — Conditions to the Proposed Acquisitions” beginning on page 38.

Additional Information	Additional information regarding the Proposed Acquisitions is set forth in “The Proposed Acquisitions” beginning on page 34.

RISK FACTORS

The information set forth below sets forth risks and uncertainties relating to the proposals described in this proxy statement that could materially adversely affect U.S. Gold’s business, financial condition and/or operating results. This information should be read in conjunction with U.S. Gold’s Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2005, which is incorporated by reference herein and sets forth additional important risks and uncertainties that could materially adversely affect U.S. Gold’s business, financial condition and/or operating results. You should carefully consider these risks in determining whether to vote in favor of the proposals described herein. Additional risks and uncertainties that U.S. Gold does not presently know or that U.S. Gold currently deems immaterial may also impair U.S. Gold’s business operations.

We may not be successful in completing any or all of the three Proposed Acquisitions, which could lead to adverse consequences.

On March 5, 2006, we announced our intention to acquire the Target Companies and on May 1, 2006, we formally commenced our offer to purchase all of the outstanding common shares of White Knight. On June 5, 2006, we announced the termination of our offer to purchase the common shares of White Knight. We intend to re-commence our offer to purchase all of the outstanding common shares of White Knight and commence offers to purchase all of the outstanding shares of each of the other Target Companies. However, as of the date of this proxy statement, we have not entered into an acquisition agreement with any of the Target Companies. We are unable to predict when, if ever, our acquisitions of White Knight, Tone Resources and Nevada Pacific will be completed. Further, management of one or more of the companies may resist our efforts to complete those acquisitions, or shareholders of one or more of the Target Companies may not tender their shares in sufficient numbers to enable us to complete any or all of the offers to purchase. In addition, our current estimates of the value of these entities is based only on publicly available information, and we may determine through due diligence investigation of any or all of these companies that acquiring one or more of them would be less advantageous than we currently believe. As a result of these or other factors, we may choose to terminate our acquisition efforts with, or be unable for other reasons to complete our acquisition of, one or more of the target companies. If we do not consummate the acquisition of one or more of those companies, the benefits of the acquisitions described in this proxy may not be realized.

If less than 100% of the shares of common stock of any of the Target Companies are purchased pursuant to the offers to purchase, Canadian Exchange Co. will need to undertake a subsequent acquisition transaction to acquire any common shares of the Target Companies that remain outstanding. Failure to accomplish such a subsequent acquisition transaction in a timely manner, or at all, could have adverse consequences on the business, operations and financial condition of U.S. Gold, including:

•	Canadian Exchange Co., as the majority shareholder of the Target Company and our wholly-owned subsidiary, may owe fiduciary duties to the minority shareholders of the Target Company, whose interests may diverge from the interests of U.S. Gold and Canadian Exchange Co.; and

•	Canadian Exchange Co. may not have access to cash flow generated by the Target Company, except to the extent it is distributed to all the Target Company shareholders proportionately in the form of dividends.

In addition, while it is a condition to each of the offers to purchase that at least the greater of 80% of the particular Target Company common shares, or 66-2/3% calculated on a fully diluted basis, are validly tendered, U.S. Gold could waive that condition. U.S. Gold has not yet determined whether it would waive this condition if less than the required number of any Target Company’s common shares are tendered. If the condition is waived, Canadian Exchange Co. may have more difficulty completing the Target Company acquisition through a subsequent acquisition transaction.

We have been unable to independently verify the reliability of information in this proxy statement regarding White Knight, Nevada Pacific and Tone Resources.

We have not had complete access to the non-public books and records of White Knight, Nevada Pacific or Tone Resources. As a result, all historical information regarding White Knight, Nevada Pacific and Tone Resources contained in this proxy statement, including all historical financial information used in connection with the preparation of the pro forma financial information reflecting the pro forma effects of a combination of (i) U.S. Gold and each of the Target Companies and (ii) U.S. Gold and all of Target Companies, has been derived from publicly-available documents and certain information the target companies have provided to us. We have no reason to doubt the accuracy or completeness of these publicly-available documents or other information. Nevertheless, there could be inaccuracies or material omissions in the publicly-available or other information about or relating to White Knight, Nevada Pacific or Tone Resources. If such inaccuracies or material omissions exist, this proxy statement may also contain inaccuracies or material omissions, which could result in unanticipated liabilities or expenses for us, and may increase the cost of integrating the companies. This would likely adversely affect the operational plans of the combined company and its results of operations and financial condition.

Annex B, Annex C and Annex D to this proxy statement contain certain financial information of each of the Target Companies. U.S. Gold has permission from each of the Target Companies’ auditors to include their respective audit reports on the respective Target Company financial statements in this proxy statement. Notwithstanding our obtaining that permission, we are unable to independently assess or verify the information regarding each of the Target Companies’ which we have obtained, including the Target Companies’ financial statements. Although U.S. Gold has no reason to doubt the accuracy or completeness of the information regarding each of the Target Companies, any inaccuracy or material omission in such information, including the information contained in this proxy statement, could result in unanticipated liabilities or expenses, increase the cost of integrating the Target Companies, or adversely affect the operational plans of the combined company and its results of operations and financial condition.

The Target Companies’ public filings are subject to Canadian disclosure standards, which differ from SEC requirements.

Each of the Target Companies is a Canadian issuer that is required to prepare and file its periodic and other filings in accordance with the disclosure requirements of Canada. As a result, certain of the information about the Target Companies that is contained in this proxy statement was prepared with a view to Canadian GAAP and other Canadian disclosure regulations, rather than the requirements that would apply in the United States. Because Canadian disclosure requirements are different from SEC requirements, the information about the Target Companies contained in this proxy statement may not be comparable to similar information available about U.S. Gold or other U.S. issuers.

Directors and executive officers of U.S. Gold may have interests in the Proposed Acquisitions that are different from those of U.S. Gold shareholders generally.

Certain executive officers and directors of U.S. Gold may have interests in the Proposed Acquisitions that may be different from, or in addition to, the interests of U.S. Gold shareholders generally. For example, Robert R. McEwen, our Chairman of the Board and Chief Executive Officer, owns securities of each of the three Target Companies. You should consider these interests in connection with your vote on the proposals described in this proxy statement, including whether these interests may have influenced U.S. Gold’s directors and executive officers to recommend or support the proposals.

Change of control provisions in agreements triggered upon the acquisition of White Knight, Nevada Pacific or Tone Resources may lead to adverse business or financial consequences.

Any of White Knight, Nevada Pacific or Tone Resources may be a party to agreements that contain change of control provisions that may be triggered following our acquisition of the majority of the common shares of those companies. These change of control provisions, if triggered and not waived by any beneficiaries of those provisions, could result in termination of an agreement or in unanticipated expenses following our acquisition of shares of the relevant company and could adversely affect that company’s results of operations and financial condition. As mentioned above, we have not had complete access to the non-public books and records of White Knight, Nevada Pacific or Tone Resources and do not know whether there are any change of control agreements or provisions in the agreements of those companies, or the magnitude of payments or expenses or other adverse consequences, if any.

The integration of any of the Target Companies that we acquire will present significant challenges and may disrupt and adversely impact our business or may not occur as planned.

We expect that the successful completion of the Proposed Acquisitions will result in improved operations by taking advantage of the synergies of consolidation and enhanced growth opportunities of the combined company. These anticipated benefits will depend in part on whether our operations can be integrated with the Target Companies’ operations in an efficient and effective manner. These integration efforts will require the dedication of management resources, which will temporarily divert attention from the day-to-day business of the combined company. Most operational and strategic decisions, and certain staffing decisions, with respect to the combined company have not yet been made. These decisions and the integration of our company with the Target Companies will present challenges to management, including the integration of systems and personnel, and special risks, including possible unanticipated liabilities, unanticipated costs, including costs associated with complying with regulatory requirements we are not currently subject to, and the loss of key employees. The process of combining the organizations may cause an interruption of, or a loss of momentum in, the activities of any or all of the combined company’s business, which could have an adverse effect on the revenues and operating results of the combined company for an indeterminate period of time. The failure to successfully complete this integration process may prevent us from achieving the anticipated potential benefits of any such acquisition. If we fail to realize the anticipated benefits of any acquisition, the market value of our stock may be adversely affected.

We will incur substantial costs in connection with the Proposed Acquisitions, even if they are never completed.

We expect to incur acquisition-related expenses of approximately $11 million, consisting of investment banking, legal and accounting fees and financial printing and other related charges in connection with the Proposed Acquisitions. These amounts are preliminary estimates and the actual amounts may be higher or lower. Moreover, we are likely to incur additional expenses in future periods in connection with the integration of any Acquired Companies’ businesses with our business. Some of these expenses will be incurred even if we do not complete the Proposed Acquisitions.

Completion of one or more of the Proposed Acquisitions would result in the issuance of a significant amount of additional common stock, which may in turn depress the trading price of our common stock.

While no formal agreement has been reached with regard to the acquisition of one or more of the Target Companies, completion of one or more of those acquisitions would result in the issuance of a significant amount of our common stock. If all of the offers were completed on the terms currently proposed, of which there is no assurance, we expect that Canadian Exchange Co. would issue up to approximately 42,370,163 exchangeable shares in consideration for the currently outstanding shares of the Target Companies, or up to approximately 49,065,769 exchangeable shares if currently outstanding options and warrants of the Target Companies are exercised and the underlying common shares tendered in accordance with the offer. If all of the exchangeable shares that may be issued in the offers are exchanged for our common stock, it would represent an increase in the outstanding shares of U.S. Gold common stock of approximately 85% of the common stock we presently have outstanding, or 98% if all outstanding options and warrants of the Target Companies are exercised. The issuance of such a significant amount of common stock could depress the trading price of our common stock and you may lose all or a part of your investment.

The Target Companies may be less valuable to us than expected.

The value of the Target Companies to us is based in large part on the potential production of the Target Companies’ “reserves.” A “reserve,” as defined by regulation of the SEC, is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Only one of the Target Companies, Nevada Pacific, has any reserves. Substantial expenditures are required to establish reserves through drilling and there is no assurance that additional reserves will be established. Whether a mineral deposit can be commercially viable depends upon a number of factors, including the particular attributes of the deposit, including size, grade and proximity to infrastructure; metal prices, which can be highly variable; and government regulations, including environmental and reclamation obligations. If, after our acquisition of one or more of the

Target Companies, we are unable to establish some or all of the mineralized material as proven or probable reserves in sufficient quantities to justify commercial operations, we may not be able to raise sufficient capital to develop a mine, even if one is warranted. If we are unable to establish such reserves, the market value of our securities may decline, and you may lose some or all of your investment.

Further, title to mineral properties can be uncertain, and the title to the mineral properties that the Target Companies have is at risk of loss of ownership. Our ability to explore and operate the properties of the Target Properties depends on the validity of title to that property. Mineral properties typically consist of leases of unpatented mining claims and unpatented millsite claims. Unpatented mining claims are unique property interests and are generally considered to be subject to greater risk than other real property interests because the validity of unpatented mining claims is often uncertain. Unpatented mining claims provide only possessory title and their validity is often subject to contest by third parties or the United States federal government. These uncertainties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, assessment work and possible conflicts with other claims not determinable from descriptions of record. Since a substantial portion of all mineral exploration, development and mining in the United States now occurs on unpatented mining claims, this uncertainty is inherent in the mining industry. If there are such uncertainties concerning the validity of the title to the property of the Target Companies, there may be valid challenges to the title to property we acquire in the Proposed Transactions which, if successful, could impair development and/or operations.

We will require significant additional capital to continue our exploration activities, and, if warranted, to develop mining operations.

Upon completion of any of the acquisitions of White Knight, Nevada Pacific or Tone Resources, substantial expenditures will be required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal or develop the mining and processing facilities and infrastructure at any of our newly-acquired properties or mine sites. We will be required to expend significant amounts for geological and geochemical analysis, assaying, and, if warranted, feasibility studies with regard to the results of our exploration. We may not benefit from these investments if we are unable to identify commercially exploitable mineralized material. If we are successful in identifying reserves, we will require significant additional capital to construct a mill and other facilities necessary to extract those reserves. Our ability to obtain necessary funding, in turn, depends upon a number of factors, including the state of the national and worldwide economy and the price of gold. We may not be successful in obtaining the required financing for these or other purposes on terms that are favorable to us or at all, in which case our ability to continue operating would be adversely affected. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration or potential development and the possible partial or total loss of our potential interest in certain properties.

The ongoing operations and past mining activities of the Target Companies are subject to environmental risks, which we will assume after our acquisition of those companies and which could expose us to significant liability and delay, suspension or termination of our operations.

All phases of the operations of the Target Companies are subject to federal, state and local environmental regulation. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees. Future changes in environmental regulation, if any, may adversely affect our operations, make our operations prohibitively expensive, or prohibit them altogether. Environmental hazards may exist on the properties in which we may hold interests in the future, including the properties of the Target Companies, that are unknown to us at the present and that have been caused by us, one of the Target Companies, or previous owners or operators, or that may have occurred naturally. Under applicable federal and state environmental laws, prior property owners may be liable for remediating any damage that those owners may have caused. Mining properties that the Target Companies may have transferred may cause us to be liable for remediating any damage that those companies may have caused. The liability could include response costs for removing or remediating the release and damage to natural resources, including ground water, as well as the payment of fines and penalties.

We may overpay for the shares of the Target Companies.

U.S. Gold is offering to exchange shares of Canadian Exchange Co. for shares of the Target Companies at fixed ratios that vary by target. In each case, based on the market price of U.S. Gold shares, into which shares of Canadian Exchange Co. are exchangeable, these exchange ratios represent a premium to the market price of the shares of the Target Companies prior to the announcement of our offer. If the market price of the shares of the Target Companies declines and/or if the market price of U.S. Gold shares increases, the value of the consideration and the premium over the market price of the securities paid by us will increase. Variations in market prices of our common stock and the common stock of the Target Companies may occur as a result of changes in, or market perceptions of changes in, the business, operations or prospects of U.S. Gold or the Target Companies, as applicable, market assessments of the likelihood the offer will be consummated, regulatory considerations, general market and economic conditions and other factors over which U.S. Gold has no control.

We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have a material adverse effect on the price of our common stock.

Under Section 404 of the Sarbanes-Oxley Act of 2002, we expect that we will be required to furnish a report by our management on internal control over financial reporting for the fiscal year ending December 31, 2007. Such a report must contain, among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by our management. This report must also contain a statement that our auditors have issued an attestation report on our management’s assessment of such internal control over financial reporting. While we believe our internal control over financial reporting is effective, we are still constructing the system and processing documentation and performing the evaluations needed to comply with Section 404, which is both costly and challenging. The completion of the Proposed Acquisitions and the subsequent integration of the Target Companies into our operations may make it more difficult for us to comply with Section 404. We may not be able to complete our evaluation, testing and required remediation, if any, in a timely fashion. If we are unable to assert that our internal control over financial reporting is effective, or if we disclose significant deficiencies or material weaknesses in our internal control over financial reporting, investors could lose confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on our stock price.

THE SPECIAL MEETING

Purpose of the Special Meeting

This proxy statement is furnished in connection with the solicitation of proxies of U.S. Gold shareholders by U.S. Gold’s board of directors for use at the special meeting of U.S. Gold shareholders to be held at the Warwick Hotel, 1776 Grant Street, Denver, Colorado 80203 at 2:00 p.m., local time, on March 15, 2007 and at any adjournments or postponements thereof. The special meeting is being called to consider the following matters:

Proposal 1 — approve an amendment to U.S. Gold’s Articles of Incorporation that removes provisions related to corporate opportunities to allow your board of directors to adopt and maintain an updated corporate opportunity policy;

Proposal 2 — approve amendments to U.S. Gold’s Articles of Incorporation that update the Articles of Incorporation by replacing vague and outdated references to statutory provisions with references to current statutory provisions;

Proposal 3 — approve an amendment to U.S. Gold’s Articles of Incorporation that creates a new class of U.S. Gold stock comprised of one share of preferred stock, designated as Series A Special Voting Preferred Stock, no par value, to be issued in connection with the Proposed Acquisitions and for the purposes further described in this proxy statement;

Proposal 4 — approve the issuance of up to 21,115,593 exchangeable shares of Canadian Exchange Co., and the issuance of an equivalent number of shares of common stock of U.S. Gold upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of Nevada Pacific;

Proposal 5 — approve the issuance of up to 6,743,825 exchangeable shares of Canadian Exchange Co., and the issuance of an equivalent number of shares of common stock of U.S. Gold upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of Tone Resources;

Proposal 6 — approve the issuance of up to 23,659,640 exchangeable shares of Canadian Exchange Co., and the issuance of an equivalent number of shares of common stock of U.S. Gold upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of White Knight; and

Proposal 7 — approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve and adopt any of Proposals 1 through 6.

The approval by U.S. Gold shareholders of Proposal 3 is a condition to the offers to purchase common shares of each of the Target Companies. Approval of Proposals 4, 5 and 6 are conditions to the offers to purchase the common shares of the Target Company identified in each of those proposals. See “The Proposed Acquisitions” starting on page 34 for further information about the offers to purchase. Therefore, all of the Proposed Acquisitions cannot be completed as currently contemplated unless U.S. Gold shareholders approve each of Proposals 3, 4, 5 and 6.

Record Date and Outstanding Shares

All shareholders of record as of the close of business on February 9, 2007, the record date for the special meeting, are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof on the proposals described in this proxy statement. Each U.S. Gold shareholder is entitled to one vote for each share of common stock held of record on the record date. As of the record date, there were a total of 50,058,755 shares of U.S. Gold common stock outstanding and entitled to vote at the special meeting.

Voting of Proxies

Shares represented by a proxy will be voted according to the instructions given in the proxy. In the absence of such instructions, the persons named as proxies in a manner described in the accompanying proxy card will vote “FOR” each of Proposals 1 through 7 and in accordance with the recommendation of our board of directors on any other matters that properly may come before the special meeting or any adjournment or postponement thereof or, in the absence of a board recommendation, in the proxy holder’s discretion.

Revocation of Proxies

U.S. Gold shareholders may revoke a proxy for the special meeting at any time before its exercise by giving written notice of revocation to U.S. Gold’s Secretary at U.S. Gold’s principal executive offices at 2201 Kipling Street, Suite 100, Lakewood, Colorado 80215-1545, or by delivering a written revocation to the Secretary at the special meeting before the time the proxies are exercised. Proxies also may be revoked by delivering a proxy in a manner described in the accompanying proxy card with a date later than the date of the proxy being revoked, or by attending the special meeting and voting in person as described below.

Voting in Person

U.S. Gold shareholders may vote in person at the special meeting even if they already have provided their proxy in the manner described in this proxy statement and in the accompanying proxy card. Such shareholders may deliver a notice of revocation to an inspector of elections at the special meeting revoking the earlier proxy, may deliver a later dated proxy at the meeting, or may simply vote in person on the written ballots that will be available at the special meeting. Please note that U.S. Gold shares may only be voted by the record owner of the shares, so U.S. Gold shareholders whose shares are held in the name of a bank, broker or other so-called “nominee holder” and who wish to vote those shares in person at the meeting must obtain a valid proxy from the nominee holder in order to vote the shares in person at the special meeting.

Votes Required

Each of the matters described in Proposals 1 through 7 require the affirmative vote of a majority of the votes cast at the special meeting.

Board of Directors’ Recommendation

Our board of directors has approved the proposed amendments to our Articles of Incorporation, the issuance of the exchangeable shares of Canadian Exchange Co. and the issuance of the U.S. Gold shares of common stock issuable upon exchange of Canadian Exchange Co. shares, and believes that the Proposed Acquisitions are advisable, fair to you and in your best interests.

Accordingly, our board of directors, by unanimous vote of all directors voting, recommends that all U.S. Gold shareholders vote “FOR” Proposals 4, 5 and 6 and recommends by unanimous vote that all U.S. Gold shareholders also vote “FOR” Proposals 1, 2, 3 and 7. Robert R. McEwen, the Chairman of our board of directors, abstained from the vote of the board of directors on Proposals 4, 5 and 6 because of his equity interest in each of the Target Companies. A vote against Proposal 3 would have the effect of preventing us from completing the Proposed Acquisitions as currently contemplated. A vote against any of Proposals 4, 5 or 6 would have the effect of preventing us from completing the Proposed Acquisition described in the proposal that is not approved.

Conditions to the Proposals

If approved by shareholders, Proposals 1, 2, 3 and 7 shall be effective regardless of the outcome of the other proposals. Proposals 4, 5 and 6 shall be effective only if the U.S. Gold shareholders approve Proposal 3.

Internet and Telephone Voting

U.S. Gold shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible U.S. Gold shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for U.S. Gold shareholders whose bank or brokerage firm is participating in ADP’s program. Registered U.S. Gold shareholders may vote electronically through the Internet by following the instructions included with their proxy card.

U.S. Gold shareholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card by mail. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the special meeting.

The deadline for voting by telephone or via the Internet is 12:00 midnight, Eastern Time, on March 13, 2007.

Vote Tabulation

Votes cast in person or by proxy at the special meeting will be tabulated by the inspectors of election appointed by our board of directors for the special meeting.

Quorum; Abstentions and Broker Non-Votes

The presence in person or by proxy of U.S. Gold shareholders entitled to cast at least one-third of the votes at the special meeting will constitute a quorum. Abstentions will be counted for purposes of determining the presence of a quorum. Broker non-votes, which result when a broker, bank or other institutional record shareholder casts votes (whether at the instruction of the beneficial owner or by exercising discretionary voting authority) with respect to one or more proposals to be considered at a meeting but does not have discretionary voting authority with respect to other proposals and has not received voting instructions from the beneficial owner of the shares with respect to such proposals and is therefore unable to cast votes in respect thereof, are not relevant for purposes of determining the presence of a quorum at the meeting.

Abstentions and broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Costs of Solicitation

This solicitation is being made on behalf of U.S. Gold by the board of directors of U.S. Gold, and U.S. Gold will bear the cost of soliciting proxies for the special meeting. Proxies may be solicited by directors, officers or regular employees in person, by telephone or via the internet. None of U.S. Gold’s directors, officers or employees will receive any additional compensation for soliciting proxies on behalf of the board of directors.

U.S. Gold has retained Kingsdale Shareholder Services, Inc., which we refer to as Kingsdale, to assist in soliciting proxies for the special meeting and to serve as U.S. Gold’s information agent for the special meeting at an estimated fee of $35,000 plus reasonable out-of-pocket expenses.

PROPOSAL 1 — AMENDMENT TO ARTICLES OF INCORPORATION TO
REMOVE CORPORATE OPPORTUNITIES PROVISIONS

Your board of directors has approved several amendments to our Articles of Incorporation. Some of these amendments do not require shareholder approval. The amendment described in this proposal along with the amendments described in Proposals 2 and 3 do, however, require shareholder approval. Following the adoption of this and the other amendments, we will file Amended and Restated Articles of Incorporation with the Colorado Secretary of State. The following summary of the amendment described in this proposal is qualified in its entirety by the text of the Amended and Restated Articles of Incorporation, which is attached as Annex A to this proxy statement.

Our Articles of Incorporation currently contain a provision detailing the rights and duties of officers, directors and other members of our management for dealing with certain business opportunities that become available to those individuals. This provision states:

ARTICLE VI

CORPORATE OPPORTUNITY

     The officers, directors and other members of management of this corporation shall be subject to the doctrine of “corporate opportunities” only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation’s board of directors as evidenced by resolutions appearing in the Corporation’s minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this Corporation (other than an officer, director or member of management) from any duties which he may have to this Corporation.

This provision cannot be changed without shareholder approval, which makes it difficult for your board of directors to maintain an updated corporate opportunity policy. Further, your board of directors adopted a similar corporate opportunity policy by resolution in February 2006, which states:

U.S. GOLD CORPORATION

Corporate Opportunity Policy

     The Board of Directors of U.S. Gold Corporation (the “Board”), a Colorado corporation (the “Company”), has adopted this policy (this “Policy”) in order to regulate and define the conduct of the directors and officers (the “Executives”) of the Company in their individual capacities and their Affiliates in relation to issues of corporate opportunity. Nothing in this Policy shall regulate or define the conduct of the Executives and their Affiliates with respect to affairs not involving a corporate opportunity.

     Section 1.  Definitions

     As used in this Policy, the following terms shall have the following meanings:

     (a) “Affiliate” of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person.

     (b) “Committee” shall mean a committee of the Board established on a standing or ad hoc basis to consider the application of this Policy to specific transactions which might be presented from time to time. Any Committee shall comprised of not less than two directors who are not interested in the transaction(s) that will be the subject of consideration.

     (c) “Core Business” means, directly or indirectly:

     (i) the exploration for, or ownership, development or extraction of, precious minerals, including, without limitation:

     A. the ownership of an interest in an enterprise, corporation or other entity, undertaking such exploration, ownership, development or extraction; or

     B. any affiliation, partnership or joint venture with any party to undertake such ownership, exploration, development or extraction; or

     C. the ownership of, licence to, contract right or government grant in, any mineral claims or property on which such exploration, development or extraction occurs, whether such activities involve current or expectant interests.

     (ii) Notwithstanding paragraph (b)(i) of this Section 1, the term Core Business does not include property where gold is a by-product.

     (iii) The restrictions on Core Business set forth in this Policy shall apply only to Core Business which occurs in Nevada.

     (d) “Corporate Opportunity” means any Possible Corporate Opportunity that has been designated as a “Corporate Opportunity” pursuant to Section 2(b)(i).

     (e) “Possible Corporate Opportunity” means any specific business opportunity:

     (i) in which the company has a legal interest or a legitimate expectancy interest; or

     (ii) previously identified as such pursuant to a resolution of the Board; or

     (iii) involving the acquisition of, or participation in, 10% or more in a Core Business.

     (f) “Unrestricted Opportunity” means any corporate or business opportunity that is neither a Possible Corporate Opportunity nor a Corporate Opportunity.

     Section 2.  Procedures

     (a) If a Possible Corporate Opportunity becomes available to an Executive or an Affiliate thereof (collectively the “Interested Party”), the Interested Party shall not directly or indirectly take any measures to consummate the Possible Corporate Opportunity, or to use his or her influence or direction to cause an Affiliate of the Executive to consummate a Possible Corporate Opportunity, unless and until full disclosure of all material facts related to the Interested Party’s interest in the transaction is made to the Board or the Committee and the Board or the Committee in good faith authorizes, approves or ratifies the transaction. Any decision by the Board shall be made by the affirmative vote of a majority of the disinterested directors.

     (b) Upon presentation of full disclosure as specified in Section 2(a), the Board or Committee shall, within not more than five business days, make a recommendation to all disinterested members of the Board that it adopt a resolution that:

     (i) the Company is ready, able and desires to pursue, the Possible Corporate Opportunity (in which event the opportunity will be deemed to be a “Corporate Opportunity” and not available to the Interested Party); or

     (ii) the Company is not ready, able or desirous of pursuing the Possible Corporate Opportunity; or

     (iii) the disinterested directors require more time (with a reasonable period to be specified in the resolution) to continue to review the Possible Corporate Opportunity.

     (c) The Board shall promptly inform the Interested Party in writing of its decision.

     (d) If the disinterested directors make a determination described in Section 2(b)(i) that the Company is ready and able to pursue, and desires to pursue, a Corporate Opportunity, but an Interested Party believes the Company is not using reasonable steps to diligently pursue the opportunity, the Interested Party may at any time make a demand upon the Company that a recommendation be made under this Section 2.

     (e) If the disinterested directors make a determination described in Section 2(b)(ii), or in the event that the disinterested directors fail to adopt a resolution as required by Section 2(b), or if the Company fails to pursue the Corporate Opportunity within five business days and the Interested Party has made a second request for review under Section 2(d), such Possible Corporate Opportunity shall thereafter be deemed to be an Unrestricted Opportunity.

     Section 3.  Right of First Offer

     (a) Notwithstanding a determination under this Policy that the Interested Party may proceed to participate in a Core Business which is an Unrestricted Opportunity, the Interested Party will grant to the Company a right of first offer, on terms set forth in Section 3(b), in respect of any proposed subsequent sale, transfer or disposition by the Interested Party of all or part of the interest in such Unrestricted Opportunity.

     (b) Upon a determination by an Interested Party of a decision to sell, transfer or otherwise dispose of an interest in a Core Business which was previously defined as being an Unrestricted Opportunity, the Interested Party shall first offer such interest to the Company on the same prices and terms (or terms as similar as reasonably possible) upon which the Interested Party proposes to sell, transfer or otherwise dispose of that interest. The Company shall have ten (10) business days to accept or decline such offer and, if the Company accepts, the transaction shall be completed at the price and on the terms offered within a thirty (30) day period following expiration of the ten business days. If the Company declines the offer or accepts the offer but fails to complete the acquisition within the additional thirty (30) day time period, the Interested Party may complete the sale, transfer or disposition to a third party at a price and on terms not less favourable than those offered to the Company. If the Interested Party is unable or unwilling to complete the sale to a third party on terms at least as favourable as those offered to the Company, the Interested Party shall again notify the Company and the Company shall have the nonexclusive right to acquire the interest on such terms as may be determined between the Company and the Interested Party.

     (c) Notwithstanding anything to the contrary in this Policy, the Right of First Offer shall be limited only to Unrestricted Opportunities described in the map attached to this Policy as Appendix “A”.

     Section 4.  Review of Policy; Amendment; Expiration

     (a) The Board or Committee shall review this Policy annually (or more frequently, as may be necessary or appropriate) and the Policy may be altered, amended or repealed at any time by action of the Board.

     (b) Neither the alteration, amendment or repeal of this Policy nor the adoption of any provision of the Company’s By-laws or Certificate of Incorporation inconsistent with this Policy shall eliminate or reduce the effect of this Policy in respect of any matter occurring, or any cause of action, suit or claim that, but for this Policy, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

     (c) With regard to any Possible Corporate Opportunity that an Executive first became aware of through his position with the Company, the provisions of Section 2 and 3 of this Policy, to the extent otherwise applicable, shall remain in effect with regard to any Interested Party for a period of six months from the time an Executive leaves the Company for any reason. With regard to any investment in a Core Business which was made by an Interested Party while he was an Executive of the Company, the provisions of Section 3 of this Policy shall remain in effect for a period of six months from the time an Executive leaves the Company for any reason.

     Section 5.  No Prohibition on Lawful Action

     Notwithstanding anything to the contrary herein, a violation of the terms of this Policy shall not be presumed a violation of law.

In light of the adoption of this new corporate opportunity policy, the provisions in our Articles of Incorporation related to corporate opportunities are duplicative.

The new corporate opportunity policy adopted by your board of directors in February 2006 is intended to provide a more complete process for determining what business opportunities are and are not available to our management and their affiliates. The following table compares the provisions of the new corporate opportunity policy with those found in the Articles of Incorporation and is qualified in its entirety by the text of the corporate opportunity policy and the provisions of the Articles of Incorporation related to corporate opportunities set forth above.

	New Policy Adopted in	Provisions in
	February 2006	Articles of Incorporation

To whom does the policy apply?	Directors and officers of U.S. Gold as well as an Affiliate (as defined) of directors and officers of U.S. Gold.	Officers, directors and other members of management of U.S. Gold.

What business opportunities are “Corporate Opportunities” which are not available to those subject to the policy?	Opportunities that relate to a specific business opportunity (a) in which U.S. Gold has a legal interest or a legitimate expectancy interest, (b) previously identified as an opportunity by resolution of the board of directors, or (c) involve the acquisition of or participation in 10% or more in a Core Business (as defined), in relation to which the board of directors passes a resolution declaring that U.S. Gold is ready, able and desires to pursue, and that U.S. Gold pursues within the time periods specified in the policy.	Any opportunity in which U.S. Gold has expressed an interest as determined by the board of directors and evidenced in the minutes of a meeting of the board of directors, unless such an opportunity is disclosed to the board of directors, made available to U.S. Gold and the board of directors rejects the opportunity.

	New Policy Adopted in	Provisions in
	February 2006	Articles of Incorporation

Right of First Offer	If the disinterested directors consider and reject, or fail to timely pursue, a corporate opportunity then the person covered by the policy may engage in the activity, but must offer U.S. Gold the opportunity, pursuant to the process provided in the policy, to purchase any interest which the person proposes to sell relating to such opportunity on the same terms and conditions as the proposed sale if the opportunity is located within a designated area.	None.

Survival Post-Employment	Certain aspects of the policy remain effective for six months after the time an officer or director of U.S. Gold leaves U.S. Gold for any reason.	None.

Amendment	The policy may be changed or repealed by resolution of the board of directors.	Any change requires the approval of the holders holding at least 50% of the shares of common stock of U.S. Gold voting at a properly held meeting of shareholders at which a quorum is present.

Furthermore, deleting the corporate opportunities provisions from our Articles of Incorporation will allow your board of directors to revise the corporate opportunity policy without shareholder approval. This will allow your board of directors to keep the policy up to date. The Colorado Business Corporation Act does not require this information to be included in the articles of incorporation of a Colorado corporation, and your board of directors believes that removing it from our Articles of Incorporation is in the best interests of U.S. Gold.

U.S. Gold’s board of directors, by unanimous vote,
recommends that U.S. Gold shareholders vote “FOR”
Proposal 1, approving the amendment to our Articles of Incorporation that removes provisions related to corporate opportunities to allow your board of directors to adopt and maintain an updated corporate opportunity policy.

PROPOSAL 2 — AMENDMENTS TO ARTICLES OF INCORPORATION TO UPDATE OUTDATED
STATUTORY REFERENCES

The following summary of the amendments described in this proposal is qualified in its entirety by the text of the Amended and Restated Articles of Incorporation, which is attached as Annex A to this proxy statement.

Our Articles of Incorporation currently contain general references to the laws of the State of Colorado and a more specific reference to the Colorado Corporation Code to refer to laws that are contained in the Colorado Business Corporation Act. We believe that the reference to the Colorado Corporation Code is obsolete, since that code was replaced many years ago with the Colorado Business Corporation Act. For the sake of clarity, your board of directors believes that revising our Articles of Incorporation to make clear that these references are to the Colorado Business Corporation Act is in the best interest of U.S. Gold.

Specifically, the following revisions would be made to our Articles of Incorporation if shareholders approve Proposal 2:

A. Article III, Objects and Purposes, will be revised to replace the reference to the “laws of the State of Colorado upon corporations formed under such laws” with a reference to the “Colorado Business Corporation Act.”

B. Article VII, Indemnification of Officers Directors and Others, which will be renamed Article VI if all of the proposed amendments to the Articles of Incorporation are made, will be revised to replace the reference to the “law of the State of Colorado now existing or as such law may be amended” with a reference to the “Colorado Business Corporation Act as now existing or as hereafter amended.”

C. Article XII, Limitation on Liability of Directors, which will be renamed Article VIII if all of the proposed amendments to the Articles of Incorporation are made, will be revised to replace the reference to the “Colorado Corporation Code” with a reference to the “Colorado Business Corporation Act.”

D. Article XIII, Voting Requirements, which will be renamed Article IX if all of the proposed amendments to the Articles of Incorporation are made, will be revised to use the defined term “Act,” which will have been defined in the Articles of Incorporation to mean the “Colorado Business Corporation Act,” instead of repeating the full reference to the “Colorado Business Corporation Act.”

U.S. Gold’s board of directors, by unanimous vote,
recommends that U.S. Gold shareholders vote “FOR”
Proposal 2, approving the amendments to our Articles of Incorporation that update the Articles of Incorporation by replacing vague and outdated references to statutory provisions with references to current statutory provisions.

PROPOSAL 3 — AMENDMENT TO ARTICLES OF INCORPORATION TO
CREATE AND DESIGNATE A NEW CLASS OF PREFERRED STOCK

The following summary of the amendment described in this proposal is qualified in its entirety by the text of the Amended and Restated Articles of Incorporation, which is attached as Annex A to this proxy statement.

U.S. Gold proposes to undertake three separate offers to purchase, whereby it will offer to acquire all of the outstanding common shares of the Target Companies in exchange for exchangeable shares of Canadian Exchange Co. The exchangeable shares are intended to provide their holders with rights which are correlative to holders of shares of U.S. Gold’s common stock. To accomplish this, U.S. Gold will be required to authorize and issue to the exchange and voting trustee one share of preferred stock, which preferred stock will enable the exchange and voting trustee to fulfill its obligation to the holders of exchangeable shares of Canadian Exchange Co. An amendment to U.S. Gold’s Articles of Incorporation will be required to authorize and issue this preferred stock.

The amendment to U.S. Gold’s Articles of Incorporation, if approved, would authorize the creation of a new class of preferred stock, no par value, to be designated as Series A Special Voting Preferred Stock. If approved, a single share of Series A Special Voting Preferred Stock would be authorized and following completion of the Proposed Acquisitions, outstanding. The share of Series A Special Voting Preferred Stock would be entitled to a number of votes with respect to any matter properly submitted to a vote of the holders of U.S. Gold common stock equal to the number of outstanding exchangeable shares of Canadian Exchange Co. (other than those owned by U.S. Gold or its subsidiaries) at the time of such vote, and except as otherwise required by law, the holders of U.S. Gold’s common stock and the holders of the Series A Special Voting Preferred Stock will vote together as a single class on all matters properly submitted to a vote of the holders of U.S. Gold common stock, including the election of directors. In the event of any liquidation, dissolution or winding up of U.S. Gold, the holder of the share of Series A Special Voting Preferred Stock will not be entitled to receive any assets of U.S. Gold available for distribution to U.S. Gold’s shareholders. The share of Series A Special Voting Preferred Stock is not redeemable. The holder of the share of Series A Special Voting Preferred Stock will not be entitled to receive dividends. However, holders of exchangeable shares will be afforded substantially similar rights as holders of U.S. Gold common stock in connection with any liquidation, dissolution or winding up of U.S. Gold, and in the event that dividends are declared and paid with respect to shares of U.S. Gold common stock. At such time as the Series A Special Voting Preferred Stock has no votes attached to it because there are no exchangeable shares of Canadian Exchange Co. outstanding not owned by U.S. Gold or its subsidiaries, and there are no shares of stock, debt, options or other agreements of Canadian Exchange Co. that could give rise to the issuance of exchangeable shares of Canadian Exchange Co. to any person other than U.S. Gold or its subsidiaries, the share of Series A Special Voting Preferred Stock will be cancelled. For additional information concerning the terms of the exchangeable shares, see “The Structure of the Proposed Acquisitions — Description of Exchangeable Shares” beginning on page 60.

U.S. Gold’s board of directors, by unanimous vote,
recommends that U.S. Gold shareholders vote “FOR”
Proposal 3, approving the amendment to our Articles of Incorporation to create a new class of U.S. Gold stock comprised of one share of preferred stock, designated as Series A Special Voting Preferred Stock, no par value, to be issued in connection with the Proposed Acquisitions
and for the purposes further described in the proxy statement.

PROPOSAL 4 — ISSUANCE OF STOCK IN CONNECTION
WITH THE ACQUISITION OF NEVADA PACIFIC

U.S. Gold common stock is traded on the Toronto Stock Exchange under the symbol “UXG” and on the AMEX under the symbol “UXG.” Section 712 of the AMEX Company Guide requires shareholder approval before the issuance of shares of common stock or securities convertible into or exercisable for shares of common stock as consideration for the acquisition of the stock of another company where the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 20% or more, or when any individual director, officer or substantial shareholder of the acquiring company has a 5% or greater interest (or when such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction and the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of the acquiring company of 5% or more.

Because the exchangeable shares that will be issued in the proposed acquisition of Nevada Pacific are exchangeable, upon the terms and conditions described herein, into a maximum of approximately 21,115,593 shares of U.S. Gold, which represents approximately 42% of the shares of U.S. Gold that are currently issued and outstanding, and because Robert R. McEwen, our Chief Executive Officer and the Chairman of our board of directors, holds more than 5% of the outstanding common shares of Nevada Pacific, the AMEX listing standards require that holders of U.S. Gold common stock approve the issuance of exchangeable shares of Canadian Exchange Co. in connection with the proposed acquisition of Nevada Pacific.

We currently estimate that, in connection with the proposed acquisition of Nevada Pacific, an aggregate of up to approximately 21,115,593 exchangeable shares will be issued by Canadian Exchange Co. and the same amount of shares of U.S. Gold common stock will be reserved for issuance in connection with the exchange of exchangeable shares of Canadian Exchange Co. These estimated aggregate numbers of shares include:

•	Up to approximately 17,059,601 exchangeable shares of Canadian Exchange Co. to be issued either as payment for common shares of the Nevada Pacific tendered in the offers to purchase or pursuant to subsequent acquisition transactions and approximately 17,059,601 shares of common stock of U.S. Gold to be issued upon exchange of such exchangeable shares; and

•	Up to approximately 4,055,992 exchangeable shares of Canadian Exchange Co. issuable upon exercise of outstanding warrants and options to purchase common shares of Nevada Pacific that are assumed or otherwise become exercisable for exchangeable shares of Canadian Exchange Co. in connection with or following the completion of the offers to purchase and the subsequent acquisition transactions and approximately 4,055,992 shares of common stock of U.S. Gold to be issued upon exchange of such exchangeable shares or pursuant to validly exercised options that we assume in connection with a subsequent acquisition transaction.

The foregoing calculations (i) assume that consideration to be paid for the common shares of Nevada Pacific will be as set forth under the heading “The Proposed Acquisitions — The Offers to Purchase,” and (ii) are based on the number of outstanding common shares, warrants and options of Nevada Pacific as reported by such company as of February 1, 2007. The actual number of shares issued and reserved for issuance in connection with the acquisition of Nevada Pacific will be impacted by a number of circumstances and variables that U.S. Gold cannot predict or control, for example, the number of shares of Nevada Pacific outstanding at the time of the Proposed Acquisitions.

Our board of directors has approved, on behalf of U.S. Gold as the sole shareholder of Canadian Exchange Co., the acquisition of all of the outstanding common shares of Nevada Pacific pursuant to the offers to purchase and any subsequent acquisition transaction, the issuance, in connection with the acquisition of Nevada Pacific, of exchangeable shares of Canadian Exchange Co., which exchangeable shares are immediately exchangeable at the holders’ option on a one-for-one basis into shares of common stock of U.S. Gold and the issuance of the shares of common stock issuable upon exchange of the exchangeable shares. Additional information regarding the offers to purchase and related matters is included in this proxy statement under “The Proposed Acquisitions” and additional information regarding the proposed acquisition of Nevada Pacific is included in Annex B to this proxy statement.

U.S. Gold’s board of directors, by unanimous vote of the directors voting, recommends that
U.S. Gold shareholders vote “FOR” Proposal 4, approving the issuance of up to 21,115,593 shares of Canadian Exchange Co., and the issuance of an equivalent number of shares of common stock of U.S. Gold issuable upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of Nevada Pacific.

PROPOSAL 5 — ISSUANCE OF STOCK IN CONNECTION
WITH THE ACQUISITION OF TONE RESOURCES

Because the exchangeable shares that will be issued in the proposed acquisition of Tone Resources are exchangeable, upon the terms and conditions described herein, into a maximum of approximately 6,743,825 shares of U.S. Gold, which represents approximately 13% of the shares of U.S. Gold that are currently issued and outstanding, and because Robert R. McEwen, our Chief Executive Officer and the Chairman of our board of directors, holds more than 5% of the outstanding common shares of Tone Resources, the AMEX listing standards described in Proposal 4 above require that holders of U.S. Gold common stock approve the issuance of exchangeable shares of Canadian Exchange Co. in connection with the proposed acquisition of Tone Resources.

We currently estimate that, in connection with the proposed acquisition of Tone Resources, an aggregate of up to approximately 6,743,825 exchangeable shares will be issued by Canadian Exchange Co. and the same amount of shares of U.S. Gold common stock will be reserved for issuance in connection with the exchange of exchangeable shares of Canadian Exchange Co. These estimated aggregate numbers of shares include:

•	Up to approximately 5,586,718 exchangeable shares of Canadian Exchange Co. to be issued either as payment for common shares of the Tone Resources tendered in the offers to purchase or pursuant to subsequent acquisition transactions and approximately 5,586,718 shares of common stock of U.S. Gold to be issued upon exchange of such exchangeable shares; and

•	Up to approximately 1,157,107 exchangeable shares of Canadian Exchange Co. issuable upon exercise of outstanding warrants and options to purchase common shares of Tone Resources that are assumed or otherwise become exercisable for exchangeable shares of Canadian Exchange Co. in connection with or following the completion of the offers to purchase and the subsequent acquisition transactions and approximately 1,157,107 shares of common stock of U.S. Gold to be issued upon exchange of such exchangeable shares or pursuant to validly exercised options that we assume in connection with a subsequent acquisition transaction.

The foregoing calculations (i) assume that consideration to be paid for the common shares of Tone Resources will be as set forth under the heading “The Proposed Acquisitions — The Offers to Purchase,” and (ii) are based on the number of outstanding common shares, warrants and options of Tone Resources as reported by such company as of February 1, 2007. The actual number of shares issued and reserved for issuance in connection with the acquisition of Tone Resources will be impacted by a number of circumstances and variables that U.S. Gold cannot predict or control, for example, the number of shares of Tone Resources outstanding at the time of the Proposed Acquisitions.

Our board of directors has approved, on behalf of U.S. Gold as the sole shareholder of Canadian Exchange Co., the acquisition of all of the outstanding common shares of Tone Resources pursuant to the offers to purchase and any subsequent acquisition transaction, the issuance, in connection with the acquisition of Tone Resources, of exchangeable shares of Canadian Exchange Co., which exchangeable shares are immediately exchangeable at the holders’ option on a one-for-one basis into shares of common stock of U.S. Gold and the issuance of the shares of common stock issuable upon exchange of the exchangeable shares. Additional information regarding the offers to purchase and related matters is included in this proxy statement under “The Proposed Acquisitions” and additional information regarding the proposed acquisition of Tone Resources is included in Annex C to this proxy statement.

U.S. Gold’s board of directors, by unanimous vote of the directors voting, recommends that
U.S. Gold shareholders vote “FOR” Proposal 5, approving the issuance of up to 6,743,825 shares of Canadian Exchange Co., and the issuance of an equivalent number of shares of common stock of U.S. Gold issuable upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of Tone Resources.

PROPOSAL 6 — ISSUANCE OF STOCK IN CONNECTION
WITH THE ACQUISITION OF WHITE KNIGHT

Because the exchangeable shares that will be issued in the proposed acquisition of White Knight are exchangeable, upon the terms and conditions described herein, into a maximum of approximately 23,659,640 shares of U.S. Gold, which represents approximately 48% of the shares of U.S. Gold that are currently issued and outstanding, and because Robert R. McEwen, our Chief Executive Officer and the Chairman of our board of directors, holds more than 5% of the outstanding common shares of White Knight, the AMEX listing standards described in Proposal 4 above require that holders of U.S. Gold common stock approve the issuance of exchangeable shares of Canadian Exchange Co. in connection with the proposed acquisition of White Knight.

We currently estimate that, in connection with the proposed acquisition of White Knight, an aggregate of up to approximately 23,659,640 exchangeable shares will be issued by Canadian Exchange Co. and the same amount of shares of U.S. Gold common stock will be reserved for issuance in connection with the exchange of exchangeable shares of Canadian Exchange Co. These estimated aggregate numbers of shares include:

•	Up to approximately 21,842,352 exchangeable shares of Canadian Exchange Co. to be issued either as payment for common shares of the White Knight tendered in the offers to purchase or pursuant to subsequent acquisition transactions and approximately 21,842,352 shares of common stock of U.S. Gold to be issued upon exchange of such exchangeable shares; and

•	Up to approximately 1,817,288 exchangeable shares of Canadian Exchange Co. issuable upon exercise of outstanding warrants and options to purchase common shares of White Knight that are assumed or otherwise become exercisable for exchangeable shares of Canadian Exchange Co. in connection with or following the completion of the offers to purchase and the subsequent acquisition transactions and approximately 1,817,288 shares of common stock of U.S. Gold to be issued upon exchange of such exchangeable shares or pursuant to validly exercised options that we assume in connection with a subsequent acquisition transaction.

The foregoing calculations (i) assume that consideration to be paid for the common shares of White Knight will be as set forth under the heading “The Proposed Acquisitions — The Offers to Purchase,” and (ii) are based on the number of outstanding common shares, warrants and options of White Knight as reported by such company as of February 1, 2007. The actual number of shares issued and reserved for issuance in connection with the acquisition of White Knight will be impacted by a number of circumstances and variables that U.S. Gold cannot predict or control, for example, the number of shares of White Knight outstanding at the time of the Proposed Acquisitions.

Our board of directors has approved, on behalf of U.S. Gold as the sole shareholder of Canadian Exchange Co., the acquisition of all of the outstanding common shares of White Knight pursuant to the offers to purchase and any subsequent acquisition transaction, the issuance, in connection with the acquisition of White Knight, of exchangeable shares of Canadian Exchange Co., which exchangeable shares are immediately exchangeable at the holders’ option on a one-for-one basis into shares of common stock of U.S. Gold and the issuance of the shares of common stock issuable upon exchange of the exchangeable shares. Additional information regarding the offers to purchase and related matters is included in this proxy statement under “The Proposed Acquisitions” and additional information regarding the proposed acquisition of White Knight is included in Annex D to this proxy statement.

U.S. Gold’s board of directors, by unanimous vote of the directors voting, recommends that
U.S. Gold shareholders vote “FOR” Proposal 6, approving the issuance of up to 23,659,640 shares of common stock of Canadian Exchange Co., and the issuance of an equivalent number of shares of common stock of U.S. Gold issuable upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of White Knight.

PROPOSAL 7 — ADJOURNMENT OR POSTPONEMENT OF THE
SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES

Any adjournment or postponement may be made without notice by an announcement made at the special meeting by the chairman of the meeting. If persons named as proxies by you are asked to vote for one or more adjournments or postponements of the meeting for matters incidental to the conduct of the meeting, such persons will have the authority to vote in their discretion on such matters. However, if persons named as proxies by you are asked to vote for one or more adjournments or postponements of the meeting to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt Proposals 1 through 6, such persons will only have the authority to vote on such matter as instructed by you or your proxy, or, if no instructions are provided on your signed proxy card, in favor of such adjournment or postponement. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow U.S. Gold’s shareholders who have already sent in their proxies to revoke them at any time prior to their use.

U.S. Gold’s board of directors, by unanimous vote, recommends that U.S. Gold shareholders vote “FOR” Proposal 7, approving the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve and adopt any of Proposals 1 through 6.

THE PROPOSED ACQUISITIONS

Reasons for the Proposed Acquisitions

The creation and issuance of the Series A Special Voting Preferred Stock, the issuance of the exchangeable shares of Canadian Exchange Co., and the issuance of U.S. Gold common stock upon exchange of the exchangeable shares are necessary in order to effect the Proposed Acquisition of each of the Target Companies. U.S. Gold believes that the Target Companies are desirable because each of them is exploring in the Cortez Trend in Nevada and owns and operates exploration properties that are adjacent to or near U.S. Gold’s Tonkin Springs property and because the acquisition of any or all of them would result in U.S. Gold having a larger position within the Cortez Trend. In addition, U.S. Gold believes that combining U.S. Gold’s resources with one or more of the Target Companies would result in:

•	A larger land position within the Cortez Trend and a larger exploration program. U.S. Gold holds a 100% interest in the Tonkin Springs exploration gold property in Eureka County, Nevada, subject to paramount title in the United States. This property consists of approximately 44 square miles of unpatented lode mining claims and millsite claims located on the Battle Mountain-Eureka Trend, approximately 45 miles northwest of the town of Eureka, in north-central Nevada. Upon successful completion of the Proposed Acquisitions, U.S. Gold’s land position would increase by approximately 240% to approximately 150 square miles. Over the next two years, U.S. Gold has planned 400,000 feet of exploration drilling on its Tonkin Springs property at a cost of $30 million. If the Proposed Acquisitions are successfully completed, U.S. Gold intends to aggressively explore the properties of Nevada Pacific, Tone Resources and White Knight over the next two years to coincide with its exploration program at its Tonkin Springs property.

•	A stronger cash position and reduced costs. On February 22, 2006, U.S. Gold completed a private placement of 16,700,000 subscription receipts, with gross proceeds to us of $75,150,000. Of the intermediate exploration companies currently exploring for gold in Nevada, U.S. Gold has one of the strongest cash positions. Successful completion of one or more of the Proposed Acquisitions will also give U.S. Gold access to any additional cash resources of the Target Companies acquired. Due to the strategic locations in Nevada of the assets of each of Nevada Pacific, Tone Resources and White Knight and the elimination of redundant fees and costs, U.S. Gold and Canadian Exchange Co. expect that U.S. Gold would realize lower total costs than if each company were to remain a separate entity.

•	Enhanced trading liquidity and better market focus. U.S. Gold and Canadian Exchange Co. expect that the successful completion of the Proposed Acquisitions would result in increased market capitalization and trading liquidity of the combined company, resulting in better market focus. Because of the increased market capitalization and liquidity of the combined company, U.S. Gold and Canadian Exchange Co. expect that the combined company will have greater access to equity and debt capital markets than U.S. Gold currently does, and greater appeal to institutional investors. It is a condition to the offers to purchase that the exchangeable shares shall have been approved for listing on the TSX and we expect that our shares of common stock will continue to be traded on the TSX and AMEX. U.S. Gold and Canadian Exchange Co. expect that the enhanced access to the equity and debt capital markets resulting from the Proposed Acquisitions would provide management of the combined company greater flexibility to execute its business plan under various financial market conditions.

•	Additional technical expertise. U.S. Gold and Canadian Exchange Co. believe that one or more of Nevada Pacific, Tone Resources and White Knight has quality employees with good technical expertise. U.S. Gold and Canadian Exchange Co. hope to retain at least some of these key employees following the successful completion of the Proposed Acquisitions to assist in U.S. Gold’s business and operations going forward.

Upon successful completion of the Proposed Acquisitions, the combined company would strive to become the premier exploration company in Nevada. However, you should be aware that U.S. Gold’s and Canadian Exchange Co.’s offer to purchase with respect to each Target Company is not conditioned on the completion of any of the other offers to purchase.

The board of directors urges all U.S. Gold shareholders to vote “FOR” Proposals 1 through 7.

About the Target Companies

Nevada Pacific

Nevada Pacific owns an exploratory property portfolio covering approximately 890 square miles of mineral rights in Mexico, including the Magistral Gold Mine, ten properties in Nevada and one in Utah. The Nevada property portfolio covers approximately 85 square miles, including portions of two significant gold producing regions: the Battle Mountain/Eureka Trend/Cortez Trend and the Carlin Trend.

Nevada Pacific was incorporated on March 11, 1997 under the Company Act (British Columbia). Nevada Pacific completed a mandatory transition to the Business Corporations Act (British Columbia) on September 3, 2005. Nevada Pacific’s registered office is located at 19th Floor, 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3H4 and its head office is located at Suite 750 — 625 Howe Street Vancouver, British Columbia, Canada V6C 2T6. Nevada Pacific is a reporting issuer in the provinces of British Columbia and Alberta and files its continuous disclosure documents with the securities regulatory authorities in those provinces. Such documents are available without charge at www.sedar.com. Nevada Pacific’s common shares are listed on the TSX-V under the symbol “NPG.” Additional information regarding Nevada Pacific is included in Annex B to this proxy statement.

Tone Resources

Tone Resources is an exploration stage company engaged in the acquisition and exploration of mineral properties primarily located on the major gold trends in the north-central region of Nevada, Tone Resources’ activities are focused on gold and Tone Resources controls substantially all interests in eight properties in Elko, Eureka, Lander, and Pershing counties in Nevada. All of Tone Resources’ properties are located near infrastructure facilities of currently producing gold mines.

Tone Resources’ mineral properties were acquired from KM Exploration Ltd., a private company with a common director, or were staked by that director. The properties are subject to a royalty of 1 per cent of net smelter returns, excepting the Red Ridge property, portions of which are subject to a royalty of 4 per cent of net smelter returns.

Tone Resources was incorporated on October 31, 2001 in the Yukon Territory and was continued to British Columbia from the Yukon Territory on March 1, 2005. The address and telephone number of its principal executive offices are 3374 West 19th Avenue, Vancouver, British Columbia, V6S 1C2, Canada, telephone (604) 263-5614. Its registered and records office is located at 10th Floor, 595 Howe Street, Vancouver, British Columbia, V6C 2T5, Canada. Tone Resources is a reporting issuer in British Columbia, Alberta, Ontario and the Yukon Territory and files its continuous disclosure documents with the securities regulatory authorities in those provinces. These documents are available without charge on SEDAR, at www.sedar.com. Tone Resources’ common shares trade on the TSX-V under the symbol “TNS”. Additional information regarding Tone Resources is included in Annex C to this proxy statement.

White Knight

White Knight is an exploration company active in identifying and generating new mineral prospects. White Knight has been exploring for gold deposits in Nevada since 1993 and currently controls the second largest land holding in the Cortez Trend. Its portfolio includes 18 properties (over 68,000 acres), 15 of which are located in the Cortez Trend. Five are joint ventures subject to earn-in agreements with the remaining 100% held by White Knight (with White Knight having a net ownership position of between 46,000 and 50,000 acres).

White Knight was incorporated on December 18, 1986 under the Company Act (British Columbia). On March 29, 2004, the Company Act (British Columbia) was replaced by the Business Corporations Act (British Columbia). White Knight completed a mandatory transition to the Business Corporations Act (British Columbia) on December 21, 2005. White Knight’s registered office is located at Suite 3350, 1055 Dunsmuir Street, Vancouver, British Columbia, Canada V7X 1L2 and its head office is located at 922, 510 West Hastings Street, Vancouver, British Columbia, Canada V6B 1L8. White Knight is a reporting issuer in the provinces of British Columbia and Alberta and files its continuous disclosure documents with the securities regulatory authorities in those provinces.

Such documents are available without charge at www.sedar.com.  White Knight’s common shares are listed on the TSX-V under the symbol “WKR.” Additional information regarding White Knight is included in Annex D.

Effecting the Proposed Acquisitions

U.S. Gold proposes to acquire each of the Target Companies through an offer to exchange all outstanding common shares of each of the Target Companies for exchangeable shares of Canadian Exchange Co. Each of the offers to purchase is separate and completion of each offer is not subject to completion of any of the other offers to purchase. Following the completion of any such offer to purchase, U.S. Gold and Canadian Exchange Co. plan to acquire any common shares of each of the Target Companies not purchased pursuant to the offers to purchase through a statutory plan of arrangement or similar transaction providing for a mandatory exchange of all remaining outstanding common shares of the Target Company for additional exchangeable shares of Canadian Exchange Co., which we expect we would structure so that warrants to purchase the Target Company’s common shares would be exchanged for warrants to purchase exchangeable shares of Canadian Exchange Co. and U.S. Gold would assume or adopt the Target Company stock option plan so that options under that plan would be exercisable for shares of common stock of U.S. Gold.

The Offers to Purchase

Common Shares

U.S. Gold and Canadian Exchange Co. intend to offer to purchase all outstanding common shares of each of the Target Companies for the following consideration:

•	0.23 of an exchangeable share of Canadian Exchange Co. for each outstanding common share of Nevada Pacific;

•	0.26 of an exchangeable share of Canadian Exchange Co. for each outstanding common share of Tone Resources; and

•	0.35 of an exchangeable share of Canadian Exchange Co. for each outstanding common share of White Knight.

Warrants, Options or Other Securities

The offers will be made only for the common shares of each Target Company and will not be made for any warrants, options or other securities that may entitle the holder to acquire common shares of any Target Company. Any holder of such securities who wishes to accept the offer will be required to exercise those securities and deposit common shares of the applicable Target Company in accordance with the offer. Any such exercise must be sufficiently in advance of the expiry time of the offer to permit the Target Company common shares acquired on the exercise of those securities to be tendered pursuant to the offer. However, after completion of the offers, we may implement a statutory plan of arrangement or similar transaction providing for a mandatory exchange of all remaining outstanding common shares of the Target Company for additional exchangeable shares of Canadian Exchange Co. in order to acquire full ownership of the Target Company, which we expect we would structure so that warrants to purchase the Target Company’s common shares would be exchanged for warrants to purchase exchangeable shares of Canadian Exchange Co. and U.S. Gold would assume or adopt the Target Company stock option plan so that options under that plan would be exercisable for shares of common stock of U.S. Gold.

Fractional Shares

Fractional exchangeable shares will not be issued pursuant to the offer. Instead, the number of exchangeable shares to be issued to each tendering shareholder will be either rounded up (if the fractional interest is 0.5 or more) or down (if the fractional interest is less than 0.5) to the next whole number. For purposes of such rounding, all of the common shares of each Target Company deposited by a shareholder will be aggregated.

Total Expected Issuance of U.S. Gold Shares

Based upon information provided to us by the Target Companies, we expect to issue a total of up to approximately 49,065,769 exchangeable shares of Canadian Exchange Co. in connection with the Proposed Acquisitions. In anticipation of the potential that the actual number of exchangeable shares of Canadian Exchange Co. that we may issue to the shareholders of any particular Target Company may exceed our current expectations, we are seeking shareholder approval of the issuance of up to 51,519,058 exchangeable shares of Canadian Exchange Co. and the issuance of an equivalent number of shares of common stock of U.S. Gold upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of each of the Target Companies. Nevertheless, in calculating the effects of the Proposed Acquisitions on voting power and ownership after giving effect to the Proposed Acquisitions, we have assumed that we will issue approximately 49,065,769 exchangeable shares of Canadian Exchange Co., rather than the higher number for which we are seeking shareholder approval.

Shares to be Issued

The following chart summarizes the U.S. Gold common shares that are outstanding as of February 9, 2007 (and on a fully diluted basis) and that we expect will be issued to the holders of shares of each Target Company upon exchange of the exchangeable shares of Canadian Exchange Co. in connection with each of the Proposed Acquisitions. It also shows the approximate percentage of U.S. Gold common stock that would be held by current shareholders of U.S. Gold and each of the Target Companies, assuming all of the Proposed Acquisitions are completed. Share information for U.S. Gold is as of February 9, 2007; share information for each of the Target Companies is as of February 1, 2007. Information regarding the outstanding shares of the Target Companies was provided to us by each Target Company.

		Total	Total
		U.S. Gold	U.S. Gold	Percentage
	U.S. Gold	Shares Giving	Shares Giving	of	Percentage of
	Shares Issuable	Effect to	Effect to	Outstanding	Fully Diluted
	per Share	Proposed	Proposed	U.S. Gold	U.S. Gold
	of Target	Acquisitions	Acquisitions	Shares Held	Shares Held
	Company	(outstanding)	(fully diluted)	(1)	(1)

Existing U.S. Gold Shareholders	—	50,058,755	61,326,755	54.2%	55.6%
White Knight	0.35	20,802,240	22,532,990	22.5%	20.4%
Nevada Pacific	0.23	16,247,239	20,110,089	17.6%	18.2%
Tone Resources	0.26	5,320,684	6,422,690	5.7%	5.8%
Total for all Target Companies	—	42,370,163	49,065,769	45.8%	44.4%
Total for U.S. Gold and all Target Companies	—	92,428,918	110,392,524	100.00%	100.00%

(1)	Securities of the Target Companies held by Robert R. McEwen that would be exchangeable into exchangeable shares of Canadian Exchange Co. in the Proposed Acquisitions are included in the Target Company ownership percentages.

Assuming all three of the Proposed Acquisitions are completed and that all of the shareholders of the Target Companies tender their shares, if Mr. McEwen exercises all of his outstanding warrants and options to purchase shares of the Target Companies and of our common stock, we expect that Mr. McEwen will own approximately 22,495,349 shares of our common stock or approximately 20% of the outstanding shares of our common stock on a fully-diluted basis.

Pro Forma Financial Information

Pro forma financial information for each of the Proposed Acquisitions, and all of the Proposed Acquisitions combined, is included in Annex E to this proxy statement.

Risks Relating to the Proposed Acquisitions

There are certain risks associated with the Proposed Acquisitions and related matters as described in “Risk Factors” beginning on page 14. U.S. Gold shareholders should consider these risks in determining how to vote on the proposals to be brought before the special meeting and should also consider the other risks described in U.S. Gold’s Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2005, filed with the SEC on January 24, 2007.

Conditions to the Proposed Acquisitions

Subject to applicable U.S. and Canadian law, we may withdraw the offer (in which event Canadian Exchange Co. shall not be required to accept for purchase and/or pay for any relevant Target Company common shares tendered in the offer) or extend the period of time during which the offer is open (in which event we or Canadian Exchange Co. may postpone accepting for purchase and paying for any relevant Target Company common shares tendered in the offer) unless all of the following conditions are satisfied as reasonably determined by us, or have been waived by us (in which event the condition or conditions waived by us will be waived with respect to all relevant Target Company shareholders):

(a) there shall have been properly deposited and not withdrawn that number of shares of the relevant Target Company that constitutes at least the greater of (i) 66-2/3 of the outstanding common shares of that Target Company, calculated on a fully diluted basis or (ii) 80% of the issued and outstanding common shares of that Target Company;

(b) each of the Target Companies shall not have entered into or effectuated any other agreement or transaction with any person or entity having the effect of impairing our ability to acquire such Target Company or otherwise diminishing the expected economic value to us of the acquisition of such Target Company including, but not limited to, any material issuance of securities of the Target Company, transfer of assets, the declaration of any extraordinary dividend, the adoption of a shareholder rights plan or any other transaction not in the ordinary course of the Target Company’s business;

(c) the additional shares of our common stock issuable upon exchange of the exchangeable shares offered under the offers shall have been approved for listing on the TSX and AMEX and the exchangeable shares shall have been approved for listing on the TSX;

(d) the registration statement for the exchangeable shares of Canadian Exchange Co. to be issued in the Proposed Acquisitions and the shares of our common stock that may be issued upon the exchange of any exchangeable shares shall have become effective under the Securities Act and no stop order suspending the effectiveness of the registration statement or a proceeding seeking a stop order shall have been issued nor shall there have been proceedings for that purpose initiated or threatened by the SEC and U.S. Gold and Canadian Exchange Co. shall have received all necessary state securities law or blue sky authorizations;

(e) all necessary orders shall have been obtained from relevant Canadian securities regulatory authorities in respect of the exchangeable shares to be issued in the Proposed Acquisitions, the shares of our common stock that may be issued upon the exchange of any such exchangeable shares and the resale of any such exchangeable shares or shares of our common stock;

(f) U.S. Gold and Canadian Exchange Co. shall have received waivers relating to any change of control provisions in any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which we or any of the Target Companies or any of their respective subsidiaries is a party or by which any of them or any of their properties or assets may be bound, except such waivers the absence of which would not in the aggregate materially adversely affect us, or subsidiaries, or a Target Company or its respective subsidiaries;

(g) the holders of our shares of common stock, voting at the special meeting, shall have approved Proposal 3, and Proposals 4, 5 and 6 in order for the offers described in each of those proposals to be taken up, as further described in this proxy statement;

(h) the directors of the applicable Target Company will have provided, in a form reasonably satisfactory to U.S. Gold and Canadian Exchange Co. (i) resignations and other documents reasonably necessary to effect an orderly transition of the board of directors of the applicable Target Company contemporaneously with or promptly after Canadian Exchange Co. takes up and pays for the applicable Target Company’s common shares deposited under the offer to purchase, including, if requested, resigning in favor of any nominees who may be specified by us and Canadian Exchange Co. and (ii) executed releases from each director of the applicable Target Company releasing all claims as directors, other than existing rights to indemnification and insurance and customary directors fees and expenses for attendance at meetings of the board of directors;

(i) there shall not be in effect or threatened as of the expiry time, as it may be extended, any temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition challenging the offers to purchase or preventing the completion of the offers to purchase or any of the other transactions described in the offers to purchase, and there shall be no statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which requires consent or approval or challenges, prohibits, restricts or makes illegal the completion of the offers to purchase or any subsequent acquisition transaction;

(j) there shall not be pending or threatened any suit, action or proceeding by any governmental entity:

(i) challenging the offers to purchase, seeking to restrain or prohibit the completion of the offers to purchase or seeking to obtain from us or any of the Target Companies or their respective subsidiaries any damages that are material in relation to any of the Target Companies and their respective subsidiaries, on a consolidated basis, or to us and our subsidiaries, on a consolidated basis;

(ii) seeking to prohibit or limit the ownership or operation by us or any of the Target Companies or any of our subsidiaries of any material portion of the business or assets of any of the Target Companies or us or any of our subsidiaries or to compel any of the Target Companies or us or any of our subsidiaries to dispose of or hold separate any material portion of the business or assets of us or any of the Target Companies or any of our subsidiaries as a result of the offers to purchase;

(iii) seeking to prohibit us from effectively controlling in any material respect the business or operations of any of the Target Companies; or

(iv) which otherwise is reasonably likely to have a material adverse effect on us and our subsidiaries, on a consolidated basis, or any of the Target Companies and their respective subsidiaries, on a consolidated basis;

(k) there shall be no change or threatened change in the business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of any of the Target Companies or any of their respective subsidiaries, on a consolidated basis, that, in our reasonable judgment, has or may have a material adverse effect on any of the Target Companies and their respective subsidiaries, on a consolidated basis, and we shall not have become aware of any fact that, in our reasonable judgment, has or may have a material adverse effect on any of the Target Companies and their respective subsidiaries or their business or prospects or the value to us of the common shares of any of the Target Companies;

(l) U.S. Gold and Canadian Exchange Co. shall have obtained or received all approvals, consents, clearances or waivers required to be obtained or received from any governmental regulatory agency, authority or commission in connection with the offers to purchase; and

(m) there shall not have occurred or been threatened:

(i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States or Canada;

(ii) any extraordinary or material adverse change in the financial markets or major stock exchange indices in the United States or Canada or in the market price of the common shares of any of the Target Companies;

(iii) any change in the general political, market, economic or financial conditions in the U.S. or Canada that could, in our reasonable judgment, have a material adverse effect upon the business, properties, assets, liabilities, capitalization, shareholders equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of any of the Target Companies or any of their respective subsidiaries;

(iv) any material change in U.S. dollar or Canadian dollar exchange rates or a suspension of, or limitation on, the markets therefor;

(v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Canada;

(vi) any limitation (whether or not mandatory) by any government, domestic, foreign or supranational, or governmental entity on, or other event that, in the reasonable judgment of U.S. Gold, might affect the extension of credit by banks or other lending institutions;

(vii) a commencement of war or armed hostilities or other national or international calamity involving the United States of America or Canada; or

(viii) in the case of any of the foregoing existing at the time of the commencement of the offers, a material acceleration or worsening thereof.

The conditions listed above are for the exclusive benefit of us and Canadian Exchange Co., and we may assert them regardless of the circumstances giving rise to any of the conditions. Unless precluded from doing so by applicable law, we may, in our sole discretion, waive any of these conditions in whole or in part, in which case the condition or conditions waived by us will be waived with respect to all shareholders of the Target Company affected. Subject to any rights and remedies granted to the Target Company shareholders under applicable U.S. and Canadian law, our reasonable determination as to whether any condition has been satisfied shall be final and binding on all parties.

U.S. Gold and Canadian Exchange Co. reserve the right to terminate any of the offers to purchase before their expiration if any condition to such offer to purchase remains unsatisfied or has not been waived or to comply with any applicable law.

Background of the Proposed Acquisitions

Nevada Pacific

On November 21, 2005, Messrs. McEwen and Ball, met with Mr. David Hottman, the Chairman, Chief Executive Officer and President and a director of Nevada Pacific, to discuss financing for Nevada Pacific.

On December 9, 2005, Nevada Pacific announced that, subject to regulatory approval, it had entered into an agreement with Mr. McEwen to issue to him, pursuant to a private placement, 12,500,000 units at a price of Cdn$0.40 per unit. Each unit would be comprised of one common share of Nevada Pacific and one warrant, each warrant exercisable to acquire one common share of Nevada Pacific at an exercise price of Cdn$0.50 per common share for a term of two years. Nevada Pacific announced that, in accordance with the rules of the TSX-V, the private placement would close in two tranches and that the company had called an extraordinary general meeting of its shareholders to be held January 23, 2006 for the purpose of approving the second tranche. Nevada Pacific also announced that Mr. McEwen would join the board of directors of Nevada Pacific.

On December 14, 2005, Nevada Pacific announced that it had closed the first tranche of the private placement to Mr. McEwen, consisting of 6,921,213 units of Nevada Pacific.

On December 22, 2005, Nevada Pacific announced the appointment of Mr. McEwen to the board of directors of Nevada Pacific.

On January 25, 2006, Nevada Pacific announced that the shareholders had approved the second tranche of the private placement and the closing of the second tranche of the private placement to Mr. McEwen, consisting of 5,578,787 units of Nevada Pacific.

Following U.S. Gold’s March 5, 2006 announcement that it intended to acquire in stock transactions, all of the outstanding common shares of White Knight, Nevada Pacific, Coral Gold and Tone Resources, on March 6, 2006, Nevada Pacific announced that its board of directors would meet to consider and evaluate U.S. Gold’s proposed offer to purchase and would advise its shareholders of the board’s position following that meeting.

On March 20, 2006, Nevada Pacific announced that its board of directors had met to consider U.S. Gold’s unsolicited offer. A special committee of the board of directors of Nevada Pacific was appointed to consider the unsolicited offer. The special committee selected Capital West Partners of Vancouver, British Columbia, to act as financial advisor and to assist in responding to the offer to purchase. The special committee, with its financial advisor, would consider the offer to purchase and investigate other alternatives available to maximize shareholder value. Nevada Pacific advised its shareholders that the Nevada Pacific special committee would report to the board of directors with its views and a recommendation regarding the offer to purchase after receiving advice from its financial advisors.

On May 18, 2006, Mr. McEwen resigned as a director of Nevada Pacific.

During the months of August and September 2006, U.S. Gold’s management, with the assistance of its financial and legal advisors, obtained and analyzed certain publicly available information regarding Nevada Pacific to evaluate the proposed acquisition of Nevada Pacific. Management also worked with its financial and legal advisors to consider various structuring and transaction alternatives for the Proposed Acquisitions.

On September 28, 2006, the law firm of Hogan & Hartson LLP, U.S. Gold’s United States securities counsel, sent a written request to Nevada Pacific’s outside counsel to provide U.S. Gold and their advisors with certain due diligence materials, including financial statements for the most recent completed fiscal period, and requested that Nevada Pacific instruct their independent auditors to provide a consent to the inclusion of Nevada Pacific’s financial statements in this proxy statement. On October 3, 2006, U.S. Gold sent a follow-up request to Nevada Pacific requesting the same information and consent. To date we have received diligence materials in response to our requests and the required independent auditor’s consents.

On January 18, 2007, we announced our intention to commence the formal tender offers for each of Nevada Pacific, Tone Resources and White Knight following the satisfaction of certain regulatory requirements. At the same time, we announced that we have decided not to pursue U.S. Gold’s proposed offer for Coral Gold Resources Ltd., a company based in Vancouver, British Columbia which conducts mineral exploration activities in the Cortez Trend in Nevada, in view of certain regulatory requirements that would need to be satisfied by Coral Gold Resources prior to our commencement of a formal tender offer. This decision was based on management’s concern, after consultation with our advisors, that the possible undue delay and expense arising from the satisfaction of those regulatory requirements could jeopardize the strategic offers. In the future, we may, in our sole discretion, re-evaluate our intention to acquire Coral Gold Resources.

Tone Resources

On November 30, 2005, Tone Resources announced that it was using its best efforts to undertake a private placement of 3,300,000 units at a price of Cdn$0.20 per unit. Each unit would be comprised of one common share of Tone Resources and one transferable warrant exercisable to acquire one common share of Tone Resources at an exercise price of Cdn$0.25 for a period of two years from closing.

On December 15, 2005, Tone Resources announced that Mr. McEwen had agreed to subscribe for 2,500,000 units pursuant to the private placement, that the private placement was subject to regulatory approval and that Mr. McEwen would join Tone Resources’ board of directors.

On December 21, 2005, Tone Resources announced that it had completed the first closing of the private placement, in which Mr. McEwen subscribed for 1,770,000 units and that Tone Resources had scheduled a meeting of shareholders to be held on February 10, 2006 to approve, among other things, the issuance of an additional 730,000 units to Mr. McEwen in a second closing.

On March 3, 2006, Tone Resources announced that the shareholders of Tone Resources had approved the issuance of the additional 730,000 units to Mr. McEwen pursuant to the private placement and that the closing of the issuance of the 730,000 units had been completed on March 3, 2006. Tone Resources also announced that the shareholders had appointed Mr. McEwen to the board of directors of the company.

Following U.S. Gold’s March 5, 2006 announcement that it intended to acquire in stock transactions, all of the outstanding common shares of White Knight, Nevada Pacific, Coral Gold and Tone Resources, on March 23, 2006, Tone Resources announced that the board of directors had established a special committee to evaluate the unsolicited offer and make recommendations to the board of directors and that the special committee would appoint a financial advisor in the immediate future to assist it in evaluating the offer and other alternatives that may be available to maximize shareholder value.

Since March 5, 2006, Mr. Scott D. Baxter, the Chief Executive Officer of Tone Resources and Mr. McEwen have had a number of telephone conversations regarding the proposed timing and structure of the offer to purchase Tone Resources.

On May 18, 2006, Mr. McEwen resigned as a director of Tone Resources.

On June 13, 2006, in response to U.S. Gold’s announcement on June 5, 2006, Tone Resources announced that it believed that it had done everything it could do to assist U.S. Gold in making a formal offer to its shareholders.

During the months of August and September 2006, U.S. Gold’s management, with the assistance of its financial and legal advisors, obtained and analyzed certain publicly available information regarding Tone Resources to evaluate the proposed acquisition of Tone Resources. Management also worked with its financial and legal advisors to consider various structuring and transaction alternatives for the Proposed Acquisitions.

On September 28, 2006, the law firm of Hogan & Hartson LLP, U.S. Gold’s United States securities counsel, sent a written request to Tone Resources’ outside counsel to provide U.S. Gold and their advisors with certain due diligence materials, including financial statements for the most recent completed fiscal period, and requested that Tone Resources instruct their independent auditors to provide a consent to the inclusion of Tone Resources’ financial statements in this proxy statement. On October 3, 2006, U.S. Gold sent a follow-up request to Tone Resources requesting the same information and consent. To date we have received diligence materials in response to our requests and the required independent auditor’s consents.

On January 18, 2007, we announced our intention to commence the formal tender offers for each of Nevada Pacific, Tone Resources and White Knight following the satisfaction of certain regulatory requirements. At the same time, we announced that we have decided not to pursue U.S. Gold’s proposed offer for Coral Gold Resources Ltd., a company based in Vancouver, British Columbia which conducts mineral exploration activities in the Cortez Trend in Nevada, in view of certain regulatory requirements that would need to be satisfied by Coral Gold Resources prior to our commencement of a formal tender offer. This decision was based on management’s concern, after consultation with our advisors, that the possible undue delay and expense arising from the satisfaction of those regulatory requirements could jeopardize the strategic offers. In the future, we may, in our sole discretion, re-evaluate our intention to acquire Coral Gold Resources.

White Knight

On June 28, 2005, Robert R. McEwen, prior to the time he became the Chairman and Chief Executive Officer of U.S. Gold, purchased 5,681,705 common shares of White Knight representing a 10.5% ownership in White Knight. Mr. McEwen purchased these common shares in a private purchase from Goldcorp Inc. for an average purchase price of Cdn$0.81 per share.

On July 5, 2005, Mr. McEwen purchased 2,270,700 common shares of White Knight representing a 4.2% ownership in White Knight. Following this purchase, Mr. McEwen held 7,952,427 common shares of White Knight (or 14.7% of the outstanding common shares of White Knight). Mr. McEwen purchased these common shares on the TSX-V for an average purchase price of Cdn$0.91 per share.

In July, 2005, Mr. McEwen was given a tour of certain of the White Knight properties in Nevada by Mr. John M. Leask, the Chairman of White Knight, Mr. Gordon P. Leask, a director of White Knight, and certain members of White Knight management. During this tour, Mr. McEwen engaged in preliminary discussions with Messrs. Leask and Leask about the potential for consolidating properties located along the Cortez Trend in Nevada.

On July 22, 2005, Mr. McEwen purchased 1,600,000 common shares of White Knight representing a 2.9% ownership in White Knight. Following this purchase, Mr. McEwen held 9,552,427 common shares of White Knight (or 17.1% of the outstanding common shares of White Knight on a partially diluted basis). Mr. McEwen purchased these common shares on the TSX-V for an average purchase price of Cdn$1.26 per share.

On August 11, 2005, Mr. McEwen, Mr. Ian Ball, and Mr. Stefan Spears, both consultants to U.S. Gold, met with Messrs. Leask and Leask and Mr. Brian Edgar, a director of White Knight, at U.S. Gold’s office in Toronto, Ontario. On November 16, 2005, Messrs. McEwen and Ball met with Mr. John M. Leask and Mr. William Rand, an advisor to White Knight and partner of Mr. Edgar, in Vancouver, British Columbia. In addition, during the summer and fall of 2005, Mr. McEwen and the representatives of White Knight engaged in several telephone conversations. During these meetings and telephone conversations, the representatives of each company continued their earlier discussions about consolidating the companies’ properties located along the Cortez Trend in Nevada.

Following U.S. Gold’s March 5, 2006 announcement that it intended to acquire in stock transactions, all of the outstanding common shares of White Knight, Nevada Pacific, Coral Gold and Tone Resources, on March 6, 2006, White Knight announced that its management was evaluating the proposed offer by U.S. Gold.

On March 6, 2006, Mr. McEwen announced that in his capacity as a holder of common shares of White Knight, he intended to support the proposal of U.S. Gold to acquire each of the Target Companies.

On March 22, 2006, White Knight announced that the board of directors of White Knight had engaged Genuity Capital Markets, or “Genuity,” to act as financial advisor, to provide a fairness opinion and to assist in responding to U.S. Gold’s offer to purchase.

During the week of April 24, 2006, there were a number of discussions among Genuity, GMP Securities L.P., or “GMP,” and Canadian counsel to U.S. Gold and White Knight regarding, among other things, the proposed timing and structure of the offer to purchase and whether U.S. Gold would be prepared to enter into a support agreement with White Knight in relation to the offer to purchase. U.S. Gold responded through GMP that it would proceed with the offer to purchase as originally contemplated.

On May 1, 2006, U.S. Gold announced the commencement of its offer to purchase all of the outstanding common shares of White Knight. U.S. Gold also announced that it intended to make formal offers to the shareholders of Tone Resources, Coral Gold and Nevada Pacific based on the same per share exchange ratios announced by U.S. Gold on March 5, 2006 as soon as practicable following the completion of by each of the foregoing companies of formal valuations required under applicable law.

On May 16, 2006, White Knight announced that it had filed its directors’ circular with Canadian securities authorities in response to U.S. Gold’s offer to purchase and mailed the directors’ circular to holders of White Knight’s issued and outstanding common shares. At the time, the board of directors of White Knight made no recommendations to shareholders regarding the offer in the directors’ circular. White Knight stated that while its board of directors was generally supportive of the business proposition of consolidating the land positions within the Cortez Trend, aggressively pursuing exploration programs, the enhanced trading liquidity and the stronger cash position for White Knight, based on advice from its financial and legal advisors, the board of directors would reserve judgment until issues were resolved with respect to the timing of the offer to purchase, particularly with respect to the timing of receiving appropriate clearances from the SEC and the completion of satisfactory due diligence on U.S. Gold.

On June 5, 2006, U.S. Gold announced that, in view of certain United States securities regulatory requirements, it had terminated its offer to purchase all of the common shares of White Knight. U.S. Gold stated that it intended to recommence its offer for White Knight and to commence offers for Nevada Pacific, Coral Gold and Tone Resources by mailing new offer documents as soon as regulatory requirements could be satisfied, including the receipt of necessary information from each of the Target Companies.

During the months of August and September 2006, U.S. Gold’s management, with the assistance of its financial and legal advisors, obtained and analyzed certain publicly available information regarding White Knight to evaluate the proposed acquisition of White Knight. Management also worked with its financial and legal advisors to consider various structuring and transaction alternatives for the Proposed Acquisitions.

On September 28, 2006, the law firm of Hogan & Hartson LLP, U.S. Gold’s United States securities counsel, sent a written request to White Knight’s outside counsel to provide U.S. Gold and their advisors with certain due diligence materials, including financial statements for the most recent completed fiscal period, and requested that White Knight instruct their independent auditors to provide a consent to the inclusion of White Knight’s financial statements in this proxy statement. On October 3, 2006, U.S. Gold sent a follow-up request to White Knight requesting the same information and consent. To date we have received diligence materials in response to our requests and the required independent auditor’s consents.

On January 18, 2007, we announced our intention to commence the formal tender offers for each of Nevada Pacific, Tone Resources and White Knight following the satisfaction of certain regulatory requirements. At the same time, we announced that we have decided not to pursue U.S. Gold’s proposed offer for Coral Gold Resources Ltd., a company based in Vancouver, British Columbia which conducts mineral exploration activities in the Cortez Trend in Nevada, in view of certain regulatory requirements that would need to be satisfied by Coral Gold Resources prior to our commencement of a formal tender offer. This decision was based on management’s concern, after consultation with our advisors, that the possible undue delay and expense arising from the satisfaction of those regulatory requirements could jeopardize the strategic offers. In the future, we may, in our sole discretion, re-evaluate our intention to acquire Coral Gold Resources.

Opinion of U.S. Gold Financial Advisor

On March 2, 2006, our board of directors established a special committee to evaluate the terms of the Proposed Acquisitions and the process of determining those terms. After interviewing various financial advisors, the special committee of the board of directors of U.S. Gold retained Wellington West Capital Markets Inc. on March 27, 2006, to act as its financial advisor in connection with the Proposed Acquisitions. Wellington West is a Canadian investment banking firm, with operations including corporate finance, mergers and acquisitions, equity sales and trading and investment research.

On April 6, 2006, at a meeting of the special committee held to evaluate the Proposed Acquisitions, Wellington West delivered its oral opinion to the special committee, subsequently confirmed in writing as of that date, to the effect that, as of that date and based on and subject to the matters described in its opinion, the consideration payable by U.S. Gold in the Proposed Acquisitions, and the exchange ratio for each of the Proposed Acquisitions, were fair, from a financial point of view, to U.S. Gold and its shareholders.

On November 22, 2006, the special committee requested an updated opinion from Wellington West. The full text of Wellington West’s written updated opinion to the special committee dated December 11, 2006, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this document as Annex G to this proxy. You should read the full text of Wellington West’s opinion in conjunction with the following summary of the opinion. Wellington West’s opinion to the special committee does not constitute a recommendation to any security holder as to how to vote or tender in respect of the Proposed Acquisitions or any related matter.

On January 18, 2007, we announced that we have decided not to pursue U.S. Gold’s proposed offer for Coral Gold Resources Ltd., a company based in Vancouver, British Columbia which conducts mineral exploration activities in the Cortez Trend in Nevada, in view of certain regulatory requirements that would need to be satisfied by Coral Gold Resources prior to our commencement of a formal tender offer. This decision was based on management’s concern, after consultation with our advisors, that the possible undue delay and expense arising from the satisfaction of those regulatory requirements could jeopardize the strategic offers. In the future, we may, in our sole discretion, re-evaluate our intention to acquire Coral Gold Resources. Our board of directors has determined that it is not necessary for Wellington West to update its opinion at this time. In connection with delivering its opinion, Wellington West reviewed and relied upon or carried out, among other things, the following:

1. Audited financial statements of White Knight for the years ended June 30, 1997 through June 30, 2006; Form 20-F for the fiscal year ended June 30, 2006; unaudited quarterly financial statements for the first quarter ended September 30, 2006;

2. Audited financial statements of Coral Gold for the years ended January 31, 1997 through January 31, 2006; Form 20-F for the fiscal year ended January 31, 2006; unaudited quarterly financial statements for the second quarter ended July 31, 2006;

3. Audited financial statements of Tone Resources for the years ended August 31, 2003, 2004, 2005, and 2006;

4. Audited financial statements of Nevada Pacific for the years ended June 30, 1998, through June 30, 2006; unaudited quarterly financial statements for the first quarter ended September 30, 2006;

5. Audited financial statements of U.S. Gold for the years ended December 31, 1995 through December 31, 2005; unaudited quarterly financials for the third quarter ended September 30, 2006;

6. Preliminary Proxy Statement of U.S. Gold dated October 26, 2006.

7. Form S-4, Registration Statement of U.S. Gold numbered 333-138233, 333-138271, 333-138272 and 333-138633.

8. Annual Information Form of Nevada Pacific dated February 24, 2005;

9. Annual Information Form of Nevada Pacific dated October 24, 2006;

10. Information Circular for Nevada Pacific dated November 1, 2006;

11. Final Long Form Prospectus of Tone Resources dated February 10, 2003;

12. 2005 annual report of Coral Gold;

13. Management Information Circular of Coral Gold dated May 6, 2005;

14. Management Information Circular of Nevada Pacific dated October 27, 2005;

15. Management Information Circular of Tone Resources dated January 6, 2006;

16. Management Information Circular of White Knight dated October 24, 2005;

17. Technical Report on the Roberts Mountain Project, Roberts Mountain, Eureka County, Nevada USA prepared by Marvin A. Mitchell P.Eng, Mitchell Geological Services Inc, October 21, 2002;

18. Technical Report for the Slaven Canyon Property, Lander County, Nevada, USA prepared by Timothy D. Jefferson, P.G., and Arthur R. Leger, P.G., November 16, 2005;

19. Summary Report for the Celt Property, Eureka County, Nevada prepared by Ken Brook, RPG, Desert Ventures Inc., September 23, 2005;

20. Technical Report on the Cottonwood Property, Eureka County, Nevada, USA prepared by John M. Leask, P.Eng, July 11, 2005;

21. Summary Report for the McClusky-Tonkin Summit Property, Eureka County, Nevada prepared by Ken Brook, RPG, Desert Ventures Inc, September 22, 2005;

22. Technical Report on the Fye Canyon Property, Eureka County, Nevada prepared by John M. Leask, P.Eng., April 15, 2005;

23. NI 43-101 Technical Report on the New Pass Property, Churchill County, Nevada prepared by Paul A Pelke, California Registered Geologist, October 2004;

24. NI 43-101 Technical Report on the New Pass Property, Churchill County, Nevada prepared by Paul A Pelke, California Registered Geologist, October 2006;

25. Technical Report on the Indian Ranch Property, Eureka County, Nevada, USA prepared by John M. Leask, P.Eng., December 20, 2004;

26. Amended Technical Report for the Magistral Gold Project, Sinaloa State, Mexico, prepared by Pincock Allen & Holt, January 6, 2005;

27. Technical Report on the Tonkin Springs Project, Nevada, USA, May 2004;

28. Filings on the System for Electronic Disclosure by Insiders (SEDI) for Coral Gold, Nevada Pacific, Tone Resources, and White Knight;

29. March 6, 2006 Corporate Presentation of U.S. Gold;

30. Spring 2006 Corporate Presentation of Nevada Pacific;

31. Press releases for U.S. Gold, White Knight, Nevada Pacific, Coral Gold and Tone Resources since January 1, 2005;

32. Public information relating to the business, operations, financial performance and stock trading history of U.S. Gold, White Knight, Nevada Pacific, Coral Gold, Tone Resources and other selected public companies considered to be relevant;

33. Public information with respect to other transactions of a comparable nature considered to be relevant;

34. Public information regarding the industries in which U.S. Gold and the Target Companies operate;

35. Representations contained in a certificate addressed to us, dated as of the date hereof, from senior officers of U.S. Gold as to the completeness and accuracy of the information upon which the Fairness Opinion is based; and

36. Such other corporate, industry and financial market information, investigations and analyses as Wellington West considered necessary or appropriate in the circumstances.

In rendering its opinion, Wellington West relied, without independent verification, upon the completeness, accuracy and fair presentation of all of the financial and other information, data, advice, opinions or representations obtained by it from public sources, senior management of U.S. Gold and its respective associates, affiliates, consultants and advisors or otherwise and Wellington West assumed that this information did not omit to state any material fact or any fact necessary to be stated to make this information not misleading. Wellington West’s opinion is conditional upon such completeness, accuracy and fair presentation of this information. Subject to the exercise of professional judgment and except as expressly described herein, Wellington West did not attempt to verify independently the completeness, accuracy or fair presentation of any of the information. In preparing its opinion, Wellington West has not been provided with direct access to the Target Companies or their respective managements and has relied solely on publicly available information relating to the Target Companies.

Wellington West’s opinion was rendered on the basis of securities markets, economic, financial and general business conditions prevailing as at the date of the opinion and the condition and prospects, financial and otherwise, of U.S. Gold, the Target Companies and their respective associates and affiliates, as they were reflected in the information obtained by Wellington West and as they were represented to Wellington West in discussions with management of U.S. Gold. In its analyses and in preparing the opinion, Wellington West made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Wellington West or any party involved in the Proposed Acquisitions.

For purposes of rendering its opinion, Wellington West also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Proposed Acquisitions will be obtained without any adverse effect on U.S. Gold or the Target Companies or on the contemplated benefits of the

Proposed Acquisitions to U.S. Gold. No limitations were imposed by the special committee upon Wellington West with respect to the investigations made or procedures followed by it in rendering its opinions.

Set forth below is a summary of certain financial analyses performed by Wellington West in connection with its updated opinion delivered on December 11, 2006.

Historical Stock Performance

Using publicly available information, Wellington West reviewed and analyzed recent and historical trading prices for the Target Companies’ common shares and U.S. Gold common shares and compared such trading prices to each other. The analysis indicated that for the three-year trading period ending December 8, 2006 (the last trading day prior to the opinion date):

	U.S. Gold	Coral Gold	Nevada Pacific	Tone Resources	White Knight

Trading Range	$0.35 - $10.05	$0.80 - $5.37	$0.30 - $1.85	$0.15 - $2.09	$0.38 - $2.69
Average Price	$2.71	$2.32	$0.85	$0.74	$1.10
Current Bid	n/a	$3.44	$1.28	$1.44	$1.91

The analysis of historical trading prices further indicated that the per share bid consideration as at March 3, 2006 (the last trading day prior to the announcement of the Proposed Acquisitions) of $3.58 for Coral Gold, $1.32 for Nevada Pacific, $1.52 for Tone Resources and $2.33 for White Knight represented the following premiums:

Period Before March 3, 2006	Coral Gold	Nevada Pacific	Tone Resources	White Knight

1-Day	25%	25%	25%	25%
30-Day Average	19%	44%	85%	38%
90-Day Average	35%	80%	121%	31%
180-Day Average	51%	87%	143%	53%
1-Year Average	54%	86%	139%	57%
3-Year Average(1)	44%	69%	180%	109%

(1)	In the case of Tone Resources, the average was calculated from the commencement of trading on May 16, 2003,

Analysis of Selected Publicly Traded Gold Companies

Wellington West also compared certain financial information and commonly used valuation measurements for a group of 36 publicly traded companies in the gold exploration/development and production industries which are shown below.

Seniors

•	AngloGold Ashanti Ltd.

•	Barrick Gold Corp.

•	Compañía de Minas Buenaventura

•	Gold Fields (SA)

•	Goldcorp Inc.

•	Harmony Gold Mining Company Limited

•	Newmont Mining Corporation

Intermediates

•	Agnico-Eagle Mines Ltd.

•	Bema Gold Corporation

•	Centerra Gold Inc.

•	Eldorado Gold Corp.

•	Golden Star Resources Ltd.

•	Hecla Mining Company

•	IAMGOLD Corporation

•	Kinross Gold Corporation

•	Meridian Gold Inc.

•	Randgold Resources Ltd.

•	Yamana Gold Inc.

Juniors

•	Alamos Gold Inc.

•	Apollo Gold Corporation

•	Aurizon Mines Ltd.

•	Claude Resources Inc.

•	Crystallex International Corporation

•	Cumberland Resources Ltd.

•	Gabriel Resources Ltd.

•	Glencairn Gold Corporation

•	Greystar Resources Ltd.

•	High River Gold Mines Ltd.

•	Minefinders Corporation

•	Nevsun Resources Ltd.

•	New Gold Inc.

•	Northgate Minerals Corporation

•	Queenstake Resources Ltd.

•	Richmont Mines Inc.

•	Rio Narcea Gold Mines Ltd.

•	Viceroy Exploration Ltd.

Analysis of comparable trading multiples for mining companies conventionally focuses on valuations per ounce of reserve, resource, production, price to net asset value, or price to earnings or cash flow per share. These metrics are of little value in assessing the Proposed Acquisitions as the Target Companies are too early stage to have meaningful operating statistics. The valuations of the Target Companies are based upon their exploration potential and we have accordingly evaluated and relied upon the metrics which measure this potential.

The table below sets forth information concerning the range and mean of various operating multiples for the selected companies above, which have been grouped into Senior, Intermediate and Junior segments based on market cap as of the opinion date:

	Senior Average				Intermediate Average				Junior Average
Selected Multiples	Range		Mean		Range		Mean		Range		Mean

EV/Oz — P&P Reserves	$121 - $533		$238		$182 - $1,352		$487		$76 - $697		$287
EV/Oz — MI Resources	$32 - $401		$151		$86 - $546		$241		$37 - $697		$155
EV/Oz — MI+I Resources	$13 - $253		$118		$65 - $456		$186		$22 - $259		$97
Price/NAV	1.4x - 2.0	x	1.7	x	1.1x - 1.9	x	1.5	x	0.3x - 1.7	x	0.9x
Price/Earnings — 2006E	8.2x - 41.1	x	25.2	x	18.5x - 49.7	x	34.2	x	5.2x - 92.3	x	40.7x
Price/Earnings — 2007E	9.3x - 25.0	x	18.7	x	12.1x - 56.9	x	23.7	x	3.5x - 80.3	x	15.3x
Price/Cash Flow — 2006E	7.1x - 54.0	x	18.5	x	13.7x - 62.8	x	26.8	x	4.0x - 26.4	x	15.3x
Price/Cash Flow — 2007E	7.7x - 14.6	x	11.3	x	5.9x - 31.1	x	15.0	x	2.6x - 51.6	x	11.6x

None of the companies utilized as a comparison are identical to the Target Companies or U.S. Gold. Accordingly, Wellington West believes the analysis of publicly traded comparable companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Wellington West’s opinion, concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies.

Analysis of Selected Precedent Transactions

Wellington West reviewed the financial terms, to the extent publicly available, of 38 proposed, pending or completed merger and acquisition transactions since June 2000 involving companies in the Gold exploration, development and/or production industries (the “Selected Transactions”). Wellington West calculated premiums over market value based on 30-day and 10-day variable weighted average prices (“VWAP”) and the pre-announcement trading prices for each of the target companies based on certain publicly available information for each of the Selected Transactions. Wellington West then compared the premiums in the Selected Transactions to the corresponding premiums over the 30-day VWAP, 10-day VWAP and pre-bid prices for the Proposed Acquisitions, based on the Exchange Ratio.

		Premium	Premium	Premium
		to 30 Day	to 10 Day	to Pre
Acquiror	Target	VWAP	VWAP	Announcement

Kinross Gold Corp.	Bema Gold Corp.	34.6%	34.3%	22.4%
Barrick Gold Corp.	Nova Gold Corp.	29.8%	34.4%	33.2%
IAMGOLD Corp.	Cambior Inc.	30.9%	25.8%	31.6%
Goldcorp Inc.	Glamis Gold Ltd.	39.0%	37.7%	34.5%
Yamana Gold Inc.	Viceroy Explorations Ltd.	25.5%	17.7%	25.4%
Barrick Gold Corp.	Pioneer Metals Corp.	57.1%	53.7%	49.3%
Gammon Lake Resources Inc.	Mexgold Resources Inc.	13.8%	4.2%	21.3%
Glamis Gold Ltd.	Western Silver Corp.	42.6%	38.5%	27.0%
Yamana Gold Inc.	Desert Sun Mining Corp.	33.3%	31.5%	19.0%
IAMGOLD Corp.	Gallery Gold Ltd.	41.0%	29.0%	24.0%
Goldcorp Inc.	Virginia Gold Mines Inc.	53.0%	43.0%	34.0%
Yamana Gold Inc.	RNC Gold Inc.	21.0%	19.0%	5.0%
Gold Fields Ltd.	Bolivar Gold Corp.	42.0%	29.0%	19.0%
Barrick Gold Corp.	Placer Dome Inc.	33.0%	37.0%	35.0%
Crew Gold Corp.	Guinor Gold Corp.	21.0%	10.0%	3.0%

		Premium	Premium	Premium
		to 30 Day	to 10 Day	to Pre
Acquiror	Target	VWAP	VWAP	Announcement

Golden Star Resources Ltd.	St. Jude Resources Ltd.	44.4%	28.4%	29.2%
Eldorado Gold Corp.	Afcan Mining Corp.	21.9%	16.1%	25.7%
High River Gold	Jilbey Gold Exploration
Mines Ltd.	Ltd.	56.3%	38.7%	29.1%
Agnico-Eagle Mines Ltd.	Riddarhyttan Resources AB	25.0%	25.6%	27.1%
Glamis Gold Ltd.	Goldcorp Inc.	27.2%	29.4%	29.1%
Goldcorp Inc.	Wheaton River Minerals Ltd.	4.3%	7.8%	14.1%
Rio Narcea Gold Mines Ltd.	Defiance Mining Corp.	44.1%	44.7%	35.9%
Coeur D’Alene Mines Corp.	Wheaton River Minerals Ltd.	49.7%	46.7%	40.3%
Golden Star Resources Ltd.	IAMGOLD Corp.	16.9%	18.0%	14.1%
IAMGOLD Corp.	Wheaton River Minerals Ltd.	31.6%	24.8%	24.8%
Deep Resources Ltd.	Emperor Mines Ltd.	40.5%	51.1%	47.2%
MMC Norilsk Nickel Group	Gold Fields Ltd.	−3.4%	−1.2%	−5.0%
Cambior Inc.	Ariane Gold Corp.	36.9%	36.1%	33.3%
Wheaton River Minerals Ltd.	Miranda Mining Corp.	167.5%	107.5%	64.4%
Anglogold Corp.	Ashanti-Goldfields Co Ltd.	47.3%	42.3%	41.6%
IAMGOLD Corp.	Repadre Capital Corp.	9.5%	17.3%	16.2%
Kinross Gold Corp.	TVX Gold Inc./Echo Bay Mines Ltd.	25.6%	5.3%	10.3%
Placer Dome Inc.	AurionGold Ltd.	54.2%	42.6%	27.1%
Glamis Gold Ltd.	Francisco Gold Corp.	58.8%	45.1%	42.2%
Meridian Gold Ltd.	Brancote Holdings Plc	68.3%	17.7%	6.4%
Newmont Mining Corp.	Franco-Nevada Mining Corp.	27.4%	25.6%	21.9%
	Homestake Gold of
Barrick Gold Corp.	Australia	21.9%	25.9%	31.0%
	Battle Mountain Gold
Newmont Mining Corp.	Exploration Corp.	14.9%	17.0%	26.1%

The following table sets forth information concerning the range and mean of premiums for the selected companies above, as well as premiums of the same metrics for Coral Gold, White Knight, Nevada Pacific and Tone Resources based on the Exchange Ratios.

	All Selected Companies		Target Companies (at March 3, 2006)
Share Price Premium	Range	Mean	Coral Gold	White Knight	Nevada Pacific	Tone Resources

To 30 Day VWAP	4.3%-68.3%	34.6%	18.7%	38.3%	43.9%	85.0%
To 10 Day VWAP	4.2%-53.7%	29.2%	19.9%	31.7%	55.8%	68.3%
To Pre-Announcement	3.0%-49.3%	26.6%	25.0%	25.0%	25.0%	25.0%

The foregoing premiums are based on the volume weighted average prices 10 trading days and 30 trading days prior to the March 6, 2006 announcement of the Proposed Acquisitions. All multiples for the Selected Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the 6-year period during which the Selected Transactions occurred. Wellington West observed that the premiums offered in the Proposed Acquisitions are in the mid-range of premiums offered in precedent mining transactions.

Because the reasons for, and circumstances surrounding, each of the precedent transactions analyzed were so diverse, and due to the inherent differences between the operations and financial conditions of the Target Companies and U.S. Gold and the companies involved in the Selected Transactions, Wellington West believes that a comparable transaction analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Wellington West’s opinion, concerning differences between the characteristics of these transactions and the Proposed Acquisitions that could affect the value of the subject companies and businesses and the Target Companies and U.S. Gold.

Historical Exchange Ratio Analysis

Wellington West reviewed the historical ratio of the daily per share market closing prices of the common shares of the Target Companies divided by the corresponding prices of U.S. Gold common stock over the 180-day, 90-day and 30-day periods prior to March 3, 2006 (the last business day prior to the announcement of the Proposed Acquisitions) and as of December 8, 2006 (the last business day prior to the opinion date). The exchange ratios over these periods are as follows:

	180-Day Average	90-Day Average	30-Day Average	Last Business Day
	(Prior to	(Prior to	(Prior to	Prior to	Current
Exchange Ratios	Announcement)	Announcement)	Announcement)	Announcement	December 8th

Coral Gold	0.62	0.69	0.59	0.51	0.63
Nevada Pacific	0.20	0.19	0.17	0.19	0.20
Tone Resources	0.13	0.16	0.15	0.21	0.24
White Knight	0.47	0.35	0.28	0.28	0.30

Wellington West calculated the premium represented by the Exchange Ratios relative to the historical exchange ratios over these same periods as follows:

	180-Day Average	90-Day Average	30-Day Average	Last Business Day
Exchange Ratio	(Prior to	(Prior to	(Prior to	Prior to	Current
Premium	Announcement)	Announcement)	Announcement)	Announcement	December 8th

Coral Gold	3%	−8%	8%	25%	1%
Nevada Pacific	17%	21%	37%	25%	17%
Tone Resources	104%	64%	77%	25%	10%
White Knight	-25%	−1%	27%	25%	16%

Analysis of Selected Publicly Traded Nevada Gold Exploration Companies

Wellington West compared certain financial information and valuation measurements for the Target Companies and U.S. Gold to corresponding information and measurements for a group of 13 comparable publicly traded Nevada gold exploration companies shown below which Wellington West deemed relevant:

Selected Companies

•	Atna Resources Ltd.

•	Bravo Venture Group Inc.

•	CMQ Resources Inc.

•	Duncan Park Holdings Corp.

•	J-Pacific Gold Inc.

•	Klondex Mines Ltd.

•	Metallic Ventures Gold Inc.

•	Mill City Gold Corp.

•	Minterra Resource Group

•	Miranda Gold Corp.

•	Staccato Gold Resources Ltd.

•	Victoria Resources Corp.

•	X-Cal Resources Ltd.

For each of the selected companies and U.S. Gold, Wellington West calculated the following financial metrics:

•	Market Capitalization

•	Enterprise Value

•	Multiple of Enterprise Value to Estimated Acreage

•	Multiple of Enterprise Value to Appraised Value

“Enterprise Value” means the sum of the market value of the fully diluted common shares plus interest bearing debt, less cash and equivalents.

“Estimated Acreage” means acreage of property in Nevada for which the company has mining claims.

Such financial information and valuation measurements were obtained from publicly available information concerning historical and projected exploration expenditure and assets, including published historical financial information, published National Instrument 43-101 compliant technical reports, and published corporate presentations.

It is important to note that multiples of appraised value and acreage are of limited value because the value of an exploration company is based on the potential for an economic mineral discovery and therefore the quality and prospectivity of the land holdings are of much greater importance than the quantity. For this reason, we place relatively little reliance on multiples of appraised value and acreage, but as it is a measure available for consideration and comparison, we have presented it here. The following table sets forth information concerning the range and mean of multiples for the selected companies above, as well as multiples of the same metrics for Coral Gold, White Knight, Nevada Pacific and Tone Resources.

	All Selected Companies		(As at December 8, 2006)
	Range	Mean	Coral Gold	White Knight	Nevada Pacific	Tone Resources

Market Capitalization	$8.8 - $96.2	$43.8	$33.5	$125.4	$110.1	$37.3

Enterprise Value	$7.3 - $82.5	$38.0	$29.5	$112.7	$106.0	$36.0

EV to Estimated Acreage(1)	$540 - $4,214	$1,662	$3,954	$1,567	$1,980	$3,899

EV to Appraised Value(1)	1.0x - 17.4x	4.8x	2.3x	8.7x	12.4x	18.0x

(1)	EV for Target Companies based on bid values

Wellington West observed that the bid prices being offered for the targets reflect trading multiples that are within the ranges of these analyses.

Contribution Analysis

Wellington West analyzed the relative ownership of U.S. Gold shareholders and the current shareholders of the Target Companies of the pro forma outstanding capital of the combined company. This analysis showed that on a pro forma combined basis U.S. Gold shareholders, Coral Gold shareholders, Nevada Pacific shareholders, Tone Resources shareholders and White Knight shareholders would own approximately 52.5%, 4.6%, 17.5%, 5.6% and 19.8% respectively, of the combined company’s pro forma share capital on a fully diluted basis. Wellington West then analyzed the relative contribution of U.S. Gold and the Target Companies of exploration properties as well as advanced exploration/development properties and developed mining properties to the combined company, and compared such relative contribution to the pro forma ownership of the combined company.

Proforma Analysis

Wellington West analyzed various pro forma metrics, assuming completion of the Proposed Acquisitions, and compared them to those of U.S. Gold as follows:

	U.S. Gold	U.S. Gold – Pro Forma

U.S. Gold Shares Outstanding (mm)	50.0	96.7
U.S. Gold Shares Outstanding (F.D.) (mm)	61.3	116.7
Share Price ($US)	$5.46	$5.46
Market Capitalization (US$mm)	$273	$528
Market Capitalization (F.D.) (US$mm)	$334	$637
Net Cash (US$mm)	$58	$77
Fully Diluted Net Cash (US$mm)	$146	$188
Enterprise Value	$215	$451
Enterprise Value (Fully Diluted)	$189	$449
Total Acres (000’s)	23.0	165.3
Acres in Cortez Trend (000’s)	23.0	134.2
Acres per million FD US Gold Share	376	3,047
Cortez Acres per million FD US Gold Share	376	2,381
% Ownership of US Gold (Fully Diluted)	100.0%	52.5%

The analysis showed that, upon completion of the Proposed Acquisitions, the combined company would have increased, among other things, market capitalization, net cash, total acres, and acres per share. We again note that the analysis of appraised value and acreage is of limited value as it does not measure the prospectivity of the exploration properties.

The foregoing summary describes the analyses and factors that Wellington West deemed material in connection with preparing its opinion to the special committee of U.S. Gold, but is not a comprehensive description of all analyses performed and factors considered by Wellington West in connection with preparing its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant assumptions and methods of financial analysis and the application of these methods to the particular circumstances and, therefore, a fairness opinion is not necessarily susceptible to partial analysis or summary description. Qualitative judgments were made based upon Wellington West’s assessment of the surrounding factual circumstances relating to the Proposed Acquisitions and Wellington West’s analysis of such factual circumstances in its best judgment. Wellington West believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors would likely create a misleading view of the process underlying the fairness opinion. In arriving at its fairness determination, Wellington West did not assign specific weights to any particular analyses.

In conducting its analyses and arriving at its opinions, Wellington West utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Wellington West to provide its opinion to the special committee of U.S. Gold as to the fairness to U.S. Gold of the exchange ratios and does not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty.

In its analyses and in preparing the fairness opinion, Wellington West made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Wellington West or any party involved in the Proposed Acquisitions. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of U.S. Gold, the Target Companies or their respective advisors, neither U.S. Gold nor Wellington West nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

The terms of the Proposed Acquisitions were determined by U.S. Gold and were approved by the special committee of U.S. Gold. The decision to enter into the Proposed Acquisitions was solely that of the U.S. Gold, its Board of Directors and the Special Committee. As described above, the opinion and presentation of Wellington West to the Special Committee were only one of a number of factors taken into consideration by the special committee of U.S. Gold in making its determination to approve the Proposed Acquisitions. Wellington West’s opinion was provided to the special committee of U.S. Gold to assist it in connection with its consideration of the Proposed Acquisitions and does not constitute a recommendation to any security holder as to whether to vote or tender in respect to the proposals set forth in the proxy statement, or any related matter.

The special committee of U.S. Gold selected Wellington West as financial advisor in connection with the Proposed Acquisitions based on Wellington West’s qualifications, expertise, reputation and experience in mining transactions involving Canadian companies. The special committee of U.S. Gold retained Wellington West pursuant to a letter agreement dated March 27, 2006 (the “Engagement Agreement”) between U.S. Gold and Wellington West. The terms of the engagement provide that Wellington West is to be paid a fee for its services for rendering the fairness opinion and any material updates to the fairness opinion. The fees payable to Wellington West are not contingent in whole or in part upon the completion of the Proposed Acquisitions or on the conclusions reached in the fairness opinion.

In addition, U.S. Gold has agreed to reimburse Wellington West for its reasonable out-of-pocket expenses incurred in connection with its engagement, including the reasonable fees and disbursements of Wellington West’s counsel and Wellington West’s reasonable travel and communication expenses. U.S. Gold has also agreed to indemnify Wellington West and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the applicable securities laws arising out of its engagement or the Proposed Acquisitions.

Wellington West is not an insider, associate, or affiliate of U.S. Gold or any of the Target Companies and is not an advisor to any person or company other than U.S. Gold with respect to the Proposed Acquisitions. Wellington West has not acted as lead underwriter for U.S. Gold or any of the Target Companies in the past 24 months, nor has Wellington West entered into any other agreements or arrangements with U.S. Gold or any of the Target Companies or any of their affiliates with respect to any future dealings. Wellington West may however, in the course of its business, provide financial advisory or investment banking services to U.S. Gold, any of the Target Companies, or any of their respective affiliates from time to time.

Wellington West acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have had and may in the future have positions in the securities of U.S. Gold, the Target Companies or any of their respective associates or affiliates and, from time to time, may have executed or may execute transactions on behalf of such companies or clients for which it received or may receive compensation. As an investment dealer, Wellington West conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including with respect to U.S. Gold, the Target Companies or the Proposed Acquisitions.

Regulatory Matters

Our obligation to complete the offer to purchase for each of the Target Companies is conditional upon, among other things, obtaining all governmental or regulatory consents or approvals that we, in our sole discretion, view as necessary or desirable to enable us to consummate the offer, on terms and conditions satisfactory to us. See the section entitled “The Proposed Acquisitions — Conditions to the Proposed Acquisitions” beginning on page 38 of this proxy statement.

Competition Act (Canada)

The Proposed Acquisitions are not transactions which require pre-merger notification to the Commissioner of Competition appointed under Part IX of the Competition Act (Canada), or the Commissioner. Whether or not a pre-merger filing is required, however, the Commissioner may apply to the Competition Tribunal, a special-purpose quasi-judicial tribunal empowered to deal with certain matters under the Competition Act (Canada), to seek relief in respect of merger transactions (including share acquisitions) and, if the Competition Tribunal finds that a merger is likely to prevent or lessen competition substantially, it may order that the merger not proceed or, in the event that the merger has been completed, order its dissolution or the disposition of some of the assets or shares involved. Proceedings under the merger provisions of the Competition Act (Canada) may be instituted by the Commissioner for a period of three years after a merger transaction has been substantially completed. We are not aware of any grounds upon which such proceedings could be taken.

Investment Canada Act

The Proposed Acquisitions are not transactions which are subject to governmental review or notification pursuant to the Investment Canada Act (Canada).

Hart-Scott-Rodino Act

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder by the United States Federal Trade Commission, or the FTC, certain transactions, including certain tender offers, may not be consummated unless notification has been given and certain information has been furnished to the FTC and the Antitrust Division of the United States Department of Justice and certain waiting period requirements have been satisfied. We have determined that the Proposed Acquisitions are not subject to the notification and reporting requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Filings Under Other Jurisdictions

We have determined that aside from the Canadian requirement described herein, filings under foreign jurisdictions are not required.

Canadian Securities Regulatory Matters

The distribution of the shares of our common stock and exchangeable shares in connection with the Proposed Acquisitions will be made pursuant to statutory exemptions from the prospectus qualification and dealer registration requirements under applicable Canadian securities laws.

Although the resale of shares of common stock of U.S. Gold and exchangeable shares issued under the Proposed Acquisitions is subject to restrictions under the securities laws of certain Canadian jurisdictions, shareholders in such jurisdictions generally will be able to rely on statutory exemptions from such restrictions.

United States Securities Regulatory Matters

We have filed registration statements with the SEC on Form S-4 registering the issuance of shares of common stock of U.S. Gold and exchangeable shares to be offered in connection with each of the Proposed Acquisitions. One of the conditions of each of the Proposed Acquisitions is that the registration statement relating to the Proposed Acquisition has become and remains effective until the expiry time of the offers. See the section entitled “The Proposed Acquisitions — Conditions to the Proposed Acquisitions” beginning on page 38 of this proxy statement.

STRUCTURE OF THE PROPOSED ACQUISITIONS

Description of the Structure of the Proposed Acquisitions

The Proposed Acquisitions have been structured with the intent to make it possible to provide favorable tax treatment to Target Company shareholders who tender their Target Company common shares pursuant to the offers to purchase. U.S. Gold believes that the expectation of favorable tax treatment will encourage more Target Company shareholders to participate in the offers to purchase and therefore increases the prospects for successfully completing the Proposed Acquisitions. In order to effect the Proposed Acquisitions, Canadian Exchange Co. was formed as a wholly-owned subsidiary of U.S. Gold in order that holders of common shares of the Target Companies will receive exchangeable shares of Canadian Exchange Co. pursuant to the offers to purchase. As a result, we expect that Target Company shareholders residing in Canada who receive exchangeable shares in exchange for their Target Company common shares will be able to do so on a Canadian tax deferred basis. If Target Company shareholders residing in Canada were not allowed to receive exchangeable shares in exchange for their Target Company common shares pursuant to the offers to purchase, a Canadian tax deferral would not be available, and U.S. Gold believes such shareholders would be less likely to participate in the offers to purchase or any subsequent acquisition transaction. Provided that certain conditions and requirements are met, each of the offers is structured with the intent to qualify as a tax-deferred exchange under Sections 368 or 351 of the Code, pursuant to which Target Company shareholders residing in the United States will generally also receive exchangeable shares on a United States tax-deferred basis. However, if a Target Company is considered to be a passive foreign investment company within the meaning of Section 1297 of the Code, referred to as a “PFIC,” a United States shareholder of such Target Company who has not made certain elections under the PFIC rules will be subject to tax under a special tax regime applicable to PFICs on gain realized with respect to the exchange of such United States shareholder’s Target Company shares for exchangeable shares and will not be eligible for tax-deferred treatment. White Knight discloses in its public filings that it believe itself to be a PFIC; Tone Resources and Nevada Pacific have not publicly disclosed whether they believe themselves to be PFICs. We have not independently assessed the PFIC status of any of the Target Companies.

Subsequent Acquisition Transactions

If U.S. Gold and Canadian Exchange Co. take up and pay for common shares of any or all of the Target Companies validly deposited under the offers to purchase, U.S. Gold and Canadian Exchange Co. currently intend to take such action as is necessary or advisable to acquire all common shares not acquired pursuant to the offers to purchase. Such action may include causing a special meeting of shareholders to be called to consider a subsequent acquisition transaction involving the relevant Target Companies and Canadian Exchange Co. or an affiliate of Canadian Exchange Co., for the purpose of enabling Canadian Exchange Co. or an affiliate of Canadian Exchange Co. to acquire all common shares not acquired pursuant to the offers to purchase. In the event that a subsequent acquisition transaction is necessary, U.S. Gold and Canadian Exchange Co. intend to cause a special meeting of shareholders of the applicable Target Company to be called to consider a statutory arrangement whereby:

(i) warrants to purchase shares of the Target Company would be exchangeable for warrants to purchase exchangeable shares of Canadian Exchange Co., with appropriate adjustments to the exercise prices of these warrants to reflect the applicable exchange ratio;

(ii) Target Company shareholders who did not deposit their common shares under the offer would be entitled to receive exchangeable shares in the same exchange ratio offered in the offer; and

(iii) the Target Company’s stock option plan would be assumed or adopted by U.S. Gold or Canadian Exchange Co.

The timing and details of any such transaction will depend on a number of factors, including the number of common shares acquired pursuant to the offer to purchase with respect to each Target Company and the terms of such Target Company’s warrant indentures and stock option plan and there can be no assurance that any such transaction will be proposed, or if proposed, effected.

A subsequent acquisition transaction described above may constitute a “business combination” or a “going private transaction” within the meaning of certain applicable Canadian securities legislation, including OSC Rule 61-501 and AMF Regulation Q-27. Under OSC Rule 61-501 and AMF Regulation Q-27, subject to certain exceptions, a subsequent acquisition transaction may constitute a “business combination” or a “going private transaction” if it would result in the interest of a holder or beneficial owner of the applicable Target Company common shares being terminated without such holder’s or beneficial owner’s consent, irrespective of the nature of the consideration provided in substitution therefor. We expect that any subsequent acquisition transaction relating to Target Company common shares will be a “business combination” or a “going private transaction” under OSC Rule 61-501 and AMF Regulation Q-27.

In certain circumstances, the provisions of OSC Rule 61-501 and AMF Regulation Q-27 may also deem certain types of subsequent acquisition transactions to be “related party transactions.” However, if the subsequent acquisition transaction is a “business combination” or a “going private transaction” carried out in accordance with OSC Rule 61-501 and AMF Regulation Q-27 or an exemption therefrom, the “related party transaction” provisions therein do not apply to such transaction. We intend to carry out any such subsequent acquisition transaction in accordance with OSC Rule 61-501 and AMF Regulation Q-27, or any successor provisions, or exemptions therefrom, such that the “related party transaction” provisions of OSC Rule 61-501 and AMF Regulation Q-27 will not apply to such subsequent acquisition transaction. OSC Rule 61-501 and AMF Regulation Q-27 provide that, unless exempted, a corporation proposing to carry out a business combination or a going private transaction is required to prepare a formal valuation of the target company’s common shares (and, subject to certain exceptions, any non-cash consideration being offered therefor) and provide to the holders of that target company’s common shares a summary of such valuation or the entire valuation. In connection therewith, we intend to rely on any exemption then available or to seek waivers pursuant to OSC Rule 61-501 and AMF Regulation Q-27 exempting U.S. Gold, Canadian Exchange Co. or the applicable Target Companies or their affiliates, as appropriate, from the requirement to prepare a valuation in connection with any subsequent acquisition transaction. An exemption is available under OSC Rule 61-501 and AMF Regulation Q-27 for certain business combinations or going private transactions completed within 120 days after the expiry of a formal take-over bid where the consideration under such transaction is at least equal in value to and is in the same form as the consideration that tendering shareholders were entitled to receive in the take-over bid, provided that certain disclosure is given in the take-over bid disclosure documents. We currently intend that the consideration offered under any subsequent acquisition transaction proposed by us would be equal in value to, and in the same form as, the consideration offered under the offer and that such subsequent acquisition transaction will be completed no later than 120 days after the expiry date and, accordingly, we expect to rely on these exemptions.

Depending on the nature and the terms of the subsequent acquisition transaction, the provisions of the Business Corporations Act (British Columbia) may require the approval of at least 66-2/3% of the votes cast by holders of the outstanding common shares of the applicable Target Company at a meeting duly called and held for the purpose of approving a subsequent acquisition transaction. OSC Rule 61-501 and AMF Regulation Q-27 would, in effect, also require that, in addition to any other required securityholder approval, in order to complete a business combination or a going private transaction, the approval of a majority of the votes cast by “minority” holders of the applicable Target Company’s common shares must be obtained unless an exemption is available or discretionary relief is granted by the OSC and the AMF. In relation to any subsequent acquisition transaction, the “minority” holders will be, subject to any available exemption or discretionary relief granted by the OSC and the AMF, as required, all shareholders of the Target Company other than U.S. Gold or Canadian Exchange Co., any “related party” of U.S. Gold or Canadian Exchange Co., or any other “interested party” (within the meaning of OSC Rule 61-501 and AMF Regulation Q-27) including any of the directors or senior officers of U.S. Gold or Canadian Exchange Co., any affiliate or insiders of those directors or senior officers, or any person acting jointly or in concert with any of the foregoing.

OSC Rule 61-501 and AMF Regulation Q-27 also provide that we may treat the common shares of the applicable Target Company acquired in the offer as “minority” shares and vote them, or consider them voted, in favor of a subsequent acquisition transaction that is a business combination or a going private transaction, provided that, among other things: (a) the business combination or going private transaction is completed not later than 120 days after the expiry date; (b) the consideration for each security in the subsequent acquisition transaction is at least equal in value to and in the same form as the consideration paid in the offer; and (c) the Target Company shareholder who tendered such Target Company common shares in the offer was not (i) acting jointly or in concert with us in respect of the offer, (ii) a direct or indirect party to any “connected transaction” (as defined in OSC Rule 61-501) to the offer, or (iii) entitled to receive, directly or indirectly, in connection with the offer, a “collateral benefit” (as defined in OSC Rule 61-501) or consideration per security that is not identical in amount and form to the entitlement of shareholders in Canada. We currently intend that the consideration offered under any subsequent acquisition transaction proposed by us would be equal in value to, and in the same form as, the consideration offered under the applicable offer and that such subsequent acquisition transaction will be completed no later than 120 days after the expiry date and, accordingly, we intend to cause the applicable Target Company common shares acquired in the offer to be voted in favor of such transaction and to be counted as part of any minority approval required in connection with any such transaction.

In addition, under OSC Rule 61-501 and AMF Regulation Q-27, if, following the offer, U.S. Gold and our affiliates are the registered holders of 90% or more of the applicable Target Company common shares at the time the business combination or going private transaction is initiated, the requirement for minority approval under OSC Rule 61-501 and AMF Regulation Q-27 would not apply to the transaction if an enforceable right to dissent and seek fair value or a substantially equivalent right is made available to the minority shareholders of the applicable Target Company. Any subsequent acquisition transaction may also result in the applicable Target Company shareholders having the right to dissent and demand payment of the fair value of their common shares under Section 238 of the Business Corporations Act (British Columbia). If the statutory procedures are complied with, this right could lead to a judicial determination of the fair value required to be paid to such dissenting shareholders for their common shares. The fair value of the applicable common shares so determined could be more or less than the amount paid per common share in the subsequent acquisition transaction or the offer.

The timing and details of any subsequent acquisition transaction will necessarily depend on a variety of factors, including the number of the relevant Target Company common shares acquired in the offer. Although we currently intend to propose a subsequent acquisition transaction on the same terms as the offer, it is possible that, as a result of the number of relevant Target Company common shares acquired under the offer, delays in our ability to effect such a transaction, information hereafter obtained by us, changes in general economic, industry, regulatory or market conditions or in the business of the applicable Target Company, or other currently unforeseen circumstances, such a transaction may not be so proposed or may be delayed or abandoned.

Rule 13e-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) is applicable to certain “going-private” transactions in the United States and may under certain circumstances be applicable to any subsequent acquisition transaction. We believe that Rule l3e-3 would not be applicable to a subsequent acquisition transaction unless the subsequent acquisition transaction is consummated more than one year after the termination of the offer. If applicable, Rule 13e-3 would require, among other things, that certain financial information concerning the applicable Target Company and certain information relating to the fairness of the subsequent acquisition transaction and the consideration offered to minority shareholders be filed with the SEC and distributed to minority shareholders before the consummation of any such transaction. The foregoing discussion of certain provisions of the Exchange Act is not a complete description of the Exchange Act or such provisions thereof and is qualified in its entirety by the reference to the Exchange Act.

If we are unable to or decide not to propose a subsequent acquisition transaction, or propose a subsequent acquisition transaction but cannot obtain any required approvals or exemptions promptly, we will evaluate other alternatives. These alternatives could include, to the extent permitted by applicable law, purchasing additional Target Company common shares in the open market, in privately negotiated transactions, in another take-over bid or exchange offer or otherwise, or from the Target Company, or taking no actions to acquire additional common shares of a Target Company. Subject to applicable law, any additional purchases of a Target Company’s common shares could be at a price greater than, equal to, or less than the price paid for those shares under the offer and could be for cash, securities and/or other consideration. Alternatively, we may take no action to acquire additional common shares of a Target Company, or may even sell or otherwise dispose of any or all the common shares acquired in the offer for a particular Target Company, on terms and at prices then determined by us, which may vary from the price paid for those common shares in the offer.

About U.S. Gold

We are engaged in the exploration for gold and other precious metals. We hold a 100% interest in the Tonkin Springs property in Eureka County, Nevada, subject to paramount title in the United States. This property consists of approximately 44 square miles of unpatented lode mining claims and millsite claims located on the Battle Mountain-Eureka Trend, also known as the Cortez Trend, approximately 45 miles northwest of the town of Eureka in north-central Nevada. We are presently in the exploration stage at the Tonkin Springs property. We have not generated revenue from mining operations since 1990.

We were organized as a corporation under the laws of the State of Colorado on July 24, 1979 under the name Silver State Mining Corporation. On June 21, 1988, we changed our name to U.S. Gold Corporation.

Our principal executive offices are located at 2201 Kipling Street, Suite 100, Lakewood, Colorado, 80215 and our telephone number is (303) 238-1438. Our website is www.usgold.com. Information contained on the website is not incorporated by reference into this proxy statement and you should not consider information contained on the website as part of this proxy statement. Our common stock is listed on the Toronto Stock Exchange, or TSX under the symbol “UXG” and on the AMEX under the symbol “UXG.” We are subject to the reporting requirements of the Exchange Act and, as such, file or furnish reports and other information with the SEC from time to time. More information about U.S. Gold is available and incorporated by reference into this proxy statement as described in the sections below entitled “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” on pages 91and 92, respectively.

About Canadian Exchange Co.

Our wholly-owned subsidiary, US Gold Canadian Acquisition Corporation, or Canadian Exchange Co., is a corporation we incorporated under the Business Corporations Act (Alberta) solely for the purpose of making the strategic offers. Canadian Exchange Co. has no significant assets and has not engaged in any business or other activities to date. In connection with the offers to purchase, among other things, Canadian Exchange Co. will obtain the benefit of a support agreement with U.S. Gold, to the extent one or more of the offers to purchase are completed, and will acquire common shares of the Target Companies and incur liabilities in connection with the offers to purchase.

In addition to an unlimited number of common and preferred shares, Canadian Exchange Co. is authorized to issue the exchangeable shares, as described in the section entitled “ — Background and Reason for Issuance of Exchangeable Shares” and “ — Description of Exchangeable Shares” immediately below. In connection with the Proposed Acquisitions, Canadian Exchange Co. will issue its exchangeable shares in exchange for the validly tendered and not validly withdrawn common shares of each of the Target Companies. The exchangeable shares are exchangeable into shares of our common stock on a one-for-one basis and are intended to have, to the extent practicable, the same economic, voting and other rights of our common stock. We intend to take all necessary steps to list the exchangeable shares on the TSX.

Robert R. McEwen, Ann S. Carpenter and William F. Pass are the current directors of Canadian Exchange Co. Each of Mr. McEwen, Ms. Carpenter and Mr. Pass has served as a director of Canadian Exchange Co. since Canadian Exchange Co.’s incorporation on April 18, 2006. The term of office of each director will expire not later than the close of the next annual meeting of shareholders of Canadian Exchange Co. In addition, Mr. McEwen currently serves as the Chairman and Chief Executive Officer, Ms. Carpenter currently serves as the President, and Mr. Pass currently serves as the Vice President, Secretary and Treasurer, of Canadian Exchange Co. Additional information regarding Mr. McEwen, Ms. Carpenter and Mr. Pass is included in U.S. Gold’s Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2005, which is incorporated into and forms part of this proxy statement.

Canadian Exchange Co.’s registered office is located at 2900 Manulife Place, 10180-101 Street, Edmonton, Alberta, Canada T5J 3V5 and its telephone number is (780) 423-7100.

Background and Reason for the Issuance of Exchangeable Shares

The exchangeable shares being issued in connection with this offer in lieu of U.S. Gold common stock to enable, to the extent permissible and applicable, the shareholders of the Target Companies to take advantage of a full or partial tax deferral (rollover) available under the Tax Act. The exchangeable shares by virtue of the redemption and exchange rights attaching to them and the provisions of the Voting and Exchange Trust Agreement, which will be entered into between U.S. Gold, Alberta ULC, Canadian Exchange Co. and a trustee to be determined, and the Support Agreement, which will be entered into between U.S. Gold, Alberta ULC, and Canadian Exchange Co., are intended to provide the holders of the exchangeable shares with the economic and voting rights that are, as nearly as practicable, equivalent to those of a share of common stock of U.S. Gold.

Description of Exchangeable Shares

The exchangeable shares are exchangeable on a one-for-one basis at any time at the option of the holder of the exchangeable shares into shares of U.S. Gold common stock. The following is a summary description of the material provisions of the rights, privileges, restrictions and conditions attaching to the exchangeable shares.

Retraction of Exchangeable Shares by Holders

Subject to the retraction call right described below, holders of exchangeable shares will be entitled at any time to retract (i.e., to require Canadian Exchange Co. to redeem) any or all exchangeable shares held by them and to receive the retraction price per exchangeable share to be satisfied by issuance of one share of common stock of U.S. Gold, plus the dividend amount, which for purposes of this proxy statement we define as the full amount of all declared and unpaid dividends on the exchangeable shares and all dividends and distributions declared on a share of common stock of U.S. Gold that have not yet been declared on the exchangeable shares. Holders of exchangeable shares may effect a retraction by presenting to Canadian Exchange Co. or its transfer agent the certificate(s) representing the exchangeable shares the holder desires to have Canadian Exchange Co. redeem, together with such other documents and instruments as may be required under the Business Corporation Act (Alberta), the articles of Canadian Exchange Co. or by its transfer agent, and a duly executed retraction request specifying that the holder desires to have the number of retracted shares specified therein redeemed by Canadian Exchange Co.

Upon receipt by Canadian Exchange Co. of a retraction request, Canadian Exchange Co. will promptly provide notice of such request to us and U.S. Gold Alberta ULC, which we refer to as Alberta ULC, our wholly-owned indirect subsidiary incorporated under the laws of Alberta that we formed in connection with the offers to purchase. Instead of Canadian Exchange Co. redeeming the retracted shares, and provided that the retraction request is not revoked by the holder in the manner described below, we or Alberta ULC will have the right to purchase all but not less than all of the shares covered by the retraction request, which we refer to as our retraction call right. Under the retraction call right, we or Alberta ULC, as the case may be, will purchase from the holder and the holder will sell to us or Alberta ULC, as the case may be, the retracted shares. The retraction price per share will be equal to the current market price of a share of our common stock, calculated as provided in the share provisions included in the Articles of Incorporation of Canadian Exchange Co. as of the last business day prior to the retraction date (described below), which shall be satisfied by delivering to the holder one share of our common stock plus the dividend amount, if any. The retraction date means the fifth business day after the date on which the retraction request is received by Canadian Exchange Co. See the section entitled “— Call Rights” beginning on page 62 of this proxy statement. In the event that we or Alberta ULC do not exercise the retraction call right, and provided that the retraction request is not revoked by the holder in the manner described below, Canadian Exchange Co. will redeem the retracted shares on the retraction date for the retraction price.

A holder of retracted shares may withdraw its retraction request, by written notice to Canadian Exchange Co. before the close of business on the business day immediately preceding the retraction date, in which case the retraction request will be null and void and the revocable offer will be deemed to have been revoked.

If, as a result of solvency provisions of applicable law, Canadian Exchange Co. is not permitted to redeem all exchangeable shares tendered by a retracting holder, Canadian Exchange Co. will redeem up to the maximum permissible number of exchangeable shares tendered by the holder. We or Alberta ULC will be required to purchase any exchangeable shares not redeemed by Canadian Exchange Co. in exchange for shares of our common stock on the retraction date under the optional exchange right described below. See the section entitled “— Voting and Exchange Trust Agreement — Optional Exchange Upon Canadian Exchange Co. Insolvency Event” on page 65 of this proxy statement.

Distribution on Liquidation of Canadian Exchange Co.

In the event of the liquidation, dissolution or winding up of Canadian Exchange Co. or any other distribution of its assets among its shareholders for the purpose of winding up its affairs, holders of exchangeable shares shall be entitled, subject to applicable law, to receive from the assets of Canadian Exchange Co. a liquidation payment that will be satisfied by issuance of one share of our common stock plus the dividend amount, if any for each exchangeable share. This liquidation amount will be paid to the holders of exchangeable shares before any distribution of assets of Canadian Exchange Co. is made to the holders of the common shares or any other shares of Canadian Exchange Co. ranking junior to the exchangeable shares, and is subject to the exercise by us or Alberta ULC of our or its liquidation call right described in the section “— Liquidation Call Right” below.

Automatic Exchange Upon Liquidation of U.S. Gold

Under the Voting and Trust Agreement, in the event of our liquidation, all of the then outstanding exchangeable shares will be automatically exchanged for shares of our common stock. To effect an automatic exchange, we, or at our option, Alberta ULC, will purchase all of the exchangeable shares from the holders on the fifth business day prior to the effective date of a liquidation. The purchase price payable for each exchangeable share purchased in a liquidation of U.S. Gold will be satisfied by the issuance of one share of our common stock plus the dividend amount, if any. See the section entitled ‘ — The Voting and Exchange Trust Agreement — Automatic Exchange Right Upon U.S. Gold Liquidation Event” on page 66 of this proxy statement.

Redemption of Exchangeable Shares by Canadian Exchange Co.

The redemption date for the exchangeable shares will be the earlier of: (i) the seventh anniversary of the date on which exchangeable shares are first issued; and (ii) any date established by the board of directors of Canadian Exchange Co. for the redemption of exchangeable shares at such time as there are fewer than 10% of the total number of exchangeable shares issued in connection with the strategic offers (other than exchangeable shares held by us or our subsidiaries and subject to necessary adjustments to the number of shares to reflect permitted changes to exchangeable shares) outstanding.

Notice of the redemption date will be sent to us and Alberta ULC at the same time as it is sent to the holders of exchangeable shares and, notwithstanding any proposed redemption of the exchangeable shares, each of us and Alberta ULC will have a redemption call right to purchase all, but not less than all, of the outstanding exchangeable shares on the redemption date. The redemption price per share will equal the current market price of a share of our common stock, calculated as provided in the share provisions included in the Articles of Incorporation of Canadian Exchange Co., on the last business day prior to such redemption, which shall be satisfied by delivering to the holder one share of our common stock plus the dividend amount, if any. See the section entitled “— Call Rights” below.

Unless the relevant Canadian tax legislation is amended, any Canadian tax deferral obtained by a shareholder who receives exchangeable shares under the offer will end on the exchange or redemption of exchangeable shares for shares of our common stock. Moreover, if our rights or the rights of Alberta ULC to acquire exchangeable shares from the holders of exchangeable shares, which we refer to as our or its call rights, are not exercised upon a redemption (including a retraction) of the exchangeable shares by Canadian Exchange Co., a holder of exchangeable shares may realize a dividend for Canadian tax purposes that may exceed the holder’s economic gain. A holder of exchangeable shares will be subject to different Canadian federal income tax consequences depending upon whether the call rights are exercised or whether the relevant exchangeable shares are redeemed by Canadian Exchange Co. under the share provisions if the call rights are not exercised. Subject to applicable law, and provided that we and Alberta ULC have not exercised the redemption call right, Canadian Exchange Co. will redeem all of the outstanding exchangeable shares upon at least 60 days prior notice to the holders of the exchangeable shares

Call Rights

In the circumstances described below, we and Alberta ULC will have certain overriding rights to acquire exchangeable shares from the holders. A holder of exchangeable shares will be subject to different Canadian federal income tax consequences depending upon whether the call rights are exercised or whether the relevant exchangeable shares are redeemed by Canadian Exchange Co. if the call rights are not exercised.

Retraction Call Right

Under the share provisions, each of we and Alberta ULC have an overriding retraction call right to acquire all but not less than all of the exchangeable shares that a holder of exchangeable shares requests Canadian Exchange Co. to redeem. Alberta ULC is only entitled to exercise its retraction call right with respect to those holders of exchangeable shares, if any, for which we have not exercised our retraction call right. The purchase price under the retraction call right is equal to the retraction call purchase price per share, which is the current market price of a share of our common stock, calculated as provided in the share provisions included in Articles of Incorporation of Canadian Exchange Co., on the last business day prior to the retraction date. The purchase price will be satisfied by delivering to the holder one share of our common stock plus the dividend amount, if any.

At the time of a retraction request by a holder of exchangeable shares, Canadian Exchange Co. will promptly notify us and Alberta ULC and either we or Alberta ULC must then advise Canadian Exchange Co. within five business days if we choose to exercise the retraction call right. If we or Alberta ULC do not advise Canadian Exchange Co. within the five-business day period, Canadian Exchange Co. will notify the holder as soon as possible thereafter that neither of us will exercise the retraction call right. Unless the holder revokes his or her retraction request, on the retraction date the exchangeable shares that the holder has requested Canadian Exchange Co. to redeem will be acquired by us or Alberta ULC (assuming either we or Alberta ULC exercise the retraction call right) or redeemed by Canadian Exchange Co., as the case may be, in each case for the retraction call purchase price as described in the preceding paragraph.

Liquidation Call Right

Under the share provisions, each of we and Alberta ULC have an overriding liquidation call right, in the event of and notwithstanding a proposed liquidation, dissolution or winding up of Canadian Exchange Co., to acquire all but not less than all of the exchangeable shares then outstanding. Alberta ULC is only entitled to exercise its liquidation call right with respect to those holders of exchangeable shares, if any, for which we have not exercised our liquidation call right. The purchase price under the liquidation call right is equal to the liquidation call exercise price per share, which is the current market price of a share of our common stock, calculated as provided in the share provisions included in Articles of Incorporation of Canadian Exchange Co., on the last business day prior to the effective date of such voluntary or involuntary liquidation, dissolution or winding up, or the liquidation date. The purchase price will be satisfied by delivering to the holder one share of our common stock plus the dividend amount, if any. Upon the exercise by us or Alberta ULC of the liquidation call right, the holders will be obligated to transfer their exchangeable shares to us or Alberta ULC, as the case may be. The acquisition by us or Alberta ULC of all of the outstanding exchangeable shares upon the exercise of the liquidation call right will occur on the effective date of the voluntary or involuntary liquidation, dissolution or winding up of Canadian Exchange Co.

To exercise the liquidation call right, we or Alberta ULC must notify Canadian Exchange Co.’s transfer agent in writing, as agent for the holders of the exchangeable shares, and Canadian Exchange Co. of our or Alberta ULC’s intention to exercise this right at least 55 days before the liquidation date in the case of a voluntary liquidation, dissolution or winding up of Canadian Exchange Co. and at least five business days before the liquidation date in the case of an involuntary liquidation, dissolution or winding up of Canadian Exchange Co. The transfer agent will notify the holders of exchangeable shares as to whether or not we or Alberta ULC have exercised the liquidation call right promptly after the expiry of the date by which the same may be exercised by us or Alberta ULC. If we or Alberta ULC exercise the liquidation call right on the liquidation date, we or Alberta ULC will purchase and the holders will sell all of the exchangeable shares for an amount equal to the liquidation call exercise price as described in the preceding paragraph.

Redemption Call Right

Under the share provisions, each of we and Alberta ULC have an overriding redemption call right, notwithstanding the proposed automatic redemption of the exchangeable shares by Canadian Exchange Co. in the share provisions, to acquire all but not less than all of the exchangeable shares then outstanding. Alberta ULC is only entitled to exercise its redemption call right with respect to those holders of exchangeable shares, if any, for which we have not exercised our redemption call right. The purchase price under the redemption call right is equal to the redemption call purchase price, which is the current market price of a share of our common stock, calculated as provided in the share provisions included in Articles of Incorporation of Canadian Exchange Co., on the last business day prior to the redemption date. The purchase price will be satisfied by delivering to the holder one share of our common stock plus the dividend amount, if any. Upon the exercise by us or Alberta ULC of the redemption call right, the holders will be obligated to transfer their exchangeable shares to us or Alberta ULC, as the case may be.

To exercise the redemption call right, we or Alberta ULC must notify Canadian Exchange Co.’s transfer agent in writing, as agent for the holders of the exchangeable shares, and Canadian Exchange Co. of our or Alberta ULC’s intention to exercise this right at least 30 days before the redemption date. The transfer agent will notify the holders of exchangeable shares as to whether or not we or Alberta ULC exercise the redemption call right promptly after the date by which the same may be exercised by us or Alberta ULC. If we or Alberta ULC exercise the redemption call right on the redemption date, we or Alberta ULC will purchase and the holders will sell all of the exchangeable shares for an amount equal to the redemption call purchase price as described in the preceding paragraph.

Effect of Call Rights Exercise

If U.S. Gold or Alberta ULC exercise one or more of its call rights, shares of our common stock will be directly issued to holders of exchangeable shares and we or Alberta ULC, as the case may be, will become the holder of the exchangeable shares. We or Alberta ULC will not be entitled to exercise any voting rights attached to the exchangeable shares that are acquired from the holders. If we or Alberta ULC decline to exercise the call rights when applicable, we will be required, under the Support Agreement we will enter into with Alberta ULC and Canadian Exchange Co., to issue shares of our common stock to the holders of exchangeable shares.

Voting Rights

Under the Voting and Exchange Trust Agreement we will enter into with Alberta ULC, Canadian Exchange Co. and a trust company to be determined, holders of exchangeable shares will be entitled to receive notice of and attend any meeting of our shareholders and to vote at any meetings. See the section entitled “— The Voting and Exchange Trust Agreement — Voting Rights in U.S. Gold” beginning on page 65 of this proxy statement.

The number of directors of Canadian Exchange Co. will be fixed at three and the exchangeable share provisions will entitle holders of exchangeable shares to annually elect one director. However, except as required by applicable law, or as provided in the rights, privileges, restrictions and conditions of the exchangeable shares, the holders of the exchangeable shares shall not otherwise be entitled as such to receive notice of or to attend any meeting of the shareholders of Canadian Exchange Co. or to vote at any meeting held for any other purpose than the annual election of directors.

Ranking

Holders of exchangeable shares will be entitled to a preference over holders of any other common shares of Canadian Exchange Co. and any other shares ranking junior to the exchangeable shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of Canadian Exchange Co., whether voluntary or involuntary, or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs.

Dividends

Holders of exchangeable shares will be entitled to receive dividends equivalent to the dividends, if any, paid from time to time by us on shares of our common stock. The declaration date, record date and payment date for dividends on the exchangeable shares will be the same as that for any corresponding dividends on shares of our common stock.

Certain Restrictions

Except with the approval of the holders of the exchangeable shares, Canadian Exchange Co. will not be permitted to:

•	pay any dividends on common shares or any other shares of Canadian Exchange Co. ranking junior to the exchangeable shares, other than stock dividends payable in common shares or any such other shares of Canadian Exchange Co. ranking junior to the exchangeable shares, as the case may be;

•	redeem or purchase or make any capital distribution in respect of common shares or any other shares of Canadian Exchange Co. ranking junior to the exchangeable shares;

•	redeem or purchase any other shares of Canadian Exchange Co. ranking equally with the exchangeable shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding up of Canadian Exchange Co., whether voluntary or involuntary, or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs; or

•	issue any shares of stock other than exchangeable shares and any other shares not ranking superior to the exchangeable shares,

unless, in the case of the first three bullet points above, all dividends on the outstanding exchangeable shares corresponding to dividends declared and paid to date on the shares of our common stock have been declared and paid on the exchangeable shares.

Amendment and Approval

Any approval required to be given by the holders of the exchangeable shares to add to, change or remove any right, privilege, restriction or condition attaching to the exchangeable shares or any other matter requiring the approval or consent of the holders of the exchangeable shares in accordance with applicable law shall be deemed to have been sufficiently given if it has been given in accordance with applicable law, subject to a minimum requirement that such approval be evidenced by a resolution passed by not less than 66-2/3% of the votes cast on such resolution at a meeting of holders of exchangeable shares duly called and held, excluding exchangeable shares beneficially owned by us or any of our subsidiaries.

Description of U.S. Gold Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to stockholders, including the election of directors. Cumulative voting for directors is not permitted. Except as provided by special agreement, the holders of common stock are not entitled to any preemptive rights and the shares are not redeemable or convertible. All outstanding common stock is, when issued and paid for, fully paid and nonassessable. The number of authorized shares of common stock may be increased or decreased (but not below the number of shares then outstanding or otherwise reserved under obligations for issuance by us) by the affirmative vote of a majority of shares cast at a meeting of our security holders at which a quorum is present.

Our Articles of Incorporation and bylaws do not include any provision that would delay, defer or prevent a change in control of our company. However, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders, which requirement could result in delays to or greater cost associated with a change in control of the company.

The holders of our common stock are entitled to dividends if, as and when declared by our Board of Directors from legally available funds. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and prior to distribution rights, if any, of any series of outstanding preferred stock.

The Voting and Exchange Trust Agreement

The purpose of the Voting and Exchange Trust Agreement will be to create a trust for the benefit of the registered holders from time to time of exchangeable shares (other than U.S. Gold and its subsidiaries). The voting and exchange trustee will hold the one issued and outstanding share of special voting stock of U.S. Gold, to be designated “Series A Special Voting Preferred Stock,” in order to enable the voting and exchange trustee to exercise the voting rights attached thereto and will hold exchange rights in order to enable the voting and exchange trustee to exercise such rights, in each case as trustee for and on behalf of such registered holders.

Voting Rights in U.S. Gold

Under the Voting and Exchange Trust Agreement, we will issue to the voting and exchange trustee one share of Series A Special Voting Preferred Stock to be held of record by the voting and exchange trustee as trustee for and on behalf of, and for the use and benefit of, the registered holders from time to time of exchangeable shares (other than us or our subsidiaries) and in accordance with the provisions of the Voting and Exchange Trust Agreement. During the term of the Voting and Exchange Trust Agreement, and under the terms of the Support Agreement, we will not be permitted to issue any additional shares of Series A Special Voting Preferred Stock without the consent of the holders of exchangeable shares.

Under the Voting and Exchange Trust Agreement, the voting and exchange trustee will be entitled to all of the voting rights, including the right to vote in person or by proxy, attaching to the one share of Series A Special Voting Preferred Stock on all matters that may properly come before our shareholders at a meeting of shareholders. The share of Series A Special Voting Preferred Stock will have that number of votes, which may be cast by the voting and exchange trustee at any meeting at which our shareholders are entitled to vote, equal to the number of outstanding exchangeable shares (other than shares held by us or our subsidiaries).

Each holder of an exchangeable share (other than us or our subsidiaries) on the record date for any meeting at which our shareholders are entitled to vote will be entitled to instruct the voting and exchange trustee to exercise one of the votes attached to the share of Series A Special Voting Preferred Stock for that exchangeable share. The voting and exchange trustee will exercise each vote attached to the share of Series A Special Voting Preferred Stock only as directed by the relevant holder and, in the absence of instructions from a holder as to voting, the voting and exchange trustee will not have voting rights with respect to such exchangeable share. A holder of an exchangeable share may, upon instructing the voting and exchange trustee, obtain a proxy from the voting and exchange trustee entitling the holder to vote directly at the relevant meeting the votes attached to the share of Series A Special Voting Preferred Stock to which the holder is entitled.

The voting and exchange trustee will send to the holders of the exchangeable shares the notice of each meeting at which our shareholders are entitled to vote, together with the related meeting materials and a statement as to the manner in which the holder may instruct the voting and exchange trustee to exercise the votes attaching to the share of Series A Special Voting Preferred Stock, at the same time as we send the notice and materials to our shareholders. The voting and exchange trustee will also send to the holders of exchangeable shares copies of all information statements, interim and annual financial statements, reports and other materials we send to our shareholders at the same time we send those materials to our shareholders. We will endeavor to obtain copies of materials sent by third parties to our shareholders generally, including dissident proxy circulars and tender and exchange offer circulars, as soon as possible after those materials are first sent to our shareholders and to deliver those materials to the voting and exchange trustee, which will send those materials to holders of exchangeable shares.

All rights of a holder of exchangeable shares to exercise votes attached to the share of Series A Special Voting Preferred Stock will cease upon the exchange of that holder’s exchangeable shares for shares of our common stock.

Optional Exchange Upon Canadian Exchange Co. Insolvency Event

We and Alberta ULC will agree in the Voting and Exchange Trust Agreement that, upon the insolvency of Canadian Exchange Co., a holder of exchangeable shares will be entitled to instruct the voting and exchange trustee to exercise an exchange right with respect to any or all of the exchangeable shares held by the holder, thereby requiring us or Alberta ULC to purchase the exchangeable shares from the holder. The purchase price payable for each exchangeable share purchased upon the insolvency of Canadian Exchange Co. will be satisfied by the issuance of one share of our common stock plus an additional amount equivalent to the full amount of all declared and unpaid dividends, if any, on the exchangeable share and all dividends and distributions declared on a share of common stock that have not yet been declared on the exchangeable shares.

As soon as practicable following an event of insolvency of Canadian Exchange Co. or any event that may, with the passage of time or the giving of notice or both, result in the insolvency of Canadian Exchange Co., Canadian Exchange Co. and we will give written notice of the insolvency or other event to the voting and exchange trustee. As soon as practicable after receiving the notice, the voting and exchange trustee will give notice to each holder of exchangeable shares of the event or potential event and will advise the holder of its rights with respect to the exchange right.

If, as a result of solvency provisions of applicable law, Canadian Exchange Co. is unable to redeem all of a holder’s exchangeable shares which the holder is entitled to have redeemed in accordance with the share provisions, the holder will be deemed to have exercised the optional exchange right with respect to the unredeemed exchangeable shares and we or Alberta ULC will be required to purchase those shares from the holder in the manner set forth above.

Automatic Exchange Right Upon U.S. Gold Liquidation Event

We will agree in the Voting and Exchange Trust Agreement that we will notify the voting and exchange trustee, upon the occurrence of either (a) a determination by our board of directors to institute voluntary liquidation, dissolution or winding up proceedings with respect to U.S. Gold or to affect any other distribution of our assets among our shareholders for the purpose of winding up our affairs, such notice to be given at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution, or (b) the earlier of (i) receipt by us of notice of, and (ii) we otherwise become aware of any threatened or instituted claim, suit, petition or other proceeding with respect to involuntary liquidation, dissolution or winding up or to effect any other distribution of our assets among our shareholders for the purpose of winding up our affairs.

Immediately following receipt by the voting and exchange trustee of notice of such an event or potential event of insolvency, the voting and exchange trustee will give notice to each holder of exchangeable shares of such event or potential event and will advise the holder of its rights with respect to the automatic exchange right.

On the fifth business day prior to the effective date of such event of insolvency, we will automatically exchange all of the then outstanding exchangeable shares (other than exchangeable shares held by us or our subsidiaries) for a purchase price per exchangeable share of one share equal to our common stock plus the dividend amount.

The Support Agreement

Under the Support Agreement, we will covenant that, so long as exchangeable shares not owned by us or our subsidiaries are outstanding, we will, among other things:

(a) not declare or pay any dividend on the shares of our common stock of unless (i) on the same day Canadian Exchange Co. declares or pays, as the case may be, an equivalent dividend on the exchangeable shares and (ii) Canadian Exchange Co. has sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of an equivalent dividend on the exchangeable shares;

(b) advise Canadian Exchange Co. in advance of the declaration of any dividend on the shares of our common stock and take other actions reasonably necessary to ensure that the declaration date, record date and payment date for dividends on the exchangeable shares are the same as those for any corresponding dividends on the shares of our common stock;

(c) ensure that the record date for any dividend declared on the shares of our common stock is not less than ten (10) business days after the declaration date of such dividend; and

(d) take all actions and do all things reasonably necessary or desirable to enable and permit Canadian Exchange Co., in accordance with applicable law, to pay the liquidation amount, the retraction price or the redemption price to the holders of the exchangeable shares in the event of a liquidation, dissolution or winding up of Canadian Exchange Co., a retraction request by a holder of exchangeable shares or a redemption of exchangeable shares by Canadian Exchange Co., as the case may be.

The Support Agreement will also provide that, without the prior approval of Canadian Exchange Co. and the holders of exchangeable shares, we will not distribute additional shares of common stock of U.S. Gold or rights to subscribe therefor or other property or assets to all or substantially all holders of shares of our common stock, nor change any of the rights, privileges or other terms of our common stock, unless the same or an equivalent distribution on, or change to, the exchangeable shares (or in the rights of the holders thereof) is made simultaneously. In the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid or similar transaction affecting our common stock, we will use reasonable efforts to take all actions necessary or desirable to enable holders of exchangeable shares to participate in such transaction to the same extent and on an economically equivalent basis as the holders of our common stock.

The Support Agreement will also provide that, as long as any outstanding exchangeable shares are owned by any person or entity other than us or any of our subsidiaries, we will, unless approval to do otherwise is obtained from the holders of the exchangeable shares, remain the direct or indirect beneficial owner of all of the issued and outstanding common shares of Canadian Exchange Co. and of all of the issued and outstanding voting shares of Canadian Exchange Co. and Alberta ULC.

With the exception of changes for the purpose of:

(a) adding to the covenants of any or all of the parties;

(b) evidencing successors of U.S. Gold;

(c) making certain necessary amendments or;

(d) curing ambiguities or clerical errors (provided, in each case, that our board of directors and the boards of directors of each of Canadian Exchange Co. and Alberta ULC are of the opinion that such amendments are not prejudicial to the interests of the holders of the exchangeable shares), the Support Agreement may not be amended without the approval of the holders of the exchangeable shares.

Under the Support Agreement, each of us and Alberta ULC will not exercise, and will prevent their affiliates from exercising, any voting rights attached to the exchangeable shares owned by us or Alberta ULC or their affiliates on any matter considered at meetings of holders of exchangeable shares (including any approval sought from such holders in respect of matters arising under the Support Agreement).

Effect of the Proposed Acquisitions on U.S. Gold Shareholders

If all the Proposed Acquisitions are completed, it is expected that the former shareholders of the Target Companies will control up to approximately 46% of the voting power of U.S. Gold, or approximately 44% on a fully-diluted basis, and will own the same proportions of U.S. Gold’s common stock upon exchange of the exchangeable shares of Canadian Exchange Co. that they receive in the Proposed Acquisitions. Assuming all three of the Proposed Acquisitions are completed and that all of the shareholders of the Target Companies tender their shares, if Mr. McEwen exercises all of his outstanding warrants and options to purchase shares of the Target Companies and of our common stock, we expect that Mr. McEwen will own approximately 22,495,349 shares of our common stock or approximately 20% of the outstanding shares of our common stock on a fully-diluted basis. For additional information, see “The Proposed Acquisitions — Shares to Be Issued” on page 37.

Accounting Treatment

If consummated, the Proposed Acquisitions will be accounted for as a purchase transaction, with U.S. Gold as the acquirer of each of the Target Companies. The offer is being made only for the common shares of each of the Target Companies and is not being made for any warrants, options or other securities that may entitle the holder to acquire common shares of the Target Companies. Nevertheless, if after completion of the offer, we implement the subsequent acquisition transaction described in the section entitled “Structure of the Proposed Acquisitions —

Subsequent Acquisition Transaction,” we intend to structure such transaction so that such warrants would be exchanged for warrants to purchase exchangeable shares of Canadian Exchange Co. at the appropriate exchange rate for each Target Company’s warrant holders. Each Target Company’s stock option plan would be assumed or adopted by U.S. Gold. As a result, for purposes of preparing Annex E (Unaudited Pro forma Consolidated Financial Statements), the exchange ratio was determined on a fully-diluted basis, assuming that all outstanding warrants and options of each of the Target Companies, as disclosed in their respective most recent publicly available financial statements, had been exercised.

Additional Information

U.S. Gold and Canadian Exchange Co. have filed or will file registration statements on Form S-4 with the SEC to register the exchangeable shares of Canadian Exchange Co. issuable to the shareholders of each of the Target Companies in the offers to purchase and any subsequent acquisition transactions and shares of common stock of U.S. Gold issuable upon exchange of such exchangeable shares. Portions of these filings that contain information not otherwise addressed in this proxy statement are included as Annex B, Annex C and Annex D to this proxy statement.

This proxy statement is not an offer to purchase or a solicitation of an offer to purchase shares of common stock of any of the Target Companies. The offers to purchase the outstanding shares of common stock of the Target Companies are being made solely by the offers to purchase contained in the registration statements on Forms S-4 filed with the SEC described immediately above.

SELECTED HISTORICAL FINANCIAL DATA OF U.S. GOLD

The following are selected consolidated financial data for U.S. Gold for each of the years in the five-year period ended December 31, 2005 and for the nine months ended September 30, 2006 and 2005. The information with respect each of the years in the five-year period ended December 31, 2005 has been derived from and should be read in conjunction with the audited consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2005 (as amended) and December 31, 2004, filed with the SEC on January 24, 2007 and March 30, 2005, respectively. The information with respect to the nine-month periods ended September 30, 2006 and 2005 has been derived from and should be read in conjunction with the unaudited consolidated financial statements and related notes included in U.S. Gold’s Quarterly Report on Form 10-QSB, as amended, for the quarters ended September 30, 2006 filed with the SEC on January 24, 2007 and incorporated by reference in this proxy statement. The information with respect to each of the years in the three-year period ended December 31, 2003 has been derived from audited consolidated financials not included in this proxy statement. All historical financial data presented with respect to U.S. Gold is in accordance with US GAAP. Historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year.

This selected historical financial data should be read together with the selected unaudited pro forma consolidated financial information beginning on page 75.

	Nine Months Ended		Fiscal Year Ended
	September 30,		December 31,
	2006	2005	2005	2004	2003	2002	2001
	($ In thousands except share data)

Operating data
Other income	$1,884	$1,038	$1,052	$39	$636	$56	$560
Net loss from operations before cumulative-effect gain on accounting change	$(63,985)	(2,346)	$(2,991)	$(794)	$(1,027)	(1,375)	$(136)
Net loss	$(63,985)	$(2,346)	$(2,991)	$(794)	$(623)	$(1,375)	$(136)
Basic and diluted loss per share	$(1.76)	$(0.10)	$(0.12)	$(0.04)	$(0.04)	$(0.09)	$(0.01)
Weighted average shares	36,366,608	23,495,593	25,931,172	20,028,173	17,696,098	15,334,157	14,011,400
Balance sheet data
Cash, cash equivalents and short term investments	$60,641	$1,351	$678	$75	$198	$4	$72
Inventories	0	0	0	0	0	0	0
Property, plant and equipment	593	14	53	104	8	15	25
Other assets	6,217	3,740	4,810	1,256	1,595	3,455	3,406

Total assets	$67,451	$5,105	$5,541	$1,435	$1,801	$3,474	$3,503

Current liabilities	$4,235	$120	$1,791	$35	$80	$434	$29
Long-term obligations	9	0	16	570	545	545	420
Other long-term liabilities and deferred gain	2,842	1,807	1,201	0	0	1,826	1,826
Shareholders’ equity	60,365	3,178	2,533	830	1,176	669	1,228

Total liabilities and shareholders’ equity	$67,451	$5,105	$5,541	$1,435	$1,801	$3,474	$3,503

SELECTED HISTORICAL FINANCIAL DATA OF
THE TARGET COMPANIES

Nevada Pacific

The following selected historical financial data of Nevada Pacific is derived from Nevada Pacific’s publicly filed consolidated financial statements for each of the years in the five-year period ended June 30, 2006 and for the three months ended September 30, 2006 and 2005. This summary data should be read together with Nevada Pacific’s Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Annex B hereto (Information Regarding Nevada Pacific) and Nevada Pacific’s financial statements and the accompanying notes included in Annex B. Nevada Pacific’s publicly filed financial statements are, according to Nevada Pacific, prepared in accordance with Canadian GAAP, which differs from U.S. GAAP in certain respects and are presented in Canadian dollars, unless otherwise indicated. See the section “Differences Between Canadian and United States Generally Accepted Accounting Principles” contained in Annex B (Financial Statements of Nevada Pacific). For purposes of this proxy statement, we have provided selected historical financial data for the fiscal quarters ended September 30, 2006 and 2005 and the fiscal years ended June 30, 2006, 2005, 2004, 2003 and 2002 in Canadian GAAP, as well as a reconciliation to U.S. GAAP for the fiscal quarters ended September 30, 2006 and 2005 and the fiscal years ended June 30, 2006, 2005, and 2004. Historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year.

	Three Months Ended September 30,				For the Years Ended June 30
	2006	2006	2005	2005	2006	2006	2005	2005	2004	2004	2003	2002
	Canadian	U.S.	Canadian	U.S.	Canadian	U.S.	Canadian	U.S.	Canadian	U.S.	Canadian	Canadian
	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP

Operating data
Gold sales revenue	$753	$753	$2,186	$2,186	$6,649	$6,649	$5,175	$8,091	$—	$2,654	$—	$—
Mine operating earnings (loss)	$(48)	$(48)	$(1,141)	$(896)	(2,371)	$(2,189)	838	$(3,088)	$—	$(758)	$—	$—
Net income (loss)	$(748)	$(1,656)	$(1,597)	$(1,893)	$(5,021)	$(6,395)	$(2,382)	$(7,114)	$(1,937)	$(3,663)	$(1,092)	$(440)
Basic and diluted earnings (loss) per share	$(0.01)	$(0.02)	$(0.03)	$(0.03)	$(0.08)	$(0.11)	$(0.05)	$(0.14)	$(0.06)	$(0.12)	$(0.06)	$(0.03)
Balance sheet data
Cash and cash equivalents	$3,545	$3,545	$—	—	$3,660	$3,660	$957	$957	$598	598	$88	$923
Inventories	463	463	—	—	394	394	4,527	4,373	2,448	3,413	—	—
Property, plant and equipment	13,205	8,547	—	—	13,306	8,648	13,389	8,704	10,560	8,837	11	14
Mineral properties	5,508	—	—	—	4,662	—	3,106	—	2,455	—	1,487	1,413
Other assets	587	587	—	—	517	517	590	590	786	786	95	188

Total assets	$23,308	$13,142	—	—	$22,539	$13,219	$22,569	$14,624	$16,847	13,634	$1,681	$2,538

Total current liabilities	$1,014	$1,014	—	—	$1,195	$1,195	$1,783	$1,783	$5,211	5,211	$96	$171
Total long-term liabilities	1,740	1,740	—	—	1,797	1,797	$1,742	1,742	1,632	1,632	—	—
Shareholders’ equity	20,554	10,388	—	—	$19,547	10,227	$19,044	11,099	$10,004	6,791	$1,585	$2,367

Total liabilities and shareholders’ equity	$23,308	$13,142	—	—	$22,539	$13,219	$22,569	$14,624	$16,847	13,634	$1,681	$2,538

Tone Resources

The following selected historical financial data of Tone Resources is derived from Tone Resources’ publicly filed audited consolidated financial statements for each of the years in the five-year period ended August 31, 2006. This summary data should be read together with Tone Resources’ financial statements and the accompanying notes and Tone Resources’ Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Annex C hereto (Information Regarding Tone Resources) and Tone Resources’ financial statements and the accompanying notes included in Annex C. Tone Resources’ publicly filed financial statements are, according to Tone Resources, prepared in accordance with Canadian GAAP, which differs from U.S. GAAP in certain respects and are presented in Canadian dollars, unless otherwise indicated. See the section entitled “Differences Between Canadian (“CDN”) and United States (“US”) GAAP” contained in Annex C (Financial Statements of Tone Resources). For purposes of this proxy statement, we have provided selected historical financial data for the three month periods ended November 30, 2006 and 2005, and the fiscal years ended August 31, 2006, 2005, 2004, 2003 and 2002 in Canadian GAAP, as well as a reconciliation to U.S. GAAP for the three month periods ended November 30, 2006 and 2005, and the fiscal years ended August 31, 2006, 2005 and 2004. Historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year.

Tone Resources Historical Financial Data

(Cdn$ in thousands except	Three Months Ended November 30,				Fiscal Year Ended August 31,
per share data)(*)	2006	2006	2005	2005	2006	2006	2005	2005	2004	2004	2003	2002
	Canadian	U.S.	Canadian	U.S.	Canadian	U.S.	Canadian	U.S.	Canadian	U.S.	Canadian	Canadian
	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP

Operating data
Other revenue	$—	$—	$—	$—	$7	$7	$1	$1	$1	$1	$3	$0
Net loss	$(198)	$(210)	$(135)	$(148)	(1,084)	(1,289)	(856)	(1,075)	(1,083)	(1,539)	(438)	(129)
Basic and diluted loss per share	$(0.01)	$(0.01)	(0.01)	$(0.01)	$(0.06)	$(0.08)	$(0.06)	$(0.08)	$(0.09)	$(0.13)	$(0.07)	$(0.03)
Balance sheet data
Cash, cash equivalents and short term investments	$1,088	$1,088	$—	$—	$1,247	$1,247	$5	$5	$373	$373	$290	$153
Inventories	—	—	—	—	0	0	0	0	0	0	0	0
Property, plant and equipment	—	—	—	—	0	0	0	0	0	0	0	0
Mineral properties and deferred exploration costs	1,341	—	—	—	1,329	0	1,124	0	906	0	450	102
Other assets	63	63	—	—	53	53	44	44	57	57	67	69
Total assets	$2,492	$1,151	$—	$—	$2,629	$1,300	$1,173	$49	$1,336	$430	$807	$324
Current liabilities	$77	$77	$—	$—	$101	$101	$129	$129	$42	$42	$79	$6
Long-term obligations	—	—	—	—	0	0	0	0	0	0	0	0
Other long-term liabilities	—	—	—	—	0	0	0	0	0	0	0	0
Shareholders’ equity	2,415	1,074	—	—	$2,528	$1,199	$1,044	$(80)	$1,293	$388	$728	$318
Total liabilities and shareholders’ equity	$2,492	$1,151	$—	$—	$2,629	$1,300	$1,173	$49	$1,336	$430	$807	$324

(*)	Tone Resources’ balance sheets and annual and interim operating data for the fiscal years reflected above have been expressed in Canadian dollars only. The information presented here is derived from the financial statements of Tone Resources and may be translated into United States dollars using the Canadian dollar exchange rate at August 31, 2002 in respect of the balance sheet at August 31, 2002, the Canadian dollar exchange rate at August 31, 2003 in respect of the balance sheet at August 31, 2003, the Canadian dollar exchange rate at August 31, 2004 in respect of the balance sheet at August 31, 2004, the Canadian dollar exchange rate at August 31, 2005 in respect of the balance sheet at August 31, 2005, the Canadian dollar exchange rate at August 31, 2006 in respect of the balance sheet at August 31, 2006, the Canadian dollar exchange rate at November 30, 2005 in respect of the balance sheet at November 30, 2005, and the Canadian dollar exchange rate at November 30, 2006 in respect of the balance sheet at November 30, 2006. The operating data for each of the three month periods ended November 30, 2005 and 2006, and the fiscal years ended August 31, 2002, 2003, 2004, 2005 and 2006 may be translated into United States dollars using the Canadian dollar average exchange rate for each of the periods then ended using the Canadian dollar average exchange rate for each of the periods then ended, as applicable. The exchange rates that may be used for the conversion of Canadian dollars to United States dollars in the summary selected historical financial data of Tone Resources above are set forth immediately below.

Cdn$

August 31, 2002	$1.5585
August 31, 2003	1.3850
August 31, 2004	1.3166
August 31, 2005	1.1893
August 31, 2006	1.1066
November 30, 2005	1.1670
November 30, 2006	1.1413
Average for the period September 1, 2001 to August 31, 2002	1.5724
Average for the period September 1, 2002 to August 31, 2003	1.4808
Average for the period September 1, 2003 to August 31, 2004	1.3317
Average for the period September 1, 2004 to August 31, 2005	1.2323
Average for the period September 1, 2005 to August 31, 2006	1.1474
Average for the period September 1, 2005 to November 30, 2005	1.1789
Average for the period September 1, 2006 to November 30, 2006	1.1270

For additional information concerning currency exchange rates, see “Currency Exchange Rates” on page 86.

White Knight

The following selected historical financial data of White Knight is derived from White Knight’s publicly filed consolidated financial statements for each of the years in the five-year period ended June 30, 2006 and for the three months ended September 30, 2006 and 2005. This summary data should be read together with White Knight’s Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Annex D hereto (Information Regarding White Knight) and White Knight’s financial statements and the accompanying notes included in Annex D. White Knight’s publicly filed financial statements are, according to White Knight, prepared in accordance with Canadian GAAP, which differs from U.S. GAAP in certain respects and are presented in Canadian dollars, unless otherwise indicated. See the section “Differences Between Canadian (“CDN”) and United States (“US”) GAAP” contained in Annex D (Financial Statements of White Knight). For purposes of this proxy statement, we have provided selected historical financial data for the fiscal quarters ended September 30, 2006 and 2005 and the fiscal years ended June 30, 2006, 2005, 2004, 2003 and 2002 in Canadian GAAP, as well as a reconciliation to U.S. GAAP for the fiscal quarters ended September 30, 2006 and 2005 and the fiscal years ended June 30, 2006, 2005, and 2004. Historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year.

White Knight Historical Financial Data

	Fiscal Quarter Ended
(Cdn$ in thousands,	September 30,				Fiscal Year Ended June 30,
except per share data)(*)	2006	2006	2005	2005	2006	2006	2005	2005	2004	2004	2003	2002
	Canadian	U.S.	Canadian	U.S.	Canadian	U.S.	Canadian	U.S.	Canadian	U.S.	Canadian	Canadian
	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP

Operating data
Interest Income	$129	$129	$29	$29	$442	$442	$262	$262	$98	$98	$8	$24
Net loss	(180)	(563)	(302)	$(1,046)	(3,307)	(5,833)	(1,063)	(2,423)	(1,664)	(2,448)	(358)	(1,679)
Basic and diluted loss per share	$(0.003)	$(0.01)	$(0.005)	$(0.02)	$(0.06)	$(0.10)	$(0.02)	$(0.05)	$(0.04)	$(0.06)	$(0.01)	$(0.06)
Balance sheet data
Cash, cash equivalents and short term investments	$12,674	$12,733	$—	$—	$13,505	$13,554	$11,178	$11,214	$9,846	$9,846	$133	$509
Inventories	0	0	—	—	0	0	0	0	0	0	0	0
Property, plant and equipment	1,062	1,062	—	—	931	931	139	139	86	86	7	9
Mineral properties and deferred exploration costs	7,069	779	—	—	6,664	767	3,965	617	2,487	534	1,611	1,367
Other assets	420	420	—	—	402	402	415	415	301	301	161	249

Total assets	$21,225	$14,994	$—	$—	$21,502	$15,654	$15,697	$12,385	$12,720	$10,767	$1,912	$2,134

Current liabilities	$273	$273	$—	$—	$433	$433	$180	$180	$130	$130	$234	$140
Long-term obligations	0	0	—	—	0	0	0	0	0	0	0	0
Other long-term liabilities	166	166	—	—	166	166	0	0	0	0	0	0
Shareholders’ equity	20,786	14,555	—	—	20,903	15,055	15,517	12,205	12,590	10,637	1,678	1,994

Total liabilities and shareholders’ equity	$21,225	$14,994	$—	$—	$21,502	$15,654	$15,697	$12,385	$12,720	$10,767	$1,912	$2,134

(*)	White Knight’s publicly filed balance sheets and annual and interim operating data for the fiscal years reflected above have been expressed in Canadian dollars only. The information presented here is derived from the financial statements of White Knight and may be translated into United States dollars using the Canadian dollar exchange rate at June 30, 2002 in respect of the balance sheet at June 30, 2002, the Canadian dollar exchange rate at June 30, 2003 in respect of the balance sheet at June 30, 2003, the Canadian dollar exchange rate at June 30, 2004 in respect of the balance sheet at June 30, 2004, the Canadian dollar exchange rate at June 30, 2005 in respect of the balance sheet at June 30, 2005, the Canadian dollar exchange rate at June 30, 2006 in respect of the balance sheet at June 30, 2006, the Canadian dollar exchange rate at September 30, 2005 in respect of the balance sheet at September 30, 2005, and the Canadian dollar exchange rate at September 30, 2006 in respect of the balance sheet at September 30, 2006. The operating data for each of the fiscal years ended June 30, 2002, 2003, 2004, 2005 and 2006, and the three month periods ended September 30, 2005 and September 30, 2006 may be translated into United States dollars using the Canadian dollar average exchange rate for each of the fiscal years or three month periods then ended using the Canadian dollar average exchange rate for each of the fiscal years then ended, as applicable. The exchange rates that may be used for the conversion of Canadian dollars to United States dollars in the selected historical financial data of White Knight above are set forth immediately below.

Cdn$

June 30, 2002	$1.5190
June 30, 2003	1.3558
June 30, 2004	1.3407
June 30, 2005	1.2256
June 30, 2006	1.1150
September 30, 2005	1.1607
September 30, 2006	1.1151
Average for the period July 1, 2001 to June 30, 2002	1.5686
Average for the period July 1, 2002 to June 30, 2003	1.5100
Average for the period July 1, 2003 to June 30, 2004	1.3439
Average for the period July 1, 2004 to June 30, 2005	1.2499
Average for the period July 1, 2005 to June 30, 2006	1.1627
Average for the period July 1, 2005 to September 30, 2005	1.2014
Average for the period July 1, 2006 to September 30, 2006	1.2111

For additional information concerning currency exchange rates, see “Currency Exchange Rates” on page 86.

SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The following selected unaudited pro forma consolidated financial data has been prepared to give effect to U.S. Gold’s acquisition of (i) each of the Target Companies separately, and (ii) all of the Target Companies combined in transactions accounted for as purchases in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” as if each Proposed Acquisition occurred as of January 1, 2005.

The selected unaudited pro forma consolidated financial data presented below are presented in accordance with US GAAP and in U.S. dollars and are constructed as a result of each of the Target Companies having different fiscal year ends than U.S. Gold. The selected unaudited pro forma consolidated financial data presented below are for illustrative purposes only and are not necessarily indicative of the actual operating results or financial position that would have resulted if U.S. Gold and any or all of the Target Companies had combined at the beginning of the periods presented, nor is it necessarily indicative of any future operating results or financial position of U.S. Gold if combined with one or more of the Target Companies. To construct the pro forma financial information, we allocated the proposed purchase price of each Target Company using our best estimates of fair value. These estimates are based on the most recently available information. To the extent there are significant changes to the business of each Target Company, the assumptions and estimates reflected herein could change significantly. Accordingly, the purchase accounting adjustments reflected in the unaudited pro forma consolidated financial data below are preliminary and subject to change. In addition, the selected unaudited pro forma consolidated financial data presented below does not reflect any potential operating efficiencies of the combined entities. For additional information concerning the basis of presentation of the pro forma consolidated financial information, see the notes to the unaudited pro forma consolidated financial statements set forth in Annex E to this proxy statement.

U.S. Gold has not had complete access to the non-public books and records of the Target Companies. U.S. Gold has, however, obtained the information contained in this proxy statement relating to the Target Companies from the Target Companies and from publicly available sources, including all historical financial information regarding the Target Companies used in the preparation of this selected unaudited pro forma consolidated financial data. Although U.S. Gold has no reason to doubt the accuracy or completeness of such information, U.S. Gold is not in a position to independently assess or verify accuracy or completeness of such information, including any financial statements. See the section entitled “Risk Factors — We have been unable to independently verify the reliability of information in this proxy statement regarding White Knight, Nevada Pacific and Tone Resources” on page 14.

U.S. Gold and Nevada Pacific

The following unaudited pro forma consolidated financial data gives effect to the combination of U.S. Gold and Nevada Pacific. This data should be read in conjunction with the information set forth in Annex E and Annex B to this proxy statement.

	U.S. Gold and Nevada Pacific
	Summary Selected Unaudited Pro Forma
	Consolidated Financial Data
	Year Ended	Nine Months Ended
	December 31,	September 30,
U.S. GAAP	2005	2006
	($ In thousands except per share data)

Operating data
Mining revenue	$8,881	$3,696
Other income	$1,168	$1,994
Net loss from operations before cumulative-effect gain on accounting change	$(7,607)	$(68,970)
Net loss	$(7,607)	$(68,970)
Basic and diluted loss per share	$(0.18)	$(1.31)
Weighted average shares	42,161,161	52,596,597
Balance sheet data
Cash, cash equivalents and short term investments		$64,186
Inventories		463
Property, plant and equipment		9,140
Mineral properties and deferred exploration costs		130,340
Other assets		6,805
Total assets		$210,934
Current liabilities		$6,043
Long-term obligations		9
Other long-term liabilities and deferred gain		33,255
Shareholders’ equity		171,627
Total liabilities and shareholders’ equity		$210,934

U.S. Gold and Tone Resources

The following unaudited pro forma consolidated financial data gives effect to the combination of U.S. Gold and Tone Resources. This data should be read in conjunction with the information set forth in Annex E and Annex C to this proxy statement.

	U.S. Gold and Tone Resources
	Summary Selected Unaudited Pro Forma
	Consolidated Financial Data
	Year Ended	Nine Months Ended
	December 31,	September 30,
U.S. GAAP	2005	2006
	($ In thousands except per share data)

Operating data
Other income	$1,051	$1,885
Net loss from operations before cumulative-effect gain on accounting change	$(3,693)	$(64,989)
Net loss	$(3,693)	$(64,989)
Basic and diluted loss per share	$(0.12)	$(1.56)
Weighted average shares	31,119,276	41,554,712
Balance sheet data
Cash, cash equivalents and short term investments		$61,764
Inventories		0
Property, plant and equipment		593
Mineral properties and deferred exploration costs		46,113
Other assets		6,265
Total assets		$114,735
Current liabilities		$4,589
Long-term obligations		9
Other long-term liabilities and deferred gain		12,987
Shareholders’ equity		97,150
Total liabilities and shareholders’ equity		$114,735

U.S. Gold and White Knight

The following unaudited pro forma consolidated financial data gives effect to the combination of U.S. Gold and White Knight. This data should be read in conjunction with the information set forth in Annex E and Annex D to this proxy statement.

	U.S. Gold and White Knight
	Summary Selected Unaudited Pro Forma
	Consolidated Financial Data
	Year Ended	Nine Months Ended
	December 31,	September 30,
U.S. GAAP	2005	2006
	($ In thousands except per share data)

Operating data
Other income	$1,400	$2,201
Net loss from operations before cumulative-effect gain on accounting change	$(5,648)	$(67,448)
Net loss	$(5,648)	$(67,448)
Basic and diluted loss per share	$(0.12)	$(1.18)
Weighted average shares	46,715,912	57,151,348
Balance sheet data
Cash, cash equivalents and short term investments	—	$72,101
Inventories		0
Property, plant and equipment		1,549
Mineral properties and deferred exploration costs		153,655
Other assets		6,594
Total assets		$233,899
Current liabilities		$5,420
Long-term debt		9
Other long-term liabilities and deferred gain		36,639
Shareholders’ equity		191,831
Total liabilities and shareholders’ equity		$233,899

U.S. Gold and All Three Target Companies

The following unaudited pro forma consolidated financial data gives effect to the combination of U.S. Gold and all three of the Target Companies. This data should be read in conjunction with the information set forth in Annex E, Annex B, Annex C and Annex D to this proxy statement.

	Summary Selected Unaudited Pro Forma
	Consolidated Supplementary Financial Data
	for U.S. Gold and White Knight,
	Nevada Pacific and Tone Resources
	Year Ended	Nine Months Ended
	December 31,	September 30,
U.S. GAAP	2005	2006
	($ In thousands except per share data)

Operating data
Mining revenue	$8,881	$3,696
Other income	$1,514	$2,252
Net loss from operations before cumulative-effect gain on accounting change	$(10,967)	$(73,436)
Net loss	$(10,967)	$(73,436)
Basic and diluted loss per share	$(0.16)	$(0.93)
Weighted average shares	68,134,005	78,569,441
Balance sheet data
Cash, cash equivalents and short term investments		$79,768
Inventories		463
Property, plant and equipment		10,096
Mineral properties and deferred exploration costs		330,108
Other assets		7,230
Total assets		$424,665
Current liabilities		$7,583
Long-term debt		9
Other long-term liabilities and deferred gain		77,196
Shareholders’ equity		339,877
Total liabilities and shareholders’ equity		$424,665

COMPARATIVE PER SHARE INFORMATION

The following table summarizes unaudited per share information for:

•	U.S. Gold and each of the Target Companies separately on a historical basis;

•	U.S. Gold and each of the Target Companies separately on an equivalent unaudited pro forma condensed combined basis; and

•	U.S. Gold and all of the Target Companies combined on an equivalent unaudited pro forma condensed combined basis.

This information should be read in conjunction with the audited and unaudited consolidated financial statements of U.S. Gold and each of the Target Companies included in the Annex B, Annex C and Annex D to this proxy statement, and the unaudited pro forma consolidated financial statements of U.S. Gold included in Annex E to this proxy statement. The pro forma information presented below is presented in accordance with US GAAP and in U.S. dollars and is constructed as a result of each of the Target Companies having different fiscal year ends than U.S. Gold. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the actual operating results or financial position that would have resulted if U.S. Gold and any or all of the Target Companies had combined at the beginning of the period presented, nor is it necessarily indicative of any future operating results or financial position of U.S. Gold if combined with one or more of the Target Companies. For additional information concerning the basis of presentation of the pro forma consolidated financial information, see the notes to the unaudited pro forma consolidated financial statements set forth in Annex E to this proxy statement.

The historical book value per share is computed by dividing total shareholders’ equity by the number of shares outstanding at the end of the period. The unaudited pro forma combined income per share is computed by dividing the unaudited pro forma combined income from continuing operations available to holders of common stock by the unaudited pro forma combined weighted average number of shares outstanding. The unaudited pro forma combined book value per share is computed by dividing total unaudited pro forma combined shareholders’ equity by the unaudited pro forma combined number of common shares outstanding at the end of the period. The historical per share information of U.S. Gold and the Target Companies was derived from U.S. Gold’s and the Target Companies’ respective historical annual financial statements.

As of the date of this document, U.S. Gold and its affiliates have not had complete access to the non-public books and records of the Target Companies. U.S. Gold has, however, obtained the information contained in this proxy statement relating to the Target Companies from the Target Companies and from publicly available sources. Although U.S. Gold has no reason to doubt the accuracy or completeness of such information, U.S. Gold is not in a position to independently assess or verify the accuracy or completeness of the information, including any financial statements. See the section entitled “Risk Factors — We have been unable to independently verify the reliability of information in this proxy statement regarding White Knight, Nevada Pacific and Tone Resources” on page 14.

For information on applicable currency exchange rates, see the footnotes to summary selected financial data of White Knight and Tone Resources presented in “Selected Historical Financial Data of the Target Companies” beginning on page 70.

Data for Canadian Exchange Co. has not been included because it has not conducted business during any of the periods discussed below.

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2006	2005

U.S. Gold — Historical
Historical per common share:
(Loss) per basic share	$(1.76)	$(0.12)
(Loss) per diluted share	$(1.76)	$(0.12)
Dividends declared	$0	$0
Book value per share	$1.21	$0.08

	Three Months Ended	Year Ended
	September 30,	June 30,
	2006	2006

Nevada Pacific — Historical (Canadian GAAP)
Historical per common share:
(Loss) per basic share	$(0.01)	$(0.08)
(Loss) per diluted share	$(0.01)	$(0.08)
Dividends declared	$0	$0
Book value per share	$0.29	$0.28

	Three Months Ended	Year Ended
	September 30, 2006	June 30, 2006

Nevada Pacific — Historical (U.S. GAAP)
Historical per common share:
(Loss) per basic share	$(0.02)	$(0.11)
(Loss) per diluted share	$(0.02)	$(0.11)
Dividends declared	$0	$0
Book value per share	$0.15	$0.16

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2006	2005

Unaudited Pro forma Condensed Combined
U.S. Gold and Nevada Pacific (U.S. GAAP)
Unaudited pro forma condensed combined per common share of U.S. Gold:
(Loss) per basic share	$(1.31)	$(0.18)
(Loss) per diluted share	$(1.31)	$(0.18)
Dividends declared	$0	$0
Book value per share	$2.59	$—

	Three Months Ended	Year Ended
	November 30, 2006	August 31, 2006

Tone Resources — Historical (Canadian GAAP and Cdn$)
Historical per common share:
(Loss) per basic share	$(0.01)	$(0.06)
(Loss) per diluted share	$(0.01)	$(0.06)
Dividends declared	$0	$0
Book value per share	$0.12	$0.13

	Three Months Ended	Year Ended
	November 30, 2006	August 31, 2006

Tone Resources — Historical (U.S. GAAP and Cdn$)
Historical per common share:
(Loss) per basic share	$(0.01)	$(0.08)
(Loss) per diluted share	$(0.01)	$(0.08)
Dividends declared	$0	$0
Book value per share	$0.05	$0.06

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2006	2005

Unaudited Pro forma Condensed Combined
U.S. Gold and Tone Resources (U.S. GAAP)
Unaudited pro forma condensed combined per common share of U.S. Gold:
(Loss) per basic share	$(1.56)	$(0.12)
(Loss) per diluted share	$(1.56)	$(0.12)
Dividends declared	$0	$0
Book value per share	$1.76	$—

	Three Months Ended	Year Ended
	September 30,	June 30,
	2006	2006

White Knight — Historical (Canadian GAAP and Cdn$)
Historical per common share:
(Loss) per basic share	(0.003)	$(0.06)
(Loss) per diluted share	(0.003)	$(0.06)
Dividends declared	0	$0
Book value per share	0.35	$0.35

	Three Months Ended	Year Ended
	September 30,	June 30,
	2006	2006
White Knight - Historical (U.S. GAAP and Cdn$)
Historical per common share:
(Loss) per basic share	$(0.01)	$(0.10)
(Loss) per diluted share	$(0.01)	$(0.10)
Dividends declared	$0	$0
Book value per share	$0.25	$0.25

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2006	2005

Unaudited Pro forma Condensed Combined
U.S. Gold and White Knight (U.S. GAAP)
Unaudited pro forma condensed combined per common share of U.S. Gold:
(Loss) per basic share	$(1.18)	$(0.12)
(Loss) per diluted share	$(1.18)	$(0.12)
Dividends declared	$0	$0
Book value per share	$2.71	$—

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2006	2005

Unaudited Pro forma Condensed Combined
U.S. Gold and White Knight, Tone
Resources and Nevada Pacific (U.S. GAAP)
Unaudited pro forma condensed combined per common share of U.S. Gold:
(Loss) per basic share	$(0.93)	$(0.16)
(Loss) per diluted share	$(0.93)	$(0.16)
Dividends declared	$0	$0
Book value per share	$3.69	$—

COMPARATIVE MARKET DATA

Nevada Pacific common shares are listed on the TSX-V under the symbol “NPG.” Tone Resources common shares are currently traded on the TSX-V under the symbol “TNS.” White Knight common shares are listed on the TSX-V under the symbol “WKR.” U.S. Gold common stock is currently listed on the TSX under the symbol “UXG” and on the AMEX under the symbol “UXG.” U.S. Gold intends to list the exchangeable shares of Canadian Exchange Co. on the TSX.

The following table sets forth the closing prices per common share of each of the Target Companies as reported on the TSX-V and of U.S. Gold as reported on the Over-the-Counter Bulletin Board and on the TSX on March 3, 2006, the last trading day preceding the public announcement of the commencement of U.S. Gold’s proposed business combination with the Target Companies, and on the AMEX on February 2, 2007, the most recent trading day practicable before the filing of this proxy statement. This information should be read in conjunction with the “Comparative Per Share Market Price and Dividend Information” below. U.S. Gold common stock was quoted on the OTCBB until it began trading on the AMEX on December 11, 2006.

					Over-the-Counter
	AMEX		TSX-V or TSX		Bulletin Board
	March 3,	February 2,	March 3,	February 2,	March 3,	February 2,
Issuer	2006	2007	2006	2007	2006	2007
	($)		(Cdn$)		($)

Nevada Pacific	—	—	1.20	1.11	—	—
Tone Resources	—	—	1.35	1.38	—	—
U.S. Gold	—	4.98	—	5.89	5.65	—
White Knight	—	—	1.77	1.93	—	—

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

The following table sets forth, for each of the calendar quarters indicated, the reported high and low sale prices per common share of each of the Target Companies and of U.S. Gold as reported by the AMEX, the TSX-V, the TSX and the OTCBB, as applicable. Neither U.S. Gold nor any of the Target Companies declared dividends on their respective common shares during such periods. U.S. Gold common stock was quoted on the OTCBB until it began trading on the AMEX on December 11, 2006.

	U.S. Gold			U.S. Gold			U.S. Gold			Tone Resources			Nevada Pacific			White Knight
	AMEX			OTCBB			TSX			TSX-V			TSX-V			TSX-V
			Avg.			Avg.			Avg.			Avg.			Avg.			Avg.
			Daily			Daily			Daily			Daily			Daily			Daily
	High	Low	Volume	High	Low	Volume	High	Low	Volume	High	Low	Volume	High	Low	Volume	High	Low	Volume
	($)			($)			(Cdn$)			(Cdn$)			(Cdn$)			(Cdn$)

2004
March 31	—	—	—	1.85	0.81	77,486	—	—	—	0.61	0.30	19,253	1.60	0.92	213,531	0.92	0.55	89,475
June 30	—	—	—	1.06	0.61	42,638	—	—	—	0.65	0.38	16,580	1.50	0.85	70,741	1.61	0.50	238,603
September 30	—	—	—	0.75	0.40	44,432	—	—	—	0.45	0.28	21,772	1.12	0.83	95,818	1.49	0.87	190,026
December 31	—	—	—	0.57	0.40	24,155	—	—	—	0.75	0.35	22,280	1.11	0.74	139,839	1.20	0.70	114,153
2005
March 31	—	—	—	0.44	0.37	44,061	—	—	—	0.60	0.35	12,503	0.96	0.75	102,858	0.93	0.60	74,462
June 30	—	—	—	0.60	0.30	24,751	—	—	—	0.45	0.32	12,121	0.96	0.51	71,957	0.92	0.55	28,696
September 30	—	—	—	2.82	0.35	304,298	—	—	—	0.41	0.25	15,459	0.91	0.55	151,524	1.80	0.85	319,662
December 31	—	—	—	3.96	1.94	243,627	—	—	—	0.97	1.18	53,800	0.90	0.34	392,056	2.10	1.31	158,204
2006
March 31	—	—	—	9.09	3.48	276,535	—	—	—	2.13	1.25	108,710	1.65	0.81	351,113	2.39	1.40	260,589
June 30	—	—	—	10.30	5.75	310,081	—	—	—	2.39	1.18	72,195	2.10	1.00	281,621	3.10	1.66	234,505
September 30	—	—	—	9.20	3.95	242,550	7.50	4.48	18,005	1.90	1.01	32,351	1.51	0.94	88,052	2.45	1.46	82,446
December 31,	6.00	4.81	210,450	5.59	4.05	341,947	6.87	4.61	23,645	1.74	1.03	14,453	1.31	0.89	70,800	1.99	1.39	70,257
2007
Through February 2	5.25	4.31	191,609	—	—	—	6.76	5.11	23,346	1.42	1.09	10,133	1.20	0.91	65,467	1.94	1.30	38,304

CURRENCY EXCHANGE RATES

The following table sets forth the rate of exchange for one U.S. dollar expressed in Canadian dollars, for each period indicated: (i) the exchange rate at the end of the period; (ii) the average rate; and (iii) the high and low rates for each year. For the purposes of this section, rate of exchange means the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

	Nine Months
	Ended
	September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	(Cdn$)		(Cdn$)

High rate during year	$—	$—	$1.2703	$1.3970	$1.5750	$1.6128	$1.5849
Low rate during year	—	—	1.1560	1.1775	1.2923	1.5108	1.4933
Rate at end of period	1.1151	1.1607	1.1656	1.2034	1.2923	1.5800	1.5925
Average rate for period	1.1324	1.2237	1.2083	1.2984	1.3916	1.5702	1.5519

On March 3, 2006, the last trading day before the announcement of our proposed business combination with White Knight, the exchange rate for one U.S. dollar expressed in Canadian dollars was Cdn$1.1352. On February 2, 2007, the most recent trading day practicable before the filing of this proxy statement, the exchange rate for one U.S. dollar expressed in Canadian dollars was Cdn$1.1838. The table below sets forth the high and low exchange rate for one U.S. dollar expressed in Canadian dollars for each month during the past six months preceding the date of this proxy statement.

	High	Low
	(Cdn$)

August 2006	1.1312	1.1078
September 2006	1.1272	1.1056
October 2006	1.1384	1.1154
November 2006	1.1474	1.1275
December 2006	1.1652	1.1415
January, 2007	1.1824	1.1647
February 1, 2007 to February 2, 2007	1.1838	1.1756

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Beneficial Ownership of and Trading in Securities of the Target Companies

Mr. McEwen, our Chairman and Chief Executive Officer, purchased securities of each of the three Target Companies in the transactions described under the heading “The Proposed Acquisitions — Background of the Proposed Acquisitions” beginning on page 40. Mr. McEwen first offered these opportunities to purchase Target Company securities to U.S. Gold, except for the securities of White Knight, which Mr. McEwen acquired before becoming a director, officer and significant shareholder of U.S. Gold.

As at the date of this proxy statement, Mr. McEwen beneficially owns:

•	9,552,427 common shares of White Knight, which, based on information provided to us by White Knight, means that Mr. McEwen beneficially owns approximately 16% of its outstanding common shares as of February 1, 2007;

•	12,500,000 common shares of Nevada Pacific and warrants exercisable to acquire 12,500,000 common shares of Nevada Pacific, which, based on information provided to us by Nevada Pacific, means that Mr. McEwen beneficially owns approximately 30% of its outstanding common shares as of February 1, 2007; and

•	2,500,000 common shares of Tone Resources and warrants to acquire 2,500,000 common shares of Tone Resources, which, based on information provided to us by Tone Resources, means that Mr. McEwen beneficially owns approximately 22% of its outstanding common shares as of February 1, 2007.

Assuming all three of the Proposed Acquisitions are completed and that all of the shareholders of the Target Companies tender their shares, if Mr. McEwen exercises all of his outstanding warrants and options to purchase shares of the Target Companies and of our common stock, we expect that Mr. McEwen will own approximately 22,495,349 shares of our common stock or approximately 20% of the outstanding shares of our common stock on a fully-diluted basis.

Other than as described in the preceding paragraphs, no securities of any of the Target Companies are owned beneficially, directly or indirectly, nor is control or direction exercised over any securities of any of the Target Companies, by U.S. Gold or Canadian Exchange Co. or their directors or executive officers or, to the knowledge of such directors and executive officers after reasonable inquiry, by any of U.S. Gold’s or Canadian Exchange Co.’s associates or affiliates, by any associate of U.S. Gold’s or Canadian Exchange Co.’s directors or executive officers or by any person or company owning, directly or indirectly, more than 10% of any class of securities of U.S. Gold or Canadian Exchange Co. No person is acting jointly or in concert with U.S. Gold or Canadian Exchange Co. with respect to the offers to purchase.

Except for the purchases by Mr. McEwen of securities described in the section entitled “The Proposed Acquisitions — Background of the Proposed Acquisitions” beginning on page 40 of this proxy statement, no securities of any of the Target Companies have been purchased or sold during the 12-month period preceding the date of the offers to purchase by U.S. Gold or Canadian Exchange Co. or U.S. Gold’s or Canadian Exchange Co.’s directors or executive officers or, to the knowledge of such directors and executive officers after reasonable inquiry, by any of U.S. Gold’s or Canadian Exchange Co.’s associates or affiliates, by any associate of U.S. Gold’s or Canadian Exchange Co.’s directors or executive officers or by any person or company owning, directly or indirectly, more than 10% of any class of securities of U.S. Gold or Canadian Exchange Co.

Board Positions with the Target Companies

Mr. McEwen was a member of the boards of directors of Nevada Pacific and Tone Resources, as described in more detail under the heading “The Proposed Acquisitions — Background of the Proposed Acquisitions” beginning on page 40. Mr. McEwen resigned from all of his positions with the Target Companies on May 18, 2006. Mr. McEwen has the right until March 2011 to nominate one individual to the board of directors of Nevada Pacific and Tone Resources, as long as he owns at least 10% of the issued an outstanding shares of the respective Target Company for which he nominates a director.

Commitments to Acquire Securities of the Target Companies

Except pursuant to the offers to purchase, neither U.S. Gold nor Canadian Exchange Co. nor any of their directors or executive officers, nor to the knowledge of U.S. Gold’s or Canadian Exchange Co.’s directors and executive officers after reasonable inquiry, any of U.S. Gold’s and Canadian Exchange Co.’s associates or affiliates, any associate of any of U.S. Gold’s and Canadian Exchange Co.’s directors or executive officers or any person or company owning, directly or indirectly, more than 10% of any class of securities of U.S. Gold and Canadian Exchange Co. has entered into any commitments to acquire any equity securities of the Target Companies.

Arrangements, Agreements or Understandings

Except as described herein or in the appendices or documents attached hereto or incorporated by reference herein, neither U.S. Gold nor Canadian Exchange Co. nor, to the best of their knowledge, any of their directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Target Companies, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as described in this proxy statement, there have been no contacts, negotiations or transactions between U.S. Gold and Canadian Exchange Co. or, to the best of their knowledge, any of their directors, executive officers or other affiliates on the one hand, and the Target Companies or their affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer to purchase or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets. Neither U.S. Gold nor Canadian Exchange Co., nor, to the best of their knowledge, any of their directors, executive officers or other affiliates has had any transaction with the Target Companies or any of their executive officers, directors or affiliates that would require disclosure under the rules and regulations of the SEC applicable to the offers to purchase.

There are no arrangements or agreements made or proposed to be made between U.S. Gold or Canadian Exchange Co. and any of the directors or executive officers of the Target Companies and no payments or other benefits are proposed to be made or given by U.S. Gold or Canadian Exchange Co. to such directors or executive officers as compensation for loss of office or as compensation for remaining in or retiring from office if any of the offers to purchase described herein are consummated.

Acceptance of the Offer

To U.S. Gold’s and Canadian Exchange Co.’s knowledge, after reasonable inquiry, none of their directors or senior officers nor any associate of U.S. Gold’s or Canadian Exchange Co.’s directors or senior officers, nor any person or company holding more than 10% of any class of equity securities of any of U.S. Gold or Canadian Exchange Co., nor any person or company acting jointly or in concert with the U.S. Gold or Canadian Exchange Co., propose to accept the offers to purchase, except Robert R. McEwen. On March 6, 2006, Mr. McEwen announced that in his capacity as Chairman, Chief Executive Officer and a shareholder of U.S Gold, and as a shareholder of White Knight, he intended to support the proposal of U.S. Gold to acquire each of the Target Companies.

Material Changes and Other Information

Except for the offers to purchase and as otherwise disclosed publicly by any of the Target Companies, U.S. Gold is not aware of any information which indicates that any material change has occurred in the affairs of any Target Company since the date of the last available published financial statements of such Target Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 9, 2007, there were a total of 50,058,755 shares of our common stock outstanding, our only class of voting securities currently outstanding. The amount of common stock outstanding excludes any shares issuable upon exercise of outstanding warrants or options, except as set forth below.

The following table describes the ownership of our voting securities as of February 9, 2007 by: (i) each of our officers and directors; (ii) all of our officers and directors as a group; and (iii) each shareholder known to us to own beneficially more than 5% of our common stock. Unless otherwise stated, the address of each individual is the address of our executive office, 2201 Kipling Street, Suite 100, Lakewood, Colorado 80215-1545. All ownership is direct, unless otherwise stated.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number		Percentage

Robert R. McEwen(1)	12,100,500	(2)	24.0%
Peter Bojtos(1)	148,333	(3)	*
Declan Costelloe(1)	38,333	(3)	*
Michele L. Ashby(1)	33,333	(8)	*
Leanne M. Baker(1)	33,333	(9)	*
Ann S. Carpenter(1)	166,666	(5)	*
William F. Pass(1)	413,741	(4)	*
NovaGold Resources, Inc.(6)	5,374,544		10.7%
P.O. Box 24, Suite 2300 200 Granville Street Vancouver, British Columbia V6C 1S4, Canada
FMR Corp. & Edward C. Johnson 3d(7)	6,770,800		13.0%
82 Devonshire Street Boston, MA 02109
All officers and directors as a group (seven individuals)	12,934,239	(2)(3)(4)(5)(8)(9)	25.5%

*	Less than one percent.

(1)	Officer or Director.

(2)	Includes 333,500 shares of common stock issuable upon warrants that are immediately exercisable.

(3)	Includes 33,333 shares underlying stock options that are immediately exercisable.

(4)	Includes 26,666 shares underlying stock options that are immediately exercisable.

(5)	Includes 166,666 shares underlying stock options that are immediately exercisable.

(6)	As reported in a Schedule 13D filed with the SEC on August 3, 2005.

(7)	As reported in a Schedule 13G filed with the SEC on November 13, 2006.

(8)	Includes 23,333 shares underlying stock options that are immediately exercisable.

(9)	Includes 21,333 shares underlying stock options that are immediately exercisable.

Changes in Control

On July 29, 2005, Robert McEwen purchased 11,100,000 shares of our common stock and became our largest shareholder with an equity interest of 33.3%. On August 18, 2005, Mr. McEwen was elected Chairman of our Board of Directors and appointed as our Chief Executive Officer. In November 2005, directors nominated by Mr. McEwen were elected as a majority of our Board of Directors. On February 22, 2006, Mr. McEwen purchased an additional 667,000 shares of common stock and warrants to acquire 333,500 additional shares of common stock, and currently beneficially owns 12,100,500 shares, or approximately 24%, of our common stock. Mr. McEwen has used personal funds to purchase all his shares of common stock of U.S. Gold.

In a filing with the SEC, NovaGold Resources Inc. (NovaGold), a corporation existing under the laws of the Province of Nova Scotia, Canada and with securities listed on the AMEX and TSX, reported that it had purchased 5,374,544 shares of our common stock in two separate private transactions effective July 27, 2005. NovaGold is a natural resource company engaged in the exploration and development of gold properties in North America. As a result of these transactions, NovaGold owns approximately 10.7% of our outstanding common stock as of August 24, 2006.

In a filing made with the SEC on November 13, 2006, FMR Corp. (FMR), a corporation existing under the laws of Delaware, reported that it beneficially owned 6,770,800 shares of our common, or approximately 13.0% of our outstanding common stock as of October 31, 2006. FMR is an investment advisor that advises various investment companies who collectively own the shares that FMR beneficially owns.

On March 5, 2006, we announced our intention to acquire the Target Companies. Our intention is to acquire all of these companies in exchange for the issuance of our common stock. As of February 9, 2007, only one formal offer has been commenced, and it was subsequently terminated. We intend to recommence that offer and commence the other two offers as described in this proxy statement, but there is no assurance that any acquisition will be completed. However, if all of these acquisitions were completed on the previously announced terms, we expect to issue up to approximately 49,065,769 additional shares of our common stock to these companies, including shares issuable upon exercise of options and warrants. As a result of this issuance, we may experience a change in control, although it appears unlikely that will be the case upon issuance of the shares due to Mr. McEwen’s ownership in the Target Companies.

We know of no other arrangement or events, the happening of which may result in a change in control.

NO DISSENTERS’ OR APPRAISAL RIGHTS

Under Colorado law, holders of shares of U.S. Gold common stock are not entitled to dissenters’ rights of appraisal in connection with any of the matters to be acted on at the special meeting.

YEAR 2007 SHAREHOLDER PROPOSALS

We currently expect that U.S. Gold will hold an annual meeting of shareholders in June of 2007. Shareholder proposals for the 2007 annual meeting of U.S. Gold shareholders are required to be received at 2201 Kipling Street, Suite 100, Lakewood, Colorado 80215-1545 a reasonable time prior to the mailing of the proxy statement in order to be voted on or considered for inclusion in the proxy statement for U.S. Gold’s 2007 annual meeting of shareholders. Failure to comply with that advance notice requirement will result in the shareholder proposal being considered untimely and will permit U.S. Gold’s management to use its discretionary voting authority if the proposal is raised at the 2007 annual meeting without including any discussion of the proposal in the 2007 annual meeting proxy statement.

OTHER MATTERS

As of the date of this proxy statement, U.S. Gold’s board of directors does not intend to present any matters for action at the special meeting other than those specifically referred to herein, nor is U.S. Gold aware that other persons intend to present any other matters at the special meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote all proxies in accordance with the board of directors’ recommendation on such matters, or, in the absence of a board recommendation, in the discretion of the proxy holder.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

U.S. Gold files annual, quarterly and special reports, proxy statements and other information with the SEC. Shareholders may read and copy this information at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Shareholders may obtain information on the operation of the Public Reference Rooms by calling the SEC at 1-800-SEC-0330. Shareholders may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a website at www.sec.gov from which any electronic filings made by U.S. Gold may be obtained without charge.

Each of White Knight, Nevada Pacific and Tone Resources file audited annual financial statements and management’s discussion and analysis related thereto, unaudited interim financial statements and management’s discussion and analysis related thereto, information circulars and other information with the Canadian Securities Administrators on the System for Electronic Document Analysis and Retrieval, or SEDAR. The Canadian Securities Administrators maintain a website at www.sedar.com from which any electronic filings made by White Knight, Nevada Pacific and Tone Resources may be obtained without charge. In addition, White Knight is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, applicable to foreign private issuers and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K and other information with the SEC, which may be obtained in the manner described in the immediately preceding paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows U.S. Gold to “incorporate by reference” information into this proxy statement. This means that U.S. Gold can disclose important information about U.S. Gold and U.S. Gold’s financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except for any information that is superseded by information that is included directly in this document. The following documents filed with the SEC are incorporated by reference into this proxy statement:

•	U.S. Gold’s Annual Report on Form 10-KSB, as amended, for the fiscal years ended December 31, 2005 filed with the SEC on January 24, 2007;

•	U.S. Gold’s Quarterly Report on Form 10-QSB, as amended, for the quarterly period ended September 30, 2006 filed with the SEC on January 24, 2007; and

•	U.S. Gold’s Current Reports on Form 8-K filed with the SEC on February 27, March 6, March 31, May 1, June 30, July 6, July 7, July 25, August 8, August 9, August 29, September 6, October 20, November 28, November 30, December 7, and December 27, 2006, and January 19, 2007.

Whenever U.S. Gold files reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this proxy statement, those reports and documents will be deemed to automatically be incorporated into and become a part of this proxy statement; provided that no documents that U.S. Gold furnishes, as opposed to files, will be incorporated into this proxy statement. Any information contained in such subsequently filed reports that updates, modifies, supplements or replaces information contained in this proxy statement automatically shall supersede and replace such information. Any information that is modified or superseded by a subsequently filed report or document shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

U.S. Gold will provide copies of any documents incorporated by reference into this proxy statement upon request submitted to the following address and telephone number:

Corporate Secretary
U.S. Gold Corporation
2201 Kipling Street, Suite 1000
Lakewood, Colorado 80215-1545
303-238-1438

To receive documents before the special meeting, your request must be received by March 5, 2007.

By order of the Board of Directors,
U.S. GOLD CORPORATION

/s/  Robert R. McEwen

ROBERT R. MCEWEN
Chairman of the Board and Chief Executive Officer

Lakewood, Colorado
February 9, 2007

ANNEX A

Amended and Restated Articles of Incorporation

As describe under the section entitled “Proposal 1 — Amendment to Articles of Incorporation,” the shareholders of U.S. Gold are not voting to approve the amendments to the Articles of Incorporation that may be made without shareholder approval. The text of the Articles of Incorporation below that relates to issues upon which the shareholders of U.S. Gold are voting have been shown in bold type. Thus, the changes to the Articles of Incorporation of U.S. Gold are shown using the following conventions:

Legend:
Changes not being voted upon by shareholders:
Insertion
~~Deletion~~
Changes being voted upon by shareholders:
Insertion
~~Deletion~~

AMENDED AND RESTATED

 ARTICLES OF INCORPORATION
OF
~~U.S.~~
US
  GOLD CORPORATION

~~KNOW ALL MEN BY THESE PRESENTS:  That the undersigned incorporator being a natural person of the age of eighteen years or more and desiring to form a body corporate under the laws of the State of Colorado does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Colorado these Articles of Incorporation:~~

Pursuant to § 7-110-107 and part 3 of article 90 of title 7, Colorado Revised Statutes, the undersigned corporation hereby adopts the following Amended and Restated Articles of Incorporation and certifies that (1) these Amended and Restated Articles of Incorporation correctly set forth provisions of the Articles of Incorporation, as amended and supersede the original Articles of Incorporation and all amendments heretofore, and (2) the Amended and Restated Articles of Incorporation as set forth herein were duly adopted by the board of directors and the shareholders on          , 2006:

ARTICLE I

NAME

The name of the corporation ~~shall be:~~ is ~~U.S.~~
US
  GOLD CORPORATION, (hereinafter referred to as the “Corporation”).

ARTICLE II

PERIOD OF DURATION

This Corporation shall exist in perpetuity, from and after the date of filing these
Amended and Restated
 Articles of Incorporation with the Secretary of State of Colorado unless dissolved according to law.

ARTICLE III

OBJECTS AND PURPOSES

The objects and purposes for which the ~~said~~ Corporation is organized and the nature of the business to be carried on by it are ~~as follows: 1. In general to carry on~~ any lawful business or activity and to have and exercise all of the powers and rights conferred by the ~~laws of the State of Colorado upon corporations formed under such laws~~
Colorado Business Corporation Act (“Act”)
 .

ARTICLE IV

CAPITAL

~~The aggregate number of shares which this Corporation shall have authority to issue is two hundred fifty million (250,000,000), all of which shall be designated common stock without par value; and further~~
A. Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 250,000,001 shares, of which (i) 250,000,000 shares, no par value, shall be Common Stock and (ii) one share, no par value, shall be Preferred Stock (which share shall be designated the Special Voting Share (as defined in Part C of this Article)). The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance.

B. Common Stock.

~~1.~~
(1)
  Dividends.  Dividends in cash, property, or shares of the Corporation may be paid upon the Common Stock, as and when declared by the board of directors, out of funds of the Corporation to the extent and in the manner permitted by law.

~~2.~~
(2)
  Distribution in Liquidation.  Upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, pro rata to the holders of Common Stock. The board of directors may, from time to time, distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, in the manner permitted and upon compliance with limitations imposed by law.

~~3.~~
(3)
  Voting Rights; Cumulative Voting.  Each outstanding share of Common stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors of the Corporation.

C. Series A Special Voting Preferred Stock.

(1)  Designation and Amount.  One share of Preferred Stock is hereby constituted as a series of Preferred Stock of the Corporation which shall be designated as the “Series A Special Voting Preferred Stock” (the “Special Voting Share”), the preferences and relative, optional and other special rights of which and the qualifications, limitations or restrictions of which shall be as set forth herein.

(2)  Dividends.  The holder of the Special Voting Share shall not be entitled to receive any portion of any dividend or distribution at any time.

(3)  Voting Rights.  The holder of the Special Voting Share shall have the following voting rights:

(i) The Special Voting Share shall entitle the holder thereof to an aggregate number of votes equal to the number of exchangeable shares (“Exchangeable Shares”) of US Gold Canadian Acquisition Corporation, a corporation existing under and governed by the Business Corporations Act of Alberta, Canada (“Canadian Exchange Co.”), issued and outstanding from time to time and which are not owned by the Corporation or any company more than 50% of the outstanding stock of which is owned, directly or indirectly, by the Corporation, by one or more other subsidiaries of the Corporation, or by the Corporation and one or more other subsidiaries of the Corporation (such company, a “Subsidiary”).

(ii) Except as otherwise provided herein or by law, the holder of the Special Voting Share and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(iii) Except as set forth herein, the holder of the Special Voting Share shall have no special voting rights, and its consent shall not be required (except to the extent it is entitled to vote with the holders of shares of Common Stock as set forth herein) for taking any corporate action.

(4)  Additional Provisions.

(i) The holder of the Special Voting Share is entitled to exercise the voting rights attendant thereto in such manner as such holder desires.

(ii) At such time as (A) the Special Voting Share entitles its holder to a number of votes equal to zero because there are no Exchangeable Shares of Canadian Exchange Co. issued and outstanding that are not owned by the Corporation or any Subsidiary, and (B) there is no share of stock, debt, option or other agreement, obligation or commitment of Canadian Exchange Co. which could by its terms require Canadian Exchange Co. to issue any Exchangeable Shares to any person other than the Corporation or any of its Subsidiaries, then the Special Voting Share shall thereupon be retired and cancelled promptly thereafter. Such Special Voting Share shall upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the board of directors, subject to the conditions and restrictions on issuance set forth herein.

(5)  Reacquired share.  If the Special Voting Share should be purchased or otherwise acquired by the Corporation in any manner whatsoever, then the Special Voting Share shall be retired and cancelled promptly after the acquisition thereof. Such share shall upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the board of directors, subject to the conditions and restrictions on issuance set forth herein.

(6)  Redemption.  The Special Voting Share is not redeemable.

(7)  Dissolution, Liquidation or Winding Up.  Upon any liquidation, dissolution or winding up of the Corporation, the holder of the Special Voting Share shall not be entitled to any portion of any related distribution.

~~4.~~
D.
 Denial of Preemptive Rights. No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held in the treasury of the Corporation.

ARTICLE V

RIGHT OF DIRECTORS TO
CONTRACT WITH CORPORATION

No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

(a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

(b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(c) The contract or transaction is fair and reasonable to the Corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

ARTICLE VI

~~CORPORATE OPPORTUNITY~~

~~The officers, directors and other members of management of this corporation shall be subject to the doctrine of “corporate opportunities” only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation’s board of directors as evidenced by resolutions appearing in the Corporation’s minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this Corporation (other than an officer, director or member of management) from any duties which he may have to this Corporation.~~

~~ARTICLE VII~~

INDEMNIFICATION OF OFFICERS
DIRECTORS AND OTHERS

The Corporation may indemnify each director, officer and any employee or agent of the Corporation, his heirs, executors and administrators, against expenses reasonably incurred or any amounts paid by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee or agent of the Corporation to the full extent permitted by the ~~law of the State of Colorado~~
Act as
  now existing or as ~~such law may~~ hereafter ~~be~~ amended.

ARTICLE ~~VIII~~
VII

SHAREHOLDER VOTING

One-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

~~ARTICLE IX~~

~~REGISTERED OFFICE AND REGISTERED AGENT~~

~~The address of the registered office of the Corporation is 1700 Broadway, Suite 2100, Denver, Colorado 80290, and the name of the registered agent at such address is David J. Babiarz. Either the registered office or the registered agent may be changed in the manner permitted by law.~~

ARTICLE ~~X~~
VIII

~~INITIAL BOARD~~
LIMITATION ON LIABILITY
  OF DIRECTORS

~~The number of directors of the Corporation shall be fixed by the bylaws of the Corporation, except the initial board of directors of the Corporation shall consist of three directors. The names and addresses of the persons who~~

~~shall serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are as follows:~~

~~NAME~~	~~ADDRESS~~
~~John B. Wills~~	~~2600 Energy Center One 717 Seventeenth Street Denver, Colorado 80202~~
~~Stanley F. Freedman~~	~~2600 Energy Center One 717 Seventeenth Street Denver, Colorado 80202~~
~~Daniel B. Matter~~	~~2600 Energy Center One 717 Seventeenth Street Denver, Colorado 80202~~

~~ARTICLE XI~~
~~INCORPORATOR~~

~~The name and address of the incorporator is as follows:~~

~~NAME~~	~~ADDRESS~~
~~Daniel B. Matter~~	~~2600 Energy Center One 717 Seventeenth Street Denver, Colorado 80202~~

~~ARTICLE XII~~ To the fullest extent permitted by the ~~Colorado Corporation Code~~
Act
 , as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

~~ARTICLE XIII~~

ARTICLE IX

 VOTING REQUIREMENTS

When, with respect to any action to be taken by the shareholders of the Corporation, the ~~Colorado Business Corporation Act (“Act”)~~
Act
  requires the vote or concurrence of a greater number of shares, or of any class or series entitled to vote thereon for an “existing corporation” (as defined in the Act) than would otherwise be required, any and all such action shall be taken as required by the ~~act~~
Act
 , as the same may be amended from time to time, as if the Corporation were organized on or after July 1, 1994. This provision is intended to eliminate the two-thirds voting requirement imposed by Section 7-117-101 of the Act on corporations organized before June 30, 1994.

ANNEX B — INFORMATION REGARDING NEVADA PACIFIC

Overview

Nevada Pacific Gold Ltd. is a gold and silver producer and exploration company based in Vancouver, British Columbia. Nevada Pacific’s principal business activities consist of the production of gold and silver in Mexico and the exploration for and development of gold and silver properties in Mexico and the western United States, primarily Nevada. Its Mexican exploration portfolio covers approximately 890 square miles of mineral rights in Mexico, including the Magistral Gold Mine in Sinaloa, Mexico. Its Nevada property portfolio consists of exploration stage properties with over 85 square miles of mineral rights, including portions of the Battle Mountain/ Cortex and Carlin Trends.

Nevada Pacific Gold Ltd. was incorporated under the laws of the Province of British Columbia on March 11, 1997 under the former Company Act (British Columbia). The Business Corporations Act (British Columbia) replaced the Company Act on March 92, 2004. Pacific Nevada completed a mandatory transition to the Business Corporation Act on November 29, 2004. The address and telephone number of its principal offices are Suite 750, 625 Howe Street, Vancouver, British Columbia, V6C 2T6, (604) 646-0188. Its registered office is located at 19th Floor, 885 West Georgia Street, Vancouver, British Columbia, V6C 3H4. Nevada Pacific is a reporting issuer in the Province of British Columbia and files its continuous disclosure documents with the securities regulatory authorities in that province. These documents are available without charge at www.sedar.com.

Authorized and Outstanding Share Capital of Nevada Pacific

Nevada Pacific is authorized to issue an unlimited number of common shares without par value and an unlimited number of preferred shares without par value, with rights to be determined upon issue. Based on information provided to U.S. Gold by Nevada Pacific as of February 1, 2007, there were:

•	70,640,171 common shares;

•	4,095,000 common share purchase options; and

•	12,700,000 share purchase warrants.

No preferred shares were outstanding as of February 1, 2007. As of February 1, 2007, Nevada Pacific had approximately 46 record holders of its common stock.

Subject to the rights of any holders of preferred shares, the common shares of Nevada Pacific rank equally as to dividends, voting rights (one vote per share) and the distribution of assets of Nevada Pacific on the liquidation, dissolution, winding-up of Nevada Pacific after payment of all liabilities and obligations. Holders of common shares have no pre-emptive rights, nor any right to convert their common shares into other securities. The holders of the common shares are entitled to receive notice of and attend any meetings of shareholders and are entitled to one vote for each share entitled to be voted on the matter at such meetings.

Preferred shares may be issued from time to time in one or more series. The directors may by resolution and before the issue of preferred shares of any particular series (i) fix the number of shares in and determine the designation of, the shares of each series; and (ii) create, define and attach special rights and restrictions to the shares of each series. The preferred shares are entitled to priority over the common shares with respect to the payment of dividends and distributions in the event of the dissolution, liquidation or winding up of Nevada Pacific (in that such distributions are limited to the amount paid up in respect of the preferred shares, together with any premium and unpaid dividends thereon, without any further right to participate in the distribution of assets of Nevada Pacific, unless specifically provided in the special rights and restrictions attached to that particular series of preferred shares). The holders of the preferred shares as a class are not entitled to receive notice of, to attend or to vote at any meeting of the shareholders of Nevada Pacific.

The common shares of Nevada Pacific are listed and posted for trading on the TSX Venture Exchange under the symbol “NPG.”

Dividends and Dividend Policy

Based on publicly available information, since the date of incorporation, Nevada Pacific has not declared or paid any dividends on its common shares, and does not currently intend to pay dividends. Earnings, if any, will be retained to finance future growth and development of the business of Nevada Pacific.

Corporate Structure

The legal and commercial name of Nevada Pacific is Nevada Pacific Gold Ltd. Nevada Pacific was incorporated under the laws of the Province of British Columbia on March 11, 1997 under the former Company Act (British Columbia) (now replaced by the Business Corporations Act (British Columbia)).

On March 29, 2004, the British Columbia legislature enacted the Business Corporations Act (the “New Act”) and repealed the former act, which previously governed Nevada Pacific. The New Act removed many of the restrictions contained in the former act, including restrictions on the residency of directors, the place of annual general meetings and limits on authorized share capital. The New Act also uses new forms and terminology. Under the New Act, every company incorporated, amalgamated or continued under the former act must complete a mandatory transition rollover under the New Act.

On November 29, 2004, Nevada Pacific was transitioned under the New Act and Nevada Pacific replaced its old Articles with new Articles to avail itself of greater flexibility provided under the New Act. On January 14, 2005, Nevada Pacific’s Notice of Articles were amended to increase the authorized capital to an unlimited number of common shares without par value and an unlimited number of preferred shares without par value.

Nevada Pacific is domiciled in British Columbia, Canada and is a valid company in good standing and operating under the Business Corporations Act (British Columbia). Nevada Pacific’s principal place of business is located at Suite 750, 625 Howe Street, Vancouver, British Columbia, V6C 2T6, telephone (604) 646-0188, E-Mail info@nevadapacificgold.com. Nevada Pacific maintains an exploration office in Nevada through its subsidiary, Nevada Pacific Gold US Inc., located at Suite 208-275 Third Street, Elko, Nevada, 89803, Telephone (775) 753-4396, and a mine site office in Mexico through its subsidiary Compania Minera Pangea, S.A. de C.V., located at Conocido s/n El Magistral, Mocorito, Sinaloa 80800, Mexico, Telephone 52 (673) 734-1990 or 52 (673) 734-1991.

Intercorporate Relationships

Unless the context otherwise requires, all references herein to Nevada Pacific include Nevada Pacific and its subsidiaries. The following chart illustrates the inter-corporate relationships of Nevada Pacific and its principal subsidiaries and their jurisdictions of incorporation, together with the ownership of its principal asset, the Magistral Mine.

GENERAL DEVELOPMENT OF THE BUSINESS

Three Year History

Nevada Pacific is a mining and exploration company based in Vancouver, British Columbia. Nevada Pacific’s principal property is the Magistral Mine, a gold and silver mine located in Sinaloa, Mexico. Nevada Pacific’s non-principal properties are located in the States of Nevada and Utah, U.S.A. and in various states of Mexico.

Nevada Pacific commenced active business in March 1997. Since its inception, Nevada Pacific has been engaged in the business of exploring for minerals, primarily gold and silver, and acquiring, exploring and developing mineral properties.

During the past three years Nevada Pacific has raised gross proceeds from private placements and an underwritten offering of approximately $22.7 million, gross proceeds of $1.6 million from the exercise of share purchase warrants and gross proceeds of $0.9 million from the exercise of stock options. Nevada Pacific also issued shares related to the acquisition of the Magistral Gold Mine valued at approximately $2 million. Subsequent to June 30, 2006, Nevada Pacific has raised gross proceeds of $1.6 million of which $1.5 million was received from the exercise of share purchase warrants.

In December, 2005, Nevada Pacific entered into an agreement with Mr. Robert McEwen to issue 12,500,000 units at a price of Cdn$0.40 per unit for aggregate proceeds of Cdn$5,000,000. Each unit consists of one common share and one common share purchase warrant with each warrant exercisable to acquire one common share of Nevada Pacific at an exercise price of Cdn$0.50 for a term of two years. As a result of the private placement, Mr. McEwen holds approximately 17.71% of the outstanding shares of Nevada Pacific and, in event of the exercise of all the warrants, Mr. McEwen will hold approximately 30.10% of the outstanding common shares of Nevada Pacific. In accordance with the rules of the TSX Venture Exchange, as this constituted a “change in control”, the placement closed in two tranches. The first tranche, consisting of 6,921,213 units was completed on December 14, 2005 for aggregate proceeds of Cdn$2,768,485. The second tranche for the balance of the units was conditional upon receiving disinterested shareholder approval, which was received at an extraordinary general meeting of the shareholders on January 23, 2006. The second tranche of the private placement consisting of 5,578,787 units at a price of Cdn$0.40 for aggregate proceeds of Cdn$2,231,515 was completed on May 11, 2006.

On March 5, 2006 US Gold Corporation, whose Chairman is Mr. Robert McEwen, issued a News Release announcing its intent to acquire all of the outstanding common shares of Nevada Pacific. Nevada Pacific responded by forming a Special Committee on March 6, 2006 and hiring financial advisors on March 15, 2006 to assist Nevada Pacific. Over the past several months Nevada Pacific has been working with its legal and financial advisors to ensure that all requests made of them in relation to this intended offer have been fulfilled. The Special Committee, with its financial advisor, will consider any US Gold Corporation offer, if and when it is received, and will investigate alternatives that may be available to maximize shareholder value.

Magistral Gold Mine

On February 2, 2004, Nevada Pacific completed the acquisition of the Magistral Mine (or “Magistral”) and transformed itself into a producer of gold and silver. Nevada Pacific acquired Magistral from Queenstake Resources Ltd. (“Queenstake”) by purchasing all of the outstanding shares of Queenstake’s wholly-owned subsidiary, Pangea Resources, Inc. (“Pangea”), an Arizona company that beneficially owns 100% of Compania Minera Pangea S.A. de C.V. (“Minera Pangea”). Minera Pangea owns and operates the Magistral Mine. From the time of acquisition, the size of the Magistral Gold Mine claim group has been significantly increased.

Since acquiring Magistral, Nevada Pacific has initiated a revitalization program targeted to increase efficiencies, lower operating costs and increase gold and silver production. The operating improvements to the Magistral Mine were essentially completed in the second fiscal quarter 2005 and the Magistral Mine re-commenced commercial production as of January 1, 2005. Mine operations were suspended in July 2005 due to failure to realize planned gold production levels and resulting cash flow problems. The leaching of residual gold on the heap leach pad continued to October 2006, producing over 14,000 ounces of gold and positive cash flow.

In October 2006 Magistral was placed on care and maintenance. Mining equipment remains parked but is maintained in a “ready to use” condition by a small maintenance staff. The addition of cyanide to solutions and the processing of gold-laden solution through carbon columns in the processing plant were curtailed. The pumping of solutions and operation of other plant equipment will continue on an “as needed” basis to maintain safe pond levels and to ensure the plant equipment can be returned to service when a decision to restart the mine is made.

For the year ended June 30, 2006 revenues were $6,649,300 (2005 — $5,175,235) and the loss from mining operations was $2,370,544 (2005 — earnings of $838,070). The earnings (loss) from mining operations for the year ended June 30, 2005 reflect six months of gold sales and the related expenses, the result of the Magistral Mine recommencing commercial production on January 1, 2005, being the start of revenue recognition, whereas the year ended June 30, 2006 include twelve months of gold sales and the related expenses. During fiscal 2006, Nevada Pacific recognized $3,788,972 of stockpiled ore inventory costs which were deferred as at June 30, 2005. All of the mine operating costs for fiscal 2006 were recognized during the year as there were no costs deferred to the stockpiled ore as of June 30, 2006. The loss for the year ended June 30, 2006 also includes a one-time expense of $305,000 in severance payments incurred in the first quarter when the mine was placed in leach-only mode and staff at the mine was reduced to 31 people.

During fiscal 2005, Nevada Pacific commenced an exploration and drilling program consisting of soil and rock chip sampling, ground-based geophysics consisting of induced polarization and resistivity surveys, trenching, and drilling. This program was focused on targets in the immediate area of Magistral. Nevada Pacific drilled 10 holes totalling 997 metres at Lupita, and 7 holes totalling 778 metres at Sagrado Corazón. Both of these areas contain gold resources and reserves that are part of those stated for the property. The objective of this drilling was to increase those resources and reserves. Results from the drilling are consistent with the known mineralization in these areas. The geophysical program demonstrated the high grade mineralization found at the La Prieta vein does have an anomalous response to Induced Polarization techniques. Other areas included in the survey in close proximity to La Prieta also show a similar anomalous response.

Other properties — Nevada and Utah

Pursuant to two letter agreements dated September 7, 2004, Nevada Pacific granted Placer Dome U.S. Inc (“Placer Dome”) the right to explore the Keystone and Limousine Butte properties and earn an initial 60% interest therein by spending an aggregate of $5,000,000 and $4,000,000, respectively, on exploration over a five-year period. Placer Dome could terminate the Keystone Agreement at any time during the earn-in period upon giving 30 days prior written notice to Nevada Pacific. Placer Dome could earn an additional 15% interest in the property by completing a feasibility study.

In January 2003, Placer Dome terminated their right to earn an interest in Nevada Pacific’s South Carlin project in Nevada and in October 2005, Placer Dome terminated their right to earn an interest in Nevada Pacific’s, BMX project in Nevada. In April 2006, Placer Dome terminated their rights to earn interest in Nevada Pacific’s Limousine Butte and Keystone projects in Nevada. Nevada Pacific maintains a 100% interest in these projects.

During the past three years, in Nevada, Nevada Pacific has conducted a systematic exploration program which includes mapping, sampling, trenching, geophysics and has drilled on the Limousine Butte, BMX, Amador Canyon, Buffalo Canyon, Keystone, Cornerstone and Timber Creek properties. Nevada Pacific has acquired new properties including the Cornerstone (Pat Canyon) property and the Valmy Antler property in Nevada and the Bat Ridge property in Utah. The significant properties abandoned during the same period are the Amador Canyon property in Nevada, which was written off in fiscal 2005 and a portion of the properties included in the South Carlin project, which were written off in fiscal 2004.

Other properties — Mexico

Exploration activity for Nevada Pacific in Mexico has been ongoing since shortly after the acquisition of the Magistral Mine. This activity has been focused primarily on two projects, the Rocio trend project in Sinaloa, and the El Tule project in Nayarit. During the current fiscal year Nevada Pacific has carried out an aggressive, yet systematic surface exploration program in the area that has expanded the geological mapping and sampling from previous campaigns, as well initiated a trenching program.

During the year ended June 30, 2006, Nevada Pacific spent $1,681,428 (2005-$1,493,402, 2004-$1,591,631) on acquisition and exploration expenditures on its exploration properties, inclusive of $461,042 (2005-$532,842, 2004-$168,145) on Mexican properties, and recovered $11,620 (2005-$211,847, 2004-$293,304) of these expenditures from earn in partners. During the year ended June 30, 2006 $114,360 (2005- $630,332, 2004-$330,285) of exploration expenditures were written off.

NARRATIVE DESCRIPTION OF THE BUSINESS

General

Nevada Pacific’s principal business consists of the production of gold and silver in Mexico and the exploration for and development of gold and silver properties in Mexico and in the western United States, primarily Nevada.

The following is a description of the properties in which Nevada Pacific holds an interest. With the exception of the Magistral Mine, all of the mineral properties in which Nevada Pacific holds an interest are in the early exploration stage and are without a known body of commercial ore.

Magistral Project (Magistral Mine)

Pincock, Allen & Holt (“PAH”) was retained by Nevada Pacific in March 2006 to update resources and reserves for the Magistral Mine and prepare a new technical report titled “Technical Report of the Magistral Gold Mine, Sinaloa, Mexico” dated September 13, 2006 (the “2006 Technical Report”) evaluating the viability of resuming mine operations.

PAH previously prepared resource models and mine designs for the Magistral Project Feasibility Study completed in May 2000 (the “Feasibility Study”) which was commissioned by Queenstake. PAH was subsequently retained by Queenstake in 2002 to update the mineral resource model, ultimate pit design and mine production schedule for the Magistral project’s San Rafael and Samaniego Hill areas on the basis of the results obtained from additional drilling conducted by Queenstake in the La Prieta zone of the Samaniego Hill deposit during late 2001 and early 2002. In 2002, Queenstake also requested PAH to prepare a second geologic model and resource estimate specific to the La Prieta zone for use in evaluating the potential for mining part of the mineral resource with underground methods. These updates were reflected in a technical report prepared by PAH for Queenstake dated January 16, 2003 (the “2003 Technical Report”).

In 2004, at the request of Nevada Pacific, PAH amended the 2003 Technical Report prepared previously for Queenstake to reflect the change in ownership of the Magistral project and to report the production up to the time of Nevada Pacific’s acquisition of the Magistral project in February 2004. The resulting report dated January 6, 2005 entitled “Amended Technical Report for the Magistral Gold Project, Sinaloa State, Mexico” was filed by Nevada Pacific on Sedar in January 2005 (the “2005 Technical Report”).

The work done by PAH in 2006 began with an April 2006 site visit to the property by four specialists in the areas of geology, mine operations, plant operations and metallurgy and environmental and permitting. PAH conducted a complete review of mine operating permits, production history, additional data relating to new drilling and recent metallurgical testing in an effort to provide a comprehensive update of mine resources and reserves and finally an economic analysis of resuming mine operations. Their report confirmed mine resources and reserves and indicated the mine would be viable if operations were to resume.

Availability of the 2006 Technical Report

The Summary from “the 2006 Technical Report” is reproduced herein, and is qualified in its entirety by the entire “2006 Technical Report” which is available on Sedar at www.sedar.com.

Summary of Magistral Mine (extracted from “the 2006 Technical Report”)

Background

Pincock, Allen & Holt (PAH) were retained by Nevada Pacific to update the mineral resource and mineral reserve estimates and prepare a National Instrument 43-101 (“NI 43-101”) compliant technical report for Magistral, in Sinaloa Mexico. Previously in January 2005, PAH was retained by Minera Pangea (Pangea), a Mexican subsidiary of Nevada Pacific, to update the previous Technical Reports prepared in compliance with the requirements of NI 43-101.

Previous work by PAH on the Magistral Mine includes the preparation of resource models and mine designs for the Magistral Mine Feasibility Study of May 2000 and an update of the resource models and mine designs in June 2002 to incorporate the results of additional drilling conducted in the La Prieta Zone of the Samaniego Hill deposit. A second geologic model and resource estimate specific to the La Prieta Zone was developed for use in evaluating the potential scenario for mining part of the mineral resource with underground methods. In May 2003, PAH personnel visited the Magistral Mine in order to conduct an operations overview. This overview of the project was cursory in nature and did not include a through review of the reconciliation between the model and production, nor did it include an update of the resource and reserve estimate, nor did it include a detailed look at actual production costs. The 2005 Technical Report updated the work done in May 2003. In April 2006 PAH personnel again visited the Magistral Mine which at the time was on care and maintenance and continued to leach gold from the leach pads.

PAH was retained by Nevada Pacific to generate this report in order to update the resource and reserve based on new drilling, historical production, the current operational status, in order to present the mine production compliant with the requirements of NI 43-101. Production from the mine is reported for informational purposes and the resource and reserve estimates that are presented in this report, which PAH prepared in July 2006, have been updated in this update to reflect the actual production. PAH has reviewed the actual production results, production reconciliation, and cost data for the mining operation and believes this information to be credible and reliable for reserves reporting purposes.

Property and Ownership

The Magistral Mine consists of 9,704 hectares of land located in the Sinaloa state, of northwestern Mexico. It is an open pit mining operation, with heap leach processing facilities, that until July 2005 was operating at a production rate of 900 thousand ore tonnes per year. Past production has primarily come from the San Rafael and Samaniego Hill deposits, with the San Rafael deposit being completely mined out and presently being backfilled. Future production is scheduled to come from the three deposits during the course of the remaining scheduled mine life. These deposits are Samaniego Hill, Sagrado Corazón, and Lupita. There are additional exploration targets in the area that will be examined during the project life.

The Magistral Mine is located in northwestern México, within Sinaloa state, Mocorito Municipality, México. The project is located approximately 100 kilometres by air northwest of the Sinaloa state capital city of Culiacán in the western foothills of the Sierra Madre Occidental mountain range. The project area is located approximately 22 kilometres from the village of Mocorito, approximately 40 kilometres from the town of Guamuchil, and approximately 150 kilometres from the city of Los Mochis. Maps of the location of the Magistral Mine are included below in Figures B and C.

Nevada Pacific owns its interest in the Magistral Mine through its 100 percent ownership of Pangea Resources Inc. which in turn holds 100 percent ownership of Minera Pangea S.A. de C.V. (“Minera Pangea”) which owns the Magistral Gold Mine.

Minera Pangea holds seven mining concessions and has option to an additional three concessions. The titles are granted under Mexican mining law and are issued by Secretaria de Economía, Coordinación General de Minera, Dirección General de Minas (Dirección de Minas).

Geology and Resource Estimation

Cautionary Note to U.S. Investors concerning estimates of Measured and Indicated Resources. This section uses the terms “measured” and “indicated resources.” We advise U.S. investors that while those terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in the categories will ever be converted into reserves.

Mineralization in the Magistral area consists of structural zones in stockwork, breccia, and locally quartz vein mineralization occurring within sheared, broken, and propylitically altered volcanic rocks. The Samaniego Hill structural trend consists of a complex set of major and minor structural zones, with a general northwest strike and a moderate dip to the southwest.

More recent mining activities began when Pangea began exploring the project in early 1995, initially for Mogul Mining NL and subsequently for Santa Cruz Gold Inc. From mid-1995 to early 1997 extensive drilling was conducted by Pangea/Santa Cruz Gold on the San Rafael and Samaniego Hill deposit areas, as well as locally extensive drilling on the Sagrado Corazón-Central-Lupita deposit area. In 1998, Santa Cruz conducted a limited amount of additional drilling for metallurgical samples, reverse circulation hole verification, in-fill purposes, and condemnation of potential surface facility locations. In 1999, after a merger with Santa Cruz Gold, Queenstake conducted a further limited drilling program to step-out/in-fill drill in the Samaniego Hill deposit and to obtain pit-slope geotechnical samples from both the San Rafael and Samaniego Hill deposits. Drilling up to 2000 was used as the basis for the May 2000 Feasibility Study. Queenstake subsequently conducted a drilling campaign from late 2001 to early 2002 in the La Prieta Zone of the Samaniego Hill deposit to delineate extensions of the high grade La Prieta zone along strike and down dip. This drilling was used by PAH in a June 2002 resource and reserve update.

Mineral resource block models were created in early 2000 for use in the generation of the May 2000 Magistral Mine Feasibility Study. Modelling was conducted to honour the mineralization in the Magistral Mine area that consists of structural zones in stockwork, breccia, and locally quartz vein mineralization occurring within sheared, broken, and propylitically altered volcanic rocks. The San Rafael structural trend consists of one main structural zone and several minor zones, with a general east-west strike and a moderate dip to the south. The Samaniego Hill structural trend consists of a complex set of major and minor structural zones, with a general northwest strike and a moderate dip to the southwest.

PAH subsequently updated the Samaniego Hill resource in June 2002, from that presented in the May 2000 Feasibility Study, based on the drilling of 45 additional exploration holes that was conducted between late 2001 and early 2002 in the down-dip La Prieta Zone of the Samaniego Hill deposit. Significant widths of the La Prieta Zone were intercepted, with the zone showing a thickening along a nearly horizontal orientation. The update of the mineral resource and mineral reserves was done using an approach similar to the one used in the original Feasibility Study. In July 2006, PAH again updated the Magistral resource model making adjustments to the grade model based on operating experience in the San Rafael and Samaniego Hill areas using as mined blasthole and ore block information as well as updates to the Sagrado Corazón and Lupita areas based on limited new drilling. This update had the effect of reducing the mineral resource due to adjustments to the exploration based grade model based on Nevada Pacific mining experience.

PAH’s mineral resource estimate includes all material in the model without regard to mineability, based on a density factor of 2.6 tonnes per cubic meter for all rock material and 1.5 tonnes per cubic meter for historical mill tailings. The resource model accounts for known underground workings and stopes, which are not a significant part of the tonnage being considered by the Magistral Mine. The resource and reserve have been adjusted to reflect mining to the end of July 2005. As of the July 2006 resource update, the Magistral Mine measured and indicated mineral resource was 9.30 million tonnes averaging 1.81 g/t Au for a total of 540,000 contained ounces of gold. The resource is summarized in Table 1-1. The mineral resource estimate is compliant with the NI 43-101 requirements for resource and reserve reporting and is consistent with the Standards for Disclosure for Mineral Projects, Form 43-101F1 and Companion Policy 43-101CP, dated December 23, 2005.

Mining and Reserve Estimation

The July 2006 revised resource models for the Samaniego Hill, Sagrado Corazón and Lupita areas were used as the basis for a revised economic pit analysis and update to the respective pit designs and mineral reserves contained within each area. The approach used by PAH for this update was different than in past modelling efforts.

PAH used the Gemcom Software International’s industry standard Whittle Strategic Mine Planning Software version 3.4 (Whittle 3.4) to perform an economic pit analysis and determine the appropriate ultimate pit for each deposit area based on revised cost and recovery information. Whittle 3.4 uses the Lerchs-Grossmann algorithm for determination of an optimum economic pit for each revenue factor or gold price.

Using the Whittle results as a guide, PAH generated revised ultimate pits for all three deposit areas and a two phase pit design for the Samaniego Hill pit. Generally the ultimate pit designs used the same parametres as the 2000 Feasibility, with the only modification being narrower haul road widths, 7.6 metres for single-lane roads and 15.2 metres for two-lane roads.

TABLE 1-1

Nevada Pacific Gold Ltd.
Magisttral Gold Mine

Mineral Resource Summary (0.40 g/t Au cutoff grade) July 2006

	Measured			Indicated			Measured + Indicated
Resource Area	Tonnes (x1000)	Au (g/t)	Cont. Au Oz.	Tonnes (x1000)	Au (g/t)	Cont. Au Oz.	Tonnes (x1000)	Au (g/t)	Cont. Au Oz.

Samaniego/San Rafael	4,699	2.09	315,665	1,378	1.79	79,290	6,077	2.02	394,955
Sagrado Corazón	862	1.28	35,528	170	0.94	5,144	1,032	1.22	40,672
Luptia/Central	1,245	1.55	61,937	832	1.36	36,305	2,077	1.47	98,242
Magistral Mill Tailings	118	1.89	7,147	—	—	—	118	1.89	7,147

Total	6,924	1.89	420,277	2,380	1.58	120,739	9,304	1.81	541,016

PAH Estimates

Table 1-2 contains the July 2006 reserve estimate for the entire Magistral Mine summarized by mine area (Samaniego Hill, Sagrado Corazón and Lupita). Due to differing economics and recoveries for each of the deposit areas, different gold cutoff grades were applied, as shown in Table 17-8. At respective economic cutoff grades, the total July 2006 Magistral proven and probable reserve consists of 3.02 million tonnes averaging 2.97 g/t Au for a total of 289,000 contained ounces of gold. This mineral reserve estimate is compliant with the NI 43-101 requirements for resource and reserve reporting and is consistent with the Standards for Disclosure for Mineral Projects, Form 43-101F1 and Companion Policy 43-101CP, dated December 23, 2005.

Conclusions and Recommendations

PAH is of the opinion that the estimate of mineral resources and reserves has been prepared according to accepted industry standards using accepted industry practices and that the work completed has been as thorough and accurate as possible given the available database. PAH is also of the opinion that the mineral resources and reserves are compliant with the NI 43-101 requirements for resource and reserve reporting and is consistent with the Standards for Disclosure for Mineral Projects, Form 43-101F1 and Companion Policy 43-101CP, dated December 23, 2005.

The resource and reserve estimates are based on operating Magistral as an open-pit gold mine using a contract mining service employing Nevada Pacific equipment and within the cost structure presented by Nevada Pacific in the life-of-mine plans and achieving the projected gold recoveries.

TABLE 1-2

Nevada Pacific Gold, Ltd.
Magistral Gold Mine

Mineral Reserve Estimate

	Internal
	Pit Gold
	Cutoff		Gold	Contained	Contained			Strip
	Grade		Grade	Gold	Gold Troy			Ratio
Mine Area	(g/t)	Ore Tonnes	(g/t)	(grams)	Ounces	Waste Tonnes	Total Tonnes	w:o

Samaniego Hill	0.96
Proven		1,065,000	3.99	4,251,000	137,000
Probable		272,000	3.79	1,032,000	33,000
Subtotal		1,337,000	3.95	5,283,000	170,000	17,420,000	18,757,000	13.0
Samaniego Hill-Tailings	0.80
Proven		88,000	1.99	175,000	6,000	2,338	90,338	0.03
Probable
Subtotal		88,000	1.99	175,000	6,000	2,338	90,338
Sagrado Corazón	0.82
Proven		385,000	2.06	793,000	25,000
Probable		59,000	1.47	88,000	3,000
Subtotal		444,000	1.98	881,000	28,000	1,039,000	1,483,000	2.3
Lupita	0.80
Proven		700,000	2.39	1,671,000	54,000
Probable		454,000	2.15	975,000	31,000
Subtotal		1,154,000	2.29	2,646,000	85,000	6,031,000	7,185,000	5.2
Totals
Proven		2,238,000	3.08	6,890,000	222,000
Probable		785,000	2.67	2,095,000	67,000

All Categories		3,023,000	2.97	8,985,000	289,000	24,492,338	27,515,338	8.1

The reserve numbers presented in Table 1-2 are based on gold cutoffs developed using a 3-year rolling average gold price of $450 per ounce. Due to the significant difference in the 3-year rolling average gold price and current spot gold prices, which are in the range of $600-$650 per ounce, a substantial amount of subgrade material is excluded from the reserve numbers due to statutory reserve reporting requirements. If the Magistral Mine resumes operations and if gold prices remain in the current range, it is believed that much of this material will become economic, and will be profitable to mine and process.

The detailed production schedule included in this report is based on the assumption that this material is uneconomic and therefore would be diverted to a waste facility. Prior to the beginning of production a new production schedule should be developed that incorporates this material using a more appropriate gold price given current conditions. This will have the effect of increasing the gold ounces produced and reducing the overall stripping requirements; further enhancing the project’s economics.

The Magistral Gold Mine produces a net cash flow of $17.4 million over the life of mine producing a pre-tax cash flow of $12.7 million at a 5 percent discount rate and $9.3 million at a 10 percent discount rate resulting in a 49 percent Internal Rate of Return (IRR) in the Base Case.

The projects economic sensitivity to major cost and physical variables indicates that the project is highly sensitive to cash operating costs, but in all cases produces an IRR greater than 20 percent.

Additional Disclosure — Update of Magistral Project

Revitalization Program and Commencement of Commercial Production

From the time of acquisition of the Magistral Mine in February 2004 to the end of December 2004, Nevada Pacific considered the Magistral Mine to be in a pre-commercial operating phase. During that period, the Magistral Mine produced 14,465 ounces gold and 13,342 ounces of silver. All expenditures, net of revenue, during that period were capitalized to plant and equipment.

In 2004, Nevada Pacific completed a revitalization program to increase efficiencies, lower operating costs and increase gold and silver production at the Magistral Mine. As a result of the revitalization program, Nevada Pacific re-commenced commercial production at the Magistral Mine on January 1, 2005.

The following operating improvements to the Magistral Mine were made as part of the 2004 revitalization program:

1.  Leach Pad — Nevada Pacific reviewed the efficiency and recovery rates of the leach pad and determined that it was necessary to improve the pH control through the addition of lime in order to optimize precious metals recovery rates. As a consequence, Nevada Pacific restacked an estimated 650,000 tonnes of the 1.1 million tonnes of ore in place.

2.  Crushing Circuit — The secondary crusher was reinstalled in early May 2004, having been offsite for retooling and machining. Further modifications to the crushing circuit, including the conversion from a standard cone crusher to a short head configuration and the purchase of a screen with a larger capacity, have been completed. The crushing circuit was reconfigured with new conveyors to operate in a closed circuit mode. These modifications were completed and increased through-put to an average rate of 70,000 plus tonnes per month during 2005. In this new configuration smaller screens were added to consistently produce an average size of the crushed ore of between 1/2” and 3/4.” The smaller crushed ore size better ensured planned overall gold recoveries could be achieved.

3.  Process/Recovery Plant — Three additional carbon columns were added to the recovery plant along with other modifications to increase capacity from 175 cubic metres to 275 cubic metres per hour of solution through-put, thereby improving gold and silver recovery.

4.  Mining — Nevada Pacific completed a thorough review of the mine fleet and determined that additions to the mine fleet would be necessary to achieve a peak annual mining rate to 7.0 million tonnes from the historical rate of 4.7 million tones mined in calendar 2003. The additions to the mine fleet were two Caterpillar 777 haul trucks (80 tonne capacity) and one Caterpillar 992 12 cubic yard front end loader. The additions to the mine fleet increased hauling capacity to the ore processing facilities, allowing the facilities to operate at full capacity. In addition, Nevada Pacific utilized new waste rock dumps closer to the pits to shorten haulage distances and improve efficiencies of truck operations.

Curtailment of Open Pit Mining/Continuance of Leaching

In July 2005 due to increasing costs and gold prices in the low $400 per ounce range, the decision was made to suspend open pit mining operations and the placement of new ore on the heap leach pads. The leaching of existing ore material on the pads continued uninterrupted though early October 2006. During this period of time staffing was reduced and other operational efficiencies were made to lower costs. This coupled with an improving gold price enabled the mine to be cash flow positive during this period. From July 2005 through mid-October 2006 the mine produced an additional 14,000 ounces of gold and 15,000 ounces of silver. Gold sales were at an average price well over $500/ounce.

Care and Maintenance

In October 2006 the mine was placed on care and maintenance. Mining equipment remains parked but is maintained in a “ready to use” condition by a small maintenance staff. The addition of cyanide to solutions and the processing of gold-laden solution through carbon columns in the processing plant were curtailed. The pumping of solutions and operation of other plant equipment will continue on an “as needed” basis to maintain safe pond levels and to ensure the plant equipment can be returned to service when a decision to restart the mine is made.

Staffing levels will be adjusted to the minimum required for these efforts and also to support and active exploration program in the mine area. The mine is serving as a base of operations for this exploration effort and is provided manpower equipment for use in shallow drilling, trenching, and road building programs. In addition, the assay laboratory continues to provide assay support for many of the samples being generated by this ongoing exploration program.

The evaluation of options to restart the mine continue to be examined using “the 2006 Technical Report.” Efforts continue to be made to finalize the elements of a mining contract and to optimize the production schedule.

Carrying on Business in Mexico

Nevada Pacific’s operations in Mexico are governed primarily by the following regulations:

Mexico Foreign Investment Regulations

Foreign investment regulation in Mexico is governed by the Law of Foreign Investment which provides investment rights to investors from all countries on the same basis as granted to investors from the United States and Canada under the North American Free Trade Agreement. Foreign investment of up to 100% in Mexican mining companies is freely permitted with the requirement that such companies must register with the National Registry of Foreign Investment, which is maintained by the Ministry of Commerce and Industrial Development.

Mexico Mining Regulations

Exploration and exploitation of minerals in Mexico may be carried out through Mexican companies incorporated under Mexican law by means of obtaining exploration and exploitation concessions. Exploration concessions are granted by the Mexican government for a period of six years from the date of their recording in the Public Registry of Mining and are not renewable. Holders of exploration concessions may, prior to the expiration of such exploration concessions, apply for one or more exploitation concessions covering all or part of the area covered by an exploration concession. Failure to do so prior to expiration of the term of the exploration concession will result in termination of the concession. An exploitation concession has a term of 50 years, generally renewable for a further 50 years upon application within five years of the expiration of such concession. Both exploration and exploitation concessions are subject to annual work requirements and payment of annual surface taxes which are assessed and levied on a biannual basis. Such concessions may be transferred or assigned by their holders, but such transfers or assignments must be registered in order to be valid against third parties.

The holder of a concession must pay biannual duties in January and July of each year on a per hectare basis. Concessionaires for both exploration and exploitation must perform work each year that must begin within ninety days of the concession being granted. Concessionaires must file each May proof of the work performed. Non-compliance of these requirements is cause for cancellation of the corresponding concessions.

Foreign citizens or foreign corporations may also obtain mineral exploration and exploitation concessions. Foreign citizens are required to register their investment in the National Registry of Foreign Investment. In the case of foreign corporations, in addition to registration in the National Registry of Foreign Investment, additional authorization from the Ministry of Commerce and Industrial Development is required in order to obtain subsequent registration in the corresponding local Public Registry of Commerce.

Mexican mining law does not require payment of finder’s fees or royalties to the government, except for a discovery premium in connection with national mineral reserves, concessions and claims or allotments contracted directly from the Council of Mineral Resources. None of the claims held by any subsidiaries of Nevada Pacific are under such a discovery premium regime.

There are no limitations on the total amount of surface covered by exploration or exploitation concessions or on the amount of land held by an individual or company. Excessive accumulation of land is regulated indirectly through the duties levied on the property and the production requirements as outlined above.

Mexico — Taxation

The Mexican general corporate tax rate is 30%. The tax procedures allow for the carry-forward of losses for a period of up to 10 years, indexed for inflation. The Magistral Mine is not expected to attract corporate tax for the first several years of production due to loss carry-forwards.

Mexico Environmental Law

The Environmental Law in Mexico called the General Law of Ecological Balance and Protection to the Environment (“General Law”), provides for general environmental policies, with specific requirements set forth in regulations called “Ecological Technical Standards.” Responsibility for enforcement of the General Law, the regulations and the Ecological Technical Standards is with the Ministry of Environment, Natural Resources and Fishing, which regulate all environmental matters with the assistance of the National Institute of Ecology and the Procuraduria Federal de Proteccion al Ambiente.

The primary laws and regulations governing environmental protection for mining in Mexico are found in the General Law, the Ecological Technical Standards and also in the air, water and hazardous waste regulations, among others. In order to comply with the environmental regulations, a concessionaire must obtain a series of permits during the exploration stage. Generally, these permits are issued on a timely basis after the completion of an application by a concession holder. The subsidiaries of Nevada Pacific are currently in full compliance with the General Law and its regulations in relation to their mineral property interests.

Other Properties

Nevada Pacific’s other properties are located in Nevada, Utah and Mexico. The Nevada properties include the Limousine Butte property, BMX property, Keystone property, Cornerstone property, Clover Valley project, Buffalo Canyon property, Timber Creek property, Valmy Antler property and South Carlin property (see Figure A). The sole property in Utah is the Bat Ridge property. The Mexican properties include the Rocio Trend (see Figure B) project and the El Tule project (see Figure C). As stated in its Annual Information Form for the fiscal year ended June 30, 2006 dated October 24, 2006, these properties are considered by Nevada Pacific to be not material. These properties are presently in the exploration stage and are without a known body of commercial ore. None of these properties have any surface plant or equipment.

Figure A
Nevada Pacific Gold Ltd. — Other Property Locations (Nevada)

Limousine Butte Property

The Limousine Butte property is located in east-central Nevada, along the eastern portion of Butte Valley and along the western edge of the Cherry Creek Range. The property is within White Pine County and about 40 miles northwest of Ely, the county seat. The Limousine Butte property currently consists of 971 unpatented Federal lode mining claims covering an aggregate of approximately 31 square miles (19,420 acres) which were acquired by staking.

The Limousine Butte property was subject to a previous joint venture between Nevada Pacific and Newmont Gold Company (“Newmont”), but in March 2003 Nevada Pacific acquired all of Newmont’s interest in the property in return for a net smelter returns royalty granted to Newmont on a sliding scale of 1.5% to 2.5% on all production from the property and from any claim acquired by Nevada Pacific within one mile of the property, with an advance payment to Newmont of $1.0 million to be made at the commencement of commercial production and credited against future royalty payments.

Pursuant to a letter agreement dated September 7, 2004 (the “Limousine Butte Agreement”) among Nevada Pacific and Placer Dome, Nevada Pacific granted Placer Dome the right to earn a 60% interest in the Limousine Butte project by spending $4,000,000 on exploration over a five-year period. With the exception of initial expenditures during the first year in the amount of $250,000, Placer Dome was not obligated to make any expenditures on the property (although such expenditures are required to maintain Placer Dome’s option to acquire the 60% interest) and Placer Dome could terminate the Limousine Butte Agreement at any time during the earn-in period upon giving 30 days prior written notice to Nevada Pacific. Placer Dome could earn an additional 15% interest in the property by completing a feasibility study. As provided in the Limousine Butte Agreement, Placer Dome Inc. (the parent company of Placer Dome) agreed to subscribe for 1,340,825 common shares of Nevada Pacific at the purchase price of Cdn$0.97 per share for gross proceeds of $1,000,000, which shares were issued on September 8, 2004.

As of September 7, 2005, Placer Dome had met its first year expenditure requirement by spending US $512,746 and had paid land holding costs of US $105,466. On April 26, 2006, Nevada Pacific received notification from Placer Dome of its election to terminate the Limousine Butte Agreement and Nevada Pacific maintains a 100% interest in the project.

During fiscal 2006, Placer Dome continued geologic mapping and sampling and completed a total of 2,700 feet of drilling in six holes in the Resurrection Ridge area. Exploration at Limousine Butte has identified a corridor of alteration and mineralization over nine miles in length. Numerous gold-bearing hydrothermal cells have developed along this corridor, where major structural intersections occur in favourable host rocks. Multiple near-surface gold anomalies have now been identified within the corridor. Each of the gold zones has the potential to increase in size with further drilling.

BMX Property

During 2002, Nevada Pacific acquired mineral rights to the Battle Mountain (“BMX”) project. The BMX property consists of 531 unpatented Federal lode mining claims (covering approximately 16.3 square miles) acquired by staking within the Humboldt and Lander Counties and is centered 6 miles northeast of Battle Mountain, Nevada. Interstate 80 forms much of the northeast boundary of the property and the rest is accessible by 4 wheel drive roads.

The exploration model is for copper-gold skarn deposits (comparable to the Copper Basin deposit) or structurally controlled disseminated gold deposits (comparable to those of the Marigold and Lone Tree mines). The BMX property includes five major gold-silver exploration targets and is centered on the northeast segment of the Battle Mountain escarpment. Mineralization consists of epithermal alteration, including quartz stockwork, silicification and skarn associated with strong north/south structural trends.

Pursuant to a letter agreement dated November 27, 2002 (the “BMX Agreement”) between Nevada Pacific and Placer Dome, Nevada Pacific granted Placer Dome the right to earn an initial 60% interest in the BMX project by spending an aggregate of $4,000,000 on exploration on the project over a five-year period. With the exception of initial expenditures in the amount of $250,000, Placer Dome was not obligated to make any expenditures on the property (although such expenditures are required to maintain Placer Dome’s option to acquire the 60% interest) and Placer Dome could terminate the BMX Agreement at any time during the earn-in period upon giving 30 days prior written notice to Nevada Pacific. Placer Dome could earn an additional 10% interest in the property by completing a feasibility study.

On October 21, 2005, Placer Dome gave notice of termination of the agreement and Nevada Pacific now holds a 100% interest in the project.

Bluebird Property

The Bluebird gold property lies within the joint venture area of interest with Placer Dome on Nevada Pacific’s BMX project and is thereby subject to the BMX Agreement. The Bluebird property consists of 10 unpatented mining claims located at the northern end of the Battle Mountain Trend, Lander County, Nevada. By a letter agreement dated December 30, 2002 and a subsequent mining lease agreement dated April 30, 2003 (together, the “Bluebird Lease”) between Nevada Pacific and an individual owner at arms’ length to Nevada Pacific, Nevada Pacific entered into a 10 year mining lease in respect of the Bluebird property with exploration rights renewable in 5 year increments with the property owner retaining a 3% net smelter returns royalty. Nevada Pacific can purchase one-half of the net smelter returns royalty at any time upon payment of $500,000 per percentage point. Advance royalties payable to the owner are $1,500 on signing, $7,500 upon completion of the formal lease, $10,000 on each anniversary of the agreement until the ninth anniversary, and $25,000 on the tenth and subsequent anniversaries.

A total of 3,410 feet was drilled, on the BMX property, in eight reverse circulation drill holes during the spring of 2006. The following table summaries the results of this drilling:

Drill Hole	Interval	Thickness	Gold (opt)	Silver (opt)	Arsenic (ppm)	Antimony (ppm)

BMXR06-01	NSA		NSA	NSA	NSA	NSA
BMXR06-02	445 ´-450 ´	5 feet	0.027	NSA	NSA	NSA
BMXR06-03	15 ´-20 ´	5 feet	0.016	NSA	NSA	NSA
BMXR06-04	110 ´-175 ´	65 feet	0.031	1.83	7,236	130
including	110 ´-120 ´	10 feet	0.072	6.51	10,000	53.2
including	150 ´-160 ´	10 feet	0.05	1.07	10,000	320
	205 ´-215 ´	10 feet	0.036	0	10,000	44.2
BMXR06-05	NSA		NSA	NSA	NSA	NSA
BMXR06-06	30 ´-40 ´	10 feet	0.022	NSA	2,230	15.8
BMXR06-07	NSA		NSA	NSA	NSA	NSA
BMXR06-08	200 ´-215 ´	15 feet	0.01	NSA	NSA	NSA
	320 ´-325 ´	5 feet	0.015	NSA	NSA	NSA

*	NSA — no significant assays

Keystone Property

The Keystone property is located on the northwest flank of the Simpson Park Mountains, Eureka County, Nevada, approximately 18 miles south of Crescent Valley. The property lies within the Battle Mountain-Eureka Gold Trend that includes the Eureka, Cortez, Gold Acres and Battle Mountain deposits. Nevada Pacific acquired the Keystone project in Nevada through staking and the purchase of two patented claims in 1999, and expanded the property in 2002 through staking of 109 unpatented mining claims. Total holdings consist of 371 unpatented mining claims, for an approximate area of 11.6 square miles.

The Keystone property includes base-and precious-metal mineralization that occurs along the edge of the Keystone Window in both upper and lower plate rock, near the northern contact of a 33.4 million-year-old granodiorite stock.

Pursuant to a letter agreement dated September 7, 2004 (the “Keystone Agreement”) among Nevada Pacific and Placer Dome, Nevada Pacific granted Placer Dome the right to explore the Keystone property and earn an initial

60% interest therein by spending an aggregate of $5,000,000 on exploration over a five-year period. With the exception of initial expenditures during the first year in the amount of $350,000, Placer Dome was not obligated to make any expenditures on the property (although such expenditures are required to maintain Placer Dome’s option to acquire the 60% interest) and Placer Dome could terminate the Keystone Agreement at any time during the earn-in period upon giving 30 days prior written notice to Nevada Pacific. Placer Dome could earn an additional 15% interest in the property by completing a feasibility study.

The terms of the Keystone Agreement will apply and extend to any right, title or interest acquired by Nevada Pacific or Placer Dome within the exterior boundaries of the Keystone property. However, Placer Dome’s option to acquire a 60% interest in the Keystone property did not apply to any silver or base metals (the “reserved minerals”) located on or in the property (other than silver associated with a gold/silver deposit or copper associated with a gold/copper deposit). Nevada Pacific retained the right to enter on the property in order to explore for any reserved minerals; however, if Nevada Pacific’s exploration activities are incompatible with, or interferes with Placer Dome’s activities or operations under the Keystone Agreement, Placer Dome could require Nevada Pacific to terminate its exploration activities for reserved minerals within 120 days notice.

During the first quarter of fiscal 2006, land holding costs for the year of $40,254 were paid by Placer Dome. Three stratigraphic drill holes (total footage of 5,496.2 feet) were drilled to test for the depth to lower plate rocks along the range front. The first drill hole was lost in upper plate siltstones, whereas the other two holes successfully encountered Roberts Mountain lower plate carbonate rocks.

Hole PKSN0502 encountered the Roberts Mountain Thrust at 1,600 feet and remained in lower plate carbonaceous limestone and locally tremolite-rich garnet skarn to the bottom of the hole (2,520.6 feet). Trace element assays are pending for the zone below 1,700 feet (lower plate rocks).

Hole PKSN0503 encountered the Roberts Mountain Thrust at 600 feet and remained in lower plate limestone to a depth of 1,720 feet where it intersected diorite and granodiorite associated with the Keystone Stock. The hole contained a high gold value over five feet of 0.027 ppm; however, it contained a very anomalous Carlin-style suite of trace elements over the interval from 400 feet to 1,530 feet.

During the year ended June 30, 2006, Nevada Pacific spent $97,606, net of recoveries, on the Keystone property. Of this amount $80,104 was spent directly on drilling costs. The 2005 drilling program by Nevada Pacific consisted of 3,254 feet drilled in seven holes. Disseminated sulfides and semi-massive to massive sulfides were encountered in all seven drill holes. Zone widths varied from five feet to seventy feet thick, the later being mostly disseminated zones. Garnet skarn zones that contained mineralization on surface also exhibited mineralization at depth. Drilling within the intrusive exhibited broad zones of sulfides ranging from disseminated to semi-massive.

On April 26, 2006, Nevada Pacific received notification from Placer Dome of its election to terminate the Limousine Butte Agreement and Nevada Pacific maintains a 100% interest in the project. Although no currently economic zones were delineated from drilling, trace element values encountered are of interest, and Nevada Pacific intends to review the data generated by Placer Dome in 2005, and retain the property for future exploration. Further drilling is planned during the late fall season of 2006.

Cornerstone (Pat Canyon) Property

The Cornerstone property is located in Eureka County, Nevada less than three miles east of Nevada Pacific’s Keystone project and approximately 12 miles south of Placer Dome’s Cortez Hills and Pediment gold projects. The 4.8 square mile Cornerstone property consists of 156 claims in five separate claim blocks.

In May 2006, Nevada Pacific increased the size of the Cornerstone project through the addition of the Freestone property. The 100% owned Freestone Property consists of 50 claims or 1.5 square miles and lies 12 miles southeast of the 10 million ounce Cortez Hills/Pediment deposit and immediately adjacent to the Tonkin Springs property.

The remainder of Nevada Pacific’s interest is held pursuant to a mining lease made effective as of May 25, 2004 (the “Lease”) which extends for a period of 10 years (renewable in 5-year increments to a maximum term not exceeding 99 years subject to certain conditions) and grants Nevada Pacific the exclusive right to explore and develop the property, including the right to produce and market any minerals thereon with the lessor retaining a sliding scale gross production royalty (in respect of production of gold, silver, platinum or palladium, a 3-4% gross production royalty based on a range of prices per ounce; for production of other minerals, a 2% gross production royalty). In order to maintain the Lease, Nevada Pacific is required to make the following minimum advance royalty payments to the lessor: $10,000 on signing of the Lease; $10,000 in 2005; $20,000 in 2006; $30,000 in 2007; and the greater of $50,000 or the dollar equivalent of 130 ounces of gold in 2008 and annually thereafter for the remaining term of the Lease. In addition, Nevada Pacific is required to make annual work expenditures of $50,000 on the property until the commencement of commercial production on the property.

The first phase drilling and trenching at Cornerstone was completed on September 19, 2005. Mineralization encountered in Trench #1 totalled 180 linear feet of 0.041 opt gold, containing 30 feet of 0.204 opt in a structure located on the eastern edge of the trench. Trench #6 was located 200 feet south of Nevada Pacific’s Trench #1 and contained 205 feet of 0.012 opt gold, including 75 feet of 0.021 opt gold, along with anomalous trace element geochemistry. Drilling permits to drill the Trench #6 area were approved; however, adverse weather conditions pushed the initiation of further drilling of this area to June 2006.

Drilling and trenching to date at Cornerstone has targeted the CSZ Zone as the priority area of interest at this time. Some of the rocks exposed at the surface have tentatively been assigned (by age date relationships and lithology) to the Horse Canyon Formation, which is one of the ore hosts for the mineralization at Cortez Hills. The mineralization, in the trenches and drilling, is hosted in intensely altered and brecciated, cherty to silicified, siltstones (and locally limestones and shales) with the high grade mineralization being controlled by north/south and northeast trending silicified structures. Age dating has shown that lower plate rocks are exposed in the Cornerstone area and further studies are on going to better define the aerial extent of these lower plate units.

Nevada Pacific’s geologic team believes that the drilling and trenching in the CSZ Zone has shown the presence of three potentially stacked mineralized zones, of which two of the zones have been cut by trenching and the third intersected in drilling. This theory will be tested in the up-coming drilling which will target three additional drill holes in this area. The main objective of the drilling will be to test for favourable host rock at or near the intersections of the structures that appear to control the higher gold grades. The drilling completed to date in the Flag Zone and the Southern Flag Zone show low ppb gold values in all of the drill holes and increasing trace elements at depth.

Trench #2 and trench #4 returned significant gold numbers that will be followed up on, based on our new understanding of the geology in the CSZ Zone. The increase in Carlin-style trace geochemistry in the bottom of the drill holes may indicate that the mineralization encountered in the CSZ Zone to be faulted downward as you move northward towards the Flag Zone. Deeper drilling is targeted for this area.

In 2004 Nevada Pacific conducted surface exploration on the property, which identified a potentially significant

Clover Valley Project

The Clover Valley project consists of 66 unpatented Federal lode mining claims covering approximately 1,320 acres located along the western edge of the Spruce Mountain mining district approximately 35 miles south of Wells, Elko County, Nevada.

The target area for gold mineralization at Clover Valley is in the lower portion of the Pilot Shale together with related fault structures that is a proven host at the multi-million ounce Alligator Ridge and Rain mines, situated approximately 50 miles to the southwest and west, respectively. The upper portion of the Pilot Shale is a thin bedded, impermeable mudstone that may have acted as a barrier to upward moving mineralizing fluids, thus trapping gold bearing solutions within the lower portion of the Pilot Shale.

Buffalo Canyon Property

The Buffalo Canyon Gold project is located on the west flank of the Shoshone Range, approximately four miles south of the town of Ione, Nye County, Nevada. The project is comprised of 44 lode claims acquired by

Nevada Pacific by staking in 2002 and covers an intrusive-related gold system with five known gold targets. Only one of the targets has previously been drill tested.

In 2005, Nevada Pacific completed a 10,520 foot reverse circulation drilling program budgeted at US $250,000. The drill program was designed to further define the potential for this project as a possible bulk tonnage open pit, heap leach, operation. Twenty-three drill holes were drilled, with depths ranging from 215 to 525 feet. The drilling program was designed to test the southern portion of a 1,600 foot by 2,600 foot, open-ended (greater than 0.05 ppm) gold soil anomaly located over the project area. Drilling shows that the southern portion of this soil anomaly contains a significantly large zone of low-grade gold mineralization. Thicknesses of up to 500 feet, containing 0.012 ounces per ton, occur over an area measuring approximately 300 feet by 500 feet. Preliminary evaluation of the surface sampling and drilling results, along with additional reconnaissance geology and geophysics, indicates that the project area may lie above a potential porphyry gold/copper system.

Timber Creek Property

The Timber Creek project is comprised of 311 unpatented claims located in Lander County, Nevada on the southwest flank of the Battle Mountain Range. It covers 9.7 square miles in the area of the Battle Mountain/Eureka Trend. The project lies 5 miles to the southwest of Nevada Pacific’s BMX project.

In April 2006, Phase I drilling commenced on Nevada Pacific’s Timber Creek property located in Lander County, Nevada. The 100% owned property covers approximately 6 square miles on the northern end of the Battle Mountain/Eureka gold trend. The Phase I drilling program consisted of 11,260 feet of drilling in 23 holes at a cost of approximately $240,000. A total of 48 drill pads have been permitted to test seven target areas on the district scale land package.

Assay results showed drill hole TCR06-03 encountering 20 feet of 0.02 opt gold at 130 feet to 150 feet, under 130 feet of pediment cover. This zone appears to be structurally or stratigraphically controlled and further drilling is warranted in this area. Assay results for drill holes TCR06-15 and TCR06-16, located two miles northwest of TCR06-03 returned significant base metal assays. Drill hole TCR06-15 was drilled to 500 feet and bottomed in 100 feet of 0.209% zinc and 910 ppm copper from 400 to 500 feet. Drill hole TCR06-16 was drilled to 540 feet and bottomed in 300 feet of 0.19% zinc (including 100 feet of 0.27% zinc from 440 to 540 feet) and 653 ppm copper. These two holes lie on the southeast edge of what appears to be an area of base-metal zoning related to the copper/molybdenum porphyry which is exposed in trenching 3,000 feet north of the area drilled. Further drilling in this area is warranted and will begin once additional drill sites have been approved.

Valmy Antler Property

This property includes 94 claims (2.9 square miles) in the Battle Mountain District, and lies adjacent to Newmont’s Lone Tree Mine and Glamis Gold’s Marigold Mine, and is thought to have potential for open-pit gold deposits similar to those in the district. There are no historic mine workings. Although there is no outcrop due to alluvial fill, drilling has established the presence of the favourable Antler Formation, which hosts the gold deposits at Lone Tree and Marigold.

Gravity geophysics in the past has assisted in defining target areas and Nevada Pacific has a budget of US $104,645 for Valmy for 2006, to include soil samples, soil-gas surveys, and 2,000 feet of reverse circulation (RC) drilling.

South Carlin Project

The South Carlin gold project is located along the Carlin Trend in Elko County, Nevada. Nevada Pacific’s principal interest in the South Carlin project is Woodruff Creek. Nevada Pacific had interests in the Tomera Ranch and South Carlin properties, which it elected not to continue with in fiscal 2004.

The Woodruff Creek property consists of contiguous unpatented federal lode mining claims located within Elko County, south of the town of Carlin, Nevada covering an area of approximately 640 acres. Nevada Pacific acquired the claims from Kennecott Exploration Company (“Kennecott”) in January 2001 by incurring over

$500,000 in exploration expenditures over a four-year period and by paying $50,000 to Kennecott. Kennecott agreed to eliminate its back-in right to reacquire a 51% interest in exchange for an uncapped 1% net smelter return.

Some of the past drilling demonstrated deep exploration potential. Hole Sc-99-02 encountered a 750-foot zone of hydrothermal alteration from 1.930 to 2,680 feet. The upper 200 feet of the zone contained moderate/intense clay alteration with anomalous gold and pathfinder elements: barium greater than 4%; mercury; and arsenic. The middle portion of the zone contained altered black mudstones including calcite-illite-iron-dolomite-pyrite-barite matrix breccia and crackle breccia. At the bottom of the hydrothermal zone, drilling encountered a significant 178-foot thick section of calcareous sedimentary rock containing multiple breccias, shearing, clay gouge, abundant disseminations of sulphides, as well as anomalous gold and pathfinder elements.

Bat Ridge Property

The Bat Ridge property, Nevada Pacific’s sole property in Utah, is located eleven miles northwest of Milford, in the Beaver Lake Mountains. The project consists of 169 unpatented claims and one State Lease (523 fee acres). Bat Ridge is a large Tertiary granodiorite intrusion which has resulted in widespread metamorphism and the introduction of base- and precious-metals. The area of interest hosts skarn-related copper, silver and gold mineralization. The pediment is bordered to the southwest and south by granodiorite outcrops, and the zone of potential mineralization is covered by what is interpreted to be upper plate rocks to the west.

Past work included mapping, a ground magnetic survey and three drill holes completed within the project area. The results of the historical exploration work indicated the presence of potentially significant copper, silver and gold content within the boundary of the unpatented claim block. A rock chip sampling program in 2004 focused on a one square mile area where a total of 92 samples were taken, defining an area of anomalous values 600 feet wide by 1,500 feet long that extends under pediment cover. Based on a newly completed airborne magnetics survey, the trend of sediments appears to continue eastward, under pediment cover, for approximately 8,000 feet.

Results from three historic rotary RC holes (completed on Bat Ridge in 1964) included 35 feet (from 10 to 45 feet) grading 0.11 ounces of gold per ton, 2.8 ounces of silver per ton, and 3.40% copper; 60 feet (from 0 to 60 feet) of 0.22 ounces of gold per ton, 1.77 ounces of silver per ton, and 2.85% copper; and 95 feet (from 5 to 100 feet) of 0.36 ounces of gold per ton, 1.66 ounces of silver per ton, and 2.35% copper. These intercepts are of interest for a skarn-hosted, bulk tonnage, copper-gold deposit. For 2006, Nevada Pacific intends to complete rock and soil sampling and 10,000 feet of RC drilling, with an estimated cost of US $411,000.

Figure B
Nevada Pacific Gold Ltd. — Other Property Locations (Mexico — Rocio Trend project)

Rocio Trend

Exploration on the Rocio Trend has been ongoing since the spring of 2004 when two claims, Rocio and Shakira, were staked. The Rocio Trend is located approximately 15 kilometres west of the Magistral Gold Mine in Mexico. With subsequent staking since that time this claim group now totals more than 168,000 hectares. The claims adjoin the claim group acquired with the purchase of the Magistral Gold Mine, and cover an area primarily to the west and north of the mine. In June and July of 2006 additional claims covering approximately 29,000 hectares were filed to cover mineral occurrences discovered during reconnaissance work and cover areas internal to the current claims that had become open.

Compilation of available historical data, augmented by Nevada Pacific’s fieldwork, has identified numerous northwest trending zones that host mineral occurrences with a variable metal content that includes gold, silver, copper, lead, and zinc. The Rocio Trend has received the majority of the exploration focus within the claim group and covers an area that is at least 16 kilometres long and 5 kilometres wide. Many of the showings have an alteration assemblage and geological characteristics similar to that found with gold mineralization at Magistral, while others such as the more base-metal rich showings may require a different geological model to explain their genesis. The Rocio Trend is not the only area of interest within Nevada Pacific’s claim block. Compilation of data available from historic work by the Mexican Government work shows at least 85 identified showings within our claim group. The systematic review of all of these is not yet complete. Additional reconnaissance work is required to fully demonstrate the potential of the mineral concessions.

Initial mapping and prospecting has identified numerous showings aligned along this northwest trend. The most significant showings identified thus far are Revancha, Venado, Cobre Lomes, Twin Domes, and Shakira. These estimates mentioned should not be relied upon. In late September of 2006 Nevada Pacific initiated a core drilling program that plans on testing most of the targets described below. The first phase of this core program is scheduled to complete 3,000 metres of drilling with a budgeted cost of approximately $400,000.

A summary of work completed in the current areas of interest is as follows.

Revancha Area

The Revancha area is the southern most mineralized zone identified within the claim package to date. There is historical evidence of mining in the form of underground workings where a gold vein was worked on two levels. There is no record of this production to determine a mined grade or tonnage. These workings that consist of numerous adits and shafts that are currently not accessible. Work completed to date consists of surface grab sampling, completion of a soil sample grid, and trenching and results show potential for both precious and base metals over a strike length of greater than 2 kilometres.

During the year one additional “option to purchase agreement” was signed with a third-party to acquire an additional 93 hectares of mineral concessions internal Nevada Pacific’s concession.

The database collected during the fiscal year includes 63 grab samples and 585 soils samples taken on a grid covering an area 1,500 metres north-south by 1,300 metres east-west.

The trenching program collected 1,029 samples in 29 trenches totalling 2,283 metres.

The geology of the area consists primarily of andesite rock units. The only intrusive rocks observed in the area are hypabyssal ryolite stocks and dykes that are unaltered. Mineralization identified is found in the andesite package within vein structures that strike north-northwest and have steep dips to the west. These structures are interpreted to have a strike length of more than 2,000 metres.

Cobre Lomas Area

The Cobre Lomas area is located north of the village of Cerro Agudo. The main showing is located at a small prospect pit. The database collected during the year consists of 30 grab samples, 158 soil samples covering and area 900 metres north-south by 1,800 metres east-west. A backhoe trenching program was completed and resulted in 59 samples collected in 6 trenches totalling 118 metres. A percussion drill program drilled 54 holes to depth of 27 metres (with the exception of 2 holes that were abandoned after 18 metres) which were sampled on 3 meter intervals. A total of 480 samples have been collected from the 1,440 metres of drilling with all assays pending.

There is very little outcrop exposed in the area. Prospecting in the area continues to identify copper oxides in float and outcrop, along with abundant altered rock that contains a quartz-epidote assemblage. Recent trenching in the pit area has identified a vein 2 metres wide with copper oxide and disseminated lead and zinc, with a strong argillic alteration envelop around the vein. The host rock at the prospect pit is andesite. The prospect pit falls within a copper-lead-zinc soil sample anomaly that is approximately 300m north-south by 300m east-west. A total of 16 percussion drill holes have been completed in this area.

A second area approximately 150 metres southeast of the prospect pit, that falls within the same soil anomaly, has been drill tested with 12 percussion holes. Drilling is focused on surface alteration similar to the main showing that includes copper oxides and secondary calc-silicate minerals.

Additional soil sampling completed shows another copper-lead-zinc anomaly identified approximately 500 metres to the east of the area trenched. The soil anomaly is currently 500 metres north-south by 300 metres east-west and remains open to the southeast. A road has been constructed to access the area for percussion drilling and trenching along the road is in progress. Initial observations from the trench exposure is that the copper mineralization is located within structures with a similar northeast orientation as the structure found in the prospect pit 500 metres to the west. A total of 26 percussion drill holes have been completed along the recently constructed road.

Twin Domes Area

The Twin Domes area is located in the vicinity of the village Palo de Asta. The zones were discovered through grab sampling of strongly hematite and quartz altered rock that outcrops intermittently on road cuts. The database at Twin Domes currently consists of 54 grab samples, and 210 soil samples covering two areas separated by approximately 1 kilometer. Both areas cover an area 1,000 metres north-south by 500 metres east-west and were sampled along east-west lines on 50 meter centers, with lines spaced 100 metres apart in a north-south direction. Results to date show two separate, parallel gold anomalies that along with grab sampling were the guide for locating the first phase of trenching. This trenching program consisted of 28 trenches totalling 1,458 metres with 729 channel samples collected. Trenching was completed in 3 separate areas.

Trench mapping in the area shows the geology of the area to be primarily a suite of andesites and rhyolites that are moderately to strongly altered. Weak gold mineralization is pervasive, evidenced by the fact that of the 729 samples collected from trenching only 49, or 7% show no detectable gold. Some of the rhyolites may be intrusive, but the alteration makes that determination difficult. Along with the clay alteration there are quartz veinlets that vary in width from 1 to 40 centimetres. The veinlets strike to the north-northwest, north, and northeast, although the north-northwest direction seems to be the better developed orientation. They are typically strongly oxidized with hematite with lesser limonite and specular hematite.

Shakira Area

Located at the northern extent of the Rocio Trend as currently defined is the Shakira area. Six rock chip samples collected show anomalous values of gold-silver-copper-lead-zinc. The mineralization is interpreted to be striking east-west with a shallow dip to the north. A soil sampling program and trenching is planned to determine the size potential of the mineralized zone.

Palmarito Area

No expenditures were incurred in this area during the year, but Palmarito remains an important target within the Rocio Trend.

Figure C
Nevada Pacific Gold Ltd. — Other Property Locations (Mexico — El Tule project)

El Tule Project

The El Tule Project is located in the State of Nayarit, Mexico. A claim application for 13,000 hectares (50 square miles) was filed with the Mexican Secretary of Mines in January of 2006. During the year two additional “option to purchase agreements” were signed with third-parties to acquire an additional 190 hectares of mineral concessions internal Nevada Pacific’s concession. The property has excellent access via the Mexican Federal Highway 15 that transects the property. The area is primarily an agricultural district with elevation ranging from 50 to 200 metres above sea level.

Epithermal gold and silver mineralization is found on the property hosted by a suite of rhyolitic volcanic rocks along with high-level intrusives that are also rhyolitic in composition. The mineralization identified is found in quartz veins, striking both northeast and northwest.

A trenching program is in progress in an area that was identified through surface rock and soil sampling. A total of 94 trenches have been completed with 1,156 channel samples collected. Significant intercepts include 21 metres of 5.03 g/t gold and 15 metres of 0.92 g/t gold that includes an interval of 7 metres with 9.66 g/t gold.

Risk Factors

In evaluating Nevada Pacific and its business, the following risk factors should be considered in addition to the other information contained herein.

Exploration and Mining Risks

The business of exploration for minerals and mining involves a high degree of risk. Very few properties that are explored are ultimately developed into producing mines. Currently, only Nevada Pacific’s Magistral Mine has a known ore body and the other mineral properties in which Nevada Pacific has an interest are without a known body of commercial ore. There is no assurance that mineral exploration activities will result in any additional discoveries of commercial bodies of ore.

Unusual or unexpected formations, formation pressures, fires, power outages, labour disruptions, flooding, explorations, cave-ins, landslides and the inability to obtain suitable and adequate machinery, equipment or labour are other risks involved in the operation of mines and the conduct of exploration programs. Nevada Pacific has relied on and will likely continue in the foreseeable future to rely upon consultants and others for exploration and development expertise. Substantial expenditures are required to establish ore reserves through drilling, to develop metallurgical processes to extract the metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineral deposit, no assurance can be given that minerals will be discovered in sufficient quantities to justify commercial operations or that funds required for development can be obtained on a timely basis. The economics of developing mineral properties are affected by many factors including the cost of operations, variations in the grade of ore mined, fluctuations in metal markets, costs of processing equipment and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection.

Financing Risks

Nevada Pacific expects to receive revenue from production at the Magistral Mine; however, if production at Magistral is not resumed or is not profitable, then there may be delays in receiving the anticipated income. Nevada Pacific has limited financial resources, has no source of operating cash flow other than from production at the Magistral Mine and has no assurance that additional funding will be available to it for further exploration and development of its projects or to fulfil its obligations under any applicable agreements. Presently, the only source of additional financing for Nevada Pacific is through the sale of its equity securities or the optioning or joint venturing of those properties in which it has the right to earn an interest, and there can be no assurance that it will be able to raise funds in such manner at any given time. Failure to obtain such additional financing in a timely manner could result in the delay or indefinite postponement of further exploration and development of its projects with the possible loss of Nevada Pacific’s interest in such properties.

No Assurance of Titles

Nevada Pacific’s title to its mineral properties may be subject to challenge. Certain of the claims located (staked) by Nevada Pacific under the 1872 Mining Law may overlie senior valid unpatented claims or patented claims, or their location or discovery monuments may be located on state lands or lands not otherwise open to location under the 1872 Mining Law. However, Nevada Pacific does not consider that the invalidity of any such claims will materially affect the exploration potential of the remainder of such properties. While title to the properties has been diligently investigated and, to the best of Nevada Pacific’s knowledge, title to all properties in which it has, or has the right to acquire, an interest is in good standing, this should not be construed as a guarantee of title. The properties may be subject to prior unregistered agreements or transfers or land claims by native, aboriginal or indigenous peoples and title may be affected by undetected defects or governmental actions. None of the unpatented mining claims in which Nevada Pacific has, or has the right to acquire, an interest have been surveyed and accordingly the precise location of the boundaries of the claims and ownership of mineral rights in specific tracts of land comprising the claims may be in doubt.

Foreign Countries and Regulatory Requirements

Nevada Pacific’s exploration activities and mining operations are subject to various laws governing land use, the protection of the environment, prospecting, development, production, exports, taxes, labour standards, occupational health, waste disposal, toxic substances, mine safety and other matters.

Existing and possible future environmental legislation, regulations and government actions could cause additional expense, capital expenditures, restrictions, production delays and delays in other activities of Nevada Pacific, the extent of which cannot be predicted. The cost of compliance with changes in governmental regulations has the potential to reduce the profitability of Nevada Pacific’s operations.

Nevada Pacific’s principal property is the Magistral Mine in Mexico. Mineral exploration and mining activities in Mexico may be affected in varying degrees by political stability and government regulations relating to the mining industry. Any changes in regulations or shifts in political conditions are beyond the control of Nevada Pacific and may adversely affect its business. Mexico is a developing country, which may make it more difficult for Nevada Pacific to obtain any required exploration, development and production financing for projects located there.

Nevada Pacific believes it is currently in substantial compliance with all material laws and regulations, which currently apply to its activities. There can be no assurance, however, that all permits which Nevada Pacific may require for the exploration of its properties, the construction of future mining facilities and the conduct of mining operations, will be obtainable on reasonable terms, or that such laws and regulations would not have an adverse effect on any mining project which Nevada Pacific might undertake.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Development Risks

The marketability of minerals acquired or discovered by Nevada Pacific may be affected by numerous factors which are beyond the control of Nevada Pacific and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, the state of world mineral markets and the availability and capacity of mineral processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection.

Mineral Prices

The mining industry in general is intensely competitive and there is no assurance that, even if additional commercial quantities of ore are discovered, a profitable market may exist for the sale of minerals produced by Nevada Pacific. Factors beyond the control of Nevada Pacific may affect the marketability of any substances discovered. Mineral prices, in particular gold prices, have fluctuated widely in recent years. Any significant drop in gold prices would have a materially adverse impact on mining production revenue and on the ability of Nevada Pacific to finance and profitably exploit any gold deposits it may discover. The marketability of minerals is also affected by numerous other factors beyond the control of Nevada Pacific. These other factors include government regulations relating to price, royalties, allowable production and importing and exporting of minerals. Since mine production in any single year constitutes a very small portion of the total potential supply of gold, normal variations in current production do not necessarily have a significant effect on the supply of gold or on its price.

Competition

The mineral industry is intensely competitive in all its phases. Nevada Pacific competes with many companies possessing greater financial resources and technical facilities than itself for the acquisition of mineral concessions, claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees.

Environmental and Other Regulatory Requirements

Nevada Pacific’s operations are subject to environmental laws, regulations and rules promulgated by government agencies from time to time. Environmental legislation provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain mining industry operations, such as seepage from tailings disposal areas, which would result in environmental pollution. A breach of such legislation may result in imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner which means stricter standards, and enforcement, fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations. Nevada Pacific intends to comply with all environmental regulations in the United States and Mexico.

Currency Fluctuation and Convertibility

The fact that Nevada Pacific’s operations are primarily conducted in U.S. dollars and Mexican pesos and many of Nevada Pacific’s obligations are denominated in United States dollars and Mexican pesos make it subject to foreign currency fluctuation and such fluctuations may adversely affect Nevada Pacific’s financial position and results by significantly increasing the cost of such operations and obligations.

Uninsurable Risks

In the course of exploration, development and production of mineral properties, certain risks, and in particular, unexpected or unusual geological operating conditions including rock bursts, cave-ins, fires, flooding and earthquakes, may occur. It is not always possible to fully insure against such risks and Nevada Pacific may decide not to take out insurance against such risks as a result of high premiums or other reasons. Should such liabilities arise, they could reduce or eliminate any future profitability and result in increasing costs and a decline in the value of the securities of Nevada Pacific.

Conflicts of Interest

Certain directors and officers of Nevada Pacific are also directors, officers or shareholders of other companies that are similarly engaged in the business of acquiring, developing and exploiting natural resource properties. Such associations may give rise to conflicts of interest from time to time. The directors of Nevada Pacific are required by law to act honestly and in good faith with a view to the best interests of Nevada Pacific and to disclose any interest which they may have in any project or opportunity of Nevada Pacific. If a conflict of interest arises at a meeting of the board of directors, any director in a conflict will disclose his interest and abstain from voting on such matter. In determining whether or not Nevada Pacific will participate in any project or opportunity, the director will primarily consider the degree of risk to which Nevada Pacific may be exposed and its financial position at the time.

Legal Proceedings

Nevada Pacific is not a party to any material legal proceedings, and there are no material legal proceedings to which any of Nevada Pacific’s property is subject, and no such proceedings are known to Nevada Pacific to be contemplated.

Interests of Experts

This Annex includes certain technical information contained in the 2006 Technical Report prepared by Pincock, Allen & Holt (see the section in this Annex entitled “Narrative Description of the Business — Magistral Project (Magistral Mine)”). To the knowledge of Nevada Pacific, Pincock, Allen & Holt does not beneficially own, directly or indirectly, any of the common shares of Nevada Pacific. As of the date of this proxy statement, Pincock, Allen & Holt has not and will not receive any common shares or other property of Nevada Pacific in connection with Pincock, Allen & Holt’s preparation of the 2006 Technical Report.

SELECTED FINANCIAL DATA OF NEVADA PACIFIC

The selected financial data of Nevada Pacific for the three-month period ended September 30, 2006 were derived from the unaudited consolidated financial statements of Nevada Pacific. The selected financial data for the years ended June 30, 2006, 2005 and 2004 were derived from the consolidated financial statements of Nevada Pacific that were audited by PriceWaterhouseCoopers LLP, Chartered Accountants. The selected financial data of Nevada Pacific for the Years Ended June 30, 2003 and 2002 were derived from the consolidated financial statements of Nevada Pacific that were audited by Hay & Watson, Chartered Accountants. The unaudited financial statements for the quarter ended September 30, 2006 and the audited consolidated financial statements for the year ended June 30, 2006 are attached in this Annex (Audited Financial Statements of Nevada Pacific).

The selected financial data should be read in conjunction with the consolidated financial statements and other financial information included elsewhere in this registration statement.

Nevada Pacific has not declared any dividends on its common shares since incorporation and does not anticipate that it will do so in the foreseeable future. The present policy of Nevada Pacific is to retain any future earnings for use in its operations and the expansion of its business.

The following table is derived from the consolidated financial statements of Nevada Pacific, which have been prepared in accordance with Canadian Generally Accepted Accounting Principles (GAAP). The significant differences between those principles and those that would be applied under U.S. GAAP are disclosed in Note 17 to the consolidated financial statements. See the Audited Financial Statements of Nevada Pacific in this Annex.

Unless otherwise specified, all dollar amounts are expressed in United States Dollars.

	For the Years Ended June 30
	Three Months
	Ended
	September 30,
	2006	2005	2006	2005	2004	2003	2002
	(unaudited)

Gold sales revenue	$752,590		$6,649,300	$5,175,235	$—	$—	$—
Mine operating earnings (loss)	(48,105)		(2,370,544)	838,070	—	—
Net income (loss)	(747,935)		(5,020,542)	(2,381,658)	(1,936,547)	(1,092,306)
Basic and diluted earnings (loss) per share	(0.01)		(0.08)	(0.05)	(0.06)	(0.06)
Total assets	23,308,162		22,538,567	22,569,326	16,847,019	1,681,421
Total long-term liabilities	1,740,440		1,797,209	1,742,484	1,631,704	—
Cash dividends declared	—		—	—	—	—	—

Management’s Discussion and Analysis of Financial Position and Results of Operations for Fiscal Year Ended June 30, 2006

This discussion and analysis of the financial position and results of operations consists of comparisons of the operating results of Nevada Pacific for the fiscal years ended June 30, 2006 and 2005 and has been taken from the Management’s Discussion and Analysis of Financial Position and Results of Operations prepared by Nevada Pacific and filed with SEDAR (available on sedar.com) as of September 28, 2006, and should be read in conjunction with the audited consolidated financial statements of Nevada Pacific for the year ended June 30, 2006 and the notes thereto which are attached to this Annex. The full text of Management’s Discussion and Analysis of Financial Position and Results of Operations. Nevada Pacific’s consolidated financial statements and related notes have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) and all amounts are presented in United States dollars unless otherwise noted.

Cautionary Statement on Forward-Looking Information

This Management’s Discussion and Analysis (“MD&A”) contains forward-looking statements about Nevada Pacific Gold Ltd. and its business. Forward-looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “projects” and similar expressions, or that events or conditions “will,” “may,” “could” or “should” occur.

The forward-looking statements in this MD&A are subject to various risks, uncertainties and other factors that could cause Nevada Pacific’s actual results or achievements to differ materially from those expressed in or implied by forward-looking statements. These risks, uncertainties and other factors include, without limitation, uncertainty as to Nevada Pacific’s ability to achieve the goals and satisfy the assumptions of management; uncertainties as to the availability and cost of financing; uncertainty as to the results of current operation and exploration activities; uncertainty as to market reaction to future operation and exploration activities; significant changes in metal prices; currency fluctuations; increases in production costs; differences and fluctuations in ore grades, recovery rates and tonnes mined from those expected; changes in mining, or heap leaching rates from currently planned rates; the timing and content of work programs; geological interpretations; receipt and security of mineral property titles; general market and industry conditions; and other factors detailed in Nevada Pacific’s public filings.

Forward-looking statements are based on the beliefs, opinions and expectations of Nevada Pacific’s management at the time they are made, and Nevada Pacific does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Readers should not place undue reliance on forward-looking statements. Precautionary statements made herein should be read as being applicable to all related forward-looking statements wherever they appear in this MD&A.

FISCAL 2006 OVERVIEW

The Company’s principal business activities consist of the production of gold and silver in Mexico and the exploration for and development of gold and silver properties in Mexico and the western United States, primarily Nevada.

Since incorporation on March 11, 1997, the Company has acquired the Magistral Gold Mine in Sinaloa, Mexico. The Company has also evaluated numerous properties of potential merit. Several of the properties evaluated have been acquired by purchase agreement or by staking for further exploration, evaluation and development. Costs directly relating to the identification, exploration and development of projects are capitalized and are either amortized over the life of the project’s, commencing when the property goes into production, written off when the property is sold or released or written down if determined to be impaired.

Mexico

From the acquisition on February 2, 2004 until December 31, 2004, the Magistral Gold Mine underwent a revitalization program and was considered to be in pre-commercial production. During the revitalization period the mine experienced reduced gold production with all production related costs, offset by precious metal sales, being capitalized.

On July 27, 2005, the Company announced that the Magistral Mine would be moved to a leach only mode, effective August 1, 2005, and that mining has been temporarily suspended. By placing the mine in leach only mode the Company was able to reduce costs while continuing to produce gold and silver from the heap leach pad inventory. The Company has continued to monitor industry mining costs and metal prices and will re-commence mining when the proper conditions exist. In addition to mining costs and metal prices the Company is continuing to evaluate sources of funds required to have sufficient working capital to facilitate a restart of mining operations. Because of the inherent delay in producing gold from a heap leach process, working capital needs to be available to fund mining operations for several months before gold production commences.

During fiscal year 2006 the Company operated the mine at full capacity for only the month of July 2005. Mining from the pits was curtailed the end of July 2005 and crushing and placing ore material in stockpiles was completed in August 2006. 53,571 tonnes of ore and 408,014 tonnes of waste were mined for total material movements of 461,585 tonnes. Ore mined was at a gold ore grade of 1.34 grams per tonne and contained 2,313 ounces of gold. Throughout the fiscal year the mine continued to produce gold, on a cash flow positive basis, from existing leach pad inventories and for the year produced 12,632 ounces of gold and 14,752 ounces of silver. Although the draw down of the recoverable ounces in the pad has been slower than anticipated, recoveries have been higher than budgeted. This coupled with the higher metal prices have justified continued gold production through to the present time.

Production from the pad continues to decline and even with higher gold prices it is estimated that the application of cyanide required for continued gold leaching will not be cost effective by October 2006. At that time costs will be reduced to the minimum required for care and maintenance of the mine plus associated equipment. Solution processing along with gold production will be curtailed.

Management continues to refine plans for a possible resumption of mining at Magistral. To provide third-party support for this effort Pincock, Allen & Holt (“PAH”) was contracted to complete a complete review of the Magistral Mine. This review included updating reserves, mine plans, metallurgical recoveries, costs and prices to current levels. The final report from PAH was received in September 2006 and supports resuming full mining operations at gold prices at or above $469/ounce.

Exploration activity for the company in Mexico continued during the year. This activity was focused primarily on two projects, the Rocio project in Sinaloa, and the El Tule project in Nayarit. During the current fiscal year the Company has carried out an aggressive, yet systematic surface exploration program in the area that has expanded the geological mapping and sampling from previous campaigns, as well initiated a trenching program.

Nevada

During the year, Placer Dome U.S. Inc. (“Placer Dome”) terminated their rights to earn interest in the Company’s Limousine Butte, Keystone and BMX projects and the Company maintains a 100% interest in these projects.

The 2006 drilling program commenced with 18,480 feet of drilling completed to date on three of the Company’s projects.

In June 2006, Phase I drilling was completed on the Company’s Timber Creek property located in Lander County, Nevada. The Phase I drilling program consisted of 11,260 feet of drilling in 23 holes. A total of 48 drill pads have been permitted to test seven target areas on the district scale land package. Further drilling is warranted in this area and is dependant on drill rig availability.

In May 2006, the Company increased the size of the Cornerstone project through the addition of the Freestone property, which consists of 50 claims or 1.5 square miles. By July 2006, the Company had completed 3,810 feet of a planned 10,000 foot phase II drill program. Three holes were drilled in the CSZ zone and three holes in the BUTR zone. The Company’s geologic team believes that the drilling and trenching in the CSZ Zone has shown the presence of three potentially stacked mineralized zones, of which two of the zones have been cut by trenching and the third intersected in drilling. This theory will be tested in the up-coming drilling which will target three additional drill holes in this area. Core drilling in this area will commence upon completion of contract negotiations with the drilling company.

At the BMX project, a total of 3,410 feet was drilled in eight reverse circulation drill holes. All eight drill holes contained significant intercepts of disseminated to locally semi-massive sulfide in what appears to be the continuation of structures exposed on the surface. Due to extreme spring run off, access to several drill sites were not possible and will be drilled at a later date, dependant on conditions and drill rig availability.

U.S. Gold Corporation

On March 5, 2006, US Gold Corporation (“US Gold”) issued a News Release announcing its intent to acquire all of the outstanding common shares of Nevada Pacific (as well as the shares of White Knight Resources Ltd., Coral Gold Resources Ltd. and Tone Resources Ltd. (collectively, the “Target Companies”). Nevada Pacific responded by forming a Special Committee on March 6, 2006 and hiring financial advisors on March 15, 2006 to assist Nevada Pacific.

On April 5, 2006, Nevada Pacific received a copy of US Gold’s application to various Canadian Securities Commissions seeking exemption from the requirement that it obtain a formal valuation of certain of the Target Companies, including Nevada Pacific. On April 12, 2006, the Special Committee of Nevada Pacific, in a submission to the Securities Commissions, stated its unequivocal support for the exemption order.

On April 19, 2006, US Gold requested that Nevada Pacific prepare its financial statements according to US GAAP for the past three years and provide these, together with Nevada Pacific’s auditors’ certification, to US Gold for inclusion in US Gold’s registration statement. On May 18, 2006, the work and fee requirements were settled by US Gold together with a time line confirming a delivery date of June 19, 2006. Nevada Pacific completed the work within the original timeframe provided to US Gold.

On April 26, 2006, Nevada Pacific was advised that US Gold’s application for exemption from the formal valuation requirement had been rejected, and on April 27, 2006, Nevada Pacific was requested by US Gold to proceed with the formal valuation. On May 1, 2006, the terms and conditions for preparation of a combined valuation for both Nevada Pacific and Coral Gold Resources Ltd. were confirmed by US Gold. The valuation work has been completed, several draft reports have been received and reviewed by Nevada Pacific’s Special Committee and a final report was delivered to US Gold in mid June.

The Special Committee, with its financial advisor, will consider any U.S. Gold Corporation offer, if and when it is received, and will investigate alternatives that may be available to maximize shareholder value.

Consolidated Financial Results of Operations — Fiscal Year Ended June 30, 2006 Compared With Fiscal Year Ended June 30, 2005

For the year ended June 30, 2006 the Company incurred a net loss of $5,020,542 ($0.08 per share) as compared to a net loss of $2,381,658 ($0.05 per share) for the year ended June 30, 2005. The loss for the year ended June 30, 2006 includes a loss from mining operations of $2,370,544 (2005 — earnings of $838,070), general and administrative expenses of $1,944,511 (2005 — $2,084,400), stock-based compensation of $611,572 (2005 — $559,963), write-off of mineral property expenses of $114,360 (2005 — $630,332), a foreign exchange loss of $36,904 (2005 — $115,796) interest and financing costs of $Nil (2005 — $22,378) offset by other income of $57,349 (2005 — $37,942) and a gain on disposal of mining equipment of $Nil (2005 — $155,199).

For the year ended June 30, 2006 revenues were $6,649,300 (2005 — $5,175,235) and the loss from mining operations was $2,370,544 (2005 — earnings of $838,070). The earnings (loss) from mining operations for the year ended June 30, 2005 only reflect six months of gold sales and the related expenses, the result of the Magistral Mine recommencing commercial production on January 1, 2005 and therefore the start of revenue recognition, whereas the year ended June 30, 2006 include twelve months of gold sales and the related expenses. During fiscal 2006, the Company recognized $3,788,972 of stockpiled ore inventory costs that were deferred as at June 30, 2005. All of the mine operating costs for the fiscal 2006 were recognized during the year as there were no costs deferred to the stockpiled ore as of June 30, 2006. The loss for the year ended June 30, 2006 also includes a one-time expense of $305,000 in severance payments incurred in the first quarter when the mine was placed in leach only mode and staff at the mine was reduced to 31 people.

The cash cost component of the pad inventory was approximately $300 per ounce. The monthly cash cost of the leach only mode was approximately $275,000 per month.

Expenses and other income decreased by 8% to $2,535,638 for the year compared to $2,744,595 for the same period in 2005. The majority of the decrease was related to general and administrative costs and foreign exchange losses. General and administrative costs were $1,944,511 for the year (2005 — $2,084,400), a decrease of $139,889 or 7%. The reduction is primarily due to decreases in consulting fees and travel expenses.

The write-off of mineral property expenses was $114,360 for the year ended June 30, 2006 as compared to $630,332 for the same period of 2005. The write-off for the year ended June 30, 2005 included a write-off of the Amador Canyon property of $451,768.

Selected Annual Information

	For the Years Ended June 30
	2006		2005		2004

Gold sales revenue		$6,649,300		$5,175,235		$—
Mine operating earnings (loss)		$(2,370,544)		$838,070		$—
Net income (loss)		$(5,020,542)		$(2,381,658)		$(1,936,547)
Basic and diluted EPS		$(0.08)		$(0.05)		$(0.06)
Total assets		$22,538,567		$22,569,326		$16,847,019
Total long-term liabilities		$1,797,209		$1,742,484		$1,631,704
Cash dividends declared	$	Nil	$	Nil	$	Nil

Fourth Quarter Fiscal Year 2006 Results

For the three months ended June 30, 2006 the Company incurred a net loss of $1,167,562 ($0.01 per share) as compared to a net loss of $328,116 ($0.00 per share) for the three months ended June 30, 2005. The loss for the three months ended June 30, 2006 includes a loss from mining operations of $173,392 (2005 — earnings of $545,556), general and administrative expenses of $642,931 (2005 — $675,209), stock-based compensation of $341,377 (2005 — $163,002), write-off of mineral property expenses of $13,154 (2005 — $34,069), a foreign exchange loss of $23,905 (2005 — $10,059) interest and financing costs of Nil (2005 — $52) which is offset by other income of $27,197 (2005 — $8,955).

For the three months ended June 30, 2006 revenues were $1,553,673 (2005 — $3,120,218) and the loss from mining operations was $173,392 (2005 — earnings of $545,556). The decrease in revenues of $1,566,545 is reflective of the mine being in a leach only phase during the three months ended June 30, 2006, whereas the mine was in full production during the same period in 2005. The Company experienced a corresponding decrease of $847,597 in cost of sales, depreciation and depletions and royalties from $2,574,662 for the three months ended June 30, 2005 to $1,727,065 for the same period in 2006 The increase in the stock-based compensation expense for the three months ended June 30, 2006 as compared to the same period in 2005 is a result of additional stock options vesting in the fourth quarter 2006. Stock options were granted later in the fiscal year for 2006, which resulted in the expense being recognized later in the year.

Summary of Unaudited Quarterly Results

	Q4 2006	Q3 2006	Q2 2006	Q1 2006

Gold sales revenue	$1,553,673	$1,389,694	$1,520,420	$2,185,513
Mine operating earnings (loss)	(173,392)	(540,282)	(516,185)	(1,140,685)
Net income (loss)	(1,167,562)	(1,222,450)	(1,033,586)	(1,596,944)
Basic and diluted EPS	(0.01)	(0.02)	(0.02)	(0.03)
Total assets	22,538,567	20,927,743	21,767,522	20,921,546
Total long-term liabilities	1,797,209	1,765,923	1,749,534	1,776,780
Cash dividends declared	Nil	Nil	Nil	Nil

	Q4 2005	Q3 2005	Q2 2005	Q1 2005

Gold sales revenue	$3,120,218	$2,055,017	$—	$—
Mine operating earnings (loss)	545,556	292,514	—	—
Net income (loss)	(328,116)	(349,690)	(1,176,755)	(727,097)
Basic and diluted EPS	0.00	(0.01)	(0.02)	(0.02)
Total assets	22,569,326	22,352,494	22,359,902	18,959,179
Total long-term liabilities	1,742,484	1,708,716	1,680,991	1,653,711
Cash dividends declared	Nil	Nil	Nil	Nil

The change in gold sales revenues are primarily related to the change in the gold production during each quarter and are also affected by the increased gold price. Commercial production commenced at the Magistral Gold Mine on January 1, 2005 resulting with the reporting of gold sales revenues and mine operating earnings since Q3 of fiscal 2005. The loss for Q2 2005 includes mineral property write-downs of $508,880, which included a write-off of the Amador Canyon property of $451,768 and the increase in assets reflected the capitalization of pre-commercial production expenditures.

Review of Operations — Fiscal Year Ended June 30, 2006 Compared With Fiscal Year Ended June 30, 2005

July 2005 was the final month of open pit mining at the Magistral Gold Mine. In August 2005 the remaining ore in stockpiles was crushed and placed on the leach pad. Mobile mine equipment and the crushing plant were placed in care and maintenance upon completion of crushing and ore rehandling operations.

During the remainder of fiscal year 2006 the mine continued in a leach-only mode. In the processing plant, the cleaning of the intermediate solution and overflow ponds were completed during this period. For the intermediate solution pond an estimated 150 tonnes of gold-bearing carbon fines were recovered. This material was dried, sacked and shipped directly to a gold refinery in Mexico for processing. The processing plant continued to operate normally recovering gold and silver from the leach pad inventory. All equipment remains on site and in excellent condition. The workforce stands at 27 employees as of the end of August 2006.

Following is a summary of selected production statistics for the Magistral Mine:

	2006
	Q4	Q3	Q2	Q1

Ore tonnes mined		—	—	53,571
Grade (grams/tonne)		—	—	1.34
Ounces mined		—	—	2,313
Waste tonnes		—	—	408,014
Total tonnes		—	—	461,585
Strip ratio		—	—	7.6
Tonnes/Ounce		—	—	200
Gold Ounces Produced	2,069	2,793	2,805	4,965

	2005
	Q4	Q3	Q2	Q1

Ore tonnes mined	290,134	206,296	115,307	129,030
Grade (grams/tonne)	2.0	2.0	1.6	1.4
Ounces mined	18,785	13,177	5,751	5,786
Waste tonnes	960,867	1,092,900	1,312,696	826,679
Total tonnes	1,251,001	1,299,196	1,428,003	955,709
Strip ratio	3.3	5.3	11.4	6.4
Tonnes/Ounce	67	99	248	165
Gold Ounces Produced	7,016	5,108	3,860	3,205

During the year ended June 30, 2006 the Company sold 13,288 ounces of gold at an average price of $500 as compared to 12,069 ounces sold at an average price of $429 for the last two quarters of fiscal 2005. During fiscal 2006, silver production was 14,752 ounces and the Company sold 9,394 ounces of silver at an average price of $7.68, as compared to production of 12,766 ounces and the sale of 13,028 ounces at an average price of $7.50 for the last two quarters of fiscal 2005. Silver is currently being stockpiled and at June 30, 2006 the Company had silver inventory of 8,347 ounces.

Non-GAAP measures — total cash cost per gold ounce calculation

The company reports total cash costs on a sales basis. We have included total cash cost and cash operating cost information to provide investors with information about the cost structure of our mining operations. We use this information for the same purpose and for monitoring the performance of our operations. This information differs from measures of performance determined in accordance with Canadian GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with Canadian GAAP. These measures are not necessarily indicative of operating profit or cash flow from operations as determined under Canadian GAAP and may not be comparable to similarly titled measures of other companies.

The following table provides a reconciliation of total cash operating and total production costs per ounce to the financial statements:

	For the
	Year Ended	For the Three Months Ended
	June 30	June 30	March 31	Dec. 31	Sept. 30
	2006	2006	2006	2005	2005
	(In thousands, except per ounce amounts)

Cost of sales per financial statements	$7,903	$1,571	$1,655	$1,763	$2,914
Non-cash adjustments	(116)	(29)	(29)	(29)	(29)

Cash operating costs	7,787	1,542	1,626	1,734	2,885
Royalty expense	382	85	87	89	121

Total cash costs	8,169	1,627	1,713	1,823	3,006
Depreciation, depletion and accretion	851	102	216	213	320

Total production costs	9,020	1,729	1,929	2,036	3,326

Divided by gold ounces sold	13,288	2,604	2,465	3,160	5,059
Cash operating costs per ounce	$586	$592	$659	$549	* $ 570
Total cash cost per ounce	$615	$625	$695	$577	$ 594
Total production cost per ounce	$679	$664	$782	$644	$ 657

	Six Months Ended	Three Months Ended	Three Months Ended
	June 30/05	June 30/05	March 31/05
	(In thousands, except per ounce amounts)

Cost of sales per financial statements	$3,347	$1,997	$1,350
Non-cash adjustments	(45)	(23)	(22)

Cash operating costs	3,302	1,974	1,328
Royalty expense	262	161	101

Total cash costs	3,564	2,135	$1,429
Depreciation, depletion and accretion	772	439	333

Total production costs	4,336	2,574	$1,762

Divided by gold ounces sold	12,069	7,259	4,810
Cash operating costs per ounce	$274	$272	$276
Total cash cost per ounce	$295	$294	$297
Total production cost per ounce	$359	$355	$366

The term “cash operating costs” is used on a per ounce of gold basis. Cash operating costs per ounce is based on direct operating expense, inclusive of accumulated cash costs in the leach pad inventory, less production royalties, mining taxes and by-product credits for payable silver.

The term “total cash costs” is cash operating costs plus production royalties and mining taxes.

The term “total production costs” is total cash costs plus depreciation and amortization.

These costs are calculated using the standards set out by the Gold Institute.

*	Cash operating costs per ounce for the three months ended September 30, 2005 include a one time severance cost of $62 per ounce

Expenditures on Mineral Exploration Properties — Fourth Quarters and Fiscal Years Ended June 30, 2006 and 2005

During the year ended June 30, 2006, the Company spent $1,681,428 (2005: $1,493,402) on acquisition and exploration expenditures on its exploration properties, inclusive of $461,042 (2005: $532,842) on Mexican properties, and recovered $11,620 (2005: $211,847) of these expenditures from earn in partners. A total of $114,360 (2005: $630,332) of exploration expenditures was written off during the period. The Company capitalizes the portion of the salaries of its personnel that relates to specific mineral properties as deferred exploration expenditures.

The gross expenditures broken down by expenditure category are as follows:

	Three Months Ended		Year Ended
	June 30,		June 30,
	2006	2005	2006	2005

Exploration salaries & wages	$123,166	$72,728	$307,810	$262,988
Land holding costs	68,676	22,472	447,443	421,038
Surveying	13,394	6,843	14,399	52,526
Environmental	—	6,714	—	8,410
Geology	4,221	23,370	46,938	79,258
Surface geochemistry	42,824	42,953	61,391	125,387
Geophysics	10,824	111,136	29,774	113,636
Road work & trenching	40,382	32,352	69,619	84,796
Drilling	378,869	264,283	685,012	305,263
Other	1,786	20,224	19,042	40,100

Total expenditures	$684,142	$603,075	$1,681,428	$1,493,402

The total cumulative deferred property expenditures, after recoveries from earn-in partners, are as follows:

	June 30	June 30
	2006	2005

Limousine Butte	$747,385	$744,425
South Carlin Project	541,628	532,012
Keystone	341,666	243,760
BMX	209,744	32,114
Cornerstone (Pat Canyon)	510,086	129,985
Timber Creek	476,086	153,005
Other Nevada Properties	673,181	570,069
Mexican Properties	1,162,029	700,987

	$4,661,805	$3,106,357

Financial Position and Liquidity — Fiscal Year Ended June 30, 2006

During the year ended June 30, 2006, the company used $476,138 on net operating activities compared to $4,847,459 for the same period of the prior year. Although there was an increase in the loss for the year from fiscal 2005 to fiscal 2006, during fiscal 2006 there was a non-cash inflow of $3,353,464 from deferred product inventory and stockpiled ore costs and during the year ended June 30, 2005, the Company paid a $2,500,000 note payable relating to the purchase of the Magistral Mine and spent $1,452,205 that was assigned to product inventory and stockpiled ore.

Investing activities

The Company expended $1,733,643 on investing activities during the year ended June 30, 2006 as compared to $5,154,255 during the same period in 2005. For the current fiscal year, the Company expended $1,704,808 on exploration properties and the remainder on property, plant and equipment and reclamation bonds. During the year ended June 30, 2005, the Company expended $3,987,643 on property, plant and equipment at the Magistral Mine, $1,321,555 on exploration properties, $45,256 on reclamation bonds and received $200,1999 on the disposal of equipment.

Financing activities

During the year ended June 30, 2006, the Company received $4,912,268 on net financing activities compared to $10,361,114 during the same period in 2005. The Company received $5,005,285 through private placements and the exercise of stock options and share purchase warrants during the year ended June 30, 2006 compared to $11,053,855 through private placements, an underwritten offering, the exercise of stock options and the exercise of share purchase warrants during the year ended June 30, 2005. Share issue costs and finder’s fees for the year ended June 30, 2006 were $93,017 as compared to $692,741 for the same period in 2005.

On December 9, 2005, the Company announced that it had entered into an agreement with Mr. Robert McEwen to issue 12,500,000 units at a price of $0.40 CDN per unit for aggregate proceeds of $5,000,000 CDN. Each unit consists of one common share and one common share purchase warrant with each warrant exercisable to acquire one common share of the Company at an exercise price of $0.50 CDN for a term of two years. As a result of the private placement, Mr. McEwen will hold approximately 18.12% of the outstanding shares of the Company and, in event of the exercise of all the warrants, Mr. McEwen will hold approximately 30.69% of the outstanding common shares of the Company.

In accordance with the rules of the TSX Venture Exchange, as this constitutes a “change in control,” the placement closed in two tranches. The first tranche, consisting of 6,921,213 units was completed on December 14, 2005 for aggregate proceeds of $2,768,485 CDN. The second tranche for the balance of the units was conditional upon receiving disinterested shareholder approval, which was subsequently received at the extraordinary general meeting of the shareholders on January 23, 2006. The second tranche of the private placement consisting of 5,578,787 units at a price of $0.40 CDN for aggregate proceeds of $2,231,515 CDN was completed on May 11, 2006. The shares and warrants comprising the units and the shares underlying such warrants are subject to a four-month hold period. No finder’s fees were payable on this placement.

On January 13, 2006, the Company issued 200,000 units to an officer of the Company. Each unit was issued at a price of $0.64 CDN for gross proceeds of $128,000 CDN. Each unit is comprised of one common share of the Company and one share purchase warrant with each purchase warrant entitling the holder to purchase one common share of the Company at $0.80 CDN until January 13, 2008. The shares and warrants comprising the units and the shares underlying such warrants are subject to a four-month hold period. No finder’s fees were paid on this issue.

During the year ended June 30, 2006, 740,000 common shares were issued pursuant to the exercise of stock options and 89,515 common shares were issued on the exercise of share purchase warrants. The stock options were exercised at weighted-average exercise price of $0.57 CDN per share for gross proceeds of $421,800 CDN. The share purchase warrants were exercised at weighted-average exercise price of $1.20 CDN per share for gross proceeds of $107,418 CDN.

There were a total of 1,712,500 stock options granted during the year with a weighted-average exercise price of $1.05 CDN. On August 30, 2005, the Company granted to consultants 50,000 stock options with an exercise price of $0.80 CDN. These options have a term of one year and vest in equal amounts every three months for 1 year. The fair value of these options was estimated at approximately $0.16 per option at grant date. On March 2, 2006 the Company granted to directors, employees and consultants 1,462,500 stock options with an exercise price of $0.99 CDN. These options have a term of ten years and vest in equal amounts every three months for 1 year. The fair value of these options was estimated at approximately $0.45 per option at grant date. On June 1, 2006, the Company granted to a director 200,000 stock options with an exercise price of $1.54 CDN. These options have a term of ten years and vest in equal amounts every three months for 1 year. The fair value of these options was estimated at approximately $0.66 per option at grant date.

Cash resources and liquidity

As at June 30, 2006 the Company had cash and cash equivalents of $3,659,738 (June 30, 2005 — $957,251) and working capital of $3,279,590 (June 30, 2005 — $4,197,510). The decrease in working capital of $917,920 is predominately due to an increase of cash of $2,702,487, a decrease of accounts payable and accrued liabilities of $588,782 and a decrease in leach pad inventory of $3,788,972. The decrease in the pad inventory is the result of the decision to move the Magistral mine to a leach only phase effective August 1, 2005.

As at June 30, 2006 the Company had 3,840,000 options outstanding entitling the holders to purchase common shares of the Company at prices from $0.53 CDN to $1.54 CDN with expiry dates from January 22, 2008 to June 1, 2016. The Company also had 14,706,900 warrants outstanding entitling the holders to purchase common shares of the Company between $0.50 CDN and $1.20 CDN that expire between August 17, 2006 and January 13, 2008.

The Company’s ability to continue as a going concern is dependent upon the ability of the Company to obtain additional financing to develop its mineral properties, the performance of the Magistral Gold Mine, which is currently in a leach only phase, the existence of economically recoverable reserves, and upon its ability to attain profitable operations. Management continues to seek additional financing necessary to permit the Company to continue operations. There can be no assurance that management will be successful in all these activities. These consolidated financial statements do not give effect to any adjustments that would be necessary should the Company not be able to continue as a going concern.

Subsequent to June 30, 2006, there were 175,000 stock options exercised for gross proceeds of $99,635 and 1,418,150 share purchase warrants exercised for gross proceeds of $1,521,768.

The Magistral Gold Mine is subject to a net smelter return royalty of 1% for the first 30,000 ounces of gold, 3.5% on the next 350,000 ounces of gold and 1% thereafter. The Company is currently paying a net smelter royalty of 3.5%. The royalty requirement is settled from current gold production.

The Company also has minimum lease payment requirements on some of its Nevada exploration properties. These payments are at the discretion of the Company as long as it wants to maintain its interest in the property.

Transactions with Related Parties — Fiscal Year Ended June 30, 2006

During the year ended June 30, 2006, a total of $149,730 (2005 — $129,055) was charged for fees by a legal firm of which Nevada Pacific’s corporate secretary is a partner. At June 30, 2006, $17,352 (June 30, 2005 — $5,112) was owing to this legal firm.

In May, 1999, Nevada Pacific became the leaseholder of the head office premises. During the year ended June 30, 2001, the Company entered into a separate sub-lease agreement with Portal Resources Ltd. of which the Company’s Chairman is a director. During the year ended June 30, 2006, a total of $60,340 (2005 — $47,781) was charged by the Company for rent and common office costs. At June 30, 2006, $nil (June 30, 2005 — $4,425) was receivable from this company.

Financial Instruments and Other Instruments

The Company’s consolidated financial instruments include cash and cash equivalents, accounts receivable, reclamation bonds, and accounts payable. The fair values of these financial instruments approximate their carrying values.

Outlook — Fiscal Year Ended June 30, 2006

Management continues to evaluate projects for potential merit and is assessing options that include the resumption of mining operations, the possible sale of the mine and joint ventures with other mining companies. The Company has plans to attend various national and international mining industry trade shows, which should provide the Company with additional opportunities in the precious metals sector for assessment.

At the Magistral Mine, gold recovery from inventory from the heap leach pad continues with a reduced staff of 27 employees. Gold production continues to decline and resulting gold sales are nearing cash flow neutral. It is anticipated the mine will cease gold production and reduce staffing and costs to a care and maintenance level by October 2006. The equipment required for resumption of mining operations is still on-site and available. Several startup scenarios are being reviewed, including the use of contracted labor to resume open pit mining operations.

Exploration is ongoing in Nevada and Mexico. In Nevada, the remainder of the budgeted 50,000 feet of drilling for the 2006 drilling program will commence based on drill rig availability. In Mexico, drill targets are being developed for the El Tule Gold project located in the state of Nayarit. A drill program has begun on the Revancha project, located on the Rocio Trend approximately 15 kilometres southwest of the Company’s Magistral Gold mine in Sinaloa state, Mexico. Drilling is planned for 11 projects this year within the US and Mexico.

Risk Factors — Fiscal Year Ended June 30, 2006

Nevada Pacific is subject to financial and operational risks due to various factors outside of the control of Nevada Pacific. Gold prices are affected by factors such as global supply and demand, expectations of the future rate of inflation, the strength of, and confidence in, the US dollar relative to other currencies, interest rates, and geopolitical events. Should the price of gold drop and the prices realized by Nevada Pacific on gold sales were to decrease significantly and remain at such a level for any substantial period, Nevada Pacific’s cash flow would be negatively affected.

Nevada Pacific has limited financial resources, has no source of operating cash flow other than the Magistral Mine and has no assurance that additional funding will be available to it. The only source of additional financing for Nevada Pacific is through the sale of equity securities or the optioning or joint venturing of its properties. Failure to obtain financing could result in the delay or indefinite postponement of further exploration and development of its projects with the possible loss of Nevada Pacific’s interest in such properties.

Although Nevada Pacific has carefully prepared its gold reserve and resource estimates, no assurance can be given that the indicated mining and processing recoveries of gold from the estimated reserves will be realized over the life of the mine. The business of mining is generally subject to a number of risks including equipment failure, operational accidents, unstable ground conditions and severe weather.

Nevada Pacific’s exploration work involves many risks and may be unsuccessful. Substantial expenditures are required to establish proven and probable reserves and to complete the related mine development. It may take several years from the initial phases of drilling until production is possible. As a result of these uncertainties, there is no assurance that current or future exploration programs will be successful and result in the expansion or replacement of current production with new reserves. The validity of mining claims can also be uncertain. Although Nevada Pacific has attempted to acquire satisfactory title to its properties, some risk exists that some titles may be defective.

Additional Information

Additional information, including directors’ and officers’ remuneration and indebtedness, principal holders of Nevada Pacific’s securities, options to purchase securities and interests of insiders in material transactions is contained in Nevada Pacific’s 2004 annual report, an information circular dated for the annual general meeting of Nevada Pacific held on December 6, 2005 and an information circular dated for the extraordinary general meeting of the shareholders on January 23, 2006. Copies of Nevada Pacific’s filings are available at www.sedar.com.

Recent Canadian Accounting Pronouncements — Fiscal Year Ended June 30, 2006

Derivative Instruments

In April 2005, the Accounting Standards Board issued new accounting standards dealing with the recognition, measurement and disclosure of financial instruments, hedges and comprehensive income. These standards are applicable for fiscal years beginning on or after October 1, 2006. The Company is currently reviewing the impact of these new standards. These standards are as follows:

(i) Financial Instruments — Recognition and Measurement, Section 3855

This standard prescribes when a financial asset, financial liability or non-financial derivative is to be recognized on the balance sheet, whether fair value or cost-based measures are used and specifies how financial instrument gains and losses are to be presented.

(ii) Comprehensive Income, Section 1530

This standard introduces new rules for reporting and display of comprehensive income. Comprehensive income, which is currently reported under US GAAP, is the change in shareholders’ equity of an enterprise during a reporting period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investment by owners and distributions to owners. These items include holding gains and losses on certain investments, gain and losses on certain derivative instruments and foreign currency gains and losses related to self — sustaining foreign operations (cumulative translation adjustment).

(iii) Hedges, Section 3865

This standard is applicable when a company chooses to designate a hedging relationship for accounting purposes. It builds on the existing Accounting Guideline AcG-13, Hedging Relationships, and Section 1650 Foreign Currency Translation, by specifying how hedge accounting is applied and what disclosures are necessary when it is applied.

Disclosure Controls and Procedures — Fiscal Year Ended June 30, 2006

Disclosure controls and procedures are designed to provide reasonable assurance that material information is gathered and reported to senior management, including the Chief Executive Officer and Chief Financial Officer, as appropriate to permit timely decisions regarding public disclosure.

Management, including the Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2006. Based on this evaluation, the Chief Executive Officer and Chief Financial Officer have concluded that the Company’s disclosure controls and procedures, as defined in Multilateral Instrument 52-109 — Certification of Disclosure in Issuer’s Annual and Interim Filings, are effective to ensure that information required to be disclosed in reports that are filed or submitted under Canadian securities legislation are recorded, processed, summarized and reported within the time period specified in those rules.

Management’s Discussion and Analysis of Financial Position and Results of Operations for Fiscal Year Ended June 30, 2005

This discussion and analysis of the financial position and results of operations consists of comparisons of the operating results of Nevada Pacific for the fiscal years ended June 30, 2005 and 2004 and has been taken from the Management’s Discussion and Analysis of Financial Position and Results of Operations prepared by Nevada Pacific and filed with SEDAR as of October 18, 2005, and should be read in conjunction with the audited consolidated financial statements of Nevada Pacific for the year ended June 30, 2005 and the notes thereto as filed with SEDAR. The full text of Management’s Discussion and Analysis of Financial Position and Results of Operations and the audited financial statements for the year ended June 30, 2005 and the notes thereto are available on sedar.com. Nevada Pacific’s consolidated financial statements and related notes have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) and all amounts are presented in United States dollars unless otherwise noted.

Fiscal 2005 Description of Business

The Company’s principal business activities consist of the production of gold and silver in Mexico and the exploration for and development of gold and silver properties in Mexico and the western United States, primarily Nevada.

Since incorporation on March 11, 1997, the Company has acquired the Magistral Gold Mine in Sinaloa, Mexico. The Company has also evaluated numerous properties of potential merit. Several of the properties evaluated have been acquired by purchase agreement or by staking for further exploration, evaluation and development. Costs directly relating to the identification, exploration and development of projects are capitalized and are either amortized over the life of the project’s production when the property goes into production, or written off when the property is sold or released.

From the acquisition on February 2, 2004 until December 31, 2004, the Magistral Gold Mine underwent a revitalization program and was considered to be in pre-commercial production. During the revitalization period the mine experienced reduced gold production with all production related costs, offset by precious metal sales, being capitalized.

On July 27, 2005, the Company announced that the Magistral Mine would be moved to a leach only mode, effective August 1, 2005, and that mining has been temporarily suspended. During this time the Company will continue to produce gold from an existing inventory of approximately 11,000 recoverable ounces of gold on the heap leach pad.

While the mine has been cash flow positive since April 1, 2005, cash flow projections are becoming increasingly difficult to meet given the increases in operational costs impacting the mining industry (fuel, reagents, tires and steel) as well as a dramatic increase in precipitation at the early stages of the rainy season. By placing the mine in leach only mode the Company will be able to reduce costs while continuing to produce gold and silver from the heap leach pad inventory. The Company will monitor industry mining costs and will re-commence mining when conditions are more favorable.

Consolidated Financial Results of Operations — Fiscal Year Ended June 30, 2005 Compared With Fiscal Year Ended June 30, 2004

The loss for fiscal 2005 increased by $445,111 as compared to fiscal 2004. The primary factors for the increase are an increase in general and administrative costs of $546,210, an increase in stock-based compensation costs of $520,843, an increased write-down in deferred mineral property expenditures of $300,047 offset by earnings from mining operations of $838,070 and a gain on disposal of mining equipment of $155,199. The increase in general and administrative costs is due to increased salaries and wages and investor relations expense for the year. Additional personnel were added mid fiscal 2004 and the associated costs were experienced for the full fiscal year 2005. Investor relations expense increased due to distribution of materials to the expanded shareholder base and the Company’s participation at additional conferences, such as the Denver Gold Show. The increase in stock-based compensation is due to the adoption on July 1, 2004 of CICA Handbook Section 3870 whereby the Company now uses the fair-value method of accounting for all stock-based compensation. The increase in the write-down of deferred mineral properties is due to the write-down of the Amador Canyon property, which was returned to the vendor during the year.

In the quarter ended June 30, 2005, the Company had a loss of $128,116 (2004 — loss of $708,599) and a loss for the year ended June 30, 2005 of $2,381,658 (2004 — $1,936,547). Revenues for the quarter were $3,120,218 (2004 — $Nil) and for the year ended June 30, 2005 were $5,175,235 (2004 — $Nil). The Company’s earnings from mining operations for the quarter were $545,556 (2004 — $Nil) and for the year ended June 30, 2005 were $838,070 (2004 — $Nil). The increase in revenues and earnings from mining operations are a result of the commencement of commercial operations at the Company’s Magistral Mine, effective January 1, 2005. The earnings per share for the quarter was $0.00 per share (2004 — loss of $0.01) and the loss per share for the year ended June 30, 2005 was $0.05 (2004: loss of $0.06).

Selected Annual Information

	For the Years Ended June 30
	2005	2004	2003

Gold sales revenue	$5,175,235	$—	$—
Net income (loss)	$(2,381,658)	$(1,936,547)	$(1,092,306)
Basic and diluted EPS	$(0.05)	$(0.06)	$(0.06)
Total assets	$22,569,326	$16,847,019	$1,681,421
Total long-term liabilities	$1,742,484	$1,631,704	Nil
Cash dividends declared	Nil	Nil	Nil

The increase in the net loss from fiscal 2003 to fiscal 2004 is largely the result of increased human resource costs to support the Company’s expanding operations, primarily due to the acquisition of the Magistral Gold Mine, and increased business development costs associated with new project evaluations.

Summary of Quarterly Results

	Q4 2005	Q3 2005	Q2 2005	Q1 2005

Gold sales revenue	$3,120,218	$2,055,017	$—	$—
Net income (loss)	$(128,116)	$(349,690)	$(1,176,755)	$(727,097)
Basic and diluted EPS	$0.00	$(0.01)	$(0.02)	$(0.02)
Total assets	$22,569,326	$22,352,494	$22,359,902	$18,959,179
Total long-term liabilities	$1,742,484	$1,708,716	$1,680,991	$1,653,711
Cash dividends declared	Nil	Nil	Nil	Nil

	Q4 2004	Q3 2004	Q2 2004	Q1 2004

Gold sales revenue	$—	$—	$—	$—
Net income (loss)	$(708,559)	$(866,927)	$(229,384)	$(131,677)
Basic and diluted EPS	$(0.01)	$(0.03)	$(0.01)	$(0.01)
Total assets	$16,847,019	$16,236,542	$3,894,488	$3,266,225
Total long-term liabilities	$1,631,704	$1,623,533	Nil	Nil
Cash dividends declared	Nil	Nil	Nil	Nil

Commercial production commenced at the Magistral Gold Mine on January 1, 2005 resulting with the reporting of gold sales revenues for Q3 and Q4 of fiscal 2005. The Company experienced a net loss of $128,116 for Q4 2005 due to the earnings from mining operations of $545,556. The loss for Q3 2005 of $349,690 includes the earnings from mining operations of $292,514. The loss for Q2 2005 includes mineral property write-downs of $508,880.

In Q3 2004 the Company acquired the Magistral Gold Mine, resulting in significantly higher total assets as well as long term liabilities primarily associated with an asset retirement obligation of $1,477,593. The loss per quarter increased at this time due to increased general and administrative costs associated with the acquisition as additional resources were required to support the Company’s move from mineral exploration to gold production.

Review of Operations — Fiscal Year Ended June 30, 2005

Magistral Mine

During the first two quarters of fiscal 2005, the Company continued a revitalization program at the Magistral Gold Mine. The program was designed to increase long term operating efficiencies; lower operating costs and to increase annual gold and silver production.

There were several primary components to the revitalization program. A re-mine program that involved re-handling the crushed ore on the leach pad to add lime for pH control and to reduce the effects of solution channelling was completed. Three additional carbon columns, larger pumps and a new boiler were added to provide higher solution flow rates through the processing plant. The secondary crushing circuit was modified to produce a finer product by replacing the standard cone with a short head. Additional mine equipment, consisting of one Cat 992, 12 cubic yard front end loader and two Cat 777, 90 ton trucks, was purchased and placed into service. Modifications to the crushing circuit, including installation of a larger screen with smaller screen openings, new conveyors and a conversion to a closed crushing circuit for the secondary cone crusher, were completed in January.

With the completion of the crushing circuit, followed by a period of operational testing, planned production throughput was achieved by mid-February. Production rates improved during the third quarter achieving an average crushing rate of 216 tonnes per hour (design capacity 250 tonnes per hour) by mid-March 2005. The targeted crush size of 80% finer than 1/2 inch was achieved.

In the fourth quarter of the fiscal year the Company reaped the benefits of the additional equipment and a fully operational crushing circuit capable of producing a consistent size of 1/2 inch or less. Ore production for the quarter was at record levels; even with longer haul distances as the lowest benches of the San Rafael pit were mined. Production rates improved during the fourth quarter achieving an average crushing rate of 231 tonnes per hour, which included two monthly records. In addition mechanical availability for the quarter was excellent pushing the composite average for major mining equipment to 76% for the fiscal year. Monthly production records were set in April for ore tonnes mined and crushed, hourly crusher production rates, as well as gold ounces placed on the leach pad. The 2-stage crushing plant continued to be optimized for production rates and size reduction and by June was producing a crushed ore product at a size of 90% passing 1/2 inch and 58% passing 1/4 inch.

Of the two main operating pits, mining in the San Rafael pit was completed in the fiscal fourth quarter on June 17, 2005 at which time the focus was on production from the Samaniego pit. By late June pit backfilling into the San Rafael pit with waste rock from the Samaniego pit had begun.

Gold production as of the fiscal year ending June 30, 2005 was 19,189 ounces. The originally forecasted gold output of 30,000 ounces for fiscal 2005 was not achieved due to various factors. A delay was experienced in the completion of the revitalization programs including delays relating to procurement and delivery of equipment of approximately two months. This resulted in a change in the budgeted mine plan for the Samaniego pit for the fiscal year. In addition, lower ore grades (5%) and tonnes (18%) than forecast contributed to the 19% total shortfall in ounces mined and placed on the leach pad. The major component of the shortfall is due to the fact that the mine model did not adequately identify some areas that were previously mined by historical underground mining methods. The historical workings should have a lessening impact as the depth increases at the Samaniego pit. The San Rafael pit was mined to completion as forecast in fiscal 2005 although these ounces were predominately placed in the final quarter of the fiscal year. Finer crushed ore size resulted in longer leach times and the deferral of recovery of these ounces into fiscal 2006. The recoverable gold inventory remaining on the heap at June 30, 2005 was estimated to be 11,053 ounces. The Company anticipates that a significant part of this inventory will be recovered as gold output in the first and second quarters of the fiscal year 2006.

Management completed two versions of the fiscal 2006 budget. The version with continued mining operations was marginally cash flow positive using historic revenues, costs and production projections. However, with more recent operating expenses being negatively impacted by price increases over a broad range of items at the mine, including fuel, tires and reagents and including intermittent shortages of some of these items the decision was made to move to a leach only option effective August 1, 2005. Management is currently evaluating resumption of mining activities and has planned a second phase of exploration activity in fiscal 2006. Gold inventories in the leach pad will continue to be processed for the foreseeable future.

Following is a summary of selected production statistics for the Magistral Mine:

	2005				2004
	Q4	Q3	Q2	Q1	Q4	Q3

Ore tonnes mined	290,134	206,296	115,307	129,030	158,508	129,503
Grade (grams/tonne)	2.0	2.0	1.6	1.4	1.2	1.3
Ounces mined	18,785	13,177	5,751	5,786	5,893	5,247
Waste tonnes	960,867	1,092,900	1,312,696	826,679	1,093,847	594,527
Total tonnes	1,251,001	1,299,196	1,428,003	955,709	1,252,355	724,030
Strip ratio	3.3	5.3	11.4	6.4	6.9	4.6
Tonnes/Ounce	67	99	248	165	213	138
Gold Ounces Produced	7,016	5,108	3,860	3,205	4,150	3,028

During the quarter ended June 30, 2005, the Magistral Gold Mine produced 7,016 gross ounces gold, and sold 7,259 ounces at an average price of US$430 for total revenues of $3.12 million, offsetting operating expenses totalling $2.57 million for a net profit from mining operations of $0.55 million. During the year ended June 30, 2005 a total of 19,189 gross ounces of gold before royalties, have been produced. At total of 12,069 ounces have been sold, since the commencement of commercial production on January 1, 2005, at an average price of $429 for total revenues of $5.2 million. Silver production for the quarter was 4,482 ounces and for the year ended June 30, 2005 totaled 12,766. During the quarter and year ended June 30, 2005 a total of 13,028 ounces of silver were sold at $7.50. Silver continues to be stockpiled and at June 30, 2005 stood at 2,988 ounces. During the 4th quarter a total of 290,134 tonnes of ore and 960,867 tonnes of waste were mined with a waste to ore strip ratio of 3.3:1. The average grade of the mined ore was 2.0 grams gold per tonne for a total of 18,785 ounces of gold placed on the pad. For the year ended June 30, 2005 a total of 740,767 tonnes of ore and 4,193,142 tonnes of waste were mined for a strip ratio of 5.7:1. The average grade of mined ore was 1.8 grams gold per tonne for a total of 43,499 ounces of gold mined.

Non-GAAP measures — total cash cost per gold ounce calculation

The company reports total cash costs on a sales basis. We have included total cash cost and cash operating cost information to provide investors with information about the cost structure of our mining operations. We use this information for the same purpose and for monitoring the performance of our operations. This information differs from measures of performance determined in accordance with Canadian GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with Canadian GAAP. These measures are not necessarily indicative of operating profit or cash flow from operations as determined under

Canadian GAAP and may not be comparable to similarly titled measures of other companies. The following table provides a reconciliation of total cash operating and total production costs per ounce to the financial statements:

	Six Months Ended	Three Months Ended	Three Months Ended
	June 30/05	June 30/05	March 31/05
	(In thousands, except per ounce amounts)

Cost of sales per financial statements	$3,347	$1,997	$1,350
Non-cash adjustments	(45)	(23)	(22)

Cash operating costs	3,302	1,974	1,328
Royalty expense	262	161	101

Total cash costs	3,564	2,135	$1,429
Depreciation, depletion and accretion	772	439	333

Total production costs	4,336	2,574	$1,762

Divided by gold ounces sold	12,069	7,259	4,810
Cash operating costs per ounce	$274	$272	$276
Total cash cost per ounce	$295	$294	$297
Total production cost per ounce	$359	$355	$366

The term “cash operating costs” is used on a per ounce of gold basis. Cash operating costs per ounce is based on direct operating expense, less production royalties, mining taxes and by-product credits for payable silver.
The term “total cash costs” is cash operating costs plus production royalties and mining taxes.
The term “total production costs” is total cash costs plus depreciation and amortization.
These costs are calculated using the standards set out by the Gold Institute.

Expenditures on Mineral Exploration Properties — Fourth Quarters and Fiscal Years Ended June 30, 2005 and 2004

During the year ended June 30, 2005, the Company spent $1,493,402 (2004: $1,591,631) on acquisition and exploration expenditures on its exploration properties, inclusive of $532,842 (2004: $168,145) on Mexican properties, and recovered $211,847 (2004: $293,304) of these expenditures from earn in partners. A total of $630,332 (2004: $330,285) of exploration expenditures was written off during the year, inclusive of $453,371 written off in relation to the Amador Canyon project. The Company capitalizes the portion of the salaries of its personnel that relates to specific mineral properties as deferred exploration expenditures.

The gross expenditures broken down by expenditure category are as follows:

	Three Months Ended June 30,		Year Ended June 30,
	2005	2004	2005	2004

Exploration salaries & wages	$72,728	$76,666	$262,988	$194,778
Land holding costs	22,472	170,721	421,038	420,334
Surveying	6,843	22,485	52,526	47,615
Environmental	6,714	4,951	8,410	19,516
Geology	23,370	38,440	79,258	212,419
Surface geochemistry	42,953	11,795	125,387	35,263
Geophysics	111,136	12,000	113,636	71,935
Road work & trenching	32,352	5,668	84,796	13,109
Drilling	264,283	307,191	305,263	544,380
Other	20,224	8,959	40,100	32,282

Total expenditures	$603,075	$658,876	$1,493,402	$1,591,631

The total cumulative deferred property expenditures, after recoveries from earn-in partners, are as follows:

	June 30	June 30
	2005	2004

Limousine Butte	$744,425	$732,555
South Carlin Project	532,012	522,396
Keystone	243,760	225,003
BMX	32,114	21,629
Amador Canyon	—	420,890
Other Nevada Properties	853,059	364,516
Mexican Properties	700,987	168,145

	$3,106,357	$2,455,134

Liquidity and Capital Resources — Fiscal Year Ended June 30, 2005

As at June 30, 2005 the Company had cash and cash equivalents of $957,251 (June 30, 2004 — $597,851) and working capital of $4,197,510 (June 30, 2004 — $1,427,508 working capital deficiency) compared to cash and cash equivalents of $1,308,512 and working capital of $3,903,364 at March 31, 2005.

The Company’s ability to continue as a going concern is dependent upon the performance of the Magistral Gold Mine, which is currently in a leach only phase, the existence of economically recoverable reserves, the ability of the Company to obtain additional financing to develop its mineral properties and upon its ability to attain profitable operations. Management is actively seeking the additional financing necessary to permit the Company to continue operations and to pay its liabilities as they fall due. There can be no assurance that management will be successful in all these activities.

The company expended $4,847,459 on net operating activities during the year compared to $830,574 during fiscal 2004. The Company used $2,927,892 in the reduction of current liabilities, inclusive of a payment of $2,500,000 note payable relating to the purchase of the Magistral Gold Mine and spent $1,452,205 that was assigned to product inventory and stockpiled ore.

During the year ended June 30, 2005, the Company raised gross proceeds of $10,262,635 through private placements and public offerings, settled $500,000 in debt through the issuance of common shares, received $591,200 through the exercise of share purchase warrants and $200,020 through the exercise of incentive stock options. Share issue costs and finder’s fees for the same period were $823,761, inclusive of an assigned value of $131,020 to underwriter’s warrants.

During the year ended June 30, 2005 the Company expended $5,154,255 on investing activities. The investment in property, plant and equipment for the year was $3,987,643, which was primarily at the Magistral Gold Mine. The Company also spent $1,321,555 on mineral properties of which $532,842 was spent on exploration in Mexico and $788,713 on exploration in Nevada.

As at June 30, 2005 the Company had 3,328,500 options outstanding entitling the holders to purchase common shares of the Company at prices from $0.30 CDN to $1.47 CDN with expiry dates from June 13, 2006 to February 17, 2015. The Company also has 6,420,841 warrants outstanding entitling the holders to purchase common shares of the Company between $1.05 CDN and $1.20 CDN that expire between November 12, 2005 and September 22, 2006.

The Magistral Gold Mine is subject to a net smelter return royalty of 1% for the first 30,000 ounces of gold, 3.5% on the next 350,000 ounces of gold and 1% thereafter. The Company is currently paying a net smelter royalty of 3.5%. The royalty requirement is settled from current gold production.

The Company also has minimum lease payment requirements on some of its Nevada exploration properties. These payments are at the discretion of the Company as long as it wants to maintain its interest in the property.

Transactions with Related Parties — Fiscal Year Ended June 30, 2006

During the year ended June 30, 2005, a total of $129,055 (2004 — $129,952) was charged for fees by a legal firm of which the Company’s corporate secretary is a partner. At June 30, 2005, $5,112 (2004 — $32,345) was owing to this legal firm.

In May, 1999, the Company became the leaseholder of the head office premises. During the year ended June 30, 2001, the Company entered into a separate sub-lease agreement with Portal Resources Ltd. of which the Company’s Chairman is a director. During the year ended June 30, 2005, a total of $47,781 (2004 — $14,350) was charged by the Company for rent and common office costs. At June 30, 2005, $4,425 (2004 — $13,804) was receivable from this company.

Changes in Accounting Policies — Fiscal Year Ended June 30, 2005

Asset retirement obligations

Effective July 1, 2004, the Company adopted the new CICA Handbook Section 3110 “Asset Retirement Obligations.” The new accounting standard applies to future asset retirement requirements and requires that the fair value of liabilities for asset retirement obligations be recognized when incurred. The liability is accreted over time through periodic charges to earnings. The asset retirement cost is capitalized as part of the carrying value of the asset and is amortized over the useful life of the assets. This standard has been applied to the Magistral Gold Mine with no required retroactive restatement, as the fair value of the asset retirement obligation was recognized on purchase and approximated the fair value of the obligation at June 30, 2004.

Stock-based compensation

Effective July 1, 2004, the Company adopted the provisions of CICA Handbook Section 3870 on “Stock-Based Compensation and Other Stock-Based Payments.” The Company is now required to adopt the fair valued based method of accounting for all stock based awards. The Company has applied the new provisions retroactively, without restatement. The Company has recorded a cumulative decrease to retained earnings and a corresponding increase to contributed capital of $287,376 on July 1, 2004 with respect to stock options granted during the years ended June 30, 2003 and 2004.

Variable interest entities

Effective January 1, 2005, the Company has adopted CICA Accounting Guideline 15 “Consolidation of Variable Interest Entities” (AcG-15). The new standard provides guidance on the application of consolidation principles to certain entities that are subject to control on a basis other than ownership of voting rights. The adoption of this guideline did not have any impact on the consolidated financial statements of the Company.

Financial Instruments and Other Instruments

The Company’s consolidated financial instruments include cash and cash equivalents, accounts receivable, reclamation bonds, accounts payable and a note payable. The fair values of these financial instruments approximate their carrying values.

Outlook — Fiscal Year Ended June 30, 2005

At the Magistral Mine, gold recovery from inventory in the heap leach pad continues with a reduced staff of 32 employees. From the end of fiscal 2005 to present, the Company has experienced recovery from the heap leach pad as anticipated. The equipment required for resumption of mining operations is still on-site and available. Several startup scenarios are being reviewed, including the use of contracted labor to resume open pit mining operations.

The Company has planned exploration programs for Mexico and Nevada. The Company has agreements with Placer Dome whereby they have agreed to continue exploration on the Company’s BMX, Limousine Butte and Keystone projects.

During the year, the Company attended various national and international mining industry trade shows, including the Denver Gold Show, which provided the Company with several opportunities in the precious metals sector for assessment.

Risk Factors — Fiscal Year Ended June 30, 2005

The Company is subject to financial and operational risks due to various factors outside of the control of the Company. Gold prices are affected by factors such as global supply and demand, expectations of the future rate of inflation, the strength of, and confidence in, the US dollar relative to other currencies, interest rates, and geopolitical events. Should the price of gold drop and the prices realized by the Company on gold sales were to decrease significantly and remain at such a level for any substantial period, the Company’s cash flow would be negatively affected.

The Company has limited financial resources, has no source of operating cash flow other than the Magistral Mine and has no assurance that additional funding will be available to it. The only source of additional financing for the Company is through the sale of equity securities or the optioning or joint venturing of its properties. Failure to obtain financing could result in the delay or indefinite postponement of further exploration and development of its projects with the possible loss of the Company’s interest in such properties.

Although the Company has carefully prepared its gold reserve and resource estimates, no assurance can be given that the indicated mining and processing recoveries of gold from the estimated reserves will be realized over the life of the mine. The business of mining is generally subject to a number of risks including equipment failure, operational accidents, unstable ground conditions and severe weather.

The Company’s exploration work involves many risks and may be unsuccessful. Substantial expenditures are required to establish proven and probable reserves and to complete the related mine development. It may take several years from the initial phases of drilling until production is possible. As a result of these uncertainties, there is no assurance that current or future exploration programs will be successful and result in the expansion or replacement of current production with new reserves. The validity of mining claims can also be uncertain. Although the Company has attempted to acquire satisfactory title to its properties, some risk exists that some titles may be defective.

Cautionary Statement on Forward-Looking Information

Certain information set forth in this report contains forward-looking statements. By their nature, forward-looking statements are subject to numerous risks and uncertainties including: the results of current operation and exploration activities; market reaction to future operation and exploration activities; significant changes in metal prices; currency fluctuations; increases in production costs; differences in ore grades; recovery rates; and tonnes mined from those expected; changes in mining, or heap leaching rates from currently planned rates; the timing and content of work programs; geological interpretations; receipt and security of mineral property titles; general market and industry conditions; and other factors detailed in the Company’s public filings.

Readers are cautioned that the assumptions used in the preparation of such information, although considered reasonable at the time of preparation, may prove to be imprecise an, as such, undue reliance should not be placed on forward-looking statements. Nevada Pacific Gold Ltd’s actual results, programs and financial position could differ materially from those expressed in or implied by these forward-looking statements, and accordingly, no assurance can be given that the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what benefits Nevada Pacific Gold Ltd. will derive therefrom.

Management’s Discussion and Analysis of Financial Position and Results of Operations For the Quarter Ended September 30, 2006

This discussion and analysis of the financial position and results of operations has been prepared as at November 28, 2006 and should be read in conjunction with the unaudited interim consolidated financial statements of Nevada Pacific Gold Ltd (“Nevada Pacific” or “the Company”) for the three months ended September 30, 2006 and the audited annual consolidated financial statements for the year ended June 30, 2006 contained in this Annex. The Company’s consolidated financial statements and related notes have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) and all amounts are presented in United States dollars unless otherwise noted.

Cautionary Statement on Forward-Looking Information

This Management’s Discussion and Analysis (“MD&A”) contains forward-looking statements about Nevada Pacific Gold Ltd. (the “Company”) and its business. Forward-looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “projects” and similar expressions, or that events or conditions “will,” “may,” “could” or “should” occur.

The forward-looking statements in this MD&A are subject to various risks, uncertainties and other factors that could cause the Company’s actual results or achievements to differ materially from those expressed in or implied by forward-looking statements. These risks, uncertainties and other factors include, without limitation, uncertainty as to the Company’s ability to achieve the goals and satisfy the assumptions of management; uncertainties as to the availability and cost of financing; uncertainty as to the results of current operation and exploration activities; uncertainty as to market reaction to future operation and exploration activities; significant changes in metal prices; currency fluctuations; increases in production costs; differences and fluctuations in ore grades, recovery rates and tonnes mined from those expected; changes in mining, or heap leaching rates from currently planned rates; the timing and content of work programs; geological interpretations; receipt and security of mineral property titles; general market and industry conditions; and other factors detailed in the Company’s public filings.

Forward-looking statements are based on the beliefs, opinions and expectations of the Company’s management at the time they are made, and the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Readers should not place undue reliance on forward-looking statements. Precautionary statements made herein should be read as being applicable to all related forward-looking statements wherever they appear in this MD&A.

OVERVIEW

The Company’s principal business activities consist of the production of gold and silver in Mexico and the exploration for and development of gold and silver properties in Mexico and the western United States, primarily Nevada.

Since incorporation on March 11, 1997, the Company has acquired the Magistral Gold Mine in Sinaloa, Mexico. The Company has also evaluated numerous properties of potential merit. Several of the properties evaluated have been acquired by purchase agreement or by staking for further exploration, evaluation and development. Costs directly relating to the identification, exploration and development of projects are capitalized and are either amortized over the life of the project, commencing when the property goes into production, written off when the property is sold or released or written down to fair value if determined to be impaired.

Mexico

From the acquisition on February 2, 2004 until December 31, 2004, the Magistral Gold Mine underwent a revitalization program and was considered to be in pre-commercial production. During the revitalization period the mine experienced reduced gold production with all production related costs, offset by precious metal sales, being capitalized.

On July 27, 2005, the Company announced that the Magistral Mine would be moved to a leach only mode, effective August 1, 2005, and that mining had been temporarily suspended. By placing the mine in leach only mode the Company was able to reduce costs while continuing to produce gold and silver from the heap leach pad inventory. The Company has continued to monitor industry mining costs and metal prices and will re-commence mining when the proper conditions exist. In addition to mining costs and metal prices, the Company is continuing to evaluate sources of funds required to have sufficient working capital to facilitate a restart of mining operations. Because of the inherent delay in producing gold from a heap leach process, working capital needs to be available to fund mining operations for several months before sufficient gold production occurs to make the operation cash flow positive.

During fiscal year 2006 the Company operated the mine at full capacity for only the month of July 2005. Mining from the pits was curtailed the end of July 2005 and crushing and placing ore material in stockpiles was completed in August 2006. 53,571 tonnes of ore and 408,014 tonnes of waste were mined for total material movements of 461,585 tonnes. Ore mined was at a gold ore grade of 1.34 grams per tonne and contained 2,313 ounces of gold. Throughout the fiscal year the mine continued to produce gold, on a cash flow positive basis, from existing leach pad inventories and for the year produced 12,632 ounces of gold and 14,752 ounces of silver. Although the draw down of the recoverable ounces in the pad has been slower than anticipated, recoveries were higher than budgeted. This coupled with the higher metal prices justified continued gold production through September 2006.

In October 2006, with production from the pad continuing to decline and even with higher gold prices it was no longer cost effective to operate the processing plant and to continue gold leaching. The last gold pour was conducted on October 10, 2006 and following that the decision was made suspend gold leaching and processing operations.

The process facility is now being prepared for a proper shutdown to ensure safety and environmental issues in a non-operating plant are addressed and also that a rapid re-start of plant operations can be accomplished in the future. The solution ponds are being cleaned of sediments and the impermeable liners are being inspected. In the plant, all reagents are being removed and disposed of according to federal regulations and the equipment and facility is being cleaned to ensure no residual hazardous materials remain. It is anticipated this work will be completed by the end of December 2006.

Management continues to refine and review plans for a possible resumption of mining at Magistral. To provide third-party support for this effort Pincock Allen & Holt (“PAH”) was contracted to complete a review of the Magistral Mine. This review included updating reserves, mine plans, metallurgical recoveries, costs and prices to current levels. The final report from PAH was received in September 2006 and supports resuming full mining operations at gold prices at or above $469/ounce.

Exploration activity for the company in Mexico continued during the period. This activity is focused primarily on two projects, the Rocio project in the state of Sinaloa, and the El Tule project in the state of Nayarit. Recently drilling began in both project areas and is presently continuing.

Nevada

During the quarter ended September 30, 2006, the Company paid annual county and federal land holding costs of $374,765.

The Company was unable to initiate any of its planned drill programs during the quarter due to the lack of drill rig availability. In October the Company was able to secure a drill and at the Cornerstone project a core drill is currently on site, and the Company is continuing the Phase II drill program. The Company will continue with additional drilling plans based upon drill rig availability and weather conditions.

U.S. Gold Corporation

On March 5, 2006, US Gold Corporation (“US Gold”) issued a News Release announcing its intent to acquire all of the outstanding common shares of Nevada Pacific (as well as the shares of White Knight Resources Ltd., Coral Gold Resources Ltd. and Tone Resources Ltd. (collectively, the “Target Companies”). Nevada Pacific responded by forming a Special Committee on March 6, 2006 and hiring financial advisors on March 15, 2006 to assist Nevada Pacific.

In October 2006, US Gold filed an S-4 registration statement with the SEC relating to the Company.

The Special Committee, with its financial advisor, will consider any U.S. Gold Corporation offer, if and when it is received, and will investigate alternatives that may be available to maximize shareholder value.

Consolidated Financial Results of Operations

For the three months ended September 30, 2006 and 2005

For the three months ended September 30, 2006 the Company incurred a net loss of $747,935 ($0.01 per share) as compared to a net loss of $1,596,944 ($0.03 per share) for the three months ended September 30, 2005. The loss for the period includes a loss from mining operations of $48,105 (2005 — $1,140,685), general and administrative expenses of $550,271 (2005 — $367,703), stock-based compensation of $134,564 (2005 — $55,440), write-down of mineral property expenses of $50,728 (2005 — $40,457), a foreign exchange loss of $398 (2005 — gain of $6,471) offset by other income of $36,131 (2005 — $870).

For the three months ended September 30, 2006 revenues were $752,590 (2005 — $2,185,513) and the loss from mining operations was $48,105 (2005 — $1,140,685). The decrease in revenues is a result of the Company’s decision to move to a leach only mode at the Magistral mine, which was effective August 1, 2005. Cost of sales for the current period consist only of current operating costs whereas the cost of sales for the first quarter of fiscal 2006 had both current operating costs and deferred pad inventory costs. The loss for the three months ended September 30, 2005 also included a one-time expense of $305,000 in severance payments incurred when the mine was placed in leach only mode and staff at the mine was reduced to 31 people.

Expenses and other income increased by 56% to $649,102 for the three months ended September 30, 2006 compared to $415,802 for the same period in 2005. The majority of the increase was related to general and administrative costs and stock-based compensation. General and administrative costs were $550,271 for the three months ended September 30, 2006 (2005 — $367,703), an increase of $182,568 or 50%. The increase in general and administrative expenses is primarily due to increased consulting and legal fees of $103,376, relating to the proposed acquisition by U.S. Gold, and an increase in investor relations and promotion expenses of $54,471. Stock-based compensation increased by $79,124 to $134,564 for the current period as compared to $55,440 for the same period in the prior year. There were more stock options vesting during the three months ended September 30, 2006 as compared to the prior year, which is a result of options being granted later in fiscal year 2006 than fiscal 2005.

Summary of Unaudited Quarterly Results

	Q1 2007	Q4 2006	Q3 2006	Q2 2006

Gold sales revenue	$752,590	$1,553,673	$1,389,694	$1,520,420
Mine operating earnings (loss)	(48,105)	(173,392)	(540,282)	(516,185)
Net income (loss)	(747,935)	(1,167,562)	(1,222,450)	(1,033,586)
Basic and diluted EPS	(0.01)	(0.01)	(0.02)	(0.02)
Total assets	23,308,162	22,538,567	20,927,743	21,767,522
Total long-term liabilities	1,740,440	1,797,209	1,765,923	1,749,534
Cash dividends declared	Nil	Nil	Nil	Nil

	Q1 2006	Q4 2005	Q3 2005
				Q2 2005

Gold sales revenue	$2,185,513	$3,120,218	$2,055,017	$—
Mine operating earnings (loss)	(1,140,685)	545,556	292,514	—
Net income (loss)	(1,596,944)	(328,116)	(349,690)	(1,176,755)
Basic and diluted EPS	(0.03)	0.00	(0.01)	(0.02)
Total assets	20,921,546	22,569,326	22,352,494	22,359,902
Total long-term liabilities	1,776,780	1,742,484	1,708,716	1,680,991
Cash dividends declared	Nil	Nil	Nil	Nil

The change in gold sales revenues are primarily related to the change in the gold production during each quarter and are also affected by the increased gold price. Commercial production commenced at the Magistral Gold Mine on January 1, 2005 resulting with the reporting of gold sales revenues and mine operating earnings since Q3 of fiscal 2005. The loss for Q2 2005 includes mineral property write-downs of $508,880, which included a write-off of the Amador Canyon property of $451,768.

Review of Operations

July 2005 was the final month of open pit mining at the Magistral Gold Mine. In August 2005 the remaining ore in stockpiles was crushed and placed on the leach pad. Mobile mine equipment and the crushing plant were placed in care and maintenance upon completion of crushing and ore rehandling operations.

During the first quarter of fiscal year 2007, the mine continued in a leach-only mode. By October 2006 with the continuing decline in gold production the operation of the leach pads and processing plant were no longer cost-effective and operations were suspended. Currently there is no solution being pumped to the pads and process ponds are being cleaned. The equipment and facilities associated with the process are being emptied of all hazardous materials and they are being disposed of in accordance with permit and other governmental requirements. Through the end of 2006 these areas will be cleaned and maintenance performed to leave the facility in a condition that is environmentally-sound and will facilitate a rapid re-start if a decision to resume operations is made. All equipment, including mobile mine equipment remains on site and in excellent condition. The mine workforce stands at 28 employees as of mid-November 2006.

Following is a summary of selected production statistics for the Magistral Mine:

	2007	2006
	Q1	Q4	Q3	Q2	Q1

Ore tonnes mined	—	—	—	—	53,571
Grade (grams/tonne)	—	—	—	—	1.34
Ounces mined	—	—	—	—	2,313
Waste tonnes	—	—	—	—	408,014
Total tonnes	—	—	—	—	461,585
Strip ratio	—	—	—	—	7.6
Tonnes/Ounce	—	—	—	—	200
Gold Ounces Produced	1,336	2,069	2,793	2,805	4,965

During the three months ended September 30, 2006 the Company sold 1,210 ounces of gold at an average price of $622 as compared to 5,059 ounces sold at an average price of $432 for the same period of fiscal 2006. During the quarter, silver production was 1,880 ounces as compared to production of 3,451 ounces for the three months ended September 30, 2005. During the quarter ended September 30, 2005 a total of 4,536 ounces of silver were sold at $7.01 and during the current quarter there were no silver sales. Silver is currently being stockpiled and at September 30, 2006 the Company had silver inventory of 10,227 ounces.

Non-GAAP measures — total cash cost per gold ounce calculation

The company reports total cash costs on a sales basis. We have included total cash cost and cash operating cost information to provide investors with information about the cost structure of our mining operations. We use this information for the same purpose and for monitoring the performance of our operations. This information differs from measures of performance determined in accordance with Canadian GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with Canadian GAAP. These measures are not necessarily indicative of operating profit or cash flow from operations as determined under Canadian GAAP and may not be comparable to similarly titled measures of other companies.

The following table provides a reconciliation of total cash operating and total production costs per ounce to the financial statements:

	For the three months ended
	Sept. 30/06	June 30/06	Mar. 31/06	Dec. 31/05
	(in thousands, except per ounce amounts)

Cost of sales per financial statements	$742	$1,571	$1,655	$1,763
Non-cash adjustments	(30)	(29)	(29)	(29)

Cash operating costs	712	1,542	1,626	1,734
Royalty expense	47	85	87	89

Total cash costs	759	1,627	1,713	1,823
Depreciation, depletion and accretion	42	102	216	213

Total production costs	801	1,729	1,929	2,036

Divided by gold ounces sold	1,210	2,604	2,465	3,160
Cash operating costs per ounce	$588	$592	$659	$549
Total cash cost per ounce	$627	$625	$695	$577
Total production cost per ounce	$662	$664	$782	$644

	For the three months ended
	Sept. 30/05	June 30/05	March 31/05
	(in thousands, except per ounce amounts)

Cost of sales per financial statements	$2,914	$1,997	$1,350
Non-cash adjustments	(29)	(23)	(22)

Cash operating costs	2,885	1,974	1,328
Royalty expense	121	161	101

Total cash costs	3,006	2,135	$1,429
Depreciation, depletion and accretion	320	439	333

Total production costs	3,326	2,574	$1,762

Divided by gold ounces sold	5,059	7,259	4,810
Cash operating costs per ounce	*$570	$272	$276
Total cash cost per ounce	$594	$294	$297
Total production cost per ounce	$657	$355	$366

The term “cash operating costs” is used on a per ounce of gold basis. Cash operating costs per ounce is based on direct operating expense, inclusive of accumulated cash costs in the leach pad inventory, less production royalties, mining taxes and by-product credits for payable silver.

The term “total cash costs” is cash operating costs plus production royalties and mining taxes.

The term “total production costs” is total cash costs plus depreciation and amortization.

These costs are calculated using the standards set out by the Gold Institute.

*	Cash operating costs per ounce for the three months ended September 30, 2005 include a one time severance cost of $62 per ounce

Expenditures on Mineral Exploration Properties

During the three months ended September 30, 2006, the Company capitalized $896,930 (2005: $592,788) on acquisition and exploration activities on its exploration properties, inclusive of $474,666 (2005: $24,907) on Mexican properties, and recovered $Nil (2005: $11,620) from earn in partners. A total of $50,728 (2005: $40,457) of exploration expenditures was written off during the period. The largest expenditure during the current quarter was land holding costs of $589,361 as compared to $194,449 for the same period of fiscal 2006. The increase in land holding costs are primarily due to the resumption of the Company’s responsibility to pay the land holding costs for the Keystone and Limousine Butte properties in Nevada, due to the termination of the earn in agreements with Placer Dome U.S. Inc., and the increased land holdings in Mexico. The Company capitalizes the portion of the salaries of its personnel that relates to specific mineral properties as deferred exploration expenditures.

The gross expenditures broken down by category are as follows:

	Three Months Ended
	September 30,
	2006	2005

Exploration salaries & wages	$111,811	$70,143
Land holding costs	589,361	194,449
Surveying	—	990
Geology	845	607
Surface geochemistry	55,196	5,901
Road work & trenching	42,306	18,619
Drilling	95,939	294,872
Other	1,472	7,207

Total expenditures	$896,930	$592,788

The total cumulative deferred property expenditures, after recoveries from earn-in partners, are as follows:

	Sept. 30	June 30
	2006	2006

Limousine Butte	$877,017	$747,385
South Carlin Project	551,244	541,628
Keystone	393,392	341,666
BMX	257,957	209,744
Cornerstone (Pat Canyon)	549,366	510,086
Timber Creek	517,609	476,086
Other Nevada Properties	724,727	673,181
Mexican Properties	1,636,695	1,162,029

	$5,508,007	$4,661,805

Mexican Exploration Review

Rocio Trend

Revancha Area

The trenching program, which began in the spring of 2006, continued during the first quarter. The trenching program collected 1,029 samples in 29 trenches totaling 2,283 meters. The most significant intercept from recent trenching shows 20 meters of 158.3 g/t silver and 1.55% lead, including 6 meters of 474 g/t silver and 4.31% lead, which includes 2 meters of 1,195 g/t silver and 6.86% lead.

A core drill rig was mobilized to the site in September and to date 6 core holes totaling 781 meters have been completed to test targets arising from the trenching program. Assay results of drilling are pending.

Cobre Lomas Area

At Cobre Lomas a broad area of calc-silicate skarn alteration mapped in float and limited outcrop exposures combined with widespread anomalous mineralization in drill holes is interpreted to indicate the potential at depth for a large mineralized body of higher grade skarn mineralization. To test this interpretation the Company has mobilized a core drill to the area where drilling is underway.

A Phase 1 percussion drilling program of 54 holes in four areas within the alteration zone was completed in September and a Phase II percussion drill program consisting of an additional 43 holes was completed in October. All of the percussion holes were drilled vertically and sampled on 3 metre intervals. The drilling has confirmed the widespread extent of anomalous mineralization and alteration that is characterized by silicification, epidote, and magnetite over an area of 600 metres by 300 metres.

The objective of the trenching and percussion drill program is to expand upon initial results from prospecting in the area. The main showing is located at a small prospect pit located on the western edge of the current area of interest where a grab sample returned values of 22.6% lead, 2.21% copper, 231 g/t silver, 0.605 g/t gold, and 0.38% zinc. 3 of the 6 trenches cut in this area intersected the mineralization in a structure along 150 m of strike of northeast strike that dips moderately to the northwest. The trench over the prospect pit returned the best values with 2 meters of 234 g/t silver, 1.69% copper, and 20.10% lead.

In the immediate vicinity of the trenching 16 vertical percussion holes were completed to the equipments limit of 27 meters. Most of the holes contained anomalous values of: Zinc over intervals of 3 to 27 meters grading from 0.10% to 0.24%; Lead over intervals of 3 to 24 meters grading from 0.10% to 0.51% and copper is present to a much lesser degree with intervals of 3 to 6 meters grading from 0.10% to 0.37%. Anomalous gold is present in 2 holes and anomalous silver was also found in 2 holes in this area.

Approximately 150 meters east of the prospect pit an additional 12 close spaced percussion drill holes were completed. Half of the holes showed anomalous base metals over 3 meter intervals. Zinc is present in 3 holes with values ranging from 0.10% to 3.88%. One interval that includes 1.26% Lead and 3.88% Zinc is from the last interval of the drill hole, and further percussion drilling in the area is underway to investigate this occurrence.

The third area drilled is located approximately 600 meters northeast of the prospect pit where 11 percussion drill holes were completed. Mapping and sampling from recent trenching shows copper to be hosted along northeast striking structures, similar to that found in the original discovery prospect pit. In the drilling 8 of the 11 holes returned anomalous values of copper with intervals ranging from 3 to 21 meters with grades ranging from 0.08% to 0.34%.

The fourth area drilled is located approximately 500 meters east northeast of the prospect pit where 15 percussion drill holes have been completed along a northeast-southwest section of approximately 200 meters. Anomalous copper, lead, and zinc values were found in 4 of the holes on the southwestern limit where further drilling is currently in progress.

Phase 2 drilling consisting of an additional 43 percussion holes has been completed and assays from the first 6 holes have been received. Two of these holes are located at the southeast edge of the known alteration zone, with one of the holes showing significant gold values that range from 0.112 to 10.95 g/t. The average grade for the entire 27 meters is 1.933 g/t Au that includes 12 meters of 4.093 g/t Au.

Work completed to date has demonstrated the extent of alteration in the area to be of significant size, and the Company considers the area to have good potential for success. Core drilling began in mid-October to depth test zones of interest identified from the previously completed exploration programs.

El Tule Project

Field activity at the El Tule project was at a reduced level during the quarter, primarily due to heavy rainfall, which is normal for the area in the summer months. A drill program was designed based on previously completed surface work, and in mid-October a core drilling program was initiated.

Nevada Exploration Review

Cornerstone (Pat Canyon)

In October 2006, the Company secured a core drill and the continuation of the Phase II drill program on the Cornerstone property commenced in early November and is currently ongoing. The Phase II program consists of 10,000 feet of drilling with 3,810 feet completed in fiscal 2006.

The core drilling program will consist of approximately 4,000 feet of drilling in two holes and will be testing the following:

•	the CSZ in the area of trench #1 and trench #6, which contained gold values of 180” of 0.041 opt (ounce per ton), including 30” of 0.204 opt) and 205” of 0.012 opt, including 75” of 0.021 opt., respectively

•	the contact of the sediments and volcanics where gold values up to 0.291 opt are found in silicified ribs and jasperoid outcrops exposed in the area of volcanic cover

The drilling will also aid in the identification of the local stratigraphy which presently is believed to be Devonian age Horse Canyon Formation and Devonian age Deny/Wenban, both of which host mineralization at Cortez Hills.

Financial Position and Liquidity

Operating cash flows

During the three months ended September 30, 2006, the company used $937,178 on net operating activities compared to $155,754 for the same period of the prior year. Although there was a decrease in the loss for the first quarter of fiscal 2007 as compared to fiscal 2006, during fiscal 2006 there was a non-cash inflow of $1,037,989 from deferred product inventory and during the current period there were no deferred product inventory costs recognized.

Investing activities

The Company expended $798,525 on investing activities during the three months ended September 30, 2006 as compared to $595,113 during the three months ended September 30, 2005. For the current fiscal period, the Company expended the entire amount on exploration properties and during the same period for the prior year all but $3,945 was expended on exploration properties.

Financing activities

During the three months ended September 30, 2006, the Company received $1,620,816 from net financing activities compared to $149,977 during the same period in the prior year. The Company received $1,621,403 through the exercise of stock options and share purchase warrants during the three months ended September 30, 2006 compared to $152,707 through the exercise of stock options and the receipt of funds for subscribed shares during the three months ended September 30, 2005. Share issue costs for the three months ended September 30, 2006 were $587 as compared to $2,730 for the same period in the prior year.

During the three months ended September 30, 2006, 175,000 common shares were issued pursuant to the exercise of stock options and 1,418,150 common shares were issued on the exercise of share purchase warrants. The stock options were exercised at weighted-average exercise price of $0.64 CDN per share for gross proceeds of $99, 635 ($111,500 CDN). The share purchase warrants were exercised at weighted-average exercise price of $1.20 CDN per share for gross proceeds of $1,521,768 ($1,701,780 CDN).

Cash resources and liquidity

As at September 30, 2006 the Company had cash and cash equivalents of $3,544,851 (June 30, 2006 — $3,659,738) and working capital of $3,485,061 (June 30, 2006 — $3,279,590). The increase in working capital of $205,471 is predominately due to a decrease of cash of $114,887, a decrease of accounts payable and accrued liabilities of $181,081 and an increase in product inventory of $95,143. The increase in the product inventory is due to the increase in unsold gold and silver dore.

As at September 30, 2006 the Company had 3,080,000 options outstanding entitling the holders to purchase common shares of the Company at prices from $0.53 CDN to $1.54 CDN with expiry dates from January 22, 2008 to June 1, 2016. The Company also had 12,700,000 warrants outstanding entitling the holders to purchase common shares of the Company between $0.50 CDN and $0.80 CDN that expire between December 14, 2007 and May 11, 2008.

The Company’s ability to continue as a going concern is dependent upon the ability of the Company to obtain additional financing to develop its mineral properties, the performance of the Magistral Gold Mine, which is currently in care and maintenance, the existence of economically recoverable reserves, and upon its ability to attain profitable operations. Management continues to seek additional financing necessary to permit the Company to continue operations. There can be no assurance that management will be successful in all these activities. The consolidated financial statements do not give effect to any adjustments that would be necessary should the Company not be able to continue as a going concern.

The Magistral Gold Mine is subject to a net smelter return royalty of 1% for the first 30,000 ounces of gold, 3.5% on the next 350,000 ounces of gold and 1% thereafter. The Company is currently paying a net smelter royalty of 3.5%. The royalty requirement is settled from current gold production.

The Company also has minimum lease payment requirements on some of its Nevada exploration properties. These payments are at the discretion of the Company as long as it wants to maintain its interest in the property.

Transactions with Related Parties

During the three months ended September 30, 2006, a total of $23,738 (2005 — $9,708) was charged for fees by a legal firm of which the Company’s corporate secretary is a partner. At September 30, 2006, $4,248 (June 30, 2006 — $17,352) was owing to this legal firm.

In May, 1999, the Company became the leaseholder of the head office premises. During the year ended June 30, 2001, the Company entered into a separate sub-lease agreement with Portal Resources Ltd. of which the Company’s Chairman is a director. During the three months ended September 30, 2006, a total of $29,008 (2005 — $12,663) was charged by the Company for rent and common office costs. At September 30, 2006, $21,526 (June 30, 2006 — $Nil) was receivable from this company.

Financial Instruments and Other Instruments

The Company’s consolidated financial instruments include cash and cash equivalents, accounts receivable, reclamation bonds, and accounts payable. The fair values of these financial instruments approximate their carrying values, due to their short-term nature.

Outstanding Share Data

As at November 28, 2006, the Company had the following items issued and outstanding:

•	70,565,171 common shares

•	3,080,000 common share purchase options with a weighted average exercise price of $1.01 CDN expiring at various dates until June 1, 2016

•	12,700,000 share purchase warrants at a weighted average price of $0.50 CDN expiring at between December 14, 2007 and May 11, 2008.

More information on the terms of the options and warrants are set out in Note 8 of the Company’s financial statements.

Outlook

Management continues to evaluate projects for potential merit and is assessing options that include the resumption of mining operations, the possible sale of the mine and joint ventures with other mining companies. The Company has plans to attend various national and international mining industry trade shows, which should provide the Company with additional opportunities in the precious metals sector for assessment.

Currently, at the Magistral Mine, there is no solution being pumped to the pads and process ponds are being cleaned. The equipment and facilities associated with the process are being emptied of all hazardous materials and they are being disposed of in accordance with permit and other governmental requirements. Through the end of 2006 these areas will be cleaned and maintenance performed to leave the facility in a condition that is environmentally-sound and will facilitate a rapid re-start if a decision to resume operations is made. All equipment, including mobile mine equipment remains on site and in excellent condition. The mine workforce stands at 28 employees as of mid-November 2006.

Exploration is ongoing in Nevada and Mexico. In Nevada, the budgeted 50,000 feet of drilling for the 2006 drilling program has recommenced as drilling is ongoing on the Cornerstone project. Further drilling will commence based on drill rig availability and weather conditions. In Mexico, drilling is ongoing in the Cobre Lomas area of the Rocio Trend and at the El Tule project.

Risk Factors

The Company is subject to financial and operational risks due to various factors outside of the control of the Company. Gold prices are affected by factors such as global supply and demand, expectations of the future rate of inflation, the strength of, and confidence in, the US dollar relative to other currencies, interest rates, and geopolitical events. Should the price of gold drop and the prices realized by the Company on gold sales were to decrease significantly and remain at such a level for any substantial period, the Company’s cash flow would be negatively affected.

The Company has limited financial resources, has no source of operating cash flow other than the Magistral Mine and has no assurance that additional funding will be available to it. The only source of additional financing for the Company is through the sale of equity securities or the optioning or joint venturing of its properties. Failure to obtain financing could result in the delay or indefinite postponement of further exploration and development of its projects with the possible loss of the Company’s interest in such properties.

Although the Company has carefully prepared its gold reserve and resource estimates, no assurance can be given that the indicated mining and processing recoveries of gold from the estimated reserves will be realized over the life of the mine. The business of mining is generally subject to a number of risks including equipment failure, operational accidents, unstable ground conditions and severe weather.

The Company’s exploration work involves many risks and may be unsuccessful. Substantial expenditures are required to establish proven and probable reserves and to complete the related mine development. It may take several years from the initial phases of drilling until production is possible. As a result of these uncertainties, there is no assurance that current or future exploration programs will be successful and result in the expansion or replacement of current production with new reserves. The validity of mining claims can also be uncertain. Although the Company has attempted to acquire satisfactory title to its properties, some risk exists that some titles may be defective.

Additional Information

Additional information, including directors’ and officers’ remuneration and indebtedness, principal holders of the Company’s securities, options to purchase securities and interests of insiders in material transactions are contained in the Company’s public filings. Recent filings include the 2006 Annual Report, an information circular dated for the annual general meeting of the Company held on December 6, 2005, the Company’s Annual

Information Form dated October 24, 2006 and an information circular dated for the extraordinary general meeting of the shareholders on January 23, 2006 and the PAH Technical Report dated September 13, 2006. Copies of the Company’s filings are available at www.sedar.com.

Recent Canadian Accounting Pronouncements

Derivative Instruments

In April 2005, the Accounting Standards Board issued new accounting standards dealing with the recognition, measurement and disclosure of financial instruments, hedges and comprehensive income. These standards are applicable for fiscal years beginning on or after October 1, 2006. The Company is currently reviewing the impact of these new standards. These standards are as follows:

(i) Financial Instruments — Recognition and Measurement, Section 3855

This standard prescribes when a financial asset, financial liability or non-financial derivative is to be recognized on the balance sheet, whether fair value or cost-based measures are used and specifies how financial instrument gains and losses are to be presented.

(ii) Comprehensive Income, Section 1530

This standard introduces new rules for reporting and display of comprehensive income. Comprehensive income, which is currently reported under US GAAP, is the change in shareholders’ equity of an enterprise during a reporting period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investment by owners and distributions to owners. These items include holding gains and losses on certain investments, gain and losses on certain derivative instruments and foreign currency gains and losses related to self — sustaining foreign operations (cumulative translation adjustment).

(iii) Hedges, Section 3865

This standard is applicable when a company chooses to designate a hedging relationship for accounting purposes. It builds on the existing Accounting Guideline AcG-13, Hedging Relationships, and Section 1650 Foreign Currency Translation, by specifying how hedge accounting is applied and what disclosures are necessary when it is applied.

Disclosure Controls and Procedures

Disclosure controls and procedures are designed to provide reasonable assurance that material information is gathered and reported to senior management, including the Chief Executive Officer and Chief Financial Officer, as appropriate to permit timely decisions regarding public disclosure.

Management, including the Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the design and operation of our disclosure controls and procedures. Based on this evaluation, the Chief Executive Officer and Chief Financial Officer have concluded that the Company’s disclosure controls and procedures, as defined in Multilateral Instrument 52-109 — Certification of Disclosure in Issuer’s Annual and Interim Filings, are effective to ensure that information required to be disclosed in reports that are filed or submitted under Canadian securities legislation are recorded, processed, summarized and reported within the time period specified in those rules.

The following glossary has been taken from Nevada Pacific’s Annual Information Form for the fiscal year ended June 30, 2006, filed on October 20, 2006. The terms defined below and used in this Annex do not apply to any other sections of this proxy statement.

Glossary of Technical Terms

“alluvial”	Consisting of unconsolidated or poorly consolidated gravels

“anomaly”	A geological feature, especially in the subsurface, distinguished by geological, geophysical or geochemical means, which is different from the general surroundings and is often of potential economic value

“Au”	Gold

“breccia”	A coarse-grained clastic rock, composed of angular broken rock fragments

“carbonate”	A rock consisting of carbonate minerals, such as limestone or dolomite

“Carlin-style”	Mineralization related to deposit types found on the Carlin Trend, Nevada

“deposit”	A mineralized body which has been physically delineated by sufficient drilling, trenching, and/or underground work, and found to contain a sufficient average grade of metal or metals to warrant further exploration and/or development expenditures. Such a deposit does not qualify as a commercially mineable ore body or as containing reserves or ore, unless final, legal, technical and economic factors are resolved

“dissemination”	Said of a mineral deposit (esp. of metals) in which the desired minerals occur as scattered particles in the rock

“distal zonation”	Zonation of metals away from the source instrusive

“down-dip”	A direction downwards and parallel to the dip of a structure or rock unit

“EM survey”	An electro-magnetic survey

“fault”	A fracture or a fracture zone in crustal rocks along which there has been displacement of the two sides relative to one another parallel to the fracture. The displacement may be a few inches or many miles long

“flat quartz veins”	Quartz veins horizontal to the earth’s surface

“floating cones”	Used to determine the economics of a deposit, determines the economic value of the rock in the ground

“g/t”	Grams per metric tonne

“geophysical survey”	The use of one or more geophysical methods such as electrical, gravity or magnetic to determine the physical properties of the rock

“geotechnical drilling”	Drilling method used to help understand the engineering characteristics of the rock

“granodiorite”	A coarse grained rock intermediate in composition between a quartz diorite and a quartz monzonite

“Havallah Formation”	Pennsylvanian to Permian age rocks consisting of sandstone, limestone, cherts and quartzites found near Battle Mountain, Nevada

“hornfelsed”	Fine grained rock formed by contact metamorphism near an intrusive contact

“horst bounding faults”	Outward dipping faults that form an up-thrown block of rock

“hydrothermal”	Pertaining to the deposition or formation by magmatic hot water

“intervals”	A preset selection of units or subdivisions

“intrusive”	An igneous rock formed by magma

“IP survey”	An Induced Polarization geophysical survey

“jasperoid”	A dense, siliceous rock in which quartz has replaced the carbonate minerals of limestone or dolomite; a silicified limestone

“Jory member”	A coarse pebbly sandstone member of the Havallah Formation

“leach pad”	A pad onto which ore is placed for leaching by cyanide

“metallurgical testing”	Testing rock or ore for its mineral content

“mineralization”	The concentration of metals and their chemical compounds within a body of rock

“net smelter returns royalty”	A phrase used to describe a royalty payment made by a producer of metals based on gross metal production from a property, less deduction of certain limited costs including smelting, refining, transportation and insurance costs (often payable by delivery in kind of a percentage of the metal produced)

“opt”	Ounces per tonne

“ore”	A natural aggregate of one or more minerals which, at a specified time and place, may be mined and sold at a profit or from which some part may be profitably separated

“pathfinder elements”	A relatively mobile element that serves as an indicator or mineralization

“pediment”	The gravel covered portion between a mountain range and a valley

“pole-dipole”	An electronic array in which one current electrode is placed at infinity while one current electrode and two potential electrodes in close proximity are moved across the area to be tested

“porphyry”	An igneous rock of any composition that contains conspicuous phenocrysts in a fine-grained groundmass; a porphyritic igneous rock

“ppb”	Parts per billion

“ppm”	Parts per million

“quartzites”	Metamorphosed sandstone

“reverse circulation drilling”	The circulation of bit-coolant and cuttings-removal liquids, drilling fluid, mud, air or gas down the borehole outside the drill rods and upward inside the drill rods

“sedimentary”	Pertaining to or containing sediment; e.g., sedimentary deposit or a sedimentary complex

“silicification”	The introduction of, or replacement by, silica, generally resulting in the formation of fine-grained quartz, chalcedony, or opal, which may fill pores and replace existing minerals

“skarn”	Lime-bearing silicates, of any geological age, derived from nearly pure limestone and dolomite with the introduction of large amounts of Si, Al, Fe and Mg and usually formed near an intrusive contact. “Endoskarn” refers to skarns developed within the intrusive, “exoskarn” refers to skarns developed outside the intrusive contact

“stockwork”	A three dimensional network of closely spaced planar to irregular veinlets

“stopes”	An underground excavation formed by the extraction of ore

“strata”	A sheet like body or layer of sedimentary rock visually separable from other layers above and below

“sulfide”	A mineral compound characterized by the linkage of sulfur with a metal

“tailings”	The washed or milled portion of ore that is uneconomic

“VLF survey”	Very low frequency survey

“waste stripping”	The removal of waste rock in an open pit mine

Terms Relating to Mineral Reserves and Resources

The following terms used in this Annex are Canadian mining terms defined in accordance with National Instrument 43-101 under the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Standards on Mineral Resources and Mineral Reserves Definitions and Guidelines. The definitions of the terms mineral reserve, proven mineral reserve and probable mineral reserve under CIM standards are different than the definitions adopted by the SEC and applicable to U.S. companies filing reports with the SEC. It is the view of the SEC’s staff that:

•	A final or bankable feasibility study is required to meet the requirements to designate reserves.

•	A historic three year average price must be used in any reserve or cash flow analysis to designate reserves.

•	To qualify as a reserve, the primary environmental analysis should be submitted to governmental authorities.

In addition, while the terms mineral resource, measured mineral resource, indicated mineral resource, and inferred mineral resource are recognized and required to be reported by Canadian regulations, the SEC does not recognize these terms. Information contained in this Annex concerning descriptions of mineralization, resources and reserves may not be comparable to similar information publicly reported by U.S. companies. Resources classified as indicated mineral resource and inferred mineral resource have an uncertain existence and are uncertain as to their economic and legal feasibility. You should not assume that any part or all of an inferred resource exists, or is economically mineable.

Mineral Reserve	The economically mineable part of a measured or indicated mineral resource demonstrated by a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified. A mineral reserve includes diluting materials and allowances for losses that might occur when the material is mined.

Proven Mineral Reserve	The economically mineable part of a measured mineral resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction is justified.

Probable Mineral Reserve	The economically mineable part of an indicated, and in some circumstances, a measured mineral resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.

Mineral Resource	A concentration or occurrence of natural, solid, inorganic or fossilized organic material in or on the Earth’s crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a mineral resource are known, estimated or interpreted form specific geological evidence and knowledge.

Measured Mineral Resource	That part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity.

Indicated Mineral Resource	That part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.

Inferred Mineral Resource	That part of a mineral resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes.

Preliminary Feasibility Study	A comprehensive study of the viability of a mineral project that has advanced to a stage where the mining method, in the case of underground mining, or the pit configuration, in the case of an open pit, has determined, and includes a financial analysis based on reasonable assumptions of technical, engineering, legal, operating, and economic factors and evaluation of other relevant factors which are sufficient for a qualified person, acting reasonably, to determine if all or part of the mineral resource may be classified as a mineral reserve.

Metric Equivalents

The following formulas may be used to convert between metric equivalents:

Metric Measurement	U.S. Equivalent	Multiply Metric Figure by:

Hectares	Acres	2.471
Meters	Feet (ft.)	3.281
Kilometers (km)	Miles	0.621
Tonnes	Tons (2000 pounds)	1.102
Grams/tonne	Ounces (troy/tonne)	0.029

FINANCIAL STATEMENTS OF NEVADA PACIFIC

MANAGEMENT’S RESPONSIBILITY FOR FINANCIAL REPORTING

The accompanying consolidated financial statements and the information contained in the management discussion and analysis have been prepared by the management of the Company. The financial statements have been prepared in accordance with Canadian generally accepted accounting principles and reconciled to United States generally accepted accounting principles as set out in note 17 and, where appropriate, reflect management’s best estimates based on currently available information. A system of internal accounting control is maintained to provide reasonable assurance that financial information is accurate and reliable.

The Company’s independent auditors, PricewaterhouseCoopers LLP, who have been appointed by the shareholders, conduct an audit in accordance with generally accepted auditing standards in Canada to allow them to express an opinion on the financial statements.

The Audit Committee of the Board of Directors meets periodically with management and the independent auditors to review the scope and results of the annual audit, and to review the financial statements and related reporting matters prior to submission to the Board.

/s/ David Hottman	/s/ W.R. (Bill) Franklin
David Hottman,	W. R. (Bill) Franklin,
President & Chief Executive Officer	Chief Financial Officer
September 28, 2006	September 28, 2006

Auditors’ Report

To the Directors of
Nevada Pacific Gold Ltd.

We have audited the consolidated balance sheets of Nevada Pacific Gold Ltd. (the “Company”) as at June 30, 2006 and 2005 and the consolidated statements of operations, deficit, cash flows and mineral property expenditures for each of the three years ended June 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2006 and 2005 and the results of its operations and its cash flows for each of the three years ended June 30, 2006 in accordance with Canadian generally accepted accounting principles.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants
Vancouver, British Columbia
September 28, 2006

Comments by the Auditors for U.S. Readers on Canadian-U.S. Reporting Conflict

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by significant conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in note 1 to the consolidated financial statements. Reporting standards for auditors in the United States also require the addition of an explanatory paragraph when there is a change in accounting principle that has a material affect on the comparability of the Company’s financial statements, such as the change in accounting for stock based compensation described in note 2 to the financial statements. Our report to the directors dated September 28, 2006 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions and such changes in accounting policy in the auditors’ report when these are adequately disclosed in the financial statements.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants
Vancouver, British Columbia
September 28, 2006

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED BALANCE SHEETS
As at June 30th

	2006	2005
	(Expressed in US Dollars)

ASSETS
Current assets
Cash and cash equivalents	$3,659,738	$957,251
Accounts receivable	180,697	273,165
Product inventory and stockpiled ore (Note 4)	109,074	4,112,633
Supplies inventory	285,152	414,366
Prepaid expenses	239,424	223,372

	4,474,085	5,980,787
Property, plant and equipment (Note 5)	13,306,314	13,388,954
Mineral properties (Note 6)	4,661,805	3,106,357
Reclamation bonds	96,363	93,228

	$22,538,567	$22,569,326

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$1,194,495	$1,783,277

	1,194,495	1,783,277
Other liabilities	112,397	175,217
Asset retirement obligation (Note 7)	1,684,812	1,567,267

	1,797,209	1,742,484

SHAREHOLDERS’ EQUITY
Share capital (Note 8)	30,955,143	25,920,223
Contributed capital (Note 9)	1,490,594	1,001,674
Deficit	(12,898,874)	(7,878,332)

	19,546,863	19,043,565

	$22,538,567	$22,569,326

Nature of operations and Going Concern (Note 1)
Commitments (Note 15)
Subsequent Events (Note 18)

Approved by the Board:

/s/ Michael Beley	/s/ Gary Nordin

Michael Beley,	Gary Nordin,
Director	Director

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended June 30th

	2006	2005	2004
	(Expressed in US Dollars)

GOLD SALES	$6,649,300	$5,175,235	$—

COST OF SALES	7,903,654	3,347,153	—
DEPRECIATION AND DEPLETION	734,618	727,815	—
ROYALTIES	381,572	262,197	—

	9,019,844	4,337,165	—

EARNINGS (LOSS) FROM MINING OPERATIONS	(2,370,544)	838,070	—

EXPENSES AND OTHER INCOME
General and administrative	1,944,511	2,084,400	1,538,190
Interest and financing costs	—	22,378	1,159
Stock-based compensation	611,572	559,963	39,120
Foreign exchange losses	36,904	115,796	117,226
Other income	(57,349)	(37,942)	(89,433)

	2,535,638	2,744,595	1,606,262

LOSS BEFORE THE UNDERNOTED ITEMS	4,906,182	1,906,525	1,606,262

Write-down of mineral properties	114,360	630,332	330,285
Gain on disposal of mining equipment	—	(155,199)	—
			—

LOSS FOR THE YEAR	$5,020,542	$2,381,658	$1,936,547

Basic and diluted loss per share	$0.08	$0.05	$0.06

Weighted average number of shares outstanding	60,304,369	51,295,350	30,305,758

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED STATEMENTS OF DEFICIT
For the years ended June 30th

	2006	2005	2004
	(Expressed in US Dollars)

DEFICIT, Beginning of year
As previously reported	$7,878,332	$5,209,298	$3,272,751
Change in accounting policy (Note 2 — Stock Compensation)	—	287,376	—

As restated	7,878,332	5,496,674	3,272,751
Loss for the year	5,020,542	2,381,658	1,936,547

DEFICIT, End of year	$12,898,874	$7,878,332	$5,209,298

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended June 30th

	2006	2005	2004
	(Expressed in US Dollars)

CASH PROVIDED BY (USED FOR) OPERATIONS
Loss for the period	$(5,020,542)	$(2,381,658)	$(1,936,547)
Items not affecting cash
Depreciation, depletion & amortization	758,435	750,867	15,978
Accretion of asset retirement obligation	117,545	44,540	—
Stock based compensation	611,572	559,963	39,120
Write-off of mineral properties	114,360	630,332	330,285
Gain on disposal of mining equipment	—	(155,199)	—
Severance expense	(27,820)	61,106	—

	(3,446,450)	(490,049)	(1,551,164)
Changes in non-cash working capital items (Note 12)	2,970,312	(4,357,410)	720,590

	(476,138)	(4,847,459)	(830,574)

INVESTING ACTIVITIES
Property, plant and equipment	(25,700)	(3,987,643)	(1,889,409)
Proceeds from disposal of equipment	—	200,199	—
Acquisition of Pangea Resources Inc (Note 3)	—	—	(4,323,753)
Reclamation bonds	(3,135)	(45,256)	(47,972)
Expenditures on mineral properties, net of recoveries	(1,704,808)	(1,321,555)	(1,223,327)

	(1,733,643)	(5,154,255)	(7,484,461)

FINANCING ACTIVITIES
Common shares issued:
On private placements	4,541,507	10,262,635	7,871,295
On warrant conversion	93,952	591,200	920,243
On option exercise	369,826	200,020	343,933
Share issue costs and finder’s fees	(93,017)	(692,741)	(310,303)

	4,912,268	10,361,114	8,825,168

INCREASE IN CASH AND CASH EQUIVALENTS	2,702,487	359,400	510,133
CASH AND CASH EQUIVALENTS, Beginning of year	957,251	597,851	87,718

CASH AND CASH EQUIVALENTS, End of year	$3,659,738	$957,251	$597,851

Supplementary information on non-cash transactions
Shares issued and applied to notes payable (Note 3)	$—	$500,000	$—
Warrants issued to Underwriter (Note 9)	$—	$131,020	$—

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED STATEMENTS OF MINERAL PROPERTY EXPENDITURES
For the years ended June 30th

		South					Other
	Limousine	Carlin				Timber	Nevada	Mexican
	Butte	Project	Keystone	BMX	Cornerstone	Creek	Properties	Properties	Total
	(Expressed in US Dollars)

Total as at June 30, 2003	$473,912	$756,611	$117,277	$11,215	$—	$40,061	$88,016	$—	$1,487,092
Exploration salaries & wages	45,833	2,927	26,025	9,728	1,612	2,255	87,527	18,871	194,778
Land holding costs	45,900	7,864	52,434	97,306	10,049	37,547	82,836	86,398	420,334
Surveying	—	—	9,480	3,689	—	4,461	18,413	11,572	47,615
Environmental	225	—	14	2,847	—	—	16,430	—	19,516
Geology	3,952	190	2,119	34,949	23	677	135,474	35,035	212,419
Surface geochemistry	1,564	—	643	16,906	—	3,354	3,290	9,506	35,263
Geophysics	—	—	15,835	2,000	—	6,000	48,100	—	71,935
Road work & trenching	3,788	—	—	3,653	—	—	5,668	—	13,109
Drilling	153,386	—	—	126,218	—	—	264,776	—	544,380
Other	3,995	—	1,176	6,422	—	403	13,523	6,763	32,282

Total expenditures	258,643	10,981	107,726	303,718	11,684	54,697	676,037	168,145	1,591,631
Cost recoveries	—	—	—	(293,304)	—	—	—	—	(293,304)
Property write-offs	—	(245,196)	—	—	—	—	(85,089)	—	(330,285)

Total as at June 30, 2004	732,555	522,396	225,003	21,629	11,684	94,758	678,964	168,145	2,455,134
Exploration salaries & wages	10,650	—	14,734	2,855	40,824	14,825	155,136	23,964	262,988
Land holding costs	56,678	9,616	68,312	74,662	32,772	37,704	84,217	57,077	421,038
Surveying	—	—	4,028	6,145	11,638	7	23,980	6,728	52,526
Environmental	—	—	—	—	4	8	8,398	—	8,410
Geology	22	—	497	3,450	5,148	2,353	14,181	53,607	79,258
Surface geochemistry	—	—	4,446	—	27,893	—	11,666	81,382	125,387
Geophysics	—	—	—	—	—	3,350	52,550	57,736	113,636
Road work & trenching	—	—	—	—	—	—	23,169	61,627	84,796
Drilling	1,020	—	5,460	—	22	—	148,140	150,621	305,263
Other	—	—	—	—	—	—	—	40,100	40,100

Total expenditures	68,370	9,616	97,477	87,112	118,301	58,247	521,437	532,842	1,493,402
Cost recoveries	(56,500)	—	(78,720)	(76,627)	—	—	—	—	(211,847)
Property write-offs	—	—	—	—	—	—	(630,332)	—	(630,332)

Total as at June 30, 2005	744,425	532,012	243,760	32,114	129,985	153,005	570,069	700,987	3,106,357
Exploration salaries & wages	2,960	—	17,782	15,505	53,181	18,132	93,121	107,129	307,810
Land holding costs	—	9,639	20	80,587	43,009	48,151	58,234	207,803	447,443
Surveying	—	—	—	—	991	6,716	4,966	1,726	14,399
Geology	—	—	—	1,226	212	666	1,453	43,381	46,938
Surface geochemistry	—	—	—	—	2,199	—	3,962	55,230	61,391
Geophysics	—	—	—	—	—	5,300	18,950	5,524	29,774
Road work & trenching	—	—	—	9,110	31,880	7,200	222	21,207	69,619
Drilling	—	—	91,724	71,202	248,629	236,916	36,541	—	685,012
Other	—	—	—	—	—	—	—	19,042	19,042

Total expenditures	2,960	9,639	109,526	177,630	380,101	323,081	217,449	461,042	1,681,428
Cost recoveries	—	—	(11,620)	—	—	—	—	—	(11,620)
Property write-offs	—	(23)	—	—	—	—	(114,337)	—	(114,360)

Total as at June 30, 2006	$747,385	$541,628	$341,666	$209,744	$510,086	$476,086	$673,181	$1,162,029	$4,661,805

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30th 2006 and 2005
(expressed in US Dollars)

1.	Nature of Operations and Going Concern

Nevada Pacific Gold Ltd. (“the Company”) was incorporated under the laws of the Province of British Columbia. Its principal business activities consist of the production of gold and silver in Mexico and exploring for and developing gold and silver properties in Mexico and the western United States, primarily Nevada.

These consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes the realization of assets and discharge of liabilities in the normal course of business. The Company has recorded losses from operations since its inception. The Company’s ability to continue as a going concern is dependent upon the ability of the Company to obtain additional financing to develop its mineral properties, the future performance of the Magistral Gold Mine, which is currently in a leach only phase, the existence of economically recoverable reserves, and upon its ability to attain profitable operations. Management continues to seek additional financing necessary to permit the Company to continue operations. There can be no assurance that management will be successful in all these activities. Because of this uncertainty, there is substantial doubt about the ability of the Company to continue as a going concern. These consolidated financial statements do not give effect to any adjustments that would be necessary should the Company not be able to continue as a going concern. Such adjustments could be material.

2.	Significant Accounting Policies

Basis of presentation and principles of consolidation

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“CDN GAAP”). The significant differences between those principles and those that would be applied under U.S. generally accepted accounting principles (“US GAAP”) are disclosed in Note 17.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Nevada Pacific Gold (US), Inc., Pangea Resources Inc. and Compania Minera Pangea, S.A. de C.V. All inter-company transactions and balances have been eliminated.

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these consolidated financial statements. Significant estimates by management include the carrying value of property, plant and equipment, useful lives of such assets, reserves and resources, the asset retirement provision, future income tax valuation allowance, inventory valuation and stock-based compensation valuation assumptions. These estimates are reviewed and adjusted regularly to ensure that they are reasonable. The estimates may vary from actual results.

Property, plant and equipment

(a) Plant and equipment

Plant and equipment are depreciated over the estimated lives of the assets on a unit-of-production or straight-line basis as appropriate. Amortization of property, plant and equipment at the Magistral Gold Mine commenced upon commercial production on a unit-of-production basis.

(b) Mineral properties and deferred costs

The acquisition cost of mineral properties and related exploration and development costs, as well as directly attributable general and administrative support costs and salaries, are deferred. When a mineral property is sold,

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

abandoned, or deemed not to contain economic reserves, all costs are written-off. The amounts shown for mineral properties represent costs to date and do not necessarily reflect present or future values.

Deferred costs include operating costs, net of revenues, prior to the commencement of commercial production of the Magistral Gold Mine. Deferred costs are, upon commencement of commercial production, amortized over the estimated life of the ore body to which they relate, on a unit-of-production basis, or are written off if the property is abandoned or written down if there is considered to be a permanent impairment in value.

Asset retirement obligations

Effective July 1, 2004, the Company adopted CICA Handbook Section 3110 “Asset Retirement Obligations”. The accounting standard applies to future asset retirement requirements and requires that the fair value of liabilities for asset retirement obligations are recorded in the period in which they occur. The liability is accreted over time through periodic charges to earnings. The asset retirement cost is capitalized as part of the carrying value of the asset and is amortized over the useful life of the asset.

Cash and cash equivalents

The Company considers cash and cash equivalents to be cash on deposit and highly liquid short-term interest bearing securities with maturities at the date of purchase of three months or less. Interest earned is recognized immediately in operations.

Inventories

Inventories include gold dore, stockpiled ore and supplies inventories. Gold poured, in transit and at refineries, is recorded at the lower of cost and net realizable value, stockpiled ore is valued at the lower of cost and net realizable value and includes amortization, depreciation and depletion and supplies inventory is carried at the lower of cost and replacement cost.

Revenue recognition

Revenue from the sale of metals is recognized in the accounts upon delivery of the product to the customer when title transfers and the rights and obligations of ownership pass to the buyer. Revenue from the sale of metals may be subject to adjustment upon final settlement of estimated metal prices, weights and assays.

Foreign currency translation

The Company and its subsidiaries are considered to be integrated foreign operations. Their financial statements and transaction amounts denominated in foreign currencies are translated into U.S. dollars as follows:

•	monetary items are translated at the rate of exchange in effect at the balance sheet date,

•	non-monetary items are translated at the historical exchange rates,

•	revenue and expense items are translated at the average rate for the period, except for items for which amortization is charged, and

•	foreign currency translation gains and losses are included in operations.

Income taxes

The Company follows the liability method of accounting for income taxes. Using this method, income tax liabilities and assets are recognized for the estimated tax consequences attributable to differences between the amounts reported in the financial statements of the Company and their respective tax bases, using substantively enacted income tax rates. The effect of a change in income tax rates on future tax liabilities and assets is recognized

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

in income in the period in which the change occurs. A future income tax asset is recorded when the probability of the realization is more likely than not.

Stock based compensation

Effective July 1, 2004, the Company adopted provisions of CICA Handbook Section 3870 on “Stock-Based Compensation and Other Stock-Based Payments”. The Company is required to employ the fair value method of accounting for all stock based awards. The Company has applied the new provisions retroactively, without restatement. The Company recorded a cumulative increase to deficit and a corresponding increase to contributed capital of $287,376 on July 1, 2004 with respect to stock options granted during the years ended June 30, 2003 and 2004.

Loss per share

Loss per share is calculated using the weighted-average number of shares outstanding during the year. The Company follows the “treasury stock” method in its calculation of diluted earnings per share.

Variable interest entities

Effective January 1, 2005, the Company has adopted CICA Accounting Guideline 15, “Consolidation of Variable Interest Entities” (AcG-15). The new standard provides guidance on the application of consolidation principles to certain entities that are subject to control on a basis other than ownership of voting rights. The adoption of this guideline did not have any impact on the consolidated financial statements of the Company.

3.	Acquisition of Pangea Resources Inc.

On February 2, 2004, the Company acquired all of the outstanding shares of Pangea Resources Inc. (“Pangea”) whereby the Company acquired 100% of the Magistral Gold Mine and related assets beneficially owned by Compania Minera Pangea S.A. de C.V. (“Minera Pangea”) in Mexico, a wholly owned subsidiary of Pangea. Under the purchase agreement, the Company acquired Pangea for $4,000,000 cash and 2,000,000 common shares of the Company with an estimated fair value of $1.00 CDN per share with a further $3,000,000 note payable due on or before August 2, 2004. A general security agreement was put in place on the assets of the Company. The Company incurred acquisition costs of $370,699. The acquisition has been accounted for using the purchase method.

During the year ended June 30, 2005 the Company’s $3,000,000 note payable was settled by the payment of $2,522,116, including $22,116 in accrued interest, and the issuance of 669,485 shares of the Company, valued at $500,000. All security granted by the Company has been returned to the Company.

Management does not consider that the Magistral Gold Mine was operating at commercial levels at the time the mine was acquired. Prior to commercial production, effective January 1, 2005, pre-production expenditures, net of revenue, were capitalized to property. Included in the liabilities assumed on the purchase is an estimated tax liability for the Magistral Gold Mine of $600,000, which is included in accounts payable and accrued liabilities. There is a degree of uncertainty associated with the measurement of this estimated Mexican tax liability. This amount may change as a result of the resolution of certain Mexican tax issues arising from the acquisition.

4.	Product inventory and stockpiled ore

	June 30	June 30
	2006	2005

Stockpiled ore	$—	$3,788,972
Gold dore	109,074	323,661

	$109,074	$4,112,633

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	Property, plant and equipment

	June 30	June 30	June 30
	2006	2005	2004

Magistral Gold Mine
Plant and equipment	$2,760,526	$2,760,526	$1,841,972
Property and deferred costs	10,245,081	10,240,243	7,172,689
Asset retirement obligation asset	1,477,593	1,477,593	1,477,593
Accumulated amortization and depletion	(1,220,546)	(1,136,023)	—

	13,262,654	13,342,339	10,492,254

Other equipment	136,776	115,914	114,245
Accumulated amortization	(93,116)	(69,299)	(46,247)

	43,660	46,615	67,998

	$13,306,314	$13,388,954	$10,560,252

6.	Mineral Properties

Limousine Butte

The Limousine Butte property is located northwest of Ely, Nevada in White Pine County, and was staked by the Company such that the Company controls the mineral rights to the property. The property is subject to a sliding scale net smelter return royalty of 1.5% to 2.5% on all production from the property, with an advance payment of $1,000,000 to be made at the commencement of commercial production and to be credited against future royalty payments.

On September 7, 2004, the Company signed a binding letter agreement with Placer Dome U.S. Inc. (“Placer Dome”), a wholly owned subsidiary of Placer Dome Inc., whereby Placer Dome had the right to earn a 60% interest in the Company’s Limousine Butte project by spending $4,000,000 on exploration over a five-year period. On April 26, 2006 the Company received notification from Placer Dome of its election to terminate the letter agreement. All rights to the properties and all exploration data relating to the properties have been returned to the Company.

South Carlin Project

The Company’s principal interest in the South Carlin project is the Woodruff Creek property. The Woodruff Creek property is located within Elko County, Nevada. In January 2001, the Company completed its acquisition of a 100% interest in the property from Kennecott Exploration Company (“Kennecott”) by incurring over $500,000 in exploration expenditures over a four-year period and by paying $50,000 to Kennecott. Kennecott retains an uncapped 1% net smelter return royalty on the project.

Keystone

The Company acquired the Keystone project in Nevada through staking and the purchase of two patented claims in 1999 and expanded the property in 2002 through the staking of 109 unpatented mining claims.

On September 7, 2004, the Company signed a binding letter agreement with Placer Dome, whereby Placer Dome had the right to earn a 60% interest in the Company’s Keystone project by spending $5,000,000 on exploration over a five-year period. On April 26, 2006 the Company received notification from Placer Dome of its election to terminate the letter agreement. All rights to the properties and all exploration data relating to the properties have been returned to the Company.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

BMX

During the year ended June 30, 2003, the Company acquired mineral rights to the Battle Mountain (BMX) project. The project has been staked by the Company, through the location of unpatented Federal lode mining claims and is 100% owned by the Company.

On November 27, 2002, the Company signed a binding letter of agreement with Placer Dome whereby Placer Dome had the right to earn a 60% interest in the BMX project by paying the Company $200,000 on signing and expending $4,000,000 on exploration on the project over a five-year period. On October 21, 2005, the Company received notification from Placer Dome of its election to terminate the letter agreement. All rights to the properties and all exploration data relating to the properties have been returned to the Company.

Bluebird Gold Property

The Bluebird property lies within the area of interest of the Company’s BMX project. On April 30, 2003, the Company signed a 10-year mining lease agreement with exploration rights with the owner of the Bluebird property. The lease is renewable in 5-year increments with the owner retaining a 3% net smelter return. The property is located at the northern end of the Battle Mountain Trend, Lander County, Nevada and consists of 10 unpatented mining claims. The Company can purchase 1.5% of the net smelter return at any time for $500,000 per percentage point. Advanced annual royalties are payable to the owners of $10,000 per year for the first nine years and $25,000 per year for subsequent years.

Cornerstone (Pat Canyon)

In May 2004, the Company signed a 10-year renewable mining lease agreement to acquire the exploration rights to the Cornerstone property, which is located less than three miles east of the Company’s Keystone project in Eureka County, Nevada and consists of 106 mineral claims. The owners retain a 3-4% sliding scale gross production royalty and advanced royalties payable to the owners were $10,000 on signing of the lease. This amount increases annually to a maximum of $50,000 per year over the term of the lease.

7.	Asset retirement obligation

	2006	2005	2004

Asset retirement obligation — beginning of year	$1,567,267	$1,477,593	$—
Obligations incurred during the year	—	—	1,477,593
Accretion expense	117,545	89,674	—

Asset retirement obligation — end of year	$1,684,812	$1,567,267	$1,477,593

The Company’s asset retirement obligation arises from it obligations for site reclamation and remediation in connection with the Magistral Gold Mine. Under Mexican regulations no deposits are required to secure these obligations.

The total undiscounted asset retirement obligation is $2,332,864, which is expected to be expended in 2013. In determining the carrying value of the asset retirement obligation, the Company has assumed a credit-adjusted risk-free rate of 7.5% and an inflation rate of 2.75%.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	Share capital

Authorized

Unlimited Preferred Shares without par value, with rights to be determined upon issue Unlimited Common Shares without par value

Issued and Outstanding	Number of Shares	Amount

Balance as at June 30, 2003	20,142,503	$4,857,823
Private Placements	13,821,352	7,849,847
On acquisition of Pangea Resources Inc.	2,000,000	1,491,333
On exercise of warrants	2,394,998	920,243
On exercise of options	775,000	343,933
Finder’s fee	80,000	21,448
Share issue costs	—	(310,303)

Balance as at June 30, 2004	39,213,853	$15,174,324
Private Placements	5,533,655	4,091,285
Underwritten offering	7,586,712	6,171,350
Issued for payment on note payable	669,485	500,000
On exercise of warrants	1,723,801	591,200
On exercise of options	715,000	200,020
Fair value of options exercised	—	15,805
Finder’s fee	—	(681,734)
Share issue costs	—	(142,027)

Balance as at June 30, 2005	55,442,506	$25,920,223
Private Placement — (i)	12,500,000	4,431,286
Private Placement — (ii)	200,000	110,221
On exercise of warrants	89,515	93,952
On exercise of options	740,000	369,826
Fair value of options exercised	—	122,652
Share issue costs	—	(93,017)

Balance as at June 30, 2006	68,972,021	$30,955,143

(i)	On December 9, 2005, the Company announced that it had entered into an agreement with Mr. Robert McEwen to issue 12,500,000 units at a price of $0.40 CDN per unit for aggregate proceeds of $5,000,000 CDN. Each unit consisted of one common share and one common share purchase warrant with each warrant exercisable to acquire one common share of the Company at an exercise price of $0.50 CDN for a term of two years. As a result of the private placement, Mr. McEwen holds approximately 18.2% of the outstanding shares of the Company and, in event of the exercise of all the warrants, Mr. McEwen will hold approximately 30.8% of the outstanding common shares of the Company. In accordance with the rules of the TSX Venture Exchange, as this constitutes a “change in control”, the placement closed in two tranches. The first tranche, consisting of 6,921,213 units was completed on December 14, 2005. The second tranche for the balance of the units was conditional upon receiving shareholder approval. The Company called an extraordinary general meeting of the shareholders on January 23, 2006 and the shareholders approved the transaction, which was completed on May 11, 2006. The shares and warrants comprising the units and the shares underlying such warrants are subject to a four-month hold period. No finder’s fees are payable on this placement.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(ii)	On January 13, 2006, the Company issued 200,000 units to an officer of the Company. Each unit was issued at a price of $0.64 CDN for gross proceeds of $128,000 CDN. Each unit is comprised of one common share of the Company and one share purchase warrant with each purchase warrant entitling the holder to purchase one common share of the Company at $0.80 CDN until January 13, 2008. The shares and warrants comprising the units and the shares underlying such warrants are subject to a four-month hold period. No finder’s fees were paid on this issue.

Stock options

The Company has a stock option plan (the “Stock Option Plan”) which provides for equity participation in the Company by its directors, officers, employees and consultants through the acquisition of common shares pursuant to the grant of options to purchase common shares. The maximum aggregate number of common shares to be reserved and authorized, to be issued pursuant to options granted under the Stock Option Plan is 5,496,000 common shares.

The exercise price for options granted under the Stock Option Plan is determined by committee upon grant provided the price is not less than the closing trading price on the day immediately preceding the date of grant, less any discounts permitted by the TSX Venture Exchange or such other stock exchange on which the common shares are listed. Options granted under the Stock Option Plan are subject to a minimum one year vesting schedule whereby 25% of each option will vest on each of the three month anniversaries of the date of grant, up to and including the end of the first year after such grant, or such other more restrictive vesting schedule as the administrator of the Stock Option Plan may determine. Options are non-assignable and are exercisable for a period of up to five years from the date the option is granted, or up to ten years from the date of grant if permitted by applicable stock exchanges, subject to earlier termination after certain events such as the optionee’s cessation of service to the Company or death.

The Company accounts for its grants in accordance with the fair value method of accounting for stock-based compensation. For the year ended June 30, 2006, the Company recognized $611,572 in stock based compensation for employees, directors and consultants. For the year ended June 30, 2005, the company recognized $559,963 in stock based compensation for employees, directors and consultants. For the year ended June 30, 2004, the company recognized $39,120 in stock based compensation for consultants. As permitted by Canadian generally accepted accounting principles, the Company did not use the fair value method of accounting for stock options granted to employees and directors for the year ended June 30, 2004. Had the Company followed the fair value method of accounting, the Company would have recorded a compensation expense of $278,002 in respect of its employee and director stock options.

Pro forma earnings for 2004 determined under the fair value method of accounting for stock options are as follows:

2004

Loss for the year as reported	$1,936,547
Stock option expense	278,002

Pro forma net loss	$2,214,549

Loss per share — basic and diluted
As reported	$0.06
Pro forma	$0.07

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The fair value of the options granted has been calculated using the Black-Scholes option-pricing model, based on the following assumptions:

	2006	2005	2004

Risk free interest rate	3.4 to 4%	4%	4%
Expected life	1 to 3 years	1 to 3 years	3 years
Expected volatility	55% to 77%	55% to 77%	85% to 97%
Dividend yield rate	nil	nil	nil

Option-pricing models require the input of highly subjective assumptions regarding the expected volatility and expected life. Changes in assumptions can materially affect the fair value estimate, and therefore, the existing models do not necessarily provide a reliable measure of the fair value of the Company’s stock options at the date of grant.

A summary of changes to stock options during the period are as follows:

	June 30, 2006		June 30, 2005		June 30, 2004
		Weighted-		Weighted-		Weighted-
	Number	Average	Number	Average	Number	Average
	of Shares	Exercise Price	of Shares	Exercise Price	of Shares	Exercise Price

Outstanding at beginning of year	3,328,500	$0.86 CDN	2,965,000	$0.69 CDN	1,925,000	$0.43 CDN
Granted(i) (ii) (iii)	1,712,500	$1.05 CDN	1,223,500	$1.00 CDN	1,825,000	$0.91 CDN
Exercised	(740,000)	$0.57 CDN	(715,000)	$0.34 CDN	(775,000)	$0.58 CDN
Forfeited	(461,000)	$0.94 CDN	(145,000)	$1.01 CDN	(10,000)	$0.61 CDN

Outstanding at end of the year	3,840,000	$0.99 CDN	3,328,500	$0.86 CDN	2,965,000	$0.69 CDN

Options exercisable at the end of the year	2,263,750	$0.95 CDN	1,782,125	$0.74 CDN	1,355,000	$0.38 CDN

(i)	On August 30, 2005 the Company granted to consultants 50,000 stock options with an exercise price of $0.80 CDN. These options have a term of one year and vest in equal amounts every three months for 1 year. The fair value of these options was estimated at approximately $0.16 per option at grant date.

(ii)	On March 2, 2006 the Company granted to directors, employees and consultants 1,462,500 stock options with an exercise price of $0.99 CDN. These options have a term of ten years and vest in equal amounts every three months for 1 year. The fair value of these options was estimated at approximately $0.45 per option at grant date.

(iii)	On June 1, 2006 the Company granted to a director 200,000 stock options with an exercise price of $1.54 CDN. These options have a term of ten years and vest in equal amounts every three months for 1 year. The fair value of these options was estimated at approximately $0.66 per option at grant date.

Stock options outstanding as at June 30, 2006 are as follows:

		Weighted-	Weighted-
	Number	Average	Average
	Outstanding	Life Remaining	Exercise Price
Range of Exercise Prices ($)	at June 30, 2006	(Years)	($)

0.53 - 1.00 CDN	3,095,000	7.59	0.90 CDN
1.01 - 1.54 CDN	745,000	8.28	1.36 CDN

Total	3,840,000	7.72	0.99 CDN

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Warrants

A summary of changes to warrants during the period are as follows:

	June 30, 2006		June 30, 2005		June 30, 2004
		Weighted-		Weighted-		Weighted-
	Number	Average	Number	Average	Number	Average
	of Warrants	Exercise Price	of Warrants	Exercise Price	of Warrants	Exercise Price

Outstanding at beginning of the year	6,420,841	$1.19 CDN	5,255,676	$1.05 CDN	699,998	$0.65 CDN
Granted	12,700,000	$0.50 CDN	6,420,841	$1.19 CDN	6,950,676	$0.91 CDN
Exercised	(89,515)	$1.20 CDN	(1,723,801)	$0.45 CDN	(2,394,998)	$0.51 CDN
Expired	(4,324,426)	$1.18 CDN	(3,531,875)	$1.35 CDN	—	—

Outstanding at end of the year	14,706,900	$0.60 CDN	6,420,841	$1.19 CDN	5,255,676	$1.05 CDN

Share purchase warrants outstanding at June 30, 2006 were as follows:

Number	Exercise Price	Expiry Date

1,874,400	$1.20 CDN	August 17, 2006 (iv)
132,500	$1.20 CDN	September 22, 2006 (iv)
6,921,213	$0.50 CDN	December 14, 2007
200,000	$0.80 CDN	January 13, 2008
5,578,787	$0.50 CDN	May 11, 2008

14,706,900

(iv)	On August 9, 2005 these warrants were extended by an additional twelve months. The original expiry date for the 1,936,900 warrants was August 17, 2005 and for the 159,515 was September 22, 2005. (See note 18)

9.	Contributed capital

	2006	2005	2004

Contributed capital — beginning of year	$1,001,674	$39,120	$—
Retained earning adjustment (See Note 2)	—	287,376	—
Fair value of share purchase options vesting during year	611,572	559,963	39,120
Fair value of underwriter’s warrants issued during year	—	131,020	—
Fair value of share purchase options exercised during year	(122,652)	(15,805)	—

Contributed capital — end of year	$1,490,594	$1,001,674	$39,120

10.	Related party transactions

Payments to related parties were made in the normal course of operations and were valued at fair value as determined by management. Amounts due to or from related parties are unsecured, non-interest bearing and due on demand.

During the year ended June 30, 2006, a total of $149,730 (2005 — $129,055, 2004 — $129,952) was charged for fees by a legal firm of which the Company’s corporate secretary is a partner. At June 30, 2006, $17,352 (2005 — $5,112, 2004 — $32,345) was owing to this legal firm.

In May, 1999, the Company became the leaseholder of the head office premises. During the year ended June 30, 2001, the Company entered into a separate sub-lease agreement with Portal Resources Ltd. of which the Company’s Chairman is a director. During the year ended June 30, 2006, a total of $60,340 (2005 — $47,781, 2004 —

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$14,350) was charged by the Company for rent and common office costs. At June 30, 2006, $Nil (2005 — $4,425, 2004 — $13,804) was receivable from this company.

11.	Financial Instruments

The Company’s consolidated financial instruments include cash and cash equivalents, accounts receivable, reclamation bonds and accounts payable. The fair values of these financial instruments approximate their carrying values due to their relatively short periods to maturity.

12.	Supplemental cash flow information

	2006	2005	2004

Changes in non-cash working capital
Accounts receivable	$92,468	$238,376	$90,069
Product inventory and stockpiled ore	3,353,464	(1,452,205)	(139,417)
Supplies inventory	129,214	(218,344)	(21,709)
Prepaid expenses	(16,052)	2,655	(184,570)
Accounts payable and accrued liabilities	(588,782)	(427,892)	976,217
Note payable	—	(2,500,000)	—

	$2,970,312	$(4,357,410)	$720,590

13.	Segmented information

The Company has reportable segments in three geographic areas: gold mining operations and exploration in Mexico, exploration and development in the United States and corporate in Canada. Gold mining operations consist of the Magistral Gold Mine in Mexico, acquired on February 2, 2004, which commenced commercial production on January 1, 2005.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

			Gold Mining
	Corporate	Exploration	& Exploration
	(Canada)	(U. S.)	(Mexico)	Total
	($)	($)	($)	($)

Property, plant and equipment
June 30, 2006	29,610	14,050	13,262,654	13,306,314
June 30, 2005	38,590	8,025	13,342,339	13,388,954
June 30, 2004	56,203	11,795	10,492,254	10,560,252
Property, plant and equipment:
expenditures
June 30, 2006	9,492	11,370	4,838	25,700
June 30, 2005	769	900	3,985,974	3,987,643
June 30, 2004	61,125	11,458	10,492,254	10,564,837
Mineral Properties
June 30, 2006	—	3,499,776	1,162,029	4,661,805
June 30, 2005	—	2,405,370	700,987	3,106,357
June 30, 2004	—	2,286,989	168,145	2,455,134
Mineral Properties: expenditures
June 30, 2006	—	1,243,766	461,042	1,704,808
June 30, 2005	—	788,713	532,842	1,321,555
June 30, 2004	—	1,055,182	168,145	1,223,327
Net income (loss) for the year ended
June 30, 2006	(2,327,532)	(314,215)	(2,378,795)	(5,020,542)
June 30, 2005	(2,529,225)	(834,873)	982,440	(2,381,658)
June 30, 2004	(1,475,170)	(461,377)	—	(1,936,547)
Gold revenues for the year ended
June 30, 2006	—	—	6,649,300	6,649,300
June 30, 2005	—	—	5,175,235	5,175,235
June 30, 2004	—	—	—	—
Depreciation, depletion and amortization for the year ended
June 30, 2006	18,472	5,345	734,618	758,435
June 30, 2005	18,382	4,670	1,136,023	1,159,075
June 30, 2004	12,633	3,345	—	15,978

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Income Taxes

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	2006	2005	2004

Loss before income taxes	$(5,020,542)	$(2,381,658)	$(1,936,547)
Canadian federal and provincial income tax rates	34.12%	35.62%	37.62%

Expected income taxes (recovery)	(1,713,009)	(848,347)	(728,529)
Non-deductible (deductible) expenses for tax purposes	571,904	291,156	20,438
Foreign exchange	(32,940)	109,249	84,417
Foreign income subject to different tax rates	6,880	(50,656)	(12,099)
Valuation allowance	1,167,165	498,598	635,773

Income tax expense	$—	$—	$—

Future income taxes arise from temporary difference in the recognition of income and expenses for financial reporting and tax purposes. The significant components of the future income tax assets and liabilities are as follows.

	2006	2005	2004

Future income tax assets
Tax losses	$8,344,447	$6,763,379	$4,550,213
Mineral property expenditures	240,561	176,871	149,388
Other temporary differences	474,112	243,850	65,372

Future income tax assets before valuation allowance	8,922,607	7,184,100	4,764,973
Less: valuation allowance	(8,922,607)	(7,184,100)	(4,764,973)

Net future income tax assets	$—	$—	$—

The Company has estimated tax losses available for Canadian income tax purposes of approximately $7,551447, which expire between 2007 and 2026, $6,310,330 for U.S. tax purposes that expire between 2012 and 2021 and $13,065,607 for Mexican tax purposes that expire between 2006 and 2015.

15.	Commitments

The Company has obligations under operating leases for its corporate offices. Future minimum lease payments for non-cancellable leases with initial or remaining lease terms in excess on one year at June 30, 2006 for the fiscal years ended June 30 are:

2007 — $101,822
2008 — $67,881

The Magistral Gold Mine production is subject to a net smelter return royalty of 1% for the first 30,000 ounces of gold, 3.5% on the next 350,000 ounces of gold and 1% thereafter. The Company is currently paying net smelter royalties at 3.5%. As at June 30, 2006 the life of mine production is not anticipated to exceed 380,000 ounces.

16.	Environmental

The Company’s mining and exploration activities are subject to various federal, provincial and state laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company conducts its operations so as to protect public health and the environment and believes its operations are materially in compliance with all applicable laws and regulations. The

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company has made, and expects to make in the future, expenditures to comply with such laws and regulations. The ultimate amount of reclamation and other future site restoration costs to be incurred for existing mining interests is uncertain.

17.	Differences Between Canadian and United States Generally Accepted Accounting Principles

The Company prepares its consolidated financial statements in accordance with Canadian generally accepted accounting principles (“CDN GAAP”) which differ in certain respects from those principles that the Company would have followed had its consolidated financial statements been prepared in accordance with United States generally accepted accounting principles (“US GAAP”).

Applying US GAAP, the consolidated balance sheet at June 30, 2006 would be as follows:

	Balance			Balance
	CDN GAAP	Adjustments		U.S. GAAP

ASSETS
Current assets
Cash and cash equivalents	$3,659,738	$		$3,659,738
Accounts receivable	180,697			180,697
Product inventory and stockpiled ore	109,074			109,074
Supplies inventory	285,152			285,152
Prepaid expenses	239,424			239,424

	4,474,085		—	4,474,085
Property, plant and equipment[a]	13,306,314		(4,657,846)	8,648,468
Mineral properties[a]	4,661,805		(4,661,805)	—
Reclamation bonds	96,363			96,363

	$22,538,567		$(9,319,651)	$13,218,916

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$1,194,495	$		$1,194,495

	1,194,495			1,194,495

Other liabilities	112,397			112,397
Asset retirement obligation	1,684,812			1,684,812

	1,797,209		—	1,797,209

SHAREHOLDERS’ EQUITY
Share Capital	30,955,143			30,955,143
Contributed capital[b]	1,490,594		(287,376)	1,203,218
Deficit[a][b]	(12,898,874)		(9,032,275)	(21,931,149)

	19,546,863		(9,319,651)	10,227,212

	$22,538,567		$(9,319,651)	$13,218,916

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Applying US GAAP, the consolidated balance sheet at June 30, 2005 would be as follows:

	Balance			Balance
	CDN GAAP	Adjustments		U.S. GAAP

ASSETS
Current assets
Cash and cash equivalents	$957,251	$		$957,251
Accounts receivable	273,165			273,165
Product inventory and stockpiled ore[a]	4,112,633		(154,743)	3,957,890
Supplies inventory	414,366			414,366
Prepaid expenses	223,372			223,372

	5,980,787		(154,743)	5,826,044
Property, plant and equipment[a]	13,388,954		(4,684,518)	8,704,436
Mineral properties[a]	3,106,357		(3,106,357)	—
Reclamation bonds	93,228			93,228

	$22,569,326		$(7,945,618)	$14,623,708

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$1,783,277	$		$1,783,277

	1,783,277		—	1,783,277

Other liabilities	175,217			175,217
Asset retirement obligation	1,567,267			1,567,267

	1,742,484		—	1,742,484

SHAREHOLDERS’ EQUITY
Share Capital	25,920,223			25,920,223
Contributed capital[b]	1,001,674		(287,376)	714,298
Deficit[a][b]	(7,878,332)		(7,658,242)	(15,536,574)

	19,043,565		(7,945,618)	11,097,947

	$22,569,326		$(7,945,618)	$14,623,708

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s net loss for the year ended June 30, 2006 is summarized below:

	CDN		US
	GAAP	Adjustments	GAAP

GOLD SALES[a]	$6,649,300	$—	$6,649,300

COST OF SALES[a]	7,903,654	55,251	7,958,905
DEPRECIATION AND DEPLETION[a]	734,618	(236,666)	497,952
ROYALTIES[a]	381,572	—	381,572

	9,019,844	(181,415)	8,838,429

LOSS FROM MINING OPERATIONS	(2,370,544)	(181,415)	(2,189,129)

EXPENSES AND OTHER INCOME
General and administrative	1,944,511		1,944,511
Interest and financing costs	—		—
Stock-based compensation	611,572		611,572
Foreign exchange losses	36,904		36,904
Other income	(57,349)		(57,349)
Write-down of mineral properties[a]	114,360	(114,360)	—
Exploration cost[a]	—	1,669,808	1,669,808

	2,649,998	1,555,448	4,205,446

LOSS FOR THE YEAR	$5,020,542	$1,374,033	$6,394,575

Basic and diluted loss per share	$0.08		$0.11
Weighted average number of common shares outstanding	60,304,369		60,304,369

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s net loss for the year ended June 30, 2005 is summarized below:

	CDN		US
	GAAP	Adjustments	GAAP

GOLD SALES[a]	$5,175,235	$2,915,992	$8,091,227

COST OF SALES[a]	3,347,153	6,582,479	9,929,632
DEPRECIATION AND DEPLETION [a]	727,815	149,657	877,472
ROYALTIES[a]	262,197	264,729	526,926

GAIN ON DISPOSAL OF MINING EQUIPMENT	—	(155,199)	(155,199)

EARNINGS (LOSS) FROM MINING OPERATIONS	838,070	(3,925,674)	(3,087,604)

EXPENSES AND OTHER INCOME
General and administrative	2,084,400		2,084,400
Interest and financing costs	22,378		22,378
Stock-based compensation	559,963		559,963
Foreign exchange losses	115,796		115,796
Other income	(37,942)		(37,942)
Write-down of mineral properties[a]	630,332	(630,332)	—
Exploration cost[a]	—	1,281,555	1,281,555
Gain on disposal of mining equipment	(155,199)	155,199

	3,219,728	806,422	4,206,150

LOSS FOR THE YEAR	$2,381,658	$4,732,096	$7,113,754

Basic and diluted loss per share	$0.05		$0.14
Weighted average number of common shares outstanding	51,295,350		51,295,350

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s net loss for the year ended June 30, 2004 is summarized below.

	CDN		US
	GAAP	Adjustments	GAAP

GOLD SALES[a]	$—	$2,654,492	$2,654,492

COST OF SALES[a]	—	3,145,048	3,145,048
DEPRECIATION AND DEPLETION[a]	—	202,809	202,809
ROYALTIES[a]	—	65,023	65,023

	—	3,412,880	3,412,880

LOSS FROM MINING OPERATIONS	—	(758,388)	(758,388)

EXPENSES AND OTHER INCOME
General and administrative	1,538,190		1,538,190
Interest and financing costs	1,159		1,159
Stock-based compensation	39,120		39,120
Foreign exchange losses	117,226		117,226
Other income	(89,433)		(89,433)
Write-down of mineral properties[a]	330,285	(330,285)	—
Exploration cost[a]	—	1,298,327	1,298,327

	1,936,547	968,042	2,904,589

LOSS FOR THE YEAR	$1,936,547	$1,726,430	$3,662,977

Basic and diluted loss per share	$0.06		$0.12
Weighted average number of common shares outstanding	30,305,758		30,305,758

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s cash flow for the year ended June 30, 2006 is summarized below.

	CDN		US
	GAAP	Adjustments	GAAP

CASH PROVIDED BY (USED FOR) OPERATIONS
Loss for the period[a]	$(5,020,542)	$(1,374,033)	$(6,394,575)
Items not affecting cash
Depreciation, depletion & amortization[a]	758,435	(236,666)	521,769
Accretion of asset retirement obligation[a]	117,545		117,545
Stock based compensation	611,572		611,572
Write-off of mineral properties[a]	114,360	(149,360)	(35,000)
Severance expenses	(27,820)		(27,820)
Changes in non-cash working capital items[a]	2,970,312	55,251	3,025,563

	(476,138)	(1,704,808)	(2,180,946)

INVESTING ACTIVITIES
Property, plant and equipment[a]	(25,700)	—	(25,700)
Proceeds from disposal of equipment	—		—
Reclamation deposits	(3,135)		(3,135)
Expenditures on mineral properties, net of recoveries[a]	(1,704,808)	1,704,808	—

	(1,733,643)	1,704,808	(28,835)

FINANCING ACTIVITIES
Common shares issued:
On private placements	4,541,507		4,541,507
On warrant conversion	93,952		93,952
On option exercise	369,826		369,826
Share issue costs and finder’s fees	(93,017)		(93,017)

	4,912,268	—	4,912,268

INCREASE IN CASH AND CASH EQUIVALENTS	2,702,487	—	2,702,487

CASH AND CASH EQUIVALENTS, beginning of year	957,251		957,251
CASH AND CASH EQUIVALENTS, end of year	$3,659,738	$—	$3,659,738

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s cash flow for the year ended June 30, 2005 is summarized below.

	CDN		US
	GAAP	Adjustments	GAAP

CASH PROVIDED BY (USED FOR) OPERATIONS
Loss for the period[a]	$(2,381,658)	$(4,732,096)	$(7,113,754)
Items not affecting cash
Depreciation, depletion & amortization[a]	750,867	149,657	900,524
Accretion of asset retirement obligation[a]	44,540	45,134	89,674
Stock based compensation	559,963		559,963
Write-off of mineral properties[a]	630,332	(670,332)	(40,000)
Gain on disposal of property, plant & equipment	(155,199)		(155,199)
Severance expenses	61,106		61,106
Changes in non-cash working capital items[a]	(4,357,410)	872,580	(3,484,830)

	(4,847,459)	(4,335,057)	(9,182,516)

INVESTING ACTIVITIES
Property, plant and equipment[a]	(3,987,643)	3,013,502	(974,141)
Proceeds from disposal of equipment	200,199		200,199
Reclamation deposits	(45,256)		(45,256)
Expenditures on mineral properties, net of recoveries[a]	(1,321,555)	1,321,555	—

	(5,154,255)	4,335,057	(819,198)

FINANCING ACTIVITIES
Common shares issued:
On private placements	10,262,635		10,262,635
On warrant conversion	591,200		591,200
On option exercise	200,020		200,020
Share issue costs and finder’s fees	(692,741)		(692,741)

	10,361,114	—	10,361,114

INCREASE IN CASH AND CASH EQUIVALENTS	359,400	—	359,400

CASH AND CASH EQUIVALENTS, beginning of year	597,851		597,851
CASH AND CASH EQUIVALENTS, end of year	$957,251	$—	$957,251

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s cash flow for the year ended June 30, 2004 is summarized below.

	CDN		US
	GAAP	Adjustments	GAAP

CASH PROVIDED BY (USED FOR) OPERATIONS
Loss for the period[a]	$(1,936,547)	$(1,726,430)	$(3,662,977)
Items not affecting cash
Depreciation, depletion & amortization[a]	15,978	202,809	218,787
Stock based compensation	39,120		39,120
Write-off of mineral properties[a]	330,285	(255,285)	75,000
Severance expenses[a]		17,478	17,478
Changes in non-cash working capital items[a]	720,590	(964,479)	(243,889)

	(830,574)	(2,725,907)	(3,556,481)

INVESTING ACTIVITIES
Property, plant and equipment[a]	(1,889,409)	1,502,580	(386,829)
Acquistion of Pangea Resources Inc.	(4,323,753)		(4,323,753)
Reclamation deposits	(47,972)		(47,972)
Expenditures on mineral properties, net of recoveries[a]	(1,223,327)	1,223,327	—

	(7,484,461)	2,725,907	(4,758,554)

FINANCING ACTIVITIES
Common shares issued:
On private placements	7,871,295		7,871,295
On warrant conversion	920,243		920,243
On option exercise	343,933		343,933
Share issue costs and finder’s fees	(310,303)		(310,303)

	8,825,168	—	8,825,168

INCREASE IN CASH AND CASH EQUIVALENTS	510,133	—	510,133

CASH AND CASH EQUIVALENTS, beginning of year	87,718		87,718
CASH AND CASH EQUIVALENTS, end of year	$597,851	$—	$597,851

[a] Property, plant and equipment/Mineral properties

(i) Under US GAAP, mineral properties and exploration costs related to mineral properties for which commercial feasibility has not yet been established are expensed as incurred. Under CDN GAAP, exploration expenditures may be capitalized as incurred.

(ii) For mineral properties where commercial feasibility has been established, under US GAAP, start-up costs are expensed as incurred in accordance with AICPA Statement of Position 98-5, Reporting on the Cost of Start-up Activities.

Under CDN GAAP, these start-up costs are deferred and amortized over the estimated life of the property following the commencement of the commercial production, or written off if the property is sold, allowed to lapse,

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

abandoned or impaired. Under CDN GAAP, deferred start-up costs include operating costs, net of revenue, prior to the commencement of commercial production.

Under CDN GAAP the Magistral Gold Mine began commercial production on January 1, 2005 and therefore from acquisition on February 2, 2004 to January 1, 2005 all operating costs, net of revenue for the Magistral Gold Mine were deferred to property, plant and equipment.

Accordingly, gold sales, cost of sales, depreciation and depletion and royalties are included in the loss for the year for US GAAP and were deferred to property plant and equipment for CDN GAAP.

The differences in the amounts deferred to pad inventory and property, plant and equipment are cumulative and affect the opening balances for each period following June 30, 2004.

[b] Stock based compensation

Under US GAAP, accounting for stock-based compensation plan is recognized and measured in accordance with FASB Statement No 123, Accounting for Stock-based Compensation (SFAS 123). The statement recommends companies to follow a fair market value based method of accounting for stock-based compensation plan. SFAS 123 also allows companies to continue to measure compensation cost using intrinsic value based method of accounting prescribed by APB Opinion No. 25, Accounting for stock Issued to Employees. Under the fair value based method, compensation cost is measured at the grant date based on value of the award and recognized over the service period, which is usually the vesting period. Under the intrinsic method, cost of stock options is measured as the excess, if any, of the quoted market price of the Company’s stock at the date of grant over the option price.

Under CDN GAAP, CICA 3870, Stock-Based Compensation and Other Stock — Based Payments, recommends companies to adopt the fair valued base method of accounting for all stock-based compensation. The section permitted companies to continue to measure stock-based compensation using intrinsic value method of accounting but requires pro-forma disclosure of earnings and earnings per share as if the fair value method had been adopted.

Effective July 1, 2004, the Company adopted the fair value method of accounting for stock-based compensation in accordance with CICA 3870. This change in accounting policy was applied retroactively without restatement of prior years’ financial statements. The Company recorded a cumulative increase of $287,376 to opening deficit and contributed capital.

For US GAAP purposes, the Company has chosen to adopt the fair value based method on a modified prospective basis from July 1, 2004 as permitted by SFAS 148, Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of SFAS 123. The balance sheet difference between US GAAP and CDN GAAP occurs as a result of the modified prospective adoption of the fair value method under SFAS 148.

[c] Comprehensive Income

Under US GAAP, comprehensive income is recognized and measured in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 130 Reporting Comprehensive Income. Comprehensive income includes all changes in equity other than those resulting from investment by owners and distributions to owners. Comprehensive income includes two components, net income and other comprehensive income. Other comprehensive income includes amounts that are recorded as an element of shareholders’ equity but are excluded from net income as these transactions or events are attributable to changes from non-owner sources. These items include holding gains and losses on certain investments, gains and losses on certain derivative instruments and foreign exchange gains and losses related to self-sustaining foreign operations (cumulative translation adjustment). A standard for comprehensive income and other comprehensive income is not yet effective under Canadian GAAP. Under US GAAP comprehensive income is equal to net income for the Company for the years presented.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

[d] Recent accounting pronouncements

In June 2005, the AcSB issued CICA 3831, Non-monetary Transactions, replacing the former CICA 3830. This statement will be effective for fiscal periods beginning after January 1, 2006. Earlier application is permitted for non-monetary asset exchanges executed in periods beginning on or after July 1, 2005. Retroactive application is prohibited. The new Canadian standard is, in all material respects, consistent with the related US standard.

In April 2005, the AcSB issued CICA 1530, Comprehensive Income, which introduces new rules for reporting and display of comprehensive income. Comprehensive income, which is currently reported under US GAAP, is the change in shareholders’ equity of an enterprise during a reporting period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investment by owners and distributions to owners. These items include holding gains and losses on certain investments, gain and losses on certain derivative instruments and foreign currency gains and losses related to self — sustaining foreign operations (cumulative translation adjustment). CICA 1530 is effective for fiscal years beginning on or after October 1, 2006.

In April 2005, the AcSB issued CICA 3865, Hedges, which is applicable when a company chooses to designate a hedging relationship for accounting purposes. It builds on the existing Accounting Guideline AcG-13, Hedging Relationships, and Section 1650 Foreign Currency Translation, by specifying how hedge accounting is applied and what disclosures are necessary when it is applied.

In April 2005, the CICA issued Handbook Sections 3855, Financial Instruments — Recognition and Measurement. This standard prescribes when a financial asset, financial liability, or non-financial derivative is to be recognized on the balance sheet and whether fair value or cost-based measures are used. It also specifies how financial instrument gains and losses are to be presented.

On March 30, 2005, the FASB ratified the Emerging Issues Task Force (EITF) consensus in Issue 04-06 that post-production stripping costs are a component of mineral inventory costs subject to provisions of AICPA Accounting Research Bulletin No. 43, Restatement and Revision of Accounting Research Bulletins, Chapter 4, Inventory Pricing (ARB43). In the mining industry, the costs of removing overburden and waste materials to access mineral deposits are referred to as “stripping costs”. It is the accounting for costs incurred during the production stage of the mine, or the post-production stripping costs, that are addressed in Issue 04-06. Based upon this consensus, post production stripping costs should be considered costs of extracted minerals under a full absorption costing system and recognized as a component of inventory to be recognized in costs of sales in the same period as the revenue from the sale of the inventory. Additionally, capitalization of such costs would be appropriate only to the extent inventory exists at the end of the reporting period. The guidance in this consensus will be effective for financial statements issued for fiscal years beginning after December 15, 2005 with early adoption permitted. The consensus can be adopted either prospectively through a cumulative effect adjustment through opening retained earning or retrospectively by restating prior periods. On March 2, 2005, AcSB issued EIC 160, which addresses the accounting treatment of stripping costs. EIC 160 is applicable to fiscal years beginning on or after July 1, 2006. The Company has not determined the method of adoption or the impact of EITF 04-06 or EIC 160, if any, on the Company’s financial position or results from operation. The Company currently has no deferred stripping costs.

On June 1, 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 requires retrospective application to prior periods’ financial statements of a change in accounting principles unless it is impracticable to do so. This is a change from the existing practice that requires most accounting changes to be accounted for by including in net income in the period of the change the cumulative effect of changing to the new accounting principle. SFAS 154 will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In July 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, and interpretation of FASB Statement No. 108 (FIN 48). FIN 48

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not file a return in a particular jurisdiction). Under the Interpretation, the financial statements will reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant facts, but without considering time values. The Interpretation also revises disclosure requirements and introduces a prescriptive, annual, tabular roll-forward of the unrecognized tax benefits. It is effective for fiscal years beginning after December 15, 2006.

18.	Subsequent Events

Subsequent to June 30, 2006, there were 1,418,150 warrants exercised at $1.20 CDN for gross proceeds of $1,701,780 CDN and 175,000 stock options exercised at an average price of $0.64 CDN for gross proceeds of $111,500 CDN.

Consolidated Financial Statements
Three Months Ended September 30, 2006

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2006	2006
	(Expressed in US Dollars)
	(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$3,544,851	$3,659,738
Accounts receivable	208,377	180,697
Product inventory (Note 3)	204,217	109,074
Supplies inventory	259,138	285,152
Prepaid expenses	281,892	239,424

	4,498,475	4,474,085
Property, plant and equipment (Note 4)	13,205,317	13,306,314
Mineral properties	5,508,007	4,661,805
Reclamation bonds	96,363	96,363

	$23,308,162	$22,538,567

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$1,013,414	$1,194,495

	1,013,414	1,194,495
Other liabilities	109,350	112,397
Asset retirement obligation (Note 5)	1,631,090	1,684,812

	1,740,440	1,797,209

SHAREHOLDERS’ EQUITY

Share capital (Note 6)	32,619,378	30,955,143
Contributed surplus	1,581,739	1,490,594
Deficit	(13,646,809)	(12,898,874)

	20,554,308	19,546,863

	$23,308,162	$22,538,567

Nature of operations and Going Concern (Note 1)
Commitments (Note 9)

Approved by the Board:

/s/ Michael Beley	/s/ Gary Nordin

Michael Beley,	Gary Nordin,
Director	Director

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended September 30th

	2006	2005
	(Expressed in US Dollars)
	(Unaudited)

GOLD SALES	$752,590	$2,185,513

COST OF SALES	742,400	2,913,885
DEPRECIATION AND DEPLETION	11,572	290,984
ROYALTIES	46,723	121,329

	800,695	3,326,198

LOSS FROM MINING OPERATIONS	48,105	1,140,685

EXPENSES AND OTHER INCOME
General and administrative	550,271	367,703
Stock-based compensation	134,564	55,440
Foreign exchange (gain) loss	398	(6,471)
Other income	(36,131)	(870)

	649,102	415,802

LOSS BEFORE THE UNDERNOTED ITEMS	697,207	1,556,487
Write-down of mineral properties	50,728	40,457

LOSS FOR THE PERIOD	$747,935	$1,596,944

Basic and diluted loss per share	$0.01	$0.03

Weighted average number of shares outstanding	69,777,263	55,471,673

CONSOLIDATED STATEMENTS OF DEFICIT
For the three months ended September 30th

	2006	2005
	(Expressed in US Dollars)
	Unaudited

DEFICIT, Beginning of the period	$12,898,874	$7,878,332
Loss for the period	747,935	1,596,944

DEFICIT, End of the period	$13,646,809	$9,475,276

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended September 30th

	2006	2005
	(Expressed in US Dollars)
	(Unaudited)

CASH PROVIDED BY (USED FOR) OPERATIONS
Loss for the period	$(747,935)	$(1,596,944)
Items not affecting cash Depreciation, depletion & amortization	17,255	296,394
Accretion of asset retirement obligation	30,020	29,386
Stock based compensation	134,564	55,440
Write-down of mineral properties	50,728	40,457
Severance expense	(3,047)	14,910

	(518,415)	(1,160,357)
Changes in non-cash working capital items (Note 8)	(418,763)	1,004,603

	(937,178)	(155,754)

INVESTING ACTIVITIES
Property, plant and equipment	—	(3,945)
Expenditures on mineral properties, net of recoveries	(798,525)	(591,168)

	(798,525)	(595,113)

FINANCING ACTIVITIES
Common shares issued:
On warrant conversion	1,521,768	—
On option exercise	99,635	53,550
Shares subscribed	—	99,157
Share issue costs and finder’s fees	(587)	(2,730)

	1,620,816	149,977

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(114,887)	(600,890)
CASH AND CASH EQUIVALENTS, Beginning of the year	3,659,738	957,251

CASH AND CASH EQUIVALENTS, End of the period	$3,544,851	$356,361

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED STATEMENTS OF MINERAL PROPERTY EXPENDITURES
As at June 30, 2006 and September 30, 2006

		South					Other
	Limousine	Carlin				Timber	Nevada	Mexican
	Butte	Project	Keystone	BMX	Cornerstone	Creek	Properties	Properties	Total
	(Expressed in US Dollars)
	(Unaudited)

Total as at June 30, 2005	$744,425	$532,012	$243,760	$32,114	$129,985	$153,005	$570,069	$700,987	$3,106,357

Exploration salaries & wages	2,960	—	17,782	15,505	53,181	18,132	93,121	107,129	307,810

Land holding costs	—	9,639	20	80,587	43,009	48,151	58,234	207,803	447,443

Surveying	—	—	—	—	991	6,716	4,966	1,726	14,399

Geology	—	—	—	1,226	212	666	1,453	43,381	46,938

Surface geochemistry	—	—	—	—	2,199	—	3,962	55,230	61,391

Geophysics	—	—	—	—	—	5,300	18,950	5,524	29,774

Road work & trenching	—	—	—	9,110	31,880	7,200	222	21,207	69,619

Drilling	—	—	91,724	71,202	248,629	236,916	36,541	—	685,012

Other	—	—	—	—	—	—	—	19,042	19,042

Total expenditures	2,960	9,639	109,526	177,630	380,101	323,081	217,449	461,042	1,681,428

Cost recoveries	—	—	(11,620)	—	—	—	—	—	(11,620)

Property write-offs	—	(23)	—	—	—	—	(114,337)	—	(114,360)

Total as at June 30, 2006	747,385	541,628	341,666	209,744	510,086	476,086	673,181	1,162,029	4,661,805

Exploration salaries & wages	—	—	2,067	146	3,822	—	18,266	87,510	111,811

Land holding costs	129,632	9,616	49,552	64,712	20,830	41,523	58,900	214,596	589,361

Surveying	—	—	—	—	—	—	—	—	—

Geology	—	—	107	—	—	—	528	210	845

Surface geochemistry	—	—	—	—	207	—	—	54,989	55,196

Geophysics	—	—	—	—	—	—	—	—	—

Road work & trenching	—	—	—	—	—	—	—	42,306	42,306

Drilling	—	—	—	7,935	14,421	—	—	73,583	95,939

Other	—	—	—	—	—	—	—	1,472	1,472

Total expenditures	129,632	9,616	51,726	72,793	39,280	41,523	77,694	474,666	896,930

Property write-offs	—	—	—	(24,580)	—	—	(26,148)	—	(50,728)

Total as at Sept. 30, 2006	$877,017	$551,244	$393,392	$257,957	$549,366	$517,609	$724,727	$1,636,695	$5,508,007

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended September 30th 2006
(Unaudited — expressed in US Dollars unless otherwise noted)

1.	Nature of Operations and Going Concern

Nevada Pacific Gold Ltd. (“the Company”) was incorporated under the laws of the Province of British Columbia. Its principal business activities consist of the production of gold and silver in Mexico and exploring for and developing gold and silver properties in Mexico and the western United States, primarily Nevada.

These consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes the realization of assets and discharge of liabilities in the normal course of business. The Company has recorded losses from operations since its inception. The Company’s ability to continue as a going concern is dependent upon the ability of the Company to obtain additional financing to develop its mineral properties, the future performance of the Magistral Gold Mine, which is currently in care and maintenance, the existence of economically recoverable reserves, and upon its ability to attain profitable operations. Management continues to seek additional financing necessary to permit the Company to continue operations. There can be no assurance that management will be successful in all these activities. Because of this uncertainty, there is substantial doubt about the ability of the Company to continue as a going concern. These consolidated financial statements do not give effect to any adjustments that would be necessary should the Company not be able to continue as a going concern. Such adjustments could be material.

2.	Significant Accounting Policies

Basis of presentation and principles of consolidation

These interim consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“CDN GAAP”). The significant differences between those principles and those that would be applied under U.S. generally accepted accounting principles (“US GAAP”) are disclosed in Note 11. These interim consolidated financial statements do not include in all respects the annual disclosure requirements of generally accepted accounting principles and should be read in conjunction with the most recent annual consolidated financial statements.

These interim consolidated financial statements follow the same accounting policies and methods of application as the most recent annual consolidated financial statements of the Company.

The interim consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Nevada Pacific Gold (US), Inc., Pangea Resources Inc. and Compania Minera Pangea, S.A. de C.V. All inter-company transactions and balances have been eliminated.

3.	Product inventory

	September 30	June 30
	2006	2006

Gold ore	$204,217	$109,074

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Property, plant and equipment

	September 30	June 30
	2006	2006

Magistral Gold Mine
Plant and equipment	$2,760,526	$2,760,526
Property and deferred costs	10,245,081	10,245,081
Asset retirement obligation asset	1,393,851	1,477,593
Accumulated amortization and depletion	(1,232,118)	(1,220,546)

	13,167,340	13,262,654

Other equipment	136,776	136,776
Accumulated amortization	(98,799)	(93,116)

	37,977	43,660

	$13,205,317	$13,306,314

5.	Asset retirement obligation

	September 30,	June 30,
	2006	2006

Asset retirement obligation — beginning of year	$1,684,812	$1,567,267
Obligations incurred during the period	—	—
Accretion expense	30,020	117,545
Revisions in estimated cash flows	(83,742)	—

Asset retirement obligation — end of period	$1,631,090	$1,684,812

The Company’s asset retirement obligation arises from it obligations for site reclamation and remediation in connection with the Magistral Gold Mine. Under Mexican regulations no deposits are required to secure these obligations.

The total undiscounted asset retirement obligation is $2,561,919, which is expected to be expended in 2013. In determining the carrying value of the asset retirement obligation, the Company has assumed a credit-adjusted risk-free rate of 7.5% and an inflation rate of 3.33%.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Share capital

Authorized

Unlimited Preferred Shares without par value, with rights to be determined upon issue Unlimited Common Shares without par value

	Number
Issued and outstanding	of Shares	Amount

Balance as at June 30, 2005	55,442,506	$25,920,223
Private Placement	12,500,000	4,431,286
Private Placement	200,000	110,221
On exercise of warrants	89,515	93,952
On exercise of options	740,000	369,826
Fair value of options exercised	—	122,652
Share issue costs	—	(93,017)

Balance as at June 30, 2006	68,972,021	30,955,143
On exercise of warrants	1,418,150	1,521,768
On exercise of options	175,000	99,635
Fair value of options exercised	—	43,419
Share issue costs	—	(587)

Balance as at September 30, 2006	70,565,171	$32,619,378

Stock options

The Company has a stock option plan as described in the most recent annual financial statements of the Company. The Company accounts for its grants in accordance with the fair value method of accounting for stock-based compensation.

A summary of changes to stock options during the period are as follows:

	Three Months Ended		Year Ended
	September 30, 2006		June 30, 2006
		Weighted-		Weighted-
	Number	Average	Number	Average
	of Shares	Exercise Price	of Shares	Exercise Price

Outstanding at beginning of period	3,840,000	$0.99 CDN	3,328,500	$0.86 CDN
Granted	—		1,712,500	$1.05 CDN
Exercised	(175,000)	$0.64 CDN	(740,000)	$0.57 CDN
Forfeited	(585,000)	$1.04 CDN	(461,000)	$0.94 CDN

Outstanding at end of the period	3,080,000	$1.01 CDN	3,840,000	$0.99 CDN

Options exercisable at the end of the period	2,159,375	$0.97 CDN	2,263,750	$0.95 CDN

Option-pricing models require the input of highly subjective assumptions regarding the expected volatility and expected life. Changes in assumptions can materially affect the fair value estimate, and therefore, the existing models do not necessarily provide a reliable measure of the fair value of the Company’s stock options at the date of grant.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock options outstanding as at September 30, 2006 are as follows:

		Weighted-Average	Weighted-Average
	Number Outstanding	Life Remaining	Exercise Price
Range of Exercise Prices ($)	at September 30, 2006	(Years)	($)

0.53 - 1.00 CDN	2,445,000	7.40	0.91 CDN
1.01 - 1.54 CDN	635,000	8.14	1.39 CDN

Total	3,080,000	7.56	1.01 CDN

Warrants

A summary of changes to warrants during the period are as follows:

	Three Months Ended		Year Ended
	September 30, 2006		June 30, 2006
		Weighted-		Weighted-
	Number	Average	Number	Average
	of Warrants	Exercise Price	of Warrants	Exercise Price

Outstanding at beginning of year	14,706,900	$0.60 CDN	6,420,841	$1.19 CDN
Granted	—		12,700,000	$0.50 CDN
Exercised	(1,418,150)	$1.20 CDN	(89,515)	$1.20 CDN
Expired	(588,750)	$1.20 CDN	(4,324,426)	$1.18 CDN

Outstanding at end of the period	12,700,000	$0.50 CDN	14,706,900	$0.60 CDN

Share purchase warrants outstanding at September 30, 2006 were as follows:

Number	Exercise Price	Expiry Date

6,921,213	$0.50 CDN	December 14, 2007
200,000	$0.80 CDN	January 13, 2008
5,578,787	$0.50 CDN	May 11, 2008

12,700,000

7.	Related party transactions

Payments to related parties were made in the normal course of operations and were valued at fair value as determined by management. Amounts due to or from related parties are unsecured, non-interest bearing and due on demand.

During the three months ended September 30, 2006, a total of $23,738 (2005 — $9,708) was charged for fees by a legal firm of which the Company’s corporate secretary is a partner. At September 30, 2006, $4,248 (June 30, 2006 — $17,352) was owing to this legal firm.

In May, 1999, the Company became the leaseholder of the head office premises. During the year ended June 30, 2001, the Company entered into a separate sub-lease agreement with Portal Resources Ltd. of which the Company’s Chairman is a director. During the three months ended September 30, 2006, a total of $29,008 (2005 — $12,663) was charged by the Company for rent and common office costs. At September 30, 2006, $21,526 (June 30, 2006 — $Nil) was receivable from this company.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	Supplemental cash flow information

	For the Three Months Ended
	September 30,
	2006	2005

Changes in non-cash working capital
Accounts receivable	$(27,680)	$116,617
Product inventory and stockpiled ore	(95,143)	1,037,989
Supplies inventory	26,014	109,953
Prepaid expenses	(42,468)	30,593
Accounts payable and accrued liabilities	(279,486)	(290,549)

	$(418,763)	$1,004,603

9.	Commitments

The Company has obligations under operating leases for its corporate offices. Future minimum lease payments for non-cancellable leases with initial or remaining lease terms in excess of one year at September 30, 2006 for the fiscal years ended June 30 are:

2007 — $76,366	2008 — $67,881

The Magistral Gold Mine production is subject to a net smelter return royalty of 1% for the first 30,000 ounces of gold, 3.5% on the next 350,000 ounces of gold and 1% thereafter. The Company is currently paying net smelter royalties at 3.5%. As at September 30, 2006 the life of mine production is not anticipated to exceed 380,000 ounces.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Segmented information

The Company has reportable segments in three geographic areas: gold mining operations and exploration in Mexico, exploration and development in the United States and corporate in Canada. Gold mining operations consist of the Magistral Gold Mine in Mexico, acquired on February 2, 2004, which commenced commercial production on January 1, 2005.

			Gold Mining
	Corporate	Exploration	& Exploration
	(Canada)	(U. S.)	(Mexico)	Total
	($)	($)	($)	($)

Property, plant and equipment
September 30, 2006	25,298	12,679	13,167,340	13,205,317
June 30, 2006	29,610	14,050	13,262,654	13,306,314
Property, plant and equipment: expenditures For the three months ended
September 30, 2006	—	—	—	—
September 30, 2005	3,945	—	—	3,945
Mineral Properties
September 30, 2006	—	3,871,312	1,636,695	5,508,007
June 30, 2006	—	3,499,776	1,162,029	4,661,805
Mineral Properties: expenditures for the three months ended
September 30, 2006	—	422,264	474,666	896,930
September 30, 2005	—	566,261	24,907	591,168
Net income (loss) for the three months ended
September 30, 2006	(603,076)	(96,754)	(48,105)	(747,935)
September 30, 2005	(369,350)	(86,909)	(1,140,685)	(1,596,944)
Gold revenues for the three months ended
September 30, 2006	—	—	752,590	752,590
September 30, 2005	—	—	2,185,513	2,185,513
Depreciation, depletion and amortization for the three months ended
September 30, 2006	4,312	1,371	11,572	17,255
September 30, 2005	4,445	965	290,984	296,394

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Differences Between Canadian and United States Generally Accepted Accounting Principles

The Company prepares its consolidated financial statements in accordance with Canadian generally accepted accounting principles (“CDN GAAP”) which differ in certain significant respects from those principles that the Company would have followed had its consolidated financial statements been prepared in accordance with United States generally accepted accounting principles (“US GAAP”).

Applying US GAAP, the consolidated balance sheet at September 30, 2006 would be as follows:

	Balance			Balance
	CDN GAAP	Adjustments		U.S. GAAP

ASSETS
Current assets
Cash and cash equivalents	$3,544,851	$		$3,544,851
Accounts receivable	208,377			208,377
Product inventory and stockpiled ore	204,217			204,217
Supplies inventory	259,138			259,138
Prepaid expenses	281,892			281,892

	4,498,475		—	4,498,475
Property, plant and equipment[a]	13,205,317		(4,657,846)	8,547,471
Mineral properties[a]	5,508,007		(5,508,007)	—
Reclamation bonds	96,363			96,363

	$23,308,162		$(10,165,853)	$13,142,309

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$1,013,414	$		$1,013,414

	1,013,414			1,013,414

Other liabilities	109,350			109,350
Asset retirement obligation	1,631,090			1,631,090

	1,740,440		—	1,740,440

SHAREHOLDERS’ EQUITY
Share Capital	32,619,378			32,619,378
Contributed surplus[b]	1,581,739		(225,535)	1,356,204
Deficit[a][b]	(13,646,809)		(9,940,318)	(23,587,127)

	20,554,308		(10,165,853)	10,388,455

	$23,308,162		$(10,165,853)	$13,142,309

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Applying US GAAP, the consolidated balance sheet at June 30, 2006 would be as follows:

	Balance			Balance
	CDN GAAP	Adjustments		U.S. GAAP

ASSETS
Current assets
Cash and cash equivalents	$3,659,738	$		$3,659,738
Accounts receivable	180,697			180,697
Product inventory and stockpiled ore	109,074			109,074
Supplies inventory	285,152			285,152
Prepaid expenses	239,424			239,424

	4,474,085		—	4,474,085
Property, plant and equipment[a]	13,306,314		(4,657,846)	8,648,468
Mineral properties[a]	4,661,805		(4,661,805)	—
Reclamation bonds	96,363			96,363

	$22,538,567		$(9,319,651)	$13,218,916

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$1,194,495	$		$1,194,495

	1,194,495			1,194,495

Other liabilities	112,397			112,397
Asset retirement obligation	1,684,812			1,684,812

	1,797,209		—	1,797,209

SHAREHOLDERS’ EQUITY
Share Capital	30,955,143			30,955,143
Contributed surplus[b]	1,490,594		(287,376)	1,203,218
Deficit[a][b]	(12,898,874)		(9,032,275)	(21,931,149)

	19,546,863		(9,319,651)	10,227,212

	$22,538,567		$(9,319,651)	$13,218,916

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s net loss for the three months ended September 30, 2006 is summarized below:

	CDN		US
	GAAP	Adjustments	GAAP

GOLD SALES[a]	$752,590	$—	$752,590

COST OF SALES[a]	742,400	—	742,400
DEPRECIATION AND DEPLETION[a]	11,572	—	11,572
ROYALTIES[a]	46,723	—	46,723

	800,695	—	800,695

LOSS FROM MINING OPERATIONS	(48,105)	—	(48,105)

EXPENSES AND OTHER INCOME
General and administrative	550,271		550,271
Stock-based compensation	134,564	61,841	196,405
Foreign exchange loss	398		398
Other income	(36,131)		(36,131)
Write-down of mineral properties[a]	50,728	(50,728)	—
Exploration cost[a]	—	896,930	896,930

	699,830	908,043	1,655,978

LOSS FOR THE PERIOD	$747,935	$908,043	$1,655,978

Basic and diluted loss per share	$0.01		$0.02
Weighted average number of common shares outstanding	69,777,263		69,777,263

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s net loss for the three months ended September 30, 2005 is summarized below:

	CDN		US
	GAAP	Adjustments	GAAP

GOLD SALES[a]	$2,185,513	$—	$2,185,513

COST OF SALES[a]	2,913,885	(150,546)	2,763,339
DEPRECIATION AND DEPLETION[a]	290,984	(93,725)	197,259
ROYALTIES[a]	121,329	—	121,329

	3,326,198	(244,271)	3,081,927

LOSS FROM MINING OPERATIONS	1,140,685	(244,271)	896,414

EXPENSES AND OTHER INCOME
General and administrative		367,703	367,703
Stock-based compensation		55,440	55,440
Foreign exchange (gain) loss		(6,471)	(6,471)
Other income		(870)	(870)
Write-down of mineral properties[a]	40,457	(40,457)	—
Exploration cost[a]	—	581,168	581,168

	456,259	540,711	996,970

LOSS FOR THE PERIOD	$1,596,944	$296,440	$1,893,384

Basic and diluted loss per share	$0.03		$0.03
Weighted average number of common shares outstanding	55,471,673		55,471,673

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s cash flow for the three months ended September 30, 2006 is summarized below.

	CDN		US
	GAAP	Adjustments	GAAP

CASH PROVIDED BY (USED FOR) OPERATIONS
Loss for the period[a]	$(747,935)	$(908,043)	$(1,655,978)
Items not affecting cash
Depreciation, depletion & amortization[a]	17,255	—	17,255
Accretion of asset retirement obligation[a]	30,020		30,020
Stock based compensation	134,564	61,841	196,405
Write-down of mineral properties[a]	50,728	(50,728)	—
Severance expenses	(3,047)		(3,047)
Changes in non-cash working capital items[a]	(418,763)	98,405	(418,763)

	(937,178)	(798,525)	(1,735,703)

INVESTING ACTIVITIES
Expenditures on mineral properties, net of recoveries[a]	(798,525)	798,525	—

	(798,525)	798,525	—

FINANCING ACTIVITIES
Common shares issued:
On warrant conversion	1,521,768		1,521,768
On option exercise	99,635		99,635
Share issue costs and finder’s fees	(587)		(587)

	1,620,816	—	1,620,816

DECREASE IN CASH AND CASH EQUIVALENTS	(114,887)	—	(114,887)

CASH AND CASH EQUIVALENTS, beginning of period	3,659,738		3,659,738
CASH AND CASH EQUIVALENTS, end of period	$3,544,851	$—	$3,544,851

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s cash flow for the three months ended September 30, 2005 is summarized below.

	CDN		US
	GAAP	Adjustments	GAAP

CASH PROVIDED BY (USED FOR) OPERATIONS
Loss for the period[a]	$(1,596,944)	$(296,440)	$(1,893,384)
Items not affecting cash Depreciation, depletion & amortization[a]	296,394	(93,725)	202,669
Accretion of asset retirement obligation[a]	29,386	—	29,386
Stock based compensation	55,440		55,440
Write-down of mineral properties[a]	40,457	(50,457)	(10,000)
Severance expenses	14,910		14,910
Changes in non-cash working capital items[a]	1,004,603	(150,546)	854,057

	(155,754)	(591,168)	(746,922)

INVESTING ACTIVITIES
Property, plant and equipment[a]	(3,945)	—	(3,945)
Expenditures on mineral properties, net of recoveries[a]	(591,168)	591,168	—

	(595,113)	591,168	(3,945)

FINANCING ACTIVITIES
Common shares issued:
On option exercise	53,550		53,550
Shares subscribed	99,157		99,157
Share issue costs and finder’s fees	(2,730)		(2,730)

	149,977	—	149,977

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(600,890)	—	(600,890)

CASH AND CASH EQUIVALENTS, beginning of period	957,251		957,251
CASH AND CASH EQUIVALENTS, end of period	$356,361	$—	$356,361

[a] Property, plant and equipment/Mineral properties

(i) Under US GAAP, mineral properties and exploration costs related to mineral properties for which commercial feasibility has not yet been established are expensed as incurred. Under CDN GAAP, exploration expenditures may be capitalized as incurred.

(ii) For mineral properties where commercial feasibility has been established, under US GAAP, start-up costs are expensed as incurred in accordance with AICPA Statement of Position 98-5, Reporting on the Cost of Start-up Activities.

Under CDN GAAP, these start-up costs are deferred and amortized over the estimated life of the property following the commencement of the commercial production, or written off if the property is sold, allowed to lapse, abandoned or impaired. Under CDN GAAP, deferred start-up costs include operating costs, net of revenue, prior to the commencement of commercial production.

Under CDN GAAP the Magistral Gold Mine began commercial production on January 1, 2005 and therefore from acquisition on February 2, 2004 to January 1, 2005 all operating costs, net of revenue for the Magistral Gold Mine were deferred to property, plant and equipment.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Accordingly, gold sales, cost of sales, depreciation and depletion and royalties, prior to January 1, 2005, are included in the loss for the year for US GAAP and were deferred to property plant and equipment for CDN GAAP.

The differences in the amounts deferred to pad inventory and property, plant and equipment are cumulative and affect the opening balances for each period following June 30, 2004.

[b] Stock based compensation

Under CDN GAAP, CICA 3870, Stock-Based Compensation and Other Stock — Based Payments, requires companies to adopt the fair valued base method of accounting for all stock-based compensation.

Effective July 1, 2004, the Company adopted the fair value method of accounting for stock-based compensation in accordance with CICA 3870. This change in accounting policy was applied retroactively without restatement of prior years’ financial statements. The Company recorded a cumulative increase of $287,376 to opening deficit and contributed surplus.

For US GAAP purposes, the Company has chosen to adopt the fair value based method on a modified prospective basis from July 1, 2004 as permitted by SFAS 148, Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of SFAS 123. The balance sheet difference between US GAAP and CDN GAAP occurs as a result of the modified prospective adoption of the fair value method under SFAS 148.

Effective July 1, 2005, under US GAAP, the Company adopted SFAS No. 123 (revised 2004), “Share-Based Payments” (“SFAS 123R”), which is a revision to SFAS 123 “Accounting for Stock-Based Compensation”. One of the SFAS 123R requirements is that forfeitures of unvested instruments such as stock options be estimated at the grant date to determine the total compensation to be recognized. Under CDN GAAP, the Company accounts for forfeitures only as they occur. This results in an increase of $61,841 for the three months ended September 30, 2006 between the financial statements prepared under US GAAP compared to those prepared under CDN GAAP.

[c] Comprehensive Income

Under US GAAP, comprehensive income is recognized and measured in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 130 Reporting Comprehensive Income. Comprehensive income includes all changes in equity other than those resulting from investment by owners and distributions to owners. Comprehensive income includes two components, net income and other comprehensive income. Other comprehensive income includes amounts that are recorded as an element of shareholders’ equity but are excluded from net income as these transactions or events are attributable to changes from non-owner sources. These items include holding gains and losses on certain investments, gains and losses on certain derivative instruments and foreign exchange gains and losses related to self-sustaining foreign operations (cumulative translation adjustment). A standard for comprehensive income and other comprehensive income is not yet effective under CDN GAAP. Under US GAAP comprehensive income is equal to net income for the Company for the years presented.

[d] Recent accounting pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, and interpretation of FASB Statement No. 108 (FIN 48). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not file a return in a particular jurisdiction). Under the Interpretation, the financial statements will reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant facts, but without considering time values. The Interpretation also revises disclosure requirements and introduces a prescriptive, annual, tabular roll-forward of the unrecognized tax benefits. It is effective for fiscal years beginning after December 15, 2006.

ANNEX C — INFORMATION REGARDING TONE RESOURCES

Tone Resources Limited, or Tone Resources, files audited consolidated annual financial statements, unaudited consolidated interim financial statements, management’s discussion and analysis, information circulars and other information with the securities regulatory authorities of British Columbia, Alberta, Yukon and Ontario on SEDAR. The information concerning Tone Resources contained in this Appendix has been taken from information provided by Tone Resources and Tone Resources’ Management’s Discussion and Analysis of Financial Condition and Results of Operations and audited consolidated financial statements for the fiscal years ended August 31, 2006, 2005 and 2004 filed on December 8, 2006, December 29, 2005 and January 17, 2005, respectively, and its unaudited consolidated interim financial statements for the fiscal quarter ended November 30, 2006 filed on January 15, 2007. In accordance with Canadian National Instrument 51-102, Tone Resources discloses that its auditors have not reviewed these unaudited consolidated interim financial statements. Although U.S. Gold has no reason to doubt the accuracy or completeness of the information relating to Tone Resources, U.S. Gold is not in a position to independently assess or verify this information, including Tone Resources’ financial statements. See the section entitled “Risk Factors — We have been unable to independently verify the reliability of information in this proxy statement regarding White Knight, Nevada Pacific and Tone Resources” beginning on page 14 of this proxy statement.

The terms mineral resource, measured mineral resource, indicated mineral resource and inferred mineral resource are recognized and required to be reported by Canadian regulations, but the SEC does not recognize these terms. As a result, the information contained in this Annex relating to mineral resources may not be comparable to similar information publicly reported by U.S. companies. See the section entitled “Annex C — Terms Relating to Mineral Resources” on page C-20 of this Annex.

Some terms used in this Annex may be unfamiliar to you. We have provided a Glossary beginning on page C-19 for your reference.

Overview

Tone Resources is an exploration stage company engaged in the acquisition and exploration of mineral properties primarily located on the major gold trends in the north-central region of Nevada, U.S.A. Tone Resources’ activities are focused on gold and Tone Resources controls substantially all interests in eight properties in Elko, Eureka, Lander, and Pershing counties in Nevada. All of Tone Resources’ properties are located near infrastructure facilities of currently producing gold mines.

Tone Resources’ mineral properties were acquired from KM Exploration Ltd., a private company with a common director, or were staked by that director. The properties are subject to a royalty of 1 per cent of net smelter returns, excepting the Red Ridge property, portions of which are subject to a royalty of 4 per cent of net smelter returns.

Tone Resources was incorporated on October 31, 2001 in the Yukon Territory and was continued to British Columbia from the Yukon Territory on March 1, 2005. The address and telephone number of its principal offices are 3374 West 19th Avenue, Vancouver, British Columbia, V6S 1C2, Canada, telephone (604) 263-5614. Its registered and records office is located at 10th Floor, 595 Howe Street, Vancouver, British Columbia, V6C 2T5, Canada. Tone Resources is a reporting issuer in British Columbia, Alberta, Ontario and the Yukon Territory and files its continuous disclosure documents with the securities regulatory authorities in those provinces. These documents are available without charge on SEDAR, at www.sedar.com. Tone Resources’ common shares trade on the TSX Venture Exchange under the symbol “TNS”.

Authorized and Outstanding Share Capital of Tone Resources

Tone Resources is authorized to issue an unlimited number of common shares without par value. As at February 1, 2007, there were 20,464,170 common shares issued and outstanding.

The following options were outstanding at February 1, 2007:

	Exercise
Number	Price	Expiry Date
	(Cdn$)

1,104,000	0.50	May 16, 2008
50,000	0.50	June 9, 2008
12,500	0.50	July 21, 2008
100,000	0.50	November 14, 2008
12,000	0.30	September 2, 2009
107,732	0.50	February 1, 2010
96,000	0.40	July 26, 2010
40,000	0.20	November 18, 2010
6,250	0.35	December 1, 2010

1,528,482

The following common share purchase warrants are outstanding at February 1, 2007 (each warrant entitling the holder to purchase one common share for each warrant held).

	Exercise
Number	Price	Expiry Date
	(Cdn$)

1,980,000	0.25	December 19, 2007
730,000	0.25	March 3, 2008

2,710,000

As of February 1, 2007, Tone Resources had approximately 62 record holders of its common shares.

The common shares of Tone Resources rank equally as to dividends, voting rights (one vote per share) and the distribution of assets on liquidation, dissolution or winding-up (after payment of Tone Resources’ liabilities and obligations to creditors). Holders of common shares have no pre-emptive rights or rights to convert their common shares into other securities. Holders of the common shares are entitled to receive notice of and attend any meetings of shareholders and are entitled to one vote for each common share entitled to be voted on the matter at such meetings.

Dividends and Dividend Policy

Tone Resources has never declared any dividends on its common shares, and does not currently intend to pay dividends in the future.

History and Development of Tone Resources

Since inception, Tone Resources has been engaged in the business of acquiring and exploring mineral properties primarily located in the major gold trends in the north-central region of Nevada through its wholly-owned subsidiary, Tone Resources (US) Inc., a corporation incorporated under the laws of Nevada. Tone Resources currently controls eight mineral projects.

Tone Resources commenced exploration activity in Nevada on four properties consisting of unpatented lode claims which were acquired by Tone from KM Exploration Ltd., or KM Exploration, by agreement dated July 1, 2002. The agreement terms were claim staking costs and a retained 1% net smelter returns to KM Exploration. These acquisitions included 10 Cabin Creek claims, 54 Cabin Creek South claims, 40 North Kobeh claims, and 28 North Kobeh North claims. Drilling commenced in September, 2002 and 4 holes were drilled on the Cabin Creek claims, resulting in one hole that assayed 80 feet of 0.077 ozAu/st from 75 to 155 feet and 55 feet of 0.049 ozAu/st from 160 to 215 feet. Two holes were drilled on the Cabin Creek South claims, 3 holes were drilled on the North Kobeh claims, and 3 holes were drilled on the North Kobeh North claims. The drill results on the Cabin Creek South claims were negative and led to a decision to drop the property. Based on the drill results obtained on the North Kobeh and North Kobeh North claims, Tone Resources decided to conduct additional drilling on these properties and the North Kobeh and North Kobeh North property position was merged into one project and expanded to 133 claims with the addition of 50 South Wall claims. This project is referred to as the Kobeh project. The South Wall claims were staked on the basis of important new geologic information obtained from the largely negative drill results obtained from the Cabin Creek South drill holes.

Favorable early drill results on the Cabin Creek claims northeast of the Kobeh project, an improved gold market, and collective desire to build a larger company led to staking additional nearby claims. The 44 North Hunter claims just to the east of the Cabin Creek claims were added to the project, referred to as the Roberts Creek project. In addition the 75 Fish Creek claims were staked to acquire the Fish Creek prospect at the north end of the Fish Creek Range in Lander County. The Red Ridge property comprised of two fee sections of 640 acres each and 77 Red Ridge claims, the 8 Big Antelope Springs claims, later expanded to 24 claims, the 10 Kent Springs claims, and the 28 South Keystone claims, and 16 Gold Bar North, later expanded to 19 claims, were also acquired by Tone Resources in 2003 and 2004. All properties were acquired by Tone Resources at cost, plus a retained 1% net smelter returns to KM Exploration or a common director.

The legal and commercial name of Tone Resources is Tone Resources Limited. Tone Resources was incorporated on October 31, 2001 in the Yukon Territory and was continued to British Columbia from the Yukon Territory on March 1, 2005.

Tone Resources is domiciled in British Columbia, Canada and is in good standing under the British Columbia Business Corporations Act. Tone Resources’ principal place of business is located at 3374 West 19th Avenue, Vancouver, British Columbia, V6S 1C2, Canada, telephone: (604) 263-5614, email: scott.baxter@shaw.ca.

Business Overview of Tone Resources

Tone Resources is a gold exploration company designed to seek out, acquire, and test quality gold prospects within the gold-rich region of north-central Nevada. Tone Resources controls eight individual projects (10 individual claim groups) within the heartland of this north-central Nevada gold country. Eight of the projects were acquired from KM Exploration, which began acquiring properties during the lowest gold price and gold interest times of mid-2001. The Red Ridge project is located within the Rain mining district on the Carlin Trend. Drilling in 2004 at Red Ridge intersected significant gold mineralization in three holes. The Fish Creek project, south of Newmont Mining Company’s Phoenix project, is on the Eureka — Battle Mountain Trend. Little previous exploration of this prospect has focused on gold. Two of three holes drilled in 2004 intersected low levels of gold mineralization including 10 feet of 0.176 ppm gold in FC04-1 and 10 feet of 0.169 ppm in FC04-2; with FC04-1 also intersecting 40 feet of 0.12% Cu and 100 feet of 0.10% Cu, and also trace amounts of molybdenum. The Roberts Mountains projects consist of the Kobeh project and the Roberts Creek project, which are located along the southern flank of the Roberts Mountains on the Battle Mountain — Eureka Trend. Other projects controlled by Tone Resources on the Battle Mountain — Eureka Trend include the Gold Bar North project and the South Keystone project. Both of these properties were recently surrounded by Placer Dome staking and lease acquisitions. Tone Resources believes it controls the core and critical property position at both locations. Two other projects include the Big Antelope Springs project and Kent Springs project. These projects are located on the southern extension of the north-south trending Rabbit Creek Trend.

Tone Resources’ Organizational Structure

The following chart illustrates the organizational structure of Tone Resources, including its principal subsidiaries and their jurisdictions of incorporation.

Tone Resources’ Mineral Properties

The following is a description of the properties in which Tone Resources holds an interest.

Roberts Mountain Project

Drilling was conducted by Tone Resources on the Kobeh and Roberts Creek projects in the Roberts Mountains area in 2002. Twelve holes were drilled to test 6 widespread and diverse target opportunities. Some of the targets had received no, or very little, previous drilling. All bedrock and near bedrock samples were assayed by ALS Chemex on 5 foot intervals. 34 element ME-ICP determinations were done on 20 foot composite samples. For laboratory assay checks, 50 randomly obtained comparison drill samples were assayed for gold; 49 of 50 samples exhibited excellent correspondence. A nine hole drill program in 2003 followed-up on favorable results obtained in 2002. Continued favorable results consisting of permissive host rocks, epithermal-style alteration, weak gold mineralization and associated anomalous pathfinder elements were obtained.

Red Ridge Project, Carlin Trend, Elko Co., Nevada

The Red Ridge properties, acquired by Tone Resources in June 2003, represent a significant unexplored prospect in the Rain mining district on the Carlin Trend. The prospective alteration — structural zone comprising the northwest-trending Red Ridge fault structure can be traced on the surface for a minimum of 7000 feet, and possibly projected under cover for several thousand more feet. Alteration effects along this structural zone are up to several hundred feet wide and are expressed by the presence of silicification, decarbonization, sulfidation or oxidation, and anomalous rock geochemistry. Abundant vein and stringer barite commonly associated with the Rain district gold deposits are also present.

The exploration target opportunity is high-grade mineralization at the Devils Gate — Webb contact.

A gridded, 663 sample soil survey was completed in August, 2003. The survey covers an area of about 9000 feet by 900 feet along the target structural zone and consists of 50 foot spaced samples along lines that cross the structural zone; these lines are spaced at 200 foot intervals along the structural zone. Coherent and continuous geochemical anomalies indicative of Carlin-style mineralization are present. Results, using the ALS Chemex Au-23 and ME-41 ICP geochemical package, two zones of anomalous arsenic values over the areas of 1600 feet by 400 feet and 600 feet by 300 feet were obtained. One anomalous area in the soils assayed gold values over a length of 500 feet and a width of about 250 feet.

In late August and September, 2004, Tone Resources drilled four exploration holes including a fifth, complete re-drill of the first hole. RR04-1 and redrill RR04-1A are vertical holes located at the same site 500 feet north of Tone Resources’ property boundary with Newmont Mining Company to the south. RR04-2 is a vertical hole located approximately 650 feet north of RR04-1 & 1A. RR04-3 is a westward directed, minus 60 degree angle hole, drilled from the same site as RR04-2; the mineralized intercept at the Webb Devils Gate contact within RR04-3, which had a down-hole survey, is approximately 300 feet to the west of the corresponding intercept in RR04-2.

Gold intervals in these holes provided the first indication of significant gold mineralization on Tone Resources’ Red Ridge property. Gold mineralization has a flat-tabular configuration and is located within a 100+foot thick zone of oxided jasperoid alteration located within Webb Formation lying immediately above Devils Gate Limestone; this mineralization is believed to be essentially tabular, dipping gently northward. ALS Chemex provided the assays using their Au-AA23 method for gold and ME-ICP41 for trace elements.

The following summarizes the 2004 Red Ridge drill results:

RR04-1A was a re-drill of RR04-1 because of very poor sample return. A different reverse circulation technique was employed in RR04-1A that provided excellent sample return. RR04-1A included the following results:

From 735 to 815 feet: 80 feet of 1.26ppm gold (0.037 ozAu/st), includes 25 feet of 2.54 ppm Au (0.074 ozAu/st); associated elements: from 580 to 850 feet, 270 feet averaging 272 ppm arsenic, and 695 to 850 feet, 255 feet averaging 46 ppm antimony.

RR04-2 encountered some drilling difficulty within the zone of mineralization and failed to recover a 20 foot interval of rock material within the mineralized zone. RR04-2 provided the following results:

1035 to 1055 feet/ 20 feet of 0.99 ppm gold, 1055 to 1075 feet/ 20 feet no return, and 1075-1080/ 5 feet 1.17 ppm gold (0.034 ozAu/st); associated elements: from 660 to 1120 feet, 460 feet averaging 745 ppm arsenic, and 970 to 1095 feet, 125 feet averaging 58 ppm antimony.

RR04-3, an angle hole toward the west from site RR04-2, also intersected base of Webb mineralization and provided the following results:

>0.1 ppm Au, up to 0.87 ppm gold from 1045 to 1115 feet; associated elements: from 820 feet to 1115 feet, 295 feet averaging 592 ppm arsenic, and 1005 to 1115 feet, 110 feet averaging 61 ppm antimony.

RR04-4, located 2200 feet northwest of RR04-2 and 3, failed to reach the Webb-Devils Gate target zone.

The mineralization intersected in holes RR04-1A, RR04-2, and RR04-3 is believed to represent the distal expression of high-grade Rain/Tess/Saddle-style mineralization that is most likely associated with the target Red Ridge fault zone. The target opportunity remains completely open in essentially all directions, and additional exploration is warranted.

Fish Creek Project, Rabbit Creek Trend, Ladner Co., Nevada

The Fish Creek property, consisting of 75 lode claims, is located approximately between Newmont’s Phoenix project and Kinross’ Cove-McCoy project. The Fish Creek property was acquired from KM Exploration in June, 2003. The prospect is comprised of a large zone of mixed epithermal (low temperature) and mesothermal (medium temperature) alteration, including several base and precious metal-bearing skarns, centered near and around multi-phase intrusives The property was explored as a porphyry Cu-Mo system in the 60’s and 70’s by Kennecott and Summa Corp. (Howard Hughes), and then was held by Tenneco and Echo Bay for almost 20 years. It appears evident that very little exploration of the property was specifically directed toward discovery of new gold deposits. Previously drilled copper intercepts on the property include 59 feet of 0.48% Cu, 33 feet of 0.21% Cu, and 100 feet of 0.10% Cu located at shallow depths.

Rock units exposed on the property are believed to be mostly if not entirely Permian Havallah Formation and Cretaceous (one date) and possible Tertiary intrusives. Recent work has returned rock samples containing significant values of gold, silver and copper. The target opportunity is Lone Tree (5 million ounces) to Fortitude-style (10 million ounces) — type gold deposits developed within or just above Antler Limestone and Battle Mountain Conglomerate. Tone Resources drilled 3 wide-spaced exploratory holes in May, 2004. Two holes intersected weakly mineralized zones of gold assays at 10 feet of 0.176 ppm gold in FC04-1 and 10 feet at 0.169 ppm gold in FC04-2, respectively, and 40 feet of 0.12% copper and 100 feet of 0.10% copper. The property remains open to discovery and additional drilling is warranted.

Gold Bar North Project

The Gold Bar North Project is located northwest of the Gold Bar deposit on strike with the primary northwest trending Gold Bar feeder structure. Similar to the mined out Gold Bar deposit to the south, shallow Paleozoic rocks are present beneath a locally thin veneer of gravel cover. The Gold Bar North prospect, comprised of the Gold Bar North claims, is a bedrock high as indicated by a gravity high. In November, Tone Resources commenced an intended 4-hole drilling program. The first hole was lost in altered siliceous volcanic rocks at 520 feet. Unseasonable weather struck in early November and a decision was made to halt drilling. A detailed gravity survey was conducted jointly with Placer Dome in late November and by pre-arrangement, the data has been shared by Tone Resources and Placer Dome. The detailed gravity became the basis for follow-up drilling late in 2004 and early in 2005. Two follow-up holes drilled intersected what is believed to be altered lower plate rock units at relatively shallow depth.

Kent Springs Project

The Kent Springs Project is located on the Rabbit Creek gold trend in Pershing County. The prospect consists of a knob of altered Havallah limestones and calcareous siltstones surrounded by a sea of colluvial cover. Alteration consists of decarbonatization, silicification, and sulfidation. Many of the samples, listed below, contain anomalous arsenic. Although no anomalous gold was obtained in the samples, it is believed the presence of quality prospective host rock and associated alteration suggest the possibility of a nearby gold deposit opportunity.

Big Antelope Springs

The Big Antelope Springs property consists of several claims which cover three, low-lying knobs of exposed altered Permian Havallah Fm. Havallah is the primary host of the Lone Tree, Nike-Converse, North Peak, and Buffalo Valley gold deposits. Alteration is comprised of decarbonatization of calcareous rocks, pervasive silicification and quartz veins, all suggestive of a hydrothermal system in the area. Anomalous pathfinder metals also indicate the presence of a hydrothermal system. A program of identifying and qualifying targets for the purpose of designing a drill program is in progress.

South Keystone

The South Keystone Project is comprised of 28 claims staked to encompass a gravity high and altered Paleozoic sedimentary rocks which flank a Tertiary intrusive. Subsequent to the claims being staked in January, 2004 junior exploration companies and Placer Dome US Inc staked claims to surround Tone Resources’ South Keystone claims. Placer has leased the junior mining company claims and now controls all of the surrounding properties. The geologic setting of this area is similar to that in the Gold Acres and Cortez areas. An extensive scoop-soil survey conducted by Tone Resources has provided positive indications of gold-bearing hydrothermal system near the center of the claim group. Drill targets are evident and will be permitted for drilling in 2005.

Legal Proceedings

Tone Resources is not and has not been a party to any material legal or arbitration proceeding, nor is any material governmental proceeding involving Tone Resources pending or known to be contemplated.

Exchange Controls

Other than as provided in the Investment Canada Act (Canada), or the Investment Act, there are currently no limitations imposed by Canadian laws, decrees or regulations that restrict the import or export of capital, including foreign exchange controls, or that affect the remittance of dividends to non-resident holders of Tone Resources’ securities. However, any such remittances of dividends paid to United States residents are subject to withholding tax at a rate equal to a maximum of 15% of the amount paid.

The following discussion summarizes the material features of the Investment Act, in its present form, for a non-resident of Canada who proposes to acquire Tone Resources’ common shares.

The Investment Act regulates the acquisition of control of a Canadian business by a “non-Canadian” as defined under the Investment Act. With respect to Tone Resources, an acquisition of control is considered to be the acquisition of the majority of its common shares. However, if a non-Canadian acquires more than one-third of the voting shares of Tone Resources, but less than a majority, there is a presumed acquisition of control unless it can be established that Tone Resources is not controlled in fact by the acquirer. All acquisitions of control of a Canadian business are notifiable (which requires that a notification form be submitted to Investment Canada within thirty days after the implementation of the investment) unless the investment is reviewable. If the investment is reviewable, the investment may not be implemented until the Minister responsible for the Investment Act is, or has been deemed to be, satisfied that the investment is likely to be of net benefit to Canada.

Where either the acquirer is, or Tone Resources is presently controlled by, a WTO investor (as that term is defined in the Investment Act), a direct acquisition of control of Tone Resources will only be reviewable if the value of Tone Resources’ assets, as shown on its audited financial statements for the most recently completed fiscal year, is equal to or greater than Cdn$223 million. This amount varies each year based on the rate of growth in Canadian gross domestic product. Other direct acquisitions of control are reviewable if the value of the assets of Tone Resources, as calculated above, is equal to or greater than Cdn$5 million. The Cdn$5 million threshold for review also applies with respect to the acquisition of control of any Canadian business that provides any financial services or transportation services, is a cultural business, or is engaged in the production of uranium and owns an interest in or producing uranium property in Canada.

Indirect acquisitions of control (acquisitions of control of an entity which in turn controls Tone Resources) are not reviewable under the Investment Act if the acquirer is a WTO investor or if Tone Resources is controlled by a WTO investor. Otherwise, an indirect acquisition will be reviewable if the value of Tone Resources’ assets is Cdn$50 million or more, or if the value of Tone Resources’ assets acquired in the total transaction is in Canada or the acquisition is not effected through the acquisition of control of a foreign corporation.

Certain types of transactions are exempt from application of the Investment Act including acquisitions of control of Tone Resources:

(a) by the acquisition of voting shares or the voting interests by any person in the ordinary course of that person’s business as a trader or dealer in securities;

(b) in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the Investment Act;

(c) for facilitating its financing and not for any purpose related to the Investment Act on the condition that the acquirer divest control within two years after control was acquired; and

(d) by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate or indirect control in fact of Tone Resources through the ownership of voting interests remains unchanged.

There are currently no limitations on the right of foreign or non-resident owners of common shares to hold or vote such securities imposed by Canadian law or Tone Resources’ charter or other constituent documents.

Selected Financial Data of Tone Resources

The selected financial data of Tone Resources which appears in the table below for the years ended August 31, 2006, 2005, 2004, and 2003 were derived from the consolidated annual financial statements of Tone Resources that were audited by Amisano Hanson, Chartered Accountants. The selected financial data of Tone Resources which appears in the table below for the three months ended November 30, 2006 and 2005 has not been audited or reviewed by Amisano Hanson. The selected financial data should be read in conjunction with the consolidated financial statements and other financial information included elsewhere in this registration statement.

Tone Resources has not declared any dividends on its common shares since incorporation and does not anticipate that it will do so in the foreseeable future.

The consolidated financial statements of Tone Resources have been prepared in accordance with Canadian generally accepted accounting principles, or Canadian GAAP. The application of Canadian GAAP in the consolidated financial statements for the three months ended November 30, 2006 and November 30, 2005 and the years ended August 31, 2006 and 2005 conforms in all material respects with U.S. GAAP, except as disclosed in Note 7 to the consolidated financial statements for the three months ended November 30, 2006 and November 30, 2005, and in Note 11 to the consolidated financial statements for the years ended August 31, 2006 and 2005. See the Financial Statements of Tone Resources included in this Annex.

Unless otherwise specified, all dollar amounts are expressed in Canadian Dollars, or Cdn$.

	Three Months
	Ended November 30,		Fiscal Year Ended August 31,
	2006	2005	2006	2005	2004	2003

Working capital (deficiency)	$1,040,037	$—	$1,165,577	$(114,930)	$349,922	$242,924
Mineral property costs	1,341,047	—	1,329,076	1,124,298	905,596	449,726
Total assets	2,492,698	—	2,629,052	1,173,017	1,335,652	807,399
Net loss	(197,772)	(134,926)	(1,083,737)	(855,799)	(1,082,680)	(437,698)
Deficit	(3,786,668)	(2,505,159)	(3,588,896)	(2,505,159)	(1,649,360)	(566,680)
Net loss per common share	$(0.01)	$(0.01)	$(0.06)	$(0.06)	$(0.09)	$(0.07)

Management’s Discussion and Analysis of Financial Position and Results of Operations

This discussion and analysis of the financial position and results of operations consists of comparisons of the operating results of Tone Resources for the quarters ended November 30, 2005 and 2006 and the fiscal years ended August 31, 2006, 2005, 2004 and 2003 and has been prepared as of January 4, 2007, and should be read in conjunction with the consolidated audited financial statements of Tone Resources for the quarters ended November 30, 2005 and 2006 and the years ended August 31, 2006, 2005, 2004 and 2003. Tone Resources’ financial statements and related notes have been prepared in accordance with Canadian generally accepted accounting principles, or Canadian GAAP, and all amounts are presented in Canadian dollars unless otherwise noted.

Cautionary Statement on Forward-Looking Information

The following discussion contains forward-looking statements regarding events and financial trends which may affect the future operating results and financial position of Tone Resources. Such statements are subject to risks and uncertainties that could cause Tone’s actual results and financial position to differ materially from those anticipated in the forward looking statements. These factors include, but are not limited to, the factors set forth in the sections entitled “Forward-Looking Statements” and “Risk Factors”, on pages 1 and 14 of this proxy statement.

Description of Business

Tone Resources Limited is an exploration stage company engaged in the acquisition and exploration of mineral properties primarily located on the major gold trends in the north-central region of Nevada, U.S.A. Tone Resources is focused on gold and controls substantially all interests in eight projects in Elko, Eureka, Lander, and Pershing counties in Nevada. All of Tone Resources’ properties are located near infrastructure facilities of currently producing gold mines.

Tone Resources’ mineral properties were acquired from a company with a common director, or were staked by that director; and are subject to a royalty of 1 per cent of net smelter returns excepting portions of the Red Ridge property which are subject to a royalty of 4 percent of net smelter returns.

Tone Resources is a reporting issuer in British Columbia, Alberta, Ontario and the Yukon Territory, and trades on the TSX Venture Exchange under the symbol “TNS”.

The following discussion and analysis is based upon information available to management as of January 4, 2007.

Significant Accounting Policies

Principles of Consolidation

Tone Resources’ consolidated financial statements include the accounts of Tone Resources and its wholly owned United States subsidiary, Tone Resources (US) Inc., which was incorporated on June 27, 2002 in the State of Nevada. All inter-company transactions and balances have been eliminated.

Mineral Property Costs and Depletion

Property Acquisition Costs

Acquisitions of mineral properties are initially recorded at cost. Producing resource properties are depleted over their estimated useful lives based upon a method relating recoverable resource reserves to production. Non-producing resource properties that Tone Resources abandons interest in are written off in the year of abandonment.

Deferred Exploration Costs

Tone Resources capitalizes all exploration expenses that result in the acquisition and retention of mineral properties or an interest therein. The accumulated costs including applicable exploration expenses relative to non-productive resource properties that Tone Resources abandons its interests in are written off. Otherwise, the exploration expenses are depleted over the estimated useful lives of the producing resource properties on a method relating recoverable reserves to production.

Tone Resources is in the process of exploring and developing its mineral properties and has not yet determined the amount of reserves available. Management reviews the carrying values of mineral properties on a periodic basis and will recognize impairment in value based upon current exploration results, the prospect of further work being carried out by Tone Resources, the assessment of future probability of profitable revenues from the property or from the sale of the property. Write-downs due to impairment in value are charged to operations. Amounts shown for properties represent costs incurred net of write-downs and recoveries, and are not intended to represent present or future values.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or Tone Resources’ commitment to a plan of action based on the then-known facts.

Financial Instruments

The carrying values of cash, accounts payable and due to related parties approximate fair value because of the short-term maturity of those instruments. It is management’s opinion that Tone Resources is not exposed to significant interest or credit risks arising from these financial instruments.

Foreign Currency Translation

Monetary assets and liabilities denominated in a foreign currency are translated into Canadian dollars at exchange rates prevailing at the balance sheet date and non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction dates. Foreign currency denominated revenues and expenses are translated at exchange rates prevailing at the transaction dates. Gains or losses arising from the translations are recognized in the current year.

Basic and Diluted Loss Per Share

Basic earnings per share are computed by dividing the loss for the year by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the dilution that would occur if potentially dilutive securities were exercised or converted to common shares. The dilutive effect of options and warrants and their equivalent is computed by application of the treasury stock method and the effect of convertible securities by the “if converted” method. Fully diluted amounts are not presented when the effect of the computations are anti-dilutive due to the losses incurred.

Income Taxes

Tone Resources accounts for income taxes by the asset and liability method. Under this method, current income taxes are recognized for the estimated income taxes payable for the current year. Future income tax assets and liabilities are recognized in the current year for temporary differences between the tax and accounting basis of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes that are more likely than not to be realized.

Stock-Based Compensation

Tone Resources has a stock-based compensation plan. During the year ended August 31, 2004, Tone Resources adopted the Canadian Institute of Chartered Accountants, or CICA, Handbook Section 3870 — “Stock-Based Compensation and Other Stock-Based Payments”. This change in accounting policy has been applied prospectively with no restatement of prior periods presented for the statements of loss and cash flows.

Under this standard, Tone Resources must account for compensation expense based on the fair value of options granted under its stock-based compensation plan. Costs attributable to stock options granted to directors, employees or consultants are measured at fair value at the grant date, and expensed when vested with a corresponding increase to contributed surplus. Upon exercise of stock options, consideration paid by the option holder, together with the amount previously recognized in contributed surplus, is recorded as an increase to share capital. Previously, Tone Resources accounted for stock-based compensation using the settlement method. No compensation expense was recorded in the financial statements for stock options granted to directors and employees as the options had no intrinsic value at the date of grant. Consideration paid on the exercise of stock options was credited to share capital.

Private Placement and Takeover Bid

Mr. Robert McEwen acquired 2.5 million units of Tone Resources, each unit consisting of one common share and one warrant exercisable to acquire an additional common share at a price of $0.25 per share. Assuming the exercise of all warrants, Mr. McEwen will hold approximately 25 per cent of the outstanding shares of the company.

Mr. McEwen is chairman of U.S. Gold Corporation. U.S. Gold has announced that it proposed to acquire all of the issued shares of Tone Resources and three other companies. The company has formed an independent takeover bid response committee who will report to the directors their recommendation when the formal takeover bid has been received.

The company has delivered to U.S. Gold its 2006 and 2005 annual consolidated financial statements for inclusion in U.S Gold Corporation’s Form S-4 Registration Statement. The submission has been reviewed by the United States Securities and Exchange Commission who have issued their comments which are currently being answered by U.S. Gold.

To date no formal offer has been received by Tone Resources.

Results of Operations

The following financial data is derived from Tone Resources’ consolidated financial statements for the three months completed on November 30, 2006 and November 30, 2005 and the four most recently completed financial years:

	Three Months
	Ended November 30,		Year Ended August 31,
	2006	2005	2006	2005	2004	2003

Loss before other items	$(197,772)	$(134,926)	$(1,083,596)	$(756,176)	$(1,076,443)	$(436,196)
Net Loss for the period	(197,772)	(134,926)	(1,083,737)	(855,799)	(1,082,680)	(437,698)
Loss per share	(0.01)	(0.01)	(0.06)	(0.06)	(0.09)	(0.07)
Total assets	2,492,698	—	2,629,052	1,173,017	1,335,652	807,399
Total liabilities	77,496	—	101,061	129,065	42,269	79,784
Working capital (deficiency)	1,040,037	—	1,165,577	(114,930)	349,922	242,924
Mineral property acquisitions	—	—	—	27,913	54,480	40,204
Claims maintenance	11,264	—	97,106	112,729	107,721	84,659
Exploration expenditures	707	—	107,672	130,499	320,236	208,296

During the 2006 fiscal year, Tone Resources incurred a loss of $1,083,737 (2005: a loss of $855,799) and a net loss per share of $0.06 (2005: a net loss per share of $0.06). The 2006 loss includes stock based compensation costs of $149,312 compared to $282,409 in 2005 and $368,313 in 2004; fiscal 2005 also includes a $82,769 write-off of the Crescent Valley North claims.

Tone Resources remains free of long term, interest bearing debt. Total liabilities are exclusively current amounts and include $44,832 at August 31, 2006 and $77,204 at August 31, 2005, as a result of a number of directors not having been paid fees owing nor having been reimbursed expenses.

During fiscal 2006 the Company issued 3,639,583 common shares to directors and officers for total proceeds of $987,791. During fiscal 2005 directors exercised options to provide $59,850 to help fund operations, and one supplier exchanged $49,944 of drilling services for common shares.

Tone Resources continues to have reclamation bonds as an asset with the State of Nevada; $33,338 at August 31, 2006 and $34,584 at August 31, 2005.

Three months ended November 30, 2006, compared with the three months ended November 30, 2005

During the three months ended November 30, 2006, Tone Resources issued 194,925 common shares for consideration of $82,002 including $14,062 by exercise of options and $67,940 by exercise of share purchase warrants.

During the three months ended November 30, 2006, Tone Resources incurred a loss of $197,772 ($0.01 per common share) as compared with a loss of $134,926 ($0.01 per common share) during the three months ended November 30, 2005.

General and administrative expenses before stock based compensation costs were $187,292 for the three months ended November 30, 2006, as compared with $92,054 during the three months ended November 30, 2005. Legal and accounting costs were $102,238 for the three months ended November 30, 2006, as compared with $30,099 for the three months ended November 30, 2005; legal and accounting costs during the three months ended November 30, 2006, were substantially the result of the take over proposal and requests from U.S. Gold Corporation for financial and other information for preparation and filing of Form S-4 with the Securities and Exchange Commission. Management and consulting fees were $48,753 during the three months ended November 30, 2006, as compared with $44,068 for the three months ended November 30, 2005. Travel and other expenses were $36,301 during the three months ended November 30, 2006, as compared with $17,887 during for the three months ended November 30, 2005, as limited resources were available for promotion activities during the three months ended November 30, 2005.

Claims maintenance costs were $11,264 (the Red Ridge lease payment) during the three months ended November 30, 2006. Exploration expenditures were $707 during the three months ended November 30, 2006, as the company limited exploration activities subsequent to receipt of the proposed takeover offer so as not to alter valuation.

Year ended August 31, 2006, compared with the year ended August 31, 2005

During the year ended August 31, 2006, Tone Resources issued 6,363,671 common shares for consideration of $2,410,964 including 3,300,000 by private placements, 1,215,299 by exercise of options and 1,848,372 by exercise of share purchase warrants.

During the year ended August 31, 2006, Tone Resources incurred a loss of $1,083,737 ($0.06 per share) as compared with a loss of $855,799 during the year ended August 31, 2005 ($0.06 per share).

General and administrative expenses before stock based compensation costs were $934,284 for the year ended August 31, 2006, as compared with $473,767 for the year ended August 31, 2005. Legal and accounting costs were $373,662 for the year ended August 31, 2006, as compared with $95,000 for the year ended August 31, 2005; an increase of $278,662, substantially all of which related to the proposed take over offer from U.S. Gold Corporation. Management fees were $154,900 for the year ended August 31, 2006, as compared with $151,581 for the year ended August 31, 2005. During the year ended August 31, 2006, consulting fees of $75,000 were paid to Northern Securities, Inc. for the valuation and fairness opinion. Investor relations costs were $93,500 for the year ended August 31, 2006, and $68,000 for the year ended August 31, 2005; a second person was hired full-time and the rate of pay increased twice during the year. Advertising, travel and promotion was $153,663 during the year ended August 31, 2006, and $70,802 during the year ended August 31, 2005, as Tone Resources endeavored to broaden its shareholder base. All other costs were $83,559 for the year ended August 31, 2006, and $88,384 for the year ended August 31, 2005.

Exploration expenditures for the year ended August 31 were $107,672 in 2006 as compared with $130,499 in 2005.

Year ended August 31, 2005, compared with the year ended August 31, 2004

During fiscal 2005 Tone Resources issued 783,098 common shares for consideration of $323,959, including $49,850 as the result of the exercise of options, $49,944 common shares issued in exchange for services, and $54,000 for the acquisition of the Crescent Valley North claims (which were abandoned). During fiscal 2004 Tone Resources issued 2,625,170 common shares for consideration of $1,280,135 all the result of private placements.

During the year ended August 31, 2005, Tone Resources incurred a loss of $855,799 ($0.09 per share) as compared with a loss of $1,082,680 ($0.09 per share).

General and administrative expenses before stock based compensation costs were $473,767 for the year ended August 31, 2005 as compared with $708,130 for the year ended August 31, 2004, which is a $234,363 decrease. Legal and accounting costs were $95,000 in 2005 as compared with $241,403 in 2004. During the 2004 fiscal year Tone Resources incurred $94,000 legal costs for the preparation of a registration statement on Form 20-F, for filing with the Securities and Exchange Commission, which filing was not completed; and in addition, Tone Resources also incurred increased legal costs during 2004 related to the above noted private placements. Travel and promotion expenses were $39,613 greater in 2004 and related primarily to various promotional efforts to solicit private placements. There were also decreases in most other expense categories during 2005 as management reacted to reduced cash resources.

Exploration expenditures were $130,499 in 2005 as compared with $320,236 in 2004, again a reflection of lesser net cash raised through the issuance of privately placed common shares.

Year ended August 31, 2006

Red Ridge Project, Carlin Trend, Elko County, Nevada

The Red Ridge property, mostly acquired in 2002, consists of 2 leased fee sections and 2 staked sections, comprising a total of about 2500 acres located in the Rain mining district on the southern end of the Carlin Trend. The primary target lies along the north-northwest trending Red Ridge structural zone. The structure has a surface expression characterized by locally intense silicification, baritization, dolomitization and iron oxides along a strike length of at least 4 to 5 kilometers. Soil anomalies consisting of gold, arsenic, antimony and barium are present over a strike length of about 2 kilometers. Two grab rock samples from one of the anomalous soil zones assayed 1.03 ppm gold and 0.61 ppm, respectively. Tone Resources controls about 80% of the target zone. The target is high-grade, underground mineable, gold-bearing oxide and, or sulfide material developed at and near the Webb Devils Gate contact. Potential exists for one, or more, gold deposits of 1 to 3 million ounces at about a one half ounce (15 g/t) grade.

In 2003 and 2004, Tone Resources provided the first drill tests into this highly prospective Carlin Trend target opportunity. Three holes drilled to date have intersected gold in flat-tabular collapse breccias with the best intercept of 80 feet of 0.036 ozAu/st. Two other holes drilled in 2003 passed prematurely through the Red Ridge structure into the footwall side of the structure. One other hole drilled in 2003 and one in 2004 may have been on target, but failed to reach the prescribed target zone primarily because of difficult drilling conditions.

Permitting is not required for the currently identified targets that are located on the fee sections under Taylor Grazing Act guidelines. Eight holes are recommended to follow-up on the gold mineralization intersected in 2004. The target depth is as shallow as perhaps 800 feet directly to the west of Holes RR04-1A, 2 & 3. The target zone of the Webb-Devils Gate contact juxtaposed against the Red Ridge fault zone dives going northwestward and may be as deep as 2500 feet about a mile to the northwest. At target depths of 1200 feet, or more, pre-collared, core-tailed holes are recommended and essentially requisite to drilling completion through the target zone.

Kobeh Project, Battle Mountain — Eureka Trend, Eureka County, Nevada

The Kobeh prospect consists of two claim groups of 83 North Kobeh and North Kobeh North claims and 50 SW claims staked in 2001 and 2002, respectively, comprising 2600 acres. These claims were staked to cover specific visual target opportunities on the prospective south flank of the Roberts Mountains. Several target horizons exist within the North Kobeh/North Kobeh North claim group including McColley Canyon (Bartine Member) limestone, Denay limestone, and the Webb-Devils Gate contact. Strong, pervasive, widespread alteration, pathfinder elements, and some gold has been intersected in all of the 16 holes drilled by Tone. Feeder structure targets believed very likely present continue to be sought. Gravity and CSAMT data indicate the presence of an important northwest-trending complex structural zone.

The primary target opportunity on the South Wall claim group is the Webb-Devils Gate contact juxtaposed against the north-northwest trending Wall (feeder) structure. The potential of the Kobeh prospect is for one, or more, 1/2 to 2 million ounce Carlin-style gold deposits.

Four of five permitted and bonded sites on the South Wall claims have been drilled. Two holes, both of which intersected the Webb-Devils Gate contact target zone were drilled February, 2006. Target depths on the South Wall claims is anywhere from less than 500 feet to probable considerable depths. Multiple target horizons exist within this lower plate package of rocks.

All permitted sites on the North Kobeh-North Kobeh North claims except one have been drill tested to depths of 600 to 800 feet. Untested target horizons exist within this very permissive package of rocks. Every hole drilled to date has encountered indications of a gold-bearing type epithermal system. A permitted site in the center of a large zone of moderate to strong pathfinder geochemistry and gold at the surface up to 0.5 ppm designed as a deep test of multiple target zones within the lower plate stratigraphic section remains to be drilled. A 2000 plus foot deep mud-rotary exploratory hole is recommended at this site.

Fish Creek Project, Rabbit Creek Trend, Lander County, Nevada

The Fish Creek property consists of 75 lode claims, staked in 2002, comprising 1500 acres covering essentially all of an observable target opportunity. The prospect, historically referred to as the Fish Creek Porphyry prospect, has previously been explored as a porphyry copper-molybdenum opportunity. The primary gold target is for a Fortitude (Copper Canyon)-style mineralization developed within Antler Limestone and Battle Conglomerate beneath highly altered, but much less permissive, overlying Havallah calcareous siltstones and sandstones. A secondary opportunity of Triassic carbonate-hosted gold targets is also possible. The potential is for 2 to 5 million high-grade underground mineable ounces. Nearby extraction facilities significantly enhance the economic viability of additional gold discovered in this region.

Results from 3 wide-spaced Tone drilled holes, which include thick intervals of copper in the 0.10% range with anomalous arsenic and low levels of gold up to 0.2 ppm, confirm the copper and gold potential of the prospect. Several sites remain permitted for drilling.

Target depths are unknown, but are believed to be within reasonable reach of drilling. Future drilling should be designed to go to at least 2000 feet, perhaps more if altered Antler units are encountered. Mud-rotary or pre-collared core-tailed holes is the recommended approach of drilling.

Roberts Creek Project, Battle Mountain — Eureka Trend, Eureka County, Nevada

The Roberts Creek prospects are covered by two claim groups staked in 2001 and 2002, 10 claims and 44 claims, respectively, comprising a total of 1080 acres. The CC claims control the outcropping Cabin Creek gold deposit. The deposit, hosted in Bartine limestone, consists of about 100 thousand ounces at about 0.04 ozAu/st (1.3 g/t) in oxide material. Tone drilling in 2002 expanded the Cabin Creek deposit by 10 to 15%. One of the Tone holes intersected 165 feet of 0.06 ozAu/st gold in oxide material. The Cabin Creek deposit would make an economic satellite deposit to a nearby larger deposit operation at a reasonably high gold price of at least $400-$450 (USD) per ounce.

The North Hunter claims just to the east of the CC claims includes multiple target zones with a composite potential for 1/2 to one million ounce Carlin style deposits. Extensive alteration of decarbonatization, calcite veining and jasperoids is expressed in permissive host rock units at the surface. Surface geochemistry is very positive, and available data from previously drilled holes shows significant gold mineralization including an intercept of 80 feet of 0.04 ozAu/st (1.3 g/t) oxide material from 120 to 200 feet below the surface. This hole and other holes, and nearby surface gold anomalies are compelling for follow-up drilling.

Nine holes have been permitted for drilling on the North Hunter claims. The target depths range from the surface to perhaps a maximum, believed at this time, of 800 feet. Vertical and angle reverse circulation drilling is the appropriate means to address these targets. An amended notice of intent to drill for this additional drilling on the new North Hunter claims was approved in May, 2005.

South Keystone Project, Battle Mountain — Eureka Trend, Eureka County, Nevada

The south Keystone prospect is comprised of 28 claims (560 acres) staked in 2003 to cover a specific target area of widespread surface alteration and a distinct gravity high expressing a possible structural dome. These claims were also staked because this is where the northwest extension of the Gold Bar deposit structural zone intersects the Eocene Keystone aureole. It is believed that Tone Resources controls an important target opportunity within this area. Follow-up ground reconnaissance and soil geochemical results including low levels of gold have confirmed the presence of an epithermal-style gold system in the prospect area. Lower plate carbonate rocks may barely be exposed near the center of the prospect area. The discovery opportunity is for one or more multi-million ounce Carlin or Cortez Hills type gold deposits.

Three drill sites have been permitted for drilling. This area has never previously been drilled. The target depth is unknown and drilling should be prepared to go to depths of perhaps more than 2000 feet. Mud-rotary drilling is recommended for a first pass drill test of the target zone. A notice of intent to drill was approved for the drilling in May of 2005.

Gold Bar North Project, Battle Mountain — Eureka Trend, Eureka County, Nevada

The Gold Bar North prospect is comprised of 19 claims (380 acres) that were staked in 2002 to cover a very specific target of prospective, uplifted lower plate carbonate and the flank of a gravity high that coincides with the northwest continuation of the Gold Bar feeder fault structural zone. Early in 2005, Tone Resources and Placer Dome conducted a mutually beneficial gravity survey of the broader prospect area. The independent geophysicist who evaluated the gravity data recommended a total of eight drill holes to test multiple target opportunities; six of these holes he located within Tone Resources controlled claims. The target opportunity is for multimillion ounce Carlin or Cortez Hills-type gold deposits in unexposed permissive carbonate host units.

Four sites have been permitted for drilling. Two holes were drilled from one of these four sites in January and February of this year. The target depths are unknown, but a first pass program of 800 foot holes should provide either target tests or an indication of what will be required in a follow-up drill program. It is believed that lower-plate limestone was encountered in at least one of these holes. Weak epithermal-style alteration and associated geochemistry was also intersected. The target area remains wide open with the other three sites spread over a structural strike length of about 2 kilometers.

Big Antelope Springs Project, Southern Rabbit Creek Trend, Lander County, Nevada

The Big Antelope Springs prospect is comprised of 24 claims (480 acres) covering a Lone Tree type discovery opportunity. The surface is comprised of 3 small, widely-spaced, low-lying knobs of altered Havallah limestone, silty limestone, and possible Battle Conglomerate. Phelps Dodge drilled 6 wide-spaced holes into the prospect area. One hole is reported to include a 5 ft intercept of 0.17 ozAu/st (5.8g/t), in addition, thick intervals of trace amounts of gold with strong arsenic, antimony, and mercury geochemistry were also intersected. A gravity high and coinciding IP anomaly falls within Tone Resources claim group. The opportunity is for one or more structurally controlled Lone Tree-type gold deposit in the 1 to 5 million ounce category.

Tone Resources management believes drilling is warranted. Target depths are uncertain. Prospective Antler rocks may be present at an undefined, but reasonable depth. Initial drilling to 800 feet may be by reverse circulation methods to provide a further test of system encountered in the Phelps Dodge holes. A six hole program is recommended. A notice of intent to drill has not yet been submitted.

Kent Springs Project, Rabbit Creek Trend, Pershing County, Nevada

The Kent Springs prospect consists of 10 claims (200 acres) strategically located to cover a small knob of exposed alteration with a weak epithermal signature. The sense of this prospect is that something of interest appears to be in relative proximity to the knob, or at depth. It is proposed to conduct an aggressive regional reconnaissance and gravity search program in the area.

Qualified Person

David C. Mathewson, former Vice President, Exploration of Tone Resources, was the qualified person conducting the exploration and reporting results for Tone Resources. Mr. Mathewson continues to be available to Tone Resources, as needed, for these purposes, for a daily fee. Mr. Mathewson has 35 years of exploration experience including 25 years of gold exploration in Nevada. While with Newmont Mining Company, Mr. Mathewson was directly responsible for the discoveries of the Northwest Rain, Tess, Saddle, and Emigrant South gold deposits; and from 1994 to 2001 he was Regional Manager in charge of Newmont’s Great Basin and Carlin Trend exploration programs.

Alliance with Teck Cominco

On March 9, 2004 Tone Resources entered into an agreement with Teck Cominco American Incorporated, which included a private placement of 1,000,000 units at $0.50 per unit, each unit comprised of one common share and one warrant exercisable at $0.75 for a period of two years. Under the agreement Teck Cominco has the right to earn interests of fifty-one to seventy-five per cent in a total of two projects. Teck Cominco may elect to earn these rights which may include designating properties expenditure requirements, preparation of a final feasibility report and arranging debt financing for the project. Under the terms of the Agreement Teck Cominco also has certain rights to participate in future financings undertaken by Tone Resources.

Overall Performance

When Tone Resources filed it initial public offering prospectus in February, 2003, Tone Resources had 122 claims covering approximately 2,240 acres in Eureka County: the Roberts Creek and Kobeh properties. At January 4, 2007, Tone Resources owns substantially all interests in 410 claims plus two leased sections covering in total approximately 9,160 acres in four counties.

To November 30, 2006, Tone Resources has spent $1,341,047 acquiring and exploring its mineral properties and $2,968,216 administering its business (net of stock based compensation costs).

Of the $5,286,973 equity capital raised, all equity has been arranged without commission, excepting $189,877 from the initial public offering

During the period from September 1 to January 4, 2007, the company issued 315,000 common shares for consideration of $78,750 all from the exercise of share purchase options and warrants.

Summary of Quarterly Results

The following quarterly summary information has been extracted from Tone Resources’ audited annual and unaudited interim consolidated financial statements issued since February 28, 2005.

	Nov 30	Aug 31	May 31	Feb 28	Nov 30	Aug 31	May 31	Feb 28
	2006	2006	2006	2006	2005	2005	2005	2005

Property costs
Claims acquisition and maintenance	$11,264	$73,182	$—	$11,593	$12,331	$15,758	$7,831	$10,878
Exploration expenditures	707	1,059	37,328	68,334	951	—	1,303	13,188

	$11,971	$74,241	$37,328	$79,927	$13,282	$15,758	$9,134	$24,066

Administration and other
Accounting and legal	$102,238	$103,872	$165,614	$74,077	$30,099	$32,504	$26,028	$27,811
Management and consulting fees	48,753	83,326	93,772	59,362	86,940	73,643	47,156	54,346
Advertising, promotion and travel	32,518	74,121	19,482	57,133	2,927	5,581	26,303	13,112
All other costs	3,783	6,259	23,397	39,084	14,960	104,474	19,705	20,502

	$187,292	$267,578	$302,265	$229,656	$134,926	$214,202	$119,192	$115,771

Stock-based compensation	$10,480	$25,442	$36,627	$44,371	$42,872	$121,525	$48,945	$71,310

Significant adjustments made at August 31, 2006 and 2005, were as follows.

2006

i) $11,084 accrual of Red Ridge claims maintenance costs.

2005

i) $82,769 Crescent Valley North claims acquisition and maintenance costs expensed as management decided subsequent to year end not to continue with the project.

ii) $36,811 stock based compensation was reclassified from contributed surplus to share capital related to the exercise of incentive stock options.

Operations

The availability of funds on hand and financings have substantially influenced the levels of quarterly expenditures and Tone Resources’ ability to plan exploration activities.

During the period from May, 2005 to March, 2006, Tone Resources has been focused almost exclusively on obtaining financings and exploration expenditures were restricted due to working capital limitations. Subsequent to the proposed takeover offer in March 2006, Tone Resources has limited exploration expenditures so as not to alter the takeover valuations. During the year ended August 31, 2006, $204,778 was expended; Tone Resources had expected the that take-over by U.S. Gold Corporation would have been further advanced by this date and has limited exploration activities and expenditures awaiting receipt of the actual take-over offer.

Consulting fees for the year ended August 31, 2006, include $75,000 paid to Northern Securities Inc. for the valuation and fairness opinions. Legal fees of almost $50,000 were paid and accrued to counsel to the bid-response-committee. Travel and promotion expenses continue to be incurred generally in connection with financing activities.

During the quarter ended November 30, 2006, accounting and legal fees were $102,238. The increase, as compared with the prior year, is the direct result of the takeover proposal and resultant requests from U.S. Gold for financial and other information for preparation and filing of Form S-4 with the Securities and Exchange Commission.

Management fees are comprised as follows:

Mr. Scott Baxter	19,500	President
Mr. David Mathewson	2,253	Exploration geologist

Mr. Baxter is also paid $1,250 monthly (office in the home) rent; his daughter is paid an hourly amount for secretarial services.

Liquidity and Capital Resources

Tone Resources’ contractual obligations are lease payments on its Red Ridge properties, and monthly management fees noted above. Land management fees (paid) are payable annually to maintain legal title to Tone Resources’ mineral properties.

There are no known contingent liabilities; and excepting incentive options and common share purchase warrants, there are no off-balance sheet arrangements likely to affect Tone Resources’ financial position.

At January 4, 2007, Tone Resources had working capital roughly estimated to be in excess of $1 million. Excluding stock-based compensation and legal and accounting costs, administration expenditures were approximately $45,000 per month for the year ended August 31, 2006. Liquidity is not a current issue as the company is presently in a holding pattern waiting to receive the takeover proposal from U.S. Gold.

  Fiscal Year ended August 31, 2006

At August 31, 2006, Tone Resources had working capital of $1,165,577. Liquidity is not currently an issue as shareholders have been exercising common share purchase warrants, which have been more than sufficient to finance current activities. Management is currently studying the effects of the takeover bid proposal before embarking upon further exploration initiatives.

  Fiscal Year Ended August 31, 2005

At December 22, 2005, Tone Resources had working capital roughly estimated to be in excess of $425,000.

Excluding stock-based compensation costs, administration type expenditures were $39,481 per month for the year ended August 31, 2005. If funds were available, Tone Resources would like to expend greater than $1 million continuing the exploration of its properties during the year ending December 31, 2006; of the funds on hand $350,000 has been tentatively earmarked for the Gold Bar North, South Keystone and Red Ridge projects. Tone

Resources is target rich but requires substantial capital to further explore its properties and to adequately assess the worth of its prospects. An exploration budget of at least one million dollars would greatly improve Tone Resources’ efficiency of property to administration costs.

Management proposes to continue to fund its capital requirements through further private placements; or, in the alternative, to joint venture one or more properties with a major gold producing company. Liquidity is an urgent issue and will continue to be of concern if Tone Resources is to continue its exploration programs and fund administration costs.

Off-Balance Sheet Arrangements

Excepting incentive options and common share purchase warrants, there are no off-balance sheet arrangements likely to affect Tone Resources’ financial position.

Transactions with Related Parties

See the Financial Statements of Tone Resources included in this Annex, Note 6 to Tone Resources’ Consolidated Financial Statements for the year ended August 31, 2006.

Financial Instruments and Other Instruments

Tone Resources’ consolidated financial instruments include cash and cash equivalents, reclamation bonds, accounts receivable and accounts payable. The fair values of these financial instruments approximate their carrying values.

Critical Accounting Policies

Property Acquisition Costs

Acquisitions of mineral properties are initially recorded at cost. Producing resource properties are depleted over their estimated useful lives based upon a method relating recoverable resource reserves to production. Non-producing resource properties that Tone Resources abandons its interest in are written off in the year of abandonment.

Deferred Exploration Costs

Tone Resources capitalizes all exploration expenses that result in the acquisition and retention of mineral properties or an interest therein. The accumulated costs including applicable exploration expenses relative to non-productive resource properties that Tone Resources abandons interest in are written off. Otherwise, the exploration expenses are depleted over the estimated useful lives of the producing resource properties on a method relating recoverable reserves to production.

Tone Resources is in the process of exploring and developing its mineral properties and has not yet determined the amount of reserves available. Management reviews the carrying values of mineral properties on a periodic basis and will recognize impairment in value based upon current exploration results, the prospect of further work being carried out by Tone Resources, the assessment of future probability of profitable revenues from the property or from the sale of the property. Write-downs due to impairment in value are charged to operations. Amounts shown for properties represent costs incurred net of write-downs and recoveries, and are not intended to represent present or future values.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or Tone Resources’ commitment to a plan of action based on the then known facts.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no disagreements with accountants or any reportable event in connection with a change in accountants during any of the past two fiscal years.

Glossary

The following glossary and metric equivalents have been provided by Tone Resources. These definitions should be read in conjunction with this Annex, and do not apply to other sections of this proxy statement.

As	The element symbol for arsenic.

Au	The element symbol for gold.

Bedrock	Solid rock underlying loose and unconsolidated soils and gravel.

Breccia	An angular fragmental rock often mineralized, and in the case of gold, favorable for gold deposition.

Colluvium	Surface material covering bedrock that consists of soil, gravel and any other size rock fragments.

Decarbonatization	Removal of carbonate.

Dolomitization	Introduction of dolomite.

Epithermal	Low temperature environments in the earth’s crust where mineralization, specifically gold, may occur.

Fault	Break along which movement of two juxtaposed blocks of rock has occurred.

Float	Loose unconsolidated broken rock in soil material.

Hydrothermal	Hot water conditions in the earth’s crust that may cause mineralization.

Jasperoid	A rock consisting essentially of cryptocrystalline or chalcedonic silica.

Lode claim	Generally a 1500 ft x 600 ft, 20 acre parcel, staked with 5 posts to secure ownership of certain minerals, including gold, below the surface.

Lower plate	A section of rocks, usually comprised of carbonate materials, that are conducive to gold mineralization.

Mesothermal	Medium temperature environment in the earth’s crust where mineralization may occur.

Mineralization	The process of converting or being converted into another mineral, as a metal and, or sulfide.

Oxidation	Conversion to oxide minerals.

Oxide	The property of being in the form of an oxide mineral, in the case of gold material favorable for gold leaching.

Pathfinder element	An element in common association with gold, such as arsenic, mercury, antimony, and zinc.

ppm	Parts per million.

Section	Generally a 1 mile by one mile area comprised of a total of 640 acres of land.

Silicification	Introduction of silica.

Skarn	Rocks that were comprised of pure to nearly pure limestone that have undergone a mineralization change through thermal processes to calcium and magnesium-bearing siliceous minerals.

Stratigraphic unit	Unit consisting of stratified mainly sedimentary rocks.

Sulfidation	Introduction of sulfides.

Upper plate	A section of rocks, usually non-prospective, that may overly prospective lower-plate rock units below.

Terms Relating to Mineral Resources

The following terms used in this Annex are Canadian mining terms defined in accordance with National Instrument 43-101 under the guidelines set out in Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Standards on Mineral Resources and Mineral Reserves Definitions and Guidelines. The terms mineral resource, measured mineral resource, indicated mineral resource, and inferred mineral resource are recognized and required to be reported by Canadian regulations, the SEC does not recognize these terms. Information contained in this Annex concerning descriptions of mineralization, resources and reserves may not be comparable to similar information publicly reported by U.S. companies. Resources classified as indicated mineral resource and inferred mineral resource have an uncertain existence and uncertain as to their economic and legal feasibility. You should not assume that any part or all of an inferred resource exists, or is economically mineable.

Mineral Resource	A concentration or occurrence of natural, solid, inorganic or fossilized organic material in or on the Earth’s crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a mineral resource are known, estimated or interpreted form specific geological evidence and knowledge.

Measured Mineral Resource	That part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity.

Indicated Mineral Resource	That part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.

Inferred Mineral Resource	That part of a mineral resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes.

Preliminary Feasibility Study	A comprehensive study of the viability of a mineral project that has advanced to a stage where the mining method, in the case of underground mining, or the pit configuration, in the case of an open pit, has determined, and includes a financial analysis based on reasonable assumptions of technical, engineering, legal, operating, and economic factors and evaluation of other relevant factors which are sufficient for a qualified person, acting reasonably, to determine if all or part of the mineral resource may be classified as a mineral reserve.

Metric Equivalents

The following formulas may be used to convert between metric equivalents:

Metric Measurement	U.S. Equivalent	Multiply Metric Figure by:
Hectares	Acres	2.471
Meters	Feet (ft.)	3.281
Kilometers (km)	Miles	0.621
Tonnes	Tons (2000 pounds)	1.102
Grams/tonne	Ounces (troy/tonne)	0.029

TONE RESOURCES LIMITED
(An Exploration Stage Company)
REPORT AND CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006 and 2005
(Stated in Canadian Dollars)

A Partnership Of Incorporated Professionals	Amisano Hanson
Chartered Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors,
Tone Resources Limited
(An Exploration Stage Company)

We have audited the consolidated balance sheets of Tone Resources Limited as at August 31, 2006 and 2005 and the consolidated statements of loss, cash flows and stockholders’ equity for the three years then ended and for the period October 31, 2001 (Date of Inception) to August 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 2006 and 2005 and the results of its operations and its cash flows for the three years then ended and for the period October 31, 2001 (Date of Inception) to August 31, 2006 in accordance with Canadian generally accepted accounting principles.

Vancouver, Canada	/s/ AMISANO HANSON
November 8, 2006 except as to Note 9(f)	Chartered Accountants
which is as of November 24, 2006

COMMENTS BY AUDITOR FOR US READERS ON CANADA — US REPORTING CONFLICT

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is substantial doubt about a company’s ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern which assumes the realization of assets and discharge of liabilities in the normal course of business. As discussed in Note 1 to the financial statements, the Company has losses from operations and the recoverability of amounts shown for mineral property costs is dependent upon whether the properties contain reserves that are economically recoverable, which raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our report to the shareholders dated November 8, 2006, is expressed in accordance with Canadian reporting standards which do not permit a reference to such uncertainty in the auditors’ report when the uncertainty is adequately disclosed in the financial statements.

Vancouver, Canada	/s/ AMISANO HANSON
November 8, 2006 except as to Note 9(f)	Chartered Accountants
which is as of November 24, 2006

750 WEST PENDER STREET, SUITE 604	TELEPHONE:	604-689-0188
VANCOUVER CANADA	FACSIMILE:	604-689-9773
V6C 2T7	E-MAIL:	amishan@telus.net

TONE RESOURCES LIMITED
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS
August 31, 2006 and 2005

	2006	2005
	(Stated in Canadian Dollars)

ASSETS
Current
Cash and cash equivalents	$1,247,413	$5,069
GST recoverable	12,409	6,508
Prepaid expenses and advances	6,816	2,558

	1,266,638	14,135
Reclamation bonds — Note 3	33,338	34,584
Mineral property costs — Notes 4 and 6 and Schedule 1	1,329,076	1,124,298

	$2,629,052	$1,173,017

LIABILITIES
Current
Accounts payable	$56,229	$51,861
Due to related parties — Note 6	44,832	77,204

	101,061	129,065

STOCKHOLDERS’ EQUITY
Share capital — Notes 5, 6, 7, 9 and 10	5,683,895	2,927,262
Share subscriptions — Note 9(b)	7,500	—
Contributed surplus — Note 5	425,492	621,849
Deficit	(3,588,896)	(2,505,159)

	2,527,991	1,043,952

	$2,629,052	$1,173,017

Nature and Continuance of Operations — Note 1
Commitments — Notes 4, 5 and 9
Subsequent Events — Note 9

See accompanying notes

TONE RESOURCES LIMITED
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF LOSS
for the years ended August 31, 2006, 2005 and 2004
and for the period October 31, 2001 (Date of Inception) to August 31, 2006

				October 31,
				2001 (Date of
				Inception) to
				August 31,
	2006	2005	2004	2006
	(Stated in Canadian Dollars)

General and administrative expenses
Accounting and audit fees — Note 6	$170,242	$35,808	$62,012	$332,025
Advertising and promotion	68,935	32,937	28,174	143,537
Consulting fees	75,000	—	—	82,747
Filing fees	20,802	16,769	29,450	75,785
Finance fees	—	10,000	—	10,000
Investor relations	93,500	68,000	79,435	254,435
Legal fees — Note 6	203,420	59,192	179,391	491,900
Management fees — Note 6	154,900	151,581	181,036	742,382
Office and miscellaneous	9,575	13,334	14,971	58,992
Rent — Note 6	15,000	15,000	15,000	67,665
Stock-based compensation — Note 6	149,312	282,409	368,313	807,972
Secretarial — Note 6	11,060	11,389	13,462	49,206
Telephone	13,055	13,679	16,046	61,736
Transfer agent fees	14,067	8,213	6,912	33,428
Travel	84,728	37,865	82,241	270,109

Loss before other items	(1,083,596)	(756,176)	(1,076,443)	(3,481,919)
Other items
Foreign exchange loss	(7,591)	(17,389)	(7,440)	(37,041)
Interest income	7,450	535	1,203	12,833
Write-off of mineral property costs — Note 4	—	(82,769)	—	(82,769)

Net loss for the period	$(1,083,737)	$(855,799)	$(1,082,680)	$(3,588,896)

Basic and diluted loss per share	$(0.06)	$(0.06)	$(0.09)

Weighted average number of shares outstanding	16,977,183	13,168,002	11,478,821

See accompanying notes

TONE RESOURCES LIMITED
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended August 31, 2006, 2005 and 2004
and for the period October 31, 2001 (Date of Inception) to August 31, 2006

				October 31,
				2001 (Date of
				Inception) to
				August 31,
	2006	2005	2004	2006
	(Stated in Canadian Dollars)

Operating Activities
Net loss for the period	$(1,083,737)	$(855,799)	$(1,082,680)	$(3,588,896)
Add items not affecting cash:
Stock-based compensation	149,312	282,409	368,313	807,972
Write-off of mineral property costs		82,769	—	82,769
Changes in non-cash working capital accounts:
GST recoverable	(5,901)	(3,797)	11,305	(12,409)
Prepaid expenses and advances	(4,258)	13,162	2,275	(6,816)
Accounts payable	4,368	71,921	(43,132)	106,173
Due to related parties	(32,372)	65,819	5,617	44,832

	(972,588)	(343,516)	(738,302)	(2,566,375)

Financing Activities
Share subscriptions	7,500	—	—	7,500
Common shares issued	2,410,964	220,015	1,280,135	5,197,471

	2,418,464	220,015	1,280,135	5,204,971

Investing Activities
Increase (decrease) in reclamation bonds	1,246	3,281	(2,900)	(33,338)
Mineral property costs	(204,778)	(247,471)	(455,870)	(1,357,845)

	(203,532)	(244,190)	(458,770)	(1,391,183)

Increase (decrease) in cash during the period	1,242,344	(367,691)	83,063	1,247,413
Cash and cash equivalents, beginning of the period	5,069	372,760	289,697	—

Cash and cash equivalents, end of the period	$1,247,413	$5,069	$372,760	$1,247,413

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$—	$—	$—

Income taxes	$—	$—	$—

Cash and cash equivalents are comprised of:
Cash	$541,050	$5,069	$372,760
Term deposits	706,363	—	—
	$1,247,413	$5,069	$372,060

Non-cash Transactions — Note 7

See accompanying notes

TONE RESOURCES LIMITED
(An Exploration Stage Company)
for the period October 31, 2001 (Date of Inception) to August 31, 2006

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

		Number of		Special	Share	Contributed
		Common Shares	Amount	Warrants	Subscriptions	Surplus	Deficit	Total
		(Stated in Canadian Dollars)

Balance, October 31, 2001		—	$—	$—	$—	$—	$—	$—
For cash:
Issuance of founders shares	— at $0.0001	5,000,000	500	—	—	—	—	500
Issuance of special warrants	— at $0.15	—	—	446,611	—	—	—	446,611
Net loss for the period		—	—	—	—	—	(128,982)	(128,982)

Balance, August 31, 2002		5,000,000	500	446,611	—	—	(128,982)	318,129
For cash:
Initial public offering	— at $0.50	1,532,700	766,350	—	—	—	—	766,350
Issuance of special warrants	— at $0.15	—	—	31,426	—	—	—	31,426
	— at $0.50	—	—	231,347	—	—	—	231,347
Less: share issue costs — Note 6		—	(189,877)	—	—	—	—	(189,877)
Conversion of special warrants		3,649,606	709,384	(709,384)	—	—	—	—
Stock-based compensation		—	—	—	—	7,938	—	7,938
Net loss for the year		—	—	—	—	—	(437,698)	(437,698)

Balance, August 31, 2003		10,182,306	1,286,357	—	—	7,938	(566,680)	727,615
For cash:
Pursuant to private placements	— at $0.47	1,081,670	508,385	—	—	—	—	508,385
	— at $0.50	1,543,500	771,750	—	—	—	—	771,750
Stock-based compensation		—	—	—	—	368,313	—	368,313
Net loss for the year		—	—	—	—	—	(1,082,680)	(1,082,680)

Balance, August 31, 2004		12,807,476	2,566,492	—	—	376,251	(1,649,360)	1,293,383
For cash:
Pursuant to private placements	— at $0.40	175,412	70,165	—	—	—	—	70,165
	— at $0.40	250,000	100,000	—	—	—	—	100,000
Pursuant to exercise of options	— at $0.30	67,500	20,250	—	—	—	—	20,250
	— at $0.50	59,200	29,600	—	—	—	—	29,600
Shares for debt	— at $0.45	110,986	49,944	—	—	—	—	49,944
Mineral property costs	— at $0.45	120,000	54,000	—	—	—	—	54,000
Stock-based compensation		—	—	—	—	282,409	—	282,409
Stock based compensation charge on stock options exercised		—	36,811	—	—	(36,811)	—	—
Net loss for the year		—	—	—	—	—	(855,799)	(855,799)

Balance, August 31, 2005		13,590,574	2,927,262	—	—	621,849	(2,505,159)	1,043,952
For cash:
Pursuant to private placements	— at $0.20	3,300,000	660,000	—	—	—	—	660,000
Pursuant to exercise of options	— at $0.20	60,000	12,000	—	—	—	—	12,000
	— at $0.30	309,499	92,850	—	—	—	—	92,850
	— at $0.35	25,000	8,750	—	—	—	—	8,750
	— at $0.40	115,000	46,000	—	—	—	—	46,000
	— at $0.50	705,800	352,900	—	—	—	—	352,900
Pursuant to exercise of warrants	— at $0.25	165,000	41,250	—	—	—	—	41,250
	— at $0.50	158,341	79,170	—	—	—	—	79,170
	— at $0.60	171,531	102,919	—	—	—	—	102,919
	— at $0.75	1,353,500	1,015,125	—	—	—	—	1,015,125
Share subscriptions		—	—	—	7,500	—	—	7,500
Stock-based compensation		—	—	—	—	149,312	—	149,312
Stock based compensation charge on stock options exercised		—	345,669	—	—	(345,669)	—	—
Net loss for the year		—	—	—	—	—	(1,083,737)	(1,083,737)

Balance, August 31, 2006		19,954,245	$5,683,895	$—	$7,500	$425,492	$(3,588,896)	$2,527,991

See accompanying notes

Schedule 1

TONE RESOURCES LIMITED
(An Exploration Stage Company)

CONSOLIDATED SCHEDULE OF MINERAL PROPERTY COSTS
for the years ended August 31, 2006 and 2005

	South	Roberts				Battle	Gold	Big Antelope
	Keystone	Creek	Kobeh	Kent Springs	Red Ridge	Mountain	Bar North	Springs
	(Eureka)	(Eureka)	(Eureka)	(Pershing)	(Elko)	(Lander)	(Eureka)	(Lander)	Total
	(Stated in Canadian Dollars)

Property acquisition and maintenance costs
Balance, August 31, 2005	$29,215	$60,894	$140,824	$8,759	$93,787	$61,818	$17,089	$12,956	$425,342
Claims maintenance — Note 6	5,031	9,703	23,898	1,796	35,473	13,478	3,414	4,313	97,106

Balance, August 31, 2006	34,246	70,597	164,722	10,555	129,260	75,296	20,503	17,269	522,448

Deferred exploration costs
Balance, August 31, 2005	13,766	88,848	191,259	125	260,624	130,286	13,209	839	698,956
Assaying	—	—	4,461	—	—	—	6,555	374	11,390
Consulting fees	—	—	—	—	853	—	—	—	853
Drilling	—	—	27,217	—	—	—	60,532	—	87,749
Field costs	—	—	1,576	—	—	—	6,104	—	7,680

Balance, August 31, 2006	13,766	88,848	224,513	125	261,477	130,286	86,400	839	806,628

Total	$48,012	$159,445	$389,235	$10,680	$390,737	$205,582	$106,903	$18,482	$1,329,076

See accompanying notes

Schedule 1

TONE RESOURCES LIMITED
(An Exploration Stage Company)

CONSOLIDATED SCHEDULE OF MINERAL PROPERTY COSTS
for the years ended August 31, 2006 and 2005

								Big	Crescent
	South	Roberts		Kent		Battle	Gold Bar	Antelope	Valley
	Keystone	Creek	Kobeh	Springs	Red Ridge	Mountain	North	Springs	North
	(Eureka)	(Eureka)	(Eureka)	(Pershing)	(Elko)	(Lander)	(Eureka)	(Lander)	(Eureka)	Total
	(Stated in Canadian Dollars)

Property acquisition and maintenance costs
Balance, August 31, 2004	$25,522	$53,772	$123,284	$7,440	$54,226	$51,927	$14,583	$6,385	$—	$337,139
Cash	—	—	—	—	4,243	—	—	—	—	4,243
Common shares — Note 6	—	—	—	—	—	—	—	—	54,000	54,000
Claims maintenance — Note 6	3,693	7,122	17,540	1,319	39,561	9,891	2,506	6,571	28,769	116,972

Balance, August 31, 2005	29,215	60,894	140,824	8,759	98,030	61,818	17,089	12,956	82,769	512,354

Deferred exploration costs
Balance, August 31, 2004	13,766	88,848	191,259	125	143,538	130,286	525	110	—	568,457
Assaying	—	—	—	—	17,062	—	4,884	—	—	21,946
Consulting fees	—	—	—	—	—	—	5,754	—	—	5,754
Drilling	—	—	—	—	87,196	—	—	—	—	87,196
Field costs	—	—	—	—	4,760	—	2,046	729	—	7,535
Reclamation	—	—	—	—	8,068	—	—	—	—	8,068

Balance, August 31, 2005	13,766	88,848	191,259	125	260,624	130,286	13,209	839	—	698,956

Write-off mineral property — Note 4	—	—	—	—	—	—	—	—	(82,769)	(82,769)

Total	$42,981	$149,742	$332,083	$8,884	$354,411	$192,104	$30,298	$13,795	$—	$1,124,298

See accompanying notes

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006 and 2005
(Stated in Canadian Dollars)

Note 1	Nature and Continuance of Operations

The Company was incorporated on October 31, 2001 in the Yukon Territory. On March 1, 2005, the Company was continued to British Columbia from the Yukon Territory. The Company’s business is the exploration and development of its mineral properties located in Nevada, USA. The Company’s shares are publicly listed on the TSX Venture Exchange.

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. At August 31, 2006, the Company has not yet achieved profitable operations and has accumulated losses of $3,588,896 since incorporation. No assurances can be given that the Company will be able to continue as a going concern. Its ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue its operations and therefore be required to realize its assets and discharge its liabilities in other than its the normal course of operations and at amounts different from those reflected in the financial statements. The Company has historically satisfied its capital needs primarily by issuing equity securities. Management plans to continue to provide for its capital needs during the year ended August 31, 2007 by the issuance of common stock.

The recoverability of amounts shown for mineral property costs is dependent upon the discovery of economically recoverable reserves and the ability to obtain the necessary financing to complete their exploration and development.

Note 2	Significant Accounting Policies

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) in Canada and are stated in Canadian dollars. Except as disclosed in Note 11, these financial statements conform in all material respects with GAAP in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgement. Actual results may differ from these estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

a)  Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned United States subsidiary, Tone Resources (US) Inc., which was incorporated on June 27, 2002 in the State of Nevada. All inter-company transactions and balances have been eliminated.

b)  Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid short-term deposits held at Canadian banks.

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

c)  Mineral Property Costs and Depletion

Property Acquisition Costs

Acquisitions of mineral properties are initially recorded at cost. Producing resource properties are depleted over their estimated useful lives based upon a method relating recoverable resource reserves to production. Non-producing resource properties that the Company abandons interest in are written off in the year of abandonment.

Deferred Exploration Costs

The Company capitalizes all exploration expenses that result in the acquisition and retention of mineral properties or an interest therein. The accumulated costs including applicable exploration expenses relative to non-productive resource properties that the Company abandons interest in are written off. Otherwise, the exploration expenses are depleted over the estimated useful lives of the producing resource properties on a method relating recoverable reserves to production.

The Company is in the process of exploring and developing its mineral properties and has not yet determined the amount of reserves available. Management reviews the carrying values of mineral properties on a periodic basis and will recognize impairment in value based upon current exploration results, the prospect of further work being carried out by the Company, the assessment of future probability of profitable revenues from the property or from the sale of the property. Write-downs due to impairment in value are charged to operations. Amounts shown for properties represent costs incurred net of write-downs and recoveries, and are not intended to represent present or future values.

d)  Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitment to a plan of action based on the then known facts.

e)  Financial Instruments

The carrying values of cash, accounts payable and due to related parties approximate fair value because of the short-term maturity of those instruments. It is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

The Company’s mineral exploration activities are located in the United States of America and expenditures are in U.S. dollars. Consequently some assets and liabilities are exposed to foreign currency fluctuations. As at August 31, 2006, cash of US$234,068 (2005: US$2,089), reclamation bonds of US$30,078 (2005: US$29,133), accounts payable of US$3,270 (2005: US$13,008) and due to related parties of US$10,000 (2005: US$11,435) are included in these consolidated financial statements.

f)  Foreign Currency Translation

Monetary assets and liabilities denominated in a foreign currency are translated into Canadian dollars at exchange rates prevailing at the balance sheet date and non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction dates. Foreign currency denominated revenues and expenses are translated at exchange rates prevailing at the transaction dates. Gains or losses arising from the translations are recognized in the current year.

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

g)  Basic and Diluted Loss Per Share

Basic loss per share is computed by dividing the loss for the year by the weighted average number of common shares outstanding during the year. Diluted loss per share reflect the dilution that would occur if potentially dilutive securities were exercised or converted to common shares. The dilutive effect of options and warrants and their equivalent is computed by application of the treasury stock method and the effect of convertible securities by the “if converted” method. Fully diluted amounts are not presented when the effect of the computations are anti-dilutive due to the losses incurred. Accordingly, there is no difference in the amounts presented for basic and diluted loss per share.

h)  Income Taxes

The Company accounts for income taxes by the asset and liability method. Under this method, current income taxes are recognized for the estimated income taxes payable for the current year. Future income tax assets and liabilities are recognized in the current year for temporary differences between the tax and accounting basis of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes that are more likely than not to be realized.

i)  Stock-based Compensation

The Company has a stock-based compensation plan (Note 5). During the year ended August 31, 2004, the Company adopted CICA Handbook Section 3870 — “Stock-based Compensation and Other Stock-based Payments”. This change in accounting policy had been applied prospectively with no restatement of prior periods presented for the statements of loss and cash flows.

Under this standard, the Company must account for compensation expense based on the fair value of options granted under its stock-based compensation plan. Costs attributable to stock options granted to directors, employees or consultants are measured at fair value at the grant date, and expensed when vested with a corresponding increase to contributed surplus. Upon exercise of stock options, consideration paid by the option holder, together with the amount previously recognized in contributed surplus, is recorded as an increase to share capital.

Previously, the Company accounted for stock-based compensation using the settlement method. No compensation expense was recorded in the financial statements for stock options granted to directors and employees as the options had no intrinsic value at the date of grant. Consideration paid on the exercise of stock options was credited to share capital.

Note 3	Reclamation Bonds

The Company has certificates of deposit that earn interest at approximately 1% per annum. These deposits represent restricted cash as they are pledged as security to the Bureau of Land Management and are only released to the Company after the Company meets inspection requirements. Reclamation costs are added to mineral property costs as incurred.

Note 4	Mineral Property Costs — Note 6

The Company holds 410 mining claims in Nevada, USA. The properties are located in Eureka, Pershing, Elko and Lander counties and are subject to royalties of 1% to 4% of net smelter returns. Certain of the royalties are payable to a company with a director in common.

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In addition, the Company holds leased mineral rights located in Elko county, Nevada. Lease payments are due as follows for the years ended:

Red Ridge

August 31, 2003	US$ 12,000	(paid)
August 31, 2004	12,000	(paid)
August 31, 2005	12,000	(paid)
August 31, 2006	20,000	(paid)
August 31, 2007	20,000	(paid $10,000 subsequently)
August 31, 2008	30,000
August 31, 2009	40,000
August 31, 2010	50,000
August 31, 2011	60,000
August 31, 2012	70,000
August 31, 2013	80,000
August 31, 2014	90,000
August 31, 2015 and each year thereafter	100,000

On March 9, 2004, the Company entered into an agreement with Teck Cominco. The agreement grants Teck Cominco the option to earn interests of between 51% and 75% in any two of the Company’s properties located in Nevada. Teck Cominco has a first right of refusal on the Red Ridge property. Upon the Company completing expenditures totalling $1,000,000 on a designated property, Teck Cominco may earn its interest in that property by completing expenditures totalling $3,000,000, preparing feasibility studies and arranging financing for development of the property.

Crescent Valley North

By an agreement dated October 19, 2004, the Company entered into a mining lease with a company with a common director to acquire 76 mining claims known as the Crescent Valley North claims located in Nevada in exchange for 120,000 common shares of the Company (issued) and lease payments.

During the year ended August 31, 2005, after issuing the above-noted shares and paying US$12,000 in lease payments, the Company abandoned its interest in these claims and wrote-off related mineral property costs in the amount of $82,769.

Note 5	Share Capital — Notes 6 and 9

a)   Authorized:

An unlimited number of common shares without par value

b)   Escrow:

At August 31, 2006, there were no common shares held in escrow. At August 31, 2005 there were 1,542,000 common shares held in escrow. These shares were released from escrow on the following dates:

November 16, 2005	771,000
May 16, 2006	771,000

1,542,000

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

c)   Commitments:

i)   Stock-based Compensation Plan

Stock options are granted with an exercise price equal to the market price of the Company’s stock on the date of the grant. Pursuant to the stock-based compensation plan, options may not be granted at an exercise price of less than $0.10 per share. Stock options have a maximum term of five years. The Company’s options vest 25% on the date of the grant with the remaining 75% vesting over the next 18 months at a rate of 12.5% per quarter based on the original amount granted.

A summary of the status of the Company’s stock option plan as of August 31, 2006 and 2005 and the changes during the years then ended is presented below:

	2006		2005
		Weighted		Weighted
		Average		Average
	Number	Exercise	Number	Exercise
	of Shares	Price	of Shares	Price

Options outstanding, beginning of year	2,673,032	$0.50	1,850,000	$0.50
Granted	150,000	$0.25	1,099,732	$0.41
Exercised	(1,215,300)	$0.42	(126,700)	$0.39
Cancelled	(45,500)	$0.47	(150,000)	$0.50

Options outstanding, end of year	1,562,232	$0.48	2,673,032	$0.50

Options exercisable, end of year	1,475,732	$0.48	2,115,291	$0.50

The following stock options were outstanding as at August 31, 2006:

	Exercise	Expiry
Number	Price	Date

1,104,000	$0.50	May 16, 2008
50,000	$0.50	June 09, 2008
12,500	$0.50	July 21, 2008
100,000	$0.50	November 14, 2008
12,000	$0.30	September 2, 2009
122,732	$0.50	February 1, 2010
96,000	$0.40	July 26, 2010
40,000	$0.20	November 18, 2010
25,000	$0.35	December 2, 2010

1,562,232

At August 31, 2006, 86,500 of the above outstanding options were not yet vested with the optionees. These options will vest with the optionees over the period from September 2, 2006 to June 2, 2007.

Non-cash compensation charges totalling $149,312 (2005: $282,409) (2004: $368,313) associated with vested options granted to directors, employees and consultants were recognized in the consolidated financial statements of

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the Company. These compensation charges have been determined under the fair value method using the Black-Scholes option pricing model with the following assumptions:

	Years ended August 31,
	2006	2005	2004

Expected dividend yield	0.0%	0.0%	0.0%
Expected volatility	94.9%	99.2%	90.0%
Risk-free interest rate	2.0%	2.0%	2.0%
Expected term in years	5 years	5 years	5 years

The weighted average fair value at the date of grant of the stock options granted was as follows:

	Years ended August 31,
	2006	2005	2004

Weighted average fair value	$0.18	$0.29	$0.32
Total options granted	150,000	1,099,732	550,000
Total fair value of options granted	$27,000	$314,972	$178,500

ii)   Share Purchase Warrants

At August 31, 2006, there were 3,186,175 share purchase warrants outstanding entitling the holders thereof the right to purchase one common share for each warrant held as follows:

	Exercise
Number	Price	Expiry Date

10,000	$0.75	July 5, 2006 (Note 9(b))
41,175	$0.80	November 26, 2006 (Note 9(f))
2,405,000	$0.25	December 19, 2007
730,000	$0.25	March 3, 2008

3,186,175

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 6	Related Party Transactions — Notes 4, 5 and 9

The Company incurred the following charges from directors and officers of the Company, a company with a director in common with the Company and the daughter of a director of the Company for the years ended August 31, 2006, 2005 and 2004 and for the period October 31, 2001 (Date of Inception) to August 31, 2006:

				October 31,
				2001 (Date of
				Inception) to
				August 31,
	2006	2005	2004	2006

Accounting fees	$98,157	$13,725	$—	$111,882
Legal fees	70,003	30,209	41,945	148,510
Management fees	154,900	151,581	181,036	742,382
Mineral property acquisition costs
— common shares	—	54,000	—	54,000
— claims maintenance	—	15,717	—	102,964
Rent	15,000	15,000	15,000	67,665
Share issue costs	—	—	—	74,275
Stock-based compensation	110,162	197,763	286,813	594,738
Secretarial	11,060	11,389	13,462	49,056

	$459,282	$489,384	$538,256	$1,945,472

These charges were measured by the exchange amount, which is the amount agreed upon by the transacting parties.

Amounts due to related parties are due to directors and officers of the Company and represent advances and unpaid fees and expenses. These amounts are unsecured, non-interest bearing and have no specific terms of repayment.

During the year ended August 31, 2005, the Company issued 151,700 common shares for cash proceeds of $59,850 and 120,000 common shares for mineral property acquisition costs of $54,000 to directors of the Company and to a company with a director in common with the Company.

During the year ended August 31, 2006, the Company issued 3,639,583 common shares for cash proceeds of $987,791 to directors and officers of the Company.

Note 7	Non-cash Transactions

Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statements of cash flows. During the year ended August 31, 2005, the Company issued 120,000 common shares at $0.45 totalling $54,000 as a property acquisition cost pursuant to a mining lease. In addition, the Company issued 110,986 common shares at $0.45 to settle a debt of $49,944. These transactions have been excluded from the statements of cash flows.

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 8	Income Taxes

Significant components of the Company’s future tax assets and liabilities, after applying enacted corporate income tax rates, are as follows:

	2006	2005

Future income tax assets
Tax losses carried forward	$1,365,779	$1,022,523
Less: valuation allowance	(1,365,779)	(1,022,523)

	$—	$—

The Company recorded a valuation allowance against its future income tax assets based on the extent to which it is more likely-than-not that sufficient taxable income will not be realized during the carry forward periods to utilize all the future tax assets.

At August 31, 2006, the Company and its subsidiary have accumulated losses totalling $4,008,322, which may be carried forward to reduce future years income for federal and state income tax purposes. These losses, the potential benefit of which have not been recognized in these financial statements, expire as follows:

		United States
	Canada	of America	Total

2009	$100,542	$—	$100,542
2010	377,116	—	377,116
2011	661,076	—	661,076
2015	432,271	—	432,271
2016	886,833	—	886,833
2022	—	96,061	96,061
2023	—	352,776	352,776
2024	—	487,178	487,178
2025	—	363,623	363,623
2026	—	250,846	250,846

	$2,457,838	$1,550,484	$4,008,322

Note 9	Subsequent Events

a) On September 11, 2006, the Company issued 100,000 common shares at $0.25 per share for proceeds of $25,000 pursuant to the exercise of share purchase warrants outstanding at August 31, 2006.

b) On October 23, 2006, the Company issued 10,000 common shares at $0.75 per share for proceeds of $7,500 pursuant to the exercise of share purchase warrants outstanding at August 31, 2006. These proceeds were received prior to August 31, 2006.

c) On October 23, 2006, the Company issued 18,750 common shares at $0.35 per share to a director of the Company for proceeds of $6,563 pursuant to the exercise of share purchase options outstanding at August 31, 2006.

d) On October 31, 2006, the Company issued 15,000 common shares at $0.50 per share for proceeds of $7,500 pursuant to the exercise of share purchase options outstanding at August 31, 2006.

e) On October 31, 2006, the Company issued 10,000 common shares at $0.25 per share for proceeds of $2,500 pursuant to the exercise of share purchase warrants outstanding at August 31, 2006.

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

f) On November 24, 2006, the Company issued 41,175 common shares at $0.80 per share for proceeds of $32,940 pursuant to the exercise of share purchase warrants outstanding at August 31, 2006.

Note 10	Offer to Purchase

On March 5, 2006, the Company received an offer from US Gold Corporation to acquire 100% of the issued securities of the Company. Shareholders of the Company will receive .26 of a share of US Gold Corporation for each share of the Company. The proposed offer is subject to shareholder and regulatory approval.

Note 11	Differences Between Canadian and United States Accounting Principles

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada which differ in certain respects with those principles and practices that the Company would have followed had its financial statements been prepared in accordance with accounting principles and practices generally accepted in the United States.

The Company’s accounting principles generally accepted in Canada differ from accounting principles generally accepted in the United States as follows:

a)  Mineral Property Costs and Deferred Exploration Costs

Under accounting principles generally accepted in Canada (“Canadian GAAP”) mineral property acquisition and exploration costs may be deferred and amortized to the extent they meet certain criteria. Under accounting principles generally accepted in the United States (“US GAAP”) mineral property acquisition and exploration costs must be expensed as incurred. Therefore an additional expense is required under US GAAP.

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

b) The impact of the above on the consolidated financial statements is as follows:

	2006	2005	2004

Net Loss and Loss Per Share
Net loss for the year per Canadian GAAP	$(1,083,737)	$(855,799)	$(1,082,680)
Write-off of mineral property costs	—	82,769	—
Mineral property costs	(204,778)	(301,471)	(455,870)

Net loss for the year per US GAAP	$(1,288,515)	$(1,074,501)	$(1,538,550)

Basic and diluted loss per share per US GAAP	$(0.08)	$(0.08)	$(0.13)

Total Assets and Liabilities
Total assets per Canadian GAAP	$2,629,051	$1,173,017
Mineral property costs	(1,329,076)	(1,124,298)

Total assets per US GAAP	$1,299,975	$48,719

Total liabilities per Canadian and US GAAP	$101,061	$129,065

Stockholders’ Equity
Deficit, end of the year, per Canadian GAAP	$(3,588,896)	$(2,505,159)
Mineral property costs	(1,329,076)	(1,124,298)

Deficit, end of the year, per US GAAP	(4,917,972)	(3,629,457)
Capital stock per Canadian and US GAAP	5,683,894	2,927,262
Share subscriptions per Canadian and US GAAP	7,500	—
Contributed surplus per Canadian and US GAAP	425,492	621,849

Stockholders’ equity (deficiency) per US GAAP	$1,198,914	$(80,346)

Statements of Cash Flows
Operating Activities per Canadian GAAP	$(972,588)	$(343,516)	$(738,302)
Mineral property costs	(204,778)	(247,471)	(455,870)

Operating Activities per US GAAP	$(1,177,366)	$(590,987)	$(1,194,172)

Financing Activities per Canadian and US GAAP	$2,418,463	$220,015	$1,280,135

Investing Activities per Canadian GAAP	$(203,532)	$(244,190)	$(458,770)
Mineral property costs	204,778	247,471	455,870

Investing Activities per US GAAP	$1,246	$3,281	$(2,900)

Note 12	Comparative Figures

Certain comparative figures as at August 31, 2005 and for the years ended August 31, 2005 and 2004 have been reclassified to conform with the financial statement presentation adopted for the year ended August 31, 2006.

TONE RESOURCES LIMITED

INTERIM FINANCIAL STATEMENTS — UNAUDITED
November 30, 2006

In accordance with National Instrument 51-102 released by the Canadian Securities Administrators, the company discloses that its auditors have not reviewed these unaudited consolidated interim financial statements of Tone Resources Limited for the three months ended November 30, 2006.

TONE RESOURCES LIMITED

INTERIM FINANCIAL STATEMENTS — UNAUDITED
November 30, 2006

INDEX

Consolidated Balance Sheet	C-44
Consolidated Statement of Operations and Deficit	C-45
Consolidated Statement of Cash Flows	C-46
Notes to Consolidated Financial Statements	C-48

TONE RESOURCES LIMITED

CONSOLIDATED BALANCE SHEET — UNAUDITED

	November 30,	August 31,
	2006	2006

ASSETS
Current assets
Cash at bank	$1,088,430	$1,247,413
Accounts receivable	12,061	12,409
Retainers and prepaid expenses	17,042	6,816

	1,117,533	1,266,638
Reclamation bond	34,118	33,338
Mineral property costs	1,341,047	1,329,076

	$2,492,698	$2,629,052

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accruals	$77,496	$101,061
SHAREHOLDERS’ EQUITY
Share capital
Authorized, an unlimited number of common shares without par value
Issued 20,149,170 shares (August 31 — 19,954,245)	5,775,722	5,683,895
Share subscriptions	—	7,500
Contributed surplus	426,148	425,492
Deficit	(3,786,668)	(3,588,896)

	2,415,202	2,527,991

	$2,492,698	$2,629,052

APPROVED BY THE DIRECTORS

/s/ Scott D. Baxter	Director	/s/ Daniel F. Huber	Director

Scott D. Baxter		Daniel F. Huber

See notes to interim consolidated financial statements

TONE RESOURCES LIMITED

CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT — UNAUDITED

	Three Months Ended
	November 30,
	2006	2005

Revenue	$—	$—
Expenditures
Accounting, legal	102,238	30,099
Advertising, promotions, travel	32,518	2,927
Foreign exchange	(7,761)	845
Management fees	48,753	44,068
Rent, office, other	4,184	11,232
Stock-based compensation	10,480	42,872
Transfer and filing fees	7,360	2,883

	197,772	134,926

NET LOSS FOR PERIOD	(197,772)	(134,926)
Deficit beginning of period	(3,588,896)	(2,505,159)

DEFICIT END OF PERIOD	$(3,786,668)	$(2,640,085)

Loss per common share	$0.01	$0.01

See notes to interim consolidated financial statements

TONE RESOURCES LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS — UNAUDITED

	Three Months Ended
	November 30,
	2006	2005

Operating activities
Loss for the period	$(197,772)	$(134,926)
Add back stock-based compensation	10,480	42,872
Accounts receivable	348	(478)
Retainers and prepaid expenses	(10,226)	58
Reclamation bond	(780)	207

Accounts payable	(23,563)	28,290

	(221,513)	(63,977)
Investing activities
Mineral property costs	(11,972)	(13,282)
Financing activities
Share subscriptions	(7,500)	73,009
Common share issuance	82,002	26,400

	74,502	99,409

INCREASE (DECREASE) IN CASH	(158,983)	22,150
Cash beginning of period	1,247,413	5,069

CASH END OF PERIOD	$1,088,430	$27,219

See notes to interim consolidated financial statements

Schedule of Mineral Property Costs — Unaudited

TONE RESOURCES LIMITED
Three months ended November 30, 2006

								Big
	South	Roberts		Kent	Red	Battle	Gold Bar	Antelope
	Keystone	Creek	Kobeh	Springs	Ridge	Mountain	North	Springs	November 30
	(Eureka)	(Eureka)	(Eureka)	(Pershing)	(Elko)	(Lander)	(Eureka)	(Lander)	2006

Property Acquisition and Maintenance Costs
Balance, August 31, 2006	$34,246	$70,597	$164,722	$10,555	$129,260	$75,296	$20,503	$17,269	$522,448
Additions	—	—	—	—	—	—	—	—	—
Claims maintenance	—	—	—	—	11,264	—	—	—	11,264

Balance, November 30, 2006	34,246	70,597	164,722	10,555	140,524	75,296	20,503	17,269	533,712
Deferred Exploration Costs
Balance, August 31, 2006	13,766	88,848	224,513	125	261,477	130,286	86,400	1,213	806,628
Assaying	—	—	—	—	—	—	—	—	—
Consulting fees	—	—	—	—	—	—	—	—	—
Drilling	—	—	—	—	—	—	—	—	—
Field costs	—	—	—	—	236	—	—	—	236
Mapping	—	—	—	—	—	—	—	—	—
Reclamation	—	—	—	—	471	—	—	—	471

Balance, November 30, 2006	13,766	88,848	224,513	125	262,184	130,286	86,400	1,213	807,335

TOTAL	$48,012	$159,445	$389,235	$10,680	$402,708	$205,582	$106,903	$18,482	$1,341,047

Notes to Interim Consolidated Financial Statements — Unaudited
TONE RESOURCES LIMITED

November 30, 2006

Note 1 — Nature and Continuance of Operations

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which assume that the company will realize its assets and discharge its liabilities in the normal course of business. The company has accumulated losses of $3,786,668 since incorporation. No assurances can be given that the company will be able to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the company to generate profitable operations in the future and, or, to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the company be unable to continue its operations. Management plans to continue to provide for its capital needs by the issuance of common stock; the company is also seeking one or more potential joint venture partners to develop and explore its existing mining properties.

Note 2 — Interim Reporting

While the information presented in the accompanying interim financial statements for the three months ended November 30, 2006, and the three months ended November 30, 2005, is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented. All adjustments are of a normal recurring nature. Management suggests that these interim financial statements be read in conjunction with the company’s audited August 31, 2006, financial statements. These financial statements follow the same accounting policies and the methods of their application as the company’s audited August 31, 2006, annual financial statements.

Note 3 — Mineral Property Costs

The company holds 410 mining claims in Nevada, USA. The properties are located in Eureka, Pershing, Elko and Lander counties and are subject to royalties of 1% to 4% of net smelter returns. Certain of the royalties are payable to a company with a director in common.

During the period to November 30, 2006, the company incurred the following mineral property costs:

	Three Months	Year	Year	Year	Period
	Ended	Ended	Ended	Ended	to
	November 30,	August 31,	August 31,	August 31,	August 31,
	2006	2006	2005	2004	2003	Total
			Net

Acquisition costs	$—	$—	$4,243	$27,913	$94,684	$126,840
Claims maintenance	11,264	97,106	83,960	96,718	88,599	377,647
Consulting fees	—	853	5,754	7,507	20,454	34,568
Drilling	—	87,749	87,196	224,653	123,841	523,439
Field supplies and other	236	7,680	7,535	18,784	18,440	52,675
Assaying	—	11,390	21,946	59,771	58,196	151,303
Mapping	—	—	—	—	11,773	11,773
Reclamation expenses	471	—	8,068	9,521	16,493	34,553
Title opinion	—	—	—	11,003	17,246	28,249

TOTAL	$11,971	$204,778	$218,702	$455,870	$449,726	$1,341,047

The amount reported for mineral property costs is not intended to reflect present or future values.

Notes to Interim Consolidated Financial Statements — Unaudited
TONE RESOURCES LIMITED — (Continued)

The company leases two full sections of its Red Ridge property at current lease payments of USD $20,000 per year increasing to USD $50,000 per year in 2011.

On March 9, 2004, the company entered into an agreement with Teck Cominco American Incorporated. The agreement grants Teck Cominco the option to earn interests of up to 75% in any two of the company’s current properties. Teck Cominco may earn the interest by completing expenditure requirements totalling $3,000,000 and preparing feasibility reports. Teck Cominco has a first right of refusal on the Red Ridge property.

Note 4 — Related Party Transactions

During the three months ended November 30, 2006, the company paid management fees to Messrs. Baxter ($19,500) and Mathewson ($2,253) who are shareholders, directors and officers. In addition, $3,750 was paid to Mr. Baxter for rent and $2,279 to his daughter for secretarial services.

Mineral properties were acquired from KM Exploration Ltd., a company is which Mr. Mathewson was a principal. The transfer prices were based upon the vendor’s actual staking costs. Mr. Mathewson, a company in which Mr. Mathewson is a principal, and two other shareholders of the company, retain an aggregate one to four per cent net smelter return royalty over the company’s mineral claims.

Note 5 — Share Capital

(a) During the three months ended November 30, 2006, the company issued 194,925 shares for total consideration of $82,002 from the exercise of share purchase warrants and incentive options.

Subsequent to the balance sheet date the company issued 315,000 common shares for consideration of $78,750.

(b) Stock options

Effective October 15, 2002, the company established an incentive stock option plan and granted options for directors, employees and consultants. The Plan provides for the granting of up to 3,282,826 options which qualify for treatment as incentive stock options or non-statutory stock options and entitles directors, employees and consultants to purchase common shares of the company. Options granted are subject to approval of the Board of Directors or the Stock Option Committee.

The options vest 25 per cent upon TSX Venture Exchange approval and 12.5 percent each quarter thereafter; and immediately become exercisable once vested. The options have a maximum term of five years from the grant date.

	Options Outstanding
		Weighted
	Number of	Average
	Common Shares	Exercise Price
	Issuable	$

Balance, August 31, 2006	1,562,232	0.48
Options granted	—	—
Options exercised	(33,750)	0.42

Balance, November 30, 2006	1,528,482	0.48

Notes to Interim Consolidated Financial Statements — Unaudited
TONE RESOURCES LIMITED — (Continued)

Stock options outstanding at November 30, 2006, expire as follows.

	Exercise	Expiry
Number	Price	Date

1,104,000	$0.50	May 16, 2008
50,000	0.50	June 9, 2008
12,500	0.50	July 21, 2008
100,000	0.50	November 14, 2008
12,000	0.30	September 2, 2009
107,732	0.50	February 1, 2010
96,000	0.40	July 26, 2010
40,000	0.20	November 15, 2005
6,250	0.35	December 2, 2005

1,528,482

Non-cash compensation charges totalling $10,480 (2005 — $42,872) associated with vested options granted to directors, employees and consultants was recognized in the financial statements of the company. A compensation charge associated with vested options granted to directors and employees in the amount of $288,750 for the year ended August 31, 2004, was not recognized in the financial statements, but was included in the pro forma amounts which were disclosed. These compensation charges have been determined under the fair value method using the Black-Scholes option pricing model.

(c) Share Purchase Warrants

At November 30, 2006, there were 3,025,000 share purchase warrants outstanding entitling the holders thereof the right to purchase one common share for each warrant held as follows:

	Exercise	Expiry
Number	Price	Date

2,295,000	$0.25	December 19, 2007
730,000	0.25	March 3, 2008

3,025,000

Subsequent to the balance sheet date 315,000 shares were issued on the exercise of $0.25 share purchase warrants.

Note 6 — Private Placement and Takeover Bid

During December, 2005, and March, 2006, Mr. Robert McEwen (chairman of U.S. Gold Corporation) acquired 2.5 million units of Tone Resources Limited, each unit consisting of one common share and one warrant exercisable to acquire an additional common share at a price of $0.25 per share for twenty-four months. Assuming the exercise of all warrants, Mr. McEwen will hold approximately 25 per cent of the outstanding shares of the company.

On March 5, 2006, U.S. Gold Corporation announced that it proposed to acquire all of the issued shares of Tone Resources Limited and three other companies. Mr. McEwen has said that he will support the proposal to acquire these companies. The proposed offer is subject to shareholder and regulatory approval.

Notes to Interim Consolidated Financial Statements — Unaudited
TONE RESOURCES LIMITED — (Continued)

Note 7	Differences Between Canadian and United States Accounting Principles

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada which differ in certain respects with those principles and practices that the Company would have followed had its financial statements been prepared in accordance with accounting principles and practices generally accepted in the United States.

The Company’s accounting principles generally accepted in Canada differ from accounting principles generally accepted in the United States as follows:

a) Mineral Property Costs and Deferred Exploration Costs

Under accounting principles generally accepted in Canada (“Canadian GAAP”) mineral property acquisition and exploration costs may be deferred and amortized to the extent they meet certain criteria. Under accounting principles generally accepted in the United States (“US GAAP”) mineral property acquisition and exploration costs must be expensed as incurred. Therefore an additional expense is required under US GAAP.

b) The impact of the above on the consolidated financial statements is as follows:

Net Loss and Loss Per Share
Net loss for the period per Canadian GAAP	$(197,772)	$(134,926)
Mineral property costs	(11,972)	(13,282)

Net loss for the period per US GAAP	$(209,744)	$(148,208)

Basic and diluted loss per share per US GAAP	$(0.01)	$(0.01)

Total Assets and Liabilities

Total assets per Canadian GAAP	$2,492,698	$2,629,052
Mineral property costs	(1,341,047)	(1,329,076)

Total assets per US GAAP	$1,151,651	$1,299,976

Total liabilities per Canadian and US GAAP	$77,496	$101,061

Stockholders’ Equity

Deficit, end of the year, per Canadian GAAP	$(3,786,668)	$(3,588,896)
Mineral property costs	(1,341,047)	(1,329,076)

Deficit, end of the year, per US GAAP	(5,127,715)	(4,917,972)
Capital stock per Canadian and US GAAP	5,775,722	5,683,894
Share subscriptions per Canadian and US GAAP	—	7,500
Contributed surplus per Canadian and US GAAP	426,148	425,492

Stockholders’ equity per US GAAP	$1,074,155	$1,198,914

Notes to Interim Consolidated Financial Statements — Unaudited
TONE RESOURCES LIMITED — (Continued)

Statements of Cash Flows

Operating Activities per Canadian GAAP	$(221,513)	$(63,977)
Mineral property costs	(11,972)	(13,282)

Operating Activities per US GAAP	$(233,485)	$(77,259)

Financing Activities per Canadian and US GAAP	$74,502	$99,409

Investing Activities per Canadian GAAP	$(11,972)	$(13,282)
Mineral property costs	11,972	13,282

Investing Activities per US GAAP	$—	$—

ANNEX D — INFORMATION REGARDING WHITE KNIGHT

In addition to the information filed by White Knight with the SEC under the Exchange Act, White Knight files audited annual financial statements, unaudited interim financial statements, management’s discussion and analysis, proxy statements or information circulars and other information with the SEDAR. The information concerning White Knight contained in this Annex has been taken from White Knight’s annual report on Form 20-F, for the fiscal year ended June 30, 2006, filed on October 20, 2006 and its Management’s Discussion and Analysis and Interim Financial Statements for the quarter ended September 30, 2006, filed on November 14, 2006. Although we have no reason to doubt the accuracy or completeness of the information relating to White Knight, we are not in a position to independently assess or verify this information, including White Knight’s financial statements. See the section entitled “Risk Factors — We have been unable to independently verify the reliability of information in this proxy statement regarding White Knight, Nevada Pacific and Tone Resources” beginning on page 14 of this proxy statement.

The terms mineral reserve, proven mineral reserve and probable mineral reserve under Canadian standards are different than the definitions adopted by the SEC and applicable to U.S. companies filing reports with the SEC. Further, the terms mineral resource, measured mineral resource, indicated mineral resource and inferred mineral resource are recognized and required to be reported by Canadian regulations, but the SEC does not recognize these terms. As a result, the information contained in this Annex  relating to mineral reserves and mineral resources may not be comparable to similar information publicly reported by U.S. companies. See the section entitled “Annex D — Terms Relating to Mineral Reserves and Resources” on page D-39 of this Annex.

Some terms used in this Annex  may be unfamiliar to you. We have provided a Glossary beginning on page D-37 for your reference.

Overview

The legal and commercial name of White Knight is White Knight Resources Ltd. White Knight is active in the mineral exploration sector. From 1986 to 1993, White Knight explored various properties in British Columbia and the Northwest Territories, Canada. In 1993, White Knight began to acquire gold exploration properties in Nevada and has focused solely on exploration of properties in Nevada since that time.

White Knight is a British Columbia-based mineral resource exploration company, engaged, through its subsidiaries, in the acquisition and exploration of precious metals properties, primarily gold. All of White Knight’s mineral exploration operations are located in the State of Nevada, United States, where White Knight’s operations have been based since 1993. White Knight continues to explore for projects to acquire in Nevada.

White Knight has been exploring for Carlin-type gold deposits in Nevada since 1993. White Knight has continued to follow its exploration plan whereby targets have been generated on a number of its 100% owned properties. During the 2006 exploration season, significant drill production difficulties have been encountered by White Knight. Drill availability is at an all time low and in an effort to alleviate this obstacle, White Knight is in the process of building its own drill rig. It is anticipated that this rig will be available in the near future.

To date, White Knight has had no revenue from its operations, nor is it dependent upon any patents, licenses or manufacturing processes. White Knight’s operations are dependent upon mineral exploration and mining rights and claims as well as the terms of option and/or joint venture agreements on those properties. White Knight currently holds interests in 18 properties in Nevada.

The exploration operations of White Knight are subject to regulation by several government agencies at the Federal, State, and local levels. White Knight believes that it is in compliance with all current regulatory requirements and does not anticipate any significant changes to these regulations which will have a material effect on White Knight’s operations.

Authorized and Outstanding Share Capital of White Knight

White Knight is authorized to issue an unlimited number of common shares without par value. Based on information provided to U.S. Gold by White Knight as of February 1, 2007, there were:

•	59,434,972 White Knight common shares issued and outstanding;

•	4,945,000 White Knight common shares issuable upon exercise of outstanding options; and

•	0 White Knight common shares issuable upon exercise of outstanding warrants.

White Knight shareholders are entitled to receive notice of and attend any meetings of shareholders and to one vote per common share at all such meetings. Shareholders are entitled to receive such dividends as White Knight’s board of directors may declare from time to time, according to the number of shares held and subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of White Knight. As of February 1, 2007, White Knight had approximately 65 record holders of its common shares.

Dividends and Dividend Policy

Based on publicly-available information, White Knight has never declared any dividends on White Knight common shares. Further, White Knight has not publicly stated that it has the intention to pay dividends in the future.

History and Development of White Knight

White Knight’s registered office is located at Suite 3350, 1055 Dunsmuir Street, Vancouver, British Columbia, Canada V7X 1L2 and its principal office is located at 922, 510 West Hastings Street, Vancouver, British Columbia, Canada V6B 1L8. White Knight is a reporting issuer in the Provinces of British Columbia and Alberta and files its continuous disclosure documents with the securities regulatory authorities in those provinces. These documents are available without charge at www.sedar.com.

White Knight was incorporated under The Company Act of British Columbia on December 18, 1986. White Knight’s articles were amended on January 31, 1995 to increase the authorized share capital from 10,000,000 White Knight common shares to 100,000,000 common shares without par value. White Knight completed a mandatory transition to the Business Corporations Act (British Columbia), or the BCBCA, on December 21, 2005. On March 29, 2004, the British Columbia legislature enacted the BCBCA and repealed the former act, which previously governed White Knight. The BCBCA removed many of the restrictions contained in the former act, including restrictions on the residency of directors, the place of annual general meetings and limits on authorized share capital. The BCBCA also uses new forms and terminology. Under the BCBCA, every company incorporated, amalgamated or continued under the former act must complete a mandatory transition rollover. Under the BCBCA, the directors of White Knight were permitted to approve and complete this mandatory transition rollover, effective June 20, 2005. At an annual general meeting held on November 26, 2005, White Knight’s shareholders approved, by a three-quarter majority vote, the removal of pre-existing restrictions based on the former act and no longer required under the BCBCA. At this meeting shareholders also approved amendments to White Knight’s Notice of Articles and authorized share capital. In addition, the shareholders approved new articles to bring White Knight’s charter documents into line with the incorporated BCBCA, altered the authorized capital of White Knight from 100,000,000 common shares without par value to an unlimited number of common shares without par value. The changes were effected under a new Notice of Articles on December 21, 2005.

During the three month period ended September 30, 2006, no stock options were granted, exercised or terminated and no warrants were exercised.

During the year ended June 30, 2006, White Knight received Cdn$6,175,733 from the exercise of 4,940,586 warrants. During the 2006 fiscal year, White Knight wrote off Cdn$143,783 and invested cash of Cdn$288,777 in mineral property interests and deferred exploration costs of Cdn$2,413,657. See the section entitled “White Knight’s Mineral Properties” on page D-3 of this Annex.

During the year ended June 30, 2006, White Knight issued Cdn$6,345,433 in capital stock: 40,000 shares were issued for mineral property interests at a deemed value of Cdn$72,000; 315,000 shares were issued on the exercise of stock options for net proceeds of Cdn$169,700; and 4,940,586 shares were issued pursuant to the exercise of warrants for net proceeds of Cdn$6,175,733.

There are ongoing drilling programs on the Cottonwood, Celt, Squaw Creek, New Pass and Patty properties. White Knight anticipates spending $2,000,000 or more during 2006 on further exploration of its properties.

White Knight’s Organizational Structure

White Knight has three subsidiaries:

•	CUN Minerals, Inc., incorporated in Nevada, 100% directly owned by White Knight.

•	White Knight Gold (U.S.) Inc., incorporated in Delaware, 100% directly owned by White Knight.

•	Quito Gold Corporation, incorporated in Nevada, 100% directly owned by White Knight.

White Knight’s Mineral Properties

The following is a description of White Knight’s properties and the nature of White Knight’s interests in such properties. This section, entitled “White Knight’s Mineral Properties” was reviewed and the contents have been verified by White Knight’s Qualified Person, John M. Leask, P.Eng. The Qualified Persons for the Gold Pick Property analysis are Neil Prenn, Registered Professional Mining Engineer, and Peter Ronning, Professional Engineer, each of Mine Development Associates.

The Patty Property (formerly Indian Ranch)

The Patty Property, formerly known as the Indian Ranch property is located in Eureka County, Nevada and consists of 544 unpatented mining claims totaling 10,008 acres. White Knight owns a 30% undivided interest in the Patty Property. Chapleau Resources Ltd. owns a 10% undivided interest and Placer Dome U.S. Inc. owns a 60% undivided interest in the Patty Property. The Patty Property is without known mineral reserves and is at the exploration stage. White Knight’s current efforts are exploratory in nature.

Acquisition of Patty Property

White Knight entered into an option agreement dated February 10, 1994 with the Damele family on the Patty Property. The agreement was subsequently amended through five separate amendments with the Damele family.

Under the agreement and its amendments, White Knight earned a 100% leasehold interest in the Patty Property by issuing to the Damele family 100,000 common shares and an annual work commitment of 5,000 feet of drilling. The drill commitment was waived for the year ended February 10, 1996 in consideration of a $15,000 cash payment. Additionally, the original net smelter royalty held by the Damele family was amended for consideration of a $15,000 cash payment. Currently, the Damele family retains a 6% net smelter royalty, but White Knight may reduce the net smelter royalty to 3% in consideration of a $500,000 payment. White Knight’s lease on the Patty Property extends through February 10, 2014 or for so long thereafter as exploration, development or mining activity is being conducted on a continuous annual basis. White Knight has met all the required terms under the agreement to date.

Under an agreement with Chapleau Resources Ltd. dated May 26, 1997 and amended June 18, 2001, White Knight granted Chapleau the right to earn an interest in the Patty Property by making payments to White Knight totaling $400,000 and incurring exploration expenditures of $1,500,000. On June 25, 2001, Chapleau vested a 25% interest, thus reducing White Knight’s interest to 75%.

Under an agreement dated March 26, 2003 between White Knight, Chapleau and Placer Dome U.S. Inc., White Knight granted Placer Dome the right to earn an initial 60% interest in the Patty Property by paying $55,000 and incurring a minimum of $2,000,000 in work expenditures over a four-year period under the following schedule:

Expenditure	Minimum Work
Due Date	Expenditures ($)

March 25, 2004	100,000
March 25, 2005	300,000
March 25, 2006	600,000
March 25, 2007	1,000,000

Total	2,000,000

In August 2006, Placer Dome vested its 60% interest in the Patty Property and declined to elect to earn an extra 15% by financing a feasibility study. As a result of Placer Dome vesting its 60% interest, the interests of White Knight and Chapleau were reduced to 30% and 10%, respectively.

Location of and Access to Patty Property

The Patty Property lies 10 miles southeast of the Gold Acres-Cortez Window, and is located 17 air miles southeast of the Pipeline/South Pipeline gold mines and 38 air miles northwest of Eureka, Nevada. Access is via Nevada State Highway 278 south from Carlin for 48 miles, west on the JD Ranch Road for 4 1/2 miles, south for 12 miles to the Tonkin Ranch site, and then northwest for 5 miles. The south and central portions of the Patty Property can be traversed by unimproved dirt roads, and new roads are planned to provide drilling access to the north.

Regional and Property Geology of Patty Property

The Patty Property is located on the Cortez Trend. Lower-plate Paleozoic sediments underlies shallow volcanic and alluvial cover on much of the central and eastern portions of the Patty Property. Lower-plate carbonate rocks are not exposed at the surface, but drilling and mapping thus far indicate that about 10 square miles of the Patty Property is underlain by lower plate Paleozoic carbonate rocks of the Roberts Mountains Formation, Rabbit Hill Limestone, Nevada Group, or underlying dolomites of the Hanson Creek Formation. This covered window of Lower Plate rocks is present in the form of several uplifted or hoisted blocks. Roberts Mountains Formation rocks occur in the window and have been intersected in drill holes within 35 feet of the surface. Hydrothermal alteration is present over large areas of the property, and thick (up to 600 feet or more) zones of intense alteration in the form of silicification, decalcification or sanding, and argillization are present, as well as amorphous carbon or fine-grained sulfides. Anomalous gold and associated hydrothermal alteration is present across Patty in both Upper and Lower Plate rocks.

Previous Exploration History of Patty Property

Prior to White Knight’s acquisition of its interest in the Patty Property, Northern Dynasty Exploration Ltd. explored it in 1987. Northern Dynasty prepared a preliminary geologic map and drilled 4 holes totaling 1,130 feet. Hycroft Resources and Development Corporation then acquired the property and drilled 90 additional holes from 1988 to 1990 to an average depth of 114 feet. After White Knight acquired the Patty Property in 1994, exploration was conducted by Delta Gold Mining Corp. under an earn-in joint venture agreement on a combined land package comprised of the Patty Property and the Imperial property. Delta Gold completed an induced polarization survey, a CSAMT survey, and drilled 10 holes to an average depth of 501 feet. This drilling resulted in the discovery of an 80 foot wide zone of gold mineralization averaging 0.012 oz/ton gold. Delta Gold also intersected a higher-grade zone of 10 feet averaging 0.22 oz/ton gold. Delta Gold subsequently terminated the agreement. Under the Chapleau option agreement, 20 holes were drilled during 1997, 12 holes were drilled in 1998, four holes were drilled in 1999, and 11 holes were drilled in 2000 for a total of 45,100 feet in 47 holes. During 1999, a detailed gravity survey and a soil sampling grid program were also completed. Exploration expenditures under the Chapleau agreement totaled $1,500,000.

In 2001, Kennecott Exploration Company entered an option agreement with White Knight and Chapleau. Kennecott drilled 11 reverse circulation holes which intersected low-grade gold mineralization three miles south of the previously identified gold zones. Kennecott expended $531,100 before terminating the agreement.

During the 2005 field season, Placer Dome completed reverse circulation, or RC, drilling in three holes comprising 6,000 feet. As part of this campaign, Hole PIR 05-10 intersected a broad zone of Carlin-type mineralization grading 0.009 oz/ton Au over a thickness of 335 feet which included 30 feet grading 0.046 oz/ton Au.

Several holes angled off the same drill pad also intersected significant gold at what is interpreted to be the same host sequence. Highlights of the program occurred in drill hole PIR05-12 which was drilled at an angle of 70 ° and an azimuth of 350 ° from PIR05-10 and returned the following intervals: 0.023 oz/ton gold from 1370 feet to 1460 feet (90 feet) including 15 feet grading 0.057 oz/ton gold from 1380 feet to 1395 feet. Drill holes PIR05-11, PIR05-13, PIR05-14 and PIR05-15 were all drilled off the drill pad set-up for PIR05-10 and were lost above the target section. Drill hole PIR05-16 also intersected anomalous gold in what is projected as a down faulted block to the south of PIR05-10.

Current and Planned Exploration of Patty Property

During September 2006, Placer Dome commenced drilling. The planned program comprises 6,000 feet of reverse circulation drilling in 3 to 4 holes. Results from recent drilling provide the incentive for this drill program. Drill hole data from drilling executed between November 2005 and January 2006 show that a thick zone of gold mineralization is hosted within the Roberts Mountains Formation. Structural trends crossing this host will be tested with this drill program. Previously released drill hole PIR05-10 reported an intercept of 30 feet grading .046 oz/ton gold within a broad zone of low grade gold mineralization in the Roberts Mountains unit. Several holes angled off the same drill pad also intersected significant gold at what is interpreted to be the same host sequence. Highlights of the program occurred in drill hole PIR05-12 which was drilled at an angle of 700 and an azimuth of 3500 from PIR05-10 and returned the following intervals: 0.023 oz/ton gold from 1370 feet to 1460 feet (90 feet) including 15 feet grading 0.057 oz/ton gold from 1380 feet to 1395 feet. Drill holes PIR05-11, PIR05-13, PIR05-14 and PIR05-15 were all drilled off the drill pad set-up for PIR05-10 and were lost above the target section. Drill hole PIR05-16 also intersected anomalous gold in what is projected as a down faulted block to the south of PIR05-10. The assay interval from 2,620 feet to 2,720 feet returned .006 oz/ton gold over 100 feet with a high of .016 oz/ton gold over 5 feet.

Slaven Canyon Property

The Slaven Canyon Property is located in Lander County, Nevada, and totals 6,599 acres. White Knight has a 100% interest in 258 unpatented mining claims comprising 5,174 acres of the Slaven Canyon Property and has a lease on the remaining 1,425 acres, which are subject to net smelter royalties. The Slaven Canyon Property is without known mineral reserves and is at the exploration stage. White Knight’s current efforts are exploratory in nature.

Acquisition of Slaven Canyon Property

Since September 2001, White Knight has staked 258 unpatented mining claims comprising 5,174 acres. Since fiscal 2003, White Knight has signed lease agreements on 1,425 acres adjacent to White Knight’s staked claims. The leases called for the payment of approximately $32,430 on signing and escalating lease payments thereafter. The owners retain net smelter returns ranging from one-half of one percent to three and one-half percent with a buy down to one percent for $1,500,000. Annual holding costs for the property are estimated to be $81,885 for 2007, which includes $47,438 for the lease payments and $34,447 in federal and county fees.

Location of and Access to Slaven Canyon Property

The Slaven Canyon Property is located in the Northern Shoshone Range, Lander County, Nevada, approximately 14 miles southeast of Battle Mountain. The Slaven Canyon Property is traversed by numerous unimproved dirt roads traveling south from Battle Mountain.

Regional and Property Geology of Slaven Canyon Property

Rock units on the Slaven Canyon Property are dominated by chert, siltstone and limestone of the Ordovician Vinini Formation and Devonian Slaven Chert, both units of the Upper Plate Roberts Mountains Allochthon. These units are overlain on the east by Miocene basalt of the Northern Nevada Rift. Major northeast trending faults cut through the area and are believed to be a regional control to the localization of gold mineralization. The main zone of gold mineralization on the property measures about 2,400 feet east-west by 300 to 500 feet north-south. Select drill intercepts include:

Drill Hole	From (feet)	To (feet)	Interval (feet)	Gold (ounces per ton)

SC 9257	255	320	65	0.055
SC 9202	110	145	35	0.096
SC 9203	55	115	60	0.052
SC 9210	30	130	100	0.049
SC 55	105	145	40	0.050
SC 30	100	145	45	0.063
SC 27	185	210	25	0.083

Mineralization is open on the east and west end and to some degree down dip. A second area of gold mineralization occurs on the northern portion of the claims. The primary exploration target is a Carlin-type gold deposit in lower plate carbonate rocks or in carbonate units of the upper plate. Select drill hole intercepts from here include:

Drill Hole	From (feet)	To (feet)	Interval (feet)	Gold (ounces per ton)

SC 9014	60	85	25	0.066
SC 9239	50	75	25	0.054
SC 9213	20	30	10	0.063

The zone of mineralization is a shallow, mostly oxide, shallowly dipping tabular body hosted in upper plate siliclastic rocks. Gold mineralization is probably controlled by a shallow angle thrust fault. Alteration is dominantly argillization and sanding. Most holes in the vicinity of the main zone are between 200 feet to 300 feet deep with the deepest being 700 feet.

Previous Exploration History of Slaven Canyon Property

After the discovery of gold-bearing breccia outcrops, Resource Associates of Alaska staked claims at Slaven Canyon in 1984. Resource Associates conducted geologic mapping, rock and soil sampling, and trenching from 1984 to 1987. Nerco Exploration Company acquired Resource Associates in 1988 and Alta Gold Company joint-ventured the claims with Nerco later that year. Alta Gold began an aggressive drilling program and completed 59 shallow holes in 1988. An additional eight holes were drilled in 1989. Cyanide-shake metallurgical tests were conducted in 1990, followed by the drilling of 17 holes in 1991. Uranerz Exploration and Mining Limited leased the property in 1991 and completed a 57-hole drilling program in 1992. Bottle-roll tests were completed in 1993 after which a resource estimate was completed. Cameco acquired Uranerz in 1994 and terminated the lease. Cyprus Minerals Corp. leased the claims from Alta Gold later that year and drilled nine holes in the northwest part of the property before terminating the lease in 1995. Following Cyprus’ withdrawal, Alta Gold retained the claims from 1996 through 1999 but performed no further work on the Slaven Canyon Property. Alta Gold filed for bankruptcy in 2000 and relinquished the claims shortly thereafter.

Current and Future Exploration of Slaven Canyon Property

Work on the Slaven Canyon Property over recent seasons included 24 shallow reverse circulation holes and one deep core hole (DDH SL21). White Knight drilled the Slaven Canyon Property with two exploration objectives: 1) to establish the existence of, and depth to, lower-plate limestone host rocks, and 2) to establish a better understanding of the structural controls for the upper-plate hosted mineralization. Drill hole SL21, drilled to a final depth of 2,583 ft, encountered several thrust fault sequences. Deep in the hole, a 100 ft-thick, highly sheared micritic limestone was encountered, which was interpreted to be a piece of lower-plate, based on lithology. Diamond drill hole SL25 was completed 3 months later and reached a total depth of 3,088 ft. This hole was drilled through the known upper-plate resource and confirmed the grade and disseminated nature of gold mineralization, intersecting 50 ft @ 0.092 opt Au including 5 ft @ 0.380 opt Au. The hole also drilled the same thrusted and repeated sequences observed in DDH SL21. However, the hole, which included some limestone interbeds similar to the limestone drilled in DDH SL21, remained in upper-plate rocks to the total depth drilled. White Knight believes that the shallow drilling at the Slaven Canyon Property (less than 1,000 ft) established strong exploration potential for a structurally controlled deposit of significant size in upper-plate host rocks, principally in quartzites which have yielded strong gold values both in drill holes and in surface samples (e.g. continuous chip samples of 25 feet @ 0.22 oz/ton Au in a roadcut).

It is White Knight’s intention to further explore the Slaven Canyon Property when a drill rig becomes available.

Celt Property

White Knight’s 100% owned Celt Property is located in Eureka County, Nevada, and consists of 608 unpatented mining claims totaling 12,569 acres. Teck Cominco American Incorporated has an option to earn an initial 51% interest in the Celt Property. The Celt Property is without known economic mineral reserves and is at the exploration stage. White Knight’s current efforts are exploratory in nature.

Acquisition of Celt Property

White Knight has staked 608 unpatented mining claims located on Bureau of Land Management land since September 2003. In October 2004, White Knight entered into a property acquisition agreement with Teck whereby Teck was granted the option to earn an initial 51% interest in the Celt Property. The terms of the agreement provide for exploration expenditures of $4,000,000 and cash payments of $750,000 which must be incurred and paid to White Knight’s U.S. subsidiary in annual increments prior to December 31, 2008. Teck has completed a firm commitment to incur $500,000 in exploration expenditures by December 31, 2005. Upon Teck vesting its 51% interest, Teck and White Knight will form a joint venture to further develop the Celt Property. When the joint venture completes the earlier of $8.0 million in expenditures or a preliminary feasibility study, Teck will have a one-time option to elect to earn an additional 9% interest by funding and completing a feasibility study. Upon Teck earning its additional interest and the approval of a production plan, White Knight will have the option to request that Teck arrange financing for White Knight’s share of the capital costs required to develop the property. If White Knight exercises this option Teck shall commit to use its best efforts to arrange or provide project debt financing for not less than 60% of projected capital costs on a limited recourse basis after technical completion. If project costs exceed the amount available for debt financing and the parties elect nonetheless to put the property into production then at White Knight’s election Teck shall also arrange or provide White Knight’s share of equity financing on a loan basis at LIBOR plus 4%. During the earn-in period, Teck is responsible for all property holding costs.

Location of and Access to Celt Property

The Celt Property lies along the southern portion of the Cortez Trend. It is situated along the western edge of the Roberts Mountains. Access is by a network of all-weather roads.

Regional and Property Geology of Celt Property

The Celt Property lies over the Ordovician Vinini Formation which is dominantly chert and shale, but includes some limestone and greenstone units. The Celt Property follows more than four miles of strike length of a north-northwest trending fault zone where anomalous gold and pathfinder elements occur. The claims were staked to cover the gravel-covered area to the west of the fault.

Previous Exploration History of Celt Property

Gold was discovered in jasperoids along the eastern edge of the Celt Property in 1972 which led to prospecting and the staking of blocks of claims between 1972 and 1978. After the discovery of the nearby Gold Bar deposit in 1984, Atlas Precious Metals staked the entire area, but the property was not drilled. Cordex Syndicate leased Atlas’ claims in the area in 1994. Cordex conducted geologic mapping and grid rock and soil sampling, and drilled one exploration hole of less than 600 feet along the range front of the property before dropping the claims.

During the 2005 field season, Teck executed gravity and induced polarization surveys that defined a 7 kilometre long zone interpreted as the faulted western edge of a lower-plate horst block. Outcrops of dolomitized limestone along the zone are confirmation of shallowly buried lower-plate lithologies. Teck collected twenty-six representative rock chip samples of altered outcrops. Five of the samples (20% of samples collected) were mineralized as follows: 0.180 oz/ton Au, 0.142 oz/ton Au, 0.067 oz/ton Au, 0.008 oz/ton Au. Teck’s follow-up 2005 reverse circulation drilling program tested a geophysical/geological series of targets in the central portion of the property. Lower-plate carbonate host rocks were encountered at relatively shallow depths under a veneer of upper-plate siliclastics in 5 of 8 drill holes. Significant path finder elements, as well as anomalous gold, were encountered.

Current and Planned Exploration

In October 2006, Teck commenced a 6-10 hole, 8,000 foot reverse circulation drill program on the Celt Property. Management believes that the several mile-long gold soil/rock anomaly located along the west Roberts Mountains range front may be related to a gold system focused along horst bounding structures extending to the west of the 2005 drilling. The 2006 drilling campaign is designed to test this model.

Cottonwood Property

The Cottonwood Property is located in Eureka County, Nevada, and consists of 113 unpatented mining claims totaling 2,178 acres. White Knight currently has a 100% interest in 107 unpatented mining claims and has an option to purchase 100% interest in the other 6 unpatented mining claims. The Cottonwood Property is without known economic mineral reserves and is at the exploration stage. White Knight’s current efforts are exploratory in nature.

Acquisition of Cottonwood Property

White Knight has staked 107 unpatented mining claims in the Cottonwood Property since October 2001. Under an agreement dated February 1, 2002, White Knight has leased from Gregory McN. French 6 adjacent unpatented mining claims known as the Jam Claims. Under the agreement, White Knight is required make cash payments and issue common shares to Mr. French under the following schedule:

	Cash Option		Common Share
Payment Due Date	Payments ($)		Issuances

Initial Payment	1,000 (paid	)	None
February 1, 2003	1,000 (paid	)	20,000 (issued)
February 1, 2004	2,000 (paid	)	20,000 (issued)
February 1, 2005	2,000 (paid	)	20,000 (issued)
February 1, 2006	3,000 (paid	)	20,000 (issued)
February 1, 2007 and each year thereafter	5,000		None

Mr. French also retains a net smelter royalty on the Jam Claims which varies by ounces produced and the price of gold. On production greater than 50,000 ounces but less than 150,000 ounces, the net smelter royalty is 4%. For production of less than 50,000 ounces and greater than 150,000 ounces, the net smelter royalty varies from between 1% to 2%, depending upon the price of gold. Mr. French also retains a 1.5% net smelter royalty on minerals other than gold. White Knight has the option to acquire the net smelter royalty and purchase the Jam Claims from Mr. French for $50,000 at any time before the 10th anniversary date of the lease.

Annual holding costs for the Cottonwood Property are estimated to be $15,085 for 2007 in federal and county fees.

Location of and Access to Cottonwood Property

The Cottonwood Property is located at the headwaters of Cottonwood Creek in the central Roberts Mountains, approximately 30 miles northwest of the town of Eureka, Nevada. Access is by a network of improved all-weather roads.

Regional and Property Geology of Cottonwood Property

The Cottonwood Property lies on the Cortez Trend and encompasses a major north-northwest trending window-bounding fault where it is intersected by a west-northwest trending belt of mineralization which crosses the Roberts Mountains. The fault places a block of thick Ordovician Vinini Formation on the west in juxtaposition with Lower Plate Devonian carbonates on the east. Gold bearing jasperoid is developed on the southeast extension of this window bounding fault.

The Cottonwood Property contains the Pot Canyon mineralized zone, the French Trail and South French Trail mineralized zones, and the Wall mineralized zone. The Pot Canyon zone is still open for expansion in two directions. Significant intercepts from previous drilling at Pot Canyon include:

Drill Hole	From (feet)	To (feet)	Interval (feet)	Gold (ounces per ton)

114-29	55	135	80	0.047
114-34	60	165	105	0.021
114-36	145	205	60	0.044

At the South French Trail zone, about 3,000 feet north of Gold Canyon, Atlas intersected gold mineralization grading 0.015 opt gold to 0.044 opt gold over widths of 10 feet to 20 feet in five holes. Follow-up drilling was not conducted. At the Wall prospect south of Pot Canyon, Barrick intersected 30 feet of 0.048 opt gold in a window-bounding fault and did no follow-up drilling.

The target is a large Carlin-type deposit hosted in Devonian carbonate rocks along or east of the major window-bounding fault. The convergence of the window-bounding fault, the Roberts Mountains thrust fault, the east-west anticlinal axis, and the west-northwest-trending belt of gold mineralization produces an ideal exploration setting. Expansion of the Pot Canyon resource and South French Trail mineralization are also targets.

Previous Exploration History of Cottonwood Property

Barite occurrences in the area were prospected in the late 1970’s and in 1980, N.L. Baroid Division of N.L. Industries, Inc. located claims for barite in the central Cottonwood area. Prospecting during the gold boom of the early 1980’s led to claim groups being located by Chevron Resources Company in 1980 and by Mapco Minerals Corporation/Nerco in 1983 in the northern and southern parts of the Cottonwood area respectively. Chevron’s claims lapsed in 1983 and were restaked by Nerco. American Copper and Nickel Company and Phelps Dodge later leased and explored the claims staked by N.L. Baroid and Nerco. N.L. Baroid discovered the Pot Canyon gold zone in 1985. The property was acquired by Phelps Dodge in 1986 who continued to explore the property through 1990 until Atlas acquired their holdings in 1991. Atlas acquired the Nerco claims in 1990. The French Trail and South French Trail mineralized zones were drilled by Atlas in 1993.

Cordex leased the northern part of the Cottonwood area in 1995 and drilled a few holes. In 1997, Barrick leased most of Atlas’ claims in the area. Barrick drilled eight fairly deep holes in 1998 and intersected gold mineralization at the Wall prospect. Atlas’ claims were leased by Vengold (now American Bonanza) in 1999 after Barrick terminated its lease but conducted no work before relinquishing the property.

Drilling on the Cottonwood Property by previous operators identified several gold zones, but little follow-up work was ever conducted. The Pot Canyon deposit remains open in two directions, and gold mineralization discovered by drilling the South French Trail and Wall prospect were never followed-up.

In 2005, White Knight completed five shallow holes on the Cottonwood Property at the southern end of the target area where a hole drilled by Barrick Gold in the late 1990’s was reported to have significant gold in favorable host rocks. These follow-up drill holes around the Barrick hole failed to intersect significant gold mineralization in this area.

Current and Planned Exploration

During October 2006, White Knight commenced a four to eight hole, 5,000 to 10,000 ft drill campaign. This project covers a major window-bounding fault (Wall Fault) which places upper-plate rocks in direct contact with lower-plate Devonian limestones. The geologic similarities between the Wall Fault and the major ore forming Post Fault of the Carlin Trend are numerous. The 2006 effort will focus north of the 2005 drilling along the Wall Fault and the subparallel Wall Anticline, in the Pot Canyon and French Trail deposit areas where significant gold mineralization has been drilled and remains open for expansion.

Fye Canyon Property

The Fye Canyon Property is located in Eureka County, Nevada and comprises 345 unpatented mining claims on 6,320 acres. White Knight currently has a 100% interest, although Teck is holding an option to earn an initial 51% interest. The Fye Canyon Property is without known economic mineral reserves and is at the exploration stage. White Knight’s current efforts are exploratory in nature.

Acquisition of Fye Canyon Property

White Knight staked 231 unpatented mining claims after acquiring 114 unpatented mining claims upon the execution of a mining lease agreement. Under the terms of the agreement, White Knight must pay annual advance royalty payments starting at $5,000 upon execution, and increasing by $5,000 per year to a maximum of $50,000 per year. White Knight must expend a minimum of $20,000 on exploration work on the property per year. The vendor retains a 2% net smelter royalty payable on production up to $1,000,000 after which it is reduced to 1% to a maximum of $5,000,000.

In October 2004, White Knight and Teck entered into an agreement which granted Teck an option to earn an initial 51% interest in the property by making cash payments to White Knight totaling $750,000 and incurring exploration expenditures of $4,000,000 in annual increments prior to December 31, 2008. Upon Teck earning a 51% interest in the property, Teck and White Knight will form a joint-venture on the Fye Canyon Property. When the joint-venture completes the earlier of $8.0 million in expenditures or a preliminary feasibility study, Teck will have the one-time option to elect to earn an additional 9% interest (for 60% total) in the property by funding and completing a feasibility study. Upon Teck earning its additional interest and the approval of a production plan, White Knight will have the option to request that Teck arrange financing for White Knight’s share of the capital costs required to develop the Fye Canyon Property. If White Knight exercises this option Teck shall commit to use its best efforts to arrange or provide project debt financing for not less than 60% of projected capital costs on a limited recourse basis after technical completion. If project costs exceed the amount available for debt financing and the parties elect nonetheless to put the property into production then at White Knight’s election Teck shall also arrange or provide White Knight’s share of equity financing on a subordinate loan basis with an interest rate of the London Interbank Offered Rate, or LIBOR, plus 4%.

During the earn-in period, Teck is responsible for all property holding costs.

Location of and Access to Fye Canyon Property

The Fye Canyon Property lies on the Cortez Trend and is adjacent to White Knight’s Pat Canyon Property to the north. Access is by a series of all-weather and dirt roads.

Regional and Property Geology of Fye Canyon Property

The Fye Canyon Property lies along the southern projection of the north-northwest by south-southeast-trending Cortez fault zone, just south of a major northeast-trending cross-structure which bounds the northern edge of Simpson Park Mountains. The claims cover 3 1/2 miles of strike length of this splayed north-northwest fault system. Upper-plate Ordovician Vinini Formation crops out in the eastern part of the block and is overlain by scabs of felsic Tertiary volcanics and thin Quaternary alluvium in the central area with thicker gravels in the west part. Intermediate Tertiary volcanics cover the southernmost part of the claim block. The claim block lies along the projection of lower plate carbonate rocks in the Cortez window to the northwest and the Tonkin window to the southeast. On the property, hematite and barite veined cherts and siltstones of the Vinini Formation are highly anomalous in both mercury and arsenic.

Previous Exploration History of Fye Canyon Property

A number of companies explored portions of the Fye Canyon claims in the 1980’s and 1990’s. ECM Inc./Noranda Inc. staked the Gap claims in 1985; ECM/Noranda drilled 4 shallow (less than 500 ft) holes in 1988; Kennecott drilled 4 holes (500 ft) in 1991; Rio Algom Ltd. leased the claims and drilled 1 hole in 1992; Lac Minerals Ltd. drilled one deep hole (1100 ft) in the northeast corner of the property in 1995; Placer drilled one hole in 1996; and Aquaterre Mineral Development Ltd. drilled 2 shallow holes from one pad in 1999. These holes targeted shallow mineralization based on geochemical anomalies in outcropping upper plate rocks and holes terminated in Vinini Formation.

During the 2005 exploration season, Teck undertook additional gravity surveys and drilled four reverse circulation holes to test certain structural and lithological targets generated by the geophysical program. Anomalous gold chemistry was encountered in hole F04-04.

Current and Future Exploration

Subsequent to September 30, 2006, Teck requested and received permission from White Knight to amend their exploration expenditure commitment under the agreement dated October 20, 2004. In consideration of White Knight granting an extension from December 31, 2006 to March 31, 2007, Teck will guarantee the $1,250,000 aggregate expenditure commitment now due by March 31, 2007. Teck has an option to earn an initial 51% interest in the property by incurring exploration expenditures, and making cash payments in annual increments prior to December 31, 2008.

Gold Pick Property

White Knight’s 100% owned Gold Pick Property is located in Eureka County, Nevada, and consists of 27 unpatented mining claims for 601 acres and patented mining claims for 193 acres for a total of 794 acres. The Gold Pick Property is without known economic mineral reserves and is at the exploration stage. White Knight’s current efforts are exploratory in nature.

Acquisition of Gold Pick Property

White Knight acquired the unpatented mining claims and patented mining claims by staking and application since June 2002. Annual holding costs for the property are estimated to be $3,604 for 2007 in federal and county fees.

Location of and Access to Gold Pick Property

The Gold Pick Property is located on the Cortez Trend in the southern Roberts Mountains approximately 30 miles northwest of the town of Eureka, Nevada. Access is by all-weather county-maintained roads to the past producing Gold Bar Mine approximately six miles southwest of the property and then along the Gold Bar haul road to the Gold Pick Property.

Regional and Property Geology of Gold Pick Property

The Gold Pick Property is underlain by an east-dipping sequence of Devonian carbonate rocks, comprising the Lone Mountain Dolomite overlain by the McColley Canyon Formation and Denay Formation. Located on the Gold Pick Property is the past producing Gold Pick Mine, which contains two gold deposits, the Gold Pick East and Gold Pick West. Also on the Gold Pick Property is a portion of the formerly producing Gold Ridge gold deposit. All of the known deposits lie along a subtle east-west anticline, which crosses the Roberts Mountains and provides a regional control to gold mineralization. Northeast and northwest-trending faults cut the section in the vicinity of the deposits and provide deposit-scale controls to gold mineralization.

The main Gold Pick East deposit has a footprint of approximately 1,100 feet east-west by 1,200 feet north-south. The deposit is typically 50 feet to 100 feet thick, but can be up to 300 feet thick adjacent to controlling structures. The southwest extension of the Gold Pick East deposit measures about 1,200 feet in a west-southwest direction and ranges from 75 feet to 200 feet in width. Within this structurally controlled zone are at least two pods of high-grade mineralization which include the following drill intercepts:

Drill Hole	From (feet)	To (feet)	Interval (feet)	Gold (ounces per ton)

33-578	230	265	35	0.215
33-570	280	310	30	0.209
33-5	270	275	5	0.371
33-321	290	330	40	0.264
33-719	250	310	60	0.209

Higher-grade pods of gold mineralization also occur within the main Gold Pick East deposit and include a drill intercept of 10 feet at 1.20 oz/ton gold beneath the southwest corner of the pit.

The Gold Pick West deposit measures about 700 feet north-south by 700-800 feet east-west. The deposit contains at least two pods of +0.20 oz/ton gold mineralization. A third higher-grade pod lies to the east of the main deposit. The Gold Pick mine consists of two separate open pits: Gold Pick East and Gold Pick West. Atlas Precious Metals considered mining the high-grade mineralization in the southwest extension of Gold Pick East by underground mining methods. In the late stages of mining, an exploration adit was driven to better define reserves in the north wall of the pit and to define underground reserves in the southwest extension. However, the drift never reached the southwest zone, and no underground reserves were delineated.

The Gold Pick East and West deposits have been tested with a total of 877 drill holes. Despite the intensity of drilling, potential to expand resources remains. The southwest extension zone is open to the southwest, where it is cut off by a single fence of three drill holes. Beyond that, only a handful of widely spaced (approx. 300 foot) holes were drilled. The zone could easily continue beyond the limits of drilling. A fairly high-grade drill intercept (5 ft @ 0.202 oz/ton gold) near the west end of the drilling suggests that the high-grade core of the zone may extend further to the southwest along the structure. The vast majority of drill holes have been vertical, which could easily miss high-grade mineralization along high-angle structures. There is potential to expand the high-grade portions of the deposit by drilling angle holes, especially in the area of higher-grade mineralized pods such as the southwest extension zone. Drilling is also wide-spaced to the northeast of the Gold Pick East open pit, and good potential remains to expand resources in this direction as well.

The following disclosure was provided by Mine Development Associates, or MDA, of Reno, Nevada. In April 2006, a technical report was filed on the Gold Pick and Gold Ridge deposits, which verified an in-place indicated resource of 7,874,000 tons grading 0.041 oz/ton Au. During 1994, Donald Tschabrun, a consulting geologist working for Atlas, estimated resources for the deposits (Tschabrun Estimate) which were audited by Mine Reserve Associates. The technical report submitted by MDA completed work required to bring the Tschabrun Estimate in compliance with 43-101 regulations. The deposits are drilled on a nominal 50 ft spacing. The Tschabrun Estimate was completed by first outlining mineralized areas on cross sections spaced at 50 ft intervals and then transferred the mineralized outlines to plan view benches on 10 ft intervals. Grades were interpolated into 25 x 25 x 10 ft blocks by inverse distance weighting methods. MDA concluded that the Tschabrun Estimate is equivalent to Indicated Resources. Atlas drill holes used to calculate the Tschabrun Estimate total more than 1200 reverse circulation holes and seven core holes. The following table summarizes the audited in-place indicated resource (after the Tschabrun Estimate):

Cautionary Note to U.S. Investors concerning estimates of Measured and Indicated Resources.  This section uses the terms “measured” and “indicated resources.” We advise U.S. investors that while those terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them.

U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

Table of In-Place Indicated Resource

		Gold Pick Deposit		Gold Ridge North Deposit			Totals
	Cutoff Grade	Tons	Grade	Tons	Grade	Tons	Grade
Mineralization Type	Oz Au/t	000’s	Oz Au/t	000’s	Oz Au/t	000’s	Oz Au/t
Oxide	0.01	4,738	0.039	1,108	0.034	5,846	0.038
Carbonaceous	0.01	1,954	0.049	74	0.037	2,028	0.049
Totals	0.01	6,692	0.042	1,182	0.034	7,874	0.041

Details of the audit and additional technical information on the Gold Pick Property are contained in a 43-101 Technical Report completed by MDA which can be viewed at www.sedar.com. The Qualified Persons commissioned by MDA were Neil Prenn, Registered Professional Mining Engineer, and Peter Ronning, Professional Engineer, who conducted the site visit.

Previous Exploration History of Gold Pick Property

After the discovery of the Gold Bar gold deposit in 1984, Atlas began systematic exploration of the Roberts Mountains. Gold-mineralized jasperoid was discovered in the Gold Ridge and Gold Pick areas in 1986. Atlas drilled discovery holes in the Gold Ridge deposit in 1986 and the Gold Pick deposit in 1987. Open-pit mining of the Gold Ridge deposit commenced in 1991. Approximately 96,000 ounces of gold were produced from the Gold Ridge deposit until mining ceased in 1992. The Gold Pick deposit was mined between 1992 and 1994, with production totaling approximately 48,000 ounces of gold. Vengold Inc. (now American Bonanza) leased the Atlas claim block in 1999. American Bonanza dropped the claims in the Gold Pick and Gold Ridge areas in September 2001.

Current and Future Exploration Plans of Gold Pick Property

White Knight drilled a total of 18 reverse-circulation holes (11,700 ft) at the Gold Pick Property in August and September of 2005. The results of the exploration campaign demonstrated grade continuity in extensions of both the southwest feeder structure (30 ft @ 0.062 oz/ton Au, 25 ft @ 0.083 oz/ton Au) and the northwest feeder structure (25 ft @ 0.143 oz/ton Au with 10 ft @ 0.226 oz/ton Au), indicating the potential to significantly increase the dimensions of the gold deposit. In addition, the successful extension of the feeder zones away from the pit area into un-drilled terrain opens up the potential for discovery of a new gold deposit. Geologic mapping in the Roberts Mountains District in 2005 led to a recognition of local karsting within the lower-plate host rocks in the area. The karsting presents strong exploration targets as a number of Carlin type deposits in the Carlin trend are related to solution collapse (karst) features. Further work will be required to establish the geologic timing of this karsting and its relevance to gold deposition. The drill program at the Gold Pick Property was encouraging and a follow-up program is planned for late 2006.

McClusky Pass Property

White Knight’s 100% owned McClusky Pass Property consists of 243 unpatented mining claims totaling 5,175 acres located in Eureka County, Nevada. The McClusky Pass Property is without known economic mineral reserves and is at the exploration stage. White Knight’s current efforts are exploratory in nature.

Acquisition of McClusky Pass Property

White Knight acquired the McClusky Pass Property by staking in September, 2003. Annual holding costs for the property are estimated to be $32,440 for 2007 in federal and county fees.

Location of and Access to McClusky Pass Property

The McClusky Pass Property is located in Eureka County near the intersection of the Roberts and Simpson Park Mountains, approximately 30 miles northwest of Eureka, Nevada. Access is by way of a series of improved all-weather roads.

Regional and Property Geology of McClusky Pass Property

The McClusky Pass Property is located immediately south of the convergence of the north-northeast trending Simpson Park Mountains and the northwest-trending Roberts Mountains. The two mountain ranges intersect along a major northwest-trending fault. This fault zone is postulated to be a major regional control of gold mineralization within the Cortez Trend.

The McClusky Pass Property is centered on the intersection of this northwest fault zone with a major northeast-trending cross-structure. The northeast-trending structural zone is characterized by a broad northeast-trending magnetic low, interpreted to reflect a zone of magnetic destruction. The zone is also manifest as a northeast-trending gravel-covered embayment into the range. The project area is nearly completely covered by Quaternary and Tertiary gravels which fill the northwest arm of Kobeh Valley. Intermediate-composition Tertiary volcanics crop out in the north central and northeast parts of the property. Thickness of the gravel deposits is unknown but regional gravity data suggests that the basin becomes shallower to the north towards McClusky Pass. Tertiary volcanic rocks in the northeast portion of the property are bleached and argillized, suggesting the possible presence of a hydrothermal system.

Previous Exploration History of McClusky Pass Property

Sections of the McClusky Pass Property were explored by different exploration companies between 1984 and 1995. Atlas staked claims covering the eastern portion of the current property in 1984 as part of its larger Gold Bar claim block. Atlas focused its exploration efforts on areas with outcrop and thus conducted little work in the area of the property, although a few shallow (200 feet or less) holes may have been drilled. In 1988, ECM staked claims over the western portion of the McClusky area immediately to the west of Atlas’ claims. ECM drilled four or five shallow (500 feet deep) holes in the north central part of the claim block, east of McClusky Pass in 1990. ECM dropped its claims and the area was staked by MBM Consultants in 1994. Battle Mountain Exploration Company leased the claims and drilled an unknown number of holes in the north central portion of the claim block in 1995. All previous claims lapsed and White Knight staked the property in September 2003.

Current and Future Exploration of McClusky Pass Property

White Knight commenced a drill program at the McClusky Pass Property in September 2005. One diamond drill hole was completed to a depth of 1,191 ft on the northern portion of the project with only anomalous gold encountered. A reverse circulation hole was attempted, but was lost at 775 ft, about 200 ft short of the target. The holes were drilled approximately 1,000 ft apart to test a geophysically interpreted uplifted block. Anomalous gold and pathfinder elements, as well as intrusive dykes and strong dolomitization, were encountered in the southern most reverse-circulation drill hole. Both holes encountered chert and siltstones with minor limestone interbeds which are interpreted to be part of the Upper-plate. The depth to lower-plate on the project is not known at this time. Additional work will be performed on the McClusky Pass Property in late 2006 to generate new drill targets.

New Pass Property

The New Pass Property consists of 107 unpatented mining claims totaling 2,232 acres located near the town of Austin in Churchill County, Nevada. White Knight currently has a 100% interest subject to an option agreement with Bonaventure Enterprises Inc. who can earn an initial 50% interest in the New Pass Property. The New Pass Property is without known economic mineral reserves and is at the exploration stage. White Knight’s current efforts are exploratory in nature.

Acquisition of New Pass Property

In March 1998, White Knight acquired a 100% interest in the New Pass Property from Quest USA Resources Inc. for $165,000 cash. Quest maintained a 2.75% net smelter royalty which White Knight purchased in March 2000, in exchange for 100,000 White Knight common shares.

In September 2004, White Knight entered into an option agreement with Consolidated Odyssey Exploration Inc., whereupon Odyssey may earn an initial 50% interest in the New Pass Property. To earn a 50% interest, Odyssey must make cash payments to White Knight of $500,000, issue 500,000 of its common shares and provide $2,000,000 in exploration expenditures, all over a four-year period. Upon earning a 50% interest in the property, Odyssey may earn an additional 10% interest in the property by financing the completion of a feasibility study. Subsequently, Odyssey assigned all rights under the option agreement to Bonaventure. During the earn-in period, Bonaventure is responsible for all property holding costs.

Location of and Access to New Pass Property

The New Pass Property is located along the Austin-Lovelock mineral belt in the New Pass Mining District, 27 miles west of Austin, Nevada. Access is from Austin on US Highway 50 for 34 miles, north on the Edwards Valley Road for 5 miles, and east-southeast for 2 1/2 miles on an unimproved road to the center of the property.

Regional and Property Geology of New Pass Property

Gold mineralization on the New Pass Property is hosted in silty and carbonaceous limestones of the Triassic Lower Augusta Mountain Formation. This unit consists of thin to medium bedded, carbonaceous limestone with interbeds of platy, calcareous siltstone, fine-grained sandstone, and bioclastic turbidites. Impermeable, massive, cliff-forming limestones of the upper Augusta Mountain sequence cap these rocks.

Previous Exploration History of New Pass Property

Gold was discovered on the New Pass Property in 1980 by Dekalb Mining Ltd. which was conducting follow-up work to a stream sediment survey. Dekalb transferred ownership of the claims to Northern Illinois Coal, Oil and Resources Mineral Ventures in 1982. Northern Illinois Coal explored the New Pass Property from 1982 through 1992, and drilled a total of 165 holes. Consolidated Ramrod Gold (USA), Inc. acquired the New Pass Property in 1993. In 1995, Santa Fe Pacific Gold Corporation completed 11 holes on the property under an exploration agreement with Ramrod. Ramrod was later reorganized and renamed Quest which sold the property to White Knight in 1998. During 1998, White Knight completed 1:6000 scale mapping, collected 250 rock chip samples, prepared geochemical overlays for all surface rock chip data, constructed 100-foot cross sections via an Interdex mining software program, and estimated geologic resources on the main jasperoid.

Current and Future Exploration of New Pass Property

During 2005, Bonaventure completed 28 drill holes totaling 9,140 ft of drilling. The results from this campaign, which include 75 ft @ 0.057 oz/ton Au with 10 ft @ 0.307 oz/ton Au and 30 ft @ 0.095 oz/ton Au, confirm the exploration potential for the project. Bonaventure has commenced its 2006 drill effort which will involve further step out as well as infill drilling of the 2005 program. Bonaventure has commenced its Phase 2 angle drilling in the northern portion of the project drill grid using a reverse circulation rig. The program includes 9,000-10,000 feet of new drilling in 20-25 holes to expand the current resource. Hole depths will be 250 feet to 650 feet deep. Drilling of the untested portion of the current drill grid as well as up-dip and down-dip offsets from previous drilling will be completed. The Phase 2 drilling program will occur over a strike length of approximately 3,200 feet. The angle hole program will also test volcanic rocks above previous drilling that have not been assayed and explore possible high grade feeder faults below the deposit. The drilling program is expected to last until the end of the year. Bonaventure has an option to earn an initial 50% interest in the property by incurring exploration expenditures, issuing shares and making option payments over a 4-year period.

Squaw Creek Property

The Squaw Creek Property is located on the northern portion of the Carlin Trend, 42 miles north of the town of Battle Mountain in Elko County, Nevada. The property consists of 151 unpatented mining claims totaling 3,040 acres. White Knight currently has a 100% interest, subject to an agreement with Bonaventure who can earn an initial 50% interest. The Squaw Creek Property is without known economic mineral reserves and is at the exploration stage. White Knight’s current efforts are exploratory in nature.

Acquisition of Squaw Creek Property

White Knight acquired the Squaw Creek Property by staking during 1996. In September 2004, White Knight entered into an option agreement with Odyssey whereupon Odyssey may earn an initial 50% interest by making cash payments to White Knight of $500,000, issue 500,000 of its common shares and provide $2,000,000 in exploration expenditures, all over a four-year period. Odyssey may earn an additional 10% interest in the Squaw Creek Property by financing the completion of a feasibility study. Subsequently, Odyssey assigned all its rights under the option agreement to Bonaventure. During the earn-in period, Bonaventure is responsible for all property holding costs.

Location of and Access to Squaw Creek Property

The Squaw Creek Property lies between the Midas and Ivanhoe mining districts on the northern portion of the Carlin Trend. Access to the property is achieved from the towns of Battle Mountain, Elko, or Winnemucca, Nevada via highway and maintained all-weather roads. Unimproved dirt roads provide access along the pediment on the northern part of the Squaw Creek Property.

Regional and Property Geology of Squaw Creek Property

The Squaw Creek Property is located directly on the Carlin Trend, and strongly anomalous gold mineralization associated with pyrite has been intersected in drill holes in an area more than 3 miles long and 1 mile wide. Additional weakly anomalous gold has been discovered within virtually all drill holes over a much larger area. The anomalous gold occurs within silicified and brecciated zones often more than 100 feet thick in the sedimentary rocks of the Upper Plate or in the overlying Miocene age volcanics. Zones of gold mineralization are also hosted within silty dolomitic sediments of unknown age and of unknown stratigraphic position. These silty dolomitic sediments may be part of the Rodeo Creek Formation and possibly indicate the presence of nearby auriferous Lower Plate sediments.

Exploration History of Squaw Creek Property

During the 1970’s, the US Steel Company explored the Ivanhoe District and by 1984 had defined a gold reserve on the adjacent Ivanhoe Property. A series of companies explored the Ivanhoe project which was expanded to cover the current Squaw Creek Property. Touchstone Resources explored the Squaw Creek Property by surface mapping, and drilled at least 4 holes. Newmont Mining Corporation and Cornucopia Resources Ltd. explored the Squaw Creek Property from 1992 until 1995, drilling a total of 12 holes in the Sheep Corral Mine area before dropping the outer claims, including the Squaw Creek Property. White Knight drilled three holes in 1998, 14 holes in 1999, and 10 holes in 2000 funded by Chapleau which terminated its option in August 2000 after incurring exploration expenditures totaling $1,024,135.

Current and Future Exploration of Squaw Creek Property

Bonaventure commenced a three hole drilling program in October 2006. The holes are pre-collared using a reverse circulation rig to penetrate post-mineral rocks and completed using a core rig. Holes SC-0601 and 0602 are a fence of holes designed to drill across a large interpreted fault zone indicated in a CSAMT geophysical survey completed in 2005.

White Knight’s Other Properties

South Cabin Creek Property

White Knight’s 100% owned South Cabin Creek Property is located in Eureka County, Nevada, and consists of 84 unpatented mining claims totaling approximately 1,735 acres. The South Cabin Creek Property is without known economic mineral reserves and is at the exploration stage. White Knight’s current efforts are exploratory in nature.

Acquisition of South Cabin Creek Property

White Knight acquired the claims that make up the South Cabin Creek Property by way of staking in October 2001. Annual holding costs for the property are estimated to be $11,214 for 2007 in federal and county fees.

Location of and Access to South Cabin Creek Property

The South Cabin Creek Property is located approximately three-quarters of a mile east of the past-producing Gold Pick Mine, approximately 30 miles northwest of the town of Eureka, Nevada. Access is via county maintained roads and then along all-weather dirt roads.

Regional and Property Geology of South Cabin Creek Property

The South Cabin Creek Property lies along the Cortez Trend. The claims are underlain by an east-dipping fault-repeated section of Silurian Lone Mountain Dolomite overlain by Devonian McColley Canyon Formation and Denay Formation. The claims lie near the Devonian dolomite line, a major facies boundary controlled by regional Paleozoic-age structure along the continental margin.

The South Cabin Creek Property covers a small portion of the Cabin Creek deposit, the South Cabin Creek mineralized zone, and potential extensions of the Cabin Creek mineralizing structure. The Cabin Creek deposit is an oxide gold deposit hosted in the Bartine member of the McColley Canyon Formation. Drill intercepts in the southernmost portion of the deposit on White Knight’s claims include:

Drill Hole	From (feet)	To (feet)	Interval (feet)	Gold (ounces per ton)

92-41	75	145	70	0.058
SS-26	80	165	85	0.060
SS-19	70	160	90	0.057
SS-27	30	155	125	0.037
92-53	100	200	100	0.035

Mineralization in the Cabin Creek deposit consists of two ore pods aligned in a northwest-southeast direction. The trend of gold mineralization and the favourable host rock unit project onto White Knight’s claims to the southeast of the Cabin Creek deposit. The northeast-trending high-grade feeder structure of the deposit also projects on to the northeast part of White Knight’s claims.

Widely spaced drilling in the area south of the Cabin Creek deposit by Atlas discovered the South Cabin Creek gold zone. Anomalous drill intercepts at the South Cabin Creek mineralized zone include:

Drill Hole	From (feet)	To (feet)	Interval (feet)	Gold (ounces per ton)

SS-51	200	220	20	0.019
101-1	5	30	25	0.014
SS-10	290	300	10	0.038
PDSS-27	315	355	30	0.012

Exploration targets on the South Cabin Creek Property include shallow small to moderate pods of mineralization in the South Cabin Creek zone, high-grade mineralization along the projection of the high-grade feeder structure, and potentially large Carlin-type deposits concealed beneath gravel and volcanic cover along the major north-northwest-trending fault zone (main controlling structure) to the east of the Cabin Creek deposit.

Previous Exploration History of South Cabin Creek Property

The area containing the South Cabin Creek Property was explored by a number of companies from 1982 to 1992. Exxon Coal and Minerals Company geologists first discovered gold-bearing jasperoid rocks in the Cabin Creek area in 1982, and drilled the first mineralized holes on the property. After Exxon relinquished the claims, Nerco staked claims which include the current property in 1982. American Copper and Nickel Company leased the property and drilled the discovery hole at Cabin Creek oxide gold deposit adjacent to White Knight’s current property, which was later further defined by Phelps Dodge Corporation and Atlas. Atlas also drilled holes to the south and discovered the South Cabin Creek mineralization. From 1997 to 1998, Barrick Gold Corporation leased the claims but conducted no work. American Bonanza Gold Mining Corporation (now American Bonanza Gold) leased the claims in 1999, but conducted no work before relinquishing the claims in September 2001.

Current and Planned Exploration of South Cabin Creek Property

Due to the location and extension of a portion of the Cabin Creek oxide deposit onto White Knight’s property, exploration targets include potential high-grade mineralization along the projection of the high-grade feeder structure, shallow small to moderate pods of mineralization in the South Cabin Creek zone, and possible Carlin-type deposits concealed beneath gravel and volcanic cover along the major north-northwest trending fault zone (main controlling structure) to the east of the Cabin Creek deposit.

White Knight is currently seeking a joint-venture partner to fund and conduct exploration on the South Cabin Creek Property.

Gold Bar Horst Property

White Knight’s 100% owned Gold Bar Horst Property is located in Eureka County, Nevada, and consists of 183 unpatented mining claims totaling 3,652 acres. The Gold Bar Horst Property is without known economic mineral reserves and is at the exploration stage. White Knight’s current efforts are exploratory in nature.

Acquisition of Gold Bar Horst Property

White Knight acquired the 183 unpatented mining claims by way of staking since September 2001. Annual holding costs for the property are estimated to be $24,430 for 2007 in federal and county fees.

Location of and Access to Gold Bar Horst Property

The Gold Bar Horst Property is located in Eureka County on the southwest flank of the Roberts Mountains, approximately 30 miles northwest of Eureka, Nevada. Access is by way of a series of improved all weather roads.

Regional and Property Geology of Gold Bar Horst Property

The claims were staked to cover the projection of a northwest-trending horst of Lower Plate Devonian Carbonates. The claims are in two noncontiguous blocks, covering the northern and southern projections of the horst beyond the immediate past producing Gold Bar Mine. The depth to bedrock under Quarternary gravels, as indicated by CSAMT surveys, gravity surveys and drilling varies from less than 500 feet to greater than 1,000 feet. Mineralization is controlled by a north-northwest-trending fault and structural intersections with northeast-trending cross faults.

Previous Exploration History of Gold Bar Horst Property

Atlas discovered gold-anomalous jasperoid along the southwest flank of the Roberts Mountains in 1983 and drilled 16 shallow exploration holes, one of which intersected thin gold mineralization. In 1984 Atlas discovered the

Gold Bar deposit, which lies between the 2 current portions of White Knight’s property. Atlas mined the Gold Bar deposit beginning in 1987 before exhausting the economic reserves in 1994. Atlas negotiated a series of joint-venture agreements with other mining companies between 1994 and 1999 for further exploration of the project which includes the claims encompassed by White Knight’s current property boundaries. Homestake Mining Company entered into a joint venture in 1994 for exploration of the pediment area south and southeast of the Gold Bar mine. Homestake conducted CSAMT surveys and drilled 17 exploration holes on the area south of Gold Bar in 1995 and 1996. The joint venture was terminated in 1996. Barrick joint-ventured all of Atlas’ holdings in the Roberts Mountains, exclusive of the mine areas, in 1997. Barrick drilled a series of widely-spaced holes in the Millsite area and drilled seven deep holes to the north before terminating the joint venture in 1999. Vengold (now American Bonanza) leased all of Atlas’ holdings in the Roberts Mountains later in 1999. When American Bonanza reduced the size of its claim holdings in 2001 to concentrate on the claims around the past producing Gold Bar mine, White Knight staked the two noncontiguous claim groups bordering the remaining claims at Gold Bar on the north and south which currently comprise the Gold Bar Horst Property.

Current and Planned Exploration of Gold Bar Horst Property

Future exploration is expected to target possible Carlin-style gold mineralization beneath the gravel cover. North-northwest to northwest-trending horst-bounding faults and crosscutting northeast-trending faults are possible feeder structures. The master feeder fault has not been tested. The majority of previous drilling on the Gold Bar Horst Property is less than 350 feet deep and did not encounter bedrock. One deeper drill hole located on the property encountered a mineralized jasperoid which returned minor gold values from a depth of 1,160 feet to 1,255 feet. This mineralization may be peripheral to other gold mineralization.

White Knight also initiated a nine hole reverse circulation drill program on the southern portion of the property in June 2006. The objective of the program was to determine the areal extent of lower-plate lithologies, explorable within reasonable target depths. In addition, structural edges of the horsted domain were targeted in attempts to extend the Gold Bar “proper” mineralized system.

The Phase I drilling program was completed during the period ending September 30, 2006. The drill program tested a “blind” gravel-covered pediment target and was designed to establish depth to lower-plate bedrock previously interpreted by a gravity geophysical survey performed by White Knight in 2005. Of the proposed 9 drill holes, 6 were drilled but only 4 were completed to the target depth. Technical difficulties, including equipment failure and caving overburden, prevented the completion of the remaining two holes. Lower-plate limestones were encountered as shallow as 390 feet. Anomalous arsenic and trace gold were encountered in all three of the holes for which assays have been received. White Knight now interprets that favourable host lithologies are explorable at reasonable depths over an area measuring 3,500 ft × 7,000 ft on the southern Gold Bar Horst Property. Alteration and gold-arsenic anomalies encountered in the 2006 drilling indicate that the gold-mineralizing system continues southward from Gold Bar. White Knight is currently evaluating the 2006 drill data with emphasis on generating targets for further drilling.

Hunter Property

The Hunter Property is located in Eureka County, Nevada, and consists of 48 unpatented mining claims totaling 1,116 acres. White Knight has a 100% interest in 46 claims, and has a lease agreement and an option to purchase a 100% interest in the other two claims which make up the property. The Hunter Property is without known economic mineral reserves and is at the exploration stage. White Knight’s current efforts are exploratory in nature.

Acquisition of Hunter Property

White Knight acquired 46 unpatented mining claims of the Hunter Property through staking in September 2001. In February 2002, White Knight signed a lease agreement with Gregory McN. French on two adjacent unpatented mining claims known as the HNT Claims. Under the terms of the lease agreement, White Knight is required to make lease payments and issue common shares to Mr. French under the following schedule:

	Cash Option		Common Share
Payment Due Date	Payments ($)		Issuances

Initial Payment	2,000(paid	)	20,000(issued)
February 1, 2003	2,000(paid	)	20,000(issued)
February 1, 2004	3,000(paid	)	20,000(issued)
February 1, 2005	3,000(paid	)	20,000(issued)
February 1, 2006	4,000(paid	)	20,000(issued)
February 1, 2007 and each year thereafter	7,000		None

Mr. French also retains a net smelter royalty on the HNT claims which varies from between one to two percent, depending upon the price of gold. Mr. French retains a 1.5% net smelter royalty on minerals other than gold. White Knight has the option to acquire the net smelter royalty and purchase the HNT Claims from Mr. French for $75,000 at any time before the 10th anniversary date of the lease.

Annual holding costs for the property are estimated to be $6,408 for 2007 in federal and county fees.

Location of and Access to Hunter Property

The Hunter Property is located on the Cortez Trend and lies approximately three miles southeast of the Gold Pick Mine. Access is via Highway 50, then approximately 13 miles along county maintained gravel road and 1 1/2 miles along unimproved dirt road.

Regional and Property Geology of Hunter Property

The Hunter Property encompasses an easterly dipping fault-repeated section of Silurian Lone Mountain Dolomite overlain by Devonian McColley Canyon Formation, Bay State Dolomite and Devils Gate Limestone. Miocene basalts and minor rhyolite overlay and/or are faulted against the Paleozoic section along both the western and eastern parts of the claims. The western portion of the Hunter Property is covered by pediment gravels, which masks the Paleozoic and Tertiary rocks.

Previous Exploration History of Hunter Property

Gold-bearing jasperoids were discovered in the Hunter area in 1983 and Mapco (now Nerco) staked claims over the prospective ground. The claims were leased to American Copper and Nickel Company in 1985. American Copper and Nickel Company conducted geological mapping, rock-chip and soil sampling, geophysical surveys, and drilled 39 shallow holes between 1985 and 1987.

Nerco conducted additional geologic and geochemical work and drilled seven holes in 1988-1989. Phelps Dodge acquired the Nerco claims in 1989 and conducted more mapping and collected additional rock-chip samples as well as drilling 21 exploration holes in 1990. Atlas acquired the Nerco claims in 1991 and conducted additional drilling in 1993. American Barrick leased all of Atlas’ claims in 1997, including those at Hunter, but performed no work on the property before terminating its lease in 1998. Vengold (now American Bonanza) then leased the Atlas land holdings in 1999 but also performed no work on the property before abandoning the claims in September 2001.

Current and Planned Exploration of Hunter Property

During the 2006 field season White Knight completed 800 feet of drilling in three holes. White Knight is currently awaiting drill results.

Pat Canyon Property

The wholly owned Pat Canyon Property is located in Eureka County, Nevada and consists of 178 unpatented mining claims totaling 3,582 acres. The Pat Canyon Property is without known mineral reserves and is at the exploration stage. White Knight’s current efforts are exploratory in nature.

Acquisition of Pat Canyon Property

White Knight acquired the Pat Canyon Property by staking in November 2003. Annual holding costs for the property are estimated to be $23,763 for 2007 in federal and county fees.

Location of and Access to Pat Canyon Property

The Pat Canyon Property lies on the Cortez Trend and is adjacent to White Knight’s Fye Canyon Property to the south. Access is by a series of all-weather and dirt roads.

Regional and Property Geology of Pat Canyon Property

The Pat Canyon Property lies along the southern projection of the north-northwest-south-southeast-trending Cortez fault zone just south of a major northeast-trending cross-structure which bounds the northern edge of Simpson Park Mountains. The property covers three and one-half miles of strike length of this splayed north northwest fault system. Upper-plate Ordovician Vinini Formation crops out in the eastern part of the block and is overlaid by scabs of felsic Tertiary volcanics and thin Quaternary alluvium in the central area with thicker gravels in the west part. Intermediate Tertiary volcanics cover the southernmost part of the claim block. The claim block lies along the projection of lower plate carbonate rocks in the Cortez window to the northwest and the Tonkin window to the southeast.

Current and Future Exploration of Pat Canyon Property

White Knight is seeking a joint venture partner to further explore the Pat Canyon Property.

Tonkin Summit Property

The Tonkin Summit Property is located in Eureka County, Nevada, adjacent to White Knight’s McClusky Pass Property to the East. The 100% owned property consists of 186 unpatented mining claims totaling 3,826 acres. The Tonkin Summit Property is without known mineral reserves and is at the exploration stage. White Knight’s current efforts are exploratory in nature.

Acquisition of Tonkin Summit Property

White Knight acquired the Tonkin Summit Property by staking in the spring 2004. Annual holding costs are estimated to be $24,831 for 2007 in federal and county fees.

Location of and Access to Tonkin Summit Property

The Tonkin Summit Property is located on the Cortez Trend at the northwest end of the Roberts Mountains approximately 30 miles northwest of Eureka, Nevada. Access is by way of a series of improved all weather roads.

Regional and Property Geology of Tonkin Summit Property

The claims are underlain by upper plate Ordovician Vinini Formation (chert, siltstone with some limestone beds) with minor Tertiary volcanic and Quaternary gravel cover in the northwest corners. Lower-plate carbonate rocks are projected to underlie Vinini Formation at relatively shallow depths.

Current and Planned Exploration of Tonkin Summit Property

The target is a Carlin-type disseminated gold deposit hosted in lower plate carbonate units beneath the Roberts Mountains thrust fault, alternatively similar bodies in limestone units of lower Ordovician Vinini Formation. The depth to lower plate is unknown as the property is unexplored below a 200 to 600 foot depth. Lower plate Devonian limestones crop out within 2,000 feet of the east side of the claim block. Scattered anomalous gold, arsenic, antimony and mercury in rock chips and soils are on trend from two mineralized northeast trending faults on an adjacent property. White Knight is seeking a joint venture partner to further explore the Tonkin Summit Property.

Miscellaneous

Since 2004, White Knight has acquired, by staking, a 100% interest in four additional Nevada mineral exploration properties comprised of unpatented mining claims located on the Cortez Trend in Eureka County and one additional mineral exploration property located on the Getchell Trend in Humboldt County. The combined acreage of these properties totals approximately 9,300 acres. The cumulative annual holding cost for these properties is estimated to be $64,480 for 2007 in federal and county fees. These properties are without known mineral reserves and are at the exploration stage. White Knight’s current efforts are exploratory in nature.

Sampling and Analysis

The sampling method used by White Knight field personnel varies with the purpose of the sample. Geologists doing initial reconnaissance or prospecting may collect selected grab samples from new discoveries. Such samples would be intended only to determine if minerals of interest are present, not to estimate grades for any volume of material.

For more systematic sampling, outcrops are cleaned off and in some cases shallow hand trenches are dug. Continuous chip samples are collected over intervals selected by a company geologist. The manner of sampling is recorded in field notes and is entered into the digital database of surface samples.

Core from drilling programs is photographed and logged on the project site by contract geologists under the supervision of White Knight’s project manager. Core is split by a contract geotechnician in Eureka, Nevada. Split core is bagged, sealed and shipped directly to assay labs in Elko, Nevada for sample preparation, and then to Sparks, Nevada for analysis. All samples are analyzed for gold and silver by fire-assay technique.

White Knight employs a quality control program consisting of re-assaying of both mineralized (0.010 ounce per ton of gold) and randomly selected coarse reject samples, insertion of coarse standard samples and assaying of both random and mineralized duplicate drilling samples through an umpire laboratory. Drill-cuttings samples are bagged, sealed and shipped directly to an assay laboratory in Elko, Nevada for sample preparation, then to Sparks, Nevada for analysis. All samples are analyzed for gold and silver by fire-assay technique.

Legal Proceedings

White Knight is not and has not been, since July 1, 2005, a party to any material legal or arbitration proceeding, nor is any material governmental proceeding involving White Knight pending or known to be contemplated.

Exchange Controls

Other than as provided in the Investment Canada Act, as amended, there are currently no limitations imposed by Canadian laws, decrees or regulations that restrict the import or export of capital, including foreign exchange controls, or that affect the remittance of dividends to non-resident holders of White Knight’s securities. However, any such remittances of dividends paid to United States residents are subject to withholding tax at a rate equal to a maximum of 15% of the amount paid.

Management of White Knight considers that the following summarizes the material features of the Investment Act, in its present form, pertinent to a non-resident of Canada who proposes to acquire common shares of White Knight. However, provisions of the Investment Act are complex and any non-Canadian contemplating an investment to acquire control of White Knight should consult professional advisors as to whether and how the Investment Act might apply.

The Investment Act regulates the acquisition of control of a Canadian business by a non-Canadian, as defined under the Investment Act. Under the Investment Act, an acquisition of control is considered to be the acquisition of the majority of a company’s common shares. However, if a non-Canadian acquires more than one-third but less than a majority of White Knight’s voting shares, there is a presumed acquisition of control, unless it can be established that White Knight is not in fact controlled by the acquirer. All acquisitions of control of a Canadian business are notifiable, which requires that a notification form be submitted to Investment Canada within thirty days after the implementation of the investment, unless the investment is reviewable. If the investment is reviewable, the investment may not be implemented until the Minister responsible for the Investment Act is satisfied that the investment is likely to be of net benefit to Canada.

An investment is reviewable if there is an acquisition of a Canadian business and the asset value of the Canadian business being acquired equals or exceeds the following thresholds:

(a) for non-WTO investors (as defined below), the threshold is Cdn$5 million for a direct acquisition and over Cdn$50 million for an indirect acquisition; the Cdn$5 million threshold will apply however for an indirect acquisition if the asset value of the Canadian business being acquired exceeds 50% of the asset value of the global transaction;

(b) except as specified in paragraph (c) below, a threshold is calculated annually for reviewable direct acquisitions by or from WTO investors. The threshold for 2006 is Cdn$265 million. Indirect acquisitions by or from WTO investors are not reviewable.

(c) the limits set out in paragraph (a) above apply to all investors for acquisitions of a Canadian business that:

(i) engages in the production of uranium and owns an interest in a producing uranium property in Canada;

(ii) provides any financial service;

(iii) provides any transportation service; or

(iv) is a cultural business.

Notwithstanding the above, any investment which is usually only notifiable, including the establishment of a new Canadian business, and which falls within a specific business activity listed in the Regulations to Respecting Investment in Canada, may be reviewed if an Order-in-Council directing a review if made and a notice is sent to the investor within 21 days following the receipt of a certified complete notification.

“WTO investor” as defined in the Investment Act includes: an individual, other than a Canadian, who is a national of a member of the World Trade Organization, or a WTO Member, or who has the right of permanent residence in relation to that WTO Member; a government or government agency of a WTO investor-controlled corporation; corporation or limited partnership; or trust that is neither WTO-investor controlled or Canadian controlled of which two-thirds of its board of directors, general partners or trustees, as the case may be, are any combination of Canadians and WTO investors.

Certain types of transactions are exempt from application of the Investment Act including, among the transactions, acquisitions of control of White Knight:

(a) by the acquisition of voting shares or other voting interests by any person in the ordinary course of that person’s business as a trader or dealer in securities;

(b) in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the Investment Act;

(c) for the purpose of facilitating its financing and not for any purpose related to the Investment Act on the condition that the acquirer divest itself of control within two years after control was acquired or within such longer period as is approved by the Minister; and

(d) by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of White Knight through the ownership of voting interests remains unchanged.

Except as provided in the Investment Act, there are currently no limitations specific to the right of non-resident Canadians to hold or vote the common shares of White Knight under Canadian law or White Knight’s charter documents.

SELECTED FINANCIAL DATA OF WHITE KNIGHT

The selected financial data of White Knight for the years ended June 30, 2006, 2005, 2004, 2003 and 2002 were derived from the consolidated financial statements of White Knight that were audited by Davidson & Company LLP, Chartered Accountants. The selected financial data of White Knight for the three months ended September 30, 2006 and 2005 were derived from the unaudited consolidated financial statements of White Knight. The selected financial data should be read in conjunction with the consolidated financial statements contained in this Annex (Financial Statements of White Knight) and other financial information included elsewhere in this Annex.

White Knight has not declared any dividends on its common shares since incorporation and does not anticipate that it will do so in the foreseeable future. The present policy of White Knight is to retain any future earnings for use in its operations and the expansion of its business.

The following table is derived from the consolidated financial statements of White Knight, which have been prepared in accordance with generally accepted accounting principles in Canada, or Canadian GAAP, which for White Knight’s financial reporting conforms in all material respects for the years presented with generally accepted accounting principles in the U.S., or U.S. GAAP, except as disclosed in Note 16 to the consolidated financial statements. See the Financial Statements of White Knight in this Annex. In this Annex, unless otherwise specified, all dollar amounts are expressed in United States dollars ($).

	Three Months Ended September 30		Year Ended June 30
	2006	2005	2006	2005	2004	2003	2002
	(Cdn$)

Interest income (in thousands)	$129	$29	$442	$262	$98	$8	$24
Net Loss (in thousands)	(180)	(302)	(3,307)	(1,063)	(1,664)	(357)	(1,679)
Net Loss Per Share	$(0.003)	$(0.005)	(0.06)	(0.02)	(0.04)	(0.01)	(0.06)
Dividends Per Share	0	0	0	0	0	0	0
Weighted Avg. Shares (in thousands of shares)	59,385	57,658	58,855	53,091	39,038	28,958	26,578

	As at September 30		As at June 30
	2006	2005	2006	2005	2004	2003	2002
	(In thousands of Cdn$)

Working Capital	12,582	16,253	13,239	11,216	9,805	(87)	384
Mineral Property Interests	2,809	2,671	2,800	2,456	1,754	1,105	959
Deferred Exploration Costs	4,260	2,134	3,864	1,509	733	506	408
Long-Term Debt	0	0	0	0	0	0	0
Shareholders’ Equity	20,786	21,481	20,902	15,517	12,590	1,678	1,994
Total Assets	21,225	21,790	21,502	15,697	12,720	1,912	2,134

Had the consolidated financial statements of White Knight been prepared in accordance with U.S. GAAP, certain selected financial data would have been reported as follows:

	Three Months Ended September 30		Year Ended June 30
	2006	2005	2006	2005	2004	2003	2002
	(In thousands of Cdn$)

Loss Per Share	(0.02)	(0.02)	(0.10)	(0.05)	(0.06)	(0.02)	(0.03)
Shareholders’ Equity (in thousands)	14,555	20,737	15,054	12,205	10,637	66	627

	As at September 30		As at June 30
	2006	2005	2006	2005	2004	2003	2002
	(In thousands of Cdn$)

Mineral Property Interests	779	645	767	616	534	0	0
Deferred Exploration Costs	0	0	0	0	0	0	0
Total Assets	14,994	17,663	15,654	12,385	10,767	300	767

OPERATING AND FINANCIAL REVIEW AND PROSPECTS OF WHITE KNIGHT

Overview

White Knight’s consolidated financial statements are stated in Cdn$ and are prepared in accordance with Canadian GAAP, the application of which for White Knight’s financial reporting, conforms in all material respects for the years presented with U.S. GAAP, except as disclosed in Note 16 to the consolidated financial statements. The value of the US$ in relationship to the Cdn$ was $1.00 = Cdn$1.115 as of September 30, 2006.

White Knight has since inception financed its activities through the distribution of equity capital. While White Knight has sufficient resources to meet its obligations for the foreseeable future at its current level of activity, it is anticipated that additional funds by equity issuance will be required in the future, as all of White Knight’s properties are at the exploration stage. The timing of such offerings is dependent upon the success of White Knight’s exploration programs as well as the general economic climate.

Results of Operations

For the Three Months Ended September 30, 2006 vs. the Three Months Ended September 30, 2005

White Knight’s loss for the quarter ended September 30, 2006 totaled Cdn$180,446, a loss of Cdn$0.003 per share, as compared to a loss of Cdn$302,057 (Cdn$0.005 loss per share) for the quarter ended September 30, 2005. Write-off of preliminary exploration costs of Cdn$19,966 (total write-off for the three months ended September 30, 2005 was Cdn$38,712) coupled with a stock-based compensation charge of Cdn$63,668 (Cdn$26,766 of stock-based compensation costs for the three months ended September 30, 2005) and general & administrative expenses contributed to the current quarter’s net loss.

General and administrative expenses for the quarter ended September 30, 2006 totaled Cdn$226,489, excluding the stock-based compensation expense (September 30, 2005 — Cdn$257,940). Other expenses which affect the loss fluctuate from quarter to quarter and consist of unrealized recovery on temporary investments, interest income and gain or loss on foreign exchange, which do not occur on a regular basis.

White Knight’s cash and temporary investments decreased by Cdn$831,404 during the quarter ended September 30, 2006, from Cdn$13,505,584 as at June 30, 2006 to Cdn$12,674,180 as at September 30, 2006. Cash resources used in operations totaled Cdn$136,161 and in investing activities, Cdn$746,348 (Cdn$479,890 cash used in acquisition of mineral property costs and deferred exploration costs).

Year Ended June 30, 2006 vs. Year Ended June 30, 2005

During the year ended June 30, 2006 White Knight received Cdn$6,175,733 from the exercise of 4,940,586 warrants.

The loss for the year ended June 30, 2006 was Cdn$3,307,465, or Cdn$0.06 per share, compared to a loss of Cdn$1,063,474, or Cdn$0.02 per share, in the prior year. The increased loss was due to higher expenses of Cdn$3,572,966 in 2006 compared to Cdn$1,100,746 in 2005, with the largest increase occurring in stock-based compensation, which totaled Cdn$2,275,298 compared to Cdn$148,543 in 2005. Other significant changes in expenses occurred in audit fees which rose to Cdn$116,362 from Cdn$48,696 as well as wages and benefits which rose to Cdn$130,998 from Cdn$79,918 due to a higher level of corporate activity. Consulting increased to Cdn$123,809 from Cdn$116,588 in 2005, and travel and entertainment rose to Cdn$108,044 in 2006 from Cdn$69,132 in 2005 as management and consultants visited and reviewed existing properties in Nevada as well as travel related to investor relations. Investor relations and shareholder information rose to Cdn$175,427 in 2006 from Cdn$123,189 in 2005 as White Knight continued its effort to better inform shareholders and the investment community about White Knight’s activities.

White Knight also recorded the write-off of deferred exploration costs of Cdn$143,783 in 2006 compared to Cdn$194,598 in 2005. These write-offs are related to general exploration of properties in Nevada. White Knight also recorded a loss on foreign exchange of Cdn$11,574 in 2006 compared to a loss of Cdn$60,377 in 2005 due to favorable changes in the Canadian/US dollar exchange rate, a partial recovery of Cdn$2,749 of the unrealized loss on temporary investments reported in 2004 compared to Cdn$31,404 in 2005 as well as a loss on disposal of temporary investments of Cdn$23,927 (Cdn$0 in 2005). These expenses were offset by an increase in interest income of Cdn$442,036 in 2006 versus Cdn$261,600 in 2005, with the increase due to higher cash balances in the current period.

Year Ended June 30, 2005 vs. Year Ended June 30, 2004

During the year ended June 30, 2005, White Knight acquired two additional mineral exploration properties on the Cortez Trend. White Knight also completed a private placement of its common shares, which provided net proceeds of Cdn$2,370,000.

In 2005, White Knight had a loss of Cdn$1,063,474 or Cdn$0.02 per share as the result of interest on short-term investments of Cdn$261,600, a loss on foreign exchange of Cdn$60,377, a partial recovery of Cdn$31,404 of the unrealized loss on temporary investments reported in 2004, a loss on disposal of equipment of Cdn$757, a stock-based compensation charge of Cdn$148,543 and costs of Cdn$952,203 before write-offs.

In 2004, White Knight had a loss of Cdn$1,664,257 or Cdn$0.04 per share as a result of short-term investment interest of Cdn$97,920, a loss on foreign exchange of Cdn$9,299, an unrealized loss on temporary investments of Cdn$42,999, a stock-based compensation charge of Cdn$840,005 and costs of Cdn$628,325 before write-offs.

During the 2005 fiscal year, Cdn$194,598 of preliminary exploration costs was written-off compared to Cdn$241,549 in 2004. The increase in administrative costs from Cdn$628,325 at June 30, 2004 to Cdn$952,203 at June 30, 2005 was a result of an increase in consulting fees, audit fees, investor relations and shareholder information costs, management fees, rent, amortization, office costs, telephone and travel expenses, reflecting the costs associated with White Knight’s new Reno office as well as the general increase in exploration activities in Nevada.

Liquidity and Capital Resources

White Knight’s working capital as at September 30, 2006 was Cdn$12,582,391 as compared to Cdn$16,252,995 as at September 30, 2005. Cash and temporary investments decreased by Cdn$3,619,849 from Cdn$16,294,029 as at September 30, 2005 to Cdn$12,674,180 as at September 30, 2006. Cash used by operating activities during the period ended September 30, 2006 was Cdn$136,161 (2005 — Cdn$541,699).

For the 2007 fiscal year, White Knight has budgeted $2,000,000 for its anticipated exploration activities. Property costs, including land holding leases and fees, are estimated to total $600,000, and administrative costs are estimated at approximately $600,000. Therefore, White Knight estimates it has sufficient capital resources for all planned expenditures through fiscal 2007 and beyond.

Year Ended June 30, 2006

White Knight had working capital of Cdn$13,238,927 as at June 30, 2006 compared to Cdn$11,216,455 as at June 30, 2005. During the year ended June 30, 2006 operating activities used cash of Cdn$605,920. Loss for the year of Cdn$3,307,465 was reduced by items not affecting cash including write-off of deferred exploration costs of Cdn$143,783 and a stock-based compensation charge of Cdn$2,275,298. Changes in non-cash working capital items included an increase in accounts payable and accrued liabilities of Cdn$75,709, a decrease in receivables of Cdn$58,674, and an increase in amounts due to related parties of Cdn$100,248.

Investing activities provided cash of Cdn$5,375,913, including the reclassification of temporary investments to cash of Cdn$8,806,566 offset by Cdn$288,777 in acquisition of mineral property interests, Cdn$2,413,657 in deferred exploration costs and acquisition of equipment in the amount of Cdn$696,458.

Financing activities provided cash of Cdn$6,345,433, resulting from the issuance of 4,940,586 common shares pursuant to the exercise of warrants (proceeds of Cdn$6,175,733) and 315,000 common shares pursuant to the exercise of stock options (proceeds of Cdn$169,700). White Knight also issued 40,000 common shares for mineral property acquisitions at a deemed value of Cdn$72,000.

During the year ended June 30, 2006, White Knight’s cash position inclusive of temporary investments increased by Cdn$2,327,682.

Year Ended June 30, 2005

Operating activities for the year ended June 30, 2005 used cash of Cdn$954,361, with the loss for the year of Cdn$1,063,474 reduced by items not affecting cash including stock-based compensation of Cdn$148,543 and write-off of deferred exploration costs of Cdn$194,598. Changes in non-cash working capital items included increases in accounts receivable of Cdn$103,457 and prepaid expenses of Cdn$26,214, and decreases in accounts payable and accrued liabilities of Cdn$51,640, and amounts due to related parties of Cdn$52,616.

Investing activities used cash of Cdn$4,972,207. The largest component was the acquisition of temporary investments of Cdn$3,413,215 as White Knight invested in highly liquid short-term bonds. Acquisition of mineral property interests used cash of Cdn$673,373, and deferred exploration costs used cash of Cdn$816,648. Acquisition of equipment used cash of Cdn$86,486.

Financing activities provided cash of Cdn$3,813,500, with the entire amount provided by the issuance of capital stock. During the year, White Knight issued a total of 4,060,000 common shares: 1,500,000 common shares were issued pursuant to a private placement for proceeds of Cdn$2,370,000; 40,000 shares were issued for mineral property interests at a deemed value of Cdn$28,400; 230,000 shares were issued on the exercise of stock options for net proceeds of Cdn$120,125; and 2,290,000 shares were issued pursuant to the exercise of warrants for net proceeds of Cdn$1,421,304.

During the year White Knight’s cash position decreased by Cdn$2,113,068.

Year Ended June 30, 2004

Operating activities for the year ended June 30, 2004 used cash of Cdn$741,247, with the loss for the year of Cdn$1,664,257 reduced by items not affecting cash including stock-based compensation of Cdn$840,005 and write-off of deferred exploration costs of Cdn$241,549. Changes in non-cash working capital items included an increase in accounts receivable of Cdn$70,608, an increase in accounts payable and accrued liabilities of Cdn$12,714, and a decrease in amounts due to related parties of Cdn$153,168.

Investing activities used cash of Cdn$8,702,270. The largest component was the acquisition of temporary investments of Cdn$7,493,823. Acquisition of mineral property interests used cash of Cdn$611,213, and deferred exploration costs used cash of Cdn$442,661. Acquisition of equipment used cash of Cdn$89,321 and reclamation bonds were posted which used cash of Cdn$65,252.

Financing activities provided cash of Cdn$11,705,658, with the entire amount provided by the issuance of capital stock. During the year, White Knight issued a total of 20,870,734 common shares: 12,486,926 common shares were issued pursuant to private placements for gross proceeds of Cdn$9,599,998; 40,000 shares were issued for mineral property interests at a deemed value of Cdn$31,200; 2,134,500 shares were issued for the exercise of stock options for proceeds of Cdn$268,310; 6,084,308 shares were issued pursuant to the exercise of warrants for net proceeds of Cdn$2,377,872; and 125,000 common shares were issued for a finder’s fee.

During the year White Knight’s cash position increased by Cdn$2,262,141.

U.S. GAAP Reconciliation with Canadian GAAP

Under Canadian GAAP, mineral properties, including exploration, development and acquisition costs, are carried at cost and written down if the properties are abandoned, sold or if management decides not to pursue the properties. Under U.S. GAAP, all expenditures relating to mineral interests prior to the completion of a definitive feasibility study, which establishes proven and probable reserves, other than certain capitalized costs related to the acquisition of mineral property interests, must be expensed as incurred. Once a final feasibility study has been completed, additional costs incurred to bring a mine into production are capitalized as development costs.

Under U.S. GAAP, Statements of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”, requires companies to establish a fair market value based method of accounting for stock-based compensation plans. White Knight has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of White Knight’s stock at the date of grant over the option price. Effective July 1, 2003, White Knight elected to follow the fair value method of accounting for stock-based compensation.

New accounting and disclosure standards were introduced under Canadian GAAP for the fiscal year ending June 30, 2003. Accordingly, there were no differences between Canadian GAAP and United States GAAP for the years ended June 30, 2006, 2005 and 2004 or the quarters ended September 30, 2006 and 2005 other than those disclosed in the financial statements.

The reader is advised to consult White Knight’s audited annual consolidated financial statements for the year ended June 30, 2006, particularly Note 16, in this Annex, for quantification of the differences.

Canadian GAAP Conflict in Accounting for Mineral Property Interests and Deferred Exploration Costs

In March 2000, the Accounting Standards Board of the Canadian Institute of Chartered Accountants, or CICA, issued Accounting Guideline No. 11 “Enterprises in the Development Stage,” or AcG 11. AcG 11 addresses three distinct issues: i) the capitalization of costs/expenditures; ii) impairment; and iii) disclosure. Prior to its issuance, development stage entities were exempt from following certain aspects of Canadian GAAP. AcG 11 requires that all companies account for transactions based on the underlying characteristics of the transaction rather than the maturity of the enterprise. In addition, AcG 11 requires specific disclosure of information by development stage companies and is effective no later than fiscal periods beginning on or after April 1, 2000, which in the case of White Knight, is the year ended June 30, 2001.

In March 2002, the Emerging Issues Committee, or EIC, of the CICA issued EIC-126 “Accounting by Mining Enterprises for Exploration Costs,” or EIC-126, which interprets how AcG 11 affects mining companies with respect to the deferral of exploration costs. EIC-126 refers to CICA Handbook Section 3061 “Property, Plant and Equipment,” or HB 3061, paragraph .21, which states that for a mineral property interest, the cost of the asset includes exploration costs if the enterprise considers that such costs have the characteristics of property, plant and equipment.

EIC-126 then states that a mining enterprise that has not established mineral reserves objectively, and therefore does not have a basis for preparing a projection of the estimated cash flow from the mineral property interest, is not precluded from considering the exploration costs to have the characteristics of property, plant and equipment. EIC-126 also sets forth the EIC’s consensus that a mining enterprise in the development stage is not required to consider the conditions in AcG 11 regarding impairment in determining whether exploration costs may be initially capitalized. With respect to impairment of capitalized exploration costs, EIC-126 sets forth the EIC’s consensus that a mining enterprise in the development stage that has not established mineral reserves objectively, and, therefore, does not have a basis for preparing a projection of the estimated cash flow from the property, is not obliged to conclude that capitalized costs have been impaired. However, such an enterprise should consider the conditions set forth in AcG 11 and HB 3061 in determining whether a subsequent write-down of capitalized exploration costs related to mineral property interest is required.

As disclosed above, White Knight considers that its mineral property interests and deferred exploration costs have the characteristics of property, plant and equipment, and, accordingly, White Knight has chosen to classify its mineral property interests and deferred exploration costs as tangible assets in accordance with its interpretation of Canadian GAAP.

Although White Knight believes its accounting policy is appropriate and consistent with Canadian GAAP, there is an alternative interpretation of Canadian GAAP that would consider them to be intangible assets as a result of the issuance of CICA Handbook Section 1581 “Business Combinations,” or HB 1581, and CICA Handbook Section 3062 “Goodwill and Other Intangible Assets,” or HB 3062.

This alternative interpretation under HB 1581 and HB 3062 would provide for the capitalization of a contract based mining asset as an intangible asset at its fair value at the time it was acquired, either as an individual asset purchase or as part of a business combination. For exploration stage mineral property interests and deferred exploration costs such as those owned by White Knight, the excess of the carrying value over the residual value of the intangible assets would be amortized on a straight-line basis over the period in which White Knight expected to complete its exploration process or convert, develop or further explore the underlying properties. For White Knight, a reasonable estimate of this amortization period would be 5 years.

Consult White Knight’s audited annual consolidated financial statements for the year ended June 30, 2006 for the differences if White Knight had chosen to account for these costs as intangible assets under HB 1581 and HB 3062 effective July 1, 2001.

Variation in Operating Results

White Knight derives interest income on its cash and temporary investments, which depend on White Knight’s ability to raise funds.

Periodically, White Knight’s management through the exploration process, reviews results both internally and externally through the use of mining related professionals. The decision to abandon, reduce or expand exploration efforts is based upon many factors including general and specific assessments of mineral deposits, the likelihood of increasing or decreasing those deposits, land costs, estimates of future mineral prices, potential extraction methods and costs, the likelihood of positive or negative changes to the environment, permitting, taxation, labor and capital costs. There cannot be a pre-determined hold period for any property as geological or economic circumstances render each property unique.

Research and Development

White Knight conducts no research and development activities, nor is it dependent upon any patents or licenses.

Trend Information

White Knight knows of no trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on White Knight’s operations or financial condition.

Off-Balance Sheet Arrangements

White Knight does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on White Knight’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Tabular Disclosure of Contractual Obligations

White Knight has an interest in various exploration-stage mineral properties located in the State of Nevada. Certain of the underlying claims are leased from third-parties and have lease payments due. Other claims are unpatented mining claims on land owned by the Bureau of Land Management, or BLM, and have annual lease fees payable. All claims have Nevada county taxes due annually which vary by county.

Based upon its current and anticipated future claim holdings, White Knight estimates its land holding costs for the next three fiscal years to be the following:

Annual Estimated Property Holding Costs

Type of Cost	2007	2008	2009

Leases	$79,438	$85,379	$90,469
BLM Fees	$444,750	$444,750	$444,750
County Fees	$30,243	$30,243	$30,243

White Knight also maintains reclamation bonds for exploration work on certain of its properties. These bonds are held by or in trust for the responsible government body who oversees White Knight’s exploration work. When exploration, development or mining activities cease on that property, White Knight is responsible for restoring the property as provided by law. If White Knight either does not, or is not able, to comply with the required restoration, the reclamation bond will be used to provide funds for the required restoration work. However, if White Knight completes the required restoration and the applicable government body is satisfied all requirements have been met, the reclamation bond for that property will be returned to White Knight.

The following is a list of White Knight’s reclamation bonds outstanding as of June 30, 2006.

	Current	Government Body	$ Amount	Cdn$ Amount
Property	Status	Holding the Bond	of Bond	of Bond

Cottonwood	Exploration	Nevada Division of Minerals	$30,885	$—
Gold Bar Horst	Exploration	Nevada Division of Minerals	7,586	—
Gold Pick	Exploration	Nevada Division of Minerals	8,698	—
Hunter	Exploration	Nevada Division of Minerals	2,613	—
Patty (Indian Ranch)	Exploration	BLM	77,600	—
McClusky Pass	Exploration	BLM, Nevada Division of Minerals	2,114	—
New Pass	Exploration	BLM	5,982	—
Slaven Canyon	Exploration	BLM	12,997
Unallocated Nevada	Exploration	BLM	53,421	—
Quito	Dropped	US Forest Service	5,000	—
Lookout	Dropped	B.C. Minister of Finance	—	3,500
MGM	Dropped	B.C. Minister of Finance	—	2,000

DISCLOSURES ABOUT WHITE KNIGHT’S MARKET RISK

White Knight’s mineral property interests are all currently at the exploration stage and White Knight’s operations are limited to exploring those properties. Therefore, White Knight’s believes its market risks are minimal. White Knight does, however, have future property payments due in U.S. dollars, which we refer to herein as “$”. As a Canadian company, White Knight’s cash balances are kept in both Canadian and U.S. dollar funds. Therefore, White Knight is exposed to some exchange rate risk. White Knight considers the amount of risk to be manageable and does not currently, nor is it likely in the foreseeable future, to conduct hedging to reduce its exchange rate risk. A hypothetical 10% increase in the value of one Canadian dollar expressed in U.S. dollars as at June 30, 2006 would have caused a $404,000 increase in White Knight’s net assets as at June 30, 2006, and an equivalent decrease in the value of one Canadian dollar would have caused a $367,000 decrease in White Knight’s net assets as at June 30, 2006.

Glossary

The following glossary and metric equivalents have been taken from White Knight’s annual report on Form 20-F for the fiscal year ended June 30, 2006, filed with the SEC on October 20, 2006. These definitions should be read in conjunction with this Annex, and do not apply to other sections of this proxy statement.

Adit	A horizontal or nearly horizontal tunnel made for exploration or mining with one opening.

Alluvial	Material deposited by the action of running water.

Alteration	Any change in the mineral composition of a rock brought about by physical or chemical means.

Argillization	Alteration of the rock which produces clay minerals.

Audiomagnetotelluric	Geophysical technique which measures variations in the earth’s own electromagnetic field.

Au	Gold.

Barite	Barium sulphate.

Basalt	A general term for dark-colored mafic igneous rocks, commonly extrusive but locally intrusive.

Bioclastic Turbidites	Submarine debris flows.

Breccia	A rock in which angular fragments are surrounded by a mass of fine-grained matrix.

Carbonate	A sediment formed by the organic or inorganic precipitation from aqueous solution of carbonates of calcium, magnesium, or iron; e.g., limestone and dolomite.

Chert	A hard, dense, sedimentary rock, consisting primarily of cryptocrystaline quartz.

CSAMT	Controlled Source Audio Magnetotelluric — geophysical method which measures the decay of an induced electromagnetic field.

Devonian	Geologic era 360 million years to 410 million years.

Dolomite	A carbonate sedimentary rock consisting of carbonate and magnesium. Often associated with and interbedded with limestone.

Embayment	Indentation in the profile of a coastline.

Facies	Environment in which a certain sedimentary rock unit is deposited.

Felsic	Intrusive or volcanic rock with a high silica content.

g/t	Grams per metric tonne.

Greenstone	Metamorphosed intermediate to basic volcanics.

Hematite	An oxide of iron, and one of iron’s most common ore minerals.

Horst	A relatively uplifted rock unit or block that is bounded by faults on its long sides.

Hydrothermal	The products or the actions of heated waters in a rock mass such as a mineral deposit precipitating from a hot solution.

Induced Polarization	Geophysical exploration method which measures decay of an induced charge.

Jasperoid	A dense, usually gray, siliceous rock which contains quartz instead of limestone or dolomite.

Karsting	The development of large open spaces (caves) by the process of solution collapse. This usually takes place in limestones or other calcium carbonate rich rocks.

Lower-plate	Generally refers to the eastern assemblage of northeastern Nevada.

Magnetotelluric Survey	An electromagnetic survey in which natural electric and magnetic fields are measured.

Miocene	Geologic era 23.7 Million years to 6.2 million years.

Micritic	Fine-grained carbonate rock.

Opt	Ounces per ton.

Paleozoic	Geologic era 570 million years to 245 million years.

Pod	A roughly cylindrically-shaped body of ore that decreases at the ends.

Quarternary	The period of Earth’s history from about 2 million years ago to the present; also, the rocks and deposits of that age.

Rhyolite	A group of extrusive igneous rocks, typically porphyritic and commonly exhibiting flow texture, with phenocrysts of quartz and alkali feldspar in a glassy to cryptocrystalline groundmass; also, any rock in that group; the extrusive equivalent of granite.

Sediments	Solid fragmental material that originates from weathering of rocks and is transported or deposited by air, water, or ice, or that accumulates by other natural agents, such as chemical precipitation from solution or secretion by organisms, and that forms in layers on the Earth’s surface at ordinary temperatures in a loose, unconsolidated form; e.g., sand, gravel, silt, mud, alluvium.

Siliclastic	Sedimentary rock with a high silica content.

Siltstone	An indurated silt having the texture and composition of shale but lacking its fine lamination or fissility; a massive mudstone in which the silt predominates over clay.

Tertiary	Geologic era 57 million years to recent.

Upper-plate	Generally refers to the western assemblage of northeastern Nevada.

Terms Relating to Mineral Reserves and Resources

The following terms used in this Annex are Canadian mining terms defined in accordance with National Instrument 43-101 under the guidelines set out in Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Standards on Mineral Resources and Mineral Reserves Definitions and Guidelines. The definitions of the terms mineral reserve, proven mineral reserve and probable mineral reserve under CIM standards are different than the definitions adopted by the SEC and applicable to U.S. companies filing reports with the SEC. It is the view of the SEC’s staff that:

•	A final or bankable feasibility study is required to meet the requirements to designate reserves.

•	A historic three year average price must be used in any reserve or cash flow analysis to designate reserves.

•	To qualify as a reserve, the primary environmental analysis should be submitted to governmental authorities.

In addition, while the terms mineral resource, measured mineral resource, indicated mineral resource, and inferred mineral resource are recognized and required to be reported by Canadian regulations, the SEC does not recognize these terms. Information contained in this Annex concerning descriptions of mineralization, resources and reserves may not be comparable to similar information publicly reported by U.S. companies. Resources classified as indicated mineral resource and inferred mineral resource have an uncertain existence and uncertain as to their economic and legal feasibility. You should not assume that any part or all of an inferred resource exists, or is economically mineable.

Mineral Reserve	The economically mineable part of a measured or indicated mineral resource demonstrated by a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified. A mineral reserve includes diluting materials and allowances for losses that might occur when the material is mined.

Proven Mineral Reserve	The economically mineable part of a measured mineral resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction is justified.

Probable Mineral Reserve	The economically mineable part of an indicated, and in some circumstances, a measured mineral resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.

Mineral Resource	A concentration or occurrence of natural, solid, inorganic or fossilized organic material in or on the Earth’s crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a mineral resource are known, estimated or interpreted form specific geological evidence and knowledge.

Measured Mineral Resource	That part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity.

Indicated Mineral Resource	That part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.

Inferred Mineral Resource	That part of a mineral resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes.

Preliminary Feasibility Study	A comprehensive study of the viability of a mineral project that has advanced to a stage where the mining method, in the case of underground mining, or the pit configuration, in the case of an open pit, has determined, and includes a financial analysis based on reasonable assumptions of technical, engineering, legal, operating, and economic factors and evaluation of other relevant factors which are sufficient for a qualified person, acting reasonably, to determine if all or part of the mineral resource may be classified as a mineral reserve.

Metric Equivalents

The following formulas may be used to convert between metric equivalents:

Metric Measurement	U.S. Equivalent	Multiply Metric Figure by:

Hectares	Acres	2.471
Meters	Feet (ft.)	3.281
Kilometers (km)	Miles	0.621
Tonnes	Tons (2000 pounds)	1.102
Grams/tonne	Ounces (troy/tonne)	0.029

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

JUNE 30, 2006

INDEPENDENT AUDITORS’ REPORT

To the Shareholders of
White Knight Resources Ltd.

We have audited the consolidated balance sheets of White Knight Resources Ltd. as at June 30, 2006 and 2005 and the consolidated statements of operations, shareholders’ equity and cash flows for the years ended June 30, 2006, 2005 and 2004 and the cumulative amounts from inception on December 18, 1986 to June 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2006 and 2005 and the results of its operations and its cash flows for the years ended June 30, 2006, 2005 and 2004 and the cumulative amounts from inception on December 18, 1986 to June 30, 2006 in accordance with Canadian generally accepted accounting principles.

/s/ DAVIDSON & COMPANY LLP

Chartered Accountants

Vancouver, Canada
August 22, 2006

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA
-U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) to identify circumstances when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 1 to the financial statements. Our report to the shareholders dated August 22, 2006 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the financial statements.

/s/ DAVIDSON & COMPANY LLP

Chartered Accountants

Vancouver, Canada
August 22, 2006

A Member of SC INTERNATIONAL

1200 — 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS

	As at June 30
	2006	2005
	(Expressed in Canadian Dollars)

ASSETS
Current
Cash	$11,397,885	$282,459
Temporary investments (Note 3)	2,107,699	10,895,443
Receivables (net of allowance — $NIL; 2005 — $NIL)	117,490	176,164
Prepaid expenses	49,370	41,974

Total current assets	13,672,444	11,396,040
Mineral property interests (Note 4)	2,799,619	2,456,147
Deferred exploration costs (Note 5)	3,864,359	1,508,878
Equipment (Note 6)	930,853	139,118
Restricted reclamation bonds (Note 12)	234,783	196,692

Total assets	$21,502,058	$15,696,875

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	$315,515	$161,831
Due to related parties (Note 7)	118,002	17,754

Total current liabilities	433,517	179,585
Asset retirement obligation (Note 8)	165,985

Total Liabilities	599,502	179,585

Shareholders’ equity
Capital stock (Note 9)
Authorized: unlimited common shares without par value
Issued and outstanding 59,384,972 (2005 — 54,089,386)	33,630,385	26,844,701
Contributed surplus	3,153,572	1,246,525
Deficit accumulated during the exploration stage	(15,881,401)	(12,573,936)

Total shareholders’ equity	20,902,556	15,517,290

Total liabilities and shareholders’ equity	$21,502,058	$15,696,875

Nature and continuance of operations (Note 1)
Commitments (Note 14)

On behalf of the Board:

	Director		Director
/s/ John M. Leask		/s/ Megan Cameron-Jones

John M. Leask		Megan Cameron-Jones

The accompanying notes are an integral part of these consolidated financial statements

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended June 30
	Cumulative
	Amounts from
	Inception on
	December 18, 1986
	to June 30, 2006	2006	2005	2004
	(Expressed in Canadian Dollars)

ADMINISTRATION COSTS
Amortization	$220,145	$34,051	$30,546	$13,893
Audit	255,423	116,362	48,696	10,950
Bank charges and interest	26,349	7,464	5,762	1,520
Consulting	1,283,627	123,809	116,588	82,540
Consulting — stock-based compensation (Note 9)	3,263,846	2,275,298	148,543	840,005
Investor relations and shareholder information	665,974	175,427	123,189	52,889
Legal	641,631	120,155	26,958	23,196
Management fees — related party (Note 7)	1,437,910	264,000	264,000	210,000
Office and miscellaneous	753,670	96,089	85,068	56,201
Rent	338,199	56,497	54,873	28,300
Telephone	204,215	21,183	16,444	8,898
Transfer agent and listing fees	305,597	43,589	31,029	55,506
Travel and entertainment	505,337	108,044	69,132	52,569
Wages and benefits	831,071	130,998	79,918	31,863

Loss before other items	(10,732,994)	(3,572,966)	(1,100,746)	(1,468,330)

OTHER ITEMS
Write-off of deferred exploration costs (Note 5)	(3,560,589)	(143,783)	(194,598)	(241,549)
Interest income	1,295,734	442,036	261,600	97,920
Option payments received (net)	633,519
Write-off of mineral property interests	(3,814,257)
Gain (loss) on foreign exchange	125,574	(11,574)	(60,377)	(9,299)
Gain (loss) on disposal of temporary investments	166,591	(23,927)
Unrealized recovery (loss) on temporary investments (Note 3)	(8,846)	2,749	31,404	(42,999)
Gain (loss) on disposal of equipment	13,867		(757)

	(5,148,407)	265,501	37,272	(195,927)

Loss for the period	$(15,881,401)	$(3,307,465)	$(1,063,474)	$(1,664,257)

Basic and diluted loss per common share		$(0.06)	$(0.02)	$(0.04)

Weighted average number of common shares outstanding		58,855,176	53,091,304	39,038,472

The accompanying notes are an integral part of these consolidated financial statements.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

							Deficit
							Accumulated
							During the
	Number of					Contributed	Exploration
	Shares	Price		Amount		Surplus	Stage	Total
	(Expressed in Canadian Dollars)

Balance, June 30, 1986		$		$		$	$	$
Shares issued for:
Incorporation	1
Initial offering	201,200		0.13		26,300				26,300
Loss for the period							(17,325)		(17,325)

Balance, June 30, 1987	201,201				26,300		(17,325)		8,975
Shares issued for:
Initial offering	1,176,400		0.12		138,100				138,100
Loss for the year							(49,793)		(49,793)

Balance, June 30, 1988	1,377,601				164,400		(67,118)		97,282
Loss for the year							(44,166)		(44,166)

Balance, June 30, 1989	1,377,601				164,400		(111,284)		53,116
Shares issued for:
Mineral property interests	150,000		0.46		68,499				68,499
Exercise of stock options	332,680		0.40		133,072				133,072
Private placement	350,000		0.40		140,000				140,000
Private placement	250,000		0.50		125,000				125,000
Flow-through private placement	279,905		0.54		150,100				150,100
Exercise of agent’s warrants	105,000		0.40		42,000				42,000
Private placement expenses					(30,000)				(30,000)
Loss for the year							(282,410)		(282,410)

Balance, June 30, 1990	2,845,186				793,071		(393,694)		399,377
Shares issued for:
Exercise of stock options	50,000		0.90		45,000				45,000
Exercise of stock options	262,250		0.28		73,430				73,430
Private placement	600,000		0.15		90,000				90,000
Private placement	263,158		0.95		250,000				250,000
Flow-through private placement	286,666		0.15		43,000				43,000
Loss for the year							(119,275)		(119,275)

Balance, June 30, 1991	4,307,260				$1,294,501	$	$(512,969)		$781,532

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY — (Continued)

						Deficit
						Accumulated
						During the
	Number of				Contributed	Exploration
	Shares	Price		Amount	Surplus	Stage	Total
	(Expressed in Canadian Dollars)

Balance, June 30, 1991	4,307,260	$		$1,294,501	$	$(512,969)	$781,532
Shares issued for:
Mineral property interests	100,000		0.29	29,000			29,000
Exercise of stock options	245,000		0.15	36,750			36,750
Debt settlement	114,308		0.53	60,869			60,869
Private placement	55,555		0.18	10,000			10,000
Finder’s fee	9,000		0.33	2,970			2,970
Private placement	300,000		0.33	99,000			99,000
Private placement	122,222		0.45	55,000			55,000
Exercise of warrants	460,000		0.20	92,000			92,000
Exercise of warrants	75,000		0.33	24,750			24,750
Loss for the year						(164,398)	(164,398)

Balance, June 30, 1992	5,788,345			1,704,840		(677,367)	1,027,473
Shares issued for:
Mineral property interests	250,000		0.20	50,000			50,000
Exercise of stock options	189,999		0.15	28,500			28,500
Exercise of stock options	395,000		0.20	79,000			79,000
Private placement	500,000		0.40	200,000			200,000
Private placement	20,000		0.45	9,000			9,000
Private placement	28,000		0.50	14,000			14,000
Loss for the year						(115,290)	(115,290)

Balance, June 30, 1993	7,171,344			2,085,340		(792,657)	1,292,683
Shares issued for:
Mineral property interests	190,000		0.24	46,000			46,000
Exercise of stock options	15,000		0.15	2,250			2,250
Exercise of stock options	132,000		0.21	27,720			27,720
Private placement	600,000		0.15	90,000			90,000
Private placement	300,000		0.23	67,500			67,500
Loss for the year						(1,051,873)	(1,051,873)

Balance, June 30, 1994	8,408,344			2,318,810		(1,844,530)	474,280

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY — (Continued)

					Deficit
					Accumulated
					During the
	Number of			Contributed	Exploration
	Shares	Price	Amount	Surplus	Stage	Total
	(Expressed in Canadian Dollars)

Shares issued for:
Mineral property interests	70,000	$0.17	$11,900			$11,900
Loss for the year					(84,711)	(84,711)

Balance, June 30, 1995	8,478,344		2,330,710		(1,929,241)	401,469

Balance, June 30, 1995	8,478,344		2,330,710		(1,929,241)	401,469
Shares issued for:
Mineral property interests	130,000	0.50	65,000			65,000
Exercise of stock options	4,000	0.62	2,480			2,480
Exercise of stock options	580,000	0.22	127,600			127,600
Exercise of stock options	265,000	0.30	79,500			79,500
Private placement	650,000	0.30	195,000			195,000
Private placement	1,800,000	0.15	270,000			270,000
Private placement	500,000	0.46	230,000			230,000
Private placement	2,000,000	0.68	1,360,000			1,360,000
Exercise of warrants	10,000	0.30	3,000			3,000
Exercise of warrants	600,000	0.17	102,000			102,000
Exercise of warrants	300,000	0.26	78,000			78,000
Loss for the year					(288,538)	(288,538)

Balance, June 30, 1996	15,317,344		4,843,290		(2,217,779)	2,625,511
Shares issued for:
Exercise of stock options	205,000	0.78	159,900			159,900
Exercise of stock options	9,500	0.62	5,890			5,890
Private placement	100,000	1.40	140,000			140,000
Private placement	3,600,000	1.00	3,600,000			3,600,000
Exercise of warrants	470,000	0.30	141,000			141,000
Exercise of warrants	225,000	0.15	33,750			33,750
Exercise of warrants	500,000	0.46	230,000			230,000
Loss for the year					(477,124)	(477,124)

Balance, June 30, 1997	20,426,844		9,153,830		(2,694,903)	6,458,927
Shares issued for:
Mineral property interests	70,000	1.32	92,700			92,700
Exercise of warrants	1,575,000	0.17	267,750			267,750
Loss for the year					(1,063,932)	(1,063,932)

Balance, June 30, 1998	22,071,844		9,514,280		(3,758,835)	5,755,445

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY — (Continued)

					Deficit
					Accumulated
					During the
	Number of			Contributed	Exploration
	Shares	Price	Amount	Surplus	Stage	Total
	(Expressed in Canadian Dollars)

Shares issued for:
Private placement	3,708,132	$0.38	$1,409,090	$	$	$1,409,090
Mineral property interests	70,000	0.41	28,500			28,500
Management bonus	500,000	0.30	150,000			150,000
Loss for the year					(2,173,417)	(2,173,417)

Balance, June 30, 1999	26,349,976		11,101,870		(5,932,252)	5,169,618

Balance, June 30, 1999	26,349,976		11,101,870		(5,932,252)	5,169,618
Shares issued for:
Mineral property interests	170,000	0.27	46,300			46,300
Loss for the year					(1,234,438)	(1,234,438)

Balance, June 30, 2000	26,519,976		11,148,170		(7,166,690)	3,981,480
Loss for the year					(642,586)	(642,586)

Balance, June 30, 2001	26,519,976		11,148,170		(7,809,276)	3,338,894
Shares issued for:
Mineral property interests	20,000	0.20	4,000			4,000
Exercise of stock options	300,000	0.10	30,000			30,000
Private placement	1,764,706	0.17	300,000			300,000
Finder’s fee	176,470
Loss for the year					(1,679,183)	(1,679,183)

Balance, June 30, 2002	28,781,152		11,482,170		(9,488,459)	1,993,711
Shares issued for:
Mineral property interests	40,000	0.20	8,000			8,000
Exercise of stock options	337,500	0.10	33,750			33,750
Loss for the year					(357,746)	(357,746)

Balance, June 30, 2003	29,158,652		11,523,920		(9,846,205)	1,677,715

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY — (Continued)

					Deficit
					Accumulated
					During the
	Number of			Contributed	Exploration
	Shares	Price	Amount	Surplus	Stage	Total
	(Expressed in Canadian Dollars)

Shares issued for:
Mineral property interests	40,000	$0.78	$31,200	$	$	$31,200
Exercise of stock options	1,712,500	0.10	171,250			171,250
Exercise of stock options	422,000	0.23	97,060			97,060
Private placement	2,500,000	0.40	1,000,000			1,000,000
Finder’s fee	125,000
Private placement	7,764,704	0.85	6,599,998			6,599,998
Private placement	2,222,222	0.90	2,000,000			2,000,000
Exercise of warrants	3,708,132	0.44	1,631,578			1,631,578
Exercise of warrants	1,941,176	0.25	485,294			485,294
Exercise of warrants	435,000	0.60	261,000			261,000
Private placement expenses			(896,428)	355,906		(540,522)
Stock-based compensation				840,005		840,005
Loss for the year					(1,664,257)	(1,664,257)

Balance, June 30, 2004	50,029,386		22,904,872	1,195,911	(11,510,462)	12,590,321

Balance, June 30, 2004	50,029,386		22,904,872	1,195,911	(11,510,462)	12,590,321
Shares issued for:
Mineral property interests	40,000	0.71	28,400			28,400
Exercise of stock options (Note 9)	230,000	0.30	120,125			120,125
Exercise of warrants (Note 9)	1,965,000	0.60	1,179,000			1,179,000
Exercise of broker’s warrants (Note 9)	325,000	0.60	242,304			242,304
Private placement	1,500,000	1.58	2,370,000			2,370,000
Stock-based compensation				148,543		148,543
Less: Fair market value of stock options and broker’s warrants exercised				(97,929)		(97,929)
Loss for the year					(1,063,474)	(1,063,474)

Balance, June 30, 2005	54,089,386		26,844,701	1,246,525	(12,573,936)	15,517,290

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY — (Continued)

					Deficit
					Accumulated
					During the
	Number of			Contributed	Exploration
	Shares	Price	Amount	Surplus	Stage	Total
	(Expressed in Canadian Dollars)

Shares issued for:
Mineral property interests	40,000	$1.80	$72,000	$	$	$72,000
Exercise of stock options (Note 9)	315,000	0.54	298,384			298,384
Exercise of warrants (Note 9)	4,397,057	1.25	5,496,321			5,496,321
Exercise of broker’s warrants (Note 9)	543,529	1.25	918,979			918,979
Stock-based compensation				2,275,298		2,275,298
Less: Fair market value of stock options and broker’s warrants exercised				(368,251)		(368,251)
Loss for the year					(3,307,465)	(3,307,465)

Balance, June 30, 2006	59,384,972		$33,630,385	$3,153,572	$(15,881,401)	$20,902,556

The accompanying notes are an integral part of these consolidated financial statements.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30
	Cumulative
	Amounts from
	Inception on
	December 18,
	1986 to
	June 30,
	2006	2006	2005	2004
	(Expressed in Canadian Dollars)

CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the period	$(15,881,401)	$(3,307,465)	$(1,063,474)	$(1,664,257)
Items not affecting cash:
Amortization	220,145	34,051	30,546	13,893
Write-off of mineral property interests	3,814,257
Write-off of deferred exploration costs	3,560,589	143,783	194,598	241,549
Loss (gain) on disposal of equipment	(13,867)		757
Stock-based compensation	3,263,846	2,275,298	148,543	840,005
Unrealized loss (recovery) on temporary investments	8,846	(2,749)	(31,404)	42,999
Loss (gain) on disposal of investments	(166,591)	23,927
Shares issued for management bonus	150,000
Changes in non-cash working capital items:
Decrease (increase) in receivables	(117,490)	58,674	(103,457)	(70,608)
Increase in prepaid expenses	(49,370)	(7,396)	(26,214)	(4,374)
Increase (decrease) in accounts payable and accrued liabilities	298,409	75,709	(51,640)	12,714
Increase (decrease) in due to related parties	118,002	100,248	(52,616)	(153,168)

Net cash used in operating activities	(4,794,625)	(605,920)	(957,361)	(741,247)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of capital stock	32,724,773	6,345,433	3,813,500	11,705,658

Net cash provided by financing activities	32,724,773	6,345,433	3,813,500	11,705,658

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of mineral property interests	(6,046,712)	(288,777)	(673,373)	(611,213)
Deferred exploration costs	(7,339,341)	(2,413,657)	(816,648)	(442,661)
Restricted reclamation bond refunded (posted)	(228,453)	(31,761)	15,547	(65,252)
Acquisition (disposal) of temporary investments (net)	(1,909,954)	8,806,566	(3,413,215)	(7,493,823)
Proceeds from disposal of equipment	58,141		1,968
Acquisition of equipment	(1,065,944)	(696,458)	(86,486)	(89,321)

Net cash provided by (used in) investing activities	(16,532,263)	5,375,913	(4,972,207)	(8,702,270)

Increase (decrease) in cash during the period	11,397,885	11,115,426	(2,113,068)	2,262,141
Cash, beginning of period		282,459	2,395,527	133,386

Cash, end of period	$11,397,885	$11,397,885	$282,459	$2,395,527

Supplemental disclosures with respect to cash flows (Note 13)

The accompanying notes are an integral part of these consolidated financial statements.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
JUNE 30, 2006

1.	NATURE AND CONTINUANCE OF OPERATIONS

White Knight Resources Ltd. (the “Company”) is a Canadian company incorporated in British Columbia. The Company is primarily engaged in the acquisition and exploration of mineral property interests.

At the date of these consolidated financial statements, the Company has not been able to identify a known body of commercial grade ore on any of its mineral property interests. The ability of the Company to realize the costs it has incurred to date on these mineral property interests is dependent upon the Company being able to lever its property interests and cash, by way of exploration activities and option/joint ventures, into assets of greater value or to identify a commercial ore body, to finance its exploration costs and to resolve any environmental, regulatory or other constraints which may hinder the successful development of the mineral property interest. To date, the Company has not earned revenues and is considered to be in the exploration stage.

These consolidated financial statements have been prepared assuming the Company will continue on a going concern basis. The Company has incurred losses since inception and the ability of the Company to continue as a going-concern depends upon its ability to develop profitable operations and to continue to raise adequate financing. Management is actively targeting sources of additional financing through alliances with financial, exploration and mining entities, or other business and financial transactions which would assure continuation of the Company’s operations and exploration programs. In order for the Company to meet its liabilities as they come due and to continue its operations, the Company is solely dependent upon its ability to generate such financing. The Company has sufficient resources to meet its obligations for the foreseeable future at its current level of activity.

There can be no assurance that the Company will be able to continue to raise funds in which case the Company may be unable to meet its obligations. Should the Company be unable to realize on its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the amounts recorded on the consolidated balance sheets.

All amounts are in Canadian dollars unless otherwise stated.

	2006	2005

Working capital	$13,238,927	$11,216,455
Deficit	(15,881,401)	(12,573,936)

2.	SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”). The significant accounting policies adopted by the Company are as follows:

Use of estimates

The preparation of financial statements in accordance with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the year. Actual results could differ from these estimates.

Principles of consolidation

These consolidated financial statements include the accounts of the Company and the following subsidiaries, all of which are 100% owned:

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

White Knight Gold (U.S.) Inc.
CUN Minerals Inc.
Quito Gold Corp.

All material inter-company transactions have been eliminated upon consolidation.

Cash

Cash consists of cash on hand and highly liquid investments with original maturities of three months or less. At June 30, 2006 and 2005, cash consisted of cash and guaranteed investment certificates held in financial institutions.

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company places its cash with high quality financial institutions, thereby minimizing exposure for deposits in excess of federally insured amounts. The Company believes that credit risk associated with cash is remote.

Temporary investments

Temporary investments are recorded at the lower of cost or market on an aggregate basis. For temporary investments in which unrealized losses had been recognized in a previous year, any subsequent recoveries in market value are recorded up to original cost. This occurred during fiscal 2006 and 2005.

Mineral property interests and deferred exploration costs

The Company records mineral property interests, which consist of the right to explore for mineral deposits, at cost. The Company records deferred exploration costs, which consist of costs attributable to the exploration of mineral property interests, at cost. All direct and indirect costs relating to the acquisition and exploration of these mineral property interests are capitalized on the basis of specific claim blocks until the mineral property interests to which they relate are placed into production, the mineral property interests are disposed of through sale or where management has determined there to be an impairment. If a mineral property interest is abandoned, the mineral property interest and deferred exploration costs will be written off to operations in the period of abandonment.

On an ongoing basis, the capitalized costs are reviewed on a property-by-property basis to consider if there is any impairment on the subject mineral property interest. Management’s determination for impairment is based on: i) whether the Company’s exploration programs on the mineral property interests have significantly changed, such that previously identified resource targets are no longer being pursued; ii) whether exploration results to date are promising and whether additional exploration work is being planned in the foreseeable future or iii) whether remaining lease terms are insufficient to conduct necessary studies or exploration work. As at June 30, 2006 and 2005, management believes that no impairment relating to the mineral property interests and deferred exploration costs was required.

The recorded cost of mineral property interests and deferred exploration costs is based on cash paid and the assigned value of share consideration issued for mineral property interest acquisitions and exploration costs incurred. The recorded amount may not reflect recoverable value as this will be dependent on future development programs, the nature of the mineral deposit, commodity prices, adequate funding and the ability of the Company to bring its projects into production.

Canadian GAAP Conflict in Accounting for Mineral Property Interests and Deferred Exploration Costs

In March 2000, the Accounting Standards Board of the Canadian Institute of Chartered Accountants (“CICA”) issued Accounting Guideline No. 11 “Enterprises in the Development Stage” (“AcG 11”). AcG 11 addresses three distinct issues: i) the capitalization of costs/expenditures; ii) impairment; and iii) disclosure. Prior to its issuance,

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

development stage entities were exempt from following certain aspects of Canadian GAAP. AcG 11 requires that all companies account for transactions based on the underlying characteristics of the transaction rather than the maturity of the enterprise. In addition, AcG 11 requires specific disclosure of information by development stage companies.

In March 2002, the Emerging Issues Committee (“EIC”) of the CICA issued EIC-126 “Accounting by Mining Enterprises for Exploration Costs” (“EIC-126”) which interprets how AcG 11 affects mining companies with respect to the deferral of exploration costs. EIC-126 refers to CICA Handbook Section 3061 “Property, Plant and Equipment” (“HB 3061”), paragraph .21, which states that for a mineral property interest, the cost of the asset includes exploration costs if the enterprise considers that such costs have the characteristics of property, plant and equipment.

EIC-126 then states that a mining enterprise that has not established mineral reserves objectively, and therefore does not have a basis for preparing a projection of the estimated cash flow from the mineral property interest, is not precluded from considering the exploration costs to have the characteristics of property, plant and equipment. EIC-126 also sets forth the EIC’s consensus that a mining enterprise in the development stage is not required to consider the conditions in AcG 11 regarding impairment in determining whether exploration costs may be initially capitalized. With respect to impairment of capitalized exploration costs, EIC-126 sets forth the EIC’s consensus that a mining enterprise in the development stage that has not established mineral reserves objectively, and, therefore, does not have a basis for preparing a projection of the estimated cash flow from the property, is not obliged to conclude that capitalized costs have been impaired. However, such an enterprise should consider the conditions set forth in AcG 11 and HB 3061 in determining whether a subsequent write-down of capitalized exploration costs related to mineral property interests is required.

As disclosed above, the Company considers that its mineral property interests and deferred exploration costs have the characteristics of property, plant and equipment, and, accordingly, the Company has chosen to classify its mineral property interests and deferred exploration costs as tangible assets in accordance with its interpretation of Canadian GAAP.

Although the Company believes its accounting policy is appropriate and consistent with Canadian GAAP, there is an alternative interpretation of Canadian GAAP that would consider them to be intangible assets as a result of the issuance of CICA Handbook Section 1581 “Business Combinations” (“HB 1581”) and CICA Handbook Section 3062 “Goodwill and Other Intangible Assets” (“HB 3062”).

This alternative interpretation under HB 1581 and HB 3062 would provide for the capitalization of a contract based mining asset as an intangible asset at its fair value at the time it was acquired, either as an individual asset purchase or as part of a business combination. For exploration stage mineral property interests and deferred exploration costs such as those owned by the Company, the excess of the carrying value over the residual value of the intangible assets would be amortized on a straight-line basis over the period in which the Company expected to complete its exploration process or convert, develop or further explore the underlying properties. For the Company, a reasonable estimate of this amortization period would be 5 years.

In September, 2004, the CICA amended the guidance in HB 3062 to remove the example of mineral rights as this reference may have implied that mineral rights are necessarily an intangible asset. This amendment confirmed the Company’s current method of accounting for mineral property interests. Unless alternative guidance is provided, the Company expects to continue accounting for these assets as tangible assets.

Asset retirement obligations

Effective July 1, 2004, the Company recognizes the fair value of a liability for an asset retirement obligation in the year in which it is incurred when a reasonable estimate of fair value can be made. The carrying amount of the related long-lived asset is increased by the same amount as the liability. Changes in the liability for an asset

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

retirement obligation due to the passage of time will be measured by applying an interest method of allocation. The amount will be recognized as an increase in the liability and an accretion expense in the statement of operations. Changes resulting from revisions to the timing or the amount of the original estimate of undiscounted cash flows are recognized as an increase or a decrease in the carrying amount of the liability for an asset retirement obligation and the cost of the related long-lived asset.

Impairment of long-lived assets and long-lived assets to be disposed of

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount and the fair value less costs to sell.

Risk management

The Company’s largest non-monetary assets are its mineral property interests in the United States of America. The Company could accordingly be at risk for foreign currency fluctuations and developing legal and political environments.

The Company does not maintain significant cash or other monetary assets or liabilities in the United States.

The Company relies on local consultants for the management of its exploration activities and for legal and accounting matters.

Equipment and amortization

Equipment is recorded at cost and amortization is calculated at the following rates per annum using the declining-balance method:

Vehicles and technical equipment	30%
Office equipment	20%

Foreign currency translation

The Company’s subsidiaries are integrated foreign operations and its operating results are translated into Canadian dollar equivalents using the temporal method. Monetary items are translated at the exchange rate in effect at the balance sheet date; non-monetary items are translated at historical exchange rates. Income and expense items are translated at the average exchange rate for the period. Translation gains and losses are reflected in loss for the year.

Stock-based compensation

The Company has an employee stock option plan. The Company recognizes an expense arising from stock options granted to both employees and non-employees using the fair value method. The fair value of option grants is generally established at the date of grant using the Black Scholes option pricing model and the compensation amount, equal to the option’s fair value, is then recognized over the options vesting periods.

Future income taxes

Future income taxes are recorded using the asset and liability method. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment or enactment occurs. To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess.

Loss per share

The Company uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments. Under this method, the dilutive effect on earnings per share is recognized on the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments. It assumes that the proceeds would be used to purchase common shares at the average market price during the year. The weighted average number of common shares outstanding at June 30, 2006 of 58,855,176 (2005 — 53,091,304; 2004 — 39,038,472) does not include the 1,500,000 (2005 — 9,808,233; 2004 — 11,964,899) warrants outstanding and the 5,120,000 (2005 — 3,385,000; 2004 — 3,665,000) stock options outstanding.

Basic loss per share is calculated using the weighted-average number of shares outstanding during the year.

Comprehensive income (loss)

SFAS No. 130 “Reporting Comprehensive Income” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at June 30, 2006, the Company has no items that represent comprehensive loss, and therefore has not included a schedule of comprehensive loss in the financial statements.

Comparative figures

Certain comparative figures have been reclassified to conform with the current year’s presentation.

3.	TEMPORARY INVESTMENTS

Temporary investments consist of highly liquid bonds with a carrying value at June 30, 2006 of $2,107,699 and a fair value of $2,155,981. The recovery reported in the consolidated financial statements of $2,749 (2005 — $31,404) related to temporary investments is a partial recovery of the unrealized loss on temporary investments reported in fiscal 2004 of $42,999.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	MINERAL PROPERTY INTERESTS

	Balance at				Balance at
	June 30,				June 30,
	2005	Additions	Recovery		2006

Nevada Properties
Benmark	$61,163	$19,955	$		$81,118
Celt	283,867	1,052			284,919
Cottonwood	93,403	66,811			160,214
Fye Canyon	173,778	47			173,825
Gold Bar Horst	120,828	28,409			149,237
Gold Pick	19,555	5,001			24,556
Goldstone	22,684	9,625			32,309
Hunter	88,788	48,103			136,891
Ian	18,930	12,387			31,317
Knolls	58,154	27,948			86,102
McClusky Pass	96,737	37,723			134,460
New Pass	419,727	1,062		(1,057)	419,732
Pat Canyon	81,163	27,634			108,797
Patty (formerly Indian Ranch)	108,402				108,402
Slaven Canyon	254,556	110,871			365,427
South Cabin Creek	34,349	13,040			47,389
Squaw Creek	377,471	1,498		(108,708)	270,261
Tonkin Summit	100,788	28,875			129,663
Other	41,804	13,196			55,000

Total Nevada Properties	$2,456,147	$453,237		$(109,765)	$2,799,619

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Balance at				Balance at
	June 30,				June 30,
	2004	Additions	Recovery		2005

Nevada Properties
Benmark	$24,922	$36,241	$		$61,163
Celt	106,057	194,427		(16,617)	283,867
Cottonwood	58,016	35,387			93,403
Fye Canyon	119,889	57,559		(3,670)	173,778
Gold Bar Horst	82,543	38,285			120,828
Gold Pick	10,811	8,744			19,555
Goldstone	19,846	2,838			22,684
Hunter	62,830	25,958			88,788
Ian		18,930			18,930
Knolls		58,154			58,154
McClusky Pass	56,194	40,543			96,737
New Pass	402,981	17,888		(1,142)	419,727
Pat Canyon	34,965	46,198			81,163
Patty (formerly Indian Ranch)	108,402				108,402
Slaven Canyon	163,314	91,242			254,556
South Cabin Creek	17,426	16,923			34,349
Squaw Creek	426,563	25,511		(74,603)	377,471
Tonkin Summit	59,615	41,173			100,788
Other		41,804			41,804

Total Nevada Properties	$1,754,374	$797,805		$(96,032)	$2,456,147

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Balance at			Balance at
	June 30,			June 30,
	2003	Additions	Recovery	2004

Nevada Properties
Benmark	$	$24,922	$	$24,922
Celt		106,057		106,057
Cottonwood	30,692	27,324		58,016
Fye Canyon		119,889		119,889
Gold Bar Horst	61,700	20,843		82,543
Gold Pick	8,202	2,609		10,811
Goldstone		19,846		19,846
Hunter	36,203	26,627		62,830
McClusky Pass	400	55,794		56,194
New Pass	387,381	15,600		402,981
Pat Canyon		34,965		34,965
Patty (formerly Indian Ranch)	108,402			108,402
Slaven Canyon	54,177	109,137		163,314
South Cabin Creek	13,052	4,374		17,426
Squaw Creek	404,550	22,013		426,563
Tonkin Summit		59,615		59,615

Total Nevada Properties	$1,104,759	$649,615	$	$1,754,374

Title to mineral property interests involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral claims. The Company has investigated title to all of its mineral property interests and, to the best of its knowledge, expects title to all of its interests to be in good standing. The mineral property interests in which the Company has committed to earn an interest are located in the United States and the Company is therefore relying on advice by legal counsel who are basing such advice on the laws of the United States.

Celt, Eureka County, Nevada

In fiscal 2004, the Company acquired the property by staking. During the 2005 fiscal year, the Company entered into a Financing and Acquisition Agreement with Teck Cominco American Incorporated (“TCAI”) whereby TCAI was granted the option to earn an initial 51% interest in the property. The terms of the agreement provide for exploration expenditures of US$4,000,000 and cash payments of US$750,000 (US$50,000 paid) which must be incurred and paid to the Company’s U.S. subsidiary in annual increments prior to December 31, 2008. TCAI has made a firm commitment to incur US$500,000 in exploration expenditures by December 31, 2005 (completed). Upon TCAI vesting its 51% interest, TCAI and the Company will form a joint venture to further develop the property. When the joint venture completes the earlier of US$8.0 million in expenditures or a preliminary feasibility study, TCAI will have a one-time option to elect to earn an additional 9% interest in the property by funding and completing a feasibility study. Upon TCAI earning its additional interest and the approval of a production plan, the Company will have the option to request that TCAI arrange financing for the Company’s share of the capital costs required to develop the property. If the Company exercises this option TCAI shall commit to use its best efforts to arrange or provide project debt financing for not less than 60% of projected capital costs on a limited recourse basis after technical completion. If project costs exceed the amount available for debt financing and the parties elect nonetheless to put the property into production then at the Company’s election TCAI shall also

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

arrange or provide the Company’s share of equity financing on a subordinate loan basis at LIBOR plus 4%. The property is comprised of 608 claims.

Cottonwood, Eureka County, Nevada

In fiscal 2002, the Company staked 56 claims and executed a mining lease agreement to acquire six adjacent claims. Under the terms of the agreement, the Company has made lease payments totalling US$9,000 and has issued 80,000 common shares of the Company at a value of $69,800. The Company is required to make further annual lease payments of US$5,000. The Company has staked an additional 57 claims in the surrounding area.

Fye Canyon, Eureka County, Nevada

In fiscal 2004, the Company executed a mining lease agreement to acquire 114 claims (the “Underlying Fye Agreement”). Under the terms of the agreement, the Company has made an initial lease payment of US$5,000 which will increase by US$5,000 per year to a maximum of US$50,000 per year. The underlying royalty retained by the owner is 2% of net smelter returns up to a maximum of US$1,000,000 after which it is reduced to 1% of net smelter returns to a maximum of US$5,000,000. During the 2005 fiscal year, the Company entered into a Financing and Acquisition Agreement with TCAI whereby TCAI was granted the option to earn an initial 51% interest in the property. The terms of the agreement provide for exploration expenditures of US$4,000,000, cash payments of US$750,000 (US$50,000 paid) which must be incurred and paid to the Company’s U.S. subsidiary in annual increments prior to December 31, 2008, and the assumption of all obligations under the Underlying Fye Agreement. TCAI completed a firm commitment to incur US$500,000 in exploration expenditures by December 31, 2005. Upon TCAI vesting its 51% interest, TCAI and the Company will form a joint venture to further develop the property. When the joint venture completes the earlier of US$8.0 million in expenditures or a preliminary feasibility study, TCAI will have a one-time option to elect to earn an additional 9% interest in the property by funding and completing a feasibility study. Upon TCAI earning its additional interest and the approval of a production plan, the Company will have the option to request that TCAI arrange financing for the Company’s share of the capital costs required to develop the property. If the Company exercises this option TCAI shall commit to use its best efforts to arrange or provide project debt financing for not less than 60% of projected capital costs on a limited recourse basis after technical completion. If project costs exceed the amount available for debt financing and the parties elect nonetheless to put the property into production then at the Company’s election TCAI shall also arrange or provide the Company’s share of equity financing on a subordinate loan basis at LIBOR plus 4%. An additional 231 claims have been staked in the area of interest.

Hunter, Eureka County, Nevada

In fiscal 2002, the Company staked 46 claims and executed a mining lease agreement to acquire two adjacent claims. Under the terms of the agreement, the Company has made lease payments totalling US$14,000 and issued 100,000 common shares of the Company at a value of $73,800. The Company is required to make further annual lease payments of US$7,000.

Patty (formerly Indian Ranch), Eureka County, Nevada

In fiscal 1994, the Company entered into a lease agreement for a 100% interest in 48 claims by issuing 100,000 common shares of the Company. The agreement is subject to a 6% net smelter return royalty payable to the lessee. The agreement was amended during a prior year whereby the Company secured the ability to buy down the 6% net smelter return royalty to 3% by making a payment of US$500,000 and extending the lease term to 2014. The Company holds an additional 496 claims within the area of interest.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In fiscal 1997, the Company entered into an option agreement with Chapleau Resources Ltd. (“Chapleau”). Pursuant to the terms of the agreement and the subsequent amendment, Chapleau was vested a 40% undivided interest in the property in 2001.

In fiscal 2001, the Company and Chapleau entered into an option agreement with Kennecott Exploration Company (“Kennecott”) whereby Kennecott could earn a 60% interest in the property by making certain option payments and incurring certain exploration expenditures. After paying the Company certain option payments, Kennecott terminated the agreement in November 2001. Upon termination of the Kennecott agreement, Chapleau’s interest in the property was reduced to a 25% undivided interest, leaving the Company with a 75% undivided interest in the property.

In fiscal 2003, the Company and Chapleau entered into an option-joint venture agreement with Placer Dome U.S. Inc. (“PDUS”). Under the terms of the agreement, PDUS may earn a 60% interest in the property by incurring minimum work expenditures of US$2.0 million over a four year period and reimbursing the companies for their 2002 claim filing costs. During fiscal 2005, PDUS provided notice that it had completed the work expenditure requirement and was exercising its right to vest its 60% ownership. The Company now owns an undivided 30% interest.

New Pass, Churchill County, Nevada

In fiscal 1998, the Company purchased a 100% interest in the property from Quest USA Resources Inc. by making payments totalling US$165,000, subject to a 2.75% net smelter return royalty. In fiscal 2000, the Company purchased the 2.75% net smelter return royalty by issuing 100,000 common shares of its capital stock to the vendor. In fiscal 2005, the Company granted Consolidated Odyssey Exploration Inc. (“ODE”) an option to earn an initial 50% interest in the property. The Company paid a finders fee of $10,000 with respect to the ODE agreement. In February 2005, ODE assigned all of its rights under the agreement to Bonaventure Enterprises Inc. (“Bonaventure”). Under the terms of the agreement, Bonaventure must incur US$2,000,000 in exploration expenditures, issue 500,000 shares and make option payments totalling US$500,000 over a 4-year period (US$125,000 and 200,000 shares valued at $44,617 received). Upon vesting a 50% interest, Bonaventure may elect to earn an additional 10% interest by financing the completion of a feasibility study. The property is comprised of 107 claims.

Slaven Canyon, Lander County, Nevada

In fiscal 2002, the Company acquired 51 claims by staking. In fiscal 2003, the Company acquired 17 claims by staking and acquired an additional 642 acres of land contiguous to the Company’s claims by executing three lease agreements which provide for escalating lease payments. In fiscal 2004, the Company acquired an additional 190 claims by staking and acquired an additional 350 acres of land contiguous to the Company’s claims by executing seven lease agreements which provide for cash payments totalling US$7,400 on signing and escalating lease payments thereafter. The underlying royalty retained by the owners ranges from 1/2% of net smelter returns to 3 1/2% of net smelter returns with a buy-down provision allowing the Company to reduce the underlying royalty to a 2% net smelter return by paying US$1,500,000. In July, 2005, the Company acquired an additional 320 acres of land contiguous to the Company’s claims by executing a lease agreement which provides for a cash payment of US$7,619 and re-imbursement of fees of US$15,000 upon signing (both payments made), and escalating lease payments thereafter. The underlying royalty retained by the owner is 2.75%.

Squaw Creek, Elko County, Nevada

Since 1996, the Company has held a 100% interest in 151 claims located in Elko County which were acquired by staking. During the 2005 fiscal year, the Company granted ODE an option to earn an initial 50% interest in the property. The Company paid a finders fee of $10,000 with respect to the ODE agreement. In February 2005, ODE assigned all of its rights under the agreement to Bonaventure. Under the terms of the agreement, Bonaventure must

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

incur US$2,000,000 in exploration expenditures, issue 500,000 shares and make option payments totaling US$500,000 over a 4-year period (US$125,000 and 200,000 shares at a value of $44,617 received). Upon vesting a 50% interest, Bonaventure may elect to earn an additional 10% interest by financing the completion of a feasibility study.

Other Nevada Properties

In fiscal 2002, the Company acquired a 100% interest by staking the South Cabin Creek and Gold Bar Horst properties. In fiscal 2003, the Company acquired a 100% interest in the Gold Pick property by staking. In fiscal 2004, the Company acquired the McClusky Pass, Pat Canyon, Tonkin Summit, Benmark, and Goldstone properties. During the 2005 fiscal year, the Company acquired the Ian and Knolls properties.

5.	DEFERRED EXPLORATION COSTS

	Balance at		Balance at
	June 30,		June 30,
By Type of Cost	2005	Additions	2006

Assays	$713,694	$170,016	$883,710
Consulting	2,875,000	573,571	3,448,571
Drafting and report preparation	431,177	12,385	443,562
Drilling	3,103,814	1,474,859	4,578,673
Field operations	847,547	151,922	999,469
Reclamation	191,795	176,375	368,170
Recording	80,079		80,079
Supervision	374,039	17,668	391,707
Surveys	740,154	70,595	810,749
Trenching and site preparation	397,332	75,376	472,708
Recovery	(4,998,875)	(223,503)	(5,222,378)
Write-off	(3,246,878)	(143,783)	(3,390,661)

Total	$1,508,878	$2,355,481	$3,864,359

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Balance at		Balance at
	June 30,		June 30,
By Type of Cost	2004	Additions	2005

Assays	$681,131	$32,563	$713,694
Consulting	2,577,377	297,623	2,875,000
Drafting and report preparation	416,202	14,975	431,177
Drilling	2,753,845	349,969	3,103,814
Field operations	771,641	75,906	847,547
Reclamation	179,489	12,306	191,795
Recording	80,079		80,079
Supervision	356,723	17,316	374,039
Surveys	497,305	242,849	740,154
Trenching and site preparation	368,921	28,411	397,332
Recovery	(4,897,361)	(101,514)	(4,998,875)
Write-off	(3,052,280)	(194,598)	(3,246,878)

Total	$733,072	$775,806	$1,508,878

	Balance at		Balance at
	June 30,		June 30,
By Type of Cost	2003	Additions	2004

Assays	$680,604	$527	$681,131
Consulting	2,342,159	235,218	2,577,377
Drafting and report preparation	393,336	22,866	416,202
Drilling	2,753,845		2,753,845
Field operations	739,812	31,829	771,641
Reclamation	178,609	880	179,489
Recording	80,079		80,079
Supervision	356,177	546	356,723
Surveys	320,921	176,384	497,305
Trenching and site preparation	368,921		368,921
Recovery	(4,897,361)		(4,897,361)
Write-off	(2,810,731)	(241,549)	(3,052,280)

Total	$506,371	$226,701	$733,072

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Balance at						Balance at
	June 30,						June 30,
By Property	2005	Additions	Recoveries		Write-offs		2006

Nevada Properties
Benmark	$6,743	$25,388	$		$		$32,131
Celt	70,920	4,729		(58,144)			17,505
Cottonwood	105,702	351,546					457,248
Fye Canyon	78,139	816		(58,144)			20,811
Gold Bar Horst	54,943	92,504					147,447
Gold Pick	75,290	389,571					464,861
Goldstone	3,864						3,864
Hunter	24,926	9,260					34,186
Ian	625						625
Knolls	9,636	11,723					21,359
McClusky Pass	71,157	458,007					529,164
New Pass	162,063	9,301		(107,215)			64,149
Pat Canyon	22,846						22,846
Patty (formerly Indian Ranch)	24,223	92,487					116,710
Slaven Canyon	730,729	1,075,530					1,806,259
South Cabin Creek	34,106	4,539					38,645
Tonkin Summit	32,966	53,583					86,549
General exploration		143,783				(143,783)

Total Nevada Properties	$1,508,878	$2,722,767		$(223,503)		$(143,783)	$3,864,359

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Balance at						Balance at
	June 30,						June 30,
By Property	2004	Additions	Recoveries		Write-offs		2005

Nevada Properties
Benmark	$2,091	$4,652	$		$		$6,743
Celt	24,295	46,625					70,920
Cottonwood	30,807	74,895					105,702
Fye Canyon	31,495	46,644					78,139
Gold Bar Horst	40,975	13,968					54,943
Gold Pick	60,933	14,357					75,290
Goldstone	2,920	944					3,864
Hunter	23,028	1,898					24,926
Ian		625					625
Knolls		9,636					9,636
McClusky Pass	21,506	49,651					71,157
New Pass	237,246	11,919		(87,102)			162,063
Pat Canyon	13,007	9,839					22,846
Patty (formerly Indian Ranch)	12,395	11,828					24,223
Slaven Canyon	199,521	531,208					730,729
South Cabin Creek	26,322	7,784					34,106
Squaw Creek	2,227	12,185		(14,412)
Tonkin Summit	4,304	28,662					32,966
General exploration		194,598				(194,598)

Total Nevada Properties	$733,072	$1,071,918		$(101,514)		$(194,598)	$1,508,878

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Balance at				Balance at
	June 30,				June 30,
By Property	2003	Additions	Write-offs		2004

Nevada Properties
Benmark	$	$2,091	$		$2,091
Celt		24,295			24,295
Cottonwood	30,807				30,807
Fye Canyon		31,495			31,495
Gold Bar Horst	40,975				40,975
Gold Pick	47,939	12,994			60,933
Goldstone		2,920			2,920
Hunter	23,028				23,028
McClusky Pass	7,266	14,240			21,506
New Pass	229,959	7,287			237,246
Pat Canyon		13,007			13,007
Patty (formerly Indian Ranch)	10,099	2,296			12,395
Slaven Canyon	88,532	110,989			199,521
South Cabin Creek	26,322				26,322
Squaw Creek	1,444	783			2,227
Tonkin Summit		4,304			4,304
General exploration		241,549		(241,549)

Total Nevada Properties	$506,371	$468,250		$(241,549)	$733,072

6.	EQUIPMENT

	2006			2005
		Accumulated	Net Book		Accumulated	Net Book
	Cost	Amortization	Value	Cost	Amortization	Value

Vehicles	$93,552	$40,476	$53,076	$76,745	$24,156	$52,589
Technical equipment	847,526	20,602	826,924	41,041	14,221	26,820
Office equipment	79,378	28,525	50,853	76,884	17,175	59,709

	$1,020,456	$89,603	$930,853	$194,670	$55,552	$139,118

7.	RELATED PARTY TRANSACTIONS

During the year ended June 30, 2006, the Company entered into the following transactions with related parties:

a) Paid or accrued $264,000 (2005 — $264,000; 2004 — $210,000) in management fees to directors and officers of the Company and to companies controlled by directors of the Company.

b) Paid or accrued $127,504 (2005 — $111,223; 2004 — $115,879) in consulting fees to directors and officers of the Company and to companies controlled by directors of the Company, of which $111,636 (2005 — $111,223; 2004 — $115,879) is included in or written-off to deferred exploration costs.

c) Paid or accrued $117,770 (2005 — $8,815; 2004 — $NIL) in administrative fees to officers and a company controlled by a director of the Company.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

At June 30, 2006, there is $118,002 (2005 — $17,754) payable to directors and officers of the Company and to companies controlled by directors of the Company. The amounts are unsecured and non-interest bearing.

The Company entered into consulting agreements with directors and officers of the Company and to companies controlled by directors of the Company. The annual consulting fee commitments are as follows:

2007	$324,000
2008	162,000

$486,000

The amounts charged to the Company for the services provided have been determined by negotiation among the parties and are covered by signed agreements. These transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.

8.	ASSET RETIREMENT OBLIGATION

The following table presents the aggregate carrying amount of the obligation associated with the retirement of the properties:

	2006	2005

Asset retirement obligation	$165,985	$

The undiscounted amount of cash flows, required over the estimated reserve life of the underyling assets, to settle the obligation, adjusted for inflation, is estimated at $196,768 (2005 — $NIL). The obligation was calculated using a credit-adjusted risk free discount rate of 4% and an inflation rate of 4.1%. It is expected that this obligation will be funded from general Company resources at the time the costs are incurred with the majority of costs expected to occur when the properties are disposed of.

9.	CAPITAL STOCK

Share issuances

During the 2006 fiscal year the Company had no share issuances other than those issued for mineral property interests, exercise of warrants and stock options.

During the 2005 fiscal year the Company completed a private placement of 1,500,000 units at $1.58, each unit consisting of one common share and one non-transferable share purchase warrant, each warrant entitling the holder to purchase an additional share at $2.50 for one year.

During the 2004 fiscal year the Company completed three private placements:

a) 2,500,000 units at $0.40, each unit consisting of one common share and one non-transferable share purchase warrant, each warrant entitling the holder to purchase an additional share at $0.60 for two years (435,000 warrants exercised during the year) with an additional provision that if the closing price of the Company’s shares exceeds $0.95 for a period of more than 20 business days, the warrants must be exercised within two weeks of notice (triggered subsequent to year end). A finder’s fee of 125,000 units were issued as well as finder’s warrants valued at $47,304 entitling the holder to acquire 200,000 shares of the Company at a price of $0.60 for one year; subject to the same additional provision as for the placees (triggered subsequent to year end);

b) 7,764,704 units at $0.85, each unit consisting of one common share and one non-transferable share purchase warrant, each warrant entitling the holder to purchase an additional share at $1.25 for 18 months.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Brokers’ warrants valued at $239,567 were issued entitling the holder to acquire 543,529 shares of the Company at a price of $1.25, exercisable for 18 months; and

c) 2,222,222 units at $0.90, each unit consisting of one common share and one-half non-transferable share purchase warrant, each one warrant entitling the holder to purchase an additional share at $1.25 for one year. Brokers’ warrants valued at $69,035 were issued entitling the holder to acquire 155,555 shares of the Company at a price of $1.25, exercisable for 1 year.

d) Share issuance costs related to private placements during the year totalled $540,522.

Stock options

Under the Company’s stock option plan effective November 4, 2002 and amended December 12, 2003, the Company may grant options for up to 7,072,935 common shares to directors, employees and consultants at exercise prices to be determined by the market value on the date of grant. Vesting of options is made at the discretion of the Board of Directors at the time the options are granted with the exception of options granted in relation to investor relations. Options granted to consultants engaged in investor relations activities vest no earlier than as to one-quarter upon the grant date and a further one-quarter after each of the following three three-month periods. The options can be granted for a maximum term of 10 years.

At June 30, 2006, the following incentive stock options were outstanding:

Number	Exercise
of Options	Price	Expiry Date

755,500	$0.23	January 23, 2008
2,074,500	0.41	September 23, 2008
150,000	0.75	March 1, 2009
50,000	0.85	March 21, 2010
40,000	0.67	April 6, 2010
50,000	1.50	October 19, 2010
2,000,000	1.91	January 10, 2011

5,120,000

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock option transactions and the number of stock options outstanding are summarized as follows:

		Weighted
		Average
	Number	Exercise
	of Options	Price

Balance, June 30, 2003	3,075,000	$0.15
Options granted	2,724,500	0.51
Options exercised	(2,134,500)	0.13

Balance, June 30, 2004	3,665,000	0.43
Options granted	150,000	0.73
Options expired/cancelled	(200,000)	1.25
Options exercised	(230,000)	0.30

Balance, June 30, 2005	3,385,000	0.41
Options granted	2,050,000	1.90
Options exercised	(315,000)	0.54

Balance, June 30, 2006	5,120,000	$1.00

Number of options currently exercisable	4,920,000	$0.96

Weighted average fair value of options granted during the year	2004	$0.39
	2005	0.56
	2006	1.16

Stock-based compensation

The following assumptions were used in the Black-Scholes valuation of stock options and warrants granted during the years presented:

	2006	2005	2004

Weighted average risk-free interest rate	3.9%	3.7%	4.2%
Expected life of options and warrants	5 years	5 years	1 year-5 years
Weighted average annualized volatility	71%	101%	118%
Dividend	0.00%	0.00%	0.00%

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Warrants

Warrant transactions are summarized as follows:

	Number	Exercise
	of Warrants	Price	Expiry Date

Balance, June 30, 2003	5,649,308
Warrants exercised	(3,708,132)	$0.44	November 18, 2003
Warrants exercised	(1,941,176)	0.25	June 27, 2004
Warrants granted	200,000	0.60	October 24, 2004
Warrants granted	2,625,000	0.60	August 3, 2004
Warrants exercised	(435,000)	0.60	August 3, 2004
Warrants granted	7,719,998	1.25	July 29, 2005
Warrants granted	588,235	1.25	August 3, 2005
Warrants granted	1,266,666	1.25	June 25, 2005

Balance, June 30, 2004	11,964,899
Warrants exercised	(2,290,000)	0.60	August 3, 2004
Warrants expired	(100,000)	0.60	August 3, 2004
Warrants expired	(1,266,666)	1.25	June 25, 2005
Warrants granted	1,500,000	2.50	December 20, 2006

Balance, June 30, 2005	9,808,233
Warrants exercised	(4,352,351)	1.25	July 29, 2005
Warrants exercised	(588,235)	1.25	August 3, 2005
Warrants expired	(3,367,647)	1.25	July 29, 2005

Balance, June 30, 2006	1,500,000

The number of warrants outstanding at June 30, 2006 is summarized as follows:

Number	Exercise
of Warrants	Price	Expiry Date

1,500,000	$2.50	December 20, 2006

10.	INCOME TAXES

A reconciliation of income tax recovery at statutory rates with the reported income tax recovery is as follows:

	2006		2005		2004

Loss before income tax recovery		$(3,307,465)		$(1,063,474)		$(1,664,257)

Expected income tax recovery		$(1,227,731)		$(378,597)		$(618,241)
Non-deductible expenses		1,144,086		14,884		315,842
Differences in foreign tax rates		13,135		32,371		1,810
Tax loss benefit not recognized for book purposes		70,510		331,342		300,589

Actual income tax recovery	$	NIL	$	NIL	$	NIL

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The significant components of the Company’s future tax assets are as follows:

	2006		2005		2004

Net operating loss carry forwards		$2,413,320		$2,338,680		$2,517,008
Mineral properties and other assets		681,280		590,427		618,517
Share issuance costs		80,257		117,590		158,213

		3,174,857		3,046,697		3,293,738
Less: valuation allowances		(3,174,857)		(3,046,697)		(3,293,738)

Net future tax assets	$	NIL	$	NIL	$	NIL

The Company has non-capital losses of approximately $6,853,000 which may be carried forward and applied against taxable income in future years. These losses, if unutilized, will begin to expire in 2007. Subject to certain restrictions, the Company has further resource development and exploration expenditures totalling approximately $1,709,000 available to reduce taxable income of future years. Future tax benefits which may arise as a result of these non-capital losses and resource deductions have not been recognized in these financial statements and have been offset by a valuation allowance.

11.	SEGMENTED INFORMATION

The Company’s one reportable operating segment is the exploration and development of mineral properties. Geographic information is as follows:

			Mineral
			Property
			Interests and
			Deferred
	Total		Exploration	Other
	Assets	Equipment	Costs	Assets

June 30, 2006
Canada	$13,637,654	$24,639	$	$13,613,015
United States	7,864,404	906,214	6,663,978	294,212

	$21,502,058	$930,853	$6,663,978	$13,907,227

June 30, 2005
Canada	$11,377,473	$30,799	$	$11,346,674
United States	4,319,402	108,319	3,965,025	246,058

	$15,696,875	$139,118	$3,965,025	$11,592,732

	2006	2005	2004

Loss before other items:
Canada	$3,338,256	$893,992	$1,366,939
United States	234,710	206,754	101,391

	$3,572,966	$1,100,746	$1,468,330

12.	RESTRICTED RECLAMATION BONDS

The Company has secure funds in place with the United States government, a Canadian bank and a United States bank as security for reclamation bonds on its mineral properties. These restricted reclamation

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

bonds were required by the local jurisdictions at the time exploration activities commenced on the properties and do not represent an asset retirement obligation (Note 2). Interest on the certificates of deposit with Canadian and United States banks is paid on a periodic basis to the Company.

13.	SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

Significant non-cash transactions during the years ended June 30, 2006, June 30, 2005 and June 30, 2004 include the Company issuing 40,000 common shares each year at a value in the current year of $72,000 (2005 — $28,400; 2004 — $31,200) for the acquisition of mineral property interests. In the year ended June 30, 2004, the Company issued 125,000 units as a finder’s fee related to a private placement. Included in accounts payable are $93,378 (2005 — $153,756) relating to deferred exploration costs, $129,328 (2005 — $NIL) relating to equipment, $6,330 (2005 — $NIL) relating to restricted reclamation bonds and $2,695 (2005 — $NIL) relating to mineral property interests.

14.	COMMITMENTS

The Company has entered into lease agreements for its premises in Canada and the United States. The annual lease commitments are as follows:

2007	$38,295
2008	22,500

$60,795

15.	FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash, temporary investments, receivables, restricted reclamation bonds, accounts payable and accrued liabilities, and due to related parties. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from its financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

The Company has its cash primarily in one commercial bank in Vancouver, British Columbia, Canada and one commercial bank in Reno, Nevada, United States.

16.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These financial statements have been prepared in accordance with Canadian GAAP. Material variations in the accounting principles, practices and methods used in preparing these financial statements from principles, practices and methods accepted in the United States (“United States GAAP”) are described and quantified below.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The impact of the differences between Canadian GAAP and United States GAAP on the consolidated balance sheets would be as follows:

	2006				2005
	Balance,			Balance,	Balance,			Balance,
	Canadian			United States	Canadian			United States
	GAAP	Adjustments		GAAP	GAAP	Adjustments		GAAP

Temporary investments	$2,107,699		$48,282	$2,155,981	$10,895,443		$36,224	$10,931,667
Other current assets	11,564,745			11,564,745	500,597			500,597
Mineral property interests	2,799,619		(2,032,127)	767,492	2,456,147		(1,839,607)	616,540
Deferred exploration costs	3,864,359		(3,864,359)		1,508,878		(1,508,878)
Equipment	930,853			930,853	139,118			139,118
Restricted reclamation bonds	234,783			234,783	196,692			196,692

	$21,502,058		$(5,848,204)	$15,653,854	$15,696,875		$(3,312,261)	$12,384,614

Current liabilities	$433,517	$		$433,517	$179,585	$		$179,585
Asset retirement obligation	165,985			165,985
Shareholders’ equity	20,902,556		(5,848,204)	15,054,352	15,517,290		(3,312,261)	12,205,029

	$21,502,058		$(5,848,204)	$15,653,854	$15,696,875		$(3,312,261)	$12,384,614

The impact of the differences between Canadian GAAP and United States GAAP on the consolidated statements of operations would be as follows:

	Cumulative
	Amounts from
	Inception on
	December 18, 1986
	to June 30, 2006	2006	2005	2004

Loss for the period, Canadian GAAP	$(15,881,401)	$(3,307,465)	$(1,063,474)	$(1,664,257)
Adjustments:
Mineral property interests	(2,032,127)	(192,520)	(619,497)	(556,945)
Deferred exploration costs	(3,864,359)	(2,355,481)	(775,806)	(226,701)
Increase in temporary investments	48,282	22,634	36,224

Loss for the period, United States GAAP	$(21,729,605)	$(5,832,832)	$(2,422,553)	$(2,447,903)

Basic and diluted loss per share, United States GAAP		$(0.10)	$(0.05)	$(0.06)

Weighted average number of common shares outstanding, United States GAAP		58,855,176	53,091,304	39,038,472

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The impact of the differences between Canadian GAAP and United States GAAP on the consolidated statements of cash flows would be as follows:

	Cumulative Amounts
	from Inception on
	December 18, 1986
	to June 30, 2006	2006	2005	2004

Cash flows used in operating activities, Canadian GAAP	$(4,794,625)	$(605,920)	$(954,361)	$(741,247)
Acquisition of mineral property interests	(5,449,802)	(209,852)	(619,497)	(556,945)
Deferred exploration costs	(7,339,941)	(2,413,657)	(816,648)	(442,661)
Acquisition (disposal) of temporary investments (net)	(1,909,954)	8,806,566	(3,413,215)	(7,493,823)

Cash flows provided by (used in) operating activities, United States GAAP	(19,494,322)	5,577,137	(5,803,721)	(9,234,676)

Cash flows provided by financing activities, Canadian GAAP and United States GAAP	32,724,773	6,345,433	3,813,500	11,705,658

Cash flows provided by (used in) investing activities, Canadian GAAP	(16,532,263)	5,375,913	(4,972,207)	(8,702,270)
Acquisition of mineral property interests	5,449,802	209,852	619,497	556,945
Deferred exploration costs	7,339,941	2,413,657	816,648	442,661
Acquisition (disposal) of temporary investments (net)	1,909,954	(8,806,566)	3,413,215	7,493,823

Cash flows used in investing activities, United States GAAP	(1,832,566)	(807,144)	(122,847)	(208,841)

Increase (decrease) in cash during the period	11,397,885	11,115,426	(2,113,068)	2,262,141
Cash, beginning of period		282,459	2,395,527	133,386

Cash, end of period	$11,397,885	$11,397,885	$282,459	$2,395,527

Mineral property interests and deferred exploration costs

In accordance with EITF 04-02, the Company classifies the costs of acquiring its mineral interests as tangible assets resulting in no difference between Canadian and United States GAAP.

Under United States GAAP exploration costs on mineral properties, other than acquisition costs, prior to the establishment of proven or probable reserves are expensed as incurred. Under Canadian GAAP these costs may be deferred.

Under United States GAAP, the Company performs evaluations of its investment in mineral properties to assess the recoverability and the residual value of its investments in these assets. All mineral properties are reviewed for impairment whenever events or circumstances change which indicates the carrying amount of an asset may not be recoverable, utilizing established guidelines based on undiscounted future net cash flows from the asset or upon the determination that certain exploration properties do not have sufficient potential for economic mineralization.

Asset retirement obligations

The Company adopted new accounting and disclosure standards under Canadian GAAP (Note 2) since the 2005 fiscal year. Accordingly there were no differences between Canadian GAAP and United States GAAP as at June 30, 2006 and 2005.

Under Canadian GAAP, the Company was not required to record asset retirement obligations as at June 30, 2005. The Company determined there were no asset retirement obligations as at June 30, 2005.

Temporary Investments

Under Canadian GAAP, temporary investments are carried at the lower of aggregate cost or current market value, with any unrealized gain or loss included in the statement of operations. Long-term investments are carried on the cost or equity basis and are only written down when there is evidence of a decline in value that is other than temporary.

Under United States GAAP, SFAS 115 requires that certain debt and equity investments must be classified into available-for-sale or trading securities and stated at fair market values. Any unrealized holding gains or losses are reported as a separate component of shareholders’ equity until realized for available-for-sale securities, and included in earnings for trading securities. For United States GAAP purposes, the Company’s investment in debt securities have been classified as trading securities. Under SFAS 115, for the 2004 fiscal year there was no difference under Canadian GAAP or United States GAAP as these debt securities have been written down to their fair market value, with an unrealized loss of $42,999 included in the consolidated statement of operations. For the 2006 fiscal year, an excess holding gain of $48,282 (2005 — $36,224) would be recognized under United States GAAP.

New accounting pronouncements

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, “Accounting Changes and Error Corrections — A Replacement of APB Opinion No. 20 and SFAS No. 3”. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

The FASB has also issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments” and SFAS No. 156 “Accounting for Servicing of Financial Assets”, but they will not have any relationship to the operations of the Company. Therefore a description and its impact for each on the Company’s operations and financial position have not been disclosed.

The adoption of these new pronouncements is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

FOR THE FIRST QUARTER ENDED
September 30, 2006
(unaudited)

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS
Unaudited — prepared by management

	September 30,	June 30,
	2006	2006
	(Expressed in Canadian Dollars)

ASSETS
Current
Cash	$10,515,376	$11,397,885
Temporary investments	2,158,804	2,107,699
Receivables (net of allowance — $Nil; June 30, 2006 — $NIL)	133,333	117,490
Prepaid expenses	48,111	49,370

Total Current Assets	12,855,624	13,672,444
Mineral property interests (Note 3)	2,809,295	2,799,619
Deferred exploration costs (Note 4)	4,259,830	3,864,359
Restricted reclamation bonds (Note 8)	238,081	234,783
Equipment	1,062,166	930,853

Total Assets	$21,224,996	$21,502,058

LIABILITIES
Current
Accounts payable and accrued liabilities	$172,704	$315,515
Due to related parties (Note 6)	100,529	118,002

Total current liabilities	273,233	433,517
Asset retirement obligation	165,985	165,985

Total Liabilities	439,218	599,502

SHAREHOLDERS’ EQUITY
Capital stock (Note 5)
Authorized: unlimited common shares without par value
Issued and outstanding 59,384,972 (June 30/06 — 59,384,972)	33,630,385	33,630,385
Contributed surplus	3,217,240	3,153,572
Deficit accumulated during the exploration stage	(16,061,847)	(15,881,401)

Total Shareholders’ Equity	20,785,778	20,902,556

Total liabilities and shareholders’ equity	$21,224,996	$21,502,058

Approved by the Board:

Director:	Director:

/s/ John M. Leask John M. Leask, P.Eng	/s/ Megan Cameron-Jones Megan Cameron-Jones

The accompanying notes are an integral part of these consolidated financial statements.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited — prepared by management
For the period ended September 30

	Cumulative
	Amounts from
	Inception on
	December 18, 1986	2006		2005
	to	Quarter	Year	Quarter	Year
	September 30, 2006	to Date	to Date	to Date	to Date
	(Expressed in Canadian Dollars)

EXPENSES
Amortization	$228,500	$8,355	$8,355	$8,657	$8,657
Audit	285,423	30,000	30,000
Bank charges & interest	26,649	300	300	1,863	1,863
Consulting	1,311,525	27,898	27,898	30,995	30,995
Consulting — stock-based compensation	3,327,514	63,668	63,668	26,766	26,766
Investor relations & shareholder info	688,476	22,502	22,502	29,616	29,616
Legal	644,541	2,910	2,910	8,962	8,962
Management fees	1,503,910	66,000	66,000	66,000	66,000
Office & miscellaneous	769,764	16,094	16,094	26,999	26,999
Rent	352,068	13,869	13,869	13,394	13,394
Telephone	209,047	4,832	4,832	5,896	5,896
Transfer agent & listing fees	307,267	1,670	1,670	4,630	4,630
Travel & entertainment	517,216	11,879	11,879	38,384	38,384
Wages & benefits	851,251	20,180	20,180	22,544	22,544

LOSS BEFORE UNDER-NOTED ITEMS	(11,023,151)	(290,157)	(290,157)	(284,706)	(284,706)
Interest income	1,424,929	129,195	129,195	28,877	28,877
Gain (loss) on foreign exchange	127,506	1,932	1,932	(21,434)	(21,434)
Option payments received (net)	633,519			13,617	13,617
Gain on disposal of equipment	13,867
Unrealized recovery (loss) on temporary investments	(10,296)	(1,450)	(1,450)	301	301
Gain on disposal of temporary investments	166,591
Write-off of deferred exploration costs	(3,580,555)	(19,966)	(19,966)	(38,712)	(38,712)
Write-off of mineral property interests	(3,814,257)

LOSS FOR THE PERIOD	$(16,061,847)	$(180,446)	$(180,446)	$(302,057)	$(302,057)
Loss per common share		$(0.003)	$(0.003)	$(0.005)	$(0.005)
Weighted average number of common shares outstanding		59,384,972	59,384,972	57,658,497	57,658,497

The accompanying notes are an integral part of these consolidated financial statements.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
Unaudited — prepared by management
For the period ended September 30 — Canadian Funds

	Number of			Contributed
	Shares	Price	Amount	Surplus	Deficit	Total
	(Expressed in Canadian Dollars)

Balance, June 30, 2006	59,384,972	$	$33,630,385	$3,153,572	$(15,881,401)	$20,902,556
Stock-based compensation				63,668		63,668
Loss for the period					(180,446)	(180,446)

Balance, September 30, 2006	59,384,972		$33,630,385	$3,217,240	$(16,061,847)	$20,785,778

The accompanying notes are an integral part of these consolidated financial statements.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited — prepared by management
For the period ended September 30 — Canadian Funds

	Cumulative
	Amounts from
	Inception on
	December 18,	2006		2005
	1986 to	Quarter	Year	Quarter	Year
	September 30, 2006	to Date	to Date	to Date	to Date
	(Expressed in Canadian Dollars)

Cash Flows from Operating Activities
Loss for the period	$(16,061,847)	$(180,446)	$(180,446)	$(302,057)	$(302,057)
Items not affecting cash:
Amortization	228,500	8,355	8,355	8,657	8,657
Write-off of deferred exploration costs	3,580,555	19,966	19,966	38,712	38,712
Write-off of mineral property interests	3,814,257
Stock-based compensation	3,327,514	63,668	63,668	26,766	26,766
Gain on disposal of equipment	(13,867)
Unrealized (recovery) loss on temporary investments	10,296	1,450	1,450
Loss (gain) on disposal of investments	(166,591)
Shares issued for management bonus	150,000
Changes in non-cash working capital
Decrease (increase) in prepaid exp.	(48,111)	1,259	1,259	17,581	17,581
Increase in receivables	(133,333)	(15,843)	(15,843)	(264,958)	(264,958)
Increase (decrease) in accounts payable & accr. liabilities	359,287	(17,097)	(17,097)	(158,753)	(158,753)
Increase (decrease) in due to related parties	100,529	(17,473)	(17,473)	92,353	92,353

Net cash used in operating activities	(4,852,811)	(136,161)	(136,161)	(541,699)	(541,699)
Cash Flows from Financing Activities
Issuance of capital stock	32,724,773			6,238,933	6,238,933

Net cash provided by financing activities	32,724,773			6,238,933	6,238,933
Cash Flows from Investing Activities
Acquisition of mineral property interests	(6,083,105)	(33,698)	(33,698)	(148,344)	(148,344)
Deferred exploration costs	(7,725,155)	(446,192)	(446,192)	(402,276)	(402,276)
Restricted reclamation bond posted	(244,411)	(9,628)	(9,628)	(12,224)	(12,224)
Acquisition of temporary investments (net)	(1,922,509)	(12,555)	(12,555)	(4,660,392)	(4,660,392)
Proceeds from disposal of equipment	58,141
Acquisition of equipment	(1,439,547)	(244,275)	(244,275)	(18,263)	(18,263)

Net cash used in investing activities	(17,356,586)	(746,348)	(746,348)	(5,241,499)	(5,241,499)

Increase (decrease) in cash during the period	10,515,376	(882,509)	(882,509)	455,735	455,735
Cash, beginning of period		11,397,885	11,397,885	282,459	282,459

Cash, end of period	$10,515,376	$10,515,376	$10,515,376	$738,194	$738,194

Supplemental disclosures with respect to cash flows (Note 9)

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Unaudited — prepared by management
(Expressed in Canadian Dollars)
For the period ended September 30, 2006

1.	NATURE AND CONTINUANCE OF OPERATIONS

White Knight Resources Ltd. (the “Company”) is a Canadian company incorporated in British Columbia. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises”. The Company is primarily engaged in the acquisition and exploration of mineral property interests.

The ability of the Company to realize the costs it has incurred to date on its mineral property interests is dependent upon the Company being able to lever its property interests and cash, by way of exploration activities and option/joint ventures, into assets of greater value or to identify ore bodies, to finance its exploration costs and to resolve any environmental, regulatory or other constraints which may hinder the successful development of the mineral property interest. To date, the Company has not earned revenues and is considered to be in the exploration stage.

These consolidated financial statements have been prepared assuming the Company will continue on a going-concern basis. The Company has incurred losses since inception and the ability of the Company to continue as a going-concern depends upon its ability to develop profitable operations and to continue to raise adequate financing. Management is actively targeting sources of additional financing through alliances with financial, exploration and mining entities, or other business and financial transactions which would assure continuation of the Company’s operations and exploration programs. In order for the Company to meet its liabilities as they come due and to continue its operations, the Company is solely dependent upon its ability to generate such financing. The Company has sufficient resources to meet its obligations for the foreseeable future at its current level of activity.

There can be no assurance that the Company will be able to continue to raise funds in which case the Company may be unable to meet its obligations. Should the Company be unable to realize on its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the amounts recorded on the consolidated balance sheets.

All amounts are in Canadian dollars unless otherwise stated.

	September 30,	June 30,
	2006	2006

Working capital	$12,582,391	$13,238,927
Deficit	(16,061,847)	(15,881,401)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited interim consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for audited financial statements. In the opinion of management, all adjustments (consisting of normal and recurring accruals) considered necessary for fair presentation have been included. Operating results for the three month period ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ended June 30, 2007.

The interim consolidated financial statements have been prepared by management in accordance with the accounting policies described in the Company’s annual consolidated financial statements for the year ended June 30, 2006. For further information, refer to the consolidated financial statements and footnotes thereto included for the year ended June 30, 2006.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Asset retirement obligations

Effective July 1, 2004, the Company recognizes the fair value of a liability for an asset retirement obligation in the year in which it is incurred when a reasonable estimate of fair value can be made. The carrying amount of the related long-lived asset is increased by the same amount as the liability. Changes in the liability for an asset retirement obligation due to the passage of time will be measured by applying an interest method of allocation. The amount will be recognized as an increase in the liability and an accretion expense in the statement of operations. Changes resulting from revisions to the timing or the amount of the original estimate of undiscounted cash flows are recognized as an increase or a decrease in the carrying amount of the liability for an asset retirement obligation and the cost of the related long-lived asset.

Stock-based compensation

The Company has an employee stock option plan. The Company recognizes an expense arising from stock options granted to both employees and non-employees using the fair value method. The fair value of option grants is generally established at the date of grant using the Black Scholes option pricing model and the compensation amount, equal to the option’s fair value, is then recognized over the options vesting periods.

Comparative figures

Certain comparative figures have been reclassified to conform to the current period’s presentation.

3.	MINERAL PROPERTY INTERESTS

	Balance at				Balance at
	June 30, 2006	Additions	Recovery		September 30, 2006

Nevada Properties
Benmark	$81,118	$14,022	$		$95,140
Celt	284,919				284,919
Cottonwood	160,214	15,844			176,058
Fye Canyon	173,825	1,503			175,328
Gold Bar Horst	149,237	25,659			174,896
Gold Pick	24,556	3,786			28,342
Goldstone	32,309	8,694			41,003
Hunter	136,891	6,730			143,621
Ian	31,317	7,852			39,169
Knolls	86,102	25,239			111,341
McClusky Pass	134,460	34,073			168,533
New Pass	419,732	15,003		(111,069)	323,666
Pat Canyon	108,797	24,958			133,755
Patty	108,402				108,402
Slaven Canyon	365,427	47,822			413,249
South Cabin Creek	47,389	11,778			59,167
Squaw Creek	270,261	21,172		(181,388)	110,045
Tonkin Summit	129,663	26,080			155,743
Other	55,000	11,918			66,918

Total Nevada Properties	$2,799,619	$302,133		$(292,457)	$2,809,295

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Title to mineral property interests involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral claims. The Company has investigated title to all of its mineral property interests and, to the best of its knowledge, expects title to all of its interests to be in good standing. The mineral property interests in which the Company has committed to earn an interest are located in the United States and the Company is therefore relying on advice by legal counsel who are basing such advice on the laws of the United States.

Nevada Properties

New Pass Project

In fiscal 2005, the Company entered into an option agreement with Bonaventure Enterprises Inc. (“Bonaventure”) whereby Bonaventure may earn a 50% interest in the property by incurring exploration expenditures of US$2,000,000, issuing 500,000 shares and making cash payments of US$500,000 over a 4-year period (US$125,000 and 100,000 shares received during the period). Upon vesting, Bonaventure may elect to earn an additional 10% interest by financing the completion of a feasibility study.

Squaw Creek Project

In fiscal 2005, the Company entered into an option agreement with Bonaventure whereby Bonaventure may earn a 50% interest in the property by incurring exploration expenditures of US$2,000,000, issuing 500,000 shares and making cash payments of US$500,000 over a 4-year period (US$125,000 and 100,000 shares received during the period). Upon vesting, Bonaventure may elect to earn an additional 10% interest by financing the completion of a feasibility study.

4.	DEFERRED EXPLORATION COSTS

	Balance at		Balance at
	June 30,		September 30,
By Type of Cost	2006	Additions	2006

Assays	$883,710	$22,286	$905,996
Consulting	3,448,571	116,739	3,565,310
Drafting and report preparation	443,562	764	444,326
Drilling	4,578,673	277,352	4,856,025
Field operations	999,469	39,657	1,039,126
Reclamation	368,170	2,260	370,430
Recording	80,079		80,079
Supervision	391,707	3,787	395,494
Surveys	810,749	12,261	823,010
Trenching and site preparation	472,708	4,480	477,188
Recovery	(5,222,378)	(64,149)	(5,286,527)
Write-off	(3,390,661)	(19,966)	(3,410,627)

Total	$3,864,359	$395,471	$4,259,830

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Balance at							Balance at
	June 30,							September 30,
By Property	2006	Additions		Recoveries		Write-offs		2006

Nevada Properties
Benmark	$32,131	$		$		$		$32,131
Celt	17,505							17,505
Cottonwood	457,248		51,942					509,190
Fye Canyon	20,811		917					21,728
Gold Bar Horst	147,447		320,728					468,175
Gold Pick	464,861		10,936					475,797
Goldstone	3,864		20,425					24,289
Hunter	34,186		38,996					73,182
Ian	625		4,137					4,762
Knolls	21,359							21,359
McClusky Pass	529,164		4,226					533,390
New Pass	64,149				(64,149)
Pat Canyon	22,846							22,846
Patty	116,710		1,373					118,083
Slaven Canyon	1,806,259		5,940					1,812,199
South Cabin Creek	38,645							38,645
Tonkin Summit	86,549							86,549
General exploration			19,966				(19,966)

Total Nevada Properties	$3,864,359		$479,586		$(64,149)		$(19,966)	$4,259,830

5.	CAPITAL STOCK

Authorized: unlimited common shares without par value.

Share Issuances

There were no shares issued during the period.

Warrants

At September 30, 2006, the following warrants were outstanding:

Number	Exercise
of Warrants	Price	Expiry Date

1,500,000	$2.50	December 20, 2006

Stock options

Under the Company’s stock option plan effective November 4, 2002 and amended December 12, 2003, the Company may grant options for up to 7,072,935 common shares to directors, employees and consultants at exercise prices to be determined by the market value on the date of grant. Vesting of options is made at the discretion of the Board of Directors at the time the options are granted with the exception of options granted in relation to investor

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

relations. Options granted to consultants engaged in investor relations activities must vest no earlier than as to one-quarter upon the grant date and as to a further one-quarter after each of the following three four-month periods.

At September 30, 2006, the following incentive stock options were outstanding:

Number	Exercise
of Shares	Price	Expiry Date

755,500	$0.23	January 23, 2008
2,074,500	0.41	September 23, 2008
150,000	0.75	March 1, 2009
50,000	0.85	March 21, 2010
40,000	0.67	April 6, 2010
50,000	1.50	October 19, 2010
2,000,000	1.91	January 10, 2011

5,120,000

Stock option transactions and the number of stock options outstanding are summarized as follows:

		Weighted
		Average
	Number	Exercise
	of Options	Price

Balance, June 30, 2006	5,120,000	$1.00
Balance, September 30, 2006	5,120,000	1.00

Number of options currently exercisable	5,007,500	$0.98

6.	RELATED PARTY TRANSACTIONS

During the year to date, the Company paid management fees in the amount of $66,000 (2005 — $66,000) to directors and officers of the Company and companies controlled by directors.

During the year to date, the Company paid consulting fees in the amount of $26,921 (2005 — $28,840) to directors and officers of the Company and companies controlled by directors. Of that amount, $26,921 (2005 — $28,840) is included or written off to deferred exploration costs.

During the year to date, the Company paid administrative consulting fees in the amount of $34,009 (2005 — $27,678) to officers and directors of the Company and a company controlled by a director.

Amounts payable to related parties at September 30, 2006 aggregated $100,529 (June 30, 2006 — $118,002). The fair value for amounts due to related parties is not determinable since there are no stated terms of repayment.

The amounts charged to the Company for the services provided have been determined by negotiation among the parties and are covered by signed agreements. These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	SEGMENTED INFORMATION

The Company’s one reportable segment is the exploration and development of mineral properties. Geographical information is as follows:

			Mineral
			Property
			Interests and
			Deferred
	Total		Exploration	Other
	Assets	Equipment	Costs	Assets

September 30, 2006
Canada	$12,818,078	$23,092	$	$12,794,986
United States	8,406,918	1,039,074	7,069,125	298,719

	$21,224,996	$1,062,166	$7,069,125	$13,093,705

June 30, 2006
Canada	$13,637,654	$24,639	$	$13,613,015
United States	7,864,404	906,214	6,663,978	294,212

	$21,502,058	$930,853	$6,663,978	$13,907,227

	2006		2005
	Quarter	Year	Quarter	Year
	to Date	to Date	to Date	to Date

Loss before other items:
Canada	$247,138	$247,138	$237,383	$237,383
United States	43,019	43,019	47,323	47,323

	$290,157	$290,157	$284,706	$284,706

8.	RESTRICTED RECLAMATION BONDS

The Company has secure funds in place with the United States government, a Canadian bank and a United States bank as security for restricted reclamation bonds on its mineral properties. These restricted reclamation bonds were required by the local jurisdictions at the time exploration activities commenced on the properties and do not represent an asset retirement obligation (Note 2). Interest on the certificates of deposit with Canadian and United States banks is paid on a periodic basis to the Company.

9.	SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

Significant non-cash transactions during the period (2005 — $Nil) include the acquisition of 200,000 common shares of Bonaventure Enterprises Inc. (assigned a value of $0.20 per share) as per the terms of option agreements (Note 3). Included in accounts payable are $81,296 (2005 — $171,136) related to deferred exploration costs, $24,721 (2005 — $Nil) related to acquisition of equipment and $Nil (2005 — $25,047) related to reclamation bonds. Included in accounts receivable are $Nil (2005 — $109,979) related to deferred exploration costs and $Nil (2005 — $87,202) related to acquisition of mineral property interests.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These financial statements have been prepared in accordance with Canadian GAAP. Material variations in the accounting principles, practices and methods used in preparing these financial statements from principles, practices and methods accepted in the United States (“United States GAAP”) are described and quantified below.

The impact of the differences between Canadian GAAP and United States GAAP on the consolidated balance sheets would be as follows:

	September 30, 2006				June 30, 2006
	Balance,			Balance,	Balance,			Balance,
	Canadian			United States	Canadian			United States
	GAAP	Adjustments		GAAP	GAAP	Adjustments		GAAP

Temporary investments	$2,158,804		$58,762	$2,217,566	$2,107,699		$48,282	$2,155,981
Other current assets	10,696,820			10,696,820	11,564,745			11,564,745
Mineral property interests	2,809,295		(2,030,156)	779,139	2,799,619		(2,032,127)	767,492
Deferred exploration costs	4,259,830		(4,259,830)		3,864,359		(3,864,359)
Equipment	1,062,166			1,062,166	930,853			930,853
Restricted reclamation bonds	238,081			238,081	234,783			234,783

	$21,224,996		$(6,231,224)	$14,993,772	$21,502,058		$(5,848,204)	$15,653,854

Current liabilities	$273,233	$		$273,233	$433,517	$		$433,517
Asset retirement obligation	165,985			165,985	165,985			165,985
Shareholders’ equity	20,785,778		(6,231,224)	14,554,554	20,902,556		(5,848,204)	15,054,352

	$21,224,996		$(6,231,224)	$14,993,772	$21,502,058		$(5,848,204)	$15,653,854

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The impact of the differences between Canadian GAAP and United States GAAP on the consolidated statements of operations would be as follows:

	Cumulative
	Amounts from
	Inception on	Three Month	Three Month
	December 18, 1986 to	Period Ended	Period Ended
	September 30, 2006	September 30, 2006	September 30, 2005

Loss for the period, Canadian GAAP	$(16,061,847)	$(180,446)	$(302,057)
Adjustments:
Mineral property interests	(2,030,156)	1,971	(119,672)
Deferred exploration costs	(4,259,830)	(395,471)	(624,679)
Increase in temporary investments	58,762	10,480	841

Loss for the period, United States GAAP	$(22,293,071)	$(563,466)	$(1,045,567)

Basic and diluted loss per share, United States GAAP		$(0.01)	$(0.02)

Weighted average number of common shares outstanding, United States GAAP		59,384,972	57,658,497

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The impact of the differences between Canadian GAAP and United States GAAP on the consolidated statements of cash flows would be as follows:

	Cumulative
	Amounts from
	Inception on	Three Month	Three Month
	December 18, 1986 to	Period Ended	Period Ended
	September 30, 2006	September 30, 2006	September 30, 2005

Cash flows used in operating activities, Canadian GAAP	$(4,852,811)	$(136,161)	$(541,699)
Acquisition of mineral property interests	(5,474,566)	(19,356)	(119,672)
Deferred exploration costs	(7,725,155)	(446,192)	(402,276)
Disposal (acquisition) of temporary investments	(1,922,509)	(12,555)	(4,660,392)

Cash flows used in operating activities, United States GAAP	(19,975,041)	(614,264)	(5,724,039)
Cash flows provided by financing activities, Canadian GAAP and United States GAAP	32,724,773		6,238,933
Cash flows used in investing activities, Canadian GAAP	(17,356,586)	(746,348)	(5,241,499)
Acquisition of mineral property interests	5,474,566	19,356	119,672
Deferred exploration costs	7,725,155	446,192	402,276
Acquisition of temporary investments	1,922,509	12,555	4,660,392

Cash flows used in investing activities, United States GAAP	(2,234,356)	(268,245)	(59,159)

Increase (decrease) in cash during the period	10,515,376	(882,509)	455,735
Cash, beginning of period		11,397,885	282,459

Cash, end of period	$10,515,376	$10,515,376	$738,194

Mineral property interests and deferred exploration costs

In accordance with EITF 04-02, the Company classifies the costs of acquiring its mineral interests as tangible assets resulting in no difference between Canadian and U.S GAAP. Under U.S. GAAP exploration costs on mineral properties, other than acquisition costs, prior to the establishment of proven or probable reserves are expensed as incurred. Under Canadian GAAP these costs may be deferred.

Under US GAAP, the Company performs evaluations of its investment in mineral properties to assess the recoverability and the residual value of its investments in these assets. All mineral properties are reviewed for impairment whenever events or circumstances change which indicates the carrying amount of an asset may not be recoverable, utilizing established guidelines based on undiscounted future net cash flows from the asset or upon the determination that certain exploration properties do not have sufficient potential for economic mineralization.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Asset retirement obligations

The Company adopted new accounting and disclosure standards under Canadian GAAP (Note 2) since the 2005 fiscal year. Accordingly there were no differences between Canadian GAAP and United States GAAP as at September 30, 2006 and 2005.

Under Canadian GAAP, the Company was not required to record asset retirement obligations as at September 30, 2005. The Company determined there were no asset retirement obligations as at September 30, 2005.

Temporary Investments

Under Canadian GAAP, temporary investments are carried at the lower of aggregate cost or current market value, with any unrealized gain or loss included in the statement of operations. Long-term investments are carried on the cost or equity basis and are only written down when there is evidence of a decline in value that is other than temporary.

Under United States GAAP, SFAS 115 requires that certain debt and equity investments must be classified into available-for-sale or trading securities and stated at fair market values. Any unrealized holding gains or losses are reported as a separate component of shareholders’ equity until realized for available-for-sale securities, and included in earnings for trading securities. For United States GAAP purposes, the Company’s investment in debt securities Canadian GAAP or United States GAAP as these debt securities have been written down to their fair market value, with an unrealized loss of $1,450 included in the consolidated statement of operations. For the period ending September 30, 2006, an excess holding gain of $58,762 (June, 2006 — $48,282) would be recognized under United States GAAP.

New accounting pronouncements

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, “Accounting Changes and Error Corrections — A Replacement of APB Opinion No. 20 and SFAS No. 3”. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

The FASB has also issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments” and SFAS No. 156 “Accounting for Servicing of Financial Assets”, but they will not have any relationship to the operations of the Company. Therefore a description and its impact for each on the Company’s operations and financial position have not been disclosed.

The adoption of these new pronouncements is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	SUBSEQUENT EVENTS

In October 2006, U.S. Gold Corporation filed an S-4 Registration Statement with respect to an anticipated take-over of the Company.

Subsequent to the end of the period, Teck Cominco American Incorporated (“Teck Cominco”) requested and received permission from the Company to amend their exploration expenditure commitment under the Financing and Acquisition Agreement dated October 20, 2004 on the Fye Property. In consideration of the Company granting an extension from December 31, 2006 to March 31, 2007, Teck Cominco will guarantee the US$1,250,000 aggregate expenditure commitment now due by March 31, 2007. Teck Cominco has an option to earn an initial 51% interest in the property by incurring exploration expenditures, and making cash payments in annual increments prior to December 31, 2008.

ANNEX E

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF U.S. GOLD
AND EACH OF THE TARGET COMPANIES INDIVIDUALLY, AND U.S. GOLD
AND ALL OF THE TARGET COMPANIES

U.S. Gold Corporation

Unaudited Pro Forma Consolidated Balance Sheet
September 30, 2006

	As Reported
		Nevada			Nevada			Pro Forma
		Pacific			Pacific			Consolidated
	U.S. Gold	Gold Ltd.	US GAAP		Gold Ltd.	Transaction		U.S. Gold
	Corporation	(Cdn GAAP)	Adjustments	Notes	(US GAAP)	Adjustments	Notes	Corporation
	(Expressed in United States dollars unless otherwise stated)

ASSETS
Current
Cash and cash equivalents	$60,641,189	$3,544,851			$3,544,851			$64,186,040
Accounts receivable	51,369	208,377			208,377			259,746
Product inventory and stockpiled ore	—	204,217			204,217			204,217
Supplies inventory	—	259,138			259,138			259,138
Other current assets — prepaid expenses	52,359	281,892			281,892			334,251

Total current assets	60,744,917	4,498,475			4,498,475			65,243,392

Property and equipment, net	592,690	13,205,317	$(4,657,846)	2(i)	8,547,471			9,140,161
Mineral property interests	—	5,508,007	(5,508,007)	2(ii)	—			—
Acquired mineral property interests	—	—			—	$130,340,465	3&4(a)	130,340,465
Restrictive time deposits for reclamation bonding	3,102,696	96,363			96,363			3,199,059
Long-lived asset — asset retirement	2,231,036	—			—			2,231,036
Other assets:
Inactive milling equipment	777,819	—			—			777,819
Other assets	2,125	—			—			2,125

Total other assets	779,944	—	—		—	—		779,944

TOTAL ASSETS	$67,451,283	$23,308,162	$(10,165,853)		$13,142,309	$130,340,465		$210,934,057

LIABILITIES
Current
Accounts payable and accrued liabilities	$3,850,333	$1,013,414			$1,013,414	$795,221	3&4(b)	$5,658,968
Installment purchase contracts	24,177	—			—			24,177
Retirement obligation (reclamation activities)	360,054	—			—			360,054

Total current liabilities	4,234,564	1,013,414			1,013,414	795,221		6,043,199

Installment purchase contracts, long-term	9,260	—			—			9,260
Retirement obligation	2,769,673	1,631,090			1,631,090			4,400,763
Future income tax liability	—	—			—	28,672,367	3&4(c)	28,672,367
Other permit obligations	72,511	—			—			72,511
Other liabilities	—	109,350			109,350			109,350

Total liabilities	7,086,008	2,753,854			2,753,854	29,467,588		39,307,450

SHAREHOLDERS’ EQUITY
Capital stock	162,620,797	32,619,378			32,619,378	(32,619,378)	4(d)	258,377,732
						95,756,935	3
Options and warrants	—	—			—	15,504,397	3	15,504,397
Other equity accounts	—	1,581,739	$(225,535)	2(iii)	1,356,204	(1,356,204)	4(d)	—
Deficit	(102,255,522)	(13,646,809)	(9,940,318)	2(iv)	(23,587,127)	23,587,127	4(d)	(102,255,522)

Total shareholders’ equity	60,365,275	20,554,308	(10,165,853)		10,388,455	100,872,877		171,626,607

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$67,451,283	$23,308,162	$(10,165,853)		$13,142,309	$130,340,465		$210,934,057

See accompanying notes to unaudited pro forma consolidated financial statements.

U.S. Gold Corporation

Unaudited Pro Forma Consolidated Statement of Operations
For the nine months ended September 30, 2006

	As Reported
		Nevada			Nevada	Pro Forma
		Pacific			Pacific	Consolidated
	U.S. Gold	Gold Ltd.	US GAAP		Gold Ltd.	U.S. Gold
	Corporation	(Cdn GAAP)	Adjustments	Notes	(US GAAP)	Corporation
	(Expressed in United States dollars unless otherwise stated)

SALES		$3,695,957			$3,695,957	$3,695,957

COST OF SALES		3,969,075	$120,536	2(i)	4,089,611	4,089,611
DEPRECIATION AND DEPLETION		270,912	(83,543)	2(i)	187,369	187,369
ROYALTIES		217,749			217,749	217,749

		4,457,736	36,993		4,494,729	4,494,729

EARNINGS (LOSS) FROM MINING OPERATIONS		(761,779)	(36,993)		(798,772)	(798,772)

OTHER INCOME (EXPENSES)
Interest and other items	$1,884,025	87,457			87,457	1,971,482
Gain (loss) on foreign exchange	—	(37,552)			(37,552)	(37,552)

Total other income	1,884,025	49,905	—		49,905	1,933,930

COSTS AND EXPENSES
General and administrative	2,751,570	2,328,206	61,841	2(iii)	2,390,047	5,141,617
Proposed acquisitions	4,348,190	—			—	4,348,190
Property holding costs	1,626,488	—			—	1,626,488
Exploration costs	4,375,095	—	1,845,430	2(ii)	1,845,430	6,220,525
Interest	5,880	—			—	5,880
Stock option expense	840,857	—			—	840,857
Accretion of asset retirement obligation	206,051	—			—	206,051
Change in value of derivatives	51,680,304	—			—	51,680,304
Write-down of mineral properties	—	97,867	(97,867)	2(ii)	—	—
Depreciation	35,012	—			—	35,012

Total costs and expenses	65,869,447	2,426,073	1,809,404		4,235,477	70,104,924

Loss before income taxes	(63,985,422)	(3,137,947)	(1,846,397)		(4,984,344)	(68,969,766)
Provision for income taxes	—	—	—		—	—

NET LOSS	$(63,985,422)	$(3,137,947)	$(1,846,397)		$(4,984,344)	$(68,969,766)

Basic and diluted net loss per share (Note 6)	$(1.76)					$(1.31)

Weighted average number of shares outstanding — basic and diluted (Note 6)	36,366,608					52,596,597

See accompanying notes to unaudited pro forma consolidated financial statements.

U.S. Gold Corporation

Unaudited Pro Forma Consolidated Statement of Operations
For the twelve months ended December 31, 2005

	As Reported
		Nevada			Nevada	Pro Forma
		Pacific			Pacific	Consolidated
	U.S. Gold	Gold Ltd.	US GAAP		Gold Ltd.	U.S. Gold
	Corporation	(Cdn GAAP)	Adjustments	Notes	(US GAAP)	Corporation
	(Expressed in United States dollars unless otherwise stated)

SALES		$8,881,168			$8,881,168	$8,881,168
COST OF SALES		8,024,132	$396,305	2(i)	8,420,437	8,420,437
DEPRECIATION AND DEPLETION		1,203,093	(398,878)	2(i)	804,215	804,215
ROYALTIES		472,743			472,743	472,743

		9,699,968	(2,573)		9,697,395	9,697,395

EARNINGS (LOSS) FROM MINING OPERATIONS		(818,800)	2,573		(816,227)	(816,227)

OTHER INCOME (EXPENSES)
Earnest money forfeited	$200,000	—			—	200,000
Interest and other items	32,032	27,205			27,205	59,237
Management fee	330,000	—			—	330,000
Realized gain from disposition of shares	520,428	—			—	520,428
Gain (loss) on sale of assets	(29,982)	155,199			155,199	125,217
Gain (loss) on foreign exchange	—	(67,043)			(67,043)	(67,043)

Total other income	1,052,478	115,361	—		115,361	1,167,839

COSTS AND EXPENSES
General and administrative	2,745,418	2,272,941			2,272,941	5,018,359
Write-off of purchase price receivable	182,748	—			—	182,748
Property holding costs	761,081	—			—	761,081
Equity share of subsidiary loss	58,888	—			—	58,888
Realization reserve — stock	168,960	—			—	168,960
Interest	3,011	246			246	3,257
Accretion of asset retirement obligation	110,243	—			—	110,243
Exploration costs	—	—	1,642,479	2(ii)	1,642,479	1,642,479
Write-down of mineral properties	—	131,710	(131,710)	2(ii)	—	—
Depreciation	12,850	—			—	12,850

Total costs and expenses	4,043,199	2,404,897	1,510,769		3,915,666	7,958,865

Loss before income taxes	(2,990,721)	(3,108,336)	(1,508,196)		(4,616,532)	(7,607,253)
Provision for income taxes	—	—	—		—	—

NET LOSS	$(2,990,721)	$(3,108,336)	$(1,508,196)		$(4,616,532)	$(7,607,253)

Basic and diluted net loss per share (Note 6)	$(0.12)					$(0.18)

Weighted average number of shares outstanding — basic and diluted (Note 6)	25,931,172					42,161,161

See accompanying notes to unaudited pro forma consolidated financial statements.

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in United States dollars unless otherwise stated)
September 30, 2006 and December 31, 2005
(Unaudited)

1.	Basis of presentation

On March 5, 2006 U.S. Gold Corporation (“U.S. Gold” or the “Company”) announced that it intends to acquire, in stock transactions, all of the outstanding common shares of White Knight Resources Ltd., Nevada Pacific Gold Ltd., Coral Gold Resources Ltd. and Tone Resources Limited. This proposal was made in letters sent on the same day by Mr. Robert R. McEwen, Chairman and Chief Executive Officer of U.S. Gold, to the chief executive officers of each of the subject companies. On January 18, 2007, the Company issued a press release announcing its decision not to pursue the proposal to acquire all of the outstanding shares of Coral Gold Resources Ltd.

These unaudited pro forma consolidated financial statements have been prepared to give effect to the Company’s acquisition of Nevada Pacific (the “Acquisition”). These unaudited pro forma consolidated financial statements have been prepared on the basis that each shareholder will receive shares of common stock of U.S. Gold in exchange for their Nevada Pacific common shares. The combined effects of the proposed transactions with each of the three companies have been presented separately under “Unaudited Pro Forma Consolidated Supplementary Financial Statements”, included elsewhere in this document. Each of these acquisitions is not conditional on the other two and the Company may or may not be successful in acquiring all of the target companies.

These unaudited pro forma consolidated financial statements have been compiled from and include:

(a) An unaudited pro forma consolidated balance sheet combining the unaudited balance sheet of U.S. Gold as at September 30, 2006 with the unaudited balance sheet of Nevada Pacific as at September 30, 2006, giving effect to the transaction as if it occurred on September 30, 2006.

(b) An unaudited pro forma consolidated statement of operations combining the audited statement of operations of the Company for the year ended December 31, 2005 with the unaudited constructed statement of operations of Nevada Pacific for the twelve months ended December 31, 2005, giving effect to the transaction as if it occurred on January 1, 2005. Nevada Pacific’s statement of operations for the twelve months ended December 31, 2005 has been constructed by adding together (a) the results for the six months ended June 30, 2005 (derived from Nevada Pacific’s audited financial statements for the year ended June 30, 2005 and the unaudited interim results for the six months ended December 31, 2004) and (b) the unaudited interim results for the six months ended December 31, 2005.

(c) An unaudited pro forma consolidated statement of operations combining the unaudited statement of operations of the Company for the nine months ended September 30, 2006 with the unaudited constructed statement of operations of Nevada Pacific for the nine months ended September 30, 2006 (derived from Nevada Pacific’s audited financial statements for the year ended June 30, 2006, the unaudited interim results for the three months ended September 30, 2006 and the unaudited interim results for the six months ended December 31, 2005), giving effect to the transaction as if it occurred on January 1, 2005.

The unaudited pro forma consolidated balance sheet and statements of operations have been presented on the above basis to ensure that the unaudited pro forma consolidated financial statements reflect the acquired business financial statements for a period that is no more than 93 days from U.S. Gold’s year-end, as required pursuant to pro forma presentation requirements contained in the securities rules.

The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of U.S. Gold for the year ended December 31, 2005 which are included elsewhere in this document. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and Nevada Pacific described above.

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Management of U.S. Gold has consolidated certain line items from Nevada Pacific’s financial statements in an attempt to conform to the presentation of the Company’s financial statements. It is management’s opinion that these unaudited pro forma consolidated financial statements include all adjustments necessary for the fair presentation of the transactions described in Note 3 in accordance with United States generally accepted accounting principles. Nevada Pacific’s financial statements have been translated to United States GAAP, as more fully described in note 2.

The unaudited pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transactions been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for Nevada Pacific are based in part on estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. The final valuation will be based on the actual net tangible and intangible assets of Nevada Pacific that exist as of the date of the completion of the acquisition. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial statements. In addition, the impact of integration activities, the timing of completion of the acquisition and other changes in Nevada Pacific’s net tangible and intangible assets prior to the completion of the acquisition, which have not been incorporated into these unaudited pro forma consolidated financial statements, could cause material differences in the information presented.

2.	Reconciliation to United States Generally Accepted Accounting Principles

(i)  Property, plant and equipment

For mineral properties where commercial feasibility has been established, under US GAAP, start-up costs are expensed as incurred in accordance with AICPA Statement of Position 98-5, Reporting on the Cost of Start-up Activities.

Under CDN GAAP, these start-up costs are deferred and amortized over the estimated life of the property following the commencement of the commercial production, or written off if the property is sold, allowed to lapse, abandoned or impaired. Under CDN GAAP, deferred start-up costs include operating costs, net of revenue, prior to the commencement of commercial production.

Under CDN GAAP the Magistral Gold Mine began commercial production on January 1, 2005, therefore from acquisition on February 2, 2004 to January 1, 2005 all operating costs, net of revenue for the Magistral Gold Mine were deferred to property, plant and equipment.

Accordingly, gold sales, cost of sales, depreciation and depletion and royalties are included in the loss for the year for US GAAP and were deferred to property plant and equipment for CDN GAAP.

The differences in the amounts deferred to pad inventory and property, plant and equipment are cumulative and affect the opening balances for each period following June 30, 2004.

The effects of the foregoing differences are summarized as follows:

Pro forma balance sheet at September 30, 2006

The US GAAP statement reflects $8,547,471 balance for Property and Equipment ($13,205,317 under Canadian GAAP).

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Pro forma statements of operations

Cost of Sales amounts to $4,089,611 and $8,420,437 under US GAAP ($3,969,075 and $8,024,132 under Canadian GAAP) for the nine months ended September 30, 2006 and twelve months ended December 31, 2005 respectively.

Depreciation and Depletion amounts to $187,369 and $804,215 under US GAAP ($270,912 and $1,203,093 under Canadian GAAP) for the nine months ended September 30, 2006 and twelve months ended December 31, 2005 respectively.

(ii) Mineral properties

Under US GAAP, mineral properties and exploration costs related to mineral properties for which commercial feasibility has not yet been established are expensed as incurred. Under Canadian GAAP, exploration expenditures may be capitalized as incurred.

The effects of the foregoing differences are summarized as follows:

Pro forma balance sheet at September 30, 2006

The US GAAP statement reflects $ Nil balance for Mineral Property Interests ($5,508,007 under Canadian GAAP).

Pro forma statements of operations

Mining and Exploration Expenditures amount to $1,845,430 and $1,642,479 under US GAAP for the nine months ended September 30, 2006 and twelve months ended December 31, 2005 respectively. These expenditures are capitalized for Canadian GAAP purposes but are expensed under US GAAP. The US GAAP statements reflect a reversal of a write-down of previously deferred mineral property interests recorded under Canadian GAAP in the amount of $97,867 and $131,710 for the nine months ended September 30, 2006 and twelve months ended December 31, 2005 respectively.

(iii) Stock based compensation

Under CDN GAAP, CICA 3870, Stock-Based Compensation and Other Stock — Based Payments, requires companies to adopt the fair valued base method of accounting for all stock-based compensation.

Effective July 1, 2004, the Company adopted the fair value method of accounting for stock-based compensation in accordance with CICA 3870. This change in accounting policy was applied retroactively without restatement of prior years’ financial statements. The Company recorded a cumulative increase of $225,535 to opening deficit and contributed capital.

For US GAAP purposes, the Company has chosen to adopt the fair value based method on a modified prospective basis from July 1, 2004 as permitted by SFAS 148, Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of SFAS 123. The balance sheet reconciliation item occurs as a result of modified prospective adoption of the fair value method under SFAS 123.

Effective July 1, 2005, under US GAAP, the Company adopted SFAS No. 123 (revised 2004), “Share-Based Payments” (“SFAS 123R”), which is a revision to SFAS 123 “Accounting for Stock-Based Compensation”. One of the SFAS 123R requirements is that forfeitures of unvested instruments such as stock options be estimated at the grant date to determine the total compensation to be recognized. Under CDN GAAP, the Company accounts for forfeitures only as they occur. This results in an increase of $61,841 for the nine months ended September 30, 2006 between the financial statements prepared under US GAAP compared to those prepared under CDN GAAP.

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(iv) Deficit

The US GAAP pro forma balance sheet at September 30, 2006 reflects increase in deficit of $9,940,318 as a result of reconciliation adjustments under US GAAP described in (i) and (ii) above.

3.	Business acquisition

The business combination will be accounted for as a purchase transaction, with U.S. Gold as the acquirer of Nevada Pacific.

In consideration for the acquisition of Nevada Pacific, the Company will issue 0.23 shares of U.S. Gold common stock for each outstanding common share of Nevada Pacific totaling approximately 16,229,989 common shares to shareholders of Nevada Pacific, representing approximately $95.8 million total value based on the closing price of U.S. Gold’s common stock. For accounting purposes, the measurement of the purchase consideration in the unaudited pro forma consolidated financial statement information is based on the market prices of U.S. Gold common shares over a 2-day period before and after the announcement date and is estimated at $5.90 per each U.S. Gold share.

Each Nevada Pacific warrant or stock option which gives the holder the right to acquire shares in the common stock of Nevada Pacific when presented for execution will be exchanged for a warrant or stock option which will give the holder the right to acquire shares in the common stock of U.S. Gold on the same basis as the exchange of Nevada Pacific common shares for U.S. Gold common shares. The initial exchange will not include the Nevada Pacific options and warrants. However, they have been included as part of the purchase price consideration as U.S. Gold intends to acquire these in a subsequent transaction. These options and warrants have been included in the purchase consideration at their fair value of approximately $15.5 million based on the Black-Scholes pricing model.

The principal assumptions used in applying the Black-Scholes option-pricing model were as follows:

Risk-free interest rate	5%
Dividend yield	N/A
Volatility factor	102%
Expected life — options	1-3 years
Remaining period to expiry date — warrants (weighted average)	17 months

The value of the purchase consideration for accounting purposes may differ from the amount assumed in the unaudited pro forma consolidated financial statement information due to any future changes in the negotiation process.

After reflecting the pro forma purchase adjustments, the excess of the purchase consideration over the adjusted book values of Nevada Pacific’s assets and liabilities has been allocated in full to Acquired Mineral Property Interests. Upon consummation of the proposed acquisition of Nevada Pacific, the fair value of all identifiable assets and liabilities acquired will be determined. On completion of valuations, with a corresponding adjustment to the historic carrying amounts of property, plant and equipment, or on recording of any finite life intangible assets on acquisition, these adjustments will impact the measurement of amortization recorded in consolidated income statements of U.S. Gold for periods after the date of acquisition. Typically, any increase in the values assigned by U.S. Gold to Nevada Pacific’s capital assets would result in increased amortization charges. The fair value of the net assets of Nevada Pacific to be acquired will ultimately be determined after the closing of the transaction. Therefore,

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

it is likely that the fair values of assets and liabilities acquired will vary from those shown below and the differences may be material. The preliminary purchase price allocation is subject to change and is summarized as follows:

Purchase price:
Shares issued on acquisition	$95,756,935
Options	2,684,128
Warrants	12,820,269
Acquisition costs (estimated)	795,221

$112,056,553

Net assets acquired:
Cash and cash equivalents	$3,544,851
Accounts receivable	208,377
Product inventory and stockpiled ore	204,217
Supplies inventory	259,138
Other current assets — prepaid expenses	281,892
Property, plant and equipment	8,547,471
Reclamation bonds	96,363
Accounts payable and accrued liabilities	(1,013,414)
Other liabilities	(109,350)
Asset retirement obligation	(1,631,090)
Future income tax liability	(28,672,367)
Acquired mineral property interests	130,340,465

$112,056,553

4.	Pro forma assumptions and adjustments

The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions:

(a) The purchase price for the Acquisition has been allocated to the acquired assets and liabilities on a proforma basis as described in Note 3.

(b) Transaction costs have been estimated to be $795,221.

(c) Future income taxes have been taken into consideration in connection with the purchase price allocation where assumed fair values are not the same as the carry forward book values.

(d) Represents elimination of acquired business capital stock, equity accounts and accumulated deficit.

5.	Pro forma share capital

Pro forma share capital as at September 30, 2006 has been determined as follows:

	Number of
	shares	Amount

Issued common shares of U.S. Gold	49,996,755	$162,620,797
Shares issued for acquisition of Nevada	16,229,989	95,756,935

Pro forma balance	66,226,744	$258,377,732

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Pro forma loss per share

Pro forma basic loss per share for the nine months ended September 30, 2006 and the year ended December 31, 2005 has been calculated based on actual weighted average number of U.S. Gold common shares outstanding for the respective periods and the assumed number of U.S. Gold common shares issued to Nevada Pacific shareholders being effective on January 1, 2006 and January 1, 2005 respectively.

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2006	2005
	(Shares or US dollars)

Actual weighted average number of U.S. Gold common shares outstanding	36,366,608	25,931,172
Assumed number of U.S. Gold common shares issued to Nevada shareholders	16,229,989	16,229,989

Pro forma weighted average number of U.S. Gold common shares outstanding	52,596,597	42,161,161

Pro forma net loss	$(68,969,766)	$(7,607,253)
Pro forma adjusted basic loss per share	$(1.31)	$(0.18)

U.S. Gold Corporation

Unaudited Pro Forma Consolidated Balance Sheet
September 30, 2006

	As Reported
		Tone				Tone			Pro Forma
		Resources				Resources			Consolidated
	U.S. Gold	Limited	US GAAP			Limited	Transaction		U.S. Gold
	Corporation	(Cdn GAAP)	Adjustments	Notes		(US GAAP)	Adjustments	Notes	Corporation
	(Expressed in United States dollars unless otherwise stated)

ASSETS
Current
Cash and cash equivalents	$60,641,189	$1,122,672				$1,122,672			$61,763,861
Accounts receivable	51,369	11,168				11,168			62,537
Other current assets - prepaid expenses	52,359	6,134				6,134			58,493

Total current assets	60,744,917	1,139,974				1,139,974			61,884,891

Property and equipment, net	592,690	—				—			592,690
Mineral property interests	—	1,196,168	$(1,196,168)	2	(i)	—			—
Acquired mineral property interests	—	—				—	$46,113,410	3&4(a)	46,113,410
Restrictive time deposits for reclamation bonding	3,102,696	30,004				30,004			3,132,700
Long-lived asset — asset retirement	2,231,036	—				—			2,231,036
Other assets:
Inactive milling equipment	777,819	—				—			777,819
Other assets	2,125	—				—			2,125

Total other assets	779,944	—	—			—	—		779,944

TOTAL ASSETS	$67,451,283	$2,366,146	$(1,196,168)			$1,169,978	$46,113,410		$114,734,671

LIABILITIES
Current
Accounts payable and accrued liabilities	$3,850,333	$50,606				$50,606	$263,722	3&4(b)	$4,164,661
Installment purchase contracts	24,177	—				—			24,177
Due to related parties	—	40,349				40,349			40,349
Retirement obligation (reclamation activities)	360,054	—				—			360,054

Total current liabilities	4,234,564	90,955	—			90,955	263,722		4,589,241

Installment purchase contracts, long-term	9,260	—				—			9,260
Retirement obligation	2,769,673	—				—			2,769,673
Future income tax liability	—	—				—	10,144,053	3&4(c)	10,144,053
Other permit obligations	72,511	—				—			72,511

Total liabilities	7,086,008	90,955	—			90,955	10,407,775		17,584,738

SHAREHOLDERS’ EQUITY
Capital stock	162,620,797	4,913,218				4,913,218	(4,913,218)	4(d)	193,230,611
							30,609,814	3
Options and warrants	—	—				—	6,174,844	3	6,174,844
Other equity accounts	—	440,999				440,999	(440,999)	4(d)	—
Deficit	(102,255,522)	(3,079,026)	$(1,196,168)	2(ii	)	(4,275,194)	4,275,194	4(d)	(102,255,522)

Total shareholders’ equity	60,365,275	2,275,191	(1,196,168)			1,079,023	35,705,635		97,149,933

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$67,451,283	$2,366,146	$(1,196,168)			$1,169,978	$46,113,410		$114,734,671

See accompanying notes to unaudited pro forma consolidated financial statements.

U.S. Gold Corporation

Unaudited Pro Forma Consolidated Statement of Operations
For the nine months ended September 30, 2006

	As Reported
		Tone			Tone	Pro Forma
		Resources			Resources	Consolidated
	U.S. Gold	Limited	US GAAP		Limited	U.S. Gold
	Corporation	(Cdn GAAP)	Adjustments	Notes	(US GAAP)	Corporation
	(Expressed in United States dollars unless otherwise stated)

OTHER INCOME (EXPENSES)
Interest and other items	$1,884,025	$6,556			$6,556	$1,890,581
Gain (loss) on foreign exchange	—	(5,936)			(5,936)	(5,936)

Total other income	1,884,025	620			620	1,884,645

COSTS AND EXPENSES
General and administrative	2,751,570	835,573			835,573	3,587,143
Proposed acquisitions	4,348,190	—			—	4,348,190
Property holding costs	1,626,488	—			—	1,626,488
Exploration costs	4,375,095	—	$168,516	2(i)	168,516	4,543,611
Interest	5,880	—			—	5,880
Stock option expense	840,857	—			—	840,857
Accretion of asset retirement obligation	206,051	—			—	206,051
Change in value of derivatives	51,680,304	—			—	51,680,304
Depreciation	35,012	—			—	35,012

Total costs and expenses	65,869,447	835,573	168,516		1,004,089	66,873,536

Loss before income taxes	(63,985,422)	(834,953)	(168,516)		(1,003,469)	(64,988,891)
Provision for income taxes	—	—	—		—	—

NET LOSS	$(63,985,422)	$(834,953)	$(168,516)		$(1,003,469)	$(64,988,891)

Basic and diluted net loss per share (Note 6)	$(1.76)					$(1.56)

Weighted average number of shares outstanding — basic and diluted (Note 6)	36,366,608					41,554,712

See accompanying notes to unaudited pro forma consolidated financial statements.

U.S. Gold Corporation

Unaudited Pro Forma Consolidated Statement of Operations
For the twelve months ended December 31, 2005

	As Reported
		Tone				Pro Forma
		Resources			Tone Resources	Consolidated
	U.S. Gold	Limited	US GAAP		Limited	U.S. Gold
	Corporation	(Cdn GAAP)	Adjustments	Notes	(US GAAP)	Corporation
	(Expressed in United States dollars unless otherwise stated)

OTHER INCOME (EXPENSES)
Earnest money forfeited	$200,000					$200,000
Interest and other items	32,032	$439			$439	32,471
Management fee	330,000	—			—	330,000
Realized gain from disposition of shares	520,428	—			—	520,428
Gain (loss) on sale of assets	(29,982)	—			—	(29,982)
Gain (loss) on foreign exchange	—	(1,723)			(1,723)	(1,723)

Total other income	1,052,478	(1,284)			(1,284)	1,051,194

COSTS AND EXPENSES
General and administrative	2,745,418	608,059			608,059	3,353,477
Write-off of purchase price receivable	182,748	—			—	182,748
Property holding costs	761,081	—			—	761,081
Equity share of subsidiary loss	58,888	—			—	58,888
Realization reserve — stock	168,960	—			—	168,960
Interest	3,011	—			—	3,011
Accretion of asset retirement obligation	110,243	—			—	110,243
Exploration costs	—	67,871	$25,335	2(i)	93,206	93,206
Depreciation	12,850	—			—	12,850

Total costs and expenses	4,043,199	675,930	25,335		701,265	4,744,464

Loss before income taxes	(2,990,721)	(677,214)	(25,335)		(702,549)	(3,693,270)
Provision for income taxes	—	—	—		—	—

NET LOSS	$(2,990,721)	$(677,214)	$(25,335)		$(702,549)	$(3,693,270)

Basic and diluted net loss per share (Note 6)	$(0.12)					$(0.12)

Weighted average number of shares outstanding — basic and diluted (Note 6)	25,931,172					31,119,276

See accompanying notes to unaudited pro forma consolidated financial statements.

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in United States dollars unless otherwise stated)
September 30, 2006 and December 31, 2005
(Unaudited)

1.	Basis of presentation

On March 5, 2006 U.S. Gold Corporation (“U.S. Gold” or the “Company”) announced that it intends to acquire, in stock transactions, all of the outstanding common shares of White Knight Resources Ltd., Nevada Pacific Gold Ltd., Coral Gold Resources Ltd. and Tone Resources Limited. This proposal was made in letters sent on the same day by Mr. Robert R. McEwen, Chairman and Chief Executive Officer of U.S. Gold, to the chief executive officers of each of the subject companies. On January 18, 2007, the Company issued a press release announcing its decision not to pursue the proposal to acquire all of the outstanding shares of Coral Gold Resources Ltd.

These unaudited pro forma consolidated financial statements have been prepared to give effect to the Company’s acquisition of Tone Resources (the “Acquisition”). These unaudited pro forma consolidated financial statements have been prepared on the basis that each shareholder will receive shares of common stock of U.S. Gold in exchange for their Tone Resources common shares. The combined effects of the proposed transactions with each of the three companies have been presented separately under “Unaudited Pro Forma Consolidated Supplementary Financial Statements”, included elsewhere in this document. Each of these acquisitions is not conditional on the other two and the Company may or may not be successful in acquiring all of the target companies.

These unaudited pro forma consolidated financial statements have been compiled from and include:

(a) An unaudited pro forma consolidated balance sheet combining the unaudited balance sheet of U.S. Gold as at September 30, 2006 with the audited balance sheet of Tone Resources as at August 31, 2006 giving effect to the transaction as if it occurred on September 30, 2006.

(b) An unaudited pro forma consolidated statement of operations combining the audited statement of operations of the Company for the year ended December 31, 2005 with the unaudited constructed statement of operations of Tone Resources for the twelve months ended November 30, 2005, giving effect to the transaction if it occurred on January 1, 2005. Tone Resources’ statement of operations for the twelve months ended November 30, 2005 has been constructed by adding together (a) the results for the nine months ended August 31, 2005, (derived from Tone Resources’ audited financial statements for the year ended August 31, 2005 and the unaudited interim results for the three months ended November 30, 2004) and (b) the unaudited interim results for the three months ended November 30, 2005.

(c) An unaudited pro forma consolidated statement of operations combining the unaudited statement of operations of the Company for the nine months ended September 30, 2006 with the unaudited constructed statement of operations of Tone Resources for the nine months ended August 31, 2006 (derived from Tone Resources’ audited financial statements for the year ended August 31, 2006 and the unaudited interim results for the three months ended November 30, 2005), giving effect to the transaction as if it occurred on January 1, 2005.

The unaudited pro forma consolidated balance sheet and statements of operations have been presented on the above basis to ensure that the unaudited pro forma consolidated financial statements reflect the acquired business financial statements for a period that is no more than 93 days from U.S. Gold’s year-end, as required pursuant to pro forma presentation requirements contained in the securities rules.

The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of U.S. Gold for the year ended December 31, 2005 which are included elsewhere in this document. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and Tone Resources described above.

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Management of U.S. Gold has consolidated certain line items from Tone Resources financial statements in an attempt to conform to the presentation of the Company’s financial statements. It is management’s opinion that these unaudited pro forma consolidated financial statements include all adjustments necessary for the fair presentation of the transactions described in Note 3 in accordance with United States generally accepted accounting principles.

Tone Resources prepares its financial statements in accordance with Canadian GAAP and in Canadian dollars. These financial statements have been translated to United States GAAP, as more fully described in note 2. The conversion from Canadian dollars to U.S. dollars has been reflected at the rates described in the following table.

As at August 31, 2006	0.90
Average for the nine months ended August 31, 2006	0.88
Average for the twelve months ended November 30, 2005	0.82

For restatement in U.S. dollars, the Company followed the method suggested by the Emerging Issues Committee (“EIC”) in release number EIC-130 which conforms in all material respects with Statement of Financial Accounting Standards No. 52 Foreign Currency Translation.  The consensus of the EIC was that financial statements for all prior years should be translated using the current rate method.

The unaudited pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transactions been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for Tone Resources are based in part on estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. The final valuation will be based on the actual net tangible and intangible assets of Tone Resources that exist as of the date of the completion of the acquisition. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial statements. In addition, the impact of integration activities, the timing of completion of the acquisition and other changes in Tone Resources’ net tangible and intangible assets prior to the completion of the acquisition, which have not been incorporated into these unaudited pro forma consolidated financial statements, could cause material differences in the information presented.

2.	Reconciliation to United States Generally Accepted Accounting Principles

(i) Mineral property costs and deferred exploration costs

Under accounting principles generally accepted in Canada (“Canadian GAAP”) resource property acquisition and exploration costs may be deferred and amortized to the extent they meet certain criteria. Under accounting principles generally accepted in the United States (“US GAAP”) resource property acquisition and exploration costs must be expensed as incurred. Therefore an additional expense is required under US GAAP.

The effects of the foregoing differences are summarized as follows:

Pro forma balance sheet at September 30, 2006

The US GAAP statement reflects $Nil balance for Mineral Property Interests ($1,196,168 under Canadian GAAP).

Pro forma statements of operations

Mining and Exploration Expenditures amounts to $168,516 and $25,335 under US GAAP for the nine months ended September 30, 2006 and twelve months ended December 31, 2005 respectively. These expenditures are capitalized for Canadian GAAP purposes but are expensed under US GAAP.

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(ii) Deficit

The US GAAP pro forma balance sheet at September 30, 2006 reflects increase in deficit of $1,196,168 due to the write-off of deferred mining and exploration expenses described above.

3.	Business acquisition

The business combination will be accounted for as a purchase transaction, with U.S. Gold as the acquirer of Tone Resources.

In consideration for the acquisition of Tone Resources, the Company will issue 0.26 shares of U.S. Gold common stock for each outstanding common share of Tone Resources totaling approximately 5,188,104 common shares to shareholders of Tone Resources, representing approximately $30.6 million total value based on the closing price of U.S. Gold’s common stock. For accounting purposes, the measurement of the purchase consideration in the unaudited pro forma consolidated financial statement information is based on the market prices of U.S. Gold common shares over a 2-day period before and after the announcement date and is estimated at $5.90 per each U.S. Gold share.

Each Tone Resources warrant or stock option which gives the holder the right to acquire shares in the common stock of Tone Resources when presented for execution will be exchanged for a warrant or stock option which will give the holder the right to acquire shares in the common stock of U.S. Gold on the same basis as the exchange of Tone Resources common shares for U.S. Gold common shares. The initial exchange will not include the Tone Resources options and warrants. However, they have been included as part of the purchase price consideration as U.S. Gold intends to acquire these in a subsequent transaction. These options and warrants have been included in the purchase consideration at their fair value of approximately $6.2 million based on the Black-Scholes pricing model.

The principal assumptions used in applying the Black-Scholes option-pricing model were as follows:

Risk-free interest rate	5%
Dividend yield	N/A
Volatility factor	102%
Expected life — options	2 years
Remaining period to expiry date — warrants (weighted average)	15 months

The value of the purchase consideration for accounting purposes may differ from the amount assumed in the unaudited pro forma consolidated financial statement information due to any future changes in the negotiation process.

After reflecting the pro forma purchase adjustments, the excess of the purchase consideration over the adjusted book values of Tone Resources’ assets and liabilities has been allocated in full to Acquired Mineral Property Interests. Upon consummation of the proposed acquisition of Tone Resources, the fair value of all identifiable assets and liabilities acquired will be determined. On completion of valuations, with a corresponding adjustment to the historic carrying amounts of property, plant and equipment, or on recording of any finite life intangible assets on acquisition, these adjustments will impact the measurement of amortization recorded in consolidated income statements of U.S. Gold for periods after the date of acquisition. Typically, any increase in the values assigned by U.S. Gold to Tone Resources’ capital assets would result in increased amortization charges. The fair value of the net assets of Tone Resources to be acquired will ultimately be determined after the closing of the transaction. Therefore,

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

it is likely that the fair values of assets and liabilities acquired will vary from those shown below and the differences may be material. The preliminary purchase price allocation is subject to change and is summarized as follows:

Purchase price:
Shares issued on acquisition	$30,609,814
Options	1,954,946
Warrants	4,219,898
Acquisition costs (estimated)	263,722

$37,048,380

Net assets acquired:
Cash and cash equivalents	$1,122,672
Accounts receivable	11,168
Retainers and prepaid expenses	6,134
Reclamation bond	30,004
Accounts payable and accrued liabilities	(50,606)
Due to related parties	(40,349)
Future income tax liability	(10,144,053)
Acquired mineral property interests	46,113,410

$37,048,380

4.	Pro forma assumptions and adjustments

The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions:

(a) The purchase price for the Acquisition has been allocated to the acquired assets and liabilities on a proforma basis as described in Note 3.

(b) Transaction costs have been estimated to be $263,722.

(c) Future income taxes have been taken into consideration in connection with the purchase price allocation where assumed fair values are not the same as the carry forward book values.

(d) Represents elimination of acquired business capital stock, equity accounts and accumulated deficit.

5.	Pro forma share capital

Pro forma share capital as at September 30, 2006 has been determined as follows:

	Number of
	shares	Amount

Issued common shares of U.S. Gold	49,996,755	$162,620,797
Shares issued for acquisition of Tone	5,188,104	30,609,814

Pro forma balance	55,184,859	$193,230,611

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Pro forma loss per share

Pro forma basic loss per share for the nine months ended September 30, 2006 and the year ended December 31, 2005 has been calculated based on actual weighted average number of U.S. Gold common shares outstanding for the respective periods and the assumed number of U.S. Gold common shares issued to Tone Resources shareholders being effective on January 1, 2006 and January 1, 2005 respectively.

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2006	2005
	(Shares or US dollars)

Actual weighted average number of U.S. Gold common shares outstanding	36,366,608	25,931,172
Assumed number of U.S. Gold common shares issued to Tone shareholders	5,188,104	5,188,104

Pro forma weighted average number of U.S. Gold common shares outstanding	41,554,712	31,119,276

Pro forma net loss	$(64,988,891)	$(3,693,270)
Pro forma adjusted basic loss per share	$(1.56)	$(0.12)

U.S. Gold Corporation

Unaudited Pro Forma Consolidated Balance Sheet
September 30, 2006

	As Reported							Pro Forma
		White Knight			White Knight			Consolidated
	U.S. Gold	Resources Ltd.	US GAAP		Resources Ltd.	Transaction		U.S. Gold
	Corporation	(Cdn GAAP)	Adjustments	Notes	(US GAAP)	Adjustments	Notes	Corporation
	(Expressed in United States dollars unless otherwise stated)

ASSETS
Current
Cash and cash equivalents	$60,641,189	$9,463,838			$9,463,838			$70,105,027
Temporary investments	—	1,942,924	$52,886	2(i)	1,995,810			1,995,810
Accounts receivable	51,369	120,000			120,000			171,369
Other current assets — prepaid expenses	52,359	43,300			43,300			95,659

Total current assets	60,744,917	11,570,062	52,886		11,622,948			72,367,865

Property and equipment, net	592,690	955,949			955,949			1,548,639
Mineral property interests	—	2,528,366	(1,827,140)	2(ii)	701,226			701,226
Deferred exploration costs	—	3,833,847	(3,833,847)	2(ii)	—			—
Acquired mineral property interests	—	—			—	$152,953,289	3&4(a)	152,953,289
Restrictive time deposits for reclamation bonding	3,102,696	214,273			214,273			3,316,969
Long-lived asset — asset retirement	2,231,036	—			—			2,231,036
Other assets:
Inactive milling equipment	777,819	—			—			777,819
Other assets	2,125	—			—			2,125

Total other assets	779,944	—	—		—			779,944

TOTAL ASSETS	$67,451,283	$19,102,497	$(5,608,101)		$13,494,396	$152,953,289		$233,898,968

LIABILITIES
Current
Accounts payable and accrued liabilities	$3,850,333	$155,434			$155,434	$939,630	3&4(b)	$4,945,397
Installment purchase contracts	24,177	—			—			24,177
Due to related parties	—	90,476			90,476			90,476
Retirement obligation (reclamation activities)	360,054	—			—			360,054

Total current liabilities	4,234,564	245,910			245,910	939,630		5,420,104

Installment purchase contracts, long-term	9,260	—			—			9,260
Retirement obligation	2,769,673	149,387			149,387			2,919,060
Future income tax liability	—	—			—	33,646,748	3&4(c)	33,646,748
Other permit obligations	72,511	—			—			72,511

Total liabilities	7,086,008	395,297			395,297	34,586,378		42,067,683

SHAREHOLDERS’ EQUITY
Capital stock	162,620,797	28,926,147			28,926,147	(28,926,147)	4(d)	285,250,763
						122,629,966	3
Options and warrants	—	—			—	8,836,044	3	8,836,044
Other equity accounts	—	3,654,370			3,654,370	(3,654,370)	4(d)	—
Deficit	(102,255,522)	(13,873,317)	$(5,608,101)	2(iii)	(19,481,418)	19,481,418	4(d)	(102,255,522)

Total shareholders’ equity	60,365,275	18,707,200	(5,608,101)		13,099,099	118,366,911		191,831,285

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$67,451,283	$19,102,497	$(5,608,101)		$13,494,396	$152,953,289		$233,898,968

See accompanying notes to unaudited pro forma consolidated financial statements.

U.S. Gold Corporation

Unaudited Pro Forma Consolidated Statement of Operations
For the nine months ended September 30, 2006

	As Reported					Pro Forma
		White Knight			White Knight	Consolidated
	U.S. Gold	Resources Ltd.	US GAAP		Resources Ltd.	U.S. Gold
	Corporation	(Cdn GAAP)	Adjustments	Notes	(US GAAP)	Corporation
	(Expressed in United States dollars unless otherwise stated)

OTHER INCOME (EXPENSES)
Interest and other items	$1,884,025	$303,755	$25,450	2(i)	$329,205	$2,213,230
Gain (loss) on foreign exchange	—	(12,168)			(12,168)	(12,168)

Total other income	1,884,025	291,587	25,450		317,037	2,201,062

COSTS AND EXPENSES
General and administrative	2,751,570	2,819,871			2,819,871	5,571,441
Proposed acquisitions	4,348,190	—			—	4,348,190
Property holding costs	1,626,488	—			—	1,626,488
Exploration costs	4,375,095	91,246	857,221	2(ii)	948,467	5,323,562
Interest	5,880	3,959			3,959	9,839
Stock option expense	840,857	—			—	840,857
Accretion of asset retirement obligation	206,051	—			—	206,051
Change in value of derivatives	51,680,304	—			—	51,680,304
Write-off (recovery) of mineral property costs	—	—	(14,780)	2(ii)	(14,780)	(14,780)
Depreciation	35,012	22,169			22,169	57,181

Total costs and expenses	65,869,447	2,937,245	842,441		3,779,686	69,649,133

Loss before income taxes	(63,985,422)	(2,645,658)	(816,991)		(3,462,649)	(67,448,071)
Provision for income taxes	—	—	—		—	—

NET LOSS	$(63,985,422)	$(2,645,658)	$(816,991)		$(3,462,649)	$(67,448,071)

Basic and diluted net loss per share (Note 6)	$(1.76)					$(1.18)

Weighted average number of shares outstanding — basic and diluted (Note 6)	36,366,608					57,151,348

See accompanying notes to unaudited pro forma consolidated financial statements.

U.S. Gold Corporation

Unaudited Pro Forma Consolidated Statement of Operations
For the twelve months ended December 31, 2005

	As Reported					Pro Forma
		White Knight			White Knight	Consolidated
	U.S. Gold	Resources Ltd.	US GAAP		Resources Ltd.	U.S. Gold
	Corporation	(Cdn GAAP)	Adjustments	Notes	(US GAAP)	Corporation
	(Expressed in United States dollars unless otherwise stated)

OTHER INCOME (EXPENSES)
Earnest money forfeited	$200,000					$200,000
Interest and other items	32,032	$294,563	$51,599	2(i)	$346,162	378,194
Management fee	330,000	—			—	330,000
Realized gain from disposition of shares	520,428	—			—	520,428
Gain (loss) on sale of assets	(29,982)	—			—	(29,982)
Gain (loss) on foreign exchange	—	1,634			1,634	1,634

Total other income	1,052,478	296,197	51,599		347,796	1,400,274

COSTS AND EXPENSES
General and administrative	2,745,418	983,064			983,064	3,728,482
Write-off of purchase price receivable	182,748	—			—	182,748
Property holding costs	761,081	—			—	761,081
Equity share of subsidiary loss	58,888	—			—	58,888
Realization reserve — stock	168,960	—			—	168,960
Interest	3,011	5,016			5,016	8,027
Accretion of asset retirement obligation	110,243	—			—	110,243
Exploration costs	—	107,296	1,692,739	2(ii)	1,800,035	1,800,035
Write-off of mineral property costs	—	—	189,718	2(ii)	189,718	189,718
Depreciation	12,850	27,329			27,329	40,179

Total costs and expenses	4,043,199	1,122,705	1,882,457		3,005,162	7,048,361

Loss before income taxes	(2,990,721)	(826,508)	(1,830,858)		(2,657,366)	(5,648,087)
Provision for income taxes	—	—	—		—	—

NET LOSS	$(2,990,721)	$(826,508)	$(1,830,858)		$(2,657,366)	$(5,648,087)

Basic and diluted net loss per share (Note 6)	$(0.12)					$(0.12)

Weighted average number of shares outstanding — basic and diluted (Note 6)	25,931,172					46,715,912

See accompanying notes to unaudited pro forma consolidated financial statements.

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars unless otherwise stated)
September 30, 2006 and December 31, 2005
(Unaudited)

1.	Basis of presentation

On March 5, 2006 U.S. Gold Corporation (“U.S. Gold” or the “Company”) announced that it intends to acquire, in stock transactions, all of the outstanding common shares of White Knight Resources Ltd., Nevada Pacific Gold Ltd., Coral Gold Resources Ltd. and Tone Resources Limited. This proposal was made in letters sent on the same day by Mr. Robert R. McEwen, Chairman and Chief Executive Officer of U.S. Gold, to the chief executive officers of each of the subject companies. On January 18, 2007, the Company issued a press release announcing its decision not to pursue the proposal to acquire all of the outstanding shares of Coral Gold Resources Ltd.

These unaudited pro forma consolidated financial statements have been prepared to give effect to the Company’s acquisition of White Knight (the “Acquisition”). These unaudited pro forma consolidated financial statements have been prepared on the basis that each shareholder will receive shares of common stock of U.S. Gold in exchange for their White Knight common shares. The combined effects of the proposed transactions with each of the three companies have been presented separately under “Unaudited Pro Forma Consolidated Supplementary Financial Statements,” included elsewhere in this document. Each of these acquisitions is not conditional on the other two and the Company may or may not be successful in acquiring all of the target companies.

These unaudited pro forma consolidated financial statements have been compiled from and include:

(a) An unaudited pro forma consolidated balance sheet combining the unaudited balance sheet of U.S. Gold as at September 30, 2006 with the unaudited balance sheet of White Knight as at September 30, 2006, giving effect to the transaction as if it occurred on September 30, 2006.

(b) An unaudited pro forma consolidated statement of operations combining the audited statement of operations of the Company for the year ended December 31, 2005 with the unaudited constructed statement of operations of White Knight for the twelve months ended December 31, 2005, giving effect to the transaction as if it occurred on January 1, 2005. White Knight’s statement of operations for the twelve months ended December 31, 2005 has been constructed by adding together (a) the results for the six months ended June 30, 2005 (derived from White Knight’s audited financial statements for the year ended June 30, 2005 and the unaudited interim results for the six months ended December  31, 2004) and (b) the unaudited interim results for the six months ended December 31, 2005.

(c) An unaudited pro forma consolidated statement of operations combining the unaudited statement of operations of the Company for the nine months ended September 30, 2006 with the unaudited constructed statement of operations of White Knight for the nine months ended September 30, 2006 (derived from White Knight’s audited financial statements for the year ended June 30, 2006, the unaudited interim results for the three months ended September 30, 2006 and the unaudited interim results for the six months ended December 31, 2005), giving effect to the transaction as if it occurred on January 1, 2005.

The unaudited pro forma consolidated balance sheet and statements of operations have been presented on the above basis to ensure that the unaudited pro forma consolidated financial statements reflect the acquired business financial statements for a period that is no more than 93 days from U.S. Gold’s year-end, as required pursuant to pro forma presentation requirements contained in the securities rules.

The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of U.S. Gold for the year ended December 31, 2005 which are included elsewhere in this document. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and White Knight described above.

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Management of U.S. Gold has consolidated certain line items from White Knight’s financial statements in an attempt to conform to the presentation of the Company’s financial statements. It is management’s opinion that these unaudited pro forma consolidated financial statements include all adjustments necessary for the fair presentation of the transactions described in Note 3 in accordance with United States generally accepted accounting principles.

White Knight prepares its financial statements in accordance with Canadian GAAP and in Canadian dollars. These financial statements have been translated to United States GAAP, as more fully described in note 2. The conversion from Canadian dollars to U.S. dollars has been reflected at the rates described in the following table.

As at September 30, 2006	0.90
Average for the nine months ended September 30, 2006	0.88
Average for the twelve months ended December 31, 2005	0.83

For restatement in U.S. dollars, the Company followed the method suggested by the Emerging Issues Committee (“EIC”) in release number EIC-130 which conforms in all material respects with Statement of Financial Accounting Standards No. 52 Foreign Currency Translation.  The consensus of the EIC was that financial statements for all prior years should be translated using the current rate method.

The unaudited pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transactions been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for White Knight are based in part on estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. The final valuation will be based on the actual net tangible and intangible assets of White Knight that exist as of the date of the completion of the acquisition. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial statements. In addition, the impact of integration activities, the timing of completion of the acquisition and other changes in White Knight’s net tangible and intangible assets prior to the completion of the acquisition, which have not been incorporated into these unaudited pro forma consolidated financial statements, could cause material differences in the information presented.

2.	Reconciliation to United States Generally Accepted Accounting Principles

(i) Temporary investments

Under Canadian GAAP, temporary investments are carried at the lower of aggregate cost or current market value, with any unrealized gain or loss included in the statement of operations. Long-term investments are carried on the cost or equity basis and are only written down when there is evidence of a decline in value that is other than temporary.

Under United States GAAP, SFAS 115 requires that certain debt and equity investments must be classified into available-for-sale or trading securities and stated at fair market values. Any unrealized holding gains or losses are reported as a separate component of shareholders’ equity until realized for available-for-sale securities, and included in earnings for trading securities. For United States GAAP purposes, the Company’s investments in debt securities have been classified as trading securities.

The effects of the foregoing differences are summarized as follows:

Pro forma balance sheet at September 30, 2006

The US GAAP statement reflects $1,995,810 balance of temporary investments ($1,942,924 under Canadian GAAP).

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Pro forma statements of operations

The US GAAP statements reflect changes in the fair value of temporary investments amounting to $25,450 and $51,599 for the nine months ended September 30, 2006 and twelve months ended December 31, 2005 respectively.

(ii) Mineral property interests and deferred exploration costs

In accordance with EITF 04-02, the Company classifies the cost of acquiring its mineral interests as tangible assets resulting in no difference between Canadian and United States GAAP. Under United States GAAP exploration costs on mineral properties, other than acquisition costs, prior to the establishment of proven or probable reserves are expensed as incurred. Under Canadian GAAP these costs may be deferred.

Under United States GAAP, the Company performs evaluations of its investment in mineral properties to assess the recoverability and the residual value of its investments in these assets. All mineral properties are reviewed for impairment whenever events or circumstances change which indicates the carrying amount of an asset may not be recoverable, utilizing established guidelines based on undiscounted future net cash flows from the asset or upon the determination that certain exploration properties do not have sufficient potential for economic mineralization.

The effects of the foregoing differences are summarized as follows:

Pro forma balance sheet at September 30, 2006

The US GAAP statement reflects $701,226 balance for Mineral Property Interests ($2,528,366 under Canadian GAAP) and nil balance for Deferred Exploration Costs ($3,833,847 under Canadian GAAP).

Pro forma statements of operations

Under US GAAP, Mining and Exploration Expenditures amount to $842,441 ($857,221 for Deferred Exploration Costs less $14,780 for Mineral Property Interests) for the nine months ended September 30, 2006 and $1,882,457 ($1,692,739 for Deferred Exploration Costs and $189,718 for Mineral Property Interests) for the twelve months ended December 31, 2005 respectively. These expenditures are capitalized for Canadian GAAP purposes but are expensed under US GAAP.

(iii) Deficit

The US GAAP pro forma balance sheet at September 30, 2006 reflects increase in deficit of $5,608,101 due to changes in the fair value of temporary investments and the write-off of deferred mining and exploration expenses described above.

3.	Business acquisitions

The business combination will be accounted for as a purchase transaction, with U.S. Gold as the acquirer of White Knight.

In consideration for the acquisition of White Knight, the Company will issue 0.35 shares of U.S. Gold common stock for each outstanding common share of White Knight totaling approximately 20,784,740 common shares to shareholders of White Knight, representing approximately $122.6 million total value based on the closing price of U.S. Gold’s common stock. For accounting purposes, the measurement of the purchase consideration in the unaudited pro forma consolidated financial statement information is based on the market prices of U.S. Gold common shares over a 2-day period before and after the announcement date and is estimated at $5.90 per each U.S. Gold share.

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Each White Knight warrant or stock option which gives the holder the right to acquire shares in the common stock of White Knight when presented for execution will be exchanged for a warrant or stock option which will give the holder the right to acquire shares in the common stock of U.S. Gold on the same basis as the exchange of White Knight common shares for U.S. Gold common shares. The initial exchange will not include the White Knight options and warrants. However, they have been included as part of the purchase price consideration as U.S. Gold intends to acquire these in a subsequent transaction. These options and warrants have been included in the purchase consideration at their fair value of approximately $8.8 million based on the Black-Scholes pricing model.

The principal assumptions used in applying the Black-Scholes option pricing model were as follows:

Risk-free interest rate	5%
Dividend yield	N/A
Volatility factor	102%
Expected life — options	3 years
Remaining period to expiry date — warrants (weighted average)	3 months

The value of the purchase consideration for accounting purposes may differ from the amount assumed in the unaudited pro forma consolidated financial statement information due to any future changes in the negotiation process.

After reflecting the pro forma purchase adjustments, the excess of the purchase consideration over the adjusted book values of White Knight’s assets and liabilities has been allocated in full to Acquired Mineral Property Interests. Upon consummation of the proposed acquisition of White Knight, the fair value of all identifiable assets and liabilities acquired will be determined. On completion of valuations, with a corresponding adjustment to the historic carrying amounts of property, plant and equipment, or on recording of any finite life intangible assets on acquisition, these adjustments will impact the measurement of amortization recorded in consolidated income statements of U.S. Gold for periods after the date of acquisition. Typically, any increase in the values assigned by U.S. Gold to White Knight’s capital assets would result in increased amortization charges. The fair value of the net assets of White Knight to be acquired will ultimately be determined after the closing of the transaction. Therefore, it is likely that the fair values of assets and liabilities acquired will vary from those shown below and the differences may be material. The preliminary purchase price allocation is subject to change and is summarized as follows:

Purchase price:
Shares issued on acquisition	$122,629,966
Options	8,300,544
Warrants	535,500
Acquisition costs (estimated)	939,630

$132,405,640

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Net assets acquired:
Cash and cash equivalents	$9,463,838
Temporary investments	1,995,810
Accounts receivable	120,000
Other current assets — prepaid expenses	43,300
Property and equipment, net	955,949
Mineral property interests	701,226
Restrictive time deposits for reclamation bonding	214,273
Accounts payable and accrued liabilities	(155,434)
Due to related parties	(90,476)
Retirement obligation	(149,387)
Future income tax liability	(33,646,748)
Acquired mineral property interests	152,953,289

$132,405,640

4.	Pro forma assumptions and adjustments

The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions:

(a) The purchase price for the Acquisition has been allocated to the acquired assets and liabilities on a proforma basis as described in Note 3.

(b) Transaction costs have been estimated to be $939,630.

(c) Future income taxes have been taken into consideration in connection with the purchase price allocation where assumed fair values are not the same as the carry forward book values.

(d) Represents elimination of acquired business capital stock, equity accounts and accumulated deficit.

5.	Pro forma share capital

Pro forma share capital as at September 30, 2006 has been determined as follows:

	Number of
	shares	Amount

Issued common shares of U.S. Gold	49,996,755	$162,620,797
Shares issued for acquisition of White Knight	20,784,740	122,629,966

Pro forma balance	70,781,495	$285,250,763

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Pro forma loss per share

Pro forma basic loss per share for the nine months ended September 30, 2006 and the year ended December 31, 2005 have been calculated based on actual weighted average number of U.S. Gold common shares outstanding for the respective periods and the assumed number of U.S. Gold common shares issued to White Knight shareholders being effective on January 1, 2006 and January 1, 2005 respectively.

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
	2006	2005
	(Shares or US dollars)

Actual weighted average number of U.S. Gold common shares outstanding	36,366,608	25,931,172
Assumed number of U.S. Gold common shares issued to White Knight shareholders	20,784,740	20,784,740

Pro forma weighted average number of U.S. Gold common shares outstanding	57,151,348	46,715,912

Pro forma net loss	$(67,448,071)	$(5,648,087)
Pro forma adjusted basic loss per share	$(1.18)	$(0.12)

U.S. Gold Corporation

Unaudited Pro Forma Consolidated Supplementary Balance Sheet
September 30, 2006

					Pro Forma
		U.S. GAAP			Consolidated			Pro Forma
	As Reported	White Knight		Tone	(before			Consolidated
	U.S. Gold	Resources	Nevada Pacific	Resources	transaction	Transaction		U.S. Gold
	Corporation	Ltd.	Gold Ltd.	Limited	adjustments)	Adjustments	Notes	Corporation
	(Expressed in United States dollars unless otherwise stated)

ASSETS
Current
Cash and cash equivalents	$60,641,189	$9,463,838	$3,544,851	$1,122,672	$74,772,550			$74,772,550
Temporary investments	—	1,995,810	—	—	1,995,810			1,995,810
Accounts receivable	51,369	120,000	208,377	11,168	390,914			390,914
Product inventory and stockpiled ore	—	—	204,217	—	204,217			204,217
Supplies inventory	—	—	259,138	—	259,138			259,138
Other current assets — prepaid expenses	52,359	43,300	281,892	6,134	383,685			383,685

Total current assets	60,744,917	11,622,948	4,498,475	1,139,974	78,006,314			78,006,314

Property and equipment, net	592,690	955,949	8,547,471	—	10,096,110			10,096,110
Mineral property interests	—	701,226	—	—	701,226			701,226
Acquired mineral property interests	—	—	—	—	—	$329,407,164	3&4	329,407,164
Restrictive time deposits for reclamation bonding	3,102,696	214,273	96,363	30,004	3,443,336			3,443,336
Long-lived asset — asset retirement	2,231,036	—	—	—	2,231,036			2,231,036
Other assets:
Inactive milling equipment	777,819	—	—	—	777,819			777,819
Other assets	2,125	—	—	—	2,125			2,125

Total other assets	779,944	—	—	—	779,944	—		779,944

TOTAL ASSETS	$67,451,283	$13,494,396	$13,142,309	$1,169,978	$95,257,966	$329,407,164		$424,665,130

LIABILITIES
Current
Accounts payable and accrued liabilities	$3,850,333	$155,434	$1,013,414	$50,606	5,069,787	$1,998,573	4	$7,068,360
Installment purchase contracts	24,177	—	—	—	24,177			24,177
Due to related parties	—	90,476	—	40,349	130,825			130,825
Advances payable	—	—	—	—	—			—
Retirement obligation (reclamation activities)	360,054	—	—	—	360,054			360,054

Total current liabilities	4,234,564	245,910	1,013,414	90,955	5,584,843	1,998,573		7,583,416

Installment purchase contracts, long-term	9,260	—	—	—	9,260			9,260
Retirement obligation	2,769,673	149,387	1,631,090	—	4,550,150			4,550,150
Future income tax liability	—	—	—	—	—	72,463,168	4	72,463,168
Other permit obligations	72,511	—	—	—	72,511			72,511
Other liabilities	—	—	109,350	—	109,350			109,350

Total liabilities	7,086,008	395,297	2,753,854	90,955	10,326,114	74,461,741		84,787,855

SHAREHOLDERS’ EQUITY
Capital stock	162,620,797	28,926,147	32,619,378	4,913,218	229,079,540	(66,458,743)	4	411,617,512
						248,996,715	3
Options and warrants	—	—	—	—	—	30,515,285	3	30,515,285
Other equity accounts	—	3,654,370	1,356,204	440,999	5,451,573	(5,451,573)	4	—
Deficit	(102,255,522)	(19,481,418)	(23,587,127)	(4,275,194)	(149,599,261)	47,343,739	4	(102,255,522)

Total shareholders’ equity	60,365,275	13,099,099	10,388,455	1,079,023	84,931,852	254,945,423		339,877,275

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$67,451,283	$13,494,396	$13,142,309	$1,169,978	$95,257,966	$329,407,164		$424,665,130

See accompanying notes to unaudited pro forma consolidated supplementary financial statements.

U.S. Gold Corporation

Unaudited Pro Forma Consolidated Supplementary Statement of Operations
For the nine months ended September 30, 2006

		U.S. GAAP				Pro Forma
	As Reported	White Knight		Tone		Consolidated
	U.S. Gold	Resources	Nevada Pacific	Resources		U.S. Gold
	Corporation	Ltd.	Gold Ltd.	Limited	Note	Corporation
	(Expressed in United States dollars unless otherwise stated)

SALES			$3,695,957			$3,695,957

COST OF SALES			4,089,611			4,089,611
DEPRECIATION AND DEPLETION			187,369			187,369
ROYALTIES			217,749			217,749

			4,494,729			4,494,729

EARNINGS (LOSS) FROM MINING OPERATIONS			(798,772)			(798,772)
OTHER INCOME (EXPENSES)
Interest and other items	$1,884,025	$329,205	87,457	$6,556		2,307,243
Gain (loss) on foreign exchange	—	(12,168)	(37,552)	(5,936)		(55,656)

Total other income	1,884,025	317,037	49,905	620		2,251,587

COSTS AND EXPENSES
General and administrative	2,751,570	2,819,871	2,390,047	835,573		8,797,061
Proposed acquisitions	4,348,190	—	—	—		4,348,190
Property holding costs	1,626,488	—	—	—		1,626,488
Exploration costs	4,375,095	948,467	1,845,430	168,516		7,337,508
Interest	5,880	3,959	—	—		9,839
Stock option expense	840,857	—	—	—		840,857
Accretion of asset retirement obligation	206,051	—	—	—		206,051
Change in value of derivatives	51,680,304	—	—	—		51,680,304
Write-off of mineral property costs	—	(14,780)	—	—		(14,780)
Depreciation	35,012	22,169	—	—		57,181

Total costs and expenses	65,869,447	3,779,686	4,235,477	1,004,089		74,888,699

Loss before income taxes	(63,985,422)	(3,462,649)	(4,984,344)	(1,003,469)		(73,435,884)
Provision for income taxes	—	—	—	—		—

NET LOSS	$(63,985,422)	$(3,462,649)	$(4,984,344)	$(1,003,469)		$(73,435,884)

Basic and diluted net loss per share (Note 6)	$(1.76)				6	$(0.93)

Weighted average number of shares outstanding — basic and diluted (Note 6)	36,366,608					78,569,441

See accompanying notes to unaudited pro forma consolidated supplementary financial statements.

U.S. Gold Corporation

Unaudited Pro Forma Consolidated Supplementary Statement of Operations
For the twelve months ended December 31, 2005

		U.S. GAAP				Pro Forma
	As Reported	White Knight		Tone		Consolidated
	U.S. Gold	Resources	Nevada Pacific	Resources		U.S. Gold
	Corporation	Ltd.	Gold Ltd.	Limited	Note	Corporation
	(Expressed in United States dollars unless otherwise stated)

SALES			$8,881,168			$8,881,168

COST OF SALES			8,420,437			8,420,437
DEPRECIATION AND DEPLETION			804,215			804,215
ROYALTIES			472,743			472,743

			9,697,395			9,697,395

EARNINGS (LOSS) FROM MINING OPERATIONS			(816,227)			(816,227)

OTHER INCOME (EXPENSES)
Earnest money forfeited	$200,000		—			200,000
Interest and other items	32,032	$346,162	27,205	$439		405,838
Management fee	330,000	—	—	—		330,000
Realized gain from disposition of shares	520,428	—	—	—		520,428
Gain (loss) on sale of assets	(29,982)	—	155,199	—		125,217
Gain (loss) on foreign exchange	—	1,634	(67,043)	(1,723)		(67,132)

Total other income	1,052,478	347,796	115,361	(1,284)		1,514,351

COSTS AND EXPENSES
General and administrative	2,745,418	983,064	2,272,941	608,059		6,609,482
Write-off of purchase price receivable	182,748	—	—	—		182,748
Property holding costs	761,081	—	—	—		761,081
Equity share of subsidiary loss	58,888	—	—	—		58,888
Realization reserve — stock	168,960	—	—	—		168,960
Interest	3,011	5,016	246	—		8,273
Accretion of asset retirement obligation	110,243	—	—	—		110,243
Exploration costs	—	1,800,035	1,642,479	93,206		3,535,720
Write-off of mineral property costs	—	189,718	—	—		189,718
Depreciation	12,850	27,329	—	—		40,179

Total costs and expenses	4,043,199	3,005,162	3,915,666	701,265		11,665,292

Loss before income taxes	(2,990,721)	(2,657,366)	(4,616,532)	(702,549)		(10,967,168)
Provision for income taxes	—	—	—	—		—

NET LOSS	$(2,990,721)	$(2,657,366)	$(4,616,532)	$(702,549)		$(10,967,168)

Basic and diluted net loss per share (Note 6)	$(0.12)				6	$(0.16)

Weighted average number of shares outstanding — basic and diluted (Note 6)	25,931,172					68,134,005

See accompanying notes to unaudited pro forma consolidated supplementary financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED SUPPLEMENTARY
FINANCIAL STATEMENTS
(Expressed in United States dollars unless otherwise stated)
September 30, 2006 and December 31, 2005
(Unaudited)

1.	Basis of presentation

On March 5, 2006 U.S. Gold Corporation (“U.S. Gold” or the “Company”) announced that it intends to acquire, in stock transactions, all of the outstanding common shares of White Knight Resources Ltd. (“White Knight”), Nevada Pacific Gold Ltd. (“Nevada Pacific”) and Tone Resources Limited (“Tone Resources”) (together, the “Target Companies” or “Targets”). This proposal was made in letters sent on the same day by Mr. Robert R. McEwen, Chairman and Chief Executive Officer of U.S. Gold, to the chief executive officers of each of the subject companies.

The combined effects of the proposed transactions with each of the Target Companies have been presented in these Unaudited Pro Forma Consolidated Supplementary Financial Statements. The unaudited pro forma consolidated financial statements giving effect to the Company’s acquisition of each of Nevada Pacific, Tone Resources and White Knight have been presented separately in the document. These unaudited pro forma consolidated supplementary financial statements have been prepared on the basis that each shareholder of the target Companies will receive shares of common stock of U.S. Gold Corporation in exchange for their Target Companies common shares.

These unaudited pro forma consolidated supplementary financial statements have been compiled from and include:

(a) An unaudited pro forma consolidated supplementary balance sheet combining the unaudited balance sheet of U.S. Gold as at September 30, 2006 with the unaudited consolidated balance sheet of Nevada Pacific as at September 30, 2006, the audited consolidated balance sheet of Tone Resources as at August 31, 2006 and the unaudited consolidated balance sheet of White Knight as at September 30, 2006, giving effect to the transactions as if they occurred on September 30, 2006.

(b) An unaudited pro forma consolidated supplementary statement of operations combining the audited statement of operations of the Company for the year ended December 31, 2005 with unaudited constructed statement of operations of Nevada Pacific for the twelve months ended December 31, 2005, the unaudited constructed statement of operations of Tone Resources for the twelve months ended November 30, 2005 and the unaudited constructed statement of operations of White Knight for the twelve months ended December 31, 2005, giving effect to the transactions as if they occurred on January 1, 2005.

(c) An unaudited pro forma consolidated statement of operations combining the unaudited statement of operations of the Company for the nine months ended September 30, 2006 with unaudited constructed statement of operations of Nevada Pacific for the nine months ended September 30, 2006, the unaudited constructed statement of operations of Tone Resources for the nine months ended August 31, 2006 and the unaudited constructed statement of operations of White Knight for the nine months ended September 30, 2006, giving effect to the transactions as if they occurred on January 1, 2005.

The unaudited pro forma consolidated supplementary balance sheet and statements of operations have been presented on the above basis to ensure that the unaudited pro forma consolidated supplementary financial statements reflect the acquired business financial statements for a period that is no more than 93 days from U.S. Gold’s year-end, as required pursuant to pro forma presentation requirements contained in the securities rules.

The unaudited pro forma consolidated supplementary financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and the financial statements of the Target Companies. Management of U.S. Gold has consolidated certain line items from the Target Companies financial statements in an attempt to conform to presentation of the Company’s financial statements, and also to conform the Target’s accounting policies to United States generally accepted accounting principles.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED SUPPLEMENTARY
FINANCIAL STATEMENTS — (Continued)

It is management’s opinion that these unaudited pro forma consolidated supplementary financial statements include all adjustments necessary for the fair presentation of the transactions described in Note 3 in accordance with United States generally accepted accounting principles.

The unaudited pro forma consolidated supplementary financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transactions been effected on the dates indicated. Further, the unaudited pro forma consolidated supplementary financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for the Target Companies are based in part on estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. The final valuation will be based on the actual net tangible and intangible assets of the Target Companies that exist as of the date of the completion of the acquisition. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated supplementary financial statements. In addition, the impact of integration activities, the timing of completion of the acquisitions and other changes in the Target Companies net tangible and intangible assets prior to the completion of the acquisitions, which have not been incorporated in these unaudited pro forma consolidated supplementary financial statements, could cause material differences in the information presented.

2.	Summary of significant accounting policies

The unaudited pro forma consolidated supplementary financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of U.S. Gold for the year ended December 31, 2005 which are incorporated by reference into this prospectus.

3.	Business acquisitions

The business combination will be accounted for as a purchase transaction, with U.S. Gold as the acquirer of the Target Companies.

In consideration for the acquisition of White Knight, the Company will issue 0.35 shares of U.S. Gold common stock for each outstanding common share of White Knight totaling approximately 20,784,740 common shares to shareholders of White Knight, representing approximately US$122.6 million. In addition, the options and warrants to be issued by U.S. Gold will amount to approximately $8.8 million.

In consideration for the acquisition of Nevada Pacific, the Company will issue 0.23 shares of U.S. Gold common stock for each outstanding common share of Nevada Pacific totaling approximately 16,229,989 common shares to shareholders of Nevada Pacific, representing approximately US$95.8 million. In addition, the options and warrants to be issued by U.S. Gold will amount to approximately $15.5 million.

In consideration for the acquisition of Tone Resources the Company will issue 0.26 shares of U.S. Gold common stock for each outstanding common share of Tone Resources totaling approximately 5,188,104 common shares to shareholders of Tone Resources, representing approximately US$30.6 million. In addition, the options and warrants to be issued by U.S. Gold will amount to approximately $6.2 million.

The measurement of the purchase consideration in the unaudited pro forma consolidated supplementary financial statement information is based on the market prices of U.S. Gold common shares over a 2-day period before and after the announcement date. The value of the purchase consideration for accounting purposes may differ from the amount assumed in the unaudited pro forma consolidated supplementary financial statement information due to any future changes in the negotiation process.

Each Target warrant or stock option which gives the holder the right to acquire shares in the common stock of the Target when presented for execution will be exchanged for a warrant or stock option which will give the holder the right to acquire shares in the common stock of U.S. Gold on the same basis as the exchange of the Target

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED SUPPLEMENTARY
FINANCIAL STATEMENTS — (Continued)

common shares for U.S. Gold common shares. The initial exchange will not include the Target options and warrants. However, they have been included as part of the purchase price consideration as U.S. Gold intends to acquire these in a subsequent transaction. These options and warrants have been included in the purchase consideration at their fair value of approximately $30.5 million based on the Black-Scholes pricing model.

The principal assumptions used in applying the Black-Scholes option pricing model were as follows:

Risk-free interest rate	5%
Dividend yield	N/A
Volatility factor	102%
Expected life — options	2-3 years
Remaining periods to expiration dates — warrants (weighted average)	3-17 months

After reflecting the pro forma purchase adjustments, the excess of the purchase consideration over the adjusted book values of the Targets’ assets and liabilities has been allocated in full to Acquired Mineral Property Interests. Upon consummation of the proposed acquisitions of the Targets, the fair value of all identifiable assets and liabilities acquired will be determined. On completion of valuations, with a corresponding adjustment to the historic carrying amounts of property, plant and equipment, or on recording of any finite life intangible assets on acquisition, these adjustments will impact the measurement of amortization recorded in consolidated income statements of U.S. Gold for periods after the date of acquisition. Typically, any increase in the values assigned by U.S. Gold to the Targets’ capital assets would result in increased amortization charges. The fair value of the net assets of the Targets to be acquired will ultimately be determined after the closing of the transaction. Therefore, it is likely that the fair values of assets and liabilities acquired will vary from the preliminary purchase allocation and the differences may be material.

4.	Pro forma assumptions and adjustments

The unaudited pro forma consolidated supplementary financial statements incorporate the following pro forma assumptions:

(a) After reflecting the pro forma purchase adjustments, the excess of the purchase consideration over the adjusted book values of the Targets’ assets and liabilities has been allocated in full to Acquired Mineral Property Interests, together with the related future income tax liability.

(b) Transaction costs have been estimated to be approximately $2 million.

(c) Represents elimination of acquired business capital stock, other equity accounts and accumulated deficit.

A breakdown of the transaction related adjustments has been provided in the following table:

	White Knight	Nevada Pacific	Tone Resources
	Resources Ltd.	Gold Ltd.	Limited	Total

Acquired mineral property interests	$152,953,289	$130,340,465	$46,113,410	$329,407,164

Accounts payable and accrued liabilities	$939,630	$795,221	$263,722	$1,998,573
Future income tax liability	33,646,748	28,672,367	10,144,053	72,463,168
Capital stock reversal	(28,926,147)	(32,619,378)	(4,913,218)	(66,458,743)
USG shares issued	122,629,966	95,756,935	30,609,814	248,996,715
Options and warrants issued	8,836,044	15,504,397	6,174,844	30,515,285
Other equity accounts reversal	(3,654,370)	(1,356,204)	(440,999)	(5,451,573)
Deficit reversal	19,481,418	23,587,127	4,275,194	47,343,739

	$152,953,289	$130,340,465	$46,113,410	$329,407,164

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED SUPPLEMENTARY
FINANCIAL STATEMENTS — (Continued)

5.	Pro forma share capital

Supplementary pro forma share capital as at September 30, 2006 has been compiled as follows:

	Number of
	Shares	Amount

Issued common shares of U.S. Gold	49,996,755	$162,620,797
Shares issued for acquisitions of Targets	42,202,833	248,996,715

Pro forma balance	92,199,588	$411,617,512

6.	Pro forma loss per share

Supplementary pro forma basic loss per share for the nine months ended September 30, 2006 and the year ended December 31, 2005 have been calculated based on actual weighted average number of U.S. Gold common shares outstanding for the respective periods and the assumed number of U.S. Gold common shares issued to the Target shareholders being effective on January 1, 2006 and January 1, 2005, respectively.

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2006	2005
	(Shares or US dollars)

Actual weighted average number of U.S. Gold common shares outstanding	36,366,608	25,931,172
Assumed number of U.S. Gold common shares issued to Targets	42,202,833	42,202,833

Pro forma weighted average number of U.S. Gold common shares outstanding	78,569,441	68,134,005

Pro forma net loss	$(73,435,884)	$(10,967,168)
Pro forma adjusted basic loss per share	$(0.93)	$(0.16)

ANNEX F

UNAUDITED FINANCIAL STATEMENTS OF
US GOLD CANADIAN ACQUISITION CORPORATION

INDEX

Balance Sheet as of September 30, 2006	F-2
Notes to Balance Sheet	F-3

US GOLD CANADIAN ACQUISITION CORPORATION

UNAUDITED BALANCE SHEET

As of
September 30, 2006

Assets
Current Assets:
Cash	$1.00
Total current assets	$1.00

Liabilities and Shareholder’s Equity
Liabilities	$—

Shareholder’s equity Common shares, authorized — unlimited, issued and outstanding — 1 share	$1.00

Total shareholder’s equity	$1.00

The accompanying notes are an integral part of this unaudited balance sheet.

US GOLD CANADIAN ACQUISITION CORPORATION

NOTES TO UNAUDITED BALANCE SHEET

Note 1 — Nature of Business:

US Gold Canadian Acquisition Corporation was incorporated on April 18, 2006 for the purpose of making an offer to purchase the outstanding common shares in the capital of each of Coral Gold Resources Ltd., Nevada Pacific Gold Ltd., Tone Resources Limited and White Knight Resources Ltd.

US Gold Canadian Acquisition Corporation is a wholly-owned subsidiary of U.S. Gold Corporation and has no material assets or liabilities and no operating history.

Note 2 — Basis of Reporting:

The balance sheet of US Gold Canadian Acquisition Corporation is prepared in accordance with accounting principles generally accepted in the United States of America under the accrual method of accounting.

The presentation of a statement of income, a statement of changes in shareholder’s equity and a statement of cash flows is not included as there has been no activity, except for the sale of one common share to U.S. Gold Corporation on April 18, 2006 for $1.00.

ANNEX G — WELLINGTON WEST FAIRNESS OPINION

December 11, 2006

The Special Committee of the Board of Directors
U.S. Gold Corporation
99 George Street, 3rd Floor
Toronto, Ontario M5A 2N4

To the Special Committee of the Board of Directors:

We, Wellington West Capital Markets Inc. (“Wellington West”), understand that U.S. Gold Corporation (“U.S. Gold”) intends to acquire all of the outstanding common shares of each of White Knight Resources Ltd., Nevada Pacific Gold Ltd., Coral Gold Resources Ltd., and Tone Resources Limited (collectively, the “Target Companies”) (each a “Proposed Acquisition” and together the “Proposed Acquisitions”). Under the proposed terms of the Proposed Acquisitions, U.S. Gold will issue to the shareholders of the Target Companies upon the closing of the Proposed Acquisitions consideration in the form of shares of its common stock (collectively, the “Consideration”) in accordance with exchange ratios representing a 25% premium to the actual exchange ratios between the common shares of U.S. Gold and those of each of the Target Companies based on their market closing prices on March 3, 2006 (the “Exchange Ratios”). The approximate Exchange Ratios pursuant to the foregoing are as follows:

•	0.35 shares of U.S. Gold common stock for each outstanding common share of White Knight Resources Ltd.

•	0.23 shares of U.S. Gold common stock for each outstanding common share of Nevada Pacific Gold Ltd.

•	0.63 shares of U.S. Gold common stock for each outstanding common share of Coral Gold Resources Ltd.

•	0.26 shares of U.S. Gold common stock for each outstanding common share of Tone Resources Limited.

The Special Committee of the Board of Directors of U.S. Gold (the “Special Committee”) has retained Wellington West to provide an opinion, in customary form, to the Special Committee (the “Fairness Opinion”) as to the fairness of the Exchange Ratios, from a financial point of view, to U.S. Gold.

ENGAGEMENT

The Special Committee initially contacted Wellington West regarding a potential advisory assignment in March 2006, and Wellington West was formally engaged by U.S. Gold through an agreement between U.S. Gold and Wellington West (the “Engagement Agreement”) dated as of March 27, 2006 pursuant to which Wellington West would provide the Special Committee with the Fairness Opinion. The terms of the Engagement Agreement provide that Wellington West is to be paid a fee for its services for rendering the Fairness Opinion. The fees payable to Wellington West are not contingent in whole or in part upon the completion of the Proposed Acquisitions or on the conclusions reached in the Fairness Opinion.

On April 6, 2006, at a meeting of the Special Committee held to evaluate the Proposed Acquisitions, Wellington West delivered its oral opinion to the special committee, subsequently confirmed in writing as of that date, to the effect that, as of that date and based on and subject to the matters described in its opinion, the consideration payable by U.S. Gold in the Proposed Acquisitions, and the exchange ratio for each of the Proposed Acquisitions, were fair, from a financial point of view, to U.S. Gold and its shareholders. On June 5, 2006, U.S. Gold announced that, in view of certain United States securities regulatory requirements, it had terminated its previously announced offer to purchase all of the common shares of White Knight. U.S. Gold stated that it intended to recommence its offer for White Knight and to commence offers for Nevada Pacific, Coral Gold and Tone Resources

2

by mailing new offer documents as soon as regulatory requirements could be satisfied, including the receipt of necessary information from each of the Target Companies. On November 22, 2006, the Special Committee requested an updated Fairness Opinion from Wellington West, which is rendered herein.

CREDENTIALS OF WELLINGTON WEST CAPITAL MARKETS INC.

Wellington West is one of Canada’s leading independent investment banking firms and provides services in corporate finance, equity sales and trading, and investment research. The Fairness Opinion expressed herein represents the opinions of Wellington West and the form and content herein have been approved for release by the executive committee of Wellington West, the members of which are experienced in merger, acquisition, divestiture, valuation, fairness opinion, and capital market matters.

Wellington West is not an insider, associate, or affiliate of U.S. Gold or any of the Target Companies and is not an advisor to any person or company other than U.S. Gold with respect to the Proposed Acquisitions. Wellington West has not acted as lead underwriter for U.S. Gold or any of the Target Companies in the past 24 months, nor has Wellington West entered into any other agreements or arrangements with U.S. Gold or any of the Target Companies or any of their affiliates with respect to any future dealings. Wellington West may however, in the course of its business, provide financial advisory or investment banking services to U.S. Gold, any of the Target Companies, or any of their respective affiliates from time to time.

Wellington West acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have had and may in the future have positions in the securities of U.S. Gold, any of the Target Companies, or any of their respective associates or affiliates and, from time to time, may have executed or may execute transactions on behalf of such companies or clients for which it received or may receive compensation. As an investment dealer, Wellington West conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including with respect to U.S. Gold, any of the Target Companies, or the Proposed Acquisitions.

SCOPE OF REVIEW

In connection with our Fairness Opinion, we have reviewed and relied upon (without attempting to verify independently the completeness or accuracy of), or carried out, among other things, the following:

1.	Audited financial statements of White Knight Resources Ltd. for the years ended June 30, 1997 through June 30, 2006; Form 20-F for the fiscal year ended June 30, 2006; unaudited quarterly financial statements for the first quarter ended September 30, 2006;

2.	Audited financial statements of Coral Gold Resources Ltd. for the years ended January 31, 1997 through January 31, 2006; Form 20-F for the fiscal year ended January 31, 2006; unaudited quarterly financial statements for the second quarter ended July 31, 2006;

3.	Audited financial statements of Tone Resources Ltd. for the years ended August 31, 2003, 2004, 2005 and 2006;

4.	Audited financial statements of Nevada Pacific Gold Ltd. for the years ended June 30, 1998, through June 30, 2006; unaudited quarterly financial statements for the first quarter ended September 30, 2006;

5.	Audited financial statements of U.S. Gold for the years ended December 31, 1995 through December 31, 2005; unaudited quarterly financials for the third quarter ended September 30, 2006;

6.	Preliminary Proxy Statement of U.S. Gold dated October 26, 2006;

7.	Form S-4, Related to U.S. Gold and US Gold Canadian Acquisition Corporation offer to purchase all of the outstanding common shares of Coral Gold Resources Ltd., dated November 13, 2006;

3

8.	Form S-4A, Related to U.S. Gold and US Gold Canadian Acquisition Corporation offer to purchase all of the outstanding common shares of Nevada Pacific Gold Ltd., dated November 1, 2006;

9.	Form S-4A, Related to U.S. Gold and US Gold Canadian Acquisition Corporation offer to purchase all of the outstanding common shares of Tone Resources Ltd., dated November 1, 2006;

10.	Form S-4, Related to U.S. Gold Corporation and US Gold Canadian Acquisition Corporation offer to purchase all of the outstanding common shares of White Knight Resources Ltd., dated October 26, 2006;

11.	Annual Information Form of Nevada Pacific Gold Ltd. dated February 24, 2005;

12.	Annual Information Form of Nevada Pacific Gold Ltd. dated October 24, 2006;

13.	Information Circular for Nevada Pacific Gold Ltd. Dated November 1, 2006;

14.	Final Long Form Prospectus of Tone Resources Ltd. dated February 10, 2003;

15.	2005 annual report of Coral Gold Resources Ltd.;

16.	Management Information Circular of Coral Gold Resources Ltd. dated May 6, 2005;

17.	Management Information Circular of Nevada Pacific Gold Ltd. dated October 27, 2005;

18.	Management Information Circular of Tone Resources Ltd. dated January 6, 2006;

19.	Management Information Circular of White Knight Resources Ltd. dated October 24, 2005;

20.	Technical Report on the Roberts Mountain Project, Roberts Mountain, Eureka County, Nevada USA prepared by Marvin A. Mitchell P.Eng, Mitchell Geological Services Inc, October 21, 2002;

21.	Technical Report for the Slaven Canyon Property, Lander County, Nevada, USA prepared by Timothy D. Jefferson, P.G., and Arthur R. Leger, P.G., November 16, 2005;

22.	Summary Report for the Celt Property, Eureka County, Nevada prepared by Ken Brook, RPG, Desert Ventures Inc., September 23, 2005;

23.	Technical Report on the Cottonwood Property, Eureka County, Nevada, USA prepared by John M. Leask, P.Eng, July 11, 2005;

24.	Summary Report for the McClusky-Tonkin Summit Property, Eureka County, Nevada prepared by Ken Brook, RPG, Desert Ventures Inc, September 22, 2005;

25.	Technical Report on the Fye Canyon Property, Eureka County, Nevada prepared by John M. Leask, P.Eng., April 15, 2005;

26.	NI 43-101 Technical Report on the New Pass Property, Churchill County, Nevada prepared by Paul A Pelke, California Registered Geologist, October 2004;

27.	NI 43-101 Technical Report on the New Pass Property, Churchill County, Nevada prepared by Paul A Pelke, California Registered Geologist, October 2006;

28.	Technical Report on the Indian Ranch Property, Eureka County, Nevada, USA prepared by John M. Leask, P.Eng., December 20, 2004;

29.	Amended Technical Report for the Magistral Gold Project, Sinaloa State, Mexico, prepared by Pincock Allen & Holt, January 6, 2005;

30.	Technical Report on the Tonkin Springs Project, Nevada, USA, May 2004;

31.	Updated Technical Report on the Tonkin Springs Gold Property, Nevada, USA, June 2006;

4

32.	Filings on the System for Electronic Disclosure by Insiders (SEDI) for Coral Gold Resources, Nevada Pacific Gold Ltd., Tone Resources, and White Knight Resources;

33.	March 6, 2006 Corporate Presentation of U.S. Gold;

34.	Spring 2006 Corporate Presentation of Nevada Pacific Gold Ltd.;

35.	Press releases for U.S. Gold, White Knight Resources, Nevada Pacific Gold, Coral Gold Resources and Tone Resources since January 1, 2005;

36.	Public information relating to the business, operations, financial performance and stock trading history of U.S. Gold, White Knight Resources, Nevada Pacific Gold, Coral Gold, Tone Resources and other selected public companies considered to be relevant;

37.	Public information with respect to other transactions of a comparable nature considered to be relevant;

38.	Public information regarding the industries in which U.S. Gold and the Companies operate;

39.	Representations contained in a certificate addressed to us, dated as of the date hereof, from senior officers of U.S. Gold as to the completeness and accuracy of the information upon which the Fairness Opinion is based; and

40.	Such other corporate, industry and financial market information, investigations and analyses as Wellington West considered necessary or appropriate in the circumstances.

Wellington West has not, to the best of its knowledge, been denied access by U.S. Gold to any information requested by Wellington West.

ASSUMPTIONS AND LIMITATIONS

Wellington West has not been asked to prepare and has not prepared a formal valuation or appraisal of the securities or assets of U.S. Gold, any of the Target Companies, or any of their respective associates or affiliates, and this opinion should not be construed as such. We have, however, conducted such analyses, investigation, research, and testing of assumptions as were considered by us to be necessary in the preparation of this Fairness Opinion. In addition, this Fairness Opinion is not, and should not be construed as, advice as to the price at which securities of U.S. Gold or the Target Companies, after giving effect to the Proposed Acquisitions, may trade at a future date. Wellington West was not engaged to review any legal, tax or accounting aspects of the Agreements.

With the Special Committee’s approval and as provided for in the Engagement Agreement, Wellington West has relied upon the completeness, accuracy and fair presentation of all of the financial and other information, data, advice, opinions or representations obtained by it from public sources, and senior management of U.S. Gold and their respective consultants and advisors (collectively, the “Information”). The Fairness Opinion is conditional upon such completeness, accuracy and fair presentation of such Information. Subject to the exercise of professional judgment and except as expressly described herein, we have not attempted to verify independently the completeness, accuracy or fair presentation of any of the Information. In preparing the Fairness Opinion, we have not been provided with direct access to the Target Companies or their respective managements, and have relied, with your permission, solely on publicly available information relating to the Target Companies.

We have assumed that one or more of the Proposed Acquisitions will be consummated on the terms described in the U.S. Gold preliminary proxy statement dated October 26, 2006. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Acquisitions will be obtained without any adverse effect on U.S. Gold or the Target Companies or the contemplated benefits of the Proposed Acquisitions.

Senior officers of the Company have represented to Wellington West in a certificate delivered as of the date hereof, among other things, that (i) the Information provided orally by, or in the presence of, an officer or employee of U.S. Gold or in writing by U.S. Gold to Wellington West relating to U.S. Gold or the Proposed Acquisitions for

5

the purpose of preparing this Fairness Opinion was, at the date the Information was provided to Wellington West, and is, except as has been disclosed in writing to Wellington West, complete, true and correct in all material respects, and did not and does not contain any untrue statement of material fact in respect of U.S. Gold or the Proposed Acquisitions, necessary to make the information not misleading in light of the circumstances under which the Information was made or provided; and (ii) since the dates on which the Information was provided to Wellington West, except as disclosed in writing to Wellington West, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of U.S. Gold and no material change has occurred in the Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Fairness Opinion.

The Fairness Opinion is rendered on the basis of securities markets, economic, financial and general business conditions prevailing as at the date hereof and the condition and prospects, financial and otherwise, of U.S. Gold and its subsidiaries and affiliates, as they were reflected in the Information and as they have been represented to Wellington West in discussions with management of U.S. Gold. In its analyses and in preparing the Fairness Opinion, Wellington West made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Wellington West or any party involved in the Proposed Acquisitions.

The Fairness Opinion has been provided for the use of the Special Committee and the Board of Directors of U.S. Gold and does not constitute a recommendation as to how any shareholder should vote with respect to matters related to the Proposed Acquisitions. The Fairness Opinion is given as of the date hereof, and Wellington West disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Fairness Opinion which may come or be brought to Wellington West’s attention after the date hereof. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting the Fairness Opinion after the date hereof, Wellington West reserves the right to change, modify or withdraw the Fairness Opinion.

Our opinion is limited to the fairness, from a financial point of view, to U.S. Gold of the Exchange Ratios and we do not address the merits of the underlying decision by U.S. Gold to engage in the Proposed Acquisitions. The Fairness Opinion is not to be construed as a recommendation to any securityholder as to whether to tender or vote its securities in favour of the Proposed Acquisitions.

FAIRNESS ANALYSIS

In rendering this Fairness Opinion, Wellington West has considered and performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant assumptions and methods of financial analysis and the application of these methods to the particular circumstances and, therefore, a fairness opinion is not necessarily susceptible to partial analysis or summary description. Qualitative judgments were made based upon Wellington West’s assessment of the surrounding factual circumstances relating to the Proposed Acquisitions and Wellington West’s analysis of such factual circumstances in its best judgment. Any attempt to select portions of Wellington West’s analysis or of the factors considered, without considering all of the analysis employed and factors considered, would likely create an incomplete and misleading view of the process underlying this Fairness Opinion. This Fairness Opinion should be read in its entirety.

6

FAIRNESS CONCLUSION

Based upon and subject to the foregoing, Wellington West is of the opinion that, as of December 11, 2006, the Consideration payable in the Proposed Acquisitions, and each of the Exchange Ratios, is fair, from a financial point of view, to U.S. Gold and its shareholders.

Yours very truly,

/s/  Wellington West Capital Markets

Wellington West Capital Markets Inc.

ANNEX H
PROXY CARD
U.S. GOLD CORPORATION
This Proxy is solicited by the Board of Directors for the
Special Meeting of Shareholders to be held March 15, 2007
The undersigned hereby appoints Robert R. McEwen and William F. Pass, and each of them, with full power of substitution, as attorneys in fact, agents and proxies for the undersigned to vote all of the shares of common stock, no par value, of U.S. Gold Corporation (“U.S. Gold”), that the undersigned is entitled to vote at the special meeting of shareholders to be held at the Warwick Hotel, 1776 Grant Street, Denver, Colorado 80203 at 2:00 p.m., local time, on March 15, 2007, and at any and all adjournments or postponements thereof as indicated below.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6 and 7.
The undersigned shareholder acknowledges receipt from U.S. Gold prior to the execution of this proxy of the Notice of Special Meeting of Shareholders to be held on March 15, 2007, and a proxy statement relating to the business to be addressed at the meeting.
THE UNDERSIGNED HEREBY REVOKES ANY PREVIOUS PROXIES WITH RESPECT TO THE
MATTERS COVERED BY THIS PROXY.
Whether or not you plan to attend the special meeting, please mark, sign, date and return the proxy card promptly using the enclosed postage paid envelope. See reverse for voting instructions.
There are two ways to submit your proxy:
Submitting your proxy by the Internet authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
SUBMIT YOUR PROXY BY INTERNET — www.VoteProxyOnline.com — QUICK *** EASY *** IMMEDIATE
•	Use the Internet to submit your proxy 24 hours a day, 7 days a week, until 12:00 Midnight (Eastern Time) on March 13, 2007.
•	Enter your control number as instructed on the logon page.
SUBMIT YOUR PROXY BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.
If you submit your proxy by Internet, please do not mail your proxy card.

The Board of Directors unanimously recommends a vote “FOR” Proposals 1, 2, 3 and 7, and recommends by unanimous vote of the directors voting a vote “FOR” Proposals 4, 5 and 6.
1.	To approve an amendment to U.S. Gold’s Articles of Incorporation that removes provisions related to corporate opportunities to allow your board of directors to adopt and maintain an updated corporate opportunity policy.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	To approve amendments to U.S. Gold’s Articles of Incorporation that update the Articles of Incorporation by replacing vague and outdated references to statutory provisions with references to current statutory provisions.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To approve an amendment to U.S. Gold’s Articles of Incorporation that creates a new class of U.S. Gold stock comprised of one share of preferred stock, designated as Series A Special Voting Preferred Stock, no par value, to be issued in connection with the Proposed Acquisitions and for the purposes further described in the proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	To approve the issuance of up to 21,115,593 exchangeable shares of Canadian Exchange Co., and the issuance of an equivalent number of shares of common stock of U.S. Gold upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of Nevada Pacific.

☐ FOR	☐ AGAINST	☐ ABSTAIN

H-1

5.	To approve the issuance of up to 6,743,825 exchangeable shares of Canadian Exchange Co., and the issuance of an equivalent number of shares of common stock of U.S. Gold upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of Tone Resources.

☐ FOR	☐ AGAINST	☐ ABSTAIN
6.	To approve the issuance of up to 23,659,640 exchangeable shares of Canadian Exchange Co., and the issuance of an equivalent number of shares of common stock of U.S. Gold upon exchange of such exchangeable shares, in connection with the offer to purchase all of the outstanding common shares of White Knight.

☐ FOR	☐ AGAINST	☐ ABSTAIN
7.	To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve and adopt any of Proposals 1 through 6.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Address change? Mark Box ☐ Indicate changes below:	Please sign exactly as your name appears on this card. Joint owners should each sign personally. Corporation proxies should be signed in corporate name by an authorized officer. Executors, administrators, trustees or guardians should give their title when signing.

Date:

Signature(s):

H-2